FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-283864-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED FEBRUARY 18, 2026, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS

$583,124,000 (Approximate)

Benchmark 2026-B42 Mortgage Trust

(Central Index Key Number 0002110410)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

UBS AG

(Central Index Key Number 0001685185)

Bank of Montreal

(Central Index Key Number 0000927971)

Sponsors and Mortgage Loan Sellers

Benchmark 2026-B42 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2026-B42

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the Benchmark 2026-B42 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-B42 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) will represent the ownership interests in the issuing entity, Benchmark 2026-B42 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in April 2026. The rated final distribution date for each class of offered certificates is the distribution date in March 2059.

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$8,602,000		[__]%	[__](3)	May 2029
Class A-2	$7,560,000		[__]%	[__](3)	June 2029
Class A-4	(4)		[__]%	[__](3)	(4)
Class A-5	(4)		[__]%	[__](3)	(4)
Class A-SB	$26,371,000		[__]%	[__](3)	September 2035
Class X-A	$496,276,000	(5)	[__]%	Variable(6)	February 2036
Class X-B	$86,848,000	(5)	[__]%	Variable(6)	February 2036
Class A-S	$86,848,000		[__]%	[__](3)	February 2036

(Footnotes on table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Drexel Hamilton, LLC and Mischler Financial Group, Inc. will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC and BMO Capital Markets Corp. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 41.1% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 28.2% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 18.5% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 7.9% of each class of offered certificates, UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 2.3% of each class of offered certificates, BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 2.0% of each class of offered certificates, and Drexel Hamilton, LLC and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 12, 2026. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from March 1, 2026, before deducting expenses payable by the depositor.

Deutsche Bank Securities	Goldman Sachs & Co. LLC	UBS Securities LLC	BMO Capital Markets	Barclays	Citigroup
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager				Mischler Financial Co-Manager

February [_], 2026

(THIS PAGE INTENTIONALLY LEFT BLANK)

SUMMARY OF CERTIFICATES

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(7)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(8)	Principal Window (months)(8)
Offered Certificates
Class A-1	$8,602,000		30.000%	[_]%	[_](3)	May 2029	1.81	1 – 38
Class A-2	$7,560,000		30.000%	[_]%	[_](3)	June 2029	3.26	38 – 39
Class A-4	(4)		30.000%	[_]%	[_](3)	(4)	[_](4)	[_](4)
Class A-5	(4)		30.000%	[_]%	[_](3)	(4)	[_](4)	[_](4)
Class A-SB	$26,371,000		30.000%	[_]%	[_](3)	September 2035	6.62	39 – 114
Class X-A	$496,276,000	(5)	N/A	[_]%	Variable(6)	February 2036	N/A	N/A
Class X-B	$86,848,000	(5)	N/A	[_]%	Variable(6)	February 2036	N/A	N/A
Class A-S	$86,848,000		17.750%	[_]%	[_](3)	February 2036	9.93	119 – 119
Non-Offered Certificates(9)
Class X-F(10)	$13,293,000	(5)	N/A	[_]%	Variable(6)	March 2036	N/A	N/A
Class B	$31,904,000		13.250%	[_]%	[_](3)	February 2036	9.93	119 – 119
Class C	$24,814,000		9.750%	[_]%	[_](3)	March 2036	9.98	119 – 120
Class D	$7,089,000		8.750%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class E	$12,407,000		7.000%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class F(10)	$13,293,000		5.125%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class G-RR(10)	$7,976,000		4.000%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class J-RR	$21,269,000		1.000%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class K-RR	$7,090,365		0.000%	[_]%	[_](3)	March 2036	10.01	120 – 120
Class S(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
VRR Interest(13)	$20,235,347	(14)	N/A	[_]%	[_](15)	March 2036	9.52	1 – 120

(1)	Approximate, subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above. The VRR Interest is not offered by this prospectus.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The pass-through rates for the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “principal balance certificates”), in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs (the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate, but in any case not less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(4)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $453,743,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $189,709,000	NAP – December 2035	NAP – 9.63	NAP / 111 – 117
Class A-5	$264,034,000 – $453,743,000	February 2036	9.81 – 9.73	117 – 119 / 111 – 119
(5)	The Class X-A, Class X-B and Class X-F certificates (collectively, the “Class X certificates” and, together with the principal balance certificates and the Class S certificates, the “non-VRR certificates” and, together with the VRR Interest and the Class R certificates, the “certificates”) will not have certificate balances. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class A-S certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	Each class of Class X certificates will not be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.
(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest on the one hand, and the principal balance certificates on the other hand, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates”.

(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the chart set forth in footnote (4) above.
(9)	The classes of certificates set forth under “Non-Offered Certificates” in the table above are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.
(10)	The initial certificate balance of each of the Class F and Class G-RR certificates, and the notional amount of the Class X-F certificates, is subject to change based on final pricing of all non-VRR certificates and the VRR Interest and the final determination of the Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR certificates”) that will be retained by the retaining third-party purchasers in partial satisfaction of the retention obligations of German American Capital Corporation, in its capacity as “retaining sponsor”. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention”.
(11)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than the Non-VRR percentage of any excess interest.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC (other than the Cummins Station Loan REMIC), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(13)	German American Capital Corporation, as retaining sponsor, is expected to acquire from the depositor, on the closing date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”). The VRR Interest represents the right to receive a specified percentage (to be determined as described in footnote (14) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the non-VRR certificates and the VRR Interest on each Distribution Date. For more information regarding the VRR Interest, see “Credit Risk Retention”. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. The VRR Interest is a class of certificates.
(14)	The initial certificate balance of the VRR Interest is subject to change depending on the final pricing of all classes of certificates with the final initial certificate balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial certificate balance of the VRR Interest is reduced, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial certificate balance of the VRR Interest. If the initial certificate balance of the VRR Interest is increased, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial certificate balance of the VRR Interest. For a further description, see “Credit Risk Retention”.
(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	14
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	15
SUMMARY OF TERMS	25
SUMMARY OF RISK FACTORS	63
Risks Relating to the Mortgage Loans	63
Risks Relating to Conflicts of Interest	64
Other Risks Relating to the Certificates	64
RISK FACTORS	65
Risks Related to Market Conditions and Other External Factors	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	65
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial, Multifamily and Manufactured Housing Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
Retail Properties Have Special Risks	74
Self Storage Properties Have Special Risks	76
Office Properties Have Special Risks	77
Multifamily Properties Have Special Risks	78
Residential Cooperative Properties Have Special Risks	82
Mixed Use Properties Have Special Risks	87
Hospitality Properties Have Special Risks	87
Manufactured Housing Community Properties Have Special Risks	90
Risks Relating to Enforceability of Cross-Collateralization	91
Condominium Ownership May Limit Use and Improvements	92

Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	94
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	95
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	95
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	97
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	98
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	99
Risks Related to Zoning Non-Compliance and Use Restrictions	101
Risks Relating to Inspections of Properties	102
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	102
Insurance May Not Be Available or Adequate	102
Terrorism Insurance May Not Be Available for All Mortgaged Properties	105
Risks Associated with Blanket Insurance Policies or Self-Insurance	106
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	107
Limited Information Causes Uncertainty	107
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	107

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	108
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	109
Static Pool Data Would Not Be Indicative of the Performance of this Pool	110
Appraisals May Not Reflect Current or Future Market Value of Each Property	110
Seasoned Mortgage Loans Present Additional Risk of Repayment	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	112
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	115
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	117
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Mortgage Loans Subject to Early Defeasance	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	120
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Risks of Anticipated Repayment Date Loans	120
Borrower May Be Unable To Repay Remaining Principal

Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Risks Related to Ground Leases and Other Leasehold Interests	122
Leased Fee Properties Have Special Risks	124
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City	124
Increases in Real Estate Taxes May Reduce Available Funds	125
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	125
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	126
Risks Related to Conflicts of Interest	126
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
The Servicing of the Servicing Shift Whole Loans	128
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	129
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	130
Potential Conflicts of Interest of the Operating Advisor	133
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	134

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	136
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	138
Other Potential Conflicts of Interest May Affect Your Investment	138
Other Risks Relating to the Certificates	139
The Certificates Are Limited Obligations	139
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	139
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	140
Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates	143
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	146
Risks Relating to Modifications of the Mortgage Loans	151
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	152
Payments Allocated to the VRR Interest Will Not Be Available to Make

Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	153
Risks Relating to Interest on Advances and Special Servicing Compensation	153
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	153
The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	154
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	156
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	156
General Risk Factors	158
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	158
The Certificates May Not Be a Suitable Investment for You	158
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	159
Other Events May Affect the Value and Liquidity of Your Investment	159
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	160
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have

Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub Servicing Agreement	164
DESCRIPTION OF THE MORTGAGE POOL	164
General	164
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	165
Cummins Station Mortgage Loan	166
Certain Calculations and Definitions	166
Definitions	167
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	174
Mortgage Pool Characteristics	177
Overview	177
Property Types	177
Specialty Use Concentrations.	182
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	183
Geographic Concentrations	185
Mortgaged Properties With Limited Prior Operating History	185
Tenancies-in-Common or Diversified Ownership	186
Condominium and Other Shared Interests	186
Residential Cooperatives	187
Fee & Leasehold Estates; Ground Leases	187
Environmental Considerations	190
Redevelopment, Renovation and Expansion	198
Assessment of Property Value and Condition	199
Litigation and Other Considerations	199
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	201
Loan Purpose	201
Default History, Bankruptcy Issues and Other Proceedings	201
Tenant Issues	203
Tenant Concentrations	203
Lease Expirations and Terminations	203
Purchase Options and Rights of First Refusal	210
Affiliated Leases	211
Insurance Considerations	212
Use Restrictions	213
Appraised Value	214
Non-Recourse Carveout Limitations	215
Real Estate and Other Tax Considerations	216

Delinquency Information	218
Certain Terms of the Mortgage Loans	218
Amortization of Principal	218
Due Dates; Mortgage Rates; Calculations of Interest	218
ARD Loans	219
Single Purpose Entity Covenants	219
Prepayment Protections and Certain Involuntary Prepayments	220
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	223
Defeasance; Collateral Substitution	225
Partial Releases	226
Substitutions	230
Escrows	230
Mortgaged Property Accounts	230
Delaware Statutory Trusts	231
Exceptions to Underwriting Guidelines	231
Additional Indebtedness	232
General	232
Whole Loans	233
Mezzanine Indebtedness	233
Preferred Equity	234
Other Secured Indebtedness	234
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	235
Other Unsecured Indebtedness	237
The Whole Loans	238
General	238
The Serviced Pari Passu Whole Loans	243
The Non-Serviced Pari Passu Whole Loans	245
The Non-Serviced AB Whole Loan	248
Additional Information	256
TRANSACTION PARTIES	256
The Sponsors and Mortgage Loan Sellers	256
German American Capital Corporation	257
Citi Real Estate Funding Inc.	265
Goldman Sachs Mortgage Company	274
National Cooperative Bank, N.A.	283
Barclays Capital Real Estate Inc.	290
UBS AG New York Branch	296
Bank of Montreal	303
Compensation of the Sponsors	312
The Depositor	312
The Issuing Entity	313

The Trustee and Certificate Administrator	314
The Master Servicers	316
Midland Loan Services, a Division of PNC Bank, National Association	316
National Cooperative Bank, N.A.	320
The Special Servicers	324
K-Star Asset Management LLC	324
National Cooperative Bank, N.A.	327
The Operating Advisor and Asset Representations Reviewer	329
CREDIT RISK RETENTION	331
Qualifying CRE Loans	332
The VRR Interest	332
Material Terms of the VRR Interest	332
HRR Certificates	334
General	334
Retaining Third-Party Purchasers	335
Material Terms of the HRR Certificates	336
Determination of Amount of Required Horizontal Credit Risk Retention	336
Hedging, Transfer and Financing Restrictions	343
Operating Advisor	344
Representations and Warranties	344
DESCRIPTION OF THE CERTIFICATES	347
General	347
Distributions	350
Method, Timing and Amount	350
Available Funds	351
Priority of Distributions	352
Pass-Through Rates	355
Interest Distribution Amount	357
Principal Distribution Amount	358
Certain Calculations with Respect to Individual Mortgage Loans	359
Excess Interest	360
Application Priority of Mortgage Loan Collections or Whole Loan Collections	360
Allocation of Yield Maintenance Charges and Prepayment Premiums	363
Assumed Final Distribution Date; Rated Final Distribution Date	365
Prepayment Interest Shortfalls	365
Subordination; Allocation of Realized Losses	367
Reports to Certificateholders; Certain Available Information	369
Certificate Administrator Reports	369
Information Available Electronically	375

Voting Rights	379
Delivery, Form, Transfer and Denomination	379
Denomination	379
Book-Entry Registration	380
Definitive Certificates	382
Certificateholder Communication	383
Access to Certificateholders’ Names and Addresses	383
Requests to Communicate	383
List of Certificateholders	384
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	384
General	384
Dispute Resolution Provisions	394
Asset Review Obligations	394
POOLING AND SERVICING AGREEMENT	394
General	394
Assignment of the Mortgage Loans	395
Servicing Standard	396
Subservicing	397
Advances	398
P&I Advances	398
Servicing Advances	399
Nonrecoverable Advances	400
Recovery of Advances	401
Accounts	402
Withdrawals from the Collection Account	404
Servicing and Other Compensation and Payment of Expenses	407
General	407
Master Servicing Compensation	412
Special Servicing Compensation	414
Disclosable Special Servicer Fees	419
Certificate Administrator and Trustee Compensation	419
Operating Advisor Compensation	420
Asset Representations Reviewer Compensation	420
CREFC® Intellectual Property Royalty License Fee	421
Appraisal Reduction Amounts	422
Maintenance of Insurance	428
Modifications, Waivers and Amendments	432
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	439
Inspections	440
Collection of Operating Information	441
Special Servicing Transfer Event	441
Asset Status Report	443
Realization Upon Mortgage Loans	447
Sale of Defaulted Loans and REO Properties	449

The Directing Holder	452
General	452
Major Decisions	454
Asset Status Report	458
Replacement of the Special Servicer	459
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	459
Servicing Override	461
Rights of Holders of Companion Loans	461
Limitation on Liability of Directing Holder	462
The Operating Advisor	463
General	463
Duties of the Operating Advisor at All Times	463
Annual Report	465
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	466
Recommendation of the Replacement of the Special Servicer	467
Eligibility of Operating Advisor	467
Other Obligations of Operating Advisor	468
Delegation of Operating Advisor’s Duties	468
Termination of the Operating Advisor With Cause	469
Rights Upon Operating Advisor Termination Event	470
Waiver of Operating Advisor Termination Event	470
Termination of the Operating Advisor Without Cause	470
Resignation of the Operating Advisor	471
Operating Advisor Compensation	471
The Asset Representations Reviewer	471
Asset Review	471
Eligibility of Asset Representations Reviewer	476
Other Obligations of Asset Representations Reviewer	477
Delegation of Asset Representations Reviewer’s Duties	477
Assignment of Asset Representations Reviewer’s Rights and Obligations	477

Asset Representations Reviewer Termination Events	478
Rights Upon Asset Representations Reviewer Termination Event	479
Termination of the Asset Representations Reviewer Without Cause	479
Resignation of Asset Representations Reviewer	479
Asset Representations Reviewer Compensation	480
Limitation on Liability of the Risk Retention Consultation Party	480
Replacement of the Special Servicer Without Cause	480
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	483
Termination of the Master Servicer and the Special Servicer for Cause	484
Servicer Termination Events	484
Rights Upon Servicer Termination Event	486
Waiver of Servicer Termination Event	488
Resignation of the Master Servicer and Special Servicer	488
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	488
Limitation on Liability; Indemnification	489
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	491
Dispute Resolution Provisions	492
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	492
Repurchase Request Delivered by a Party to the PSA	492
Resolution of a Repurchase Request	493
Mediation and Arbitration Provisions	496
Servicing of the Non-Serviced Mortgage Loans	497
General	497
Servicing of the BioMed MIT Portfolio Mortgage Loan	500

Servicing of the Servicing Shift Mortgage Loans	500
Rating Agency Confirmations	501
Evidence as to Compliance	503
Limitation on Rights of Certificateholders to Institute a Proceeding	504
Termination; Retirement of Certificates	504
Amendment	506
Resignation and Removal of the Trustee and the Certificate Administrator	508
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	510
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	510
New York	510
California	510
Arizona	511
General	511
Types of Mortgage Instruments	511
Leases and Rents	512
Personalty	512
Foreclosure	512
General	512
Foreclosure Procedures Vary from State to State	513
Judicial Foreclosure	513
Equitable and Other Limitations on Enforceability of Certain Provisions	513
Nonjudicial Foreclosure/Power of Sale	513
Public Sale	514
Rights of Redemption	515
Anti-Deficiency Legislation	515
Leasehold Considerations	515
Cooperative Shares	516
Bankruptcy Laws	516
Environmental Considerations	523
General	523
Superlien Laws	523
CERCLA	523
Certain Other Federal and State Laws	523
Additional Considerations	524
Due-on-Sale and Due-on-Encumbrance Provisions	524
Subordinate Financing	525
Default Interest and Limitations on Prepayments	525
Applicability of Usury Laws	525
Americans with Disabilities Act	525
Servicemembers Civil Relief Act	526

Anti-Money Laundering, Economic Sanctions and Bribery	526
Potential Forfeiture of Assets	527
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	527
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	529
USE OF PROCEEDS	529
YIELD AND MATURITY CONSIDERATIONS	530
Yield Considerations	530
General	530
Rate and Timing of Principal Payments	530
Losses and Shortfalls	531
Certain Relevant Factors Affecting Loan Payments and Defaults	532
Delay in Payment of Distributions	533
Yield on the Certificates with Notional Amounts	533
Weighted Average Life	533
Pre-Tax Yield to Maturity Tables	538
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	540
General	540
Qualification as a REMIC	541
Status of Offered Certificates	543
Taxation of Regular Interests	543
General	543
Original Issue Discount	543
Acquisition Premium	545
Market Discount	545
Premium	546
Election To Treat All Interest Under the Constant Yield Method	547
Treatment of Losses	547
Yield Maintenance Charges and Prepayment Provisions	548
Sale or Exchange of Regular Interests	548
Taxes That May Be Imposed on a REMIC	549
Prohibited Transactions	549
Net Income from Foreclosure Property	549
REMIC Partnership Representative	550
Taxation of Certain Foreign Investors	550
FATCA	551
Backup Withholding	551
Information Reporting	552
3.8% Medicare Tax on “Net Investment Income”	552
Reporting Requirements	552

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	552
METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)	554
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	556
WHERE YOU CAN FIND MORE INFORMATION	556
FINANCIAL INFORMATION	557
CERTAIN ERISA CONSIDERATIONS	557
General	557
Plan Asset Regulations	558
Administrative Exemption	558
Insurance Company General Accounts	560
LEGAL INVESTMENT	561
LEGAL MATTERS	562
RATINGS	562
INDEX OF DEFINED TERMS	564

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BARCLAYS CAPITAL REAL ESTATE INC., UBS AG NEW YORK BRANCH AND BANK OF MONTREAL MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-4	EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-5	EXCEPTIONS TO UBS AG NEW YORK BRANCH MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-6	EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-1	NATIONAL COOPERATIVE BANK, N.A. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO NCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE ACCESSED ELECTRONICALLY AT HTTP://WWW.SEC.GOV.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN ANY REGULATORY REQUIREMENTS APPLICABLE TO THE MARKETING, HOLDING AND SELLING OF, AND ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR CMBS GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates”, which sets forth important statistical information relating to the certificates;
●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.
●	unless otherwise specified, references to the “master servicer” or the “special servicer” in this prospectus refer to the applicable master servicer or the applicable special servicer that acts as the master servicer or special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in this prospectus.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

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NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

UK PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED); AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR

(B)  A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF

ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

NONE OF THE ORIGINATORS, THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION (OR ANY OF THEIR RESPECTIVE AFFILIATES) INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUANCE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES (EACH AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION, OR REFRAIN FROM TAKING ANY ACTION, FOR PURPOSES OF, OR IN CONNECTION WITH, COMPLIANCE BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS SUBJECT TO THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

AS A RESULT, THE PRICE AND LIQUIDITY OF THE CERTIFICATES IN THE SECONDARY MARKET MAY BE ADVERSELY AFFECTED. THIS COULD ADVERSELY AFFECT YOUR ABILITY TO TRANSFER YOUR CERTIFICATES OR THE PRICE YOU MAY RECEIVE UPON YOUR SALE OF YOUR CERTIFICATES.

SEE “RISK FACTORS—GENERAL RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE CERTIFICATES”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”).

ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES,

NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 1 Columbus Circle, New York, New York 10019, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2026-B42 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors of this transaction are:
●	German American Capital Corporation, a Maryland corporation;
●	Citi Real Estate Funding Inc., a New York corporation;
●	Goldman Sachs Mortgage Company, a New York limited partnership;
●	National Cooperative Bank, N.A., a national banking association;
●	Barclays Capital Real Estate Inc., a Delaware corporation;
●	UBS AG New York Branch (referred to herein as “UBS AG”), an Office of the Comptroller of the Currency regulated branch of a foreign bank; and
●	Bank of Montreal, a Canadian chartered bank.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)
German American Capital Corporation	14	$ 222,850,000	30.6%
Citi Real Estate Funding Inc.	8	205,425,000	28.2%
Goldman Sachs Mortgage Company	7	135,161,970	18.5%
National Cooperative Bank, N.A.	25	76,577,043	10.5%
Barclays Capital Real Estate Inc.	4	57,824,871	7.9%
UBS AG	2	17,000,000	2.3%
Bank of Montreal.	2	14,362,829	2.0%
Total	62	$ 729,201,713	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were originated by an unaffiliated third-party and purchased by the respective mortgage loan seller on or prior to the closing date or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.
(2)	The sum of the numerical data in this column does not equal the indicated total due to rounding.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer with respect to thirty-seven (37) mortgage loans (89.5%). The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

National Cooperative Bank, N.A., a national banking association, will act as the master servicer with respect to twenty-five (25) mortgage loans (10.5%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202 .

Each master servicer will be responsible for the master servicing and administration of the applicable serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after a related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicers	K-Star Asset Management LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to thirty-seven (37) of the mortgage loans (89.5%). The principal special servicing offices of K-Star Asset Management LLC are located at 5949 Sherry Lane, Suite 1700, Dallas, Texas 75225.

National Cooperative Bank, N.A., a national banking association, is expected to act as the special servicer with respect to twenty-five (25) of the mortgage loans (10.5%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). The principal special servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202.

Each of K-Star Asset Management LLC and National Cooperative Bank, N.A. is expected to act as special servicer with respect to the applicable serviced mortgage loans (other than any applicable excluded special servicer loan) and any related serviced companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) is continuing and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to “major decisions”, “special servicer decisions” and other transactions and performing certain enforcement actions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. See “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause”. For the avoidance of doubt, with respect to a serviced mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

K-Star Asset Management LLC is expected to be appointed as the special servicer (other than with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A.) by KREF Securities Holdings, LLC (or its affiliate). It is anticipated that on the closing date, (i) KKR Real Estate Finance Holdings L.P. is expected to purchase and retain through KREF Securities Holdings, LLC, a “majority-owned affiliate”, 60.0% of the Class G-RR, Class J-RR, Class K-RR and Class S certificates (and it or an affiliate may purchase additional classes of certificates), (ii) Forethought Life Insurance Company, an Indiana insurer, is expected to purchase 40.0% of the Class G-RR, Class J-RR, Class K-RR and Class S certificates (and it or an affiliate may purchase additional classes of certificates), and (iii) KREF Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any applicable excluded loans and any servicing shift mortgage loan) and any related serviced companion loans. In addition. KREF Securities Holdings, LLC is also expected to consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder”.

K-Star Asset Management LLC, or its affiliate, assisted KREF Securities Holdings, LLC and Forethought Life Insurance Company (or their respective affiliates) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the related servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after a related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will be the trustee. The corporate trust office of Computershare Trust Company, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations). Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to any servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after a related servicing shift securitization date, the mortgagee of record with respect to any related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations), and for certificate transfer services, Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After any related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any servicing shift mortgage loans or applicable excluded loan) and any related serviced companion loans, as further described in this prospectus. The directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans will be the trust directing holder. The “trust directing holder” will generally be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the directing holder, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing holder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class G-RR, Class J-RR and Class K-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.

It is anticipated that on the closing date, (i) KKR Real Estate Finance Holdings L.P. will purchase and retain through KREF Securities Holdings, LLC, a “majority-owned affiliate”, 60.0% of the Class G-RR, Class J-RR, Class K-RR and Class S certificates (and it or any affiliate may purchase additional classes of certificates) (ii) Forethought Life Insurance Company, an Indiana insurer, will purchase 40.0% of the Class G-RR, Class J-RR, Class K-RR and Class S certificates (and it or any affiliate may purchase additional classes of certificates), and (iii) KREF Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any applicable excluded loans and any servicing shift mortgage loan) and any related serviced companion loans.

With respect to any servicing shift whole loan, the holder of the related controlling companion loan will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the controlling noteholder of the related servicing shift whole loan is expected to be the directing holder (or equivalent party) under the related servicing shift pooling and servicing agreement and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the trust directing holder related to this securitization transaction. The trust directing holder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting any servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Risk Retention

Consultation Party	The “risk retention consultation party” will be selected by Deutsche Bank AG, New York Branch as the holder of the VRR Interest. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any applicable excluded loan and servicing shift mortgage loan) and any related serviced companion loans, as further described in this prospectus. For the avoidance of doubt, the risk retention consultation party will not have any consultation rights with respect to any applicable excluded loan. Deutsche Bank AG, New York Branch (or an affiliate thereof) is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the person entitled to appoint the risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Non-Serviced Mortgage Loan

Related Parties	With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing holder (or equivalent party), operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in March 2026 (or, in the case of any mortgage loan that has its first due date after March 2026, the date that would have been its due date in March 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.
Closing Date	On or about March 12, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in April 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	Each class of offered certificates will have the assumed final distribution dates set forth below, which have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class A-1	May 2029
Class A-2	June 2029
Class A-4	NAP – December 2035(1)
Class A-5	February 2036
Class A-SB	September 2035
Class X-A	February 2036
Class X-B	February 2036
Class A-S	February 2036

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $189,709,000.

The rated final distribution date for each class of offered certificates will be the distribution date in March 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of Benchmark 2026-B42 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-B42 set forth below (referred to as the “offered certificates”):
●	Class A-1
●	Class A-2
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S

The certificates will consist of (i) the offered certificates and (ii) each class of non-offered certificates, which consists of the Class X-F, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR, Class S and Class R certificates and the VRR Interest (collectively referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates (other than the Class R certificates and the VRR Interest) are collectively referred to as the “non-VRR certificates”. The offered certificates and the non-offered certificates are collectively referred to as the “certificates”. The Class G-RR, Class J-RR and Class K-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Initial Certificate Balance or Notional Amount
Class A-1	$8,602,000
Class A-2	$7,560,000
Class A-4	(1)
Class A-5	(1)
Class A-SB	$26,371,000(2)
Class X-A	$496,276,000(3)
Class X-B	$86,848,000(3)
Class A-S	$86,848,000

(1)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial certificate balance of the Class A-4 certificates will be between $0 and $189,709,000, and the initial certificate balance of the Class A-5 certificates will be between $264,034,000 and $453,743,000.
(2)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.
(3)	The notional amount of each of the Class X-A and Class X-B certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such Class X certificates (or, if as a result of such pricing the pass-through rate of such Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such Class X certificates.

Pass-Through Rates

A. Offered Certificates	Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:
Class A-1	[_]%(1)
Class A-2	[_]%(1)
Class A-4	[_]%(1)
Class A-5	[_]%(1)
Class A-SB	[_]%(1)
Class X-A	[_]%(2)
Class X-B	[_]%(3)
Class A-S	[_]%(1)

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates for each distribution date, in each case, will be one of (i) a fixed per annum rate, (ii) the WAC rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate, but in any case not less than 0.000%.
(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.
(3)	The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the pass-through rate of the Class A-S certificates for that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates”.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (“actual/360 basis”), will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, (a) with respect to the master servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or sub-servicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to (1) other than with respect to any mortgage loan sold to the depositor by National Cooperative Bank, N.A., a per annum rate ranging from 0.001350% to 0.003750% and (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.0800% per annum and a primary servicing fee rate equal to 0.0000% per annum.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event is continuing (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month (other than with respect to any mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) or $2,500 (with respect to any mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) . The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan (and any related serviced companion loan) repurchased by a mortgage loan seller or other applicable party or that is subject to a loss of value payment or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% (or 0.50% with respect to the Fishers Twinbrook whole loan) of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loans will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to 0.01293%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (including non-serviced mortgage loans but excluding any companion loans) at a per annum rate equal to 0.00312%.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)
Non-Serviced Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(2)(3)	Special Servicing Fee Rate(2)(4)
525 7th Avenue	0.00125%	0.25%
Haverford Retail Partners Portfolio	0.00125%	0.25%
UOVO Evergreen	0.00125%	0.25%
BioMed MIT Portfolio	0.00010%	0.15%
Landstown Commons	0.00125%	0.25%
Cummins Station	0.00250%	0.25%
U-Haul AREC RW Portfolio	0.00125%	0.25%

(1)	Does not reflect the 50 West 23rd Street mortgage loan, a servicing shift mortgage loan. With respect to any servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.
(3)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.
(4)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A. Allocation Between VRR Interest

and Non-VRR Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holder of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the VRR Interest; and (b) the non-VRR certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as its “percentage allocation entitlement”.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the certificate balances of those classes, in the following priority:

(a)	First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex G;
(b)	Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

(c)	Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;
(d)	Fourth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero;
(e)	Fifth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero; and
(f)	Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of principal balance certificates, other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-S certificates, as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the non-offered certificates (other than the Class X-F, Class S and Class R certificates and the VRR Interest), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. A description of the interest entitlements of the VRR Interest can be found in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holder of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-F certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
**	The Class X-A, Class X-B and Class X-F certificates are interest-only certificates and the Class X-F certificates are not offered by this prospectus.
***	Other than the Class X-F, Class S and Class R certificates and the VRR Interest.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior principal balance certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of the holder of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-F or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the certificate balance of the VRR Interest.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest are required to be further allocated among the classes of non-VRR certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR Interest on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the priority of the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances but may in the special servicer’s discretion make such an advance on an urgent or emergency basis.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded annually, on the above described advances at the “Prime Rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%) as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan, until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 62 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee simple or sub-leasehold estate of the related borrower(s) in 123 commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $729,201,713.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-two (62) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”). Each of the pari passu companion loans and subordinate companion loans (if any) are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
215 Park Avenue South	$70,000,000	9.6%	$38,000,000	NAP	50.0%	2.18x	14.4%	50.0%	2.18x	14.4%
U-Haul Portfolio	$38,702,733	5.3%	$39,752,191	NAP	51.4%	1.47x	11.1%	51.4%	1.47x	11.1%
525 7th Avenue	$35,000,000	4.8%	$90,000,000	NAP	53.2%	1.84x	12.3%	53.2%	1.84x	12.3%
Fishers Twinbrook	$30,000,000	4.1%	$16,000,000	NAP	36.5%	3.35x	19.2%	36.5%	3.35x	19.2%
50 West 23rd Street	$30,000,000	4.1%	$53,000,000	NAP	39.9%	2.18x	15.3%	39.9%	2.18x	15.3%
Haverford Retail Partners Portfolio	$30,000,000	4.1%	$51,900,000	NAP	59.7%	2.04x	12.9%	59.7%	2.04x	12.9%
UOVO Evergreen	$28,000,000	3.8%	$77,000,000	NAP	54.9%	1.66x	9.9%	54.9%	1.66x	9.9%
BioMed MIT Portfolio	$13,000,000	1.8%	$834,000,000	$478,000,000	35.3%	2.75x	16.6%	55.2%	1.66x	10.6%
Landstown Commons	$8,400,000	1.2%	$65,000,000	NAP	69.8%	1.58x	10.5%	69.8%	1.58x	10.5%
Cummins Station	$7,500,000	1.0%	$127,500,000	NAP	58.8%	1.62x	12.0%	58.8%	1.62x	12.0%
U-Haul AREC RW Portfolio	$5,962,829	0.8%	$97,392,868	NAP	51.9%	1.40x	10.6%	51.9%	1.40x	10.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan, but excluding any related subordinate companion loans and any related mezzanine debt.
(2)	Calculated based on the balance of or debt service on, as applicable, the related whole loan (including any related subordinate companion loans), but excluding any related mezzanine debt.

Each of the 215 Park Avenue South, U-Haul Portfolio and Fishers Twinbrook whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans” and any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

The 50 West 23rd Street whole loan (a “servicing shift whole loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement or trust and servicing agreement, as applicable, entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, such servicing shift whole loan will be a “serviced whole loan”. On and after a related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling/Trust and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party(3)	Operating Advisor	Asset Representations Reviewer
525 7th Avenue	BBCMS 2025-C39	4.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Haverford Retail Partners Portfolio	BBCMS 2025-C39	4.1%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
UOVO Evergreen	BMO 2025-C13	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Citibank, N.A.	Wilmington Savings Fund Society, FSB,	RREF V – D AIV RR H, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
BioMed MIT Portfolio	BX 2025-LIFE	1.8%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Brookfield Asset Management Credit and Insurance Solutions Advisor LLC	N/A(4)	N/A(4)
Landstown Commons	BMO 2026-C14	1.2%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.	Wilmington Savings Fund Society, FSB,	RREF V – D AIV RR H, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Cummins Station	BANK5 2024-5YR8	1.0%	Trimont LLC	Greystone Servicing Company LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	660 RR Holdings LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
U-Haul AREC RW Portfolio	BMO 2026-C14	0.8%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.	Wilmington Savings Fund Society, FSB,	RREF V – D AIV RR H, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

(1)	Does not reflect the 50 West 23rd Street whole loan, which will be a servicing shift whole loan. With respect to any servicing shift whole loan, on and after the related servicing shift securitization date, such servicing shift whole loan will also be a non-serviced whole loan and the related mortgage loan will be a non-serviced mortgage loan.
(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has included, or is expected to include, the related controlling note for such whole loan.
(3)	The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.
(4)	The BX 2025-LIFE trust and servicing agreement does not provide for any operating advisor or asset representations reviewer or similar entity.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$729,201,713
Number of mortgage loans	62
Number of mortgaged properties	123
Range of Cut-off Date Balances	$997,810 to $70,000,000
Average Cut-off Date Balance	$11,761,318
Range of Mortgage Rates	5.2700% to 7.1550%
Weighted average Mortgage Rate	6.1146%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	119 months
Range of remaining terms to maturity(2)	39 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization term(2)	240 months to 480 months
Weighted average original amortization term(2)	351 months
Range of remaining amortization terms(2)	236 months to 479 months
Weighted average remaining amortization term(2)	349 months
Range of LTV Ratios as of the Cut-off Date(3)(4)(5)	2.0% to 70.3%
Weighted average LTV Ratio as of the Cut-off Date(3)(4)(5)	50.1%
Range of LTV Ratios as of the maturity date/ARD(3)(4)(5)	1.7% to 70.3%
Weighted average LTV Ratio as of the maturity date/ARD(3)(4)(5)	47.7%
Range of UW NCF DSCR(4)(5)(6)	1.21x to 21.81x
Weighted average UW NCF DSCR(4)(5)(6)	2.57x
Range of UW NOI Debt Yield(4)(5)	9.1% to 160.9%
Weighted average UW NOI Debt Yield(4)(5)	17.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	67.3%
Amortizing Balloon	16.5%
Interest Only, Amortizing Balloon	10.1%
Amortizing Balloon – ARD	6.1%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date .
(3)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, each of the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio has been calculated using the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). However, with respect to five (5) mortgage loans (18.3%), the related cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio was calculated based upon a valuation other than an “as is” value for each related mortgaged property. The mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.”

For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”

(4)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(5)	In the case of eleven (11) mortgage loans (collectively, 40.7%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the BioMed MIT Portfolio mortgage loan (1.8%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 55.2%, 55.2%, 1.66x and 10.6%, respectively.
(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity date or anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity date or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Five (5) of the Mortgage Loans (14.0%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	Thirteen (13) mortgaged properties, securing, in whole or in part, three (3) mortgage loans (5.7%), (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are subject to a triple-net or modified gross lease with the related sole tenant or are leased fee properties and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	None of the mortgage loans vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with the underwriting standards of German American Capital Corporation or Deutsche Bank, AG, New York Branch, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Citi Real Estate Funding Inc. were originated in accordance with Citi Real Estate Funding Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. The Mortgage Loans to be contributed by Goldman Sachs Mortgage Company were originated in accordance with Goldman Sachs Mortgage Company’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by National Cooperative Bank, N.A. were originated in accordance with National Cooperative Bank, N.A.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”. The mortgage loans to be contributed by Barclays Capital Real Estate Inc. were originated in accordance with Barclays Capital Real Estate Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”. The mortgage loans to be contributed by UBS AG were originated in accordance with UBS AG’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”. The mortgage loans to be contributed by Bank of Montreal were originated in accordance with Bank of Montreal’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which German American Capital Corporation, as retaining sponsor, intends to satisfy the credit risk retention requirements of the credit risk retention rules, see “Credit Risk Retention”.

EU Securitization Rules

and UK Securitization Rules	None of the originators, the sponsors, the depositor, the issuing entity, the underwriters or any other party to the transaction (or any of their respective affiliates) intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (each as defined below). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules.

As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates.

See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Recursion Co., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, LSEG, CRED iQ and KBRA Analytics, LLC;

●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland (with respect to Midland Loan Services, a Division of PNC Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage Loans;

Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trust or any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and, together with the Cummins Station Loan REMIC (as defined below), the “Trust REMICs”) for federal income tax purposes.

Pursuant to a REMIC declaration effective as of July 22, 2025 (the “Cummins Station REMIC Declaration”) a REMIC election was designated to be made with respect to the Cummins Station Mortgage Loan (the “Cummins Station Loan REMIC”).

In addition, (1) the portions of the issuing entity consisting of the excess interest accrued on a mortgage loan with an anticipated repayment date and the related distribution account and the VRR Interest Upper-Tier Regular Interests and distributions thereon will be classified as a trust under Treasury Regulations section 301.7701-4(c), (the “Grantor Trust”) and (2) (a) the VRR Interest will represent undivided beneficial interests in both the VRR Interest Upper-Tier Regular Interest and the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 672 of the Code, and (b) the Class S certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

The Class R certificates will represent beneficial ownership of the residual interests in each Trust REMIC other than the Cummins Station Loan REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will be issued with original issue discount, the Class [_] certificates will be issued with de minimis original issue discount and the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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SUMMARY OF RISK FACTORS

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the related borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, self storage, office, multifamily, residential cooperative, mixed use, hospitality and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the related borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Furthermore, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial, Multifamily and Manufactured Housing Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and/or manufactured housing properties. The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the ExchangeRight Net Leased Portfolio #74 mortgaged properties (collectively, 3.7%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to the Bankruptcy Code, there are limitations on a lessor’s ability to collect damages for lease rejection and full recovery may not be possible.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;
●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;
●	if the related borrower fails to provide a designated number of parking spaces;
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;
●	if the tenant is unable to exercise an expansion right;
●	if the landlord defaults on its obligations under the lease;
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;
●	if significant or specified tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;
●	in the case of government sponsored tenants, any time or for lack of appropriations;
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity; or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Government Tenants Have Special Risks. With respect to tenants that constitute United States government agencies or entities, generally if the related mortgaged property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related mortgaged properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the mortgaged property and the borrowers required by certain United States agencies.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there may be no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and we cannot assure you that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

In addition, certain of the mortgage loans secured by self-storage properties may be specialized facilities, such as art storage facilities, that may be subject to certain risks that are different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Certain of the mortgaged properties may contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect the related borrower(s)’ ability to make payments on the applicable mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	certain multifamily and student housing properties may be master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution. In such event, the non-renewal of the master lease may result in a large number of units at the mortgaged property becoming vacant simultaneously.

Certain of the mortgage loans are secured by multifamily properties that may have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, in New York State, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. To qualify for CityFHEPS, a tenant’s income must be at or below 200% of the federal poverty level. Tenants under the CityFHEPS program must qualify for individual vouchers under the program. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. The tenants participating in the CityFHEPS program pay no more than 30% of their income as rent with the subsidy payments covering the remaining portion of the rent, but many families will have their entire rent covered by CityFHEPS and a cash assistance shelter allowance. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units owned by the cooperative sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the cooperative sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks”. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the related borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. For purposes of determining the Coop-Rental Value and Coop-LTV as Rental as set forth on Annex A-1, a residential cooperative property is valued as a multifamily rental property. The “Coop-Rental Value” is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property, and the “Coop-LTV as Rental” is the ratio, expressed as a percentage, of the Cut-off Date Balance to the Coop-Rental Value . In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the related borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and/or “—Retail Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.

We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties, apartment buildings and site built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning nonconformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1, representation and warranty number 31 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6 or Annex E-2, as applicable (subject to the limitations and qualifications set forth in the preamble to Annex D-1 and Annex E-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Manufactured housing community pads are often leased on a month-to-month (or in some cases shorter) basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs, provided, that the limitation on the rights of the related borrower with respect to a land condominium and the risks associated with such a condominium structure would be substantially the same as described above.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or “fee above a plane” structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship where one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and “fee above a plane” parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or “fee above a plane” structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In many cases, Flagstar does not meet the requirements for an eligible institution to act as a lockbox bank under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as may be required by the loan documents.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of the mortgaged properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, self storage, office, multifamily, residential cooperative and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Arizona and Maryland. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.

Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 40 in Annex E-1, representation and warranty number 43 on Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 or Annex F-2, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Goldman Sachs Mortgage Company”, “—National Cooperative Bank, N.A.”, “—Barclays Capital Real Estate Inc.”, “—UBS AG New York Branch“, “—Bank of Montreal”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as bank branches, restaurants and theaters, because of unique construction requirements of such properties, any vacant space would not be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 40 in Annex E-1, representation and warranty number 43 on Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 or Annex F-2, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impacts of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;
●	revolution;
●	terrorism;
●	nuclear, biological or chemical materials;
●	governmental actions;
●	floods and other water related causes;
●	earth movement, including earthquakes, landslides and mudflows;
●	wet or dry rot;
●	vermin; and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;
●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;
●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;
●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained. We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 16 in Annex D-1, representation and warranty number 16 in Annex E-1, representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 or Annex F-2, as applicable.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1, representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, respectively, for additional information.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

We cannot assure you that the conflicts arising where a borrower sponsor is affiliated with a tenant at the Mortgaged Property will not adversely impact the value of your Mortgage Loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—National Cooperative Bank, N.A.—Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor”, “—Barclays Capital Real Estate Inc.—Review of Barclays Mortgage Loans”, “—UBS AG New York Branch—Review of the UBS AG New York Branch Mortgage Loans” and “—Bank of Montreal—Review of the BMO Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay

Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus. With respect to each of the top 15 Mortgage Loans, the existence of such upfront fees is disclosed in Annex A-3.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values or similar hypothetical values, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Goldman Sachs Mortgage Company”, “—National Cooperative Bank, N.A.”, “—Barclays Capital Real Estate Inc.”, “—UBS AG New York Branch” and “—Bank of Montreal”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans, including appraisals, differs from that presented for other mortgage loans included in the issuing entity. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) of the mortgage loans (1.0%) is a seasoned mortgage loan that was originated approximately 21 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;
●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases (including each of the borrowers with respect to the residential cooperative loans) such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for substantive consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company in bankruptcy proceeding of one or more affiliates, making the company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1, representation and warranty number 31 on Annex E-1, representation and warranty number 33 on Annex F-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 31 in Annex D-1, representation and warranty number 31 in Annex E-1, representation and warranty number 33 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 or Annex F-2, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing holder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. If a tenant-in-common borrower has waived its right to partition, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Mortgage Loans Subject to Early Defeasance

In the case of the Cummins Station Mortgage Loan (1.0%), the related borrower is permitted to defease the mortgage loan prior to the second anniversary of the start-up date of the Cummins Station Loan REMIC containing such mortgage loan. In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related mortgage loan prior to the second anniversary of the start-up date of the Cummins Station Loan REMIC, the related mortgage loan seller, UBS AG, will be required to repurchase the Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding servicing advances and interest on advances accrued with respect to such mortgage loan. Any repurchase of the Early Defeasance Loan would have substantially the same effect on the certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the event UBS AG fails or is unable to purchase such mortgage loan prior to such early defeasance, the special servicer will be required to sell such mortgage loan and will be required to accept the highest offer received, and, in such event, the special servicer will be entitled to a liquidation fee. Depending on the price received from such liquidation, a loss to the issuing entity could result.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See

“Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Two (2) of the mortgage loans (6.1%) provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Although this feature may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. Excess interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, neither of which are offered by this prospectus. To the extent that payments are required to be made on a related subordinate companion loan or mezzanine loan prior to application of excess cash flow to repay an anticipated repayment date mortgage loan, the amount of excess cash flow available to repay such mortgage loan will be reduced. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans. In addition, with respect to any whole loan that is evidenced by notes with different interest rates, any allocation of principal to sequentially reduce the principal balance of the notes with lower interest rates before reducing down the principal balance of any notes with higher interest rates, may cause the per annum weighted average interest rate of the notes to increase over time, which would increase the debt service on the whole loan and may have an adverse effect on the borrower’s ability to make payments under the related whole loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 in Annex D-1, representation and warranty number 34 in Annex E-1, representation and warranty number 36 on Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations. For example, with respect to the 50 West 23rd Street Mortgage Loan (4.1%), the property manager, an affiliate of the borrower, employs all employees that manage the Mortgaged Property and such employment is affected by a union agreement. The property manager and/or the borrower may ultimately be responsible for contributions to multiemployer pension plans or withdrawal liability described above.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of German American Capital Corporation, one of the sponsors and an originator, Deutsche Bank AG, New York Branch, an originator, the holder of the VRR Interest and the initial risk retention consultation party and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, New York Branch is expected to hold the VRR Interest as described in “Credit Risk Retention”, and is (or is affiliated with the entity) expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or holder of the VRR Interest entitled to appoint the risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Deutsche Bank AG, New York Branch (as holder of the VRR Interest or risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, we cannot assure you that Deutsche Bank AG, New York Branch (as holder of the VRR Interest or risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans

The servicing of the 50 West 23rd Street whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identities of any such servicing shift master servicer or servicing shift special servicer have been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the related servicing shift master servicer or related servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the trust directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the trust directing holder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, it is possible that the Underwriter Entities may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on its behalf as the risk retention consultation party is an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) the depositor, (ii) German American Capital Corporation, a sponsor and an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and (iii) Deutsche Bank AG, New York Branch, an originator, the holder of the VRR Interest, the initial risk retention consultation party and the holder of the companion loans (if any) for which the noteholder is identified as “DBNY” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of (i) Goldman Sachs Bank USA, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and (ii) Goldman Sachs Mortgage Company, a sponsor. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BCREI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, affiliates of the underwriters are holders of companion loans as described in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing holder any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KREF Securities Holdings, LLC (or its affiliate) is expected to (i) appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans and (ii) purchase the Class G-RR, Class J-RR and Class K-RR certificates and receive the Class S certificates.

K-Star Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related serviced companion loans and it or an affiliate assisted each of KKR Real Estate Finance Holdings L.P. and Forethought Life Insurance Company (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of its business, Park Bridge Lender Services LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the duties of Park Bridge Lender Services LLC as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that KREF Securities Holdings, LLC (or its affiliate) will be appointed as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any applicable excluded loan and any servicing shift mortgage loan). The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded special servicer loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing holder (other than with respect to any non-serviced mortgage loan, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any servicing shift mortgage loan or any applicable excluded loan) will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan or any servicing shift mortgage loan) or on behalf of the subordinate companion loan holders (in the case of any serviced AB whole loan, for so long as the related control appraisal period is not continuing) or the directing holder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing holder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing holder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing holder to replace any special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing holder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

The special servicer, in connection with obtaining the consent of, or upon non-binding consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of), the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift securitization date, by the holder of the related controlling pari passu companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling pari passu companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or the holder of the majority of the controlling class (by certificate balance) (any such mortgage loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

KREF Securities Holdings, LLC (or its affiliate) is expected to (i) appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans and (ii) purchase the Class G-RR, Class J-RR and Class K-RR certificates and receive the Class S certificates. K-Star Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan and each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related serviced companion loans and it or an affiliate assisted each of KKR Real Estate Finance Holdings L.P. and Forethought Life Insurance Company (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), which are collectively referred to in this prospectus as the “Retaining Third-Party Purchasers” (see “Pooling and Servicing Agreement—The Directing Holder—General”), were required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the Retaining Third-

Party Purchasers were given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchasers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchasers or that the final pool as influenced by the Retaining Third-Party Purchasers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchasers’ certificates. Because of the differing subordination levels, the Retaining Third-Party Purchasers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchasers but that does not benefit other investors.

In addition, the Retaining Third-Party Purchasers may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The Retaining Third-Party Purchasers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting their due diligence. The Retaining Third-Party Purchasers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacity as owner of their certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchasers’ acceptance of a mortgage loan. The Retaining Third-Party Purchasers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

No Retaining Third-Party Purchaser will have any liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

It is anticipated that each of KKR Real Estate Finance Holdings L.P. and Forethought Life Insurance Company (or their affiliates) will be a Retaining Third-Party Purchaser and will appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than any applicable excluded loan, any serviced AB whole loan and any servicing shift mortgage loan) and any related serviced companion loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders”, “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

K-Star Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan and each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related serviced companion loans and it or an affiliate assisted each of KKR Real Estate Finance Holdings L.P. and Forethought Life Insurance Company (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date.

Because the incentives and actions of the Retaining Third-Party Purchasers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the Retaining Third-Party Purchasers’ due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder, the holder of the VRR Interest, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space or renting of hotel rooms, as applicable, in the mortgaged properties over the leasing or renting of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

If a mortgage loan is in default or undergoing special servicing, such relationships could disrupt the management of the related mortgaged property, which may adversely affect cash flow.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. We cannot assure you that an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity in distributions to certificateholders that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan documents may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Computershare Trust Company, National Association (“Computershare”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the pooling and servicing agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by a master servicer to make any advance required to be made under the pooling and servicing agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the pooling and servicing agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates

As described in this prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on such class of subordinate certificates will be subordinated to the rights of the holders of more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the senior certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-F certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB
Class X-B	Class A-S
Class X-F	Class F

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and

“Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and any servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction for so long as no control termination event is continuing and by the special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement, as applicable, may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation party and the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)           may take actions that favor its own interests or the interests of the holders of the controlling class or the holder of the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, the risk retention consultation party, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balances of the HRR Certificates or (ii) a control termination event has occurred and is continuing (or a control termination event would occur and be continuing if not for the last proviso in the definition of control termination event), (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or a servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender, taking into account the subordinate nature of any subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing holder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause for so long as no control termination event is continuing as described in this prospectus.

After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the principal balance certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) certificateholders holding more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-F, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates and the VRR Interest representing a majority of the aggregate outstanding certificate balance of all principal balance certificates and the VRR Interest whose holders voted on the matter; provided that holders of principal balance certificates and the VRR Interest that so voted on the matter (i) hold principal balance certificates and VRR Interest representing at least 20% of the outstanding certificate balance of all principal balance certificates and the VRR Interest on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances), and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

Additionally, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling pari passu companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Control Rights with respect to Servicing Shift Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans (except in the case of the BioMed MIT Portfolio whole loan), the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) other than during the continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-

lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to any mortgage loan being sold to the depositor by two or more mortgage loan sellers, each applicable mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one (but not all) of the related mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%) as published in The Wall Street Journal, compounded annually. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or that the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, or National Cooperative Bank, N.A., it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank. National Cooperative Bank, N.A., is a national banking association. The deposits of GS Bank and National Cooperative Bank, N.A. are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank or National Cooperative Bank, N.A. were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank or National Cooperative Bank, N.A. were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).

The transfers of the mortgage loans by GS Bank to Goldman Sachs Mortgage Company and by the sponsors to the depositor in connection with this offering are not expected to qualify for the FDIC Safe Harbor. The transfers by German American Capital Corporation, Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, Barclays Capital Real Estate Inc., UBS AG and Bank of Montreal are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

In the case of GS Bank, each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of GS Bank, such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Bank of Montreal originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization, and funded the origination or acquisition of such Mortgage Loans through its Chicago branch. Bank of Montreal’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If Bank of Montreal were to become subject to a receivership, the proceeding involving assets of Bank of Montreal’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary. In addition, Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of Bank of Montreal or its assets to protect the rights and interests of the depositors and creditors of Bank of Montreal, including making an application for a winding-up of Bank of Montreal or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of Bank of Montreal to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of Bank of Montreal under the transaction documents or in other modifications to such documents without Bank of Montreal’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be allowed to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Cummins Station Loan REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Cummins Station Loan REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Foreclosure property includes only the real property (ordinarily the land and the structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a

REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Cummins Station Loan REMIC and the Lower-Tier REMIC may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

State and Local Taxes Could Adversely Impact Your Investment. In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates. Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if such mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply. The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Changes in Tax Law; No Gross Up in Respect of the Certificates. Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the certificate administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither a borrower nor the issuing entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries. The current administration has recently been announcing and implementing new tariffs, some of which have gone into effect and others have been on hold temporarily, and other countries have been implementing new tariffs in response. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition, impacts on tariffs may have a material adverse impact on industrial and distribution warehouse properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Further, government shutdowns may result in non-payment or delays in payment of rent by government tenants. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, pandemics (including the COVID-19 pandemic), energy supply or price disruptions, political crises (including, without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby), natural disasters, climate change, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates. For instance, the sanctions, bans and other measures on Russia, Russian banks and other entities and individuals resulting from the recent Russo-Ukrainian conflict may lead to further global supply issues, increased oil and gas prices and other inflationary pressures; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union (the “EU”), United States, the United Kingdom (the “UK”), Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	In the EU, certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Due Diligence Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EU; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013

(as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

●	Pursuant to the EU Due Diligence Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules. Aspects of the EU Due Diligence Requirements, and what is or will be required for an EU Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.
●	Provision has been made for the EU Securitization Rules to apply also in the non-EU member states of the European Economic Area.
●	The consequences of a failure to comply with the EU Due Diligence Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.
●	A legislative procedure is underway in the EU that is expected to result in the adoption of legislation which, if implemented in the terms currently proposed, would (amongst other things) amend certain aspects of the EU Due Diligence Requirements. It is not known whether, when, or in what terms such proposed legislation will be implemented. Each prospective investor that is an EU Institutional Investor should make its own assessment as to the implications (if any) of such proposed legislation.
●	In the UK, certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK Due Diligence Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

●	Pursuant to the UK Due Diligence Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject. Aspects of the UK Due Diligence Requirements, and what is or will be required for a UK Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.
●	The consequences of a failure to comply with the UK Due Diligence Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.
●	Prospective investors should make themselves aware of the EU Due Diligence Requirements (and any corresponding implementing rules of their regulator), or the UK Due Diligence Requirements, where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.
●	None of the originators, the sponsors, the depositor, the issuing entity, the underwriters or any other party to the transaction (or any of their respective affiliates) intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any EU Due Diligence Requirements or any UK Due Diligence Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the certificates may not be a suitable investment for any EU Institutional Investor or any UK Institutional Investor.
●	As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the Retaining Third-Party Purchasers will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or any Retaining Third-Party Purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, any special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make monthly payment advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the issuing entity will consist of a pool of sixty-two (62) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $729,201,713 (the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is the later of the related due date in March 2026 (or, in the case of any Mortgage Loan that has its first due date after March 2026, the date that would have been its due date in March 2026 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Eleven (11) of the Mortgage Loans (40.7%) are each part of a larger whole loan (a “Whole Loan”), which is comprised of (i) the related Mortgage Loan and (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”). Each of the Pari Passu Companion Loans (along with any Subordinate Companion Loans) are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation (“GACC”)	14	$222,850,000	30.6%
Citi Real Estate Funding Inc. (“CREFI”)	8	205,425,000	28.2
Goldman Sachs Mortgage Company (“GSMC”)	7	135,161,970	18.5
National Cooperative Bank, N.A. (“NCB”)	25	76,577,043	10.5
Barclays Capital Real Estate Inc. (“BCREI”)	4	57,824,871	7.9
UBS AG New York Branch (“UBS AG”)	2	17,000,000	2.3
Bank of Montreal (“BMO”)	2	14,362,829	2.0
Total	62	$729,201,713	100.0%

(1)	Each Mortgage Loan was originated by its respective Mortgage Loan Seller or its affiliate, except those certain Mortgage Loans that were originated by an unaffiliated third-party and purchased by the respective mortgage loan seller on or prior to the closing date or are part of larger whole loan structures that were co-originated by the applicable Mortgage Loan Seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or sub-leasehold interest in one or more commercial, multifamily, residential cooperative and/or manufactured housing real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related Mortgage Loan Seller (or an affiliate) and another entity or were originated by an unaffiliated third-party and subsequently acquired (or, on or prior to the Closing Date, will be acquired) by the related Mortgage Loan Seller:

●	With respect to the twenty-five (25) Mortgage Loans to be contributed by National Cooperative Bank, N.A., all such Mortgage Loans (10.5%) were originated by National Consumer Cooperative Bank.
●	The UOVO Evergreen Mortgage Loan (3.8%), for which German American Capital Corporation is the mortgage loan seller, is part of a Whole Loan that was co-originated by German American Capital Corporation and Goldman Sachs Bank USA.

●	The BioMed MIT Portfolio Mortgage Loan (1.8%), for which German American Capital Corporation is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation.
●	The Cummins Station Mortgage Loan (1.0%) to be contributed by UBS AG New York Branch is part of a Whole Loan that was originated by Wells Fargo Bank, N.A. The promissory note comprising such mortgage loan was subsequently acquired by UBS AG New York Branch.

Cummins Station Mortgage Loan

On July 22, 2025, UBS AG New York Branch formed the Cummins Station Loan REMIC with respect to a portion of the Cummins Station Whole Loan, which issued a single class of regular interests, a 30% portion of which will be held by the Lower-Tier REMIC (the “Cummins Station Loan REMIC Regular Interest”), and a single uncertificated residual interest.

The Cummins Station Loan REMIC Regular Interest has a principal balance of $7,500,000 and for tax reporting purposes will be entitled to principal and interest and any other amounts payable on the Cummins Station Mortgage Loan.

The Issuing Entity will be the owner of the Cummins Station Mortgage Loan other than for tax reporting purposes. The Cummins Station promissory note A-2-2-1-1 will be contributed to the Issuing Entity and represents ownership of the Cummins Station Loan REMIC Regular Interest. UBS AG New York Branch currently holds one promissory note relating to the Cummins Station Whole Loan, but is expected to transfer such promissory note to one or more future commercial mortgage securitization transactions. The remaining promissory notes constituting the Cummins Station Whole Loan have been contributed to separate securitization transactions. The Cummins Station Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR8 securitization transaction. The residual interest in the Cummins Station Loan REMIC will be held by the BMO 2026-C14 securitization transaction.

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related Mortgage Loan Seller (or an affiliate) and another entity or were originated by an unaffiliated third-party and subsequently acquired (or, on or prior to the Closing Date, will be acquired) by the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on March 12, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.

The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

A Mortgage Loan’s Mortgage Rate may be less than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”, and in the footnotes to Annex A-1). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity or anticipated repayment date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter and (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. Other than as described under “—Appraised Value”, the Appraised Value reflected in this prospectus for each Mortgaged Property reflects the “as-is” value. In certain cases, in addition to an “as-is” value, the appraisal states an appraised value based on hypothetical or other projected values for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has generally taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date LTV Ratio or the Maturity Date LTV Ratio or ARD for such Mortgage Loans has been calculated based on an Appraised Value of a related Mortgaged Property other than the “as-is” Appraised Value. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.
●	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.
●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Cut-off Date LTV Ratio was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.
●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective LTV Ratio at Maturity or ARD was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, self storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties (other than residential cooperative properties), the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date; and (iv) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the occupancy rate is derived.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same borrower sponsor or with sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox”: means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox or a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, self storage, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten EGI” or “UW EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, UW NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease

(which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3. For certain additional information related to the calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “UW NCF”, for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” and “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3.

For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “UW NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self storage property, the number of storage units and (d) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the issuing entity.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of February 9, 2026, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of February 9, 2026, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of February 9, 2026, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of February 9, 2026 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the “Coop – Committed Secondary Debt” equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) “Coop – Sponsor Units” refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) “Coop – Investor Units” refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) “Coop – Coop Units” refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) “Coop – Unsold Percent” refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) “Coop – Sponsor/Investor Carry” is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the

Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

The issuing entity will include seven (7) Mortgage Loans (17.0%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	22	$221,098,597	30.3%
Anchored	11	$194,348,597	26.7%
Single Tenant	11	$26,750,000	3.7%
Self Storage	52	$177,255,562	24.3%
Office	5	$154,500,000	21.2%
CBD	5	$154,500,000	21.2%
Multifamily	26	$94,994,032	13.0%
Cooperative	25	$76,577,043	10.5%
Garden	1	$18,416,989	2.5%
Mixed Use	11	$61,878,650	8.5%
Lab/Office	9	$43,000,000	5.9%
Office/Retail	1	$13,878,650	1.9%
Multifamily/Retail	1	$5,000,000	0.7%
Hospitality	1	$13,474,871	1.8%
Limited Service	1	$13,474,871	1.8%
Manufactured Housing	6	$6,000,000	0.8%
Total	123	$729,201,713	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic.

Retail Property

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart:

●	With respect to the Security Public Storage – Shaw and Security Public Storage – Blackstone Mortgage Loans (collectively, 1.9%), there is another Security Public Storage location affiliated with the sponsor within five miles of the Mortgaged Properties.
●	With respect to the Securlock Colony Self Storage Mortgage Loan (1.2%), the borrower sponsor owns another Securlock self-storage location approximately 12 miles away from the Mortgaged Property, which is included in the competitive set for the Mortgaged Property.
●	With respect to the Security Public Storage – Sparks Mortgage Loan (1.0%), 35 out of 707 units were impacted by a severe wind event on May 8, 2024. The units were brought back online on April 28, 2025.
●	With respect to the Security Public Storage – Sacramento III Mortgage Loan (0.8%), there are three other Security Public Storage locations affiliated with the sponsor within five miles of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the borrower has master leased the 215 Park Avenue South Mortgaged Property (the “215 PAS Master Lease”) to 215 Park Avenue South Associates, L.P. (the “215 PAS Master Tenant”) through October 15, 2033, which is prior to the maturity date of the 215 Park Avenue South Mortgage Loan on March 6, 2036. Pursuant to the 215 PAS Master Lease, the 215 PAS Master Tenant entered into a management agreement with an affiliate, SL Green Leasing, Inc., under which SL Green Leasing, Inc. is the property manager of the 215 Park Avenue South Mortgaged Property. The 215 PAS Master Tenant borrowed a leasehold loan (the “215 PAS Leasehold Loan”) and mortgaged its leasehold interest under the 215 PAS Master Lease (the “215 PAS Leasehold Mortgage”) to secure the 215 PAS Leasehold Loan, which loan and mortgage were later acquired by Valencia Investments Overseas Ltd., an affiliate of the borrower (the “Affiliated Leasehold Mortgagee”). The 215 PAS Leasehold Loan is due on the same date as the expiration of the 215 PAS Master Lease. As of the origination date, the 215 PAS Master Lease was amended to (i) provide for monthly rental payments of $575,000 (structured to be equal to debt service payments under the 215 Park Avenue South Whole Loan) (the “Debt Service Payment”) in respect of base rent due under the 215 PAS Master Lease, and (ii) state that the 215 PAS Master Tenant’s failure to separately pay any amounts required by the lender for monthly reserves under the 215 Park

Avenue South Whole Loan would constitute an event of default under the 215 PAS Master Lease. Prior to the origination of the 215 Park Avenue South Whole Loan, the 215 PAS Master Lease was generally structured so as to require payments thereon only to the extent of Net Cash Flow (as defined in the 215 PAS Master Lease, and generally equal to rents and other income from the 215 Park Avenue South Mortgaged Property less operating expenses) and, generally, the 215 PAS Master Tenant’s obligations under the 215 PAS Master Lease are limited to the availability of Net Cash Flow. The borrower and the 215 PAS Master Tenant entered into an amendment to the 215 PAS Master Lease at origination of the 215 Park Avenue South Whole Loan, together with a four-party agreement (between the borrower, the lender, the 215 PAS Master Tenant and the 215 PAS Master Tenant’s affiliated property manager) under which, taken collectively, the 215 PAS Master Tenant’s obligation to pay debt service and reserves under the 215 Park Avenue South Mortgage Loan is an event of default under the 215 PAS Master Lease. Otherwise, under the terms of the 215 PAS Master Lease, if there is sufficient Net Cash Flow available after payment of operating expenses, the 215 PAS Master Tenant must apply such Net Cash Flow amounts as follows (the “215 PAS Master Lease Waterfall”): (i) first, to payment of the Debt Service Payment; (ii) second, to payment of $200,000 toward the then-current accrued but unpaid interest and principal under the 215 PAS Leasehold Loan; (iii) third, toward the balance remaining on the then-current base rent for each remaining calendar month of the 215 PAS Master Lease term (total annual base rent is currently equal to approximately $10 million, of which $575,000 per month ($6.9 million annually) must be paid as the Debt Service Payment, while the remainder is payable from Net Cash Flow); provided, however, if Net Cash Flow is insufficient to pay such installment in full, the deficiency must be deferred and, until paid in full, interest will accrue at a rate of 12% per annum (or 5% during any extension period); (iv) fourth, to payment of any base rent deferred pursuant to the preceding clause, together with interest thereon; (v) fifth, to payment of accrued and unpaid interest on any Cash Flow Loans (as defined below), and then to payment of the principal amount thereof; and (vi) sixth, to payment of (a) an amount equal to 50% of any remaining Net Cash Flow to the borrower as percentage rent under the 215 PAS Master Lease, and (b) the remaining 50% of Net Cash Flow applied (1) first toward accrued and unpaid interest on the 215 PAS Leasehold Loan, (2) then toward reduction of principal of the 215 PAS Leasehold Loan, and (3) provided the 215 PAS Leasehold Loan is paid in full, paid to the 215 PAS Master Tenant. “Cash Flow Loans” are loans made by the borrower to the 215 PAS Master Tenant to pay or perform an obligation of the 215 PAS Master Tenant for which Net Cash Flow is insufficient, and bear interest at 12% per annum. However, based on the borrower’s representations, the borrower and the 215 PAS Master Tenant do not follow the 215 PAS Master Lease Waterfall in full and, instead, after payment of all amounts under clauses (i) and (ii) above (together with any amounts due to lender for reserves), the 215 PAS Master Tenant retains any additional amounts of Net Cash Flow, which amounts are used by the 215 PAS Master Tenant for various purposes relating to the Mortgaged Property.

As of the origination date, approximately $119,677,108.77 of accrued and unpaid rent together with accrued and unpaid interest thereon, was due and payable from the 215 PAS Master Tenant to the related borrower under the 215 PAS Master Lease. In addition, approximately $16,951,283.14 of outstanding principal and $3,275,449.13 of accrued and unpaid interest is due and payable from the 215 PAS Master Tenant to the Affiliated Leasehold Mortgagee under the 215 PAS Leasehold Loan. At origination, the borrower, the lender and the 215 PAS Master Tenant entered into a Subordination, Non-Disturbance and Attornment Agreement pursuant to which the 215 PAS Master Tenant subordinated its interest in the 215 PAS Master Lease to the 215 Park Avenue South Whole Loan and agreed to attorn to the lender if it took title to the 215 Park Avenue South Mortgaged Property, and the lender agreed that it would not disturb the 215 PAS Master Tenant’s possession of the 215 Park Avenue South Mortgaged Property so long as the 215 PAS Master Tenant is not in default under the 215 PAS Master Lease. In addition, the Affiliated Leasehold Mortgagee has agreed that no payments will be made on the 215 PAS Leasehold Loan if a cash management trigger period is in effect. Further, the Affiliated Leasehold Mortgagee has provided a guaranty of the borrower’s obligations under the 215 Park Avenue South Whole Loan, which guaranty is limited to its interest in the 215 PAS Leasehold Mortgage, and has pledged its interest in the 215 PAS Leasehold Loan and the 215 PAS Leasehold Mortgage to the lender to secure such guaranty.

Due to the 215 PAS Master Lease, all leases of the 215 Park Avenue South Mortgaged Property constitute subleases under the 215 PAS Master Lease; i.e. are between the 215 PAS Master Tenant and the tenant of the leased space, rather than direct leases between the borrower and the tenant. The 215 PAS Master Tenant has agreed that all rents from the 215 Park Avenue South Mortgaged Property, including rents paid by the subtenants of the 215 PAS Master Tenant, will be deposited into the lockbox account for the benefit of the lender under the 215 Park Avenue South Whole Loan. In addition, the 215 PAS Master Lease requires that all leases to subtenants include language stating that the subtenants would attorn to the borrower (or to the lender if it forecloses) upon the expiration or termination of the 215 PAS Master Lease. However, the 215 PAS Master Tenant did not assign its rights in such leases to the borrower or lender, although it did assign such rights to the Affiliated Leasehold Mortgagee, which has in turn pledged its rights in the 215 PAS Leasehold Mortgage to the lender. We cannot assure you that such arrangements would provide the lender the same rights in the subleases that would have existed if they were direct leases between the borrower and the tenant, particularly in the event of a bankruptcy of the 215 PAS Master Tenant.

It is possible that the borrower and 215 PAS Master Tenant could request an extension of the 215 PAS Master Lease. Any such extension would require the consent of the lender. The 215 Park Avenue South Mortgage Loan documents require the borrower to take certain actions upon the expiration of the 215 PAS Master Lease, including providing reasonably satisfactory evidence that upon such expiration all leases of the 215 Park Avenue South Mortgaged Property have been converted to direct leases between the borrower and the related tenant.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio, Takeda.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	With respect to the Mariners Pointe Apartments Mortgage Loan (2.5%), all of the multifamily units at the related Mortgaged Property are leased on a month-to-month basis.
●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space, and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space. In addition, the 65 Landsdowne Mortgaged Property includes a standalone parking garage located across the street from the main portion of the Mortgaged Property, and the related parking revenue thereon represents a significantly higher portion of the 65 Landsdowne Mortgaged Property’s total revenue, ranging from approximately 36.4% in 2022 to 42.0% in 2024, than the 8.7% of underwritten total revenue for the entire portfolio.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and/or “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance by Allocated Loan Amount	% of Initial Pool Balance by Allocated Loan Amount	Expiration of License, Franchise Agreement, Operating Agreement or Management Agreement	Mortgage Loan Maturity Date	Upfront PIP Reserve	Renewal Option
HIX Clearwater	$13,474,871	1.8%	6/21/2038	1/6/2036	$0	No

●	Hospitality properties may be particularly affected by seasonality.
●	With respect to the HIX Clearwater Mortgage Loan (1.8%), the borrower is party to a loan with the U.S. Small Business Administration (“SBA”) as the lender in the original amount of $150,000. A UCC financing statement was filed with respect to the SBA loan. At loan origination, the lender reserved $187,515.00 in connection with such SBA loan, which is equal to 125% of the then current outstanding balance of such SBA loan. So long as no event of default has occurred and is continuing under the Mortgage Loan documents, the lender is required to disburse the balance of all funds on deposit in the SBA loan reserve to the borrower upon the lender’s satisfactory receipt of confirmation that the SBA loan has been repaid and discharged in full, including, without limitation, termination of the UCC financing statement securing the SBA loan. The SBA loan was paid off; however, termination of the related UCC financing statement has not yet been filed.

Manufactured Housing Community Properties

With respect to the manufactured housing community properties set forth in the above chart:

●	With respect to the Windsor Prime MHC Portfolio Mortgage Loan (0.8%), as of the origination date, there were 107 mobile homes owned by an affiliate of the borrowers (“Park Owned Homes”), of which 40 are “rent-to-own” homes (as to which the tenant makes installment payments to purchase the home) on the related Mortgaged Properties, which occupy 68.6% of the total 156 pads at the related Mortgaged Properties. The number of Park Owned Homes at the Mortgaged Properties securing such Mortgage Loan may be increased during the loan term, subject to the limits below. The borrowers entered into a master lease with the affiliate homeowner for all pads on which the Park Owned Homes sit. The lease initially covers 107 pads and has an initial monthly rent of $41,800 (based on a schedule of individual pad rents). The monthly rent will be reduced proportionately for any individual pad which no longer has a Park Owned Home situated on it. The affiliate homeowner receives a credit against rent payable under the master lease for any pad rent paid to the borrowers by the tenant occupying the home. The master lease terminates on the earlier of payment in full of the Mortgage Loan and the date that the number of pads with Park Owned Homes is less than 24. The Park Owned Homes are not collateral for such Mortgage Loan, and the income from rental of the Park Owned Homes was not underwritten. The lender received an equity pledge of the controlling ownership interest in the borrower affiliate which owns the Park Owned Homes as additional collateral for such Mortgage Loan, which pledge terminates when no more than 10% of the total pads at the related Mortgaged Properties are occupied by Park Owned Homes (at which point the Mortgage Loan documents provide that no more than 10% of the pads may thereafter be occupied by Park Owned Homes). However, under REMIC regulations, the issuing entity may not be able to foreclose on such a pledge. The Mortgage Loan documents provide that there shall be no more than the following numbers of Park Owned Homes at each Mortgaged Property during the loan term: (i) 34 at the Mountain View Mortgaged Property, (ii) 30 at the Bassett MHP Mortgaged Property, (iii) ten at the Clear Creek Mortgaged Property, (iv) five at the Peaceful Hill Mortgaged Property, (v) nine at the Peaceful Pines Mortgaged Property and (vi) at the Peaceful Meadow Mortgaged Property. The pads at the Mortgaged Properties are generally leased for terms of one year, after which they convert to month-to-month leases. As of the origination date, 63 of the pads were leased on a month-to-month basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants operate their space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical Office, Research or Diagnostic Laboratories	3	9.6%
Government Tenant	2	8.2%
Grocery Store	4	4.9%
Daycare Center	1	2.8%
Restaurants	1	2.8%
Gym or Fitness Center	1	2.7%

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

With respect to the U-Haul AREC RW Portfolio Mortgage Loan (0.8%), the U-Haul of Eastgate & U-Haul of Irvington Mortgaged Property (0.1%) has a gas station on site.

With respect to the U-Haul AREC RW Portfolio Mortgage Loan (0.8%), the U-Haul at North Sam Houston & Antoine Mortgaged Property, the U-Haul of New River Mortgaged Property, the U-Haul of Eastland Mortgaged Property and U-Haul Storage of Clackamas Town Center Mortgaged Property (collectively, 0.2%), each have an automobile service center/repair shop on site.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Sq. Ft./Unit/Room(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W Cut-off Date NOI Debt Yield(1)	Property Type
215 Park Avenue South	$70,000,000	9.6%	$312	2.18x	50.0%	14.4%	Office
Gilbert Gateway Towne Center	$60,000,000	8.2%	$219	1.30x	70.3%	9.2%	Retail
U-Haul Portfolio	$38,702,733	5.3%	$121	1.47x	51.4%	11.1%	Self Storage
525 7th Avenue	$35,000,000	4.8%	$246	1.84x	53.2%	12.3%	Office
Fishers Twinbrook	$30,000,000	4.1%	$200	3.35x	36.5%	19.2%	Mixed Use
50 West 23rd Street	$30,000,000	4.1%	$250	2.18x	39.9%	15.3%	Office
Haverford Retail Partners Portfolio	$30,000,000	4.1%	$107	2.04x	59.7%	12.9%	Retail
UOVO Evergreen	$28,000,000	3.8%	$937	1.66x	54.9%	9.9%	Self Storage
ExchangeRight Net Leased Portfolio #74	$26,750,000	3.7%	$135	2.16x	47.9%	13.4%	Retail
67th and Camelback	$20,500,000	2.8%	$192	1.38x	66.1%	9.6%	Retail
Top 10 Total/Wtd. Avg.	$368,952,733	50.6%		1.93x	53.7%	12.7%

(1)	With respect to the 215 Park Avenue South, U-Haul Portfolio, 525 7th Avenue, Fishers Twinbrook, 50 West 23rd Street , Haverford Retail Partners Portfolio and UOVO Evergreen Mortgage Loans, Loan per Sq. Ft./Unit/Room, UW NCF DSCR, Cut-off Date LTV Ratio and U/W Cut-off Date NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include six (6) Mortgage Loans (16.5%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U-Haul Portfolio	$ 38,702,733	5.3%
Haverford Retail Partners Portfolio	30,000,000	4.1
ExchangeRight Net Leased Portfolio #74	26,750,000	3.7
BioMed MIT Portfolio	13,000,000	1.8
Windsor Prime MHC Portfolio	6,000,000	0.8
U-Haul AREC RW Portfolio	5,962,829	0.8
Total	$ 120,415,562	16.5%

In addition, in some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

With respect to the BioMed MIT Portfolio – 65 Landsdowne Mortgaged Property (0.2%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) groups of Mortgage Loans (18.6%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Security Public Storage – Salinas	$18,300,000	2.5%
Security Public Storage – Pittsburg	11,700,000	1.6
Security Public Storage – Glendora	8,700,000	1.2
Security Public Storage – Manteca	8,050,000	1.1
Security Public Storage – Shaw	7,600,000	1.0
Security Public Storage – Sparks	7,000,000	1.0
Security Public Storage – Blackstone	6,200,000	0.9
Security Public Storage – Sacramento III	5,800,000	0.8
Total for Group 1:	$73,350,000	10.1%
Group 2:
U-Haul Portfolio	$38,702,733	5.3%
U-Haul AREC RW Portfolio	5,962,829	0.8
Total for Group 2:	$44,665,562	6.1%
Group 3:
StorQuest Self Storage – Waipahu	$9,000,000	1.2%
StorQuest Self Storage – Denver	8,600,000	1.2
Total for Group 3:	$17,600,000	2.4%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	31	$256,577,043	35.2%
California	13	$95,401,017	13.1%
Arizona	3	$80,620,627	11.1%
Maryland	2	$39,450,000	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 30 other states, with no more than 4.7% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Eighteen (18) Mortgaged Properties (14.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a seismic expected loss greater than 28%.
●	Fifteen (15) Mortgaged Properties (13.1%) are located in California and Washington and are more susceptible to wildfires.
●	Nine (9) Mortgaged Properties (8.0%) are located in Florida, North Carolina, South Carolina and Alabama, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

Thirteen (13) Mortgaged Properties securing three (3) Mortgage Loans (5.7%) have a limited operating history (i.e., less than 12 most recent months of recent historical financials), as follows:

●	The 325 East 14th Street (0.7%) Mortgage Loan is secured, in whole or in part, by one or more Mortgaged Properties that were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, such Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.
●	Each of the ExchangeRight Net Leased Portfolio #74 (3.7%) and Sunset Plaza (1.3%) Mortgage Loans is secured, in whole or in part, by one or more Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Each of the Haverford Retail Partners Portfolio (4.1%), 67th and Camelback (2.8%), and The Commons (1.3%) Mortgage Loans has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of the Fishers Twinbrook (4.1%), Haverford Retail Partners Portfolio (4.1%), PwC Pennant Building (1.9%), StorQuest Self Storage – Waipahu (1.2%), and Gramercy 29 Apts. Inc. ( 0.1%) Mortgage Loans is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Fishers Twinbrook Mortgage Loan (4.1%), a portion of the Mortgaged Property (the suites located in the building located at 5625 Fisher Lane, Rockville Maryland) is subject to a condominium structure. The borrower owns unit B in the condominium, which represents 26% of the voting interest, and as such does not control the condominium board. Certain decisions can be made with majority vote however, no material decisions involving the structural components of unit B can be made without the consent of the borrower.

The Haverford Retail Partners Portfolio Mortgage Loan (4.1%) is secured, with respect to the Southmont Plaza Mortgaged Property (1.5%), by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the PwC Pennant Building Mortgage Loan (1.9%), the Mortgage Property consists of one of two units in a condominium regime. The borrower owns the mixed-use unit (69% of the common elements), and the remaining 31% of the condominium regime consists of a hotel unit (the “Hotel Unit”), which is not owned by the borrower. Each of the borrower and Hotel Unit owner owns an undivided 100% interest in the limited common elements which benefit the condominium unit owned by each such entity. The borrower and the Hotel Unit owner are each entitled to one vote (50% of the voting interest). Officers of the condominium association are principals of the borrower sponsor, who are also two of the four members of the board of directors.

With respect to the StorQuest Self Storage – Waipahu Mortgage Loan (1.2%), the Mortgaged Property consists of a condominium interest and the borrower owns 50% of the total number of condominium units (two total units). The condominium is governed by a committee consisting of 2 representatives, one representing each condominium unit, which makes all decisions with respect to the condominium. The borrower covenanted in the related Mortgage Loan agreement that it would not cause a condominium association to be formed or amend the condominium declaration without the lender’s prior written consent.

With respect to the Gramercy 29 Apts. Inc. Mortgage Loan (0.1%), the related Mortgaged Property consists of one (1) condominium unit in an apartment building that is comprised of two (2) condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of residential apartment units with allocated cooperative shares. The remaining condominium unit (which is operated as a commercial condominium unit) does not comprise part of the Mortgaged Property and is owned separately from the related borrower, and may be used for any purpose permitted by law. Each of the two (2) condominium units are taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of two (2) members appointed by the related borrower and one (1) member appointed by the commercial condominium unit owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board member appointed by the commercial unit owner may be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Each of the Mortgage Loans being sold to the Depositor by National Cooperative Bank, N.A. (collectively, 10.5%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties” for additional information.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	115	$ 716,201,713	98.2%
Sub-Leasehold(3)	8	13,000,000	1.8
Total	123	$ 729,201,713	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as set forth in Annex A-1.
(2)	With respect to certain Mortgaged Properties, the encumbered interest is characterized as a “Fee” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The BioMed MIT Portfolio Mortgage Loan (1.8%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s sub-leasehold interest in the related mortgaged property.

In general, except as described below, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee interest in the chart above), each of the ground leases (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options), and (ii) except as noted in the exceptions to representation and warranty number 34 in Annex D-1, representation and warranty number 34 in Annex E-1 and representation and warranty number 36 on Annex F-1 indicated on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 or Annex F-2, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgaged Properties with respect to one (1) Mortgage Loan, namely BioMed MIT Portfolio Mortgage Loan (1.8%), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Properties.

With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%):

●	Each individual Mortgaged Property is subject to a prime ground lease (or in the case of 65 Landsdowne, two prime ground leases) (collectively, the “Prime Leases”) with Massachusetts Institute of Technology, a Massachusetts educational corporation (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Sub-Ground Leases”) with the Prime Lessee as ground lessor (the “Sub-Ground Lessor”) and the applicable borrower, as ground lessee (the “Sub-Ground Lessee”). Each mortgage is secured by the applicable borrower’s sub-leasehold interest in the applicable Sub-Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.
●	Each of the Sub-Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each borrower has fully prepaid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024, and ending on June 30, 2032 (the “Eight Year Period”), and for the extension term beginning on the date set forth in the applicable Sub-Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the applicable Mortgaged Property that is owned by the applicable borrower or an affiliate and located within 70 miles of the applicable Mortgaged Property and the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (ii) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

●	In addition to base rent, each Sub-Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the applicable Mortgaged Property in excess of the applicable percentage rent threshold, which is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Sub-Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area (the “Percentage Rent Threshold”). Under certain Sub-Ground Leases, gross revenues exclude, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate plus 1.50%. The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Sub-Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.
●	With respect to each Mortgaged Property, the related Sub-Ground Lessor is also entitled to 15% of (a) the allocable share of a direct or indirect financing or (b) the gross proceeds received by the applicable Sub-Ground Lessee from any refinancing of the improvements or Sub-Ground Lessee’s interest under the Sub-Ground Lease less the greater of (i) outstanding mortgage debt on the leasehold interests or (ii) the purchase price paid by the Sub-Ground Lessee to a previous ground lessee which occurs within 10 days prior to such refinancing, and less certain other deductions set forth in the Sub-Ground Leases.
●	With respect to each Mortgaged Property, the related Sub-Ground Lessor is also entitled to 15% of the gross proceeds received by Sub-Ground Lessee from any sale or resale of the improvements or Sub-Ground Lessee’s interest under the Sub-Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in Sub-Ground Lessee (other than certain upper-tier non-controlling minority interests) less the greater of (a) outstanding mortgage debt or (b) the purchase price paid by the Sub-Ground Lessee to a previous ground lessee, and less certain other deductions set forth in the Sub-Ground Leases.
●	The Sub-Ground Leases provide certain rights restrictions by the Sub-Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the Mortgaged Properties. The Sub-Ground Leases also provide certain mortgagee protections for mortgage lender provided that such lenders qualify as “Approved First Mortgagees” (as defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the Whole Loan, each Sub-Ground Lessor acknowledged each mortgage lender as an Approved First Mortgagee, as applicable. Future mortgage and mezzanine lenders will be subject to each Sub-Ground Lessor’s consent in accordance with the Sub-Ground Lease and associated estoppels.
●	An “Approved First Mortgagee”, as applicable, includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.
●	Transfers of the sub-leasehold interest are prohibited without each Sub-Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Sub-Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Sub-Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Sub-Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

●	In the event that a Sub-Ground Lease is terminated for any reason, including rejection of such Sub-Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Sub-Ground Lessor within 15 days after receipt of notice of such termination, such Sub-Ground Lessor is required to, upon compliance with the requirements set forth in the related Sub-Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Sub-Ground Lease.
●	In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Sub-Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Sub-Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Sub-Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable borrower, upon the terms and conditions of, and having the same priority as, the Sub-Ground Lease (the “Direct Lease”), provided that the borrower is not in default of the Sub-Ground Lease beyond all applicable notice and cure periods of borrower and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Sub-Ground Lease at the time of termination of the Prime Lease.
●	In addition, pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Ground Lessor (i) a right of first refusal to finance the applicable Mortgaged Property, which the Sub-Ground Lessor waived in connection with the making of the BioMed MIT Portfolio Whole Loan, and (ii) a right of first refusal to purchase the leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. The Sub-Ground Lessor assigned its rights of first refusal contained in each of the Ground Leases to MIT. Each of the Prime Leases also contains the foregoing rights of first refusal, granted in favor of MIT, which does not apply in connection with the borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Prime Lessee’s interest in the Prime Lease, respectively.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan. The environmental report prepared for the Cummins Station Mortgaged Property (1.0%) is approximately 22 months old as of the Cut-off Date, and no other environmental report is more than 11 months old as of the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”) to identify any recognized environmental conditions (each a “REC”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate the RECs identified during the Phase I investigations. A Phase II investigation generally consists of sampling and/or testing of the soil and groundwater at the property.

With respect to the U-Haul Portfolio Mortgage Loan (5.3%), the related ESAs identified RECs or controlled recognized environmental conditions (“CRECs”) at seven of the related Mortgaged Properties as identified below. A premises environmental liability policy, issued by Great American Insurance Group, was purchased by the borrowers with the lender as the named insured for all Mortgaged Properties in which a REC was identified. The environmental insurance policy, which has a term of 13 years expiring on November 6, 2038, includes (x) a limit of liability of $10,000,000 (per claim and in the aggregate) for pollution legal liability, on-site and off-site clean-up costs, non-owned disposal site, in-bound and out-bound contingent transportation and business interruption or contingent business interruption (with a three-day deductible period) and a $100,000 self-insured retention for pollution legal liability and on-site and off-site clean-up costs and a $50,000 self-insured retention for non-owned disposal site and in-bound and out-bound contingent transportation; and (y) a limit of liability of $25,000 (per claim and in the aggregate) for on-site clean-up costs for biological hazards and a $2,500 self-insured retention. The borrower is required to maintain an environmental insurance policy and the Mortgage Loan is fully recourse for the borrower’s failure to maintain or renew any environmental insurance policy as required under the Mortgage Loan documents.

●	With respect to the U-Haul Moving & Storage at Janaf Mortgaged Property (0.4%), the related ESA identified a CREC in connection with the closure of a release case pertaining to the release of hydraulic oil. The Mortgaged Property reported a release of hydraulic oil from the former in-ground hydraulic lift systems on December 14, 2005. Remedial efforts conducted over eight years to remove the free-phase hydraulic oil were largely ineffective. Based on the review of the ineffectiveness of the remedial effort, plume stability under the northwestern portion of the main subject building, area land use, and nature of the contaminant, the incident was assigned a “closed with free product remaining” status and considered to be closed out with no further action required by the Virginia Department of Environmental Quality (“VADEQ”) on December 4, 2013. The monitoring wells onsite were reportedly abandoned as documented in a January 2014 Monitoring Well Abandonment Report. Review of the Corrective Action Plan (“CAP”) prepared for the Mortgaged Property, dated October 2013, indicated the concrete floor slab was considered to be an engineering barrier preventing human exposure to the contamination and the migration of the plume into the environment or onto adjacent properties. Based on the VADEQ's approval of the CAP, the concrete floor slab is considered an engineering control.
●	With respect to the U-Haul Moving & Storage of Eastside Erie Mortgaged Property (0.3%), the related ESA identified a REC in connection with the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at the Mortgaged Property related to historical uses as a railroad marshaling yard from at least 1899 through the 1950s and as a dump site for the Erie Water Authority as recently as 2008. A Phase II limited subsurface investigation in December 2016 confirmed the presence of soil contamination, likely from the past uses of the Mortgaged Property. Exceedances were noted to be below levels for non-used aquifer standards, but above those for used aquifers. The site was incorrectly noted to be located within a municipality that restricted groundwater use via ordinance (by the City of Erie) and the Phase II report indicated that additional action may be required in order to properly regulate the site. These actions included potential engineering controls or codified activity and use limitations (“AUL”) related to groundwater usage at the site.
●	With respect to the U-Haul Moving & Storage of Gardena Mortgaged Property (0.3%), the related ESA identified a REC in connection with the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner on the Mortgaged Property from at least the mid-1970s through the mid-1980s.

●	With respect to the U-Haul Moving & Storage of Gardena Mortgaged Property (0.3%), the related ESA identified a REC in connection with chlorinated solvent contamination that appears to be migrating onto the Mortgaged Property from off-site sources. A property adjacent to the Mortgaged Property had been impacted by polychlorinated biphenyl, metals, total petroleum hydrocarbons, and volatile organic compounds (including chlorinated solvents) from former operations. Per the most recent groundwater monitoring report (from the fourth quarter of 2024), perchloroethylene (“PCE”), trichloroethylene, and 1-1-dichloroethane-impacted groundwater has likely migrated onto the eastern portion of the Mortgaged Property. The groundwater monitoring report indicated that another nearby property (the “Chromalloy Property”) is conducting ongoing groundwater monitoring under Los Angeles Regional Water Quality Control Board (“LARWQCB”) oversight. In the LARWQCB's 2024 comments to the Chromalloy Property’s most recent monitoring report, it mentioned that concentrations of PCE in groundwater have recently been increasing in the southwestern portion of the Chromalloy Property facility. The most recent groundwater monitoring report for the Chromalloy Property, issued in June 2025, indicated PCE was detected at 2,100 parts per billion in MW-10, located in the southwestern area of the Chromalloy Property facility approximately 440 feet east-northeast of the Mortgaged Property. Groundwater direction was noted to be to the south-southeast in the recent report. Additionally, the northeastern adjacent property to the Mortgaged Property formerly generated PCE waste. Although the facility did not qualify for federal investigation by the United States Environmental Protection Agency, the Department of Toxic Substances has listed the facility as inactive, which requires evaluation per the environmental consultant.
●	With respect to the U-Haul Moving & Storage of Spartanburg Mortgaged Property (0.2%), the related ESA identified a REC in connection with continued remediation and monitoring activity at the Mortgaged Property, in connection with leaking UST (“LUST”) listings. A single-walled steel 10,000-gallon gasoline UST at the Mortgaged Property was abandoned on June 7, 1993. Although the UST database identified this UST as being in abandonment status, additional documentation confirmed the removal of the UST. The LUST listing indicates that the facility reported a release on July 26, 1993 that was subsequently confirmed on April 13, 1995. Cleanup activities were initiated on May 1, 2000, free-product was identified at a thickness of 0.01 feet, during monitored natural attenuation activities, and the responsible party is identified as Amerco Real Estate Company. The case remains active. In connection with the removal of two USTs from the Mortgaged Property in June 1993 (including the 10,000-gallon gasoline UST and one 550-gallon heating oil UST), a third party consultant identified soils and groundwater impacted by petroleum hydrocarbons above the South Carolina Department of Environmental Services (“SCDES”) guidance, reported the gasoline UST was in good condition with no noted holes, and surmised the source of the contamination may have been partially associated with overfills or leaking pipelines. In addition, the presence of diesel fuel in the excavation suggested there may have been some releases associated with a historically removed UST. A Groundwater Sampling Report was prepared on November 11, 2022 by an environmental consultant, who also prepared a Site Specific Work Plan and Cost Agreement dated July 8, 2025 for the SCDES outlining the continued monitoring work ongoing at the Mortgaged Property.
●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.2%), the related ESA identified a REC in connection with the unknown disposition of a UST installed in 1963 at the Mortgaged Property. Based on permit records for the Mortgaged Property, it appeared that the main building was constructed in 1963 for use as an auto sales and service facility. Permits were issued in 1963 to install six hoist tanks and a 560-gallon UST. The owner at the time was the Chrysler Corporation. No other information related to the contents, use, location, and/or removal/abandonment of the 560-gallon UST was identified during preparation of the related ESA or any previous Phase I ESAs.

●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.2%), the related ESA identified a CREC in connection with an AUL and continuing obligation related to residual contamination at the Mortgaged Property as well as a closed LUST case file related to the Mortgaged Property. Based on soil sample laboratory analyses from an investigation, soil samples from SB05 (drilled in former gasoline dispenser area) and SB06 (in the area of the former eastern gasoline UST) contained benzene at concentrations above statutory residual contaminant levels (“RCL”). The related environmental consultant reported that the RCLs (table values) for ethylbenzene, toluene, xylenes, and Total Petroleum Hydrocarbons - Gasoline Range Organics were also exceeded at SB05. The environmental consultant calculated site-specific RCLs and determined that approximately 333 cubic yards of soil was impacted by petroleum. Based on groundwater sample laboratory analyses, statutory groundwater quality standards for benzene, methyl-tertiary-butyl-ether, naphthalene, toluene, and total xylenes were exceeded in the sample from P-MW01 (installed in SB06). In October 1996, 258 tons of petroleum impacted soil around the former dispenser island, to the north of the island, and to the south of the island (in the north part of the former gasoline UST areas) were excavated and hauled off the Mortgaged Property for biotreatment. The environmental consultant reported in part that “the accessible impacted soils were effectively remediated through over-excavation and off-Mortgaged Property bioremediation.” The environmental consultant estimated that approximately 15 cubic yards of impacted soil remained at the Mortgaged Property. Based on tank closure assessment sampling/analysis, it appears that no remediation of the former 1,000-gallon diesel fuel UST area and the 550-gallon waste oil UST area was warranted. These tanks were located between the north side of Building A at the Mortgaged Property and the two 6,000-gallon USTs. Prior to soil excavation, the tank pit was dewatered. Approximately 7,000 gallons of petroleum-impacted groundwater were removed from the tank pit. After soil excavation, an extraction well (EW-01) was placed in the remedial excavation to periodically remove impacted groundwater. The extraction well was pumped from January 1997 through September 1998. Based on two years of post-excavation groundwater monitoring, residual groundwater contaminant concentrations were reported to be declining and remediation via natural attenuation was identified by the environmental consultant to be an adequate measure for continued groundwater remediation. In their case closure request letter dated March 29, 1999, the environmental consultant requested unrestricted case closure. However, the Wisconsin Department of Natural Resources (“WDNR”) required that a groundwater use restriction be recorded on the deed for the Mortgaged Property due to the residual contamination. The groundwater use restriction (preventing installation of drinking water well without approval of WDNR) was later recorded on the deed and the LUST case file for the Mortgaged Property was closed in February 2000. Due to the residual contamination, the Mortgaged Property was placed in the WDNR on-line geographic information system (“GIS”) registry. The groundwater use restriction and GIS registry is considered an AUL and continuing obligation related to the Mortgaged Property, as a water well cannot be constructed on the Mortgaged Property without WDNR approval and residual impacted material (if encountered) must be properly handled.
●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.2%), the related ESA identified a second CREC in connection with continuing obligations related to a closed environmental repair program case file. In May 2006, an environmental consultant conducted a Phase II ESA that included using a push-probe to collect soil samples from eight locations near and presumably down-gradient of the former lifts at the Mortgaged Property. The probes were advanced to depths ranging from eight to 12 feet below ground surface. Drilling refusal occurred in each sample location due to dense glacial till with some gravel that was encountered. No groundwater was encountered. Based on laboratory analyses of soil samples at each location, diesel range organics were detected at concentrations that ranged from 2.7 to 23 milligrams per kilogram. In their July 26, 2012 case closure request, another environmental consultant concluded that the “additional investigation did find any NR 720 RCL exceedances in soil. However, accumulative Aroclor 1260 concentrations identified during the hydraulic lift removal are above 1 part per million” and prepared a cap maintenance plan and GIS registry packet for the residual soil contamination and requested case closure. On October 19, 2012, the WDNR granted case closure but identified continuing obligations related to the residual lube oil and Aroclor 1260 closure. The obligations specify that (1) residual impacted soil that exists must be properly managed should it be excavated or removed; (2) pavement and the building slab over the contaminated soil must be maintained and the WDNR must approve any changes to this cap/barrier; (3) the building slab obstructed a complete investigation or cleanup, and if removed or modified, additional environmental work must be conducted; and (4) before land use can be changed from commercial to residential, additional environmental work must be conducted.

●	With respect to the U-Haul Moving & Storage at Montgomery Highway Mortgaged Property (0.1%), the related ESA identified a REC in connection with the presence of a waste oil UST listing and in-ground hydraulic lifts. Previous environmental reports identified the former lifts and waste oil UST as RECs and recommended conducting a limited subsurface investigation to determine if the lifts and UST had been removed and if they had impacted soil and groundwater at the Mortgaged Property. The results of the recommended investigation were not presented to the related environmental consultant for review, and it is not clear if the recommended actions were completed. Therefore, it is assumed that the in-ground lifts and waste oil UST are still present.
●	With respect to the U-Haul Moving & Storage at Burlingame Mortgaged Property (0.1%), the related ESA identified a CREC in connection with impacts from former USTs at the Mortgaged Property. The Mortgaged Property formerly contained one 10,000-gallon gasoline UST, one 1,500-gallon diesel fuel UST, and two 1,000-gallon used oil USTs. These USTs were removed from the ground in 1993. Confirmed releases of petroleum products were reported to the State of Wyoming on March 23, 1993 and April 20, 1993. Corrective actions including groundwater monitoring and sampling were performed. Release closure was accomplished with land and resource use restrictions in 2009, including groundwater use prohibition, vapor intrusion evaluation, soil management, maintenance of surface cover to prevent exposure to impacted media, and evaluation for the need for engineering controls (such as vapor barriers) should new construction occur.

With respect to the 525 7th Avenue Mortgage Loan (4.8%), the related ESA identified as a REC for the Mortgaged Property the onsite operation of a dry cleaning facility from approximately 1936 through 2016, involving the use of chlorinated solvents. Based on the duration of these dry cleaning operations and the lack of any historic environmental investigations performed at the Mortgaged Property to evaluate the environmental condition of the subsurface, the related ESA consultant recommended conducting a limited subsurface investigation in order to confirm the presence or absence of contamination at the Mortgaged Property. The consultant estimated the cost of such subsurface investigation and the design, installation and operation of a system necessary to address any vapor intrusion risk to be $269,500 to $490,000. In lieu of conducting such subsurface investigation, a pollution legal liability plus insurance policy, issued by SiriusPoint Specialty Insurance Corporation, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The environmental insurance policy, which has a term of 13 years expiring November 4, 2038, includes a limit of liability of $1.5 million (per claim and in the aggregate) and a $25,000 self-insured retention.

With respect to the Fishers Twinbrook Mortgage Loan (4.1%), the related ESA identified a CREC with respect to the historical operation of a gasoline fueling station, and historical review suggests that the Mortgaged Property was also operated as a service station as early as 1970 until circa 1993. The Maryland Department of the Environment (“MDE”) confirmed that the station achieved compliance following the removal of five underground storage tanks and installation and sampling of 20 monitoring wells. Based on site observations and analytical data, no further corrective action is required, and the case is officially closed. Based upon the site closure, the historical presence of automobile service station(s) does not represent a significant concern to the Mortgaged Property, and the residual contamination permitted to remain under MDE closure is considered a CREC.

With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), as to the Stow Community Center Mortgaged Property (1.8%), the related ESA identified ongoing remediation at the Mortgaged Property to address contaminated stormwater as a REC. In 2016, a white residue coating was identified on surfaces in the conveyance behind the building occupied by Hobby Lobby. An investigation into the cause of this white residue detected concentrations of total dissolved solids and pH in stormwater discharges at the Mortgaged Property exceeding allowable limits. The source of these stormwater discharge exceedances was determined to be steel mill slag that had been used as a sub-base material beneath the Mortgaged Property’s asphalt parking lot during initial site development. On February 3, 2017, the Ohio Environmental Protection Agency (“OEPA”) issued a “Director’s Final Findings and Orders” letter (“Compliance Order”) imposing effluent limits on stormwater discharges from the Mortgaged Property and requiring that stormwater monitoring be conducted. Since 2019, various remedial actions have been undertaken at the Mortgaged Property to address stormwater concerns, including removal of the asphalt and underlying slag from the site parking lots. Additionally, recent stormwater discharge sampling has shown a consistent decrease in pH and other parameters. According to the Phase I ESA, the Compliance Order continues to apply to the Mortgaged Property and, based on communications between the Phase I ESA consultant and representatives of OEPA, the Mortgaged Property was in compliance with the Compliance Order as of July 2025. On November 7, 2025, the environmental consultant addressing stormwater remediation activities (the “Stormwater Consultant”) provided a letter documenting steps that have already been completed at the Mortgaged Property to address stormwater impacts and the anticipated steps toward completion of remediation and closure of the Compliance Order. The Stormwater Consultant has estimated the costs to achieve remediation completion and closure of the Compliance Order to be $825,000. At origination, a $239,250 environmental escrow associated with stormwater was reserved with the lender. In addition, in connection with the related borrower’s purchase of the Mortgaged Property, at origination $792,000 was deposited with the title company retained in connection with such purchase pursuant to an escrow agreement among the borrower, the seller of the Stow Community Center Mortgaged Property (the “Stow Community Center Property Seller”, an escrow agent and the lender. The escrow agreement provides that at any time prior to November 21, 2027 (the “Final Release Date”), upon receipt of (i) an invoice documenting stormwater operations and maintenance costs incurred by the borrower to the Stormwater Consultant or to a vendor for holding tank rentals and associated services and (ii) the Stow Community Center Property Seller’s approval of such invoice (which may not be unreasonably withheld, conditioned or delayed), the escrow agent must disburse the related amount of funds to the borrower. The Stow Community Center Property Seller may trigger an early release of the escrow funds on or after March 1, 2026, upon which the escrow agent is required to release funds to the borrower equal to the product of (1) the number of months remaining until the Final Release Date times (2) the monthly average amount of stormwater related invoices (as either (x) determined by agreement of the parties or (y) if the parties cannot agree, determined based on the trailing twelve month average amount of such invoices), and the remaining escrow funds must be released to the Stow Community Center Property Seller. The funds released to the borrower upon such an early release are required to be deposited into the stormwater reserve maintained by the lender under the Mortgage Loan documents. On the Final Release Date, to the extent not released earlier, all remaining escrow funds are required to be released to the Stow Community Center Property Seller. Upon an event of default under the Mortgage Loan, pursuant to a collateral assignment of such escrow agreement, the lender has the right to exercise the rights of the borrower under the escrow agreement.

In addition, with respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), as to the East Hanover Plaza Mortgaged Property (0.8%), the Phase I ESA identified onsite impacts to groundwater associated with a regional groundwater plume as a REC. The Mortgaged Property is located within a Classification Exception Area (“CEA”) established by the New Jersey Department of Environmental Protection (“NJDEP”) to address residual contamination associated with the regional groundwater plume. The CEA prohibits the use of groundwater at any property within its boundaries, including the Mortgaged Property, for potable purposes. Because groundwater impacts within the CEA are greater than 40 feet below ground surface, the Mortgaged Property is connected to the municipal water supply, and sub-slab soil gas sampling results did not identify any vapor intrusion concerns at the Mortgaged Property, no further investigation in relation to this matter was recommended. However, the ESA did recommend adhering to the groundwater use restriction (unless and until NJDEP lifts the CEA), reviewing the status of the CEA periodically, and developing and implementing a soil and groundwater management plan prior to conducting any intrusive activities at the Mortgaged Property (such as subsurface construction, utility installation or dewatering).

With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), the related ESAs identified CRECs at two of the related Mortgaged Properties, as follows:

●	With respect to the 45 - 75 Sidney Mortgaged Property (0.4%), the review of the historical data available for the Mortgaged Property and the regulatory database identified that an industrial cable and wire manufacturer was located at the Mortgaged Property and southeast and northwest adjoining properties from at least the 1880s to the late 1960s. Additionally, a City of Cambridge Water & Sewer Department storage and vehicle/equipment maintenance yard was located on the Mortgaged Property between Auburn and Pilgrim Streets from the 1880s to the 1940s before use by the cable and wire manufacturer. Historical operations included the use of underground storage tanks (USTs), hazardous materials and substances, hazardous waste generation and wastewater treatment areas. The cable and wire manufacturing facility reportedly ceased operations by 1969 with structures on the northeast, south and southeast portions demolished in the 1970s and the remaining portions demolished in the late 1980s. Soil and groundwater impacts associated with historical uses were identified and two release cases were assigned to the Mortgaged Property, by the Massachusetts Department of Environmental Protection (“MassDEP”). A Response Action Outcome (“RAO”) (i.e., a permanent solution indicating that regulatory closure has been achieved) was filed with MassDEP for each case in 1998 and 1999, respectively, with an activity and use limitation in place. Based on this information, the former use of the Mortgaged Property as an industrial facility represents a CREC. The ESA recommended continued compliance with the activity and use limitations. Otherwise, no further action or investigation was recommended in the ESA.
●	With respect to the 88 Sidney Mortgaged Property (0.2%), such Mortgaged Property was historically part of the above-described wire and cable manufacturing facility from approximately the 1920s to 1969. Soil and groundwater impacts, including lead in soil and DCE in groundwater, was identified during redevelopment of the Mortgaged Property in the early 2000s. Approximately 2,950 cubic yards of lead-impacted soil were excavated and disposed offsite, and the current building was constructed with a vapor barrier. A Notice of Activity and Use Limitation (“AUL”) was filed in 2006 to restrict certain activities and exposure to the remaining subsurface impacts. In addition, sub-slab soil gas and indoor air sampling were conducted in 2010 and constituents of concern were not identified in indoor air above method detection limits, which were set well below the applicable regulatory standards. A Method 3 Risk Characterization was also conducted in 2010 and indicated a level of No Significant Risk for present and future land uses based on the implementation of the AUL. A Class A-3 RAO was filed with MassDEP in 2010. Based on this information, the former use of the Mortgaged Property represents a CREC. The ESA recommended continued compliance with the activity and use limitation. Otherwise, no further action or investigation was recommended in the ESA.

With respect to the U-Haul AREC RW Portfolio Mortgage Loan (0.8%), the related ESAs identified RECs and CRECs at seven of the related Mortgaged Properties, as further described below. A premises environmental liability policy, issued by Great American Insurance Group, was purchased by the borrowers with the lender as the named insured for all Mortgaged Properties in which a REC was identified. The environmental insurance policy, which has a term of 13 years expiring on November 6, 2038, includes (x) a limit of liability of $3,000,000 (per claim and in the aggregate) for pollution legal liability, on-site and off-site clean-up costs, non-owned disposal site, in-bound and out-bound contingent transportation and business interruption or contingent business interruption (with a three-day deductible period) and a $100,000 self-insured retention for pollution legal liability and on-site and off-site clean-up costs and a $50,000 self-insured retention for non-owned disposal site and in-bound and out-bound contingent transportation; and (x) a limit of liability of $25,000 (per claim and in the aggregate) for on-site clean-up costs for biological hazards and a $2,500 self-insured retention. In addition:

●	With respect to the U-Haul of Anchorage Mortgaged Property (0.1%), the related ESA identified a REC with respect to an active leaking UST related to a release from two 4,000-gallon petroleum USTs removed in 1998. Historic remediation activities include limited soil removal, enhanced biodegradation, and ground water monitoring. However, a source area of impacted soil from such release remains on-site at the Mortgaged Property. A three-year corrective action plan has been approved to remediate the remaining contamination with remedial activities to continue until the matter is closed.
●	With respect to the U-Haul Storage of Clackamas Town Center Mortgaged Property (0.0%), the related ESA identified a CREC related to two USTs (a 500-gallon waste oil UST and a 10,000-gallon diesel UST). The USTs were decommissioned and removed from the Mortgaged Property in October 1998. Sampling taken at the time of removal indicated that heavy oil-range hydrocarbons and benzene were present, resulting in the necessity for further site investigation. From 1999 to 2008, further groundwater and soil samples, including the installation of groundwater monitoring wells, were collected indicating the presence of additional contaminants at the Mortgaged Property. By April 2008, contaminant concentrations in groundwater had dropped to below mandatory required levels in all monitoring wells except one, which was remediated by 2009. A “No Further Action” was issued by the Oregon Department of Environmental Quality on February 18, 2009, which required that a risk assessment must be submitted for review and approval prior to the extraction of any groundwater.
●	With respect to the U-Haul of Eastland Mortgaged Property (0.0%), the related ESA identified a REC with respect to a floor drain in the maintenance shop on the Mortgaged Property which discharges to an oil/water separator system (the “OWS”). The OWS was installed in approximately 1999 and has historically received wastewater streams that potentially contained elevated levels of petroleum products and/or hazardous substances due to the historic auto service operations on the Mortgaged Property. No investigations have been conducted with respect to the OWS.
●	With respect to the U-Haul of Lynwood Mortgaged Property (0.0%), the related ESA identified a REC with respect to an adjacent property to the north on which a gasoline station and a dry cleaner previously operated. Releases from both of these historical operations have impacted the subsurface of the Mortgaged Property, the adjacent property and other nearby properties. Remedial activities have been ongoing for at least 20 years.
●	With respect to the U-Haul of New River Mortgaged Property (0.0%), the related ESA identified a REC with respect to nine out-of-service hydraulic lifts at the Mortgaged Property. According to the ESA, the hydraulic lifts were noted to have been abandoned with no associated assessment activities. A Phase II investigation was recommended to evaluate the potential for a release to soil and groundwater from the former hydraulic lifts. Costs relating to a Phase II investigation and addressing potential impacts in the future are estimated to range from $175,000 to $350,000. An environmental policy to address the identified REC was acquired by the borrower as described above.
●	With respect to the U-Haul of Verde Valley Mortgaged Property (0.0%), the related ESA identified a REC with respect to two regional contaminant plumes to the north and south of the Mortgaged Property. The plumes were originally identified in August 2006, when the owners of a local recreational vehicle park filed a complaint pertaining to tetrachloroethylene contamination in a drinking water well and the plumes were placed on the Water Quality Assurance Revolving Fund registry on December 12, 2006. A remedial investigation report was finalized in May 2021 in which private wells and treatment systems were sampled periodically across the site. No wells were located on the Mortgaged Property. Sampling conducted in May 2019 identified no concentrations above laboratory limits and a proposed remedial action plan was completed in July 2025. The ESA determined that based on the regulatory oversight, identified responsible party(s), non-use of groundwater at the Mortgaged

Property, absence of constituents of concern identified during 2020 sampling in the well closest to the Mortgaged Property, and depth to groundwater, the plume is considered unlikely to represent an immediate concern to the Mortgaged Property.

●	With respect to the U-Haul of Rainier Valley Mortgaged Property (0.0%), the related ESA identified a REC with respect to a gasoline fueling station operated in the northeastern portion of the Mortgaged Property from at least 1943 through 1959. The former gasoline station is not listed within regulatory database information and information regarding removal of USTs and performance of subsurface investigations related to the former gasoline station is not available. Further, unrelated release incidents regarding the removal of two USTs not associated with the former gasoline station were reported on the Mortgaged Property. A case remains open with relation to such UST removal, for which no subsurface information has been produced since September 2005. Additionally, an electronics facility historically operated on the western adjoining property from at least 1964 through 2004 and is associated with releases of chlorinated solvents to groundwater.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to certain of the residential cooperative mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”. In addition, we cannot assure you that the redevelopments, renovations and/or expansions described above will be completed as expected or at all.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. The engineering report prepared for Cummins Station Mortgaged Property (1.0%) is approximately 22 months old as of the Cut-off Date, and no other engineering report is more than 11 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

In addition, in connection with the origination of each Mortgage Loan included in the issuing entity, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1, representation and warranty number 24 on Annex E-1, representation and warranty number 26 on Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, as applicable, for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation or condemnation proceedings. For example:

●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), affiliates of the non-recourse carveout guarantors were recently sued for non-payment of a sales commission that the plaintiff claimed was owed to them, relating to a purchase of an office campus by such affiliates, in a case seeking approximately $4.5 million in damages. The complaint was dismissed; however, an appeal is pending.

●	With respect to the Mariners Pointe Apartments Mortgage Loan (2.5%), the borrower sponsor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the state of Wisconsin (the “State”) in November 2021, alleging that the Defendants regularly violated certain State trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Property) through a pattern of conduct that included, among other things, (i) prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the defendants took over new buildings that the defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a consent judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four-year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus costs reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Pursuant the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit as security for all monetary obligations under the Consent Judgment. There can be no assurance that the payment of the monetary obligations under the foregoing Consent Judgment will not have a material adverse impact on the related borrowers, the related guarantor or the related Mortgaged Property.
●	With respect to the 333 Bronx River Tenants Corp. Mortgage Loan (0.5%), the borrower is a defendant in an action commenced by a contractor alleging breach of contract and non-payment of certain disputed painting costs allegedly performed by the contractor at the property. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a Collateral Security Agreement for Litigation pursuant to which the borrower deposited with the lender the sum of $160,000 (which amount equals approximately 125% of the amount in dispute). Provided that there has been no event of default beyond the expiration of any applicable notice and cure period under any of the loan documents, the collateral security is required to be released to the borrower within ten business days after the borrower has obtained and delivered to the lender a Stipulation of Discontinuance of the litigation signed by counsel for all parties or a final, non-appealable Order of Judgment finally determining the litigation. Upon such release of the collateral security to the borrower, the borrower is required, if applicable and to the extent not otherwise covered by insurance, to use the proceeds thereof to satisfy any judgment or settlement amount resulting from the dismissal or disposition of the litigation. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

●	See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

●	Fifty-four (54) of the Mortgage Loans (75.2%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.
●	Eight (8) of the Mortgage Loans (24.8%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, short sale, loan restructuring, forbearance agreement, or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the 525 7th Avenue Mortgage Loan (4.8%), MSGT LLC, one of the borrower sponsors and non-recourse carveout guarantors, also sponsored a securitized commercial mortgage loan secured by a mall in Texas, which was foreclosed on in July 2021 and incurred a realized loss of $12.2 million in August 2024.
●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), the borrower sponsor and non-recourse carveout guarantor were involved in the acquisition of an office property in Texas, financed by a mortgage loan that was subsequently securitized. Following a major tenant’s decision to not renew its lease in 2016, the mortgage loan was transferred to special servicing. The mortgage loan was restructured and ultimately paid off with a 24% loss severity to the securitization trust.
●	With respect to the Fishers Twinbrook Mortgage Loan (4.1%), the borrower sponsor was the controlling owner of an entity that previously owned a vacant, mid-rise, multi-tenant office building located in a submarket experiencing elevated vacancy levels. Despite several years of leasing efforts, market conditions prevented the owner from securing tenants, and the property’s valuation ultimately fell below the outstanding loan balance at maturity. The owner (an affiliate of the borrower of the Mortgage Loan) structured a deed-in-lieu of foreclosure, which facilitated a sale to a third party.

●	With respect to the 67th and Camelback Mortgage Loan (2.8%), one of the borrower sponsors, was a former principal and officer of Pro’s Ranch Market, a South Western grocery chain, which obtained a bank line of credit for approximately $50,000,000 in 2006. In 2011, the bank lender expressed concern about noncompliance with the debt coverage ratio covenants of such line of credit. The owners of Pro’s Ranch Market thereafter reduced the line of credit through multiple capital infusions from various sources but the bank lender continued to express concern about covenant non-compliance and in May 2013, Pro’s Ranch Market pursued Chapter 11 bankruptcy protection. In February 2014, Pro’s Ranch Market exited Chapter 11 bankruptcy, when a settlement was reached, that resulted in the sale of Pro’s Ranch Market pursuant to Section 363 of the Bankruptcy Code. In 2015, the U.S. Department of Agriculture cited Pro’s Ranch Market for failure to pay for $1,252,222 of produce in violation of the Perishable Agricultural Commodities Act (PACA). The USDA and Pro’s Ranch Market entered into a consent decision barring it from operating in the produce industry until May 1, 2017, at which time it could reapply for a PACA license and the previously mentioned borrower sponsor and Pro’s Ranch Market itself, could not be employed by or affiliated with any PACA licensee until May 1, 2016, and then only with the posting of a USDA-approved surety bond. Such failure to pay that resulted in the PACA violation occurred as a result of the foregoing Chapter 11 bankruptcy in which certain creditors were paid, but not in full.With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.

Five (5) of the Mortgage Loans (14.0%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property, as described below:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the prior loan secured by the Mortgaged Property matured on February 6, 2026 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on February 11, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the PwC Pennant Building Mortgage Loan (1.9%), the prior loan secured by the Mortgaged Property was granted a maturity extension and a waiver for maturity default. The borrower refinanced the Mortgage Loan on October 21, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Poe Building Mortgage Loan (1.6%), the prior loan secured by the Mortgaged Property matured on December 1, 2025 and the borrower obtained a maturity extension from the related lender through March 1, 2026, conditioned on making monthly debt service payments of $147,585. The borrower refinanced the prior loan with the Mortgage Loan on February 11, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. Mortgage Loan (0.7%), the prior loan secured by the Mortgaged Property matured on December 1, 2025 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on December 10, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the West 71 St. Tenants, Inc. Mortgage Loan (0.1%), the prior loan secured by the Mortgaged Property matured on November 1, 2025 and the borrower was granted a maturity extension. The borrower refinanced the prior loan with the Mortgage Loan on December 23, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.

With respect to certain of the Mortgage Loans, related borrowers, borrower sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a tenant, guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Sixteen (16) of the Mortgaged Properties (8.8%) are leased to a single tenant.
●	Two (2) of the Mortgaged Properties (1.1%) are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Fishers Twinbrook	4.1%	12/31/2033	12/6/2035
ExchangeRight Net Leased Portfolio #74 - CVS Pharmacy - Charlotte, NC	0.3%	1/31/2036	1/1/2036
BioMed MIT Portfolio – 40 Landsdowne	0.3%	6/30/2030	6/9/2035
BioMed MIT Portfolio – 35 Landsdowne	0.3%	6/30/2030	6/9/2035
BioMed MIT Portfolio – 65 Landsdowne	0.2%	8/31/2026	6/9/2035
BioMed MIT Portfolio – 88 Sidney	0.2%	2/29/2028	6/9/2035
●	With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity (or, in the case of any ARD Loan, the anticipated repayment date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date/ARD
BioMed MIT Portfolio – 45 - 75 Sidney	0.4%	50.2%	2029	6/9/2035
325 East 14th Street	0.7%	54.8%	2035	3/6/2036
●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
●	With respect to the PwC Pennant Building Mortgaged Property (1.9%), recent news reports have indicated that FanDuel (occupying 22,105 square feet), with a lease expiring on March 31, 2027, intends to vacate its space at the end of its lease term. The FanDuel space has been underwritten vacant with no in-place rent associated with respect to such space, but potential rent of $27.45 per square foot has been included in underwriting. We cannot assure you that FanDuel will or will not continue paying their contracted rent or if the landlord will be able to re-lease the space.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations.

We cannot assure you that any retail tenant, including any anchor or shadow anchor tenant for a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant, effective prior to (or within one year of) the maturity date of the related Mortgage Loan, to unilaterally terminate its lease (with respect to all or a portion of its leased property). For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Gilbert Gateway Towne Center Mortgage Loan (8.2%), both the second largest tenant, Mega Furniture (an affiliate of the prior owner of the Mortgaged Property), representing approximately 10.4% of the net rentable square footage at the Mortgaged Property, and the borrower have the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.
●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), (i) in addition to the right of the largest tenant at the Mortgaged Property, the NYC Department of Education, representing approximately 19.3% of the net rentable square footage and approximately 20.7% of underwritten base rent at the Mortgaged Property, to terminate its lease as described below, (ii) the second largest tenant, Buzzfeed, Inc., representing approximately 12.7% of the net rentable square footage and approximately 12.0% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease effective as of December 31, 2031, provided it gives 12 months prior written notice and pays an early termination fee, (iii) the third largest tenant, MSQ Partners NA LLC, representing approximately 11.5% of the net rentable square footage and approximately 11.3% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease effective as of July 1, 2033, provided it gives 12 months prior written notice and pays an early termination fee and (iv) the fifth largest tenant, Trustpilot, Inc, representing approximately 9.3% of the net rentable square footage and approximately 10.6% of underwritten base rent at the Mortgaged Property, has the option to terminate its lease effective as of February 29, 2028, provided it gives nine months prior written notice and pays an early termination fee.
●	With respect to the 67th and Camelback Mortgage Loan (2.8%), the fifth largest tenant at the Mortgaged Property, McDonald's, which leases 3.9% of the net rentable square footage, has the option to terminate its lease at any time upon written notice to the landlord and the payment to the landlord of a $200,000 termination fee.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if such tenant fails to meet certain sales targets, or if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, among either (i) the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or (ii) tenants that lease at least 20% of the net rentable square footage at any other Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Gilbert Gateway Towne Center Mortgage Loan (8.2%), nine tenants, in the aggregate representing approximately 50.7% of the net rentable square footage at the Mortgaged Property (including Mega Furniture, Petsmart, Ross, Cost Plus, and Michaels, each of the top five tenants at the Mortgaged Property), have co-tenancy clauses permitting such tenants to pay reduced or no base rent if (i) the Super Target, which is located adjacent to the Mortgaged Property, ceases conducting business for certain periods, (ii) certain other tenants at the Mortgaged Property cease operations for certain periods, and/or (iii) a certain percentage of the square footage at the Mortgaged Property is not occupied by tenants open for business, as applicable. With respect to the top five tenants at the Mortgaged Property:
●	The largest tenant at the Mortgaged Property, Ross, representing approximately 10.9% of the net rentable square footage, pays the lesser of 2.0% of gross sales and minimum rent in lieu of the base and percentage rent pursuant to its lease if a Reduced Occupancy Period occurs. A “Reduced Occupancy Period” occurs unless both Super Target and one other nationally or regionally recognized retail store: (i) are open every day (except for holidays) during regular business hours, (ii) operate pursuant to a lease with a minimum three year term, and (iii) occupy, with respect to Super Target, no less than 125,000 square feet of space and, with respect to the retail store tenant, no less than 18,000 square feet of space.
●	The second largest tenant at the Mortgaged Property, Mega Furniture, representing approximately 10.4% of the net rentable square footage, has the right, upon 60 days’ prior written notice, to pay no base rent for a period not to exceed 12 months if either (i) Super Target ceases conducting business for a period of 90 days, (ii) any two of Ross, Cost Plus, Petsmart or Michaels cease operations for a period of 90 days, or (iii) less than 80% of the net rentable square footage at the Mortgaged Property is occupied and open for business.
●	The third largest tenant at the Mortgaged Property, Michaels, representing approximately 8.6% of the net rentable square footage, pays 2.0% of gross sales not to exceed minimum rent in lieu of the base rent pursuant to its lease if, for a period of six months, (i) either Super Target, Barnes & Noble, Cost Plus, OfficeMax, Staples, Petsmart, Marshalls, or Ross are not open and being continuously operated and (ii) less than 65% of the net rentable square footage at the Mortgaged Property is open and operating. Michaels is entitled to pay such reduced rent until the foregoing conditions are cured.
●	The fourth largest tenant at the Mortgaged Property, Petsmart, representing approximately 7.0% of the net rentable square footage, pays 2.0% of gross sales in lieu of the base rent pursuant to its lease if 35% or more of the net rentable square footage at the Mortgaged Property is vacant.
●	The fifth largest tenant at the Mortgaged Property, Cost Plus, representing approximately 6.7% of the net rentable square footage and approximately 6.1% of the underwritten base rent at the Mortgaged Property, pays the lesser of 3.0% of gross sales and minimum rent in lieu of the base rent pursuant to its lease if (i) Super Target and (ii) at least two tenants occupying no less than 19,000 square feet are not fully operational and open for business.

●	With respect to the 67th and Camelback Mortgage Loan (2.8%), the second largest tenant at the Mortgaged Property, Dollar Tree, which leases 9.4% of the net rentable square footage, has a co-tenancy clause linked to the largest tenant at the Mortgaged Property, Los Altos Ranch Market. Provided that Dollar Tree is open and operating for business, other than for an exempted discontinuance, in the event that Los Altos Ranch Market vacates its leased space other than for a casualty, condemnation, assignment or remodeling (not to exceed 180 days), Dollar Tree may immediately begin paying only one-half of its base rent due under its lease, for as long as the space leased by Los Altos Ranch Market remains vacant and if at least 50% of such space remains unoccupied for a period of 12 months, or is not leased and open for business to a tenant with a similar use as Los Altos Ranch Market, or for a retail use typical of a co-anchor in a similarly situated shopping center, at the end of the aforementioned 12 month period, Dollar Tree will have the one-time right to terminate its lease upon written notice to the landlord within 60 days after the expiration of the aforementioned 12 month period, which termination will be effective 60 days after the date of such notice.
●	With respect to the Pavilion Center Mortgage Loan (2.7%), Skechers, the fourth largest tenant, representing approximately 7.6% of the net rentable square footage at the Mortgaged Property, has the right to pay a reduced rent equal to 6% of gross sales if less than 65% of the gross floor area at the Mortgaged Property is occupied by permanent tenants open to the public. If this condition continues for one year, Skechers may unilaterally terminate its lease upon 30 days’ written notice.

In addition, certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate its space during the term of its lease. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the 15 largest Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●	With respect to the Island Plaza Shopping Center Mortgage Loan (2.3%), the largest tenant, Bealls Outlet Stores, representing approximately 36.3% of the net rentable square footage at the Mortgaged Property, does not have a continuous operating covenant and may go dark in its leased space at any time.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), certain of the tenants at the Mortgaged Properties are currently dark with respect to, in aggregate, 69,658 square feet, representing approximately 5.3% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), with respect to 12,995 square feet of its leased space at the 38 Sidney Mortgaged Property and 35,157 square feet of its leased space at the 64 Sidney Mortgaged Property.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or non-profit organizations that generally rely in whole or in part on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, set forth below are certain charitable institution tenants that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
Poe Building	1.6%	UCP of NYC Aka United Cerebral Palsy of New York City	17.7%	23.0%
Poe Building	1.6%	Fedcap Rehabilitation Services, Inc.(1)	13.6%	16.5%
Poe Building	1.6%	Montefiore Medical Center(2)	8.6%	10.5%

(1)       Fedcap Rehabilitation Services, Inc. has an ongoing option to terminate its lease, upon 30 days’ notice, in the event that its governmental funding has been terminated for the programs operating on or about its premises.

(2)       Montefiore Medical Center has an ongoing option, effective as of October 1, 2028, to terminate its lease, upon four months’ notice and the payment to the landlord of a $75,000 termination fee.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status. See “Risk Factors—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS”.

●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), the largest tenant, the NYC Department of Education, representing approximately 19.3% of the net rentable square footage and approximately 20.7% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease at any time by delivering at least six months’ prior written notice.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable area at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable area at any Mortgaged Property:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the largest tenant at the Mortgaged Property, Industrious NYC LLC, which leases 15.0% of the net rentable square footage, is entitled to a total of $499,500 in free rent between February 2026 and April 2028.
●	With respect to the 525 7th Avenue Mortgage Loan (4.8%), the largest tenant, Reflex Performance Services (“Reflex”), which leases approximately 6.9% of the net rentable area of the related Mortgaged Property, is not yet in occupancy of its expansion space (6.0% of Reflex’s leased space), as to which its lease is set to commence in the first quarter of 2026. In addition, Reflex has partial rent abatements of $34,476 monthly through May 31, 2026; the second largest tenant, Betsy & Adam Ltd., has partial rent abatements of approximately $12,958 monthly through October 31, 2027; the third largest tenant, Studio Nazar, has partial rent abatements of approximately $9,921 monthly through May 31, 2028, and the fourth largest tenant, Cameron Industries, Inc. has partial rent abatements of $7,648 monthly from January through June 2026. At origination, $2,026,411 was deposited into a free rent reserve, to cover free or gap rent for multiple tenants, including the foregoing.
●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), the following top five tenants have abated rent as follows: (i) Buzzfeed, Inc. (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for the month of August 2029), (ii) MSQ Partners NA LLC (monthly abatement of $191,365 from March 2026 through July

2026), and (iii) Trustpilot, Inc (monthly abatement of $193,234.50 for the months of March 2028 and April 2028). At origination of the Mortgage Loan, approximately $2,746,644 was deposited into a free rent reserve for multiple tenants, including the foregoing.
●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), as to the East Hanover Plaza Mortgaged Property (0.8%), the fourth largest tenant, The Paper Store, is not yet in occupancy and has gap rent for approximately 12 months. Such rent was not reserved with the lender; however, approximately $304,336 was deposited into escrow by the seller of the East Hanover Plaza Mortgaged Property (the “East Hanover Plaza Property Seller”) for such free rent, pursuant to an escrow agreement between the Property Seller, the borrower and an escrow agent. The East Hanover Plaza Property Seller may trigger an early release of the escrow funds on or after March 1, 2026, upon which the escrow agent is required to release funds to the borrower and the East Hanover Plaza Property Seller pursuant to their joint instructions. The funds released to the borrower upon such an early release are required to be deposited into the unfunded obligations account maintained with the lender under the Mortgage Loan documents. Pursuant to a collateral assignment of such escrow agreement, the lender has the right to exercise the rights of the borrower thereunder after an event of default under the Mortgage Loan.
●	With respect to the Island Plaza Shopping Center Mortgage Loan (2.3%), at origination, the seller of the Mortgaged Property (the “Island Plaza Seller”) deposited approximately $434,431 in connection with outstanding tenant improvement and leasing commission costs and property remediation costs; however, such amounts were not held with the lender but rather deposited into a third party escrow pursuant to an escrow agreement between the Island Plaza Seller, the borrower and an escrow agent. Such reserve funds are to be released directly to the payee set forth in joint release instructions from the Island Plaza Seller and the borrower; provided that the borrower may only authorize such disbursements with the consent of the lender. Pursuant to a collateral assignment of the escrow agreement, the lender has the right to exercise the rights of the borrower thereunder after an event of default under the Mortgage Loan.
●	With respect to the Poe Building Mortgage Loan (1.6%), the third largest tenant, Fedcap Rehabilitation Services, Inc., which leases 13.6% of the net rentable square footage at the related Mortgaged Property, has had a delinquency of $16,237 under its lease since December 31, 2025, which is believed to relate to real estate tax reimbursement.
●	With respect to the 325 East 14th Street Mortgage Loan (0.7%), the largest commercial tenant at the Mortgaged Property, Corner14 Table LLC, representing approximately 54.8% of the commercial net rentable square footage at the Mortgaged Property, is in the process of building out its space and is not expected to be open to the public until June 2026. In addition, Corner14 Table LLC has a free rent period from February 1, 2026 through April 30, 2026 and a rent commencement date in May 2026. There can be no assurance that Corner14 Table LLC will complete its buildout or take occupancy as expected, or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Other tenants at the Mortgaged Properties may sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable area at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable area at any Mortgaged Property:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the third largest tenant, The Stellar Health Group, Inc., which leases approximately 9.6% of the net rentable area at the related Mortgaged Property, is currently subleasing one of its two floors (4.8% of net rentable area) to Cognitiv Corp. at an annual rent of $49.13 per square foot through January 31, 2027. The prime lease expires December 31, 2030 and provides for annual rent of $64.59 per square foot. The fourth largest tenant, Nayya Health Inc., which leases 8.6% of the net rentable area at the related Mortgaged Property, is subleasing 12,660 square feet (3.7% of net rentable area) to BaseTen Labs, Inc. at an annual rent of $72.00 per square foot through December 30, 2029. The prime lease expires December 31, 2029 and provides for annual rent of $65.00 per square foot. With respect to each of the foregoing tenants, the lender is underwriting the subleased space based on the rent under the prime lease.

●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), certain tenants at the Mortgaged Property are currently subleasing their respective spaces to third-party subtenants with respect to, in the aggregate, 37,190 square feet, representing approximately 11.2% of the net rentable square footage at the Mortgaged Property, including Trustpilot, Inc, the fifth largest tenant, currently occupying 30,737 square feet (approximately 9.3% of the net rentable square footage), which is subleasing 8,595 square feet to Juniper Solutions, Inc. at a sublease rate of $53.00 per square foot with an underwritten base rent per square foot under the prime lease of $68.67.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding tenant issues as discussed under this “—Tenant Issues” section has not been addressed for commercial tenancies at the related residential cooperative properties. Nevertheless, certain residential cooperative properties are heavily dependent on income from commercial tenancies. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%) and the BioMed MIT Portfolio Mortgage Loan Mortgage Loan (1.8%), certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), as to the Southmont Plaza Mortgaged Property (1.5%), the tenant T.G.I. Friday’s has a right of first offer to purchase its leased premises if the landlord decides to sell the leased premises. In addition, as to the East Hanover Plaza Mortgaged Property (0.8%), the tenant Chili’s has a right of first offer if the landlord receives a bona fide third party offer to purchase the tenant’s leased premises as a separate parcel, or the landlord makes an offer to sell or lease the tenant’s leased premises as a separate parcel.
●	With respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), the leases at the following Mortgaged Properties contain rights of first refusal to purchase the applicable Mortgaged Property in favor of the applicable tenant under each such lease: (i) Tractor Supply Co - Brenham (Market Street), TX; (ii) Tractor Supply Co - Hanover (Gateway), PA; (iii) Tractor Supply Co - Hazle Township (Airport), PA; (iv) Tractor Supply Co - Greenwood (Hwy 82), MS; (v) Tractor Supply Co - Mason City (4th), IA; (iv) Tractor Supply Co - Norfolk (Krenzien), NE; and (vii) Tractor Supply Co - Celina (Rte 127), OH (collectively, 2.6%). With respect to each such Mortgaged Property, the tenant, Tractor Supply Co., has a right of first refusal to purchase the building in which it leases space and the related land upon notice of an intent to acquire the borrower’s interest therein at any time after the date of the related lease so long as such lease is in effect, subject to the terms and conditions of the related lease. The tenant will have 30 days after receipt of such notice to exercise its right of first refusal. Pursuant to subordination, non-disturbance and attornment agreements, each such right would apply to a foreclosure.

Additionally, with respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), the lease at the CVS Pharmacy - Hanford (Lacey), CA Mortgaged Property (0.4%) contains a right of first refusal pursuant to which the tenant, CVS Pharmacy, has a right of first refusal to purchase the related Mortgaged Property upon notice of an intent to acquire the borrower’s interest therein at any time during an extension period of the related lease after January 31, 2040, subject to the terms and conditions of the related lease. The tenant will have 20 days after receipt of such notice to exercise its right of first refusal. Such right would not apply in foreclosure or to any conveyance in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 6 in Annex D-1, representation and warranty number 6 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6 or Annex E-2, as applicable.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances, under an operating lease between a borrower and an affiliate of the related borrower.

Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Island Plaza Shopping Center Mortgage Loan (2.3%), the third largest tenant, Carvelli Restaurant Group, representing approximately 7.7% of the net rentable square footage and approximately 11.0% of the underwritten gross rent at the Mortgaged Property, is affiliated with the borrower sponsor. At origination, the borrower entered into a new lease with such sponsor-affiliated tenant and all rental payments are guaranteed by the non-recourse carveout guarantor.
●	With respect to the Poe Building Mortgage Loan (1.6%), the garage space at the Mortgaged Property, which constitutes 13.8% of the net rentable area, is leased to an affiliate of the borrower sponsor. Such tenant’s rent is significantly lower than the concluded market rent for such space set forth in the related appraisal. The affiliated tenant has the right to terminate such lease upon 60 days’ prior written notice.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

We cannot assure you that any borrower affiliated tenants did not receive more favorable leasing terms than a tenant who is not a borrower affiliate.

Certain of the Mortgaged Properties may be leased in whole or in part by relevant transaction parties or their affiliates.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Washington) do not require earthquake insurance, eighteen (18) of the Mortgaged Properties (14.2%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Alaska, Nevada, Oregon and Washington.

With respect to seventy-nine (79) of the Mortgaged Properties, which secure in whole or in part twenty-three (23) Mortgage Loans (71.4%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the borrower may rely on insurance maintained by the 215 PAS Master Tenant provided that certain conditions are satisfied, including that the 215 PAS Master Lease remains in full force and effect, the insurance requirements under such lease remain satisfied and the policies satisfy the requirements of the insurance provisions of the related loan agreement.
●	With respect to the Fishers Twinbrook Mortgage Loan (4.1%), the borrower may rely on blanket insurance policies maintained by the California Public Employees Retirement System (“CalPERS”), an indirect 99.5% owner of the borrower, so long as such coverage is equal to or greater than the coverage provided by the CalPERS blanket policy in effect as of the origination date or otherwise satisfies the requirements set forth in the loan documents.
●	With respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), the related borrower may rely on the related tenant's insurance for all or a portion of the required insurance as applicable, subject to certain customary conditions set forth in the Mortgage Loan documents including that (i) such tenant’s lease is in full force and effect and no default has occurred thereunder, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) such tenant has provided property insurance which satisfies the provisions of the Mortgage Loan documents, (v) all tenants and/or guarantors for tenant coverage approved by the lender maintain a credit rating from S&P of at least “BBB-”, (vi) such tenant’s lease provides (or the applicable tenant thereunder delivers written confirmation to the lender (in form and substance satisfactory to the lender)) that (A) such lease will remain in full force and effect following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the related borrower and/or lender, and (B) following a casualty, the tenant has no right to rental abatement, (vii) (A) the lender is named as a mortgagee/loss payee, as required pursuant to the Mortgage Loan documents, on each of the policies maintained by such tenant and (B) the related borrower is named as an additional insured or additional named insured on each of the policies maintained by such tenant, and (viii) the borrower provides to the lender no less frequently than annually prior to renewal of such coverage maintained by the tenant evidence satisfactory to the lender in its sole discretion that the applicable tenant maintains insurance in accordance with the Mortgage Loan documents. To the extent there are any gaps in such tenant's insurance as required under the Mortgage Loan documents, the related borrower is required to maintain insurance to fill the gaps in coverage.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1, representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the 50 West 23rd Street Mortgage Loan (4.1%), the East 10th St. Owners Corp. Mortgage Loan (0.4%), the 135 Willow Owners Corp. Mortgage Loan (0.4%), the 451 West Owners Ltd. Mortgage Loan (0.3%), the 33 Greene Street Corp. Mortgage Loan (0.3%), the 66 West 84th Street Owners Corp. Mortgage Loan (0.2%), the Madison Square Apartments, Inc. Mortgage Loan (0.2%), the West 12th Street Tenants Corp. Mortgage Loan (0.2%) and the West 71 St. Tenants, Inc. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

In addition, certain Mortgaged Properties are subject to use restrictions relating to environmental considerations. See “—Environmental Considerations”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1, representation and warranty numbers 24 and 25 on Annex E-1, representation and warranty numbers 26 and 28 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, respectively, for additional information.

Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals.

In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value for a Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects the “as-is” value.

●	With respect to the UOVO Evergreen Mortgage Loan (3.8%), the Appraised Value of $191,200,000 includes $14,200,000 attributable to a NYCIDA tax abatement. Such tax abatement would not be applicable to the Mortgaged Property upon a foreclosure or deed in lieu of foreclosure unless the issuing entity separately applied for such abatement and satisfied the conditions to such abatement. See “—Real Estate and Other Tax Considerations.”
●	With respect to the Landstown Commons Mortgage Loan (1.2%), the Appraised Value of $105,200,000 is based on the extraordinary assumptions that none of the co-tenancy requirements have been violated and that the shadow anchor, Kohls will not vacate the greater shopping center.

With respect to the Mortgaged Properties that secure the Mortgage Loan listed in the following table, the related Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using an Appraised Value other than the “as-is” Appraised Value:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
215 Park Avenue South(1)	9.6%	50.0%	50.0%	$216,000,000	50.9%	50.9%	$212,000,000
U-Haul Portfolio(2)	5.3%	51.4%	39.5%	$152,700,000	53.6%	41.2%	$146,240,000
BioMed MIT Portfolio(3)	1.8%	35.3%	35.3%	$2,400,000,000	36.3%	36.3%	$2,330,300,000
Windsor Prime MHC Portfolio(4)	0.8%	62.5%	62.5%	$9,600,000	65.4%	65.4%	$9,180,000
U-Haul AREC RW Portfolio(5)	0.8%	51.9%	39.8%	$199,300,000	54.2%	41.7%	$190,530,000

(1)	With respect to the 215 Park Avenue South Mortgage Loan, the Appraised Value represents the “Market Value Adding Escrow Reserves” appraised value which assumes that $4,149,340 of reserves are held with the lender and would transfer with the real estate in the event of a sale. At origination $3,000,000 of reserves was deposited with the lender for future tenant improvements and leasing commissions, $1,019,108 was deposited into a specified rollover reserve and $915,241 was deposited into a rent replication reserve.
(2)	With respect to the U-Haul Portfolio Mortgage Loan, the Appraised Value of $152,700,000 reflects a portfolio premium of approximately 4.4% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of various dates in August and September 2025 is $146,240,000.
(3)	With respect to the BioMed MIT Portfolio Mortgage Loan, the Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio Mortgaged Properties of $2.4 billion, which includes an approximate 3.0% portfolio premium, and results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 35.3% and 35.3%, respectively. Based on the aggregate of the individual “As-Is” appraised values of the BioMed MIT Portfolio Mortgaged Properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 36.3% and 36.3%, respectively.
(4)	With respect to the Windsor Prime MHC Portfolio Mortgage Loan, the related Appraised Value of $9,600,000 represents the “as portfolio” appraised value, which is inclusive of an approximately 4.58% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.
(5)	With respect to the U-Haul AREC RW Portfolio Mortgage Loan, the Appraised Value of $199,300,000 reflects a portfolio premium of approximately 4.6% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of various dates in August and September 2025 is $190,530,000.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary assumptions”, including that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Goldman Sachs Mortgage Company”, “—National Cooperative Bank, N.A.”, “—Barclays Capital Real Estate Inc.”, “—UBS AG New York Branch” and “—Bank of Montreal”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2 for additional information.

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), there is no non-recourse carveout guarantor and there is no separate environmental indemnitor aside from the single purpose entity borrower.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), there is no separate environmental indemnitor aside from the related borrowers. The borrowers have obtained an environmental insurance coverage (the “PLL Policy”) with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. The borrowers are required to maintain the PLL Policy for terms of at least two years past the then-current maturity date of the related Whole Loan, provided that the borrowers may obtain the PLL Policy for shorter terms so long as the borrowers continue to renew, replace or extend such policy for the required term. In the event that the borrowers fail to renew the PLL Policy as required, the non-recourse carveout guarantor will have loss recourse liability for certain environmental matters capped at the aggregate PLL Policy minimum limits applicable to the related properties. In addition, the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by the lender in connection with its enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.
●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.
●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).
●	With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental insurance policy prior to any claim being made under such environmental indemnity.
●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the UOVO Evergreen Mortgage Loan (3.8%), the Mortgaged Property is subject to a New York City Industrial Development Agency (“NYCIDA”) tax abatement structure, under which the borrower leased the land and the improvements to the NYCIDA, which in turned are subleased back to the borrower, together with a lease of the personal property associated with the land and improvements. The leases, which commenced on December 19, 2018, and expire on June 30, 2044 (unless earlier terminated in accordance with the provisions thereof), are subordinate to any mortgage on the Mortgaged Property and are coterminous with each other. The estimated full unabated taxes for the 2025/2026 tax year are $965,196. The Mortgage Loan was underwritten based on the 10 year average abated taxes of $171,273. The NYCIDA tax abatement would not apply to the Mortgaged Property following the acquisition by the issuing entity of the Mortgaged Property in a foreclosure or deed in lieu thereof. In order to obtain the benefits of such an abatement, the issuing entity would be required to separately apply for and satisfy the requirements of such an abatement, and there can be no assurance that it would be able to do so.

●	In addition, with respect to the UOVO Evergreen Mortgage Loan (3.8%), the appraisal includes a tax opinion letter from a professional associated with the borrower that states that the Mortgaged Property would be entitled to a retroactive, 25-year tax benefit in connection with the Industrial & Commercial Abatement Program (“ICAP”), a tax exemption program on new construction in designated areas. Such letter states that the final review by the New York City Department of Finance to issue an ICAP Final Certificate of Eligibility is pending submission of a “no violations” fire department search. The letter states that properties that qualify for ICAP benefits in a designated area receive a property tax exemption of the added physical value resulting from the construction for 25 years. If it obtains ICAP benefits the Mortgaged Property would be expected to receive 100% of the exemption benefit for the first 16 years starting with the 2021/2022 tax year, which then decreases each year thereafter by 10%. The physical assessment will be fully taxable in Year 26. The estimated abated taxes with the ICAP benefit for the 2025/2026 tax year are $648,859. The letter states that the opinions therein are not intended as warranties. We cannot assure you of whether the ICAP has been applied for, will be received, or of what effect it would have on the NYCIDA tax abatement. The ICAP benefits are lower than those provided by the NYCIDA tax abatement. The appraised value of $191,200,000 includes $14,200,000 attributable to the NYCIDA tax abatement, which results in a Cut-off Date LTV and LTV Ratio at Maturity of 54.9%. The appraisal also included an appraised value, assuming the NYCIDA tax abatement is not in place and an ICAP is in place, of $172,300,000, which results in a Cut-off Date LTV and LTV Ratio at Maturity of 60.9%. The appraisal also provides an appraised value of the Mortgaged Property as if unabated (i.e. without either the NYCIDA tax abatement or the ICAP abatement) of $167,500,000, which results in a Cut-off Date LTV and LTV Ratio at Maturity of 62.7%.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), any related individual borrower has the right, without the consent of the lender, to enter into a payment-in-lieu-of-taxes (“PILOT”) lease (“PILOT Lease”) with respect to the entirety of such fee interest to provide the applicable individual Mortgaged Property with the benefit of PILOT (any such arrangement, a “Permitted PILOT Arrangement”), certain conditions, including, among others, (a) the form of PILOT Lease is substantially in the form of a PILOT Lease previously approved by the lender or subject to the lender’s reasonable approval, (b) if customarily provided (in the borrower’s reasonable determination) by the lessee under such PILOT Lease (in such capacity, “PILOT Lessee”) or if expressly provided in the PILOT Lease, the PILOT lessor enters into a fee mortgage or a joinder to a PILOT leasehold mortgage encumbering the PILOT lessor’s fee interest under the PILOT Lease, and (c) if the Permitted PILOT Arrangement includes a bond financing, all PILOT bonds are required to be pledged to the lender; provided, however, at any time, a PILOT Lessee is permitted, without the consent of the lender, to redeem, terminate or cancel any PILOT Lease and the related documents in connection with the acquisition of the fee interest held by the applicable PILOT lessor in accordance with the terms of the PILOT Lease and the Whole Loan documents.
●	With respect to the Poe Building Mortgage Loan (1.6%), the Mortgaged Property is currently in year 23 of a 25 year ICAP tax abatement. The Mortgaged Property is entitled to a 30%

abatement in the 2025/2026 tax year, a 20% abatement in the 2026/2027 tax year and a 10% abatement in the 2027/2028 tax year, after which the abatement expires. According to the appraisal, estimated unabated taxes for the 2025/2026 tax year are $1,105,116, and estimated abated taxes are $992,000. The Mortgage Loan was underwritten based on abated taxes of $992,720.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1, representation and warranty number 17 on Annex E-1, representation and warranty number 19 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, Annex E-2 and Annex F-2, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

Thirty (30) Mortgage Loans (67.3%) are interest-only until the related maturity date.

Twenty-four (24) Mortgage Loans (22.7%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the related maturity date or Anticipated Repayment Date and then have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Eight (8) Mortgage Loans (10.1%) provide for payments of interest-only for the first 24 months following the origination date of the related Mortgage Loan and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the related maturity date and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	31	$ 556,756,019	76.4%
1	10	25	76,577,043	10.5%
6	3	1	30,000,000	4.1%
1	0	1	26,750,000	3.7%
6	5	2	18,618,650	2.6%
9	0	1	13,000,000	1.8%
11	0	1	7,500,000	1.0%
Total		62	$ 729,201,713	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple or sub-leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the U-Haul Portfolio Mortgage Loan (5.3%) and the U-Haul AREC RW Portfolio Mortgage Loan (0.8%) (collectively, the “ARD Loans” and each, an “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).

In addition, each ARD Loan is interest-only until its respective Anticipated Repayment Date. “Excess Interest” with respect to each ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to twenty-five (25) Mortgage Loans (10.5%) secured by residential cooperative properties, the related borrower does not have independent directors, and no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

With respect to the 67th and Camelback Mortgage Loan (2.8%), such Mortgage Loan has a principal balance greater than $20,000,000 and does not have an independent director in place.

With respect to the Mariners Pointe Apartments Mortgage Loan (2.5%), the related borrower’s organizational documents and the Mortgage Loan documents do not require compliance, and the borrower’s operations do not comply, with all of the separateness covenants required for it to be a single-purpose entity. However, the borrower has agreed to certain covenants, such as owning no other properties (other than the Mortgaged Property that is collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). The borrower sponsor has agreed to provide recourse for (i) any losses suffered by the lender resulting from the borrower not being fully compliant with the separateness covenants, and (ii) the full amount of the debt in the event (x) the borrower is substantively consolidated in a bankruptcy proceeding with any other person or entity, and (y) the borrower not being fully compliant with the separateness covenants is cited as a material factor in any involuntary bankruptcy proceeding. There can be no assurance that the non-recourse guarantor will perform its recourse obligations under the guaranty if required to do so.

With respect to all of the above Mortgage Loans as to which additional recourse was provided, the related guarantor may not have the resources to perform its recourse obligations. Further, the existence of such recourse may increase the possibility of a consolidation of the assets and liabilities of the borrower with those of the guarantor in the event of a bankruptcy of the guarantor.

Certain borrowers are not required to have an independent director. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance or prepayment premium provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessment of Property Value and Condition”.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge for such Mortgage Loans will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

With respect to certain other Mortgage Loans, the yield maintenance charges payable in connection with a voluntary prepayment may be calculated in a manner that varies from those described above.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. In addition, certain of the

Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described such section. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

With respect to eleven (11) Mortgage Loans (21.6%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower to (i) substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, as applicable, with respect to nine (9) of the YM/Defeasance Loans (19.7%) during a prepayment period beginning after a lockout period of 12 months following the origination date of the Mortgage Loan, and prior to the open prepayment period, with respect to one (1) of the YM/Defeasance Loans (1.2%), during a prepayment period beginning after a lockout period of 11 months following the origination date of the Mortgage Loan, and prior to the open prepayment period, and with respect to one (1) of the YM/Defeasance Loans (0.8%), during a prepayment period beginning after a lockout period of 28 months following the origination date of the Mortgage Loan.

Eleven (11) Mortgage Loans (23.3%) permit the related borrower, after a lockout period of 5 to 27 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

Twenty-five (25) Mortgage Loans (10.5%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a yield maintenance charge or prepayment premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a prepayment premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

The Mortgage Loans described above that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
215 Park Avenue South	$70,000,000	9.6%	12
Fishers Twinbrook	$30,000,000	4.1%	9
Haverford Retail Partners Portfolio	$30,000,000	4.1%	24
67th and Camelback	$20,500,000	2.8%	19
Pavilion Center	$19,525,000	2.7%	24
Mariners Pointe Apartments	$18,416,989	2.5%	18
Security Public Storage - Salinas	$18,300,000	2.5%	9
PwC Pennant Building	$13,878,650	1.9%	7
Security Public Storage - Pittsburg	$11,700,000	1.6%	9
StorQuest Self Storage - Waipahu	$9,000,000	1.2%	23
Securlock Colony Self Storage	$8,900,000	1.2%	2
Security Public Storage – Glendora	$8,700,000	1.2%	10
StorQuest Self Storage - Denver	$8,600,000	1.2%	23
Landstown Commons	$8,400,000	1.2%	10
Security Public Storage - Manteca	$8,050,000	1.1%	9
Security Public Storage – Shaw	$7,600,000	1.0%	10
Security Public Storage – Sparks	$7,000,000	1.0%	10
Security Public Storage - Blackstone	$6,200,000	0.9%	10
Windsor Prime MHC Portfolio	$6,000,000	0.8%	20
U-Haul AREC RW Portfolio	$5,962,829	0.8%	24
Security Public Storage - Sacramento III	$5,800,000	0.8%	9
Guardian Storage Bloomfield	$4,740,000	0.7%	21

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4..	27	17.2%
5..	3	12.1
6..	1	1.2
7..	31	69.6
Total	62	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
●	Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the issuing entity that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”.

Defeasance; Collateral Substitution

The terms of fifteen (15) Mortgage Loans (44.6%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans (except for the Cummins Station Mortgage Loan), the Defeasance Lock-Out Period ends at least two years after the Closing Date. With respect to the Cummins Station Mortgage Loan (1.0%), the Cummins Station Mortgage Loan may be defeased commencing on any day following July 11, 2027, which is prior to the second anniversary of the startup date of the Cummins Stations Loan REMIC, as described below.

As described under “—Prepayment Protections and Certain Involuntary Prepayments—Voluntary Prepayments” above, eleven (11) of the Mortgage Loans (21.6%) are a YM/Defeasance Loan.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or the principal balance outstanding at any related anticipated repayment date or at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Cummins Station Mortgage Loan (1.0%) allows the related borrower to defease such Mortgage Loan after an initial period that is less than 2 years following the startup date of the Cummins Station Loan REMIC (the “Early Defeasance Loan”). In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related Mortgage Loan prior to the second anniversary of the startup date of the Cummins Station Loan REMIC, the master servicer or the special servicer, as applicable, is required to promptly notify the trustee, the certificate administrator, the directing certificateholder and the related Mortgage Loan Seller of such borrower’s intention, and the related Mortgage Loan Seller, UBS AG, will be required to, not less than 2 days prior to the date scheduled for such defeasance, repurchase the Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding Servicing Advances and interest on Advances accrued with respect to such Mortgage Loan. In connection with such repurchase, (1) the special servicer is required to effect a “qualified liquidation” of the Cummins Station Loan REMIC within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee and (2) UBS AG will be required to obtain (at its expense) and deliver to the master servicer and the trustee an opinion of counsel to the effect that such repurchase will not result in an adverse REMIC event under the PSA. In the event UBS AG fails to purchase the related Mortgage Loan as required, the special servicer will be required to sell such Mortgage Loan from the issuing entity at the highest available price and is required to effect a “qualified liquidation” of the Cummins Station Loan REMIC within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee, as soon as reasonably practicable and, in any event, prior to the date of such early defeasance, and, in such event, the special servicer will be entitled to a liquidation fee. The related MLPA will require UBS AG to indemnify the issuing entity for any amount by which the Purchase Price exceeds the proceeds received by the issuing entity, including all expenses and fees incurred by the issuing entity, with respect to such sale and liquidation of such Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the U-Haul Portfolio Mortgage Loan (5.3%), the loan documents for the related Whole Loan provide that, following two years from the Closing Date and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain release of a portion of the U-Haul Portfolio Mortgaged Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the Whole Loan in an amount equal to (a) 125% of the applicable allocated loan amount of the related individual Mortgaged Property plus (b) the pro rata amount of any accrued and unpaid interest on the Whole Loan and/or any other sums payable to the lender under the loan agreement, and in all events subject to compliance with REMIC trust requirements, (iii) after giving effect to the release of the applicable individual Mortgaged Property (x) the debt service coverage ratio for the Mortgaged Properties is equal to or greater than the greater of (a) 1.47x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, (y) the debt yield for the remaining Mortgaged Properties is equal to or greater than the greater of (a) 10.7% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, and (iv) satisfaction of any REMIC requirements.
●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), the borrowers have the one-time right at any time after the end of the two-year period commencing on the Closing Date to obtain the release of any one of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated loan amount with respect to such individual Mortgaged Property, together with, if prior to the open prepayment date in June 2035, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be equal to or greater than the greater of (1) the debt yield of all the related Mortgaged

Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

●	With respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), on any monthly payment date after the date that is two years following the Closing Date, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the Mortgage Loan upon satisfaction of certain conditions including, among others: (i) the partial defeasance of the loan in an amount equal to a release price equal to the greater of (a) 90% of the net sales proceeds attributable to such Mortgaged Property being released and (b) 115% of the allocated loan amount of such Mortgaged Property being released; (ii) no event of default is continuing; (iii) after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Property(ies) is equal to or greater than the greater of 2.15x and the debt service coverage ratio immediately prior to release and (y) the debt yield for the remaining Mortgaged Property(ies) is equal to or greater than the greater of 13.25% and the debt yield immediately prior to release; and (iv) satisfaction of customary REMIC requirements.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), the related borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the Whole Loan and (b) the third anniversary of the loan origination date, obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the borrowers have completed defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount (as defined below), plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the borrowers have paid the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the Mortgaged Property as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the debt service coverage ratio at loan origination (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the Whole Loan in accordance with the Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the Whole Loan, in accordance with the Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the Mortgaged Property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a fund entity affiliated with Blackstone (as more fully described in the Whole Loan documents) that controls, or is, the borrower sponsor, the borrowers may release such Release Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any mezzanine loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the related mezzanine borrower will partially defease the related mezzanine loan equal to the applicable release amount under the mezzanine loan (or, if applicable, the Alternate Release Price (as defined in the mezzanine loan agreement)) applicable to such individual Mortgaged Property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the mezzanine loan agreement; (iv) the absence of a Whole Loan event of default on the date that the related individual Mortgaged Property is released from the lien of the Whole Loan (except as expressly permitted in the Whole Loan documents); and (v) compliance with REMIC related provisions. As used herein, “Release Amount”, means, for a Mortgaged Property, the lesser of: (a) the outstanding Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (“Mortgage ALA”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, a partial release may be made to cure an event of default relating to an individual Mortgaged Property (a “BioMed MIT Portfolio Default Release”), provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed MIT Portfolio Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above.

Further, a partial release may be made in order to cure an event of default related to the related ground lease (a “Ground Lease Default Release”), provided that (i) the default relates to an event of default under the related ground lease and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a Ground Lease Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above, and further provided that with respect to any transfer of a BioMed MIT Portfolio Ground Lease related to such Ground Lease Default Release to an affiliate of the borrower, the borrower provides an additional insolvency opinion addressing such transfer to an affiliate.

Further, so long as no event of default is continuing, the borrower at its sole option and sole cost and expense, may deliver to the lender a new appraisal (or an update to the existing appraisal) of each individual Mortgaged Property, indicating the value of such individual Mortgaged Properties which are then secured by the mortgages. Upon receipt of such appraisals (or updates to existing appraisals), at the borrower’s request, the lender is required to use reasonable efforts to agree with the borrower, in their reasonable discretion, to reallocate the then outstanding allocated mortgage loan amounts related to such individual Mortgaged Properties based on the “as-is” values of such individual Mortgaged Properties (inclusive of any portfolio premium) identified in such appraisals (or updates to such appraisals) so long as after giving effect to such reallocation (i) the aggregate allocated mortgage loan amounts with respect to the Whole Loan are equal to such aggregate amounts immediately prior to such reallocation and (ii) the lender has received an opinion of counsel that, after giving effect to such reallocation, the securitization will not fail to maintain its status as a REMIC trust or be subject the imposition of a tax and the tax on prohibited contributions as a result of such reallocation.

In addition, solely with respect to a partial release of a portion (each, a “Portfolio Release Property”) of any of the Mortgaged Properties that were not separately described in the surveys delivered at origination (each, a “Portfolio Property”), as described in the loan agreement, the borrower will also be required to deliver, among other things, (i) a new survey reasonably acceptable to the lender, (ii) evidence reasonably acceptable to the lender that (a) the Portfolio Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the remaining Portfolio Property or has been legally subdivided from the remaining Portfolio Property or that the borrower has taken all action necessary under applicable legal requirements in order for such remaining Portfolio Property to be designated as one or more tax parcels separate from the Portfolio Release Property and (b) such partial release does not materially disrupt the operations of the tenants’ businesses pursuant to leases at the remaining Portfolio Property and/or such tenants’ existing use of the remaining Portfolio Property prior to giving effect to such release. To the extent that a subdivision and tax lot split required in order to release such Portfolio Release Property allocates taxes or other shared obligations as between the Portfolio Release Property and the remaining Portfolio Property in a manner such that the obligations of the remaining Portfolio Property varies by an amount of 10% or more from the assumed allocation of obligations in the appraisals delivered on the origination date, the borrower may (1) deliver an appraisal (or update to the existing appraisal), indicating the value of the applicable Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property or (2) request that the lender reasonably determine the value of the Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property, and, in each case, the Mortgage ALA for the remaining Portfolio Property will each be adjusted to reflect 100% of the difference in the value of the applicable Portfolio Property including the Portfolio Release Property, and excluding the Portfolio Release Property, as set forth in the appraisal or as reasonably determined by the lender, provided that the sum of the Mortgage ALA of the remaining Portfolio Property and the Portfolio Release Property following such adjustment equals the Mortgage ALA of the Portfolio Property prior to such determination.

●	With respect to the U-Haul AREC RW Portfolio Mortgage Loan (0.8%), the loan documents for the related Whole Loan provide that, following two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul AREC RW Portfolio Whole Loan to be securitized and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain the release of a portion of the U-Haul AREC RW Portfolio Mortgaged Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) all necessary documents to modify the related loan agreement and to amend and restate the notes and issue substitute notes will be prepared at the borrowers’ expense, (iii) partial defeasance of the Whole Loan in an amount equal to (a) 110% of the applicable allocated loan amount applicable to the related individual Mortgaged Property plus (b) the pro rata amount of any accrued and unpaid interest on the Whole Loan and/or any other sums payable to the lender under the loan agreement, and in all events subject to compliance with REMIC trust requirements, (iv) after giving effect to the release of the applicable individual Mortgaged Property, the lender determines that the debt service coverage ratio for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, is equal to or greater than the greater of (a) 1.40x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, (v) after giving effect to the release of the applicable individual Mortgaged Property, the lender determines that the debt yield for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, is equal to or greater than the greater of (a) 10.4% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, and (vi) satisfaction of any REMIC requirements.
●	With respect to the Poe Building Mortgage Loan (1.6%), after the date that is two years from the Closing Date, the Mortgage Loan documents permit the free release of a parcel of non-income producing vacant land at the Mortgaged Property, upon satisfaction of conditions relating to designating the parcel as a separate legal and tax lot, no adverse effect on the use or operation of the remaining Mortgaged Property, compliance with REMIC requirements, and the entering into of a “no poaching” agreement, of which the lender must be a third-party beneficiary.

Furthermore, certain loans may permit the release or substitution of specified parcels of real estate, improvements and/or development rights that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Substitutions

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

●	Thirty-nine (39) Mortgage Loans (78.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.
●	Twenty-five (25) Mortgage Loans (67.4%) provide for monthly or upfront escrows for ongoing replacements or capital repairs.
●	Sixteen (16) Mortgage Loans (53.4%), secured by properties with commercial tenants, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.
●	Eleven (11) Mortgage Loans (26.4%) provide for upfront reserves for immediate repairs.
●	Seven (7) Mortgage Loans (15.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	11	42.8%
Springing	15	29.9%
Soft	2	6.1%
None	34	21.2%
Total	62	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is affiliated with the signatory trustee or manager for the related borrower. The master lease has been subordinated to the related Mortgage Loan documents.

The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

With respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), the related borrower is a Delaware statutory trust. Under the related Mortgage Loan documents, the related lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) an event of default under the related Mortgage Loan documents (or if the related lender determines that an event of default is imminent), (ii) the related borrower’s failure to deliver to the related lender a commitment to refinance the related Mortgage Loan 90 days prior to the related maturity date or (iii) the related borrower being unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #74 Mortgaged Properties. The ExchangeRight Net Leased Portfolio #74 Mortgaged Properties are subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan. Furthermore, the master tenant executed the security instrument, the assignment of leases and rents and the cash management agreement in favor of the lender. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

Exceptions to Underwriting Guidelines

The Mortgage Loans to be contributed by GACC were originated in accordance with GACC’s and DBNY’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by CREFI were originated in accordance with CREFI’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by GSMC were originated in accordance with GSMC’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan

Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by National Cooperative Bank, N.A. were originated in accordance with National Cooperative Bank, N.A.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The Mortgage Loans to be contributed by BCREI were originated in accordance with BCREI’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by UBS AG were originated in accordance with UBS AG’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

The Mortgage Loans to be contributed by BMO were originated in accordance with BMO’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional

Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-Off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
BioMed MIT Portfolio	$13,000,000	$834,000,000	$478,000,000	65.00%	1.63x	NAP	Yes
Cummins Station	$7,500,000	$127,500,000	NAP	65.00%	1.35x	9.5%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation (except with respect to the BioMed MIT Portfolio Mortgage Loan (1.8%), for which no Rating Agency Confirmation is required). The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan (3.7%), ExchangeRight Real Estate, LLC, a borrower sponsor, maintains a $75 million revolving credit facility with Banc of California (formerly Pacific Western Bank). Historically, the facility was used by such borrower sponsor to acquire new properties and the facility is paid down as such borrower sponsor syndicates its recently closed deal portfolios. The credit facility is secured by, among other collateral unrelated to the Mortgage Loan, all assets of (i) ExchangeRight Real Estate, LLC (which owns 100% of the related borrowers prior to the syndication of the Delaware statutory trust interests, the master tenant and the entity through which the guarantors control the related borrowers) and (ii) ExchangeRight Income Fund (a permitted transferee that can acquire control and ownership in the related borrowers and the master tenant during the Mortgage Loan term and can serve as a replacement guarantor). The related borrower sponsor confirmed that ExchangeRight Real Estate, LLC and ExchangeRight Income Fund together have a net worth materially in excess of the revolving credit facility amount. There is no intercreditor agreement in place with respect to such credit facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Preferred equity structures would permit one or more special limited partners or members to receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak and/or result in potential changes in the management of the related Mortgaged Property in the event the preferred return is not satisfied.

Other Secured Indebtedness

Certain Mortgage Loans may also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Non-Trust Mortgage Loan Maximum Balance Allowed(1)	Non-Trust Mortgage Loan Balance as of 2/9/2026	Total Cut-off Date Debt Balance(2)	Total Maximum Debt Balance(3)	Total Maximum Debt LTV Ratio(3)	Non-Trust Mortgage Interest Rate	Total maximum Debt UW NCF DSCR(4)
Imperial Owners Corp.	$6,194,944	$500,000	$0	$6,194,944	$6,694,944	27.9%	Greater of (A) 5.00% or (B) Prime Rate	4.08x
150 West 87th Owners Corp.	$5,500,000	$500,000	$0	$5,500,000	$6,000,000	9.4%	Greater of (A) 5.00% or (B) Prime Rate	5.68x
Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	$4,989,523	$500,000	$372,000	$5,361,523	$5,489,523	4.3%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	19.76x
855 E. Broadway Owners Corp.	$4,800,000	$500,000	$0	$4,800,000	$5,300,000	17.6%	Greater of (A) 5.00% or (B) Prime Rate	4.61x
65 West 95th Owners Corp.	$4,436,007	$500,000	$200,000	$4,636,007	$4,936,007	8.2%	Greater of (A) 5.00% or (B) Prime Rate	6.90x
333 Bronx River Tenants Corp.	$3,988,368	$500,000	$0	$3,988,368	$4,488,368	13.1%	Greater of (A) 5.00% or (B) Prime Rate	8.52x
Pelhamdale Manor Corp.	$3,741,841	$500,000	$0	$3,741,841	$4,241,841	13.2%	Greater of (A) 4.95% or (B) Prime Rate+0.25%	4.70x
Westbrook Tenants Corporation	$3,595,858	$500,000	$0	$3,595,858	$4,095,858	16.9%	Greater of (A) 5.00% or (B) Prime Rate	6.06x
Kew Gardens Owners Corp.	$3,350,000	$500,000	$285,000	$3,635,000	$3,850,000	14.9%	Greater of (A) 5.00% or (B) Prime Rate	5.66x
103 Gedney Street Owners', Inc.	$3,195,085	$500,000	$0	$3,195,085	$3,695,085	9.7%	Greater of (A) 5.00% or (B) Prime Rate	7.03x
East 10th St. Owners Corp.	$2,750,000	$500,000	$0	$2,750,000	$3,250,000	6.6%	Greater of (A) 5.00% or (B) Prime Rate	9.59x
601 79 Owners Corp.	$2,696,441	$300,000	$0	$2,696,441	$2,996,441	7.4%	Greater of (A) 5.00% or (B) Prime Rate	8.16x
135 Willow Owners Corp.	$2,642,234	$500,000	$0	$2,642,234	$3,142,234	3.2%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	17.61x
451 West Owners Ltd.	$2,500,000	$250,000	$0	$2,500,000	$2,750,000	30.9%	Greater of (A) 5.00% or (B) Prime Rate	2.14x
Garden Hamilton, Inc.	$2,492,991	$500,000	$0	$2,492,991	$2,992,991	15.8%	Greater of (A) 5.00% or (B) Prime Rate	4.29x
Willow House Owners Corp.	$2,147,128	$250,000	$0	$2,147,128	$2,397,128	9.4%	Greater of (A) 5.00% or (B) Prime Rate	7.10x
Madison Square Apartments, Inc.	$1,498,040	$500,000	$0	$1,498,040	$1,998,040	6.2%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	11.27x
115 Payson Owners Corp.	$1,496,710	$500,000	$0	$1,496,710	$1,996,710	13.1%	Greater of (A) 5.00% or (B) Prime Rate	3.99x
West 12th Street Tenants Corp.	$1,200,000	$150,000	$0	$1,200,000	$1,350,000	6.5%	Greater of (A) 4.95% or (B) Prime Rate+0.25%	10.91x
Gramercy 29 Apts. Inc.	$997,831	$200,000	$0	$997,831	$1,197,831	2.4%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	18.21x
West 71 St. Tenants, Inc.	$997,810	$500,000	$0	$997,810	$1,497,810	10.1%	Greater of (A) 5.00% or (B) Prime Rate	7.53x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of February 9, 2026.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of February 9, 2026 and giving effect to any applicable interest rate floor), and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness, (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

With respect to the Haverford Retail Partners Portfolio Mortgage Loan (4.1%), the Mortgaged Properties were acquired in a reverse 1031 exchange with respect to two of the three tenant-in-common borrowers of each of the three Mortgaged Properties (collectively, the “1031 Exchange Borrowers”). The 1031 Exchange Borrowers have 180 days from the Mortgage Loan’s origination date (which was November 21, 2025) to complete the reverse 1031 exchange (the “1031 Period”). During the 1031 Period the 1031 Exchange Borrowers are owned by a 1031 exchange accommodation party (the “Accommodation Owner”), and the Mortgaged Properties are managed pursuant to property management agreements with an entity controlled by the borrower sponsors. Following the consummation of the reverse 1031 exchange, ownership of the 1031 Exchange Borrowers will revert to entities controlled by the borrower sponsors. In addition, if the reverse 1031 exchange is not effectuated during the 1031 Period, there is an automatic mechanism in place to revert ownership of the 1031 Exchange Borrowers in the same manner. In connection with the 1031 exchange, SP RE-INV LLC (an entity that owned approximately 85.98% of the borrowers prior to the transfer to the Accommodation Owner and which is expected to own the same percentage following the 1031 Period) lent the Accommodation Owner two loans aggregating approximately $22,314,558 for the purchase of the Mortgaged Properties (each, a “1031 Loan”). Each 1031 Loan is secured by certain of the Accommodation Owner’s interests in the 1031 Exchange Borrowers. The Mortgage Loan documents require that (i) prior to the reverse 1031 exchange the 1031 Loans will be payable only after all sums then currently due and payable under the Mortgage Loan and property level expenses have been paid, and only if no event of default or trigger period exists under the Mortgage Loan, (ii) the 1031 Loans are subordinate to the Mortgage Loan and (iii) the 1031 Loans must be paid in full or cancelled following the reverse 1031 exchange.

Certain Mortgage Loans permit the borrower (or an affiliate thereof) to incur certain other subordinated indebtedness as described below:

●	With respect to the 215 Park Avenue South Mortgage Loan (9.6%), the mortgage loan documents permit unsecured loans to the borrower from direct or indirect equity owners of such borrower provided that any such loan is subordinated to the related whole mortgage loan pursuant to a subordination agreement reasonably satisfactory to the lender, is payable only from excess cash flow (and not payable at all during an event of default or trigger period), is not assignable, is used solely to pay approved leasing and capital expenditures and is used to fund a Cash Flow Loan if cash flow from the mortgaged property is insufficient to pay such expenses.
●	The Mortgage Loans secured by residential cooperative properties generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “215 Park Avenue South”, “U-Haul Portfolio”, “525 7th Avenue”, “Fishers Twinbrook”, “50 West 23rd Street”, “Haverford Retail Partners Portfolio”, “UOVO Evergreen”, “BioMed MIT Portfolio”, “Landstown Commons”, “Cummins Station” and “U-Haul AREC RW Portfolio”, collectively securing 40.7% of the Initial Pool Balance, is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
215 Park Avenue South	$70,000,000	9.6%	$38,000,000	NAP	50.0%	2.18x	14.4%	50.0%	2.18x	14.4%
U-Haul Portfolio	$38,702,733	5.3%	$39,752,191	NAP	51.4%	1.47x	11.1%	51.4%	1.47x	11.1%
525 7th Avenue	$35,000,000	4.8%	$90,000,000	NAP	53.2%	1.84x	12.3%	53.2%	1.84x	12.3%
Fishers Twinbrook	$30,000,000	4.1%	$16,000,000	NAP	36.5%	3.35x	19.2%	36.5%	3.35x	19.2%
50 West 23rd Street	$30,000,000	4.1%	$53,000,000	NAP	39.9%	2.18x	15.3%	39.9%	2.18x	15.3%
Haverford Retail Partners Portfolio	$30,000,000	4.1%	$51,900,000	NAP	59.7%	2.04x	12.9%	59.7%	2.04x	12.9%
UOVO Evergreen	$28,000,000	3.8%	$77,000,000	NAP	54.9%	1.66x	9.9%	54.9%	1.66x	9.9%
BioMed MIT Portfolio	$13,000,000	1.8%	$834,000,000	$478,000,000	35.3%	2.75x	16.6%	55.2%	1.66x	10.6%
Landstown Commons	$8,400,000	1.2%	$65,000,000	NAP	69.8%	1.58x	10.5%	69.8%	1.58x	10.5%
Cummins Station	$7,500,000	1.0%	$127,500,000	NAP	58.8%	1.62x	12.0%	58.8%	1.62x	12.0%
U-Haul AREC RW Portfolio	$5,962,829	0.8%	$97,392,868	NAP	51.9%	1.40x	10.6%	51.9%	1.40x	10.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan, but excluding any related Subordinate Companion Loans and any related mezzanine debt.
(2)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan (including any related Subordinate Companion Loans), but excluding any related mezzanine debt.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
215 Park Avenue South	Serviced	Note A-1	$50,000,000	$50,000,000	Benchmark 2026-B42	Yes
		Note A-2	20,000,000	20,000,000	Benchmark 2026-B42	No
		Note A-3	15,000,000	15,000,000	GACC	No
		Note A-4	13,000,000	13,000,000	GACC	No
		Note A-5	10,000,000	10,000,000	GACC	No
		Total	$108,000,000	$108,000,000
U-Haul Portfolio	Serviced	Note A-1	$30,000,000	$29,814,143	Benchmark 2026-B42	Yes
		Note A-2	30,000,000	29,814,143	BBCMS 2025-C39	No
		Note A-3	10,000,000	9,938,048	BMO 2026-C14	No
		Note A-4	8,944,000	8,888,590	Benchmark 2026-B42	No
		Total	$78,944,000	$78,454,924

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
525 7th Avenue	Non-Serviced	Note A-1	$75,000,000	$75,000,000	BBCMS 2025-C39	Yes
		Note A-2-1	15,000,000	15,000,000	BMO 2026-C14	No
		Note A-2-2	15,000,000	15,000,000	Benchmark 2026-B42	No
		Note A-3	20,000,000	20,000,000	Benchmark 2026-B42	No
		Total	$125,000,000	$125,000,000
Fishers Twinbrook	Serviced	Note A-1	$30,000,000	$30,000,000	Benchmark 2026-B42	Yes
		Note A-2	16,000,000	16,000,000	Goldman Sachs Bank USA	No
		Total	$46,000,000	$46,000,000
50 West 23rd Street	Servicing Shift	Note A-1	$53,000,000	$53,000,000	CREFI(2)	Yes
		Note A-2	30,000,000	30,000,000	Benchmark 2026-B42	No
		Total	$83,000,000	$83,000,000
Haverford Retail Partners Portfolio	Non-Serviced	Note A-1	$51,900,000	$51,900,000	BBCMS 2025-C39	Yes
		Note A-2	30,000,000	30,000,000	Benchmark 2026-B42	No
		Total	$81,900,000	$81,900,000
UOVO Evergreen	Non-Serviced	Note A-1-1	$56,000,000	$56,000,000	BMO 2025-C13	Yes
		Note A-1-2	28,000,000	28,000,000	Benchmark 2026-B42	No
		Note A-2	21,000,000	21,000,000	BMO 2025-C13	No
		Total	$105,000,000	$105,000,000
BioMed MIT Portfolio	Non-Serviced	Note A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
		Note A2-S	87,400,000	87,400,000	BX 2025-LIFE	No
		Note A3-S	87,400,000	87,400,000	BX 2025-LIFE	No
		Note A4-S	87,400,000	87,400,000	BX 2025-LIFE	No
		Note A5-S	87,400,000	87,400,000	BX 2025-LIFE	No
		Note A1-C1-A	18,750,000	18,750,000	BBCMS 2025-C35	No
		Note A1-C1-B	22,250,000	22,250,000	WFCM 2025-C65	No
		Note A1-C2-A	23,500,000	23,500,000	BANK 2025-BNK51	No
		Note A1-C2-B	17,500,000	17,500,000	BMO 2025-C13
		Note A2-C1	41,000,000	41,000,000	MSBAM 2025-C35	No
		Note A2-C2-A	18,500,000	18,500,000	MSBAM 2025-C35	No
		Note A2-C2-B	22,500,000	22,500,000	Benchmark 2025-B41	No
		Note A3-C1-A	18,750,000	18,750,000	BBCMS 2025-C35	No
		Note A3-C1-B	20,250,000	20,250,000	Benchmark 2025-B41	No
		Note A3-C1-C	2,000,000	2,000,000	Benchmark 2026-B42	No
		Note A3-C2-A	30,000,000	30,000,000	BMO 2025-C13	No
		Note A3-C2-B	11,000,000	11,000,000	Benchmark 2026-B42	No
		Note A4-C1-A	18,750,000	18,750,000	BBCMS 2025-C35	No
		Note A4-C1-B	20,250,000	20,250,000	Benchmark 2025-B41	No
		Note A4-C1-C	2,000,000	2,000,000	WFCM 2025-C65	No
		Note A4-C2-A	30,000,000	30,000,000	BMO 2025-C13	No
		Note A4-C2-B	11,000,000	11,000,000	WFCM 2025-C65	No
		Note A5-C1-A	18,750,000	18,750,000	BBCMS 2025-C35	No
		Note A5-C1-B	22,250,000	22,250,000	WFCM 2025-C65	No
		Note A5-C2-A	31,000,000	31,000,000	BMO 2026-C14	No
		Note A5-C2-B	10,000,000	10,000,000	BMO 2026-C14	No
		Note B-1	38,280,000	38,280,000	BX 2025-LIFE	No
		Note B-2	38,280,000	38,280,000	BX 2025-LIFE	No
		Note B-3	38,280,000	38,280,000	BX 2025-LIFE	No
		Note B-4	38,280,000	38,280,000	BX 2025-LIFE	No
		Note B-5	38,280,000	38,280,000	BX 2025-LIFE	No
		Note C-1	38,460,000	38,460,000	BX 2025-LIFE	No
		Note C-2	38,460,000	38,460,000	BX 2025-LIFE	No
		Note C-3	38,460,000	38,460,000	BX 2025-LIFE	No
		Note C-4	38,460,000	38,460,000	BX 2025-LIFE	No
		Note C-5	38,460,000	38,460,000	BX 2025-LIFE	No
		Note D-1	18,860,000	18,860,000	BX 2025-LIFE	No
		Note D-2	18,860,000	18,860,000	BX 2025-LIFE	No
		Note D-3	18,860,000	18,860,000	BX 2025-LIFE	No
		Note D-4	18,860,000	18,860,000	BX 2025-LIFE	No
		Note D-5	18,860,000	18,860,000	BX 2025-LIFE	No
		Total	$1,325,000,000	$1,325,000,000
Landstown Commons	Non-Serviced	Note A-1	$55,000,000	$55,000,000	BMO 2026-C14	Yes
		Note A-2	10,000,000	10,000,000	BMO	No
		Note A-3	8,400,000	8,400,000	Benchmark 2026-B42	No
		Total	$73,400,000	$73,400,000
Cummins Station	Non-Serviced	Note A-1	$60,000,000	$60,000,000	BANK5 2024-5YR8	Yes
		Note A-2-1	25,000,000	25,000,000	BANK5 2024-5YR9	No
		Note A-2-2-1-1	7,500,000	7,500,000	Benchmark 2026-B42	No
		Note A-2-2-1-2	7,500,000	7,500,000	UBS AG	No
		Note A-2-2-2	10,000,000	10,000,000	BMO 2026-C14	No
		Note A-3	25,000,000	25,000,000	WFCM 2024-5C1	No
		Total	$135,000,000	$135,000,000
U-Haul AREC RW Portfolio	Non-Serviced	Note A-1-1	$58,000,000	$57,640,677	BMO 2026-C14	Yes
		Note A-1-2	2,000,000	1,987,610	Benchmark 2026-B42	No
		Note A-2-1	20,000,000	19,876,096	Societe Generale Financial Corporation	No
		Note A-2-2	4,000,000	3,975,219	Benchmark 2026-B42	No
		Note A-3	15,000,000	14,907,072	Societe Generale Financial Corporation	No
		Note A-4	5,000,000	4,969,024	BMO 2026-C14	No
		Total	$104,000,000	$103,355,697

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	Prior to the related servicing shift securitization date, the 50 West 23rd Street Whole Loan will be serviced under the pooling and servicing agreement for this transaction. From and after the securitization of the related controlling note, the 50 West 23rd Street Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. The BioMed MIT Portfolio Whole Loan is the only AB Whole Loan related to the issuing entity.

“BANK5 2024-5YR8 PSA” means the pooling and servicing agreement governing the servicing of the Cummins Station Whole Loan.

“BBCMS 2025-C39 PSA” means the pooling and servicing agreement governing the servicing of the 525 7th Avenue Whole Loan and the Haverford Retail Partners Portfolio Whole Loan.

“BMO 2025-C13 PSA” means the pooling and servicing agreement governing the servicing of the UOVO Evergreen Whole Loan.

“BMO 2026-C14 PSA” means the pooling and servicing agreement governing the servicing of the Landstown Commons Whole Loan and the U-Haul AREC RW Portfolio Whole Loan.

“BX 2025-LIFE TSA” means the trust and servicing agreement governing the servicing of the BioMed MIT Portfolio Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced AB Whole Loan, a “control appraisal period” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced AB Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Servicing Status” with a Subordinate Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the certificate administrator under the Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the Servicing Shift Securitization Date, the

Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes And Non-Control Notes” above.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the custodian under the Servicing Shift PSA.

“Non-Serviced Directing Holder” means with respect to (i) any Non-Serviced Whole Loan, the directing holder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the directing holder (or equivalent) under the Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the master servicer under the Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after a Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the related Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Servicing Status” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above and (ii) the Servicing Shift Whole Loans on and after the Servicing Shift Securitization Date, the Servicing Shift PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the special servicer under the Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the trustee under the Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loans.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan. There are no Serviced AB Mortgage Loan related to the issuing entity.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. There are no Serviced AB Whole Loans related to the issuing entity.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and Serviced Subordinate Companion Loans (if any).

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Servicing Shift” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Servicing Status” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan. There are no Serviced Subordinate Companion Loans related to the issuing entity.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above, and (ii) prior to the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column titled “Servicing Status” in the table titled “Whole Loan Control Notes and Non-Control Notes” above.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement governing the servicing of each Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the date on which the related Controlling Companion Loan is included in a securitization trust.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column titled “Servicing Status” in the table titled “Whole Loan Control Notes and Non-Control Notes” above.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Whole Loan” means, collectively, each of the Non-Serviced Whole Loans, the Serviced Whole Loans and the Servicing Shift Whole Loans, as the context may require and as applicable.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Any Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to any Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (other than during the continuance of a Control Termination Event) and consultation rights (during the continuance of a Control Termination Event, but so long as no Consultation Termination Event is continuing) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing holder (or equivalent holder) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and non-binding consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, other than during the continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use commercially reasonable efforts to consult) each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will generally expire in a specified period (generally 5 or 10 business days) (or, with respect to an “acceptable insurance default” in the case of certain Serviced Pari Passu Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally 5 or 10 business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loans, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent entity) with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, other than during continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire in a specified period (generally 5 or 10 business days) (or, with respect to an “acceptable insurance default” in the case of certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such period (generally 5 or 10 business days) will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned specified period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The BioMed MIT Portfolio Whole Loan

General

The BioMed MIT Portfolio Mortgage Loan (1.8%) is part of a split loan structure (the “BioMed MIT Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the BioMed MIT Portfolio Mortgage Loan, (b) five senior promissory notes held by the BX 2025-LIFE trust in the aggregate principal amount of $437,000,000 (the “BioMed MIT Portfolio SASB Pari Passu Companion Loans”), (c) 19 other senior promissory notes held by various parties in the aggregate principal amount of $397,000,000 (the “BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans”) and collectively, with the BioMed MIT Portfolio SASB Pari Passu Companion Loans, the “BioMed MIT Portfolio Pari Passu Companion Loans”; and, the BioMed MIT Portfolio Pari Passu Companion Loans together with the BioMed MIT Portfolio Mortgage Loan, the “BioMed MIT Portfolio Senior Loans”), (d) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “B” notes in the aggregate principal amount of $191,400,000 (the “BioMed MIT Portfolio B Notes”), (e) five subordinate promissory notes held by the BX 2025-LIFE trust designed as “C” notes in the aggregate principal amount of $192,300,000 (the “BioMed MIT Portfolio C Notes”), and (f) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “D” notes in the aggregate principal amount of $94,300,000 (the “BioMed MIT Portfolio D Notes” and, collectively with the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Subordinate Companion Loans”).

The BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “BioMed MIT Portfolio Whole Loan”, and the BioMed MIT Portfolio Pari Passu Companion Loans and the

BioMed MIT Portfolio Subordinate Companion Loans are referred to herein as the “BioMed MIT Portfolio Companion Loans”. The BioMed MIT Portfolio Mortgage Loan and the BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “BioMed MIT Portfolio Non-SASB Loans”. The BioMed MIT Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the BioMed MIT Portfolio Mortgage Loan. The BioMed MIT Portfolio B Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans. The BioMed MIT Portfolio C Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans and the BioMed MIT Portfolio B Notes. The BioMed MIT Portfolio D Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes.

As of the Closing Date, the interest rate of the BioMed MIT Portfolio Senior Loans is 5.89283%, the interest rate of the BioMed MIT Portfolio B Notes is 6.34313%, the interest rate of the BioMed MIT Portfolio C Notes is 6.96993%, the interest rate of the BioMed MIT Portfolio D Notes is 7.93133% and the weighted average interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

The holders of each promissory note evidencing the BioMed MIT Portfolio Whole Loan are each a “BioMed MIT Portfolio Note Holder”, and are collectively the “BioMed MIT Portfolio Note Holders”. The holders of the BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders” , the holders of the BioMed MIT Portfolio B Notes are collectively referred to as the “BioMed MIT Portfolio B Note Holders”, the holders of the BioMed MIT Portfolio C Notes are collectively referred to as the “BioMed MIT Portfolio C Note Holders”, and the holders of the BioMed MIT Portfolio D Notes are collectively referred to as the “BioMed MIT Portfolio D Note Holders”.

The holders of the BioMed MIT Portfolio Non-SASB Loans are collectively referred to as the “BioMed MIT Portfolio Non-SASB Loan Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $1,325,000,000.

Only the BioMed MIT Portfolio Mortgage Loan is included in the issuing entity. The BioMed MIT Portfolio SASB Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans (collectively, the “BioMed MIT Portfolio SASB Loans”) have been contributed to a securitization trust (the “BX 2025-LIFE Securitization”) governed by the BX 2025-LIFE TSA. The BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the BioMed MIT Portfolio Whole Loan are subject to a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed MIT Portfolio Co-Lender Agreement.

Servicing

The BioMed MIT Portfolio Co-Lender Agreement provides that the administration of the BioMed MIT Portfolio Whole Loan will be governed by the BioMed MIT Portfolio Co-Lender Agreement and the BX 2025-LIFE TSA . The BioMed MIT Portfolio Whole Loan and any related foreclosed BioMed MIT Portfolio Mortgaged Property will be serviced and administered pursuant to the BX 2025-LIFE TSA by the master servicer acting thereunder (the “BX 2025-LIFE Master Servicer”) or (if the BioMed MIT Portfolio Whole Loan is a Specially Serviced Loan, by the special servicer acting thereunder (the “BX 2025-LIFE Special Servicer”). The BX 2025-LIFE Master Servicer and the BX 2025-LIFE Special Servicer will be required to service and administer the BioMed MIT Portfolio Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), taking into account the interests of the certificateholders under the BX 2025-LIFE trust, the owners of the RR Interest under the BX 2025-LIFE trust, and the BioMed MIT Portfolio Non-SASB Loan Holders.

Custody of the Mortgage File

Computershare Trust Company, National Association, is the custodian of the mortgage file related to the BioMed MIT Portfolio Whole Loan (other than any promissory notes not contributed to the BX 2025-LIFE securitization).

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the BioMed MIT Portfolio Mortgage Loan (but not on the BioMed MIT Portfolio Companion Loans) pursuant to the terms of the PSA unless the general master servicer, the general special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the BioMed MIT Portfolio Mortgage Loan. Principal and interest advances in respect of the BioMed MIT Portfolio Companion Loans and property protection advances in respect of the BioMed MIT Portfolio Whole Loan will be made as described under “Pooling and Servicing Agreement— Servicing Standard” and “Advances”.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the BioMed MIT Portfolio Whole Loan or the BioMed MIT Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed MIT Portfolio Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the BioMed MIT Portfolio Mortgaged Properties or released to the borrowers in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the BioMed MIT Portfolio Whole Loan documents (to the extent and in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-LIFE Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the BX 2025-LIFE Whole Loan under the BX 2025-LIFE TSA, (4) penalty charges and all amounts that are then due, payable or reimbursable to the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the certificate administrator under the BX 2025-LIFE TSA (the “BX 2025-LIFE Certificate Administrator”) or the trustee under the BX 2025-LIFE TSA (the “BX 2025-LIFE Trustee”) with respect to the BioMed MIT Portfolio Whole Loan pursuant to the BX 2025-LIFE TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the BioMed MIT Portfolio Whole Loan and debt service advances on the BioMed MIT Portfolio SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to any securitization trust holding a BioMed MIT Portfolio Non-SASB Loan (each, a “BioMed MIT Portfolio Non-SASB Trust”) in respect of any debt service advances and interest thereon in respect of any BioMed MIT Portfolio Non-SASB Loan (pursuant to a pooling and servicing agreement governing the applicable BioMed MIT Portfolio Non-SASB Trust)) will be applied and distributed by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-LIFE TSA):

(i)    first, to pay accrued and unpaid interest on the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each BioMed MIT Portfolio Senior Loan Holder in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(ii)    second, to each BioMed MIT Portfolio Senior Loan Holder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(iii)    third, to each BioMed MIT Portfolio Senior Loan Holder (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan in accordance with the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to such BioMed MIT Portfolio Senior Loan Holder, such amount to be allocated to such BioMed MIT Portfolio Senior Loan Holder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

(iv)           fourth, to pay accrued and unpaid interest on the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (other than default interest) to each BioMed MIT Portfolio B Note Holder, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(v)              fifth, to each BioMed MIT Portfolio B Note Holder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(vi)           sixth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such BioMed MIT Portfolio B Note Holder in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each BioMed MIT Portfolio B Note, such amount to be allocated to such BioMed MIT Portfolio B Note Holder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

(vii)        seventh, to pay accrued and unpaid interest on the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (other than default interest) to each BioMed MIT Portfolio C Note Holder, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(viii)     eighth, to each BioMed MIT Portfolio C Note Holder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(ix)         ninth, to each BioMed MIT Portfolio C Note Holder (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such BioMed MIT Portfolio C Note Holder in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each BioMed MIT Portfolio C Note, such amount to be allocated to such BioMed MIT Portfolio C Note Holder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

(x)            tenth, to pay accrued and unpaid interest on the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (other than default interest) to each BioMed MIT Portfolio D Note Holder, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(xi)         eleventh, to each BioMed MIT Portfolio D Note Holder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(xii)      twelfth, to each BioMed MIT Portfolio D Note Holder (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such

BioMed MIT Portfolio D Note Holder in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each BioMed MIT Portfolio D Note, such amount to be allocated to such BioMed MIT Portfolio D Note Holder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

(xiii)   thirteenth, to pay yield maintenance default premiums then due and payable in respect of first, the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis), second, the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis), third, the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis), and fourth, the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis);

(xiv)    fourteenth, to pay default interest and late payment charges then due and owing under the BioMed MIT Portfolio Whole Loan, all of which will be applied in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement; and

(xv)       fifteenth, if any excess amount is available to be distributed in respect of the BioMed MIT Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder based on their respective principal balances prior to the application of payments in accordance with the foregoing clauses (i)- (xiv).

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the BioMed MIT Portfolio Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and BioMed MIT Portfolio Whole Loan documents must be allocated to reduce the principal balance of the BioMed MIT Portfolio Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the BioMed MIT Portfolio Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the BioMed MIT Portfolio Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any rating agency confirmation) in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts have been applied to pay such amounts and any principal and interest collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts.

In the event that the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer has determined that expected proceeds of the BioMed MIT Portfolio Whole Loans or any foreclosed BioMed MIT Portfolio Mortgaged Properties would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any rating agency confirmation), and any collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts, each BioMed MIT Portfolio Non-SASB Loan Holder will be required to, promptly following notice from the BX 2025-LIFE Master Servicer, pay the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the BX 2025-LIFE Certificate Administrator, the BX 2025-LIFE Trustee or the BX 2025-LIFE trust, as applicable, such BioMed MIT Portfolio Non-SASB Loan Holder’s pro rata share of the insufficiency and if such BioMed MIT Portfolio Non-SASB Loan Holder is a securitization trust, then such BioMed MIT Portfolio Non-SASB Loan Holder will be required to use general collections on the other mortgage loans in the securitization of the related BioMed MIT Portfolio Non-SASB Loan. Any such amounts paid by the BioMed MIT Portfolio Non-SASB Loan Holders pursuant to this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes or BioMed MIT Portfolio D Notes.

Workout

Subject to the terms and conditions of the BX 2025-LIFE TSA, and the obligation to act in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), if the BX 2025-LIFE Special Servicer, in connection with a workout or proposed workout of the BioMed MIT Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the BioMed MIT Portfolio Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the BioMed MIT Portfolio Whole Loan, such modification will not alter, and any modification of the BioMed MIT Portfolio Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each BioMed MIT Portfolio Senior Loan remaining the same as they were on the closing date of the BX 2025-LIFE trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the BioMed MIT Portfolio Whole Loan attributable to such workout will be borne, first, by the BioMed MIT Portfolio D Note Holders (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each BioMed MIT Portfolio D Note Holder, as applicable), second, by the BioMed MIT Portfolio C Note Holders (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each BioMed MIT Portfolio C Note Holder, as applicable), third, by the BioMed MIT Portfolio B Note Holders (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each BioMed MIT Portfolio B Note Holder, as applicable) and fourth, by the BioMed MIT Portfolio Senior Loan Holders(on a pro rata and pari passu basis) (together with accrued interest thereon at the related note rate and any other amounts due to each BioMed MIT Portfolio Senior Loan Holders, as applicable).

Sale of Specially Serviced Whole Loan

Upon the BioMed MIT Portfolio Whole Loan becoming a specially serviced loan, the BX 2025-LIFE Special Servicer may sell the BioMed MIT Portfolio Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-LIFE TSA.

However, the BX 2025-LIFE Special Servicer will not be permitted to sell the BioMed MIT Portfolio Whole Loan if it becomes a specially serviced loan without the written consent of each of the BioMed MIT Portfolio Non-SASB Loan Holders (other than those that are borrower affiliates); provided that no consent of the BioMed MIT Portfolio Non-SASB Loan Holders will be required if the BX 2025-LIFE Special Servicer has delivered to each BioMed MIT Portfolio Non-SASB Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the BioMed MIT Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-LIFE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed MIT Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such BioMed MIT Portfolio Non-SASB Loan Holder that are material to the price of the BioMed MIT Portfolio Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that the BioMed MIT Portfolio Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-LIFE TSA, each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the BioMed MIT Portfolio Whole Loan.

Control and Consultation Rights of the Controlling Class

The BioMed MIT Portfolio Co-Lender Agreement provides that the holder of Note A1-S (which is one of the BioMed MIT Portfolio SASB Pari Passu Companion Loans) (the “BioMed MIT Portfolio Controlling Holder”) will have certain control rights under the BioMed MIT Portfolio Co-Lender Agreement. For so long as such Note A1-S is held by the BX 2025-LIFE trust, the directing certificateholder under the BX 2025-LIFE TSA will be entitled to exercise the rights of the BioMed MIT Portfolio Controlling Holder.

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, neither the BioMed MIT Portfolio Controlling Holder (i.e., the BX 2025-LIFE trust) nor its representative (i.e., the BX 2025-LIFE directing certificateholder) will have liability to the other BioMed MIT Portfolio Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the BioMed MIT Portfolio Co-Lender Agreement or the BX 2025-LIFE TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The BioMed MIT Portfolio Controlling Holder will be entitled to advise (1) the BX 2025-LIFE Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-LIFE TSA) and (2) the BX 2025-LIFE Special Servicer with respect to all major decisions for which the BX 2025-LIFE Master Servicer must obtain the consent or deemed consent of the BX 2025-LIFE Special Servicer, and except as described below, (i) the BX 2025-LIFE Master Servicer will not be permitted to implement any major decision unless it has obtained the prior consent of the BX 2025-LIFE Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the BX 2025-LIFE TSA), the BX 2025-LIFE Special Servicer will not be permitted to consent to the BX 2025-LIFE Master Servicer’s implementing any major decisions nor will the BX 2025-LIFE Special Servicer itself be permitted to implement any major decision as to which the BioMed MIT Portfolio Controlling Holder has objected in writing within 10 business days after receipt of the written analysis and such additional information requested by the BioMed MIT Portfolio Controlling Holder as may be necessary in the reasonable judgment of the BioMed MIT Portfolio Controlling Holder in order to make a judgment with respect to such major decision. The BioMed MIT Portfolio Controlling Holder may also direct the BX 2025-LIFE Special Servicer to take, or to refrain from taking, such other actions with respect to the BioMed MIT Portfolio Whole Loan as the BioMed MIT Portfolio Controlling Holder may deem advisable.

In the event that the BX 2025-LIFE Special Servicer or the BX 2025-LIFE Master Servicer (if it is otherwise authorized by the BX 2025-LIFE TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BioMed MIT Portfolio Controlling Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-LIFE Special Servicer has made a reasonable effort to contact the BioMed MIT Portfolio Controlling Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as the case may be, may take any such action without waiting for the BioMed MIT Portfolio Controlling Holder’s response.

Consultation Rights of the Companion Loan Holders

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, the BX 2025-LIFE Special Servicer will be required (1) to provide to each BioMed MIT Portfolio Non-SASB Loan Holder (provided that the BX 2025-LIFE Special Servicer is not aware that none of such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Event (under the BX 2025-LIFE TSA) and (ii) a summary of the asset status report relating to the BioMed MIT Portfolio Whole Loan (at the same time as it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Event (under the BX 2025-LIFE TSA)); and (2) to consult with each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the asset status report relating to the BioMed MIT Portfolio Whole Loan, and consider alternative actions recommended by the related BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 business days from the delivery to a BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) by the BX 2025-LIFE Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Special Servicer will no longer be obligated to consult with such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) whether or not such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) has responded within such 10 business days (unless the BX 2025-LIFE Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, may make any major decision or take any action set forth in the asset status report before the expiration of the 10 business day period if the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the BioMed MIT Portfolio Non-SASB Loan Holder (or its representative).In addition, each BioMed MIT Portfolio Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable) with the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer at the offices of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in which servicing issues related to the BioMed MIT Portfolio Whole Loan are discussed. However, each BioMed MIT Portfolio Non-SASB Loan Holder , at the request of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, and the BX 2025-LIFE trust.

Notwithstanding anything to the contrary stated in the BioMed MIT Portfolio Co-Lender Agreement, a BioMed MIT Portfolio Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-LIFE Special Servicer following a servicer termination event if such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate.

Special Servicer Appointment Rights

The BioMed MIT Portfolio Co-Lender Agreement provides that the BioMed MIT Portfolio Controlling Holder may, with or without cause, replace the BX 2025-LIFE Special Servicer and appoint a replacement special servicer at any time.

Any designation by the BioMed MIT Portfolio Controlling Holder of a person to serve as BX 2025-LIFE Special Servicer will be made by delivering to the BioMed MIT Portfolio Non-SASB Loan Holders, the BX 2025-LIFE Master Servicer, the then existing BX 2025-LIFE Special Servicer and other parties to the BX 2025-LIFE TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-LIFE TSA (including a rating agency confirmation if required by the

BX 2025-LIFE TSA). The BioMed MIT Portfolio Controlling Holder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a servicer termination event has occurred with respect to the BX 2025-LIFE Special Servicer that affects a BioMed MIT Portfolio Non-SASB Loan Holder, such BioMed MIT Portfolio Non-SASB Loan Holder will have the right to direct the BX 2025-LIFE Trustee to terminate the BX 2025-LIFE Special Servicer under the BX 2025-LIFE TSA. Any successor special servicer appointed to replace the BX 2025-LIFE Special Servicer that was terminated for cause at any BioMed MIT Portfolio Non-SASB Loan Holder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such BioMed MIT Portfolio Non-SASB Loan Holder. The applicable BioMed MIT Portfolio Non-SASB Loan Holder will be solely responsible for reimbursing the BX 2025-LIFE Trustee’s or the BioMed MIT Portfolio Controlling Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the BX 2025-LIFE Trustee, that would otherwise be reimbursed to the BX 2025-LIFE Trustee from amounts on deposit in the collection account under the BX 2025-LIFE TSA or a subaccount maintained for the benefit of the BioMed MIT Portfolio Non-SASB Loan Holders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation, Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, National Cooperative Bank, N.A., Barclays Capital Real Estate Inc., UBS AG New York Branch and Bank of Montreal are sponsors of, and mortgage loan sellers in, this securitization transaction (in such capacity, the “Sponsors” or “Mortgage Loan Sellers”, as applicable).

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, a mortgage loan seller and an originator in this securitization transaction. DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an affiliate of GACC, Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of GACC or GACC originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, (ii) DBNY, an originator, a Retaining Party and the initial Risk Retention Consultation Party, (iii) Deutsche Bank Securities Inc., an underwriter and (iv) the depositor. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is also expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the each Mortgage Loan originated by GACC or DBNY (collectively, 30.6%), DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC or DBNY, as applicable. DBRI is expected to transfer its interest in the promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2025 is approximately $126.557 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the applicable DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBNY (also a Retaining Party and the initial Risk Retention Consultation Party) and GACC are each an originator and are affiliated with each other, DBRI, Deutsche Bank Securities Inc., one of the underwriters, and the depositor. DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2026. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2023 to and including December 31, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of GACC) will retain the VRR Interest as described under “Credit Risk Retention”. However, GACC and/or its affiliates may acquire or own in the future certain additional classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time. DBNY or an affiliate will be required to retain the VRR Interest as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-3 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-3 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2023 to and including December 31, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own or acquire in the future certain additional certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2025, GSMC originated or acquired approximately 3,556 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately

$194.3 billion. As of December 31, 2025, GSMC had acted as a sponsor and mortgage loan seller on approximately 574 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2025, GSMC securitized approximately $124.7 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage

Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2025	$6.7 billion	$6.8 billion
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2025	$7.7 billion	$7.7 billion
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2—Exceptions to GSMC Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator,

analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman

Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2026. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2023 to and including December 31, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0		0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0		0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0		0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0		0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0		0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. (“NCB”) is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National

Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the NCB Mortgage Loans. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 92nd commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on December 31, 2025, National Cooperative Bank, N.A. and its affiliates sold approximately $8.5 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through December 31, 2025, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $5.1 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “NCB Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. All twenty-five (25) of the Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 10.5% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the

Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the NCB Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the NCB Mortgage Loans, has conducted a review of the NCB Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the NCB Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the NCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the NCB Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each NCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each NCB Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such NCB Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each NCB Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the NCB Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. National Cooperative Bank, N.A. engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the NCB Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the NCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NCB Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the NCB Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NCB Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each NCB Mortgage Loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the NCB Mortgage Loans to confirm, with the assistance of counsel, whether any NCB Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the NCB Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the NCB Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any NCB Mortgage Loan that it elects to substitute for a NCB Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2025. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including January 1, 2023 to December 31, 2025, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by NCB.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare,

self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2025, Barclays or its affiliates were the loan sellers in approximately 280 commercial mortgage-backed securitization transactions. Approximately $67.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and through 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025........................	$ 6,116,669,693
2024..........................	$ 5,885,080,762
2023..........................	$ 2,463,932,012
2022..........................	$ 5,482,697,941
2021..........................	$ 7,251,700,536
2020..........................	$ 3,078,111,026
2019..........................	$ 4,982,776,203
2018..........................	$ 3,916,450,689
2017..........................	$ 4,970,884,850
2016..........................	$ 3,035,842,410
2015..........................	$ 5,275,015,201
2014..........................	$ 3,227,137,803
2013..........................	$ 2,794,488,744
2012..........................	$ 1,919,346,250

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the Mortgage Loans (or portions thereof) for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays and Barclays Capital Inc. engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting

Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays Mortgage Loan based on the credit and collateral characteristics of the related Mortgaged Property and structural features of the Barclays Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays Mortgage Loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays Mortgage Loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Barclays Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2026 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of December 31, 2025, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays fails with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch” or “UBS AG”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $24,187,879,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue of the Americas, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties (set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-5), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

None of the UBS AG New York Branch Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2026. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2025 is approximately $17.419 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-6 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-6 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.

Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines.

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date.

Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2026. BMO’s Central Index Key is 0000927971. With respect to the period from and including January 1, 2023 to and including December 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by BMO as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)	Total Assets in ABS by Originator(3)			Assets That Were Subject of Demand(3), (4)			Assets That Were Repurchased or Replaced(3), (5)			Assets Pending Repurchase or Replacement (within cure period)(3), (6)			Demand in Dispute(3), (7)			Demand Withdrawn(3), (8)			Demand Rejected(3), (9)
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class - Commercial Mortgages

Benchmark 2025-V14 Mortgage Trust CIK #: 0002056663	X	German American Capital Corporation	5	225,300,000	24.0
		Citi Real Estate Funding Inc.	14	354,486,000	37.7
		Goldman Sachs Mortgage Company	8	147,800,000	15.7
		Barclays Capital Real Estate Inc.	7	130,557,693	13.9
		Bank of Montreal (2)	4	81,100,000	8.6	1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Benchmark 2025-V14 Mortgage Trust Total			38	$939,243,693		1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Commercial Mortgages Total			38	$939,243,693		1	35,500,000.00		0	0.00		0	0.00		0	0.00		0	0.00		1	35,500,000.00

(1) “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements.

(2) Greystone Servicing Company LLC, as special servicer for Loan No. 12 (Lakeside Place & Shoreline Apartments, the “Loan”), in a letter dated November 7, 2025, requested that BMO, as the mortgage loan seller, cure certain alleged breaches of a representation and warranty under the related mortgage loan purchase agreement or, alternatively, repurchase the Loan.  In a letter dated November 26, 2025, BMO rejected the demand to cure or repurchase.

(3) The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and the principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to BMO’s (or, in the case of columns (d) and (e), the subject originator’s) asset contribution only (without taking into account assets contributed by other originators).  However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) an aggregate principal balance of approximately $939,243,693.00 at the time of securitization (for column (f)), as shown on the Benchmark 2025-V14 Mortgage Trust Form 424B2 filed on March 25, 2025, and (ii) an aggregate principal balance of $938,994,729.57 as of December 17, 2025 (for columns (i) and (x)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated December 17, 2025.

(4) Reflects assets subject to new demands to repurchase or replace that were received during the reporting period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the reporting period. If an asset was subject to a new demand and additional activity during the reporting period information regarding the asset will appear in this column and the other applicable column in this table.

In connection with the preparation of the information in the table above, BMO undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which it acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, and (ii) performing a diligent search of our records for all relevant information.

(5) Reflects assets that were repurchased or replaced during the reporting period. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(6) Includes assets for which the representing party has agreed to repurchase or replace such asset but has not yet repurchased or replaced such asset. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(7)  Includes assets for which any of the following situations apply as of the end of the reporting period:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the reporting period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(8) Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(9) Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans (other than the NCB Mortgage Loans), over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

The depositor is Deutsche Mortgage & Asset Receiving Corporation. The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1 Columbus Circle, New York, New York 10019. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 10 year-period ending December 31, 2025, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $78.200 billion.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2026-B42 Mortgage Trust (the “Trust” ), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicers”, “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as trustee, certificate administrator and custodian under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs (other than the Cummins Station Loan REMIC) and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025,

Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Computershare Trust Company, National Association.

The PSA provides that no provision of such agreement will be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided that if no Servicer Termination Event has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the PSA. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the PSA, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the responsible officer of the trustee has actual knowledge, the trustee is required to promptly transmit by mail to the depositor, the certificate administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of its obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be a master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans (other than the NCB Mortgage Loans) and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“Morningstar DBRS”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”.

Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (other than the NCB Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

As of December 31, 2025, Midland was master and primary servicing approximately 19,041 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,765 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of December 31, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $105 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 213 assets with an outstanding principal balance of approximately $5.2 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between BCREI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BCREI Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Midland may enter into one or more arrangements with the directing certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland is also (i) the master servicer under the BBCMS 2025-C39 PSA, pursuant to which the 525 7th Avenue and Haverford Retail Partners Portfolio Whole Loans are serviced, and (ii) the master servicer under the BMO 2025-C13 PSA, pursuant to which UOVO Evergreen Whole Loan is serviced.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information set forth under this sub-heading regarding Midland has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as a master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause”, “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty-five (25) of the Mortgage Loans, representing approximately 10.5% of the Initial Pool Balance. National Cooperative Bank, N.A. is

one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of December 31, 2025, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $5.18 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of December 31, 2025, National Cooperative Bank, N.A. had total assets of $4,103.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.45%. For the year ended December 31, 2025, National Cooperative Bank, N.A. reported net income of $47.7 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(1)	2025(1)
By Approximate Number:	3,509	3,596	3,625	3,668
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.9 billion	$6.4 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2025, are approximately 1,319 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.2 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2025, were located in 32 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-

days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2022	$3,115,144,567	$ 900,020.02	0.029%
Calendar Year 2023	$2,997,811,633	$ 1,263,458.00	0.042%
Calendar Year 2024	$3,283,728,637	$ 3,297,461.34	0.100%
Calendar Year 2025	$3,309,164,039	$ 3,530,084.00	0.107%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans for which it is acting as master servicer will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as a master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding National Cooperative Bank, N.A. has been provided by National Cooperative Bank, N.A.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as a master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause”, “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicers

K-Star Asset Management LLC

K-Star Asset Management LLC, a Delaware limited liability company (“K-Star”) is expected to be appointed to act as a special servicer under the Pooling and Servicing Agreement. In such capacity, K-Star will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Mortgage Loan) and REO Properties pursuant to the Pooling and Servicing Agreement.

K-Star maintains its principal servicing office at 5949 Sherry Lane, Suite 1700, Dallas, Texas 75225. K-Star was formed and organized on April 6, 2022 and began to be engaged in the servicing of commercial mortgage loans as of March 16, 2023. K-Star currently has a commercial mortgage-backed securities special servicer rating of CSS3 by Fitch, an AVERAGE commercial mortgage loan special servicer ranking from S&P, a MOR CS3 commercial mortgage special servicer rating from DBRS Morningstar. As of December 31, 2025, K-Star has approximately 73 employees and is headquartered in Dallas, Texas.

K-Star is an affiliate of (w) KREF TPP, one of the initial third-party purchasers, (x) KREF MOA, the initial holder of 60.0 % of the Class G-RR, Class J-RR, Class K-RR and Class S Certificates and initial Directing Holder, (y) GA TPP, the other initial third-party purchaser and initial holder of 40.0% of the Class G-RR, Class J-RR, Class K-RR and Class S Certificates and (z) the entity or entities that are expected to acquire the Class X-F, Class B, Class C, Class D, Class E and Class F Certificates with respect to the transaction contemplated by the Pooling and Servicing Agreement (the “Benchmark 2026-B42 securitization”).

K-Star has detailed operating policies and procedures which, pursuant to such policies and procedures, are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. K-Star has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the applicable certificateholders. These strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by K-Star for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

K-Star is subject to an annual external audit.

K-Star maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. K-Star’s key servicing application is hosted and supported by a third party and its disaster recovery and business continuity programs have been reviewed and vetted. K-Star has established crisis management and business continuity programs that are closely tied to KKR’s existing policies, technology, engineering and data teams.

As of December 31, 2025, K-Star serves as the named special servicer with respect to 60 commercial real estate securitizations, with a cumulative unpaid principal balance of $44,583,569,572. K-Star does not currently service any commercial mortgage loans other than as described in the preceding sentence.

In its capacity as the special servicer, K-Star will not have primary responsibility for custody services of original documents evidencing the underlying Specially Serviced Loans. K-Star may from time to time have custody of certain such documents as necessary for enforcement actions involving particular underlying Specially Serviced Loans or otherwise. To the extent that K-Star has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement.

K-Star does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it is acting as special servicer. In certain instances, K-Star may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, K-Star’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however K-Star will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of K-Star, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. K-Star’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by K-Star in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of K-Star in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction since the implementation of such policies and procedures on September 19, 2022.

No securitization transaction in which K-Star was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of K-Star as special servicer, including as a result of a failure by K-Star to comply with the applicable servicing criteria in connection with any securitization transaction. K-Star has not been terminated as special servicer in any securitization, either due to a servicer termination event or the application of a servicing performance test or trigger. K-Star has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by K-Star in connection with any securitization in which K-Star was acting as special servicer.

K-Star does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, K-Star believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

From time to time, K-Star may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. K-Star does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against K-Star or of which any of its property is the subject, that are material to the certificateholders.

K-Star may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market. K-Star currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which K-Star acts as special servicer, K-Star may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, K-Star’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace K-Star as the special servicer.

K-Star or an affiliate assisted KREF Securities Holdings, LLC, Forethought Life Insurance Company and/or one or more of their respective affiliates with due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for K-Star acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the Specially Serviced Loans between K-Star or any of its affiliates, on the one hand, the depositor and the issuing entity, the sponsors, the trustee, the certificate administrator, the custodian, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than in connection with this transaction, between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

From time to time, K-Star and/or its affiliates may purchase securities, including CMBS certificates. K-Star and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the credit risk retention rules.

The foregoing information regarding K-Star Asset Management LLC under the heading “—K-Star Asset Management LLC” has been provided by K-Star Asset Management LLC.

For a description of any material affiliations, relationships and related transactions between K-Star Asset Management LLC, in its capacity as a special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Trust for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of twenty-five (25) Mortgage Loans (10.5%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of December 31, 2025, National Cooperative Bank, N.A. had total assets of $4,103.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.45%. For the year ended December 31, 2025, National Cooperative Bank, N.A. reported net income of $47.7 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(1)	2025(1)
By Approximate Number:	3,509	3,596	3,625	3,658
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.9 billion	$6.4 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2025, are approximately 1,319 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.2 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2025, were located in 32 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of December 31, 2025, National Cooperative Bank, N.A. was named the special servicer in approximately 52 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.31 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2022 to December 31, 2025.

Portfolio Size – CMBS Special Servicing (000’s)	2022(1)	2023(1)	2024(1)	2025(1)
Total	$2,965,465	$2,950,819	$3,282,391	$3,308,220

(1)	Size of portfolio in thousands for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding National Cooperative Bank, N.A. under the heading “The Special Servicers—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as a special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Trust for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA. Park Bridge Lender Services will also act as asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate cut-off principal balance of $415.7 billion issued in 488 transactions.

As of December 31, 2025, Park Bridge Lender Services is acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate cut-off principal balance of $190.7 billion issued in 217 transactions.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, any Retaining Third-Party Purchaser, the Directing Holder, or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

CREDIT RISK RETENTION

This securitization transaction is required to comply with the Credit Risk Retention Rules. German American Capital Corporation has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor is expected to acquire on the Closing Date an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) (the “VRR Interest” ) in the issuing entity in the form of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of approximately $20,235,347, representing the right to receive approximately 2.775% of all amounts collected on the Mortgage Loans (net of all expenses of the issuing entity) that are available for distribution to the Non-VRR Certificates and the VRR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The Retaining Sponsor is expected to retain the VRR Interest through Deutsche Bank AG, New York Branch (“DBNY”), as its MOA. DBNY is expected to acquire the VRR Interest from the Retaining Sponsor on the Closing Date.
●	Each of KKR Real Estate Finance Holdings L.P. (“KREF TPP”), a Delaware limited partnership, and Forethought Life Insurance Company (“GA TPP”), an Indiana insurer (each, together with any successor third-party purchaser, a “Retaining Third-Party Purchaser”) is expected to purchase for cash its pro rata share of the Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $36,335,365, representing approximately 2.261% of the aggregate fair value of all Classes of the Non-VRR Certificates and the VRR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules). The interest of each Retaining Third-Party Purchaser in the Class G-RR, Class J-RR and Class K-RR Certificates is expected to be pari passu to the interest of the other Retaining Third-Party Purchaser. KREF TPP (or its MOA) is expected to purchase for cash, in the amount of approximately $10,376,646, approximately 60.0% of each Class of the Class G-RR, Class J-RR and Class K-RR Certificates, in an aggregate initial Certificate Balance of approximately $21,801,219, representing approximately 1.3564% of the fair value of all Classes of certificates (other than the Class R certificates). GA TPP is expected to purchase for cash, in the amount of approximately $6,917,764, approximately 40.0% of each Class of the Class G-RR, Class J-RR and Class K-RR Certificates, in an aggregate initial Certificate Balance of approximately $14,534,146 representing approximately 0.9043% of the aggregate fair value of all Classes of certificates (other than the Class R certificates).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed to the Non-VRR Certificates and the VRR Interest represented by the VRR Interest

(which is approximately 2.775%) and the percentage of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest represented by the HRR Certificates (which is approximately 2.261%) will equal at least 5 as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor and its MOA are collectively referred to herein as the “Retaining Parties”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third-Party Purchasers, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Third-Party Purchasers, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the holder of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holder of the VRR Interest on each Distribution Date will, in general, equal the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds” ).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss” , with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, the holder of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all Classes of Non-VRR Certificates and the VRR Interest with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions”.

Yield Maintenance Charges and Prepayment Premiums

The holder of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holder of the VRR Interest in an amount equal to the VRR Percentage of such Excess Interest. Excess

Interest will not be available to make distributions to any other class of Certificates (or interests) (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

HRR Certificates

General

Each Retaining Third-Party Purchaser is expected to purchase its pro rata share of the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value of the HRR Certificates (in $ and %)(2)	Expected Purchase Price(3)
Class G-RR	$7,976,000(4)	$3,796,307 / 0.50% - 0.58%	47.59663%
Class J-RR	$21,269,000	$10,123,327 / 1.27% - 1.37%	47.59663%
Class K-RR	$7,090,365	$3,374,775 / 0.42% - 0.46%	47.59663%

(1)	Includes the expected initial Certificate Balance of each class of HRR Certificates that the Retaining Third-Party Purchaser expects to purchase on the Closing Date. The balance of the VRR Interest is not included in the Certificate Balance of any class of HRR Certificates.
(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the Non-VRR Certificates and the VRR Interest) of the HRR Certificates. The fair value of the HRR Certificates is based upon a targeted discount yield, and has been determined as described under “—Yield-Priced Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other certificates and the VRR Interest is unknown and has been determined by the Sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third-Party Purchasers is approximately $17,294,409, excluding accrued interest, of which approximately $10,376,646 will be paid by KREF TPP and approximately $6,917,764 will be paid by GA TPP.
(4)	The approximate initial Certificate Balance of the Class G-RR certificates is subject to change based on final pricing of all Non-VRR Certificates and the VRR Interest and the final determination of the fair market value of the HRR Certificates and is expected to range from $7,976,000 to $9,748,000.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $38,250,948, representing 5% of the aggregate fair value, as of the Closing Date, of all classes of certificates (other than the Class R certificates) and the VRR Interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchasers

KKR Real Estate Finance Holdings L.P. (“KREF TPP”), a Delaware limited partnership, is expected, to (i) act as an initial third party purchaser for this transaction and (ii) retain, through KREF Securities Holdings, LLC (“KREF MOA” and, together with KREF TPP, “KREF”), its “majority-owned affiliate”, 60.0%

of the Class G-RR, Class J-RR, Class K-RR and Class S certificates. KREF TPP and KREF MOA are affiliated with (x) K-Star, an initial Special Servicer, (y) Forethought Life Insurance Company, an Indiana insurer (“GA TPP”), the other initial third-party purchaser for this transaction and the initial holder of the remainder of the Class G-RR, Class J-RR, Class K-RR and Class S certificates and (z) the entity or entities expected to acquire the Class X-F, Class B, Class C, Class D, Class E and Class F certificates.

GA TPP is expected, to (i) act as an initial third party purchaser for this transaction and (ii) retain 40.0% of the Class G-RR, Class J-RR, Class K-RR and Class S certificates. GA TPP is affiliated with (a) K-Star, an initial Special Servicer and (b) KREF TPP, the other initial third-party purchaser for this transaction, (c) KREF MOA, (d) the entity or entities expected to acquire the Class X-F, Class B, Class C, Class D, Class E and Class F certificates.

GA TPP is an Indiana life insurer that is a leading retirement solutions provider, focusing on annuities and preneed life insurance. As of December 31, 2025, GA TPP has purchased over $1 billion in CMBS transactions.

KKR Real Estate Finance Manager LLC, a Delaware limited liability company (“KREFM”), is the investment manager of KREF. KREFM is a relying adviser of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), the investment manager of GA TPP. KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 18 years of investing experience as of December 31, 2025. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and subordinate tranches of commercial mortgage-backed securities. As of December 31, 2025, funds advised by KKR own over 170 separate real estate credit investments. As of December 31, 2025, KKR is responsible for approximately $664 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. Additionally, KREF TPP has (directly or indirectly) purchased in excess of $150 million of commercial mortgage-backed securities.

Solely for its own purposes and benefit, the Retaining Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, the Retaining Third-Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third-Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third-Party Purchaser for having so acted. The Retaining Third-Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Material Terms of the HRR Certificates

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve and the Class X-F, Class F, Class G-RR, Class J-RR and Class K-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield, and the Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Treasury-Priced Principal Balance Certificates and the Yield-Priced Certificates (other than the Class X-F certificates) as described below. CMBS such as the Class X Certificates (other than the Class X-F certificates) (solely for the purposes of this “Credit Risk Retention” section, the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Sponsors made their determination of the fair value of the Certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPP, the Sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Sponsors calculated the weighted average life for each Class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve. The Sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.1600%	3.4000%	3.6400%
3Y	3.2400%	3.4500%	3.6600%
5Y	3.3900%	3.6200%	3.8500%
7Y	3.6100%	3.8200%	4.0300%
10Y	3.7900%	4.0600%	4.3300%

Based on the treasury yield curve, the Sponsors will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that Class’ weighted average life, by using a straight-line interpolation using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve; provided that if the weighted average life is less than 2 years then the treasury yield for 2 year maturity will be used, and if the weighted average life is greater than 10 years then the treasury yield for 10 year maturity will be used.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular Class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.50%	0.70%	0.90%
Class A-2	0.55%	0.80%	1.05%
Class A-4	0.45%	0.70%	0.95%
Class A-5	0.47%	0.72%	0.97%
Class A-SB	0.45%	0.70%	0.95%
Class A-S	0.70%	0.95%	1.20%
Class B	0.80%	1.15%	1.50%
Class C	1.15%	1.65%	2.15%
Class D	2.60%	3.25%	3.90%
Class E	3.40%	4.25%	5.10%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent) established at pricing. For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.6600%	4.1000%	4.5400%
Class A-2	3.8094%	4.2720%	4.7345%
Class A-4	4.2180%	4.7307%	5.2433%
Class A-5	4.2484%	4.7646%	5.2807%
Class A-SB	4.0182%	4.4820%	4.9458%
Class A-S	4.4855%	5.0040%	5.5225%
Class B	4.5855%	5.2040%	5.8225%
Class C	4.9386%	5.7082%	6.4777%
Class D	6.3900%	7.3100%	8.2300%
Class E	7.1900%	8.3100%	9.4300%

Determination of Class Sizes. The Sponsors were provided credit support levels for each class of certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of certificates (the “Constraining Level”). In certain circumstances, the Sponsors may elect not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’ Constraining Level. For each other subordinate class of Principal Balance Certificates, that Class’ Certificate Balance was determined by multiplying an amount equal to the Non-VRR Percentage of the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Principal Balance Certificates minus such subordinate Class’ Constraining Level.

Target Price Determination. The Sponsors determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class B, Class C, Class D and Class E certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class B, Class C, Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Sponsors have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-1	100.00%
Class A-2	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-SB	103.00%
Class A-S	103.00%

(1)	The Target Price may not be realized if the related class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon. The Sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) for each class of Treasury-Priced Principal Balance Certificates as follows: (i) with respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class B, Class C, Class D and Class E certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for such class of certificates, the Sponsors calculated what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price, and (ii) with respect to the Class B, Class C, Class D and Class E certificates, the Sponsors expect the Assumed Certificate Coupon to be equal to the WAC Rate. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as described above is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupon	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	3.71571%	4.15912%	4.60184%
Class A-2	4.82073%	5.28941%	5.75733%
Class A-4	4.32895%	4.83819%	5.34653%
Class A-5	4.60757%	5.12608%	5.64375%
Class A-SB	4.53632%	5.00380%	5.47057%
Class A-S	4.84200%	5.36247%	5.88210%
Class B	6.29033%(1)	6.29033%(1)	6.29033%(1)
Class C	6.29033%(1)	6.29033%(1)	6.29033%(1)
Class D	6.29033%(1)	6.29033%(1)	6.29033%(1)
Class E	6.29033%(1)	6.29033%(1)	6.29033%(1)

(1)	Based on the WAC Rate.

Determination of Treasury-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Sponsors determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related WAC Rate. The Sponsors determined the Treasury-Priced Expected Price for each Class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the Sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each Class of Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the Mortgage Loan documents assuming a 100% CPY prepayment rate for the classes of Interest-Only Certificates and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Sponsors calculated the weighted average life for each such class of Interest-Only Certificates, based on 100% CPY. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge.

Determination of Treasury Yield Curve. The Sponsors utilized the assumed treasury yield curve in the table above under “—Treasury-Priced Principal Balance Certificates—Treasury Yield Curve” in determining the range of fair values of the Interest-Only Certificates.

For each Class of Interest-Only Certificates, the Sponsors determined the Interpolated Yield that corresponds to that Class’ weighted average life of the class(es) of Principal Balance Certificates that is the component of such Class of Interest-Only Certificates by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Interest-Only Certificates as of the date of this prospectus. The credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	0.0000%	1.2500%	2.5000%
Class X-B	0.0000%	1.2500%	2.5000%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.7236%	5.2215%	6.7194%
Class X-B	3.7555%	5.2640%	6.7725%

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Interest-Only Certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, and certain prepayment penalties and the constant maturity treasury curve (“CMT Curve”) as set forth below, the Sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments and such prepayment penalties discounted at the related Discount Yield. The Sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

Constant Maturity Treasury Curve

Maturity (Years)	Yield
0Y	3.5100%
0.25Y	3.5100%
0.5Y	3.5100%
1Y	3.5100%
2Y	3.5100%
3Y	3.5700%
5Y	3.7400%
7Y	3.9500%
10Y	4.1700%

Yield-Priced Certificates

Retaining Third-Party Purchaser Assumed Certificate Characteristics. The Yield-Priced Certificates include each of the Class X-F and Class F Certificates and each Class of HRR Certificates expected to be acquired by the Retaining Third-Party Purchaser, and the inputs for the valuation of each such class of certificates were derived from the bid that the Retaining Third-Party Purchaser made to acquire such classes of certificates. The range of values were derived from variances in the inputs estimated by the Sponsors for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in placement of CMBS with similar characteristics. Various factors may have influenced the Retaining Third-Party Purchaser’s determination of its required Discount Yield and the related Assumed Certificate Coupon, including without limitation, the Retaining Third-Party Purchaser’s assessment of the assumed default probability on the Mortgage Loans, the expected loss severity following any default, the assumed prepayment rate, and the Retaining Third-Party Purchaser’s cost of funds and ultimate return on investment that the Retaining Third-Party Purchaser wishes to achieve. In addition, the Retaining Third-Party Purchaser’s bid may be influenced by its desire to capture market-share or other strategic business considerations. The Discount Yield for the Yield-Priced Certificates is 17.70817%.

Determination of Class Size. The Sponsors determined the Certificate Balance of the Class F Certificates and each Class of HRR Certificates in the same manner described in “—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes” above.

Determination of Yield-Priced Expected Price. Based on a 0% CPP and the interest payments using the Assumed Certificate Coupon assumed to be equal to the related WAC Rate for each class of the Yield-Priced Certificates (or 4.00000% for the Class F certificates, and the WAC Rate minus 4.00000% for the Class X-F certificates), the Discount Yield and the Scheduled Certificate Principal Payments and interest payments (as applicable) for each class of Yield-Priced Certificates, the Sponsors determined the price (the “Yield-Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount, as applicable, of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments (as applicable) accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The Sponsors determined the Yield-Priced Expected Price for each class of Yield-Priced Certificates based on the related Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of each class of Yield-Priced Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of each class of Yield-Priced Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

Based on the Expected Prices, the Sponsors determined the range of fair values set forth in the table below for each class of certificates (excluding accrued interest). For each of the “Base Case Fair Value”, “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and “Low Estimate of Fair Value (Based on High Estimate of Discount Yield) scenarios, the Sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates.

The Sponsors determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all Non-VRR Certificates (other than the Class R Certificates) and the VRR Interest, (ii) multiplying such aggregate fair value by the VRR Allocation Percentage, and (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Sponsors determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$8,601,999	$8,601,999	$8,602,000
Class A-2	$7,786,799	$7,786,800	$7,786,800
Class A-4(1)	$191,606,014	$191,606,014	$191,606,014
Class A-5(1)	$271,954,835	$271,954,862	$271,954,888
Class A-SB	$27,162,119	$27,162,119	$27,162,127
Class X-A	$21,678,527	$40,975,028	$62,796,036
Class X-B	$1,774,313	$5,242,249	$9,184,506
Class X-F(2)	$1,372,670	$1,372,670	$1,189,688
Class A-S	$89,453,423	$89,453,423	$89,453,431
Class B	$32,846,821	$34,371,816	$35,986,340
Class C	$24,362,147	$25,767,091	$27,275,363
Class D	$6,142,947	$6,555,608	$7,004,342
Class E	$9,894,940	$10,691,236	$11,572,204
Class F(2)	$4,954,349	$4,954,349	$4,293,918
Class G-RR(2)	$3,796,307	$3,796,307	$4,639,719
Class J-RR	$10,123,327	$10,123,327	$10,123,327
Class K-RR	$3,374,775	$3,374,775	$3,374,775
VRR Interest(3)	$20,461,398	$21,229,275	$22,091,695

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-4 certificates and the Class A-5 certificates and the VRR Interest is based on the Class A-4 certificates having an initial Certificate Balance of $189,709,000, and the Class A-5 certificates having an initial Certificate Balance of $264,034,000. However, the exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $189,709,000, and the initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $264,034,000 and $453,743,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $453,743,000, subject to a variance of plus or minus 5%.
(2)	The approximate initial Certificate Balance of the Class F and Class G-RR certificates is estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class F initial Certificate Balance is expected to fall within a range of $11,521,000 (used in the High Estimate of Fair Value scenario) to $13,293,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios), and the Class G-RR initial Certificate Balance is expected to fall within a range of $7,976,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios) to $9,748,000 (used in the High Estimate of Fair Value scenario). The Class X-F initial Notional Amount is expected to fall within a range of $11,521,000 (used in the High Estimate of Fair Value scenario) to $13,293,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios).
(3)	For purposes of determining the estimated fair value of the VRR Interest, the initial Certificate Balance of the VRR Interest is assumed to be $20,235,347.

The Sponsors determined that the Class S certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received and, if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class S certificates.

The estimated range of fair value for all Classes of Non-VRR Certificates and the VRR Interest is approximately $737,347,711 to $796,097,174, excluding accrued interest.

Hedging, Transfer and Financing Restrictions

Each Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” or “third-party purchaser” (each as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by each Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the fifth anniversary of the Closing Date (or such earlier or later date such transfer is permitted in accordance with the Credit Risk Retention Rules, as then in effect), to a subsequent third-party purchaser.

In addition, no Retaining Third-Party Purchaser nor its affiliates will be permitted to enter into any financing, hedging, pledging, hypothecation, transfer or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

In addition, the Credit Risk Retention Rules include certain restrictions on hedging, transfer and financing of the VRR Interest. These restrictions provide that (i) a Retaining Party may not transfer the VRR Interest except to an MOA of such Retaining Party, (ii) each Retaining Party and its respective affiliates will not be permitted engage in any hedging transactions if payments on the hedge instrument are materially related to the required credit risk retention and the hedge position would limit the financial exposure to the required credit risk retention, and (iii) none of the Retaining Parties or any of their respective affiliates may pledge the required credit risk retention as collateral for any obligation unless such obligation is with full recourse to such Retaining Party or affiliate, respectively.

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the total outstanding Certificate Balance of the certificates as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which consent may not be unreasonably withheld, delayed or conditioned), the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or the HRR Certificates; provided that such restrictions relating to the Retaining Third-Party Purchasers will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Credit Risk Retention Rules (collectively, the “HRR Transfer Restriction End Date”).

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of GACC, CREFI, BCREI, UBS AG and BMO will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, respectively, GSMC will make the representations and warranties identified on Annex E-1, subject to the exceptions to these representations and warranties set forth in Annex E-2, and NCB will make the representations and warranties identified on Annex F-1, subject to the exceptions to these representations and warranties set forth in Annex F-2.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the NCB Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex F-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the BCREI Mortgage Loans in this transaction, BCREI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-4 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BCREI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BCREI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BCREI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BCREI Mortgage

Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the UBS AG New York Branch Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-5 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG New York Branch Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-6 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

DESCRIPTION OF THE CERTIFICATES

General

The Benchmark 2026-B42 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-B42 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes: Class A-1, Class

A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR, Class S and Class R certificates and the VRR Interest.

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S
“Principal Balance Certificates”	Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR
“Class X Certificates”	Class X-A, Class X-B and Class X-F
“Residual Certificates”	Class R
“Senior Certificates”	Senior Principal Balance Certificates and the Class X Certificates
“Senior Principal Balance Certificates”	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
“Subordinate Certificates”	Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR
“Subordinate Principal Balance Certificates”	Subordinate Certificates
“Regular Certificates”	Senior Certificates and the Subordinate Certificates
“Non-VRR Certificates”	All Certificates (other than the Residual Certificates and the VRR Interest)

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans and received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” (or portions thereof, as applicable) in the Lower-Tier REMIC and the ”regular interest” (or portions thereof, as applicable) in the Cummins Station Loan REMIC.

Upon initial issuance, the Principal Balance Certificates and the VRR Interest will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$8,602,000
A-2	$7,560,000
A-4	(1)
A-5	(1)
A-SB	$26,371,000	(2)
X-A	$496,276,000
X-B	$86,848,000
A-S	$86,848,000

Non-Offered Certificates
X-F	$13,293,000
B	$31,904,000
C	$24,814,000
D	$7,089,000
E	$12,407,000
F	$13,293,000
G-RR	$7,976,000
J-RR	$21,269,000
K-RR	$7,090,365
VRR Interest	$20,235,347

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $453,743,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balance
Class A-4	$0 – $189,709,000
Class A-5	$264,034,000 – $453,743,000
(2)	The Class A-SB certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance as described in this prospectus.

The “Certificate Balance” of any class of Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or the VRR Interest on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a class of Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or the VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. The initial Notional Amount of the Class X-A certificates will be approximately $496,276,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class A-S certificates. The initial Notional Amount of the Class X-B certificates will be approximately $86,848,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $13,293,000.

The Notional Amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such Notional Amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of such class of Class X Certificates.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Non-VRR Percentage of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th day of that calendar month is not a business day, then the next business day) commencing in April 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Computershare Trust

Company, National Association is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Computershare Trust Company, National Association is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Non-VRR Certificates, the Class R Certificates and the holders of the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or related Intercreditor Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), unscheduled interest, liquidation proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);
●	all yield maintenance charges and prepayment premiums;
●	all amounts deposited in or transferred to the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.	to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex G for such Distribution Date;
2.	then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.	then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB and Class A-1 certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;
4.	then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1 and Class A-2 certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero;
5.	then, to the Class A-5 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2 and Class A-4 certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates has been reduced to zero;
6.	then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2, Class A-4 and Class A-5 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class J-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-eighth, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-ninth, to the Class K-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirtieth, to the Class K-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

Thirty-first, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to each class of Senior Principal Balance Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Subordinate Certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-5 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class K-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 or Class A-SB certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the strip rate (the “Class X-B Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class A-S certificates. The applicable Class X-B Strip Rate with respect to each component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates. The applicable Class X-F Strip Rate with respect to each component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal

Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is a per annum rate equal to the related Mortgage Rate then in effect for the related Interest Accrual Period (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer or the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Non-VRR Certificates (other than the Class S certificates) and the VRR Interest (and for the purposes of calculating the Base Interest Fraction), the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of such Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and, if applicable, January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates (other than the Class S certificates) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates (other than the Class S certificates) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates (other than the Class S certificates) will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of principal of the related Mortgage Loan for which no Advance was previously made; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate) (if any), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the related Servicing Fee Rate (other than in the case of any Non-Serviced Mortgage Loan, at the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the Certificateholders other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator will be required to distribute (i) to the holders of the Class S certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date and (ii) to the holder of the VRR Interest, the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued and unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage

Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: (a) to the holders of the Class A-1 through Class E certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the VRR Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in clause (a) of the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)   second, to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (a) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A)    any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B)       any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2029
Class A-2	June 2029
Class A-4	NAP – December 2035(1)
Class A-5	February 2036
Class A-SB	September 2035
Class X-A	February 2036
Class X-B	February 2036
Class A-S	February 2036

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $189,709,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPP and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in March 2059 See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, applicable servicing fees on any Serviced Companion Loan and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, applicable servicing fees on any Serviced Companion Loan and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excess received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as no Control Termination Event is continuing (other than with respect to any applicable Excluded Loan), the Directing Holder, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to each class of Senior Principal Balance Certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Principal Balance Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Senior Principal Balance Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Senior Principal Balance Certificates, the percentage interest in the issuing entity evidenced by the Senior Principal Balance Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Principal Balance Certificates), thereby increasing, relative to their respective Certificate

Balances, the subordination afforded to the Senior Principal Balance Certificates by the Subordinate Principal Balance Certificates.

Following retirement of the Senior Principal Balance Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class K-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator will be required to calculate the Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class K-RR certificates;

second, to the Class J-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Principal Balance Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Principal Balance Certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or the Class S or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Non-VRR Certificates or the VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loan permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports” ) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;
(2)	a Commercial Real Estate Finance Council (“CREFC®") delinquent loan status report;
(3)	a CREFC® historical loan modification and corrected loan report;
(4)	a CREFC® advance recovery report;
(5)	a CREFC® total loan report;
(6)	a CREFC® operating statement analysis report;
(7)	a CREFC® comparative financial status report;
(8)	a CREFC® net operating income adjustment worksheet;
(9)	a CREFC® real estate owned status report;
(10)	a CREFC® servicer watch list;
(11)	a CREFC® loan level reserve and letter of credit report;
(12)	a CREFC® property file;
(13)	a CREFC® financial file;
(14)	a CREFC® loan setup file; and
(15)	a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);
●	a CREFC® loan periodic update file; and
●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) is required to prepare, or the special servicer (with respect to Specially Serviced Loans and REO Properties) is required to prepare and deliver to the master servicer, the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2026, a CREFC® operating statement analysis report (i) for Mortgage Loans secured by a single Mortgaged Property, prepared with respect to such Mortgaged Property and (ii) for Mortgage Loans secured by more than one Mortgaged Property, in the aggregate but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List.
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) commencing for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Risk Retention Consultation Party or the holder of the VRR Interest) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Mortgage Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Mortgage Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be the party selected by DBNY as the holder of the VRR Interest. The other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from DBNY. Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Party with respect to the mortgage pool is expected to be DBNY.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Holder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Holder, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or (solely in the case of the Trust Directing Holder) the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (b) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party is a Borrower Party. For the avoidance of doubt, any Excluded Loan as to either the Directing Holder or any holder of the majority of the Controlling Class is also an Excluded Controlling Class Loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder or the Risk Retention Consultation Party, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Recursion Co., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, LSEG, CRED iQ and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls (or, with respect to residential cooperative properties, maintenance schedules) and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
●	any Operating Advisor Annual Reports;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and
●	any documents provided to the certificate administrator by the master servicer, the special servicer or the depositor directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any accountants’ attestation reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence of a Control Termination Event or the notice of the occurrence of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

(i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party (in its capacity as the Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates (other than the VRR Interest) will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class S certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest. Until the HRR Transfer Restriction End Date, the HRR Certificates may only be issued as Definitive Certificates and held by the custodian on behalf of the related investor pursuant to the PSA. Any request for release of the VRR Interest or an HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2026-B42
with a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, Benchmark 2026-B42 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document reasonably acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                         (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)                      (A) the original of the Mortgage or a certified copy thereof from the applicable recording office (or a copy thereof from the applicable recording office if (to the knowledge of the applicable mortgage loan seller or its third-party vendor, as certified by such party to the custodian in writing) it is not the practice of such office to provide certified copies, provided that the custodian may conclusively rely on any such certification by such mortgage loan seller or third-party vendor and will not be required to investigate whether any recording office cannot provide a certified copy) and, (B) if applicable, the originals or certified copies thereof from the applicable recording office (or copies thereof from the applicable recording office if (to the knowledge of the applicable mortgage loan seller or its third-party vendor, as certified by such party to the custodian in writing) it is not the practice of such office to provide certified copies, provided that the custodian may conclusively rely on any such certification by such mortgage loan seller or third-party vendor and will not be required to investigate whether any recording office cannot provide a certified copy) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)                   an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)                   (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)                      (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)                   the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)                the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)             (A) the original or a copy of the related assignment of leases, rents and profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of any related assignment of leases, rents and profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)                   the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of environmental reports;

(x)    copies of the currently effective management agreements (other than with respect to the Mortgage Loans secured by residential cooperative properties), if any, for the Mortgaged Properties;

(xi)                   if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)                if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)             if any related lockbox agreement or cash collateral account agreement is separate from the Mortgage or loan agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lockbox accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the reserve accounts, cash collateral accounts and lockbox accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)             originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)                the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)             the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)          with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)        with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)            the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)               the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)             with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)                         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                      the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                   assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)                  any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                    an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)                   the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)             the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)                         in the case of the Cummins Station Loan REMIC, a copy of the related REMIC declaration;

(xi)                    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xii)                any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xiii)             any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)             any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan (other than with respect to the Mortgage Loans secured by residential cooperative properties);

(xvi)             any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvii)           any lockbox or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)        any related mezzanine intercreditor agreement;

(xix)              all related environmental reports;

(xx)               all related environmental insurance policies;

(b)    a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)    for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)         copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     copies of any zoning reports;

(l)        copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)    copies of all UCC searches;

(o)    copies of all litigation searches;

(p)     copies of all bankruptcy searches;

(q)     a copy of the origination settlement statement;

(r)     a copy of the insurance consultant report;

(s)    copies of the organizational documents of the related mortgagor and any guarantor;

(t)      copies of the escrow statements;

(u)    a copy of any closure letter (environmental);

(v)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties of GACC, CREFI, BCREI, UBS AG and BMO are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, respectively. Those representations and warranties of GSMC are set forth in Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex E-2. Those representations and warranties of NCB are set forth in Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex F-2.

If any of the documents required to be delivered by the related mortgage loan seller and included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the trustee or any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)            such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)            in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)       cure such Material Defect in all material respects, at its own expense,

(2)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)       substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each mortgage loan seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or any Servicing Shift Mortgage Loan, with the consent of the Directing Holder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)     have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)        have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)     have been approved (i), for so long as no Control Termination Event is continuing, by the Directing Holder, and (ii) during any such time that the master servicer is the Enforcing Servicer, by the special servicer;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

POOLING AND SERVICING AGREEMENT

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to any Servicing Shift Whole Loans only while the PSA governs the servicing of the related Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the related Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are non-Specially Serviced Loans (except for Special Servicer Decisions and Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will review, evaluate and/or provide or withhold consent or process Special Servicer Decisions and Major Decisions for all Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans, and with respect to any NCB Mortgage Loans that are non-Specially Serviced Loans in the case of Special Servicer Decisions, and the processing of matters covered in clause (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision” and the items listed in clauses (xvii)(a) and (xvii)(b) of the definition of "Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) and any related Serviced Companion Loans.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (for so long as no Consultation Termination Event is continuing) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Serviced Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder(s) of the related Companion Loan(s) constituted a single lender, taking into account the subordinate nature of any Subordinate Companion Loan), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan so long as no Control Termination Event is continuing, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than any balloon payments) (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans and any REO Loan (other than any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related

Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment (in excess of the Assumed Scheduled Payment), default interest, late payment charges, Excess Interest, yield maintenance charges or prepayment premiums on any Mortgage Loan. In addition, neither the master servicer nor the trustee will be required to make any P&I Advance for any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

For the avoidance of doubt, the master servicer or the trustee, as the case may be, will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such P&I Advance has been determined to be a Nonrecoverable Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances, but may make a Servicing Advance on an urgent or emergency basis in its discretion. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party to the PSA will be obligated to make any Advance that it determines in its reasonable judgment would, if made, be non-recoverable (including recovery of interest at the Reimbursement Rate on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the Directing Holder (for so long as no Consultation Termination Event is continuing) (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance, and (e) with respect to a Non-

Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its non-recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, other than during the continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” (and solely with respect to the master servicer and special servicer, subject to a floor rate of 2.0%) will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified and available funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or ledger account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates (other than Class S Certificates), and (ii) VRR Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Realized Losses reimbursable to, the holders of the Non-VRR Certificates on such Distribution Date. If the certificate administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the Non-VRR Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Non-VRR Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA. Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which (a) banking institutions in New York, Texas, Kansas, Pennsylvania or any of the jurisdictions in which any of the respective primary servicing or corporate offices of the master servicer or any special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account, any other account required to be established under the PSA or other trust administration accounts are located, or (b) the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                         to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)                      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                   to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                   to pay itself any Net Prepayment Interest Excess;

(v)                     to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)                  to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for any Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)             to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)                  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)                     to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)                   to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)                to recoup any amounts deposited in or transferred to the Collection Account in error;

(xiii)             to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)            to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)               to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)             to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)       to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)             in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above; and

(xx)               to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds on accounts maintained by the master servicer.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan, subject to a floor as described under “—Special Servicing Compensation”.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent, release and earnout fees, defeasance fees, review fees, processing fees, loan service transaction fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Additional Special Servicing Compensation/special servicer	100% of any amounts collected for checks returned for insufficient funds on the REO Account.	From time to time	The related fees.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.

Type/Recipient	Amount	Frequency	Source of Payment
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate, compounded annually.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate, compounded annually.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan, subject to certain limitations.
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses and VRR Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to (i) other than with respect to any Mortgage Loan sold to the depositor by National Cooperative Bank, N.A., 0.00125%, and (ii) with respect to each Mortgage Loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% (the “Master Servicing Fee Rate”), that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, Serviced Companion Loan and any REO Loan or REO Property, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation with respect to the Mortgage Loans and any related Serviced Companion Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”), to the extent not prohibited by applicable law, the related Mortgage Loan documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) (a) 100% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of (A) any NCB Mortgage Loan (and the related Serviced Companion Loans) that is a non-Specially Serviced Loan that involves a Master Servicer Decision or that otherwise does not involve a Major Decision and (B) any Mortgage Loan (and the related Serviced Companion Loans) (other than an NCB Mortgage Loan) that is a non-Specially Serviced Loan that does not involve a Major Decision or a Special Servicer Decision, (b) 50% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of (A) any NCB Mortgage Loan (and the related Serviced Companion Loans) that is a non-Specially Serviced Loan that involves a Major Decision (regardless of whether processed by the master servicer or the special servicer) and (B) any Mortgage Loan (and the related Serviced Companion Loans) (other than an NCB Mortgage Loan) that is a non-Specially Serviced Loan that involves a Major Decision or a Special Servicer Decision (regardless of whether processed by the master servicer or the special servicer), (c) 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), (d) 100% of assumption, waiver, consent, earnout or processing fees (or similar fees) or certain other similar fees paid by the related borrower (other than assumption application fees and defeasance fees) with respect to (A) NCB Mortgage Loans (and the related Serviced Companion Loans) relating to Master Servicer Decisions or that otherwise do not involve a Major Decision, and (B) Mortgage Loans (and the related Serviced Companion Loans) (other than any NCB Mortgage Loans) which do not involve a Major Decision or Special Servicer Decision, (e) 50% of assumption, waiver, consent, earnout or processing fees (or similar fees) or certain other similar fees paid by the related borrower with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Decision (regardless of whether processed by the master servicer or the special servicer), (f) 100% of beneficiary statement charges actually received from the borrowers to the extent such beneficiary statements are prepared by the master servicer (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, (g) 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required), (h) 0% of any such fee with respect to Specially Serviced Loans, and (i) 100% of loan service transaction fees on any Mortgage Loan that is a non-Specially Serviced Loan; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan on accounts maintained by the master servicer); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loan (and the related Serviced Companion Loans, if applicable) that is a non-Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

For the avoidance of doubt, the master servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to late payment charges and default interest), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than late payment charges and default interest), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. If the special servicer decides not to charge any fee (other than late payment charges and default interest), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

The “Special Servicing Fee Rate” means (i) with respect to the general special servicer (other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) (a) 0.25% per annum or (b) if such rate in clause (i)(a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Loan, and (ii) with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., (a) 0.25% per annum or (b) if such rate in clause (ii)(a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. that would be less than $2,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,500 for such month with respect to such Specially Serviced Loan or REO Loan.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the

Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further, that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain appropriate fees in connection with such workout (which fees must (i) be reasonable in the context of the commercial mortgage industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work); provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or other applicable party or that is subject to a Loss of Value Payment or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% (or 0.50% with respect to the Fishers Twinbrook Whole Loan) of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate Liquidation Fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any Defaulted Loan by the special servicer, the Directing Holder or any of their respective affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing),
●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,
●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,
●	with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,
●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,
●	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,
●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and
●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain appropriate fees in connection with such liquidation (which fees must (i) be reasonable in the context of the commercial mortgage industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work)).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees, including release fees) related to Specially Serviced Loans,
●	50% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (regardless of whether processed by the master servicer or the special servicer),
●	100% of any waiver, consent, earnout, processing fees or loan service transaction fees (or similar fees) or certain other similar fees paid by the related borrower on Specially Serviced Loans,
●	100% of assumption fees on Specially Serviced Loans,
●	50% of waiver, consent, earnout, or processing fees (or similar fees) with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (regardless of whether processed by the master servicer or the special servicer),
●	50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (regardless of whether processed by the master servicer or the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction and 100% of such fees for Specially Serviced Loans,
●	100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including prepayment premiums or yield maintenance charges),
●	any interest or other income earned on deposits in the REO Accounts and 100% of charges for checks returned for insufficient funds on the REO Account, and
●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

For the avoidance of doubt, the special servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees, release fees, loan service transaction fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided that they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A and Class X-B certificates and the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer. No such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.01293% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and REO Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the

Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00312% with respect to each such Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans but excluding any Companion Loans).

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal (a) for Delinquent Loans identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) for each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000. Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer following its completion of the applicable Asset Review, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)                         the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)                      the 120th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)                  (x) the 30th day following the date on which the related borrower has filed a bankruptcy petition, (y) the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or (z) the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)                    the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)                      a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Companion Loan), including any reduction in the Periodic Payment; (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Principal Balance Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of:

(i)           the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and
●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and
●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)    the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;
●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and
●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event is continuing), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination as to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan or Long-Term Extension Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein) or Long-Term Extension Loan, over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus

(y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan or Long-Term Extension Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan or Long-Term Extension Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

“Long-Term Extension Loan” means any Mortgage Loan whose Maturity Date has been extended more than 12 months past the original Maturity Date of such Mortgage Loan; provided that, any exercise by the related Borrower of any extension option expressly set forth in the related Mortgage Loan documents will not be deemed an extension for purposes of this definition.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and whether a Control Termination Event is continuing, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and whether a Control Termination Event is continuing, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, and fourth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and whether a Control Termination Event is continuing, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or whether a Control Termination Event is continuing, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator and the special servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal the special servicer will send the appraisal to the master servicer and the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class. The rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, subject to the provisions described below and the PSA, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Upon obtaining notice from a Borrower that it will be unable to maintain insurance coverage required under the related Mortgage Loan documents, or if the master servicer causes a Mortgaged Property to be covered by a master single-interest or force-placed insurance policy, the master servicer will be required to provide notice to the special servicer within a reasonably practicable period of time and the special servicer will, notwithstanding that the related Mortgage Loan has not become a Specially Serviced Loan, have the limited authority, in accordance with the Servicing Standard, (A) to determine, for purposes of the PSA and other than with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan, whether the related borrower’s failure to maintain the required insurance constitutes an Acceptable Insurance Default (which determination will constitute a Major Decision (with respect to any Mortgage Loan other than any NCB Mortgage Loan that is not a Specially Serviced Loan)), and, in connection therewith, (B) to contact the related borrower to discuss such coverage, (C) to evaluate potential replacement or borrower-procured insurance policies or escrow arrangements and (D) to recommend to the master servicer termination, substitution or modification of the force-placed coverage if the borrower provides a commercially reasonable alternative. The master servicer will reasonably cooperate with the special servicer in connection with such activities, including providing borrower contact information, escrow data and policy documentation. The master servicer will remain responsible for the administration of the related Mortgage Loan and the special servicer's limited authority described under this paragraph will not interfere with the master servicer's duty to maintain insurance coverage or prevent a lapse in required insurance coverage; provided that any determination of an Acceptable Insurance Default (other than with respect to an NCB Mortgage Loan that is not a Specially Serviced Loan), must be made solely by the special servicer as a Major Decision subject to the Directing Holder’s approval rights. Any other decisions to waive or modify the borrower’s material insurance obligations (other than with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) will be made by the special servicer as a Special Servicer Decision or Major Decision, as applicable, subject to the Directing Holder’s approval rights. Notwithstanding the foregoing, to the extent the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer determines that an Acceptable Insurance Default has occurred with respect to any borrower or has waived or modified the material insurance requirements of any borrower, the master servicer will have no further obligation to maintain or cause the related borrower to maintain insurance coverage beyond what has been agreed to by the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, as applicable.

The special servicer will be required to notify the master servicer of the special servicer’s determination of whether or not an Acceptable Insurance Default has occurred. The reasonable costs and expenses incurred by the master servicer and the special servicer in connection with the foregoing paragraph will be paid by the related Borrower, and if not, reimbursed as a trust fund expense.

Notwithstanding the foregoing,

(i)                         the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)                      if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)                   the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower;

provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA, subject to the provisions described above;

(iv)                   except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, pursuant to the PSA, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below);

(v)                     to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)                  any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, as applicable with the consent of, if no Control Termination Event is continuing, the Directing Holder, and after consultation with the Risk Retention Consultation Party and the operating advisor in accordance with the PSA, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) will be required to promptly notify the special servicer, or the special servicer will be required to promptly notify the master servicer, as applicable, in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the non-recoverability determination and Servicing Advance procedures described above under “—Advances”)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the special servicer.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meeting the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would be non-recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders (and in the case of a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, as applicable, has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event is continuing, with the consent of the Directing Holder (or, if a Control Termination Event is continuing, but no Consultation Termination Event is continuing, after consulting with the Directing Holder) and (ii) with respect to any Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Party in accordance with the PSA (but, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)       such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)       such insurance is not available at any rate;

provided that the Directing Holder and the Risk Retention Consultation Party will not have more than 30 days to respond to the master servicer’s (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan), or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan), or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, as applicable, to consult with the Directing Holder or the Risk Retention Consultation Party, as applicable, the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) or the special servicer, as applicable, will not be required to do so.

In addition, the master servicer (with respect to any NCB Mortgage Loan that is not a Specially Serviced Loan) and the special servicer will be entitled to rely on insurance consultants (which will be a trust fund expense) in determining whether any insurance is available at commercially reasonable rates.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response or determination from the special servicer or Directing Holder or to consult with the Risk Retention Consultation Party, as applicable, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans (excluding any Non-Serviced Mortgage Loan) and actions that do not involve Major Decisions or Special Servicer Decisions (other than the items listed in clauses (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision” or the items listed in clauses (xvii)(a) and (xvii)(b) of the definition of "Major Decision", which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Major Decisions or Special Servicer Decisions (other than the items listed in clauses (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision” or the items listed in clauses (xvii)(a) and (xvii)(b) of the definition of "Major Decision", which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to any rights of the Directing Holder and, after consultation with the operating advisor to the extent described under “—The Operating Advisor”, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions or Special Servicer Decisions with respect to any non-Specially Serviced Loan. If the master servicer and the special servicer mutually agree that the master servicer will process any Major Decision or Special Servicer Decision with respect to a non-Specially Serviced Loan, the master servicer must obtain the consent (or deemed consent) of the special servicer as provided below.

With respect to any NCB Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Holder or the special servicer:

(i)                         grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements;

(ii)                      consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                   approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                   grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, for so long as no Control Termination Event is continuing and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                      consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                   consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party;

(vii)                approve annual operating budgets for Mortgage Loans;

(viii)              consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                  grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (a) such extension or forbearance does not extend beyond 120 days after the related maturity date and (b) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                     any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Serviced Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any applicable Excluded Loan and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Holder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other while a Control Termination Event is continuing, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)                  any determination of an Acceptable Insurance Default, except that, for so long as no Control Termination Event is continuing and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)             any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)             consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)                grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (a) any such action would not in any way affect a payment term of the Certificates, (b) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or the Grantor Trust to fail to qualify as a “grantor trust” (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (c) agreeing to such action would be consistent with the Servicing Standard, and (d) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Holder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Holder, and reasonably available to master servicer in order to grant or withhold such consent.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer permit an extension of, forbearance, amendment, waiver or modification that would extend (or have the effect of extending) the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions (with respect to all Mortgage Loans) and Special Servicer Decisions (with respect to all Mortgage Loans other than NCB Mortgage Loans that are non-Specially Serviced Loans) (other than the items listed in clauses (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision” or the items listed in clauses (xvii)(a) and (xvii)(b) of the definition of "Major Decision", which the master servicer will process, subject to special servicer consent or deemed consent). The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”.

Upon receiving a request for any matter described in this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan (other than the items listed in clauses (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision” or the items listed in clauses (xvii)(a) and (xvii)(b) of the definition of "Major Decision", which the master servicer will process, subject to special servicer consent or deemed consent), the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

When the master servicer and the special servicer have mutually agreed that the master servicer will process a Major Decision or Special Servicer Decision, the special servicer’s consent will be required if the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), and the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver, amendment or other action or consent that is a Major Decision or Special Servicer Decision, accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Major Decision or Special Servicer Decision together with such other information reasonably requested by the special servicer and reasonably available to the master servicer.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event is continuing), the operating advisor, the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan processed by such servicer and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Each of the following with respect to any Serviced Mortgage Loan (other than any NCB Mortgage Loan that is not a Specially Serviced Loan) is a “Special Servicer Decision”:

(i)                       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (a) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (b) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 20% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(ii)                     approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related Mortgage Loan documents) that provide for (a) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (b) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(iii)                  approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(iv)                  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(v)                     in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(vi)                  approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA, which may include, but are not limited to, “performance-based”, “earn-out” or “holdback” escrows or reserves (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents, routine funding of tax payments and insurance premiums when due and payable, or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(vii)               in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(viii)            any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of such master servicer as a condition to its effectiveness;

(ix)                 approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(x)                    any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xi)                 any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements

(unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xii)              any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

(xiii)            the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated;

provided, however, with respect to clauses (iv)(a) and (iv)(b) of the definition of “Special Servicer Decision”, the master servicer will be required to evaluate and process requests for any modifications described in such clauses and obtain the consent or deemed consent of the special servicer.

No modification, waiver or amendment will be permitted to be entered into or executed by the master servicer or special servicer that extends the stated maturity date of any Mortgage Loan by more than twelve (12) months in the aggregate unless, prior to the execution of such extension: (a) a current ‘as-is’ appraisal of the related Mortgaged Property has been obtained in accordance with the PSA; (b) any related Appraisal Reduction Amount or Collateral Deficiency Amount has been calculated and reported; and (c) it is determined whether there is a change in the Directing Holder of such Mortgage Loan as a result of such calculation.

For the avoidance of doubt, if there is a change in the Directing Holder as a result of such calculation, then the special servicer will be required to obtain the consent of the new Directing Holder to execute such extension. Additionally, the foregoing condition described in the preceding paragraph will apply only to any initial maturity extension provided for under the agreement documenting such extension (or any further documented extension agreement) and will not apply to the exercise of any further extension options provided for under such extension agreement if the related borrower is not otherwise in default and no new Appraisal Reduction Event has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Mortgage Loan or Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement. Neither the master servicer nor the special servicer may enter into any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Whole Loan, restructure any Mortgage Loan or Whole Loan, or restructure any borrower equity (in each case, including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise) in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement (if any).

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent or non-binding consultation of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Major Decision or a Special Servicer Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Major Decision or a Special Servicer Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer or (b) to waive its right to exercise such rights; provided, however, that, with respect to such consent or waiver of rights that is a Major Decision, (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, prior to itself taking such an action has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, upon consultation with the Directing Holder) and, during the occurrence and continuance of an Operating Advisor Consultation Event, upon consultation with the operating advisor, and (ii) the master servicer or the special servicer, as applicable, processing such action, prior to consenting to such action has received a Rating Agency Confirmation from the Rating Agencies (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer or the special servicer processing the related assumption or substitution, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Major Decision or a Special Servicer Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Major Decision or a Special Servicer Decision, each non-Specially Serviced Loan) will be required to determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance or (b) to waive its right to exercise such rights, provided, however, that, with respect to such consent or waiver of rights that is a

Major Decision, (i) for so long as no Control Termination Event is continuing and other than with respect to an Excluded Loan as to the Directing Holder, the master servicer or the special servicer, as applicable, prior to itself taking such an action has obtained the consent of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Holder, has consulted with the Directing Holder) and, for so long as an Operating Advisor Consultation Event is continuing, upon consultation with the operating advisor and (ii) the master servicer or the special servicer, as applicable, processing such action, prior to consenting to such action has received a Rating Agency Confirmation from the Rating Agencies (and, if the applicable Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x (or 1.00x in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.), or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related other securitization (provided that the special servicer and the master servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (C), (D) and (E), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer or the special servicer processing the related approval, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2027) and (B) less than

$2,000,000 at least once every 24 months (commencing in 2027), in each case, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements beginning with the calendar quarter ending on June 30, 2026 and the calendar year ending on December 31, 2026 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)                       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion

Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related maturity date or extended maturity date, a statement to that effect, and delivers, on or before the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement;

(ii)                    any Periodic Payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)                  the master servicer or the special servicer (and, in the case of a determination by the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (which consent may not be unreasonably withheld, delayed or conditioned (including, without limitation, conditioned upon the payment of any compensation, fee or any other remuneration to the Directing Holder, any affiliate thereof or any third party))) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days; provided that the special servicer will not be permitted to make such judgment at any time that the special servicer is affiliated with the Directing Holder;

(iv)                  the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)                     the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)                  the related borrower (a) admits in writing its inability to pay its debts generally as they become due, or (b) files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)               a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (which consent may not be unreasonably withheld, delayed or conditioned (including, without limitation, conditioned upon the payment of any compensation, fee or any other remuneration to the Directing Holder, any affiliate thereof or any third party))), and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders (to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)             the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) and any related REO Property at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided that, in each case, at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Serviced Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially

Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event is continuing, and (ii) not with respect to any applicable Excluded Loan);
●	the Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders (as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (taken as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following the completion of the Directing Holder Asset Status Report Review Process.

While an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). The special servicer will be obligated (on a non-binding basis) to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are not inconsistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). If the special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but so long as no Consultation Termination Event is continuing, the Directing Holder (except with respect to any applicable Excluded Loan) will be entitled to consult with the special servicer (on a non-binding basis) (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the operating advisor, will consult with the special servicer (on a non-binding basis) (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to any draft Asset Status Report and no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder. The special servicer will be required to implement the Final Asset Status Report.

In addition, in the case of any Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event or a Consultation Termination Event is continuing) may exercise the rights of the Trust Directing Holder described in this “—Asset Status Report” section, and neither the Trust Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder, with regard to the Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a

Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

The Special Servicer will be permitted, upon prior written notice to the Master Servicer and the Certificate Administrator, to order an ‘as-is’ appraisal (the cost of which will be a Servicing Advance provided by the Special Servicer) for any Mortgage Loan that (a) is scheduled to mature within ninety (90) days, (b) is not yet a Specially Serviced Loan, and (c) in the reasonable judgment of the Special Servicer, is likely to require a maturity modification, extension, or other workout. The Master Servicer will be required to cooperate with reasonable requests in providing such financial and property information in its possession as is reasonably required for such appraisal.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for the purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Cummins Station Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Cummins Station Loan REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC or the Cummins Station Loan REMIC, as applicable, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged

Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Cummins Station Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The applicable PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Cummins Station Loan REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event is continuing and after consulting on a non-binding basis with the Risk Retention Consultation Party in accordance with the PSA, in each case with respect to any Non-Serviced Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and will be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this section, the special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any (in the case of a balloon payment, taking into account any extensions of such delinquency period up to 120 days in the same manner as provided in the proviso to clause (i) of the definition of “Specially Serviced Loan”), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage Loan or Serviced Companion Loan or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists), the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) (which consultation will be non-binding) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loans together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right for so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition, with respect to any Servicing Shift Mortgage Loan, if the related Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the related special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder) as to all Major Decisions, (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions), and (3) the master servicer, to the extent the Directing Holder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause, and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and during the continuance of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Trust Directing Holder” will be, with respect to each Serviced Mortgage Loan (other than any Serviced AB Whole Loan and any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that:

(i)                  absent that selection, or

(ii)                until a Trust Directing Holder is so selected, or

(iii)             upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Trust Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Trust Directing Holder; provided, however, that in the case of this clause (iii), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Trust Directing Holder until appointed in accordance with the terms of the PSA.

The initial Trust Directing Holder is expected to be KREF Securities Holdings, LLC (or its affiliate).

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The “Directing Holder” will be:

(i)                  with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Serviced AB Mortgage Loan), the Trust Directing Holder;

(ii)                with respect to any Serviced AB Whole Loan, (1) for so long as no Control Appraisal Period has occurred and is continuing, the holder of the related (and, if applicable, designated) Subordinate Companion Loan, and (2) for so long as a Control Appraisal Period has occurred and is continuing, the Trust Directing Holder; and

(iii)             with respect to any Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder prior to the related Servicing Shift Securitization Date.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to the related Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class G-RR, Class J-RR or Class K-RR certificates.

The Controlling Class as of the Closing Date will be the Class K-RR certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Trust Directing Holder to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder, then the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders the identity of the Trust Directing Holder. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder, and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or reasonably believes that the identity of the Trust Directing Holder has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the list of Certificateholders (or Certificate Owner(s), if applicable) of the Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, neither the master servicer nor the special servicer will be permitted to take any of the following actions, and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions that are Major Decisions, in each case as to which the Directing Holder has objected in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written recommendation and analysis together with such other information reasonably requested by the Directing Holder, and reasonably available to the master servicer or the special servicer, as applicable, in order to grant or withhold such consent, which report may, in the sole discretion of the special servicer or the master servicer, take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such 10 business day (or 30-day) period, the Directing Holder will be deemed to have approved such action)(each of the following, a “Major Decision”):

With respect to each Serviced Mortgage Loan and Serviced Whole Loan:

i.	any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Serviced Mortgage Loans or Serviced Whole Loans as come into and continue in default;
ii.	any modification, consent to a modification, forbearance with respect to, or waiver of, any monetary term (other than penalty charges which the master servicer or special servicer is permitted to waive pursuant to the PSA) or non-monetary term, or with respect to an NCB Mortgage Loan, any material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of penalty charges) of a Serviced Mortgage Loan or any extension of the maturity date of such Serviced Mortgage Loan provided that the granting of any extension or entrance into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan will not constitute a Major Decision so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

iii.	any sale of a Serviced Mortgage Loan that is a Defaulted Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;
iv.	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or (a) in the case of an NCB Mortgage Loan that is a Specially Serviced Loan or (b) in the case of any Mortgage Loan that is not an NCB Mortgage Loan, any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;
v.	any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or any consent to either of the foregoing (other than (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral in accordance with the applicable Mortgage Loan documents; or (c) any release, substitution or addition of collateral described under clauses (ii), (v), (viii) or (xii) of the definition of “Master Servicer Decision”), unless such action is otherwise required pursuant to the specific terms of the related Serviced Mortgage Loan and there is no lender discretion;
vi.	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including, to the extent lender approval is required, mezzanine debt by a direct or indirect parent of the borrower), other than (A) any such transfer or incurrence of debt as described under clauses (xiii), (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected pursuant to the terms of the related loan documents and without the consent of the lender under the related loan documents and for which there is no lender discretion, or (B) solely with respect to an NCB Mortgage Loan, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, (a) the waiver of a “due-on-encumbrance” clause with respect to an NCB Mortgage Loan to permit subordinate debt secured by the related Mortgaged Property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;
vii.	any approval of property management company changes or franchise changes, including any amendments, modifications or terminations of property management agreements or franchise agreements, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, excluding any property management company changes (a) with respect to any NCB Mortgage Loan, the change in property management, if the replacement property manager is not affiliated with the borrower, (b) with respect to any Mortgage Loan other than an NCB Mortgage Loan, if the replacement property manager is not affiliated with the borrower, the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement or (c) if the replacement property manager is affiliated with the borrower, the related management fee is no greater than the lesser of (x)

3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the Mortgaged Property;

viii.	other than in the case of any NCB Mortgage Loan, releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, each in accordance with the Mortgage Loan documents, or routine funding of tax payments and insurance premiums when due and payable will not constitute a Major Decision);
ix.	any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion;
x.	any acceleration of a Serviced Mortgage Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Mortgage Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;
xi.	the determination of the Special Servicer pursuant to clause (vii) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event”;
xii.	any modification, waiver or amendment of an Intercreditor Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Intercreditor Agreement and as to which the consent of the issuing entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Mortgage Loan, or an action to enforce rights with respect thereto; provided that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of the such master servicer;
xiii.	(a) in the case of an NCB Mortgage Loan that is a Specially Serviced Loan or (b) in the case of any Mortgage Loan that is not an NCB Mortgage Loan, any determination of an Acceptable Insurance Default;
xiv.	approval of any waiver regarding (a) other than with respect to an NCB Mortgage Loan, the receipt of financial statements that are late for more than 90 consecutive days or (b) the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than 90 days;
xv.	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 20% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided, that (x) if lender consent is not required for such transaction pursuant to the related Mortgage Loan documents or there is no lender discretion in connection with such transaction or (y) taking such action is a Master Servicer Decision, such action will not constitute a Major Decision;

xvi.	any approval of or consent to a grant of an easement or right of way (including, without limitation for utilities, access, parking, public improvements or another purpose) that is not a Master Servicer Decision and materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan, or subordination of the lien of the Mortgage Loan to such easement or right of way;
xvii.	agreeing to any modification, waiver, consent or amendment of the related Serviced Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Mortgage Loan, (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and
xviii.	determining whether to permit any ground lease termination, modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of the Serviced Mortgage Loan and for which there is no lender discretion or determining whether to cure any default by a borrower under a ground lease;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder or the operating advisor, as applicable, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response or the Operating Advisor’s response, as applicable.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a Major Decision or Special Servicer Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such request, and (b) the master servicer will process all requests for any matter that is not a Major Decision or Special Servicer Decision with respect to any non-Specially Serviced Loans (other than a Non-Serviced Mortgage Loan) without any obligation to obtain the consent of or consult with any other person. Upon receiving a request for any matter that constitutes a Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

Prior to taking a Major Decision, (i) the special servicer (with respect to any Major Decision processed by the special servicer) will be required to obtain the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the special servicer’s written analysis and recommendation with respect to such Major Decision together with such other information reasonably requested by the Directing Holder and (ii) the master servicer (with respect to any Major Decision processed by the master servicer) will be required to obtain the written consent of the Special Servicer, which consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 60 days) after receipt (unless earlier objected to) by the Special Servicer of the master servicer’s written analysis and recommendation with respect to such Major Decision together with such other information reasonably requested by the Special Servicer, provided that the Special Servicer will not be permitted to consent to the Master Servicer’s taking any actions that constitute Major Decisions as to which the Directing Holder has objected to in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt from the special servicer of the master servicer’s written analysis and recommendation with respect to such Major Decision.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide (solely with respect to each Specially Serviced Loan) each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event, is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In connection with any Major Decision processed by the special servicer, the special servicer will provide any final Major Decision Reporting Package prepared by it to the master servicer promptly after the Directing Holder’s approval of such final Major Decision Reporting Package.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of the Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision or a Master Servicer Decision that requires the consent of the Directing Holder, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

For so long as no Control Termination Event is continuing (but not with respect to any Excluded Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. For so long as no Consultation Termination Event is continuing, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

With respect to a Serviced Subordinate Companion Loan, the special servicer will prepare an Asset Status Report for the related Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and, prior to the occurrence and continuance of a Control Appraisal Period, the Trust Directing Holder will have no approval rights over any such Asset Status Report.

Replacement of the Special Servicer

For so long as no Control Termination Event is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 Business Days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Mortgage Loan (that is not also an Excluded Loan), if any, the Directing Holder (for so long as no Control Termination Event is continuing) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Mortgage Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Mortgage Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing or for which it must give its consent, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan or any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Serviced AB Whole Loan or Servicing Shift Whole Loan), when one or more of the following is true: (i) when there is no class of Control Eligible certificates that has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class, or (ii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to a Servicing Shift Whole Loan; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur and be continuing (a) with respect to any Mortgage Loan (other than with respect to any Serviced AB Whole Loan and any Servicing Shift Whole Loan) or Serviced Whole Loan, when one or more of the following is true: (i) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class, or (ii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to a Servicing Shift Whole Loan; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

If the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Holder, for so long as no Control Termination Event in the PSA is continuing (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan(s)), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan(s)), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the directing holder (or equivalent entity) under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan). The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or any Servicing Shift Whole Loans, as applicable, and, for so long as no Control Termination Event is continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so for long as no Control Termination Event is continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

With respect to any Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period, with respect to the related Serviced Subordinate Companion Loan, the Trust Directing Holder will not be entitled to exercise any consent or consultation rights, and those consent and consultation rights of the Directing Holder will be held by such Serviced Subordinate Companion Loan Holder, as the Directing Holder, in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period, with respect to the related Serviced AB Whole Loan, the Trust Directing Holder will have the same rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity.

See “Description of the Mortgage Pool—The Whole Loans”.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that each Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder (or equivalent party) under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any Serviced AB Whole Loan, for so long as no Control Appraisal Period is continuing, the Trust Directing Holder will not be entitled to exercise the above described rights. For so long as no Control Appraisal Period is continuing, those rights will be held by the Loan-Specific Directing Holder in accordance with the PSA and the related Intercreditor Agreement. Prior to a Control Appraisal Period, the consent of the Loan-Specific Directing Holder is required to be obtained by the special servicer for any Major Decision. However, during a Control Appraisal Period with respect to any serviced AB Whole Loan, the Trust Directing Holder will have the same rights (including the rights described above) with respect to any Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c)   does not have any liability or duties to the holders of any class of certificates other than (in the case of the Trust Directing Holder) the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder in the case of the Trust Directing Holder), the issuing entity, any Companion Loan Holder, any party to the PSA or any other person (including a borrower under a Mortgage Loan) for having so acted as set forth in (a) – (d) above, and no Certificateholder (other than a Controlling Class Certificateholder in the case of the Trust Directing Holder) or Companion Loan Holder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or such special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer with the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of the Operating Advisor at All Times

With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, the operating advisor’s obligations will generally consist of the following:

(1)   reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan;

(2)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(3)   promptly recalculating and reviewing for accuracy and consistency with the PSA of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (i) any Appraisal Reduction Amount, (ii) Collateral Deficiency Amount or (iii) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(4)   preparing an annual report (if, at any time during the prior calendar year, (i) a Serviced Mortgage Loan and any related Serviced Companion Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) generally in the form attached to this prospectus as Annex C to be provided to the depositor, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (3) above:

(1)   after the calculation has been finalized but prior to the utilization by the special servicer, the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer, the special servicer or the operating advisor, as applicable, and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the master servicer’s or special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any borrower sponsor or guarantor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, the Risk Retention Consultation Party, any Certificateholder or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report and other information (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will (if, at any time during the prior calendar year, (i) any Serviced Mortgage Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package (after the occurrence and during the continuance of an Operating Advisor Consultation Event or with respect to Specially Serviced Loans), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information. Furthermore, each Operating Advisor Annual Report will be required to comply with the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of the Credit Risk Retention Rules.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(1)   to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(2)   to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, any Retaining Third-Party Purchaser, the Directing Holder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)           that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Party (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on the advice of legal counsel) is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either the trustee (i) may, or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event is continuing), any Companion Loan Holder, the Certificateholders, the Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Party and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Holder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 200 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 60 of such 200 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2021 and December 31, 2025 was approximately 78.398%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 20.821%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 20.0% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 4.773%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 23.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (vi) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in its good faith and sole discretion to be relevant to the Asset Review (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller, which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, Morningstar DBRS, KBRA or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any Retaining Third-Party Purchaser, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Risk Retention Consultation Party or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loan, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as the Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(1)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates other than the holder of the VRR Interest;

(2)   may act solely in the interests of the holder of the VRR Interest;

(3)   does not have any liability or duties to the holders of any class of classes of certificates other than the holder of the VRR Interest;

(4)   may take actions that favor the interests of the holders of one or more classes of certificates including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(5)   will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder (other than the holder of the VRR Interest) may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, for so long as no Control Termination Event is continuing, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the Controlling Class Certificateholders, and in the case of any Loan-Specific Directing Holder, by such Loan-Specific Directing Holder.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Loan-Specific Directing Holder will be permitted to replace the special servicer with respect to any Servicing Shift Whole Loan.

If at any time a Control Termination Event is continuing, the holders of the Principal Balance Certificates and the VRR Interest may generally replace the special servicer without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates and the VRR Interest evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the special servicer (other than with respect to a Non-Serviced Whole Loan and any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all Voting Rights in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to a Non-Serviced Whole Loan and any Servicing Shift Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances, except in the case of the termination of the asset representations reviewer, of the certificates) of all Principal Balance Certificates and the VRR Interest on an aggregate basis.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates or VRR Interest then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses or VRR Realized Losses, as applicable, previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates as of such date of determination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (a) has been appointed and currently serves as a special servicer on a

“transaction level” basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement special servicer prior to the time of determination and (viii) is not a special servicer that has been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Serviced Mortgage Loan and any related Serviced Companion Loan, a “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party other than during the continuance of a Control Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Control Termination Event is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Mortgage Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan holder will have the right, prior to the occurrence and continuance of a Control Appraisal Period to replace the special servicer solely with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interests of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Principal Balance Certificates and the VRR Interest representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest whose holders voted on the matter; provided that holders of Principal Balance Certificates and the VRR Interest that so voted on the matter (i) hold Principal Balance Certificates and VRR Interest representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates and the VRR Interest on an aggregate basis (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances), and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of the Principal Balance Certificates and the VRR Interest elect to remove and replace the special servicer as described above (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer and the Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within one business day, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would be non-recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for one business day;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)   either of Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)   so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights in the case of the master servicer, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, and (3) the depositor (with respect to clause (i) of the definition of “Servicer Termination Event”), the trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) or (g) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to rights in respect of indemnification and to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, and (ii) 25% of the aggregate Voting Rights in the case of the special servicer (or, for so long as no Control Termination Event is continuing, the Directing Holder) so request, or, with respect to a Serviced

Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses and VRR Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise of rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless (except in the case of a default by the trustee) the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) or (g) of the definition of “Servicer Termination Event”, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its Exchange Act reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the certificates (and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event), except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event is continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or delayed or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, each Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, any Retaining Third-Party Purchaser, the sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA (including any such fees and costs relating to enforcing this indemnity), the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-

Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, the operating advisor or the asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, the operating advisor or the asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, the operating advisor or the asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the

Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than the holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer (provided that the consent of the special servicer will be required with respect to any Qualified Substitute Mortgage Loan), and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. In the event a Repurchase Request is Resolved in a manner contemplated by clause (v) of the definition thereof, in the event the Enforcing Servicer determines in its reasonable judgment that such a contractually binding agreement to be entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller could reasonably be expected to result in losses or other shortfalls on or in respect of the related Mortgage Loan directly attributable to the contractually binding agreement, then the Enforcing Servicer will be required to, prior to the occurrence of a Control Termination Event, obtain the consent of the Directing Holder before entering into such contractually binding agreement; provided, however, no such consent will be required (i) if the related Mortgage Loan is an Excluded Loan with regard to the Directing Holder, or (ii) if no such determination is made by the Enforcing Servicer.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the holder of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each

Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event is not continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting

Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA is expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2026-B42 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for the BioMed MIT Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to or less than the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), provided that not all Non-Serviced PSAs may require the related Non-Serviced Master Servicer to make Compensating Interest Payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2026-B42 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
●	With respect to BioMed MIT Portfolio Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to BioMed MIT Portfolio Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSAs.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are or will be available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the BioMed MIT Portfolio Mortgage Loan

The BioMed MIT Portfolio Mortgage Loan is being serviced pursuant to the BX 2025-LIFE TSA. The servicing terms of the BX 2025-LIFE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2025-LIFE TSA will earn a primary servicing fee with respect to the BioMed MIT Portfolio Mortgage Loan equal to 0.00010% per annum.
●	Upon the BX 2025-LIFE Mortgage Loan becoming a specially serviced loan under the BX 2025-LIFE TSA, the related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15% per annum.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BioMed MIT Portfolio Whole Loan”.

Servicing of the Servicing Shift Mortgage Loans

The servicing of any Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the related Servicing Shift Securitization Date. From and after the related Servicing Shift Securitization Date, such related Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of the Servicing Shift PSA. Although each related Intercreditor Agreement imposes some requirements regarding the terms of the Servicing Shift PSA (and it is expected that the related Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of the related Servicing Shift PSAs are unknown. See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) (a) it has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) it is not a master servicer or special servicer, as applicable, that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or the special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class S and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time and the other master servicer (in that order) will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance of all of the Mortgage Loans as of the Cut-off Date (solely for the purposes of this calculation, if an ARD Loan is still an asset of the issuing entity and such right is being exercised after its respective Anticipated Repayment Date, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicers, the special servicers, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers, wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the NCB Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, any Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Tax Person;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating

Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, and (vi) (A) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating is at least “Baa3” by Moody’s or an issuer rating of at least “Baa3” by Moody’s and (B) in the case of the trustee, an institution whose long-term senior unsecured debt or an issuer rating is at least (x) “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long as either (1) each master servicer is an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s or whose long-term counterparty risk assessment is rated at least “A2(cr)” by Moody’s or (2) with respect to each master servicer that does not meet the criteria set forth in clause (1), the trustee maintains an agreement that is either (I) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect, or (II) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association with a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such national banking association’s Moody’s rating, the agreement is terminated, or any other changes arise that may limit the agreement), (y) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) each master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch or (2) with respect to each master servicer that does not meet the criteria ser forth in clause (1), the trustee maintains an agreement that is either (I) the agreement dated February 20, 2025, which was previously delivered to Fitch and remains in effect, or (II) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term debt rating of “F1” by Fitch, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Fitch within 30 days in the event there is a downgrade of such national banking association’s Fitch rating, the agreement is terminated, or any other changes arise that may limit the agreement) and (z) if rated by KBRA, “BBB-“ by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or in the case of each of the certificate administrator and the trustee, such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, for so long as no Control Termination Event is continuing, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Thirty-one (31) Mortgaged Properties (35.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Thirteen (13) Mortgaged Properties (13.1%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Arizona

Three (3) Mortgaged Properties (11.1%) are located in Arizona. Mortgage loans in Arizona are generally secured by deeds of trust on the related real estate. A deed of trust is normally enforced in Arizona by exercise of the trustee’s power of sale through a non-judicial trustee’s sale. A non-judicial foreclosure sale is commenced by the recording of a notice of trustee’s sale setting a sale date not earlier than 90 days after the date the notice is recorded. After recording, the notice must be posted and copies sent to the borrower and other parties having an interest in the encumbered real property, all in the manner required by statute. No redemption rights are available after a non-judicial trustee’s foreclosure sale. If permitted by the loan documents, a deficiency may be recovered after a trustee’s sale by commencement of a judicial action within the time period required by statute. The amount of a deficiency judgment is limited to (1) the total debt owed to the lender as of the date of the trustee’s sale less (2) the greater of (i) the fair market value of the property on the date of sale as determined by the court or (ii) the sale price at the trustee’s sale. A deed of trust may also be foreclosed as a mortgage, but that procedure is not commonly utilized because of the additional time and cost involved and the redemption rights afforded the borrower and junior lienholders.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or a ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction, a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of “due-on-sale” clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any other form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING
TRANSACTION PARTIES

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and DBNY, an originator, a Retaining Party, the initial Risk Retention Consultation Party and the holder of the companion loans (if any) for which the noteholder is identified as “DBNY” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of (i) GS Bank, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and (ii) GSMC, a mortgage loan seller and a sponsor.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller and a sponsor, is also a master servicer and a special servicer under this securitization, and an affiliate of National Consumer Cooperative Bank, an originator. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that National

Cooperative Bank, N.A. will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction.

BCREI and its affiliates are playing several roles in this transaction. Barclays Capital Inc., an underwriter, is an affiliate of BCREI, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BCREI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

UBS AG and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

BMO and its affiliates are playing several roles in this transaction. BMO Capital Markets Corp., an underwriter, is an affiliate of BMO, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Computershare Trust Company, National Association acts as interim custodian with respect to all the GACC Mortgage Loans, the CREFI Mortgage Loans, the GSMC Mortgage Loans, the Barclays Mortgage Loans and the BMO Mortgage Loans, except for the related Mortgage File with respect to any GACC Mortgage Loan, CREFI Mortgage Loan, GSMC Mortgage Loan, Barclays Mortgage Loan or BMO Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between BCREI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BCREI Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Midland is also (i) the Non-Serviced Master Servicer for the 525 7th Avenue and Haverford Retail Partners Portfolio Whole Loans under the BBCMS 2025-C39 PSA, and (ii) the Non-Serviced Master Servicer for the UOVO Evergreen Whole Loan under the BMO 2025-C13 PSA.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Computershare Trust Company, National Association, the trustee, certificate administrator and custodian, is also (i) the trustee, certificate administrator and custodian under the BBCMS 2025-C39 PSA, pursuant to which the 525 7th Avenue and the Haverford Retail Partners Portfolio Whole Loans are serviced, (ii) the trustee, certificate administrator and custodian under the BX 2025-LIFE PSA, pursuant to which the BioMed MIT Portfolio Whole Loan is serviced and (iii) the trustee, certificate administrator and custodian under the BANK5 2024-5YR8 PSA, pursuant to which the Cummins Station Whole Loan is serviced.

K-Star, or an affiliate, assisted KREF Securities Holdings, LLC and Forethought Life Insurance Company (or their respective affiliates) with due diligence relating to the mortgage loans to be included in the mortgage pool. Additionally, K-Star is an affiliate of (w) KREF TPP, one of the initial third-party purchasers, (x) KREF MOA, the initial holder of 60% of the Class G-RR, Class J-RR, Class K-RR and Class S Certificates and initial Directing Holder, (y) GA TPP, the other initial third-party purchaser and initial holder of 40% of the Class G-RR, Class J-RR, Class K-RR and Class S Certificates and (z) the entity or entities acquiring the Class X-F, Class B, Class C, Class D, Class E and Class F Certificates.

Park Bridge Lender Services LLC, the operating advisor and the asset representations reviewer, is also the operating advisor and the asset representations reviewer under the BBCMS 2025-C39 PSA, pursuant to which the 525 7th Avenue Whole Loan and the Haverford Retail Partners Portfolio Whole Loan are serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Senior Principal Balance Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Senior Principal Balance Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Principal Balance Certificates indicated in the following table as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$496,276,000	Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB
Class X-B	$86,848,000	Class A-S
Class X-F	$13,293,000	Class F

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, “due-on-sale” clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its ARD Loan by the Anticipated Repayment Date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).
Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$496,276,000	Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB
Class X-B	$86,848,000	Class A-S
Class X-F	$13,293,000	Class F

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPP” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period or prepayment penalty period has expired. Unless otherwise specified, the model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume prepayments on the Mortgage Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period or prepayment penalty period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate or that Mortgage Loans that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each class of Offered Certificates (other than the Class X-A and Class X-B Certificates). The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	Scheduled Periodic Payments, including payments due at maturity, of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2026;
●	the Mortgage Rate in effect for each Mortgage and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of the Mortgage Loans that are componentized assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPP set forth in the tables below (and as applicable, without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;
●	the Closing Date occurs on March 12, 2026;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPP scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	74%	74%	74%	74%	74%
March 2028	45%	45%	45%	45%	45%
March 2029	7%	0%	0%	0%	0%
March 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	1.81	1.79	1.78	1.77	1.77

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	99%	88%	72%	11%
March 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	3.26	3.24	3.21	3.15	2.83

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	NAP	NAP	NAP	NAP	NAP
March 2027	NAP	NAP	NAP	NAP	NAP
March 2028	NAP	NAP	NAP	NAP	NAP
March 2029	NAP	NAP	NAP	NAP	NAP
March 2030	NAP	NAP	NAP	NAP	NAP
March 2031 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)(2)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($189,709,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	100%	100%	100%	100%
March 2030	100%	100%	100%	100%	100%
March 2031	100%	100%	100%	100%	100%
March 2032	100%	100%	100%	100%	100%
March 2033	100%	100%	100%	100%	100%
March 2034	100%	100%	100%	100%	100%
March 2035	100%	99%	99%	98%	93%
March 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.63	9.56	9.47	9.38	9.18

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Minimum Initial Certificate Balance ($264,034,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	100%	100%	100%	100%
March 2030	100%	100%	100%	100%	100%
March 2031	100%	100%	100%	100%	100%
March 2032	100%	100%	100%	100%	100%
March 2033	100%	100%	100%	100%	100%
March 2034	100%	100%	100%	100%	100%

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
March 2035	100%	100%	100%	100%	100%
March 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.81	9.78	9.75	9.69	9.35

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-5 certificates.

Percent of the Maximum Initial Certificate Balance ($453,743,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	100%	100%	100%	100%
March 2030	100%	100%	100%	100%	100%
March 2031	100%	100%	100%	100%	100%
March 2032	100%	100%	100%	100%	100%
March 2033	100%	100%	100%	100%	100%
March 2034	100%	100%	100%	100%	100%
March 2035	100%	100%	99%	99%	97%
March 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.73	9.69	9.64	9.56	9.28

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	100%	100%	100%	100%
March 2030	90%	90%	90%	90%	90%
March 2031	76%	76%	76%	76%	76%
March 2032	61%	61%	61%	61%	61%
March 2033	44%	44%	44%	44%	44%
March 2034	27%	27%	27%	27%	27%
March 2035	9%	9%	9%	9%	9%
March 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.62	6.62	6.62	6.62	6.62

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Initial Percentage	100%	100%	100%	100%	100%
March 2027	100%	100%	100%	100%	100%
March 2028	100%	100%	100%	100%	100%
March 2029	100%	100%	100%	100%	100%
March 2030	100%	100%	100%	100%	100%
March 2031	100%	100%	100%	100%	100%
March 2032	100%	100%	100%	100%	100%
March 2033	100%	100%	100%	100%	100%
March 2034	100%	100%	100%	100%	100%
March 2035	100%	100%	100%	100%	100%
March 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.90	9.86	9.46

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-S certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from March 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, foreign government investors, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the certificates and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together with the Cummins Station Loan REMIC (as defined below), the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (in the case of the Cummins Station Mortgage Loan, the entire interest in the Cummins Station Loan REMIC Regular Interest (as defined below) represented thereby) (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class K-RR certificates and the regular interests that correspond in the aggregate to the VRR Interest (the “VRR Interest Upper-Tier Regular Interests”) (collectively, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Pursuant to a REMIC declaration effective as of July 22, 2025 (the “Cummins Station REMIC Declaration”) a REMIC election was designated to be made with respect to the Cummins Station Mortgage Loan (the “Cummins Station Loan REMIC”). The certificate administrator for the BMO 2026-C14 securitization transaction is responsible for preparing and filing the REMIC election and REMIC tax returns for the Cummins Station Loan REMIC. The Cummins Station Loan REMIC issued a single regular interest, a 30% portion of which will be held by the Lower-Tier REMIC (the “Cummins Station Loan REMIC Regular Interest”) and a single uncertificated residual interest (the “Cummins Station Residual Interest”). The Cummins Station Residual Interest will not be an asset of the issuing entity but will be held by the BMO 2026-C14 securitization transaction.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the Cummins Station REMIC Declaration and each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the

Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC other than the Cummins Station Loan REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the entitlement to Excess Interest and the Excess Interest Distribution Account and the VRR Interest Upper-Tier Regular Interests and distributions thereon will be classified as a trust under Treasury Regulations Section 301.7701-4(c) (the “Grantor Trust”), (b) the VRR Interest will represent undivided beneficial interests in both the VRR Interest Upper-Tier Regular Interest and the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 672 of the Code, and (c) the Class S certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Cummins Station Loan REMIC Regular Interest evidenced by the Cummins Station Mortgage Loan that will be held by the Lower-Tier REMIC and the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each Cummins Station Loan REMIC Regular Interest will constitute a class of regular interests in the Cummins Station Loan REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will evidence the sole class of residual interests in each Trust REMIC other than the Cummins Station Loan REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-three (33) of the Mortgaged Properties (14.5%) securing twenty-eight (28) Mortgage Loans (in whole or in part) are multifamily properties, mixed use properties with a multifamily component or manufactured housing properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interest Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to the Class X Certificates. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. If made, such selection will apply to all market discount instruments acquired by such Regular Interest Holder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. If made, such election will apply to all premium debt instruments (other than those paying tax-exempt interest) held by the Holder of the Regular Interest on the first day of the taxable year to which the election applies and to all taxable, premium debt instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest

Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the Non-VRR Certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the applicable Non-VRR Certificates and the VRR Interest, respectively, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable Non-VRR Certificates and the VRR Interest, respectively. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Cummins Station Loan REMIC, as applicable, will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Cummins Station Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Cummins Station Loan REMIC generally must be conducted through an independent contractor. Further, such operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Cummins Station Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Cummins Station Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Cummins Station Loan REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC (other than the Cummins Station Loan REMIC) in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Tax Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is calculated in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s (other than the Cummins Station Loan REMIC which will be administered by the certificate administrator for the BMO 2026-C14 securitization transaction) returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interest Holders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.
Class A-1	$[__]	$[__]
Class A-2	$[__]	$[__]
Class A-4	$[__]	$[__]
Class A-5	$[__]	$[__]
Class A-SB	$[__]	$[__]
Class X-A	$[__]	$[__]
Class X-B	$[__]	$[__]
Class A-S	$[__]	$[__]
Class	Goldman Sachs & Co. LLC	Barclays Capital Inc.
Class A-1	$[__]	$[__]
Class A-2	$[__]	$[__]
Class A-4	$[__]	$[__]
Class A-5	$[__]	$[__]
Class A-SB	$[__]	$[__]
Class X-A	$[__]	$[__]
Class X-B	$[__]	$[__]
Class A-S	$[__]	$[__]
Class	UBS Securities LLC	BMO Capital Markets Corp.
Class A-1	$[__]	$[__]
Class A-2	$[__]	$[__]
Class A-4	$[__]	$[__]
Class A-5	$[__]	$[__]
Class A-SB	$[__]	$[__]
Class X-A	$[__]	$[__]
Class X-B	$[__]	$[__]
Class A-S	$[__]	$[__]
Class	Drexel Hamilton, LLC	Mischler Financial Group, Inc.
Class A-1	$[__]	$[__]
Class A-2	$[__]	$[__]
Class A-4	$[__]	$[__]
Class A-5	$[__]	$[__]
Class A-SB	$[__]	$[__]
Class X-A	$[__]	$[__]
Class X-B	$[__]	$[__]
Class A-S	$[__]	$[__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2026, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 1 business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, one of the sponsors, three of the originators, a Retaining Party and the initial Risk Retention Consultation Party. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Barclays Capital Inc., one of the underwriters, is an affiliate of one of the sponsors and one of the originators. UBS Securities LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. BMO Capital Markets Corp., one of the underwriters, is an affiliate of one of the sponsors and one of the originators.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC and BMO Capital Markets Corp., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI, (iii) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GSMC, (iv) the payment by the depositor to BCREI, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by BCREI, (v) the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by UBS AG, and (vi) the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by BMO. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., UBS Securities LLC and BMO Capital Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of the final prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into the final prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1 Columbus Circle, New York, New York 10019, Attention: President, or by telephone at (212) 250-2500.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-283864) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

FINANCIAL INFORMATION

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the California Public Employees Retirement System (“CalPERS”), a governmental plan, owns an approximately 99.5% equity interest in the borrower with respect to the Fishers Twinbrook Mortgage Loan (4.1%). Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975 or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to acquire an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice within the meaning of Section 3(21) of ERISA with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before acquiring any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that acquisition under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (including the administrative exemption described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the acquisition, holding and disposition of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the acquisition, holding and disposition of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating acquiring an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating acquiring an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Each acquiror of Offered Certificates that is an ERISA Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the trustee, any underwriter, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the

Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

LEGAL MATTERS

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Sidley Austin LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in March 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

INDEX OF DEFINED TERMS

1031 Exchange Borrowers	237
1031 Loan	237
1031 Period	237
17g-5 Information Provider	379
1986 Act	542
1996 Act	523
215 PAS Leasehold Loan	178
215 PAS Leasehold Mortgage	178
215 PAS Master Lease	178
215 PAS Master Lease Waterfall	179
215 PAS Master Tenant	178
401(c) Regulations	560
A.M. Best	5
AB Modified Loan	426
AB Whole Loan	240
Acceptable Insurance Default	431
Accommodation Owner	237
Accrued AB Loan Interest	362
Acting General Counsel’s Letter	155
actual/360 basis	37
Actual/360 Basis	219
Actual/360 Loans	403
ADA	525
Administrative Cost Rate	357
ADR	167
Advances	399
Affiliate	13, 14
Affiliated Leasehold Mortgagee	178
Affirmative Asset Review Vote	473
Aggregate Available Funds	351
Aggregate Principal Distribution Amount	358
AIFM Regulations	161
Allocated Loan Amount	167
Alternate Release Price	227
Annual Debt Service	167
Anticipated Repayment Date	219
Appraisal Reduction Amount	423
Appraisal Reduction Event	422
Appraised Value	168
Appraised-Out Class	427
Approved Exchange	22
Approved First Mortgagee	189
ARD Loan	219
ARD Loans	219
ASR Consultation Process	446
Assessment of Compliance	503
Asset Representations Reviewer Asset Review Fee	421
Asset Representations Reviewer Fee Cap	421

Asset Representations Reviewer Termination Event	478
Asset Review	474
Asset Review Notice	473
Asset Review Quorum	473
Asset Review Report	475
Asset Review Report Summary	475
Asset Review Standard	475
Asset Review Trigger	471
Asset Review Vote Election	473
Asset Status Report	443
Assumed Certificate Coupon	339
Assumed Final Distribution Date	365
Assumed Scheduled Payment	359
Attestation Report	503
AUL	191, 196
Available Funds	352
Balloon Balance	168
Balloon LTV	169
Bank Act	303
BANK5 2024-5YR8 PSA	240
Barclays	290
Barclays Data Tape	292
Barclays Mortgage Loans	291
Barclays Review Team	291
Barclays’ Qualification Criteria	293
Base Interest Fraction	363
BBCMS 2025-C39 PSA	240
BBNA	304
BCREI	165
Benchmark 2026-B42 securitization	324
benefit plan investors	558
BioMed MIT Portfolio B Note Holders	249
BioMed MIT Portfolio C Note Holders	249
BioMed MIT Portfolio Co-Lender Agreement	249
BioMed MIT Portfolio Companion Loans	249
BioMed MIT Portfolio Controlling Holder	254
BioMed MIT Portfolio D Note Holders	249
BioMed MIT Portfolio Default Release	228
BioMed MIT Portfolio Non-SASB Loans	249
BioMed MIT Portfolio Non-SASB Loans Holders	249
BioMed MIT Portfolio Non-SASB Trust	250
BioMed MIT Portfolio Note Holders	249
BioMed MIT Portfolio SASB Pari Passu Companion Loans	248
BioMed MIT Portfolio Senior Loan Holders	249
BioMed MIT Portfolio Whole Loan	248
BMO	165, 303

BMO 2025-C13 PSA	240
BMO 2026-C14 PSA	240
BMO Data File	305
BMO Financial	304
BMO Mortgage Loans	303
BMO Securitization Database	305
Borrower Party	372
Borrower Party Affiliate	372
Breach Notice	390
Bridge Bank	94
Business Day	404
BX 2025-LIFE Certificate Administrator	250
BX 2025-LIFE Master Servicer	249
BX 2025-LIFE Securitization	249
BX 2025-LIFE Special Servicer	249
BX 2025-LIFE Trustee	250
BX 2025-LIFE TSA	240
CalPERS	212, 557
CAP	191
Cash Flow Loans	179
CEA	195
CERCLA	523
Certificate Administrator/Trustee Fee	419
Certificate Administrator/Trustee Fee Rate	419
Certificate Balance	349
Certificate Owners	381
Certificateholder	373
Certificateholder Quorum	481
Certificateholder Repurchase Request	492
certificates	3, 35
Certifying Certificateholder	383
CGMRC	265
Chromalloy Property	192
CityFHEPS	80
Class A-SB Planned Principal Balance	359
Class X certificates	3
Class X Certificates	348
Class X-A Strip Rate	356
Class X-B Strip Rate	356
Class X-F Strip Rate	356
Clearstream	380
Clearstream Participants	382
Closing Date	166
CMBS	159
CMT Curve	341
Code	156, 540
Collateral Deficiency Amount	426
Collection Account	402
Collection Period	352
Communication Request	383
Companion Loan	164
Companion Loan Holder	238
Compensating Interest Payment	366
Compliance Order	195
Computershare	142, 314

Computershare Limited	314
Computershare Trust Company	314
Constant Prepayment Rate	534
Constraining Level	338
Consultation Termination Event	460
Control Appraisal Period	240
Control Eligible Certificates	453
Control Note	240
Control Termination Event	460
Controlling Class	453
Controlling Class Certificateholder	453
Controlling Holder	240
Controlling Note	240
Corrected Loan	443
CPP	534
CPR	534
CPY	340
CRECs	191
Credit Risk Retention Rules	332
CREFC®	370
CREFC® Intellectual Property Royalty License Fee	421
CREFC® Intellectual Property Royalty License Fee Rate	422
CREFC® Reports	370
CREFI	165, 265
CREFI Data File	267
CREFI Mortgage Loans	265
CREFI Securitization Database	266
Crossed Mortgage Loan	3
Crossover Date	355
CTS	314
Cummins Station Loan REMIC	540
Cummins Station Loan REMIC	60
Cummins Station Loan REMIC Regular Interest	540
Cummins Station Loan REMIC Regular Interest	166
Cummins Station REMIC Declaration	540
Cummins Station REMIC Declaration	60
Cummins Station Residual Interest	540
Cumulative Appraisal Reduction Amount	426
Cure/Contest Period	475
Current LTV	169
Cut-off Date	164
Cut-off Date Balance	168
Cut-off Date LTV Ratio	169
Cut-off Date UW NCF Debt Yield	171
DB Originators	260
DBNY	257, 331
DBRI	257
Debt Service Payment	178
Defaulted Loan	450
Defeasance	11
Defeasance Deposit	225
Defeasance Loans	225

Defeasance Lock-Out Period	225
Defeasance Option	225
Definitive Certificate	380
Delegated Directive	17
Delinquent Loan	473
Depositaries	380
Determination Date	350
Deutsche Bank	257
Diligence File	387
Direct Lease	190
Directing Holder	453
Directing Holder Asset Status Report Review Process	445
Disclosable Special Servicer Fees	419
Discount Rate	221
Discount Yield	338, 341
Dispute Resolution Consultation	495
Dispute Resolution Cut-off Date	494
Disqualified Persons	557
Distribution Accounts	403
Distribution Date	350
Distributor	17
DISTRIBUTOR	18
DMARC	257
Dodd-Frank Act	162
DOJ	257
DOL	558
DTC	380
DTC Participants	380
DTC Rules	381
Due Date	218, 352
Due Diligence Questionnaire	267, 305
Early Defeasance Loan	225
East Hanover Plaza Property Seller	209
EDGAR	557
EEA	17
EEA RETAIL INVESTOR	17, 19
Eight Year Period	188
Eligible Asset Representations Reviewer	476
Eligible Operating Advisor	467
Enforcing Party	492
Enforcing Servicer	492
Environmental Condition	14
ESA	190, 262, 13, 14
Escrow/Reserve Mitigating Circumstances	264, 295
EU	160
EU CRR	161
EU Due Diligence Requirements	160
EU Institutional Investor	161
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Securitization Rules	160
Euroclear	380
Euroclear Operator	382

Euroclear Participants	382
EUWA	17, 19
Excess Interest	219
Excess Interest Distribution Account	403
Excess Prepayment Interest Shortfall	367
Exchange Act	256, 265
Excluded Controlling Class Holder	372
Excluded Controlling Class Loan	372
Excluded Information	373
Excluded Loan	373
Excluded Plan	560
Excluded Special Servicer	482
Excluded Special Servicer Mortgage Loan	482
Exemption	558
Exemption Rating Agency	559
Expected Price	342
Expected Prices	342
Extension Term	188
FATCA	551
FDIA	153
FDIC	94, 154
FDIC Safe Harbor	154
FETL	22
Fiduciary	560
FIEL	23
Final Asset Status Report	447
Final Dispute Resolution Election Notice	495
Final Release Date	195
Financial Promotion Order	18
FIRREA	156, 261
Fitch	502
Flagstar	94
FPO Persons	18
FSCMA	22
FSMA	17, 19, 161
GA TPP	331, 336
GACC	165, 257
GACC Data Tape	258
GACC Deal Team	258
GACC Mortgage Loans	258
Gain-on-Sale Reserve Account	403
Garn Act	524
GIS	193
Goldman Originator	276
grace period	219
Grantor Trust	60, 541
Ground Lease	11, 12
Ground Lease Default Release	228
GS Bank	154, 274
GSMC	165, 274
GSMC Data Tape	275
GSMC Deal Team	275
GSMC Mortgage Loans	274
Hard Lockbox	168
HFC	81

Hotel Unit	186
House Bill 21	81
HRR certificates	4, 35
HRR Certificates	136, 331
HRR Transfer Restriction End Date	344
HSTP Act	80
IBA	155
ICAP	217
IDFPR	304
Impermissible Asset Representations Reviewer Affiliate	489
Impermissible Operating Advisor Affiliate	489
Impermissible Risk Retention Affiliate	489
Impermissible TPP Affiliate	489
Indirect Participants	380
Initial Delivery Date	443
Initial Pool Balance	164
Initial Rate	219
Initial Requesting Certificateholder	492
In-Place Cash Management	168
Institutional Investor	22
Insurance and Condemnation Proceeds	402
Insurance Rating Requirements	5
Insurance Ratings Requirements	5
Intercreditor Agreement	238
Interest Accrual Amount	357
Interest Accrual Period	357
Interest Distribution Amount	357
Interest Payment Differential	221
Interest Reserve Account	403
Interest Shortfall	357
Interested Person	451
Interest-Only Certificates	337
Interest-Only Expected Price	341
intermediary	551
Interpolated Yield	337
Investment Company Act	1
Investor Certification	373
Investor Q&A Forum	377
Investor Registry	378
IO Group YM Distribution Amount	363
IRS	157
Island Plaza Seller	209
Japanese Retention Requirement	23
JFSA	23
JRR Rule	23
KBRA	502
KKR	336
KREF	335
KREF MOA	335
KREF TPP	331, 335
KREFM	336
K-Star	324
Largest Tenant	168
LARWQCB	192

Lease Expiration	169
Liquidation Fee	415
Liquidation Proceeds	415
Loan Per Net Rentable Area	169
Loan-Specific Directing Holder	453
Loan-to-Value Ratio	169
Loan-to-Value Ratio at Maturity or ARD	169
Local Law 97	124
Long-Term Extension Loan	427
Loss of Value Payment	391
Low DSCR Release Amount	227
Lower-Tier Regular Interests	540
Lower-Tier REMIC	60, 540
Lower-Tier REMIC Distribution Account	403
LTV Ratio	169
LTV Ratio at Maturity or ARD	169
LUST	192
MAI	392, 14
Major Decision	454
Major Decision Reporting Package	454
market discount	545
MAS	21
MassDEP	196
Master Servicer Decision	433
Master Servicer Proposed Course of Action Notice	493
Master Servicer Remittance Date	398
Master Servicing Fee	412
Master Servicing Fee Rate	412
Material Defect	390
Maturity Date LTV Ratio	169
MCR	141
MDE	194
Midland	316
MIFID II	17, 19
MIT	188
MLPA	384
MOA	332
Modeling Assumptions	534
Modification Fees	418
Modified Mortgage Loan	422
Moody’s	502, 5
Morningstar DBRS	316, 476
Mortgage	165
Mortgage ALA	228
Mortgage File	384
Mortgage Loan Seller	1
Mortgage Loan Sellers	256
Mortgage Loans	164
Mortgage Note	165
Mortgage Pool	164
Mortgage Rate	357
Mortgaged Property	165
Mortgagee	15
Mortgagor	15
Most Recent NOI	169

MSA	169
National Cooperative Bank, N.A. Data Tape	288
National Cooperative Bank, N.A. Deal Team	288
NCB	165, 283
NCB Mortgage Loans	284
Net Default Interest	412
Net Mortgage Rate	357
Net Operating Income	169
Net Prepayment Interest Excess	366
NFIP	105
NI 33-105	24
NJDEP	195
NOI	169
Non-Control Note	240
Non-Controlling Holder	240, 244
non-offered certificates	35
non-qualified intermediary	551
Nonrecoverable Advance	400
Non-Reduced Certificates	481
Non-Serviced AB Whole Loan	240
Non-Serviced Certificate Administrator	240
Non-Serviced Companion Loan	240
Non-Serviced Custodian	241
Non-Serviced Directing Holder	241
Non-Serviced Master Servicer	241
Non-Serviced Mortgage Loan	241
Non-Serviced Pari Passu Companion Loan	241
Non-Serviced Pari Passu Whole Loan	241
Non-Serviced PSA	241
Non-Serviced Securitization Trust	241
Non-Serviced Special Servicer	241
Non-Serviced Trustee	241
Non-Serviced Whole Loan	50, 241
Non-U.S. Tax Person	551
non-VRR certificates	3, 35
Non-VRR Certificates	348
Non-VRR Percentage	334
Notional Amount	350
NRA	170
NRSRO	371, 486, 561
NRSRO Certification	374
NYCIDA	216
OCC	155
Occupancy	170
Occupancy Date	170
OEPA	195
OFFER	19, 20
offered certificates	35
Offered Certificates	348
Offsetting Modification Fees	418
OID Regulations	543
OLA	155
Operating Advisor Annual Report	465

Operating Advisor Consultation Event	466
Operating Advisor Consulting Fee	420
Operating Advisor Expenses	420
Operating Advisor Fee	420
Operating Advisor Fee Rate	420
Operating Advisor Standard	464
Operating Advisor Termination Event	469
Original Balance	170
OWS	197
P&I Advance	398
Pads	174
PAR	262
Pari Passu Companion Loan	164
Park Bridge Financial	329
Park Bridge Lender Services	329
Park Owned Homes	181
Participants	380
Parties in Interest	557
Pass-Through Rate	355
Patriot Act	526
PCE	192
PCO	213
PCR	273, 281, 310
Percentage Rent	188
Percentage Rent Threshold	189
Periodic Payments	351
Permitted Encumbrances	3
Permitted Investments	350
Permitted Par Prepayment Date	227
Permitted PILOT Arrangement	217
Permitted Special Servicer/Affiliate Fees	419
PILOT	217
PILOT Lease	217
PILOT Lessee	217
PIPs	198
Plans	557
PLL Policy	216
PML	282, 6
PNC Bank	320
Portfolio Property	228
Portfolio Release Property	228
PRC	20
Preliminary Dispute Resolution Election Notice	494
Prepayment Assumption	544
Prepayment Interest Excess	365
Prepayment Interest Shortfall	365
Prepayment Provision	170
Prime Leases	188
Prime Lessee	188
Prime Lessor	188
Prime Rate	402
principal balance certificates	3
Principal Balance Certificates	348
Principal Distribution Amount	358
Principal Shortfall	359

Privileged Information	468
Privileged Information Exception	468
Privileged Person	371
Prohibited Prepayment	366
Promotion of Collective Investment Schemes Exemptions Order	18
Property Partial Defeasance	227
Proposed Course of Action	493
Proposed Course of Action Notice	493
PSA	347
PSA Party Repurchase Request	492
PTCE	560
Purchase Price	391
Purchaser	1
qualified intermediary	551
Qualified Replacement Special Servicer	481
Qualified Substitute Mortgage Loan	392
Qualifying CRE Loan Percentage	332
RAC No-Response Scenario	501
RAO	196
Rated Final Distribution Date	365
Rating Agencies	502
Rating Agency Confirmation	502
RCL	193
REA	75
Realized Loss	368
REC	190
Record Date	350
Reflex	208
Registration Statement	556
Regular Certificates	348
Regular Interest Holder	543
Regular Interests	540
Regulation AB	504
Reimbursement Rate	402
Reinvestment Yield	221
Related Group	170
Related Proceeds	401
Release Amount	228
Release Date	225
Release DSCR	227
Release DSCR Test	227
Release Property	227
Relevant Persons	18
Relief Act	526
REMIC	540
REMIC Regulations	540
REO Account	404
REO Loan	360
REO Property	443
Repurchase Request	492
Requesting Certificateholder	494
Requesting Holders	427
Requesting Investor	383
Requesting Party	501
Required Risk Retention Percentage	332

Requirements	526
Residual Certificates	348
Resolution Failure	493
Resolved	493
Restricted Group	559
Restricted Mezzanine Holder	372
Restricted Party	468
Retaining Parties	332
Retaining Sponsor	331
Retaining Third-Party Purchaser	331
Retaining Third-Party Purchasers	136
Review Materials	473
Revised Rate	219
RevPAR	170
Risk Retention Affiliate	467
Risk Retention Affiliated	467
Risk Retention Consultation Party	372
Rooms	174
Rule 17g-5	374
S&P	316, 5
SBA	181
SCDES	192
Scheduled Certificate Interest Payments	340
Scheduled Certificate Principal Payments	337
Scheduled Principal Distribution Amount	358
SEC	256, 265
Secretary	155
Securities Act	503
Securitization Accounts	404
SEL	282, 6
Senior Certificates	348
Senior Principal Balance Certificates	348
Serviced AB Mortgage Loan	242
Serviced AB Whole Loan	242
Serviced Companion Loan	242
Serviced Mortgage Loan	242
Serviced Pari Passu Companion Loan	242
Serviced Pari Passu Mortgage Loan	242
Serviced Pari Passu Whole Loan	242
Serviced Subordinate Companion Loan	242
Serviced Whole Loan	50, 242
Serviced Whole Loan Custodial Account	402
Servicer Termination Event	484, 486
Servicing Advances	399
Servicing Compensation	412
Servicing Fee	412
Servicing Fee Rate	412
Servicing Shift Mortgage Loan	242
Servicing Shift Pooling and Servicing Agreement	50
Servicing Shift PSA	242
Servicing Shift Securitization Date	50, 242
Servicing Shift Whole Loan	50, 243
Servicing Standard	397
Servicing Transfer Event	443

SF	171
SFA	21
SFO	21
Similar Law	557
Single Purpose Entity	11
Single-Purpose Entity	10
Small Loan Appraisal Estimate	424
SMMEA	561
Soft Lockbox	170
Soft Springing Hard Lockbox	171
Sole Certificateholder	418
Special Servicer Decision	436
Special Servicing Fee	414
Special Servicing Fee Rate	414
Specially Serviced Loans	441
Specially Serviced Whole Loan	254
Sponsors	256
Springing Cash Management	171
Springing Lockbox	171
Sq. Ft.	171
Square Feet	171
Standard Qualifications	2
Startup Day	541
Stated Principal Balance	359
static pool data	110
Stormwater Consultant	195
Stow Community Center Property Seller	195
Sub-Ground Leases	188
Sub-Ground Lessee	188
Sub-Ground Lessor	188
Subject 2024 Computershare CMBS Annual Statement of Compliance	315
Subject Loans	421
Subordinate Certificates	348
Subordinate Companion Loan	243
Subordinate LOC	176
Subordinate Principal Balance Certificates	348
Subsequent Asset Status Report	444
Sub-Servicing Agreement	398
Sub-Servicing Entity	485
SVB	94
Syndicate Insurance Ratings Requirements	5
T-12	171
Target Price	339
TCO	213
Term to Maturity	171
Terms and Conditions	382
Terrorism Cap Amount	10
Tests	474
Title Exception	2
Title Policy	3
Title V	525
Trailing 12 NOI	169
Transfer	10

Traveling HFCs	81
Treasury Regulations	7
Treasury-Priced Expected Price	340
Treasury-Priced Principal Balance Certificates	337
TRIA	9
TRIPRA	105, 10
trust directing holder	30
Trust Directing Holder	452
Trust REMICs	60, 540
TTM	171
U.S. Obligations	221
U.S. Tax Person	551
UBS AG	165, 296
UBS AG, New York Branch	296
UBS AG, New York Branch Data Tape	298
UBS AG, New York Branch Deal Team	297
UBS AG, New York Branch Mortgage Loans	297
UBS Qualification Criteria	299
UCC	512, 3
UK	17, 19, 160
UK CRR	161
UK Due Diligence Requirements	161
UK Institutional Investor	161
UK MIFIR Product Governance Rules	18
UK PRIIPs Regulation	18
UK Prospectus Regulation	17
UK Retail Investor	17, 19
UK Securitization Rules	161
Uncovered Amount	406
Underwriter Entities	129
Underwriting Agreement	554
Underwritten EGI	171, 174
Underwritten Expenses	171
Underwritten NCF	171
Underwritten NCF Debt Yield	171
Underwritten NCF DSCR	172
Underwritten Net Cash Flow	171
Underwritten Net Cash Flow DSCR	172
Underwritten Net Operating Income	172
Underwritten Net Operating Income DSCR	173
Underwritten NOI	172
Underwritten NOI Debt Yield	174
Underwritten NOI DSCR	173
Underwritten Revenues	174
Units	174
Unscheduled Principal Distribution Amount	358
Unsolicited Information	474
Updated Appraisal	425
Upper-Tier REMIC	60, 540
Upper-Tier REMIC Distribution Account	403
USTs	198
UW EGI	171, 174

UW Expenses	171
UW NCF	171
UW NCF Debt Yield	171
UW NCF DSCR	172
UW NOI	172
UW NOI Debt Yield	174
UW NOI DSCR	173
VADEQ	191
Volcker Rule	163
Voting Rights	379
VRR Allocation Percentage	334
VRR Available Funds	332
VRR Interest	4, 331
VRR Interest Distribution Amount	334
VRR Interest Upper-Tier Regular Interests	540
VRR Percentage	334
VRR Principal Distribution Amount	334

VRR Realized Loss	333
VRR Realized Loss Interest Distribution Amount	334
WAC rate	3
WAC Rate	356
WDNR	193
Weighted Average Mortgage Rate	174
Wells Fargo Bank	314
Whole Loan	164, 243
Withheld Amounts	403
Workout Fee	414
Workout-Delayed Reimbursement Amount	402
Yield-Priced Certificates	337
Yield-Priced Expected Price	342
YM/Defeasance Loans	222
Zoning Regulations	8

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
								9
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	9.6%	100.0%	GACC	GACC	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	8.2%	100.0%	CREFI	CREFI	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	5.3%		GSBI	GSMC	Group 2	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	0.6%	10.5%
3.02	Property		1	U-Haul Moving & Storage of Pasadena	0.6%	10.5%
3.03	Property		1	U-Haul Moving & Storage of Hamden	0.5%	9.2%
3.04	Property		1	U-Haul Moving & Storage of Evansville	0.4%	7.9%
3.05	Property		1	U-Haul Moving & Storage at Janaf	0.4%	7.5%
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	0.3%	6.3%
3.07	Property		1	U-Haul Moving & Storage of Gardena	0.3%	6.2%
3.08	Property		1	U-Haul Moving & Storage of Garden City	0.3%	4.8%
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	0.2%	4.1%
3.10	Property		1	U-Haul Moving & Storage of Leominster	0.2%	4.1%
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	0.2%	3.8%
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	0.2%	3.8%
3.13	Property		1	U-Haul Moving & Storage of Norristown	0.2%	3.6%
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	0.2%	3.3%
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	0.2%	3.1%
3.16	Property		1	U-Haul Moving & Storage of Duluth	0.1%	2.8%
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	0.1%	2.6%
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	0.1%	2.5%
3.19	Property		1	U-Haul Moving & Storage at Burlingame	0.1%	1.4%
3.20	Property		1	U-Haul Moving & Storage at Southside	0.1%	1.3%
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	0.0%	0.9%
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	4.8%	100.0%	CREFI	CREFI	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	4.1%	100.0%	GSBI	GSMC	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	4.1%	100.0%	CREFI	CREFI	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	4.1%		CREFI	CREFI	NAP	NAP
7.01	Property		1	Stow Community Center	1.8%	43.3%
7.02	Property		1	Southmont Plaza	1.5%	36.9%
7.03	Property		1	East Hanover Plaza	0.8%	19.8%
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	3.8%	100.0%	GACC, GSBI	GACC	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	3.7%		Barclays	Barclays	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	0.6%	16.8%
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	0.6%	15.9%
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	0.5%	13.5%
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	0.4%	9.9%
9.05	Property		1	CVS Pharmacy - Charlotte, NC	0.3%	9.4%
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	0.3%	8.2%
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	0.3%	8.0%
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	0.2%	4.7%
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	0.2%	4.6%
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	0.2%	4.6%
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	0.2%	4.3%
10	Loan	25, 26, 28	1	67th and Camelback	2.8%	100.0%	GACC	GACC	NAP	NAP
11	Loan	18	1	Hanes Point	2.7%	100.0%	GSBI	GSMC	NAP	NAP
12	Loan		1	Pavilion Center	2.7%	100.0%	CREFI	CREFI	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	2.5%	100.0%	GSBI	GSMC	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	2.5%	100.0%	GACC	GACC	Group 1	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	2.3%	100.0%	CREFI	CREFI	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	1.9%	100.0%	GSBI	GSMC	NAP	NAP
17	Loan		1	HIX Clearwater	1.8%	100.0%	Barclays	Barclays	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	1.8%		JPMCB, CREFI, GSBI, DBNY, SGFC	GACC	NAP	NAP
18.01	Property		1	45 - 75 Sidney	0.4%	21.3%
18.02	Property		1	40 Landsdowne	0.3%	18.0%
18.03	Property		1	35 Landsdowne	0.3%	16.8%
18.04	Property		1	65 Landsdowne	0.2%	11.7%
18.05	Property		1	88 Sidney	0.2%	10.2%
18.06	Property		1	64 Sidney	0.1%	8.1%
18.07	Property		1	38 Sidney	0.1%	7.8%
18.08	Property		1	26 Landsdowne	0.1%	6.2%
19	Loan	12, 22, 26, 29, 32	1	Poe Building	1.6%	100.0%	GACC	GACC	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	1.6%	100.0%	GACC	GACC	Group 1	NAP
21	Loan	33	1	Sunset Plaza	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP
22	Loan	28, 33	1	The Commons	1.3%	100.0%	GSBI	GSMC	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	1.2%	100.0%	Barclays	Barclays	Group 3	NAP
24	Loan		1	Securlock Colony Self Storage	1.2%	100.0%	CREFI	CREFI	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	1.2%	100.0%	GACC	GACC	Group 1	NAP
26	Loan		1	StorQuest Self Storage - Denver	1.2%	100.0%	Barclays	Barclays	Group 3	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	1.2%	100.0%	BMO	BMO	NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	1.1%	100.0%	GACC	GACC	Group 1	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	1.0%	100.0%	GACC	GACC	Group 1	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	1.0%	100.0%	WFBNA	UBS AG	NAP	NAP

A-1-1

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	1.0%	100.0%	GACC	GACC	Group 1	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	0.9%	100.0%	GACC	GACC	Group 1	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	0.8%	100.0%	NCCB	NCB	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	0.8%		GACC	GACC	NAP	NAP
34.01	Property		1	Mountain View	0.3%	33.3%
34.02	Property		1	Bassett MHP	0.2%	22.3%
34.03	Property		1	Peaceful Meadow	0.1%	16.3%
34.04	Property		1	Clear Creek	0.1%	12.3%
34.05	Property		1	Peaceful Hill	0.1%	9.3%
34.06	Property		1	Peaceful Pines	0.1%	6.3%
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	0.8%	100.0%	NCCB	NCB	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	0.8%		BMO	BMO	Group 2	NAP
36.01	Property		1	U-Haul at I-20 & 360	0.1%	14.7%
36.02	Property		1	U-Haul at North Sam Houston & Antoine	0.1%	12.1%
36.03	Property		1	U-Haul at Fall River at I-195	0.1%	8.6%
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	0.1%	7.4%
36.05	Property		1	U-Haul of West Hartford	0.1%	7.0%
36.06	Property		1	U-Haul of Anchorage	0.1%	7.0%
36.07	Property		1	U-Haul of Southern Plaza	0.1%	6.7%
36.08	Property		1	U-Haul of Newark	0.0%	5.7%
36.09	Property		1	U-Haul Storage of Clackamas Town Center	0.0%	4.5%
36.10	Property		1	U-Haul of Levittown	0.0%	4.4%
36.11	Property		1	U-Haul of Eastland	0.0%	4.1%
36.12	Property		1	U-Haul of Lynwood	0.0%	4.1%
36.13	Property		1	U-Haul of New River	0.0%	3.1%
36.14	Property		1	U-Haul of Redwood City	0.0%	2.8%
36.15	Property		1	U-Haul Storage Othello Station	0.0%	2.7%
36.16	Property		1	U-Haul of Verde Valley	0.0%	2.0%
36.17	Property		1	U-Haul of Springfield	0.0%	1.5%
36.18	Property		1	U-Haul of Rainier Valley	0.0%	1.5%
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	0.8%	100.0%	GACC	GACC	Group 1	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	0.8%	100.0%	NCCB	NCB	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	0.7%	100.0%	CREFI	CREFI	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0.7%	100.0%	NCCB	NCB	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	0.7%	100.0%	GSBI	GSMC	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	0.6%	100.0%	NCCB	NCB	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	0.5%	100.0%	NCCB	NCB	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	0.3%	100.0%	NCCB	NCB	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP

A-1-2

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	215 Park Avenue South	New York	New York
2	Loan	26	1	Gilbert Gateway Towne Center	4684-5114 South Power Road	Gilbert	Maricopa
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	Various	Various	Various
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	23730 Sunnymead Boulevard	Moreno Valley	Riverside
3.02	Property		1	U-Haul Moving & Storage of Pasadena	3536 Red Bluff Road	Pasadena	Harris
3.03	Property		1	U-Haul Moving & Storage of Hamden	1679 Dixwell Avenue and 41 Haig Street	Hamden	New Haven
3.04	Property		1	U-Haul Moving & Storage of Evansville	1600 Gilbert Avenue	Evansville	Vanderburgh
3.05	Property		1	U-Haul Moving & Storage at Janaf	5609 Raby Road	Norfolk	Norfolk
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	5010 Buffalo Road	Erie	Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena	14104 and 14206 Van Ness Avenue and 2145 and 2155 West Rosecrans Avenue	Gardena	Los Angeles
3.08	Property		1	U-Haul Moving & Storage of Garden City	8151 West Chinden Boulevard	Garden City	Ada
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	1651 West Edgewood Avenue	Jacksonville	Duval
3.10	Property		1	U-Haul Moving & Storage of Leominster	205 Central Street	Leominster	Worcester
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	3741 Annex Avenue	Nashville	Davidson
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	345 Whitney Road and 120 Birds Eye View	Spartanburg and Boiling Springs	Spartanburg; Boiling Springs
3.13	Property		1	U-Haul Moving & Storage of Norristown	1305 West Main Street	Norristown	Montgomery
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	3001 Capital Boulevard	Raleigh	Wake
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	7731 and 7677 West Appleton Avenue	Milwaukee	Milwaukee
3.16	Property		1	U-Haul Moving & Storage of Duluth	4723 Miller Trunk Highway	Hermantown	Saint Louis
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	1388 and 1402 Montgomery Highway	Dothan	Houston
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	6401 Central Avenue Northeast	Albuquerque	Bernalillo
3.19	Property		1	U-Haul Moving & Storage at Burlingame	2720 & 2740 Burlingame Avenue Southwest	Wyoming	Kent
3.20	Property		1	U-Haul Moving & Storage at Southside	3101 Southwest 29th Street	Oklahoma City	Oklahoma
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	1206 North Main Street	Bloomington	McLean
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	525 7th Avenue	New York	New York
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	5625 Fishers Lane and 12735 Twinbrook Parkway	Rockville	Montgomery
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	50 West 23rd Street	New York	New York
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Various	Various	Various
7.01	Property		1	Stow Community Center	4224 Kent Road	Stow	Summit
7.02	Property		1	Southmont Plaza	4423 Birkland Place	Easton	Northampton
7.03	Property		1	East Hanover Plaza	154 State Route 10	East Hanover	Morris
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	105 Evergreen Avenue	Brooklyn	Kings
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	Various	Various	Various
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	2718 South Market Street	Brenham	Washington
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	250 Gateway Drive	Hanover	York
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	179 Airport Road	Hazle Township	Luzerne
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	574 West Lacey Boulevard	Hanford	Kings
9.05	Property		1	CVS Pharmacy - Charlotte, NC	8420 Steele Creek Road	Charlotte	Mecklenburg
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	2211 Highway 82 West	Greenwood	Leflore
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	4985 4th Street Southwest	Mason City	Cerro Gordo
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	2201 Krenzien Drive	Norfolk	Madison
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	1154 Tallmadge Road	Kent	Portage
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	4581 US Route 127	Celina	Mercer
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	3639 North Dixie Highway	Monroe	Monroe
10	Loan	25, 26, 28	1	67th and Camelback	6730-6750 West Camelback Road	Glendale	Maricopa
11	Loan	18	1	Hanes Point	1010, 1020 and 1050 Hanes Mall Boulevard	Winston-Salem	Forsyth
12	Loan		1	Pavilion Center	1900-1998 Hacienda Drive	Vista	San Diego
13	Loan	33	1	Mariners Pointe Apartments	7795 North Pointe Street	Milwaukee	Milwaukee
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	271 Sun Way	Salinas	Monterey
15	Loan	32, 33	1	Island Plaza Shopping Center	664 Bald Eagle Drive	Marco Island	Collier
16	Loan	12, 19, 30	1	PwC Pennant Building	799 Clark Avenue	St. Louis	St. Louis City
17	Loan		1	HIX Clearwater	13625 Icot Boulevard	Clearwater	Pinellas
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	Various	Cambridge	Middlesex
18.01	Property		1	45 - 75 Sidney	45-75 Sidney Street	Cambridge	Middlesex
18.02	Property		1	40 Landsdowne	40 Landsdowne Street	Cambridge	Middlesex
18.03	Property		1	35 Landsdowne	35 Landsdowne Street	Cambridge	Middlesex
18.04	Property		1	65 Landsdowne	65 Landsdowne Street	Cambridge	Middlesex
18.05	Property		1	88 Sidney	88 Sidney Street	Cambridge	Middlesex
18.06	Property		1	64 Sidney	64 Sidney Street	Cambridge	Middlesex
18.07	Property		1	38 Sidney	38 Sidney Street	Cambridge	Middlesex
18.08	Property		1	26 Landsdowne	26 Landsdowne Street	Cambridge	Middlesex
19	Loan	12, 22, 26, 29, 32	1	Poe Building	2426-2442 Grand Concourse	Bronx	Bronx
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	521 Harbor Court	Pittsburg	Contra Costa
21	Loan	33	1	Sunset Plaza	4157-4219 Sunset Drive	San Angelo	Tom Green
22	Loan	28, 33	1	The Commons	2717-2721 North Salisbury Boulevard	Salisbury	Wicomico
23	Loan		1	StorQuest Self Storage - Waipahu	94-299 Farrington Highway	Waipahu	Honolulu
24	Loan		1	Securlock Colony Self Storage	4316 Main Street	The Colony	Denton
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	540 West Foothill Boulevard	Glendora	Los Angeles
26	Loan		1	StorQuest Self Storage - Denver	5200 East Evans Avenue	Denver	Denver
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	3300 and 3352 Princess Anne Road	Virginia Beach	Virginia Beach City
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	316 East Lathrop Road	Manteca	San Joaquin
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	2633 West Shaw Avenue	Fresno	Fresno
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	209 10th Avenue South	Nashville	Davidson

A-1-3

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	500 and 506 El Rancho Drive	Sparks	Washoe
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	4420 North Blackstone Avenue	Fresno	Fresno
33	Loan	16, 34	1	Imperial Owners Corp.	377 Westchester Avenue	Port Chester	Westchester
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	Various	Various	Various
34.01	Property		1	Mountain View	7200 South Clear Creek Road	Killeen	Bell
34.02	Property		1	Bassett MHP	1111 Bassett Road	Palestine	Anderson
34.03	Property		1	Peaceful Meadow	292 FM 1277	San Augustine	San Augustine
34.04	Property		1	Clear Creek	7500 South Clear Creek Road	Killeen	Bell
34.05	Property		1	Peaceful Hill	2909 South Chestnut Street	Lufkin	Angelina
34.06	Property		1	Peaceful Pines	250 County Road 805	Nacogdoches	Nacogdoches
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	953 West Boston Post Road	Mamaroneck	Westchester
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	Various	Various	Various
36.01	Property		1	U-Haul at I-20 & 360	3020 Interstate 20 West	Grand Prairie	Tarrant
36.02	Property		1	U-Haul at North Sam Houston & Antoine	11202 Antoine Drive	Houston	Harris
36.03	Property		1	U-Haul at Fall River at I-195	110 Lewiston Street	Fall River	Bristol
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	7425 East Washington Street and 6525 East Washington Street	Indianapolis	Marion
36.05	Property		1	U-Haul of West Hartford	164 South Street	West Hartford	Hartford
36.06	Property		1	U-Haul of Anchorage	4751 Old Seward Highway	Anchorage	Anchorage
36.07	Property		1	U-Haul of Southern Plaza	4011 and 4015 South East Street and 565 East Hanna Avenue	Indianapolis	Marion
36.08	Property		1	U-Haul of Newark	120 & 140/144 Derby Downs Road and 1801 North 21st Street	Newark	Licking
36.09	Property		1	U-Haul Storage of Clackamas Town Center	11811 Southeast 82nd Avenue	Happy Valley	Clackamas
36.10	Property		1	U-Haul of Levittown	6250 Bristol Pike	Levittown	Bucks
36.11	Property		1	U-Haul of Eastland	2880 & 2886 South Hamilton Road	Columbus	Franklin
36.12	Property		1	U-Haul of Lynwood	11716 Long Beach Boulevard	Lynwood	Los Angeles
36.13	Property		1	U-Haul of New River	425 South Marine Boulevard and 433 US Highway 17 South	Jacksonville	Onslow
36.14	Property		1	U-Haul of Redwood City	2200 El Camino Real	Redwood City	San Mateo
36.15	Property		1	U-Haul Storage Othello Station	6401 Martin Luther King Jr Way South	Seattle	King
36.16	Property		1	U-Haul of Verde Valley	1650 East Cherry Street	Cottonwood	Yavapai
36.17	Property		1	U-Haul of Springfield	819 West North Street	Springfield	Clark
36.18	Property		1	U-Haul of Rainier Valley	2515 Rainier Avenue South	Seattle	King
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	7051 Power Inn Road	Sacramento	Sacramento
38	Loan	16, 34	1	150 West 87th Owners Corp.	150 West 87th Street a/k/a 144-150 West 87th Street	New York	New York
39	Loan	12, 18, 27, 33	1	325 East 14th Street	325 East 14th Street	New York	New York
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	33-01/33-45 90th Street a/k/a 99-02 Northern Boulevard a/k/a 33-02/33-44 91st Avenue a/k/a 90-01 34th Avenue	Jackson Heights	Queens
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	855 East Broadway	Long Beach	Nassau
42	Loan	16	1	Guardian Storage Bloomfield	750 South Millvale Avenue	Pittsburgh	Allegheny
43	Loan	16, 34	1	65 West 95th Owners Corp.	65 West 95th Street a/k/a 63/71 West 95th Street	New York	New York
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	333 Bronx River Road	Yonkers	Westchester
45	Loan	16, 34	1	Pelhamdale Manor Corp.	1-79 Robins Crescent and 86-142 Robins Road	New Rochelle	Westchester
46	Loan	16, 34	1	Westbrook Tenants Corporation	10 and 22 Franklin Avenue	White Plains	Westchester
47	Loan	16, 34	1	Kew Gardens Owners Corp.	141-33 78th Avenue and 77-30 Main Street	Flushing	Queens
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	103 Gedney Street	Nyack	Rockland
49	Loan	16, 34	1	East 10th St. Owners Corp.	13-19 East 10th Street	New York	New York
50	Loan	16, 34	1	601 79 Owners Corp.	601-633 79th Street	Brooklyn	Kings
51	Loan	16, 34	1	135 Willow Owners Corp.	135 Willow Street a/k/a 127/141 Willow Street	Brooklyn	Kings
52	Loan	16, 34	1	451 West Owners Ltd.	451-453 West 22nd Street	New York	New York
53	Loan	16, 34	1	Garden Hamilton, Inc.	101 2nd Street	Garden City	Nassau
54	Loan	16, 34	1	Willow House Owners Corp.	61 Maine Avenue	Rockville Centre	Nassau
55	Loan	16, 34	1	33 Greene Street Corp.	33 Greene Street	New York	New York
56	Loan	16, 34	1	Madison House Owners Corp.	136-39 41st Avenue	Flushing	Queens
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	66 West 84th Street	New York	New York
58	Loan	16, 34	1	Madison Square Apartments, Inc.	208 5th Avenue a/k/a 1130 Broadway	New York	New York
59	Loan	16, 34	1	115 Payson Owners Corp.	115 Payson Avenue	New York	New York
60	Loan	16, 34	1	West 12th Street Tenants Corp.	44-48 West 12th Street	New York	New York
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	29 East 22nd Street	New York	New York
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	130-132-134 West 71st Street	New York	New York

A-1-4

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
											12
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NY	10003	Office	CBD	1910	1982	346,216
2	Loan	26	1	Gilbert Gateway Towne Center	AZ	85296	Retail	Anchored	2005	2023	273,973
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	Various	Various	Self Storage	Self Storage	Various	Various	649,445
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	CA	92553	Self Storage	Self Storage	1958, 1962, 1983	NAP	43,289
3.02	Property		1	U-Haul Moving & Storage of Pasadena	TX	77503	Self Storage	Self Storage	1979	2016	97,515
3.03	Property		1	U-Haul Moving & Storage of Hamden	CT	06514	Self Storage	Self Storage	1940	1958	50,305
3.04	Property		1	U-Haul Moving & Storage of Evansville	IN	47714	Self Storage	Self Storage	1980, 2015	NAP	61,540
3.05	Property		1	U-Haul Moving & Storage at Janaf	VA	23502	Self Storage	Self Storage	1966, 2015, 2024	NAP	33,543
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	PA	16510	Self Storage	Self Storage	1978, 1998-2012	NAP	54,022
3.07	Property		1	U-Haul Moving & Storage of Gardena	CA	90249	Self Storage	Self Storage	1958	NAP	23,581
3.08	Property		1	U-Haul Moving & Storage of Garden City	ID	83714	Self Storage	Self Storage	1984	NAP	30,617
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	FL	32254	Self Storage	Self Storage	1994	NAP	25,794
3.10	Property		1	U-Haul Moving & Storage of Leominster	MA	01453	Self Storage	Self Storage	1950, 2001	NAP	22,152
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	TN	37209	Self Storage	Self Storage	1977	2005	19,375
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	SC	29303; 29316	Self Storage	Self Storage	1966, 2019	NAP	51,804
3.13	Property		1	U-Haul Moving & Storage of Norristown	PA	19401	Self Storage	Self Storage	1950, 1983	NAP	16,517
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NC	27604	Self Storage	Self Storage	1973, 1993	NAP	20,070
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	WI	53222	Self Storage	Self Storage	1963	NAP	16,585
3.16	Property		1	U-Haul Moving & Storage of Duluth	MN	55811	Self Storage	Self Storage	1980	1984	9,915
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	AL	36303	Self Storage	Self Storage	1911	2005	18,667
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NM	87108	Self Storage	Self Storage	1994, 1998	NAP	19,496
3.19	Property		1	U-Haul Moving & Storage at Burlingame	MI	49509	Self Storage	Self Storage	1976, 1980	NAP	10,240
3.20	Property		1	U-Haul Moving & Storage at Southside	OK	73119	Self Storage	Self Storage	1978	NAP	17,276
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	IL	61701	Self Storage	Self Storage	1945	NAP	7,143
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NY	10018	Office	CBD	1925	2024	508,875
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	MD	20852	Mixed Use	Lab/Office	2003	2025	229,905
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NY	10010	Office	CBD	1906	2015	331,744
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Various	Various	Retail	Anchored	Various	Various	767,546
7.01	Property		1	Stow Community Center	OH	44224	Retail	Anchored	1968, 1996-1998, 2008, 2013	NAP	418,587
7.02	Property		1	Southmont Plaza	PA	18045	Retail	Anchored	2004	2021-2024	250,939
7.03	Property		1	East Hanover Plaza	NJ	07936	Retail	Anchored	1994	NAP	98,020
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NY	11206	Self Storage	Self Storage	1955	2019	112,086
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	Various	Various	Retail	Single Tenant	Various	Various	197,704
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	TX	77833	Retail	Single Tenant	1972	2008	23,322
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	PA	17331	Retail	Single Tenant	2024	NAP	23,957
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	PA	18202	Retail	Single Tenant	2024	NAP	23,957
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	CA	93230	Retail	Single Tenant	2014	NAP	14,500
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NC	28273	Retail	Single Tenant	2009	NAP	13,225
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	MS	38930	Retail	Single Tenant	2013	NAP	19,957
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	IA	50401	Retail	Single Tenant	2025	NAP	21,907
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NE	68701	Retail	Single Tenant	1989	NAP	19,071
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	OH	44240	Retail	Single Tenant	2025	NAP	10,566
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	OH	45822	Retail	Single Tenant	1974	NAP	16,676
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	MI	48166	Retail	Single Tenant	2025	NAP	10,566
10	Loan	25, 26, 28	1	67th and Camelback	AZ	85303	Retail	Anchored	1990	NAP	106,898
11	Loan	18	1	Hanes Point	NC	27103	Retail	Anchored	1997	2014	237,921
12	Loan		1	Pavilion Center	CA	92081	Retail	Anchored	1989	2024	136,771
13	Loan	33	1	Mariners Pointe Apartments	WI	53224	Multifamily	Garden	1992	2020	116
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	CA	93901	Self Storage	Self Storage	1977	NAP	124,057
15	Loan	32, 33	1	Island Plaza Shopping Center	FL	34145	Retail	Anchored	1980	1991, 2005	70,503
16	Loan	12, 19, 30	1	PwC Pennant Building	MO	63102	Mixed Use	Office/Retail	2019	NAP	142,614
17	Loan		1	HIX Clearwater	FL	33760	Hospitality	Limited Service	1987	2023	127
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	MA	02139	Mixed Use	Lab/Office	Various	Various	1,314,481
18.01	Property		1	45 - 75 Sidney	MA	02139	Mixed Use	Lab/Office	1999	2018	277,174
18.02	Property		1	40 Landsdowne	MA	02139	Mixed Use	Lab/Office	2002	NAP	214,638
18.03	Property		1	35 Landsdowne	MA	02139	Mixed Use	Lab/Office	2002	2016	202,423
18.04	Property		1	65 Landsdowne	MA	02139	Mixed Use	Lab/Office	2001	NAP	122,410
18.05	Property		1	88 Sidney	MA	02139	Mixed Use	Lab/Office	2002	2016	146,034
18.06	Property		1	64 Sidney	MA	02139	Mixed Use	Lab/Office	1989	2019	126,371
18.07	Property		1	38 Sidney	MA	02139	Mixed Use	Lab/Office	1989	2019	122,554
18.08	Property		1	26 Landsdowne	MA	02139	Mixed Use	Lab/Office	1997	2019	102,877
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NY	10458	Office	CBD	1917	2019	181,034
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	CA	94565	Self Storage	Self Storage	1978, 2004	2003	73,755
21	Loan	33	1	Sunset Plaza	TX	76904	Retail	Anchored	2005	NAP	91,980
22	Loan	28, 33	1	The Commons	MD	21801	Retail	Anchored	1998	NAP	79,639
23	Loan		1	StorQuest Self Storage - Waipahu	HI	96797	Self Storage	Self Storage	1984	2008	37,562
24	Loan		1	Securlock Colony Self Storage	TX	75056	Self Storage	Self Storage	1997	2015	110,607
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	CA	91741	Self Storage	Self Storage	1987	NAP	51,422
26	Loan		1	StorQuest Self Storage - Denver	CO	80222	Self Storage	Self Storage	1966	2014	72,446
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	VA	23456	Retail	Anchored	1981	2008	407,261
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	CA	95336	Self Storage	Self Storage	1973	NAP	70,587
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	CA	93711	Self Storage	Self Storage	1978	NAP	72,526
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	TN	37203	Office	CBD	1910	2017	412,393

A-1-5

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NV	89431	Self Storage	Self Storage	1977	NAP	93,940
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	CA	93726	Self Storage	Self Storage	1974	NAP	53,149
33	Loan	16, 34	1	Imperial Owners Corp.	NY	10573	Multifamily	Cooperative	1968	2005	92
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	TX	Various	Manufactured Housing	Manufactured Housing	Various	NAP	156
34.01	Property		1	Mountain View	TX	76549	Manufactured Housing	Manufactured Housing	1985	NAP	50
34.02	Property		1	Bassett MHP	TX	75803	Manufactured Housing	Manufactured Housing	1987	NAP	33
34.03	Property		1	Peaceful Meadow	TX	75972	Manufactured Housing	Manufactured Housing	1983	NAP	26
34.04	Property		1	Clear Creek	TX	76549	Manufactured Housing	Manufactured Housing	1977	NAP	23
34.05	Property		1	Peaceful Hill	TX	75901	Manufactured Housing	Manufactured Housing	1973	NAP	14
34.06	Property		1	Peaceful Pines	TX	75964	Manufactured Housing	Manufactured Housing	1970	NAP	10
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NY	10543	Multifamily	Cooperative	1961	2000	100
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	Various	Various	Self Storage	Self Storage	Various	Various	733,516
36.01	Property		1	U-Haul at I-20 & 360	TX	75052	Self Storage	Self Storage	2000, 2023	NAP	95,120
36.02	Property		1	U-Haul at North Sam Houston & Antoine	TX	77066	Self Storage	Self Storage	2001	NAP	84,890
36.03	Property		1	U-Haul at Fall River at I-195	MA	02721	Self Storage	Self Storage	2004	NAP	69,575
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	IN	46219	Self Storage	Self Storage	1956, 1969, 2021	2005, 2019	61,535
36.05	Property		1	U-Haul of West Hartford	CT	06110	Self Storage	Self Storage	1955, 2019	NAP	60,135
36.06	Property		1	U-Haul of Anchorage	AK	99503	Self Storage	Self Storage	1982	NAP	36,477
36.07	Property		1	U-Haul of Southern Plaza	IN	46227	Self Storage	Self Storage	1956, 1968, 1991	1991, 2015	60,244
36.08	Property		1	U-Haul of Newark	OH	43055	Self Storage	Self Storage	1979-2022	NAP	46,163
36.09	Property		1	U-Haul Storage of Clackamas Town Center	OR	97086	Self Storage	Self Storage	1970	NAP	12,586
36.10	Property		1	U-Haul of Levittown	PA	19057	Self Storage	Self Storage	1984	2005	40,915
36.11	Property		1	U-Haul of Eastland	OH	43232	Self Storage	Self Storage	1981	NAP	53,387
36.12	Property		1	U-Haul of Lynwood	CA	90262	Self Storage	Self Storage	1962	NAP	16,106
36.13	Property		1	U-Haul of New River	NC	28540	Self Storage	Self Storage	1950-2002	NAP	23,575
36.14	Property		1	U-Haul of Redwood City	CA	94063	Self Storage	Self Storage	1953	NAP	10,383
36.15	Property		1	U-Haul Storage Othello Station	WA	98118	Self Storage	Self Storage	1955	NAP	11,568
36.16	Property		1	U-Haul of Verde Valley	AZ	86326	Self Storage	Self Storage	1980	NAP	20,035
36.17	Property		1	U-Haul of Springfield	OH	45504	Self Storage	Self Storage	1923, 1953	NAP	20,745
36.18	Property		1	U-Haul of Rainier Valley	WA	98144	Self Storage	Self Storage	1981	NAP	10,077
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	CA	95828	Self Storage	Self Storage	1980	NAP	64,895
38	Loan	16, 34	1	150 West 87th Owners Corp.	NY	10024	Multifamily	Cooperative	1913	2010	39
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NY	10003	Mixed Use	Multifamily/Retail	1910	2025	3
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NY	11372	Multifamily	Cooperative	1956	2004	358
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NY	11561	Multifamily	Cooperative	1964	1990	62
42	Loan	16	1	Guardian Storage Bloomfield	PA	15213	Self Storage	Self Storage	1917	1992	31,889
43	Loan	16, 34	1	65 West 95th Owners Corp.	NY	10025	Multifamily	Cooperative	1928	2009	62
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NY	10704	Multifamily	Cooperative	1965	2004	163
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NY	10801	Multifamily	Cooperative	1950	2010	86
46	Loan	16, 34	1	Westbrook Tenants Corporation	NY	10601	Multifamily	Cooperative	1952	2015	87
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NY	11367	Multifamily	Cooperative	1949	2005	104
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NY	10960	Multifamily	Cooperative	1965	2005	93
49	Loan	16, 34	1	East 10th St. Owners Corp.	NY	10003	Multifamily	Cooperative	1910	2004	35
50	Loan	16, 34	1	601 79 Owners Corp.	NY	11209	Multifamily	Cooperative	1940	2005	113
51	Loan	16, 34	1	135 Willow Owners Corp.	NY	11201	Multifamily	Cooperative	1955	2016	109
52	Loan	16, 34	1	451 West Owners Ltd.	NY	10011	Multifamily	Cooperative	1898	2000	16
53	Loan	16, 34	1	Garden Hamilton, Inc.	NY	11530	Multifamily	Cooperative	1956	2020	36
54	Loan	16, 34	1	Willow House Owners Corp.	NY	11570	Multifamily	Cooperative	1963	2024	72
55	Loan	16, 34	1	33 Greene Street Corp.	NY	10013	Multifamily	Cooperative	1894	2012	10
56	Loan	16, 34	1	Madison House Owners Corp.	NY	11355	Multifamily	Cooperative	1928	2004	58
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NY	10024	Multifamily	Cooperative	1892	2004	29
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NY	10010	Multifamily	Cooperative	1893	2004	11
59	Loan	16, 34	1	115 Payson Owners Corp.	NY	10034	Multifamily	Cooperative	1937	2010	31
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NY	10011	Multifamily	Cooperative	1854, 1860	2006	16
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NY	10010	Multifamily	Cooperative	1907	2014	20
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NY	10023	Multifamily	Cooperative	1876	2010	29

A-1-6

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
						12	11	11			1, 14
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	SF	311.94	70,000,000	70,000,000	70,000,000	6.05500%	0.01905%	6.03595%
2	Loan	26	1	Gilbert Gateway Towne Center	SF	219.00	60,000,000	60,000,000	60,000,000	6.70000%	0.01905%	6.68095%
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	SF	120.80	38,944,000	38,702,733	29,720,166	5.58000%	0.01905%	5.56095%
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	SF		4,096,460	4,071,082	3,126,219
3.02	Property		1	U-Haul Moving & Storage of Pasadena	SF		4,070,808	4,045,589	3,106,643
3.03	Property		1	U-Haul Moving & Storage of Hamden	SF		3,564,670	3,542,587	2,720,383
3.04	Property		1	U-Haul Moving & Storage of Evansville	SF		3,070,372	3,051,350	2,343,159
3.05	Property		1	U-Haul Moving & Storage at Janaf	SF		2,939,645	2,921,433	2,243,394
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	SF		2,435,480	2,420,392	1,858,640
3.07	Property		1	U-Haul Moving & Storage of Gardena	SF		2,411,801	2,396,859	1,840,569
3.08	Property		1	U-Haul Moving & Storage of Garden City	SF		1,876,558	1,864,932	1,432,098
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	SF		1,607,210	1,597,253	1,226,544
3.10	Property		1	U-Haul Moving & Storage of Leominster	SF		1,594,877	1,584,996	1,217,132
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	SF		1,472,535	1,463,413	1,123,767
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	SF		1,465,136	1,456,059	1,118,120
3.13	Property		1	U-Haul Moving & Storage of Norristown	SF		1,403,965	1,395,267	1,071,438
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	SF		1,284,584	1,276,625	980,332
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	SF		1,197,268	1,189,850	913,696
3.16	Property		1	U-Haul Moving & Storage of Duluth	SF		1,074,433	1,067,777	819,955
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	SF		1,023,128	1,016,790	780,802
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	SF		958,505	952,567	731,484
3.19	Property		1	U-Haul Moving & Storage at Burlingame	SF		543,136	539,771	414,495
3.20	Property		1	U-Haul Moving & Storage at Southside	SF		520,444	517,220	397,177
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	SF		332,985	330,922	254,118
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	SF	245.64	35,000,000	35,000,000	35,000,000	6.28000%	0.01905%	6.26095%
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	SF	200.08	30,000,000	30,000,000	30,000,000	5.44900%	0.01905%	5.42995%
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	SF	250.19	30,000,000	30,000,000	30,000,000	6.46000%	0.01905%	6.44095%
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	SF	106.70	30,000,000	30,000,000	30,000,000	5.95000%	0.01905%	5.93095%
7.01	Property		1	Stow Community Center	SF		13,003,663	13,003,663	13,003,663
7.02	Property		1	Southmont Plaza	SF		11,062,271	11,062,271	11,062,271
7.03	Property		1	East Hanover Plaza	SF		5,934,066	5,934,066	5,934,066
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	SF	936.78	28,000,000	28,000,000	28,000,000	5.89600%	0.01905%	5.87695%
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	SF	135.30	26,750,000	26,750,000	26,750,000	6.08000%	0.01905%	6.06095%
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	SF		4,500,000	4,500,000	4,500,000
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	SF		4,250,000	4,250,000	4,250,000
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	SF		3,600,000	3,600,000	3,600,000
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	SF		2,650,000	2,650,000	2,650,000
9.05	Property		1	CVS Pharmacy - Charlotte, NC	SF		2,520,000	2,520,000	2,520,000
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	SF		2,200,000	2,200,000	2,200,000
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	SF		2,150,000	2,150,000	2,150,000
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	SF		1,260,000	1,260,000	1,260,000
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	SF		1,240,000	1,240,000	1,240,000
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	SF		1,220,000	1,220,000	1,220,000
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	SF		1,160,000	1,160,000	1,160,000
10	Loan	25, 26, 28	1	67th and Camelback	SF	191.77	20,500,000	20,500,000	20,500,000	6.45800%	0.01905%	6.43895%
11	Loan	18	1	Hanes Point	SF	83.95	20,000,000	19,973,597	16,987,847	6.06500%	0.01905%	6.04595%
12	Loan		1	Pavilion Center	SF	142.76	19,525,000	19,525,000	19,525,000	6.19000%	0.01905%	6.17095%
13	Loan	33	1	Mariners Pointe Apartments	Units	158,767.15	18,500,000	18,416,989	15,862,953	6.38500%	0.01905%	6.36595%
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	SF	147.51	18,300,000	18,300,000	16,138,191	5.78200%	0.01905%	5.76295%
15	Loan	32, 33	1	Island Plaza Shopping Center	SF	241.12	17,000,000	17,000,000	17,000,000	6.80000%	0.01905%	6.78095%
16	Loan	12, 19, 30	1	PwC Pennant Building	SF	97.32	14,000,000	13,878,650	9,193,673	6.05000%	0.01905%	6.03095%
17	Loan		1	HIX Clearwater	Rooms	106,101.35	13,500,000	13,474,871	11,744,693	6.91900%	0.01905%	6.89995%
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	SF	478.74	13,000,000	13,000,000	13,000,000	5.89283%	0.01790%	5.87493%
18.01	Property		1	45 - 75 Sidney	SF		2,764,310	2,764,310	2,764,310
18.02	Property		1	40 Landsdowne	SF		2,339,038	2,339,038	2,339,038
18.03	Property		1	35 Landsdowne	SF		2,177,937	2,177,937	2,177,937
18.04	Property		1	65 Landsdowne	SF		1,517,929	1,517,929	1,517,929
18.05	Property		1	88 Sidney	SF		1,321,143	1,321,143	1,321,143
18.06	Property		1	64 Sidney	SF		1,053,157	1,053,157	1,053,157
18.07	Property		1	38 Sidney	SF		1,018,238	1,018,238	1,018,238
18.08	Property		1	26 Landsdowne	SF		808,247	808,247	808,247
19	Loan	12, 22, 26, 29, 32	1	Poe Building	SF	66.29	12,000,000	12,000,000	12,000,000	5.85400%	0.01905%	5.83495%
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	SF	158.63	11,700,000	11,700,000	10,327,422	5.82200%	0.01905%	5.80295%
21	Loan	33	1	Sunset Plaza	SF	103.28	9,500,000	9,500,000	9,500,000	6.04700%	0.01905%	6.02795%
22	Loan	28, 33	1	The Commons	SF	118.66	9,450,000	9,450,000	9,450,000	6.30100%	0.01905%	6.28195%
23	Loan		1	StorQuest Self Storage - Waipahu	SF	239.60	9,000,000	9,000,000	9,000,000	5.66100%	0.01905%	5.64195%
24	Loan		1	Securlock Colony Self Storage	SF	80.47	8,900,000	8,900,000	8,900,000	6.25000%	0.01905%	6.23095%
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	SF	169.19	8,700,000	8,700,000	7,696,268	5.92100%	0.01905%	5.90195%
26	Loan		1	StorQuest Self Storage - Denver	SF	118.71	8,600,000	8,600,000	8,600,000	5.99800%	0.01905%	5.97895%
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	SF	180.23	8,400,000	8,400,000	8,400,000	6.10000%	0.01905%	6.08095%
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	SF	114.04	8,050,000	8,050,000	7,102,333	5.80200%	0.01905%	5.78295%
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	SF	104.79	7,600,000	7,600,000	6,746,037	6.07100%	0.01905%	6.05195%
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	SF	327.36	7,500,000	7,500,000	7,500,000	7.15500%	0.02030%	7.13470%

A-1-7

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	SF	74.52	7,000,000	7,000,000	6,185,316	5.87100%	0.01905%	5.85195%
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	SF	116.65	6,200,000	6,200,000	5,495,917	6.01100%	0.01905%	5.99195%
33	Loan	16, 34	1	Imperial Owners Corp.	Units	67,336.34	6,200,000	6,194,944	5,792,348	6.26000%	0.09655%	6.16345%
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	Pads	38,461.54	6,000,000	6,000,000	6,000,000	6.44200%	0.01905%	6.42295%
34.01	Property		1	Mountain View	Pads		2,000,000	2,000,000	2,000,000
34.02	Property		1	Bassett MHP	Pads		1,340,000	1,340,000	1,340,000
34.03	Property		1	Peaceful Meadow	Pads		980,000	980,000	980,000
34.04	Property		1	Clear Creek	Pads		740,000	740,000	740,000
34.05	Property		1	Peaceful Hill	Pads		560,000	560,000	560,000
34.06	Property		1	Peaceful Pines	Pads		380,000	380,000	380,000
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	Units	59,923.94	6,000,000	5,992,394	5,528,047	5.63000%	0.09655%	5.53345%
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	SF	140.90	6,000,000	5,962,829	4,578,908	5.58000%	0.01905%	5.56095%
36.01	Property		1	U-Haul at I-20 & 360	SF		879,554	874,105	671,233
36.02	Property		1	U-Haul at North Sam Houston & Antoine	SF		723,035	718,555	551,785
36.03	Property		1	U-Haul at Fall River at I-195	SF		514,540	511,353	392,672
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	SF		445,137	442,379	339,707
36.05	Property		1	U-Haul of West Hartford	SF		421,846	419,233	321,932
36.06	Property		1	U-Haul of Anchorage	SF		418,194	415,603	319,146
36.07	Property		1	U-Haul of Southern Plaza	SF		402,790	400,295	307,390
36.08	Property		1	U-Haul of Newark	SF		344,573	342,438	262,961
36.09	Property		1	U-Haul Storage of Clackamas Town Center	SF		272,983	271,292	208,327
36.10	Property		1	U-Haul of Levittown	SF		263,562	261,929	201,137
36.11	Property		1	U-Haul of Eastland	SF		247,488	245,955	188,871
36.12	Property		1	U-Haul of Lynwood	SF		245,267	243,748	187,176
36.13	Property		1	U-Haul of New River	SF		188,740	187,571	144,037
36.14	Property		1	U-Haul of Redwood City	SF		165,352	164,328	126,189
36.15	Property		1	U-Haul Storage Othello Station	SF		164,919	163,898	125,858
36.16	Property		1	U-Haul of Verde Valley	SF		121,379	120,627	92,630
36.17	Property		1	U-Haul of Springfield	SF		91,252	90,687	69,639
36.18	Property		1	U-Haul of Rainier Valley	SF		89,388	88,835	68,217
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	SF	89.38	5,800,000	5,800,000	5,111,269	5.75200%	0.01905%	5.73295%
38	Loan	16, 34	1	150 West 87th Owners Corp.	Units	141,025.64	5,500,000	5,500,000	5,500,000	5.27000%	0.09655%	5.17345%
39	Loan	12, 18, 27, 33	1	325 East 14th Street	Units	1,666,666.67	5,000,000	5,000,000	5,000,000	6.02000%	0.01905%	6.00095%
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	Units	13,937.21	5,000,000	4,989,523	4,262,864	6.19000%	0.09655%	6.09345%
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	Units	77,419.35	4,800,000	4,800,000	4,800,000	6.02000%	0.09655%	5.92345%
42	Loan	16	1	Guardian Storage Bloomfield	SF	148.64	4,740,000	4,740,000	4,740,000	6.17100%	0.01905%	6.15195%
43	Loan	16, 34	1	65 West 95th Owners Corp.	Units	71,548.50	4,450,000	4,436,007	3,745,429	5.75000%	0.09655%	5.65345%
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	Units	24,468.51	4,000,000	3,988,368	3,407,734	6.16000%	0.09655%	6.06345%
45	Loan	16, 34	1	Pelhamdale Manor Corp.	Units	43,509.78	3,750,000	3,741,841	3,175,778	5.96000%	0.09655%	5.86345%
46	Loan	16, 34	1	Westbrook Tenants Corporation	Units	41,331.70	3,600,000	3,595,858	3,351,409	6.09000%	0.09655%	5.99345%
47	Loan	16, 34	1	Kew Gardens Owners Corp.	Units	32,211.54	3,350,000	3,350,000	3,350,000	6.42000%	0.09655%	6.32345%
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	Units	34,355.75	3,200,000	3,195,085	2,969,489	5.94000%	0.09655%	5.84345%
49	Loan	16, 34	1	East 10th St. Owners Corp.	Units	78,571.43	2,750,000	2,750,000	2,750,000	6.22000%	0.09655%	6.12345%
50	Loan	16, 34	1	601 79 Owners Corp.	Units	23,862.31	2,700,000	2,696,441	2,294,361	6.08000%	0.09655%	5.98345%
51	Loan	16, 34	1	135 Willow Owners Corp.	Units	24,240.68	2,650,000	2,642,234	2,255,007	6.12000%	0.09655%	6.02345%
52	Loan	16, 34	1	451 West Owners Ltd.	Units	156,250.00	2,500,000	2,500,000	2,500,000	6.35000%	0.09655%	6.25345%
53	Loan	16, 34	1	Garden Hamilton, Inc.	Units	69,249.75	2,500,000	2,492,991	2,141,457	6.35000%	0.09655%	6.25345%
54	Loan	16, 34	1	Willow House Owners Corp.	Units	29,821.23	2,150,000	2,147,128	1,820,044	5.95000%	0.09655%	5.85345%
55	Loan	16, 34	1	33 Greene Street Corp.	Units	187,749.67	1,880,000	1,877,497	1,592,887	5.98000%	0.09655%	5.88345%
56	Loan	16, 34	1	Madison House Owners Corp.	Units	30,971.43	1,800,000	1,796,343	1,542,968	6.38000%	0.09655%	6.28345%
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	Units	58,620.69	1,700,000	1,700,000	1,700,000	6.21000%	0.09655%	6.11345%
58	Loan	16, 34	1	Madison Square Apartments, Inc.	Units	136,185.50	1,500,000	1,498,040	1,277,974	6.17000%	0.09655%	6.07345%
59	Loan	16, 34	1	115 Payson Owners Corp.	Units	48,280.95	1,500,000	1,496,710	1,268,433	5.91000%	0.09655%	5.81345%
60	Loan	16, 34	1	West 12th Street Tenants Corp.	Units	75,000.00	1,200,000	1,200,000	1,200,000	6.08000%	0.09655%	5.98345%
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	Units	49,891.57	1,000,000	997,831	847,374	5.98000%	0.09655%	5.88345%
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	Units	34,407.24	1,000,000	997,810	845,873	5.92000%	0.09655%	5.82345%

A-1-8

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
					2, 15	15	2, 15	15
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	358,114.00	NAP	4,297,368.00	Interest Only	No	Actual/360
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	339,652.78	NAP	4,075,833.36	Interest Only	No	Actual/360
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	241,014.37	NAP	2,892,172.44	NAP	Amortizing Balloon - ARD	Yes	Actual/360
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	185,710.65	NAP	2,228,527.80	Interest Only	No	Actual/360
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	138,117.01	NAP	1,657,404.12	Interest Only	No	Actual/360
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	163,743.06	NAP	1,964,916.72	Interest Only	No	Actual/360
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	NAP	150,815.97	NAP	1,809,791.64	Interest Only	No	Actual/360
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	139,484.07	NAP	1,673,808.84	Interest Only	No	Actual/360
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAP	137,415.74	NAP	1,648,988.88	Interest Only	No	Actual/360
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	NAP	111,856.45	NAP	1,342,277.40	Interest Only	No	Actual/360
11	Loan	18	1	Hanes Point	120,747.17	NAP	1,448,966.04	NAP	Amortizing Balloon	No	Actual/360
12	Loan		1	Pavilion Center	NAP	102,115.30	NAP	1,225,383.60	Interest Only	No	Actual/360
13	Loan	33	1	Mariners Pointe Apartments	115,536.96	NAP	1,386,443.52	NAP	Amortizing Balloon	No	Actual/360
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	107,166.13	89,400.16	1,285,993.56	1,072,801.92	Interest Only, Amortizing Balloon	No	Actual/360
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	97,671.30	NAP	1,172,055.60	Interest Only	No	Actual/360
16	Loan	12, 19, 30	1	PwC Pennant Building	100,704.60	NAP	1,208,455.20	NAP	Amortizing Balloon	No	Actual/360
17	Loan		1	HIX Clearwater	89,082.65	NAP	1,068,991.80	NAP	Amortizing Balloon	No	Actual/360
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	NAP	64,725.64	NAP	776,707.68	Interest Only	No	Actual/360
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	59,353.06	NAP	712,236.72	Interest Only	No	Actual/360
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	68,814.11	57,552.90	825,769.32	690,634.80	Interest Only, Amortizing Balloon	No	Actual/360
21	Loan	33	1	Sunset Plaza	NAP	48,536.97	NAP	582,443.64	Interest Only	No	Actual/360
22	Loan	28, 33	1	The Commons	NAP	50,309.55	NAP	603,714.60	Interest Only	No	Actual/360
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	43,047.19	NAP	516,566.28	Interest Only	No	Actual/360
24	Loan		1	Securlock Colony Self Storage	NAP	46,997.97	NAP	563,975.64	Interest Only	No	Actual/360
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	51,719.84	43,523.46	620,638.08	522,281.52	Interest Only, Amortizing Balloon	No	Actual/360
26	Loan		1	StorQuest Self Storage - Denver	NAP	43,582.69	NAP	522,992.28	Interest Only	No	Actual/360
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	43,293.06	NAP	519,516.72	Interest Only	No	Actual/360
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	47,243.87	39,462.33	566,926.44	473,547.96	Interest Only, Amortizing Balloon	No	Actual/360
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	45,913.34	38,983.69	550,960.08	467,804.28	Interest Only, Amortizing Balloon	No	Actual/360
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	45,339.84	NAP	544,078.08	Interest Only	No	Actual/360

A-1-9

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	41,389.75	34,723.16	496,677.00	416,677.92	Interest Only, Amortizing Balloon	No	Actual/360
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	37,215.99	31,488.18	446,591.88	377,858.16	Interest Only, Amortizing Balloon	No	Actual/360
33	Loan	16, 34	1	Imperial Owners Corp.	35,243.57	NAP	422,922.84	NAP	Amortizing Balloon	No	Actual/360
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	NAP	32,657.36	NAP	391,888.32	Interest Only	No	Actual/360
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	31,478.68	NAP	377,744.16	NAP	Amortizing Balloon	No	Actual/360
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	37,132.45	NAP	445,589.40	NAP	Amortizing Balloon - ARD	Yes	Actual/360
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	33,854.60	28,187.46	406,255.20	338,249.52	Interest Only, Amortizing Balloon	No	Actual/360
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	24,489.64	NAP	293,875.68	Interest Only	No	Actual/360
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	25,431.71	NAP	305,180.52	Interest Only	No	Actual/360
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	30,591.01	NAP	367,092.12	NAP	Amortizing Balloon	No	Actual/360
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	24,414.44	NAP	292,973.28	Interest Only	No	Actual/360
42	Loan	16	1	Guardian Storage Bloomfield	NAP	24,714.00	NAP	296,568.00	Interest Only	No	Actual/360
43	Loan	16, 34	1	65 West 95th Owners Corp.	25,968.99	NAP	311,627.88	NAP	Amortizing Balloon	No	Actual/360
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	24,395.03	NAP	292,740.36	NAP	Amortizing Balloon	No	Actual/360
45	Loan	16, 34	1	Pelhamdale Manor Corp.	22,386.80	NAP	268,641.60	NAP	Amortizing Balloon	No	Actual/360
46	Loan	16, 34	1	Westbrook Tenants Corporation	20,034.01	NAP	240,408.12	NAP	Amortizing Balloon	No	Actual/360
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	18,171.42	NAP	218,057.04	Interest Only	No	Actual/360
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	17,473.18	NAP	209,678.16	NAP	Amortizing Balloon	No	Actual/360
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	14,452.14	NAP	173,425.68	Interest Only	No	Actual/360
50	Loan	16, 34	1	601 79 Owners Corp.	16,327.00	NAP	195,924.00	NAP	Amortizing Balloon	No	Actual/360
51	Loan	16, 34	1	135 Willow Owners Corp.	16,093.11	NAP	193,117.32	NAP	Amortizing Balloon	No	Actual/360
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	13,412.91	NAP	160,954.92	Interest Only	No	Actual/360
53	Loan	16, 34	1	Garden Hamilton, Inc.	15,555.89	NAP	186,670.68	NAP	Amortizing Balloon	No	Actual/360
54	Loan	16, 34	1	Willow House Owners Corp.	12,821.30	NAP	153,855.60	NAP	Amortizing Balloon	No	Actual/360
55	Loan	16, 34	1	33 Greene Street Corp.	11,247.39	NAP	134,968.68	NAP	Amortizing Balloon	No	Actual/360
56	Loan	16, 34	1	Madison House Owners Corp.	11,235.55	NAP	134,826.60	NAP	Amortizing Balloon	No	Actual/360
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	8,919.69	NAP	107,036.28	Interest Only	No	Actual/360
58	Loan	16, 34	1	Madison Square Apartments, Inc.	9,157.85	NAP	109,894.20	NAP	Amortizing Balloon	No	Actual/360
59	Loan	16, 34	1	115 Payson Owners Corp.	8,906.65	NAP	106,879.80	NAP	Amortizing Balloon	No	Actual/360
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	6,164.44	NAP	73,973.28	Interest Only	No	Actual/360
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	5,982.65	NAP	71,791.80	NAP	Amortizing Balloon	No	Actual/360
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	5,944.17	NAP	71,330.04	NAP	Amortizing Balloon	No	Actual/360

A-1-10

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	120	120	120	120	0	0	2/11/2026	0
2	Loan	26	1	Gilbert Gateway Towne Center	120	119	120	119	0	0	1/30/2026	1
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	0	0	120	116	300	296	11/6/2025	4
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	120	116	120	116	0	0	11/4/2025	4
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	120	117	120	117	0	0	11/25/2025	3
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	120	119	120	119	0	0	1/29/2026	1
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	120	117	120	117	0	0	11/21/2025	3
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	120	115	120	115	0	0	9/11/2025	5
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	120	118	120	118	0	0	12/23/2025	2
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	120	115	120	115	0	0	10/2/2025	5
11	Loan	18	1	Hanes Point	0	0	120	119	360	359	2/3/2026	1
12	Loan		1	Pavilion Center	120	117	120	117	0	0	11/19/2025	3
13	Loan	33	1	Mariners Pointe Apartments	0	0	120	115	360	355	9/26/2025	5
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	24	21	120	117	360	360	12/1/2025	3
15	Loan	32, 33	1	Island Plaza Shopping Center	120	117	120	117	0	0	12/5/2025	3
16	Loan	12, 19, 30	1	PwC Pennant Building	0	0	120	116	240	236	10/21/2025	4
17	Loan		1	HIX Clearwater	0	0	120	118	360	358	1/9/2026	2
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	120	111	120	111	0	0	6/5/2025	9
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	120	120	120	120	0	0	2/11/2026	0
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	24	21	120	117	360	360	12/1/2025	3
21	Loan	33	1	Sunset Plaza	120	117	120	117	0	0	12/11/2025	3
22	Loan	28, 33	1	The Commons	120	119	120	119	0	0	2/6/2026	1
23	Loan		1	StorQuest Self Storage - Waipahu	120	119	120	119	0	0	1/29/2026	1
24	Loan		1	Securlock Colony Self Storage	120	117	120	117	0	0	12/5/2025	3
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	24	22	120	118	360	360	1/6/2026	2
26	Loan		1	StorQuest Self Storage - Denver	120	119	120	119	0	0	1/30/2026	1
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	120	119	120	119	0	0	1/16/2026	1
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	24	21	120	117	360	360	12/1/2025	3
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	24	22	120	118	360	360	1/6/2026	2
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	60	39	60	39	0	0	6/6/2024	21

A-1-11

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	24	22	120	118	360	360	1/6/2026	2
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	24	22	120	118	360	360	1/6/2026	2
33	Loan	16, 34	1	Imperial Owners Corp.	0	0	120	119	480	479	1/30/2026	1
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	120	116	120	116	0	0	10/28/2025	4
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	0	0	120	118	480	478	12/23/2025	2
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	0	0	120	116	300	296	11/6/2025	4
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	24	21	120	117	360	360	12/1/2025	3
38	Loan	16, 34	1	150 West 87th Owners Corp.	120	117	120	117	0	0	12/1/2025	3
39	Loan	12, 18, 27, 33	1	325 East 14th Street	120	120	120	120	0	0	2/11/2026	0
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	120	118	360	358	12/10/2025	2
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	120	118	120	118	0	0	12/29/2025	2
42	Loan	16	1	Guardian Storage Bloomfield	120	118	120	118	0	0	1/5/2026	2
43	Loan	16, 34	1	65 West 95th Owners Corp.	0	0	120	117	360	357	11/21/2025	3
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	0	0	120	117	360	357	11/25/2025	3
45	Loan	16, 34	1	Pelhamdale Manor Corp.	0	0	120	118	360	358	12/22/2025	2
46	Loan	16, 34	1	Westbrook Tenants Corporation	0	0	120	118	480	478	12/29/2025	2
47	Loan	16, 34	1	Kew Gardens Owners Corp.	120	118	120	118	0	0	12/8/2025	2
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	0	0	120	117	480	477	12/1/2025	3
49	Loan	16, 34	1	East 10th St. Owners Corp.	120	119	120	119	0	0	1/28/2026	1
50	Loan	16, 34	1	601 79 Owners Corp.	0	0	120	119	360	359	1/29/2026	1
51	Loan	16, 34	1	135 Willow Owners Corp.	0	0	120	117	360	357	11/25/2025	3
52	Loan	16, 34	1	451 West Owners Ltd.	120	119	120	119	0	0	1/23/2026	1
53	Loan	16, 34	1	Garden Hamilton, Inc.	0	0	120	117	360	357	11/26/2025	3
54	Loan	16, 34	1	Willow House Owners Corp.	0	0	120	119	360	359	1/30/2026	1
55	Loan	16, 34	1	33 Greene Street Corp.	0	0	120	119	360	359	1/26/2026	1
56	Loan	16, 34	1	Madison House Owners Corp.	0	0	120	118	360	358	12/15/2025	2
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	120	118	120	118	0	0	12/22/2025	2
58	Loan	16, 34	1	Madison Square Apartments, Inc.	0	0	120	119	360	359	1/21/2026	1
59	Loan	16, 34	1	115 Payson Owners Corp.	0	0	120	118	360	358	12/30/2025	2
60	Loan	16, 34	1	West 12th Street Tenants Corp.	120	119	120	119	0	0	1/28/2026	1
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	0	0	120	118	360	358	12/30/2025	2
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	0	0	120	118	360	358	12/23/2025	2

A-1-12

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
										19	19
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	6	4/6/2026	NAP	3/6/2036	NAP	0	0
2	Loan	26	1	Gilbert Gateway Towne Center	6	3/6/2026	NAP	2/6/2036	NAP	0	0
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	6	12/6/2025	12/6/2025	11/6/2035	11/6/2050	0	0
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	6	12/6/2025	NAP	11/6/2035	NAP	0	0
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	6	1/6/2026	NAP	12/6/2035	NAP	5 (Once per trailing 12-month period)	3 (Once per trailing 12-month period)
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	6	3/6/2026	NAP	2/6/2036	NAP	0	0
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	6	1/6/2026	NAP	12/6/2035	NAP	0	0
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	6	11/6/2025	NAP	10/6/2035	NAP	0	0
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	1	2/1/2026	NAP	1/1/2036	NAP	5	0
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	6	11/6/2025	NAP	10/6/2035	NAP	0	0
11	Loan	18	1	Hanes Point	6	3/6/2026	3/6/2026	2/6/2036	NAP	0	0
12	Loan		1	Pavilion Center	6	1/6/2026	NAP	12/6/2035	NAP	0	0
13	Loan	33	1	Mariners Pointe Apartments	6	11/6/2025	11/6/2025	10/6/2035	NAP	0	0
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	6	1/6/2026	1/6/2028	12/6/2035	NAP	5 (Twice per loan term)	0
15	Loan	32, 33	1	Island Plaza Shopping Center	6	1/6/2026	NAP	12/6/2035	NAP	0	0
16	Loan	12, 19, 30	1	PwC Pennant Building	6	12/6/2025	12/6/2025	11/6/2035	NAP	5 (Once per trailing 12-month period)	5 (Once per trailing 12-month period)
17	Loan		1	HIX Clearwater	6	2/6/2026	2/6/2026	1/6/2036	NAP	0	0
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	9	7/9/2025	NAP	6/9/2035	NAP	0	0
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	6	4/6/2026	NAP	3/6/2036	NAP	0	0
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	6	1/6/2026	1/6/2028	12/6/2035	NAP	5 (Twice per loan term)	0
21	Loan	33	1	Sunset Plaza	6	1/6/2026	NAP	12/6/2035	NAP	0	0
22	Loan	28, 33	1	The Commons	6	3/6/2026	NAP	2/6/2036	NAP	0	0
23	Loan		1	StorQuest Self Storage - Waipahu	6	3/6/2026	NAP	2/6/2036	NAP	0	0
24	Loan		1	Securlock Colony Self Storage	6	1/6/2026	NAP	12/6/2035	NAP	0	0
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	6	2/6/2026	2/6/2028	1/6/2036	NAP	5 (Twice per loan term)	0
26	Loan		1	StorQuest Self Storage - Denver	6	3/6/2026	NAP	2/6/2036	NAP	0	0
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	6	3/6/2026	NAP	2/6/2036	NAP	0	0
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	6	1/6/2026	1/6/2028	12/6/2035	NAP	5 (Twice per loan term)	0
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	6	2/6/2026	2/6/2028	1/6/2036	NAP	5 (Twice per loan term)	0
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	11	7/11/2024	NAP	6/11/2029	NAP	0	0

A-1-13

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	6	2/6/2026	2/6/2028	1/6/2036	NAP	5 (Twice per loan term)	0
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	6	2/6/2026	2/6/2028	1/6/2036	NAP	5 (Twice per loan term)	0
33	Loan	16, 34	1	Imperial Owners Corp.	1	3/1/2026	3/1/2026	2/1/2036	NAP	10	10
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	6	12/6/2025	NAP	11/6/2035	NAP	0	0
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	6	12/6/2025	12/6/2025	11/6/2035	11/6/2050	0	0
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	6	1/6/2026	1/6/2028	12/6/2035	NAP	5 (Twice per loan term)	0
38	Loan	16, 34	1	150 West 87th Owners Corp.	1	1/1/2026	NAP	12/1/2035	NAP	10	10
39	Loan	12, 18, 27, 33	1	325 East 14th Street	6	4/6/2026	NAP	3/6/2036	NAP	0	0
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	1	2/1/2026	NAP	1/1/2036	NAP	10	10
42	Loan	16	1	Guardian Storage Bloomfield	6	2/6/2026	NAP	1/6/2036	NAP	0	5
43	Loan	16, 34	1	65 West 95th Owners Corp.	1	1/1/2026	1/1/2026	12/1/2035	NAP	10	10
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	1	1/1/2026	1/1/2026	12/1/2035	NAP	10	10
45	Loan	16, 34	1	Pelhamdale Manor Corp.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
46	Loan	16, 34	1	Westbrook Tenants Corporation	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
47	Loan	16, 34	1	Kew Gardens Owners Corp.	1	2/1/2026	NAP	1/1/2036	NAP	10	10
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	1	1/1/2026	1/1/2026	12/1/2035	NAP	10	10
49	Loan	16, 34	1	East 10th St. Owners Corp.	1	3/1/2026	NAP	2/1/2036	NAP	10	10
50	Loan	16, 34	1	601 79 Owners Corp.	1	3/1/2026	3/1/2026	2/1/2036	NAP	10	10
51	Loan	16, 34	1	135 Willow Owners Corp.	1	1/1/2026	1/1/2026	12/1/2035	NAP	10	10
52	Loan	16, 34	1	451 West Owners Ltd.	1	3/1/2026	NAP	2/1/2036	NAP	10	10
53	Loan	16, 34	1	Garden Hamilton, Inc.	1	1/1/2026	1/1/2026	12/1/2035	NAP	10	10
54	Loan	16, 34	1	Willow House Owners Corp.	1	3/1/2026	3/1/2026	2/1/2036	NAP	10	10
55	Loan	16, 34	1	33 Greene Street Corp.	1	3/1/2026	3/1/2026	2/1/2036	NAP	10	10
56	Loan	16, 34	1	Madison House Owners Corp.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	1	2/1/2026	NAP	1/1/2036	NAP	10	10
58	Loan	16, 34	1	Madison Square Apartments, Inc.	1	3/1/2026	3/1/2026	2/1/2036	NAP	10	10
59	Loan	16, 34	1	115 Payson Owners Corp.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
60	Loan	16, 34	1	West 12th Street Tenants Corp.	1	3/1/2026	NAP	2/1/2036	NAP	10	10
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	1	2/1/2026	2/1/2026	1/1/2036	NAP	10	10

A-1-14

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
					3, 21, 22			18
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	L(12),YM1(12),DorYM1(91),O(5)	22,868,956	8,582,786	14,286,170	11/30/2025	T-12	22,894,726
2	Loan	26	1	Gilbert Gateway Towne Center	L(25),D(88),O(7)	7,099,644	1,828,881	5,270,763	11/30/2025	T-12	6,996,705
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	L(28),D(85),O(7)	12,779,671	3,551,311	9,228,360	8/31/2025	T-12	12,590,218
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley		1,175,321	205,209	970,112	8/31/2025	T-12	1,168,189
3.02	Property		1	U-Haul Moving & Storage of Pasadena		1,331,511	393,851	937,660	8/31/2025	T-12	1,311,186
3.03	Property		1	U-Haul Moving & Storage of Hamden		1,101,021	299,648	801,372	8/31/2025	T-12	1,064,141
3.04	Property		1	U-Haul Moving & Storage of Evansville		943,163	232,062	711,102	8/31/2025	T-12	894,470
3.05	Property		1	U-Haul Moving & Storage at Janaf		889,379	208,451	680,927	8/31/2025	T-12	768,232
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie		735,877	166,630	569,247	8/31/2025	T-12	721,229
3.07	Property		1	U-Haul Moving & Storage of Gardena		748,438	164,087	584,351	8/31/2025	T-12	731,433
3.08	Property		1	U-Haul Moving & Storage of Garden City		604,300	167,883	436,416	8/31/2025	T-12	672,630
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave		540,495	161,017	379,478	8/31/2025	T-12	584,532
3.10	Property		1	U-Haul Moving & Storage of Leominster		490,105	120,149	369,957	8/31/2025	T-12	484,385
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza		513,073	128,950	384,123	8/31/2025	T-12	510,443
3.12	Property		1	U-Haul Moving & Storage of Spartanburg		573,544	226,130	347,413	8/31/2025	T-12	534,088
3.13	Property		1	U-Haul Moving & Storage of Norristown		478,006	148,844	329,162	8/31/2025	T-12	505,890
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard		470,585	172,192	298,393	8/31/2025	T-12	449,036
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave		435,217	132,483	302,733	8/31/2025	T-12	432,869
3.16	Property		1	U-Haul Moving & Storage of Duluth		382,544	100,382	282,162	8/31/2025	T-12	356,864
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway		325,891	87,763	238,128	8/31/2025	T-12	324,043
3.18	Property		1	U-Haul Moving & Storage of Albuquerque		335,720	110,848	224,872	8/31/2025	T-12	359,150
3.19	Property		1	U-Haul Moving & Storage at Burlingame		291,214	127,673	163,541	8/31/2025	T-12	291,250
3.20	Property		1	U-Haul Moving & Storage at Southside		238,562	101,326	137,236	8/31/2025	T-12	238,203
3.21	Property		1	U-Haul Moving & Storage of Center Main Street		175,705	95,732	79,973	8/31/2025	T-12	187,952
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	L(28),D(85),O(7)	24,280,892	9,258,133	15,022,759	9/30/2025	T-12	23,880,814
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	L(12),YM1(101),O(7)	10,118,555	2,632,781	7,485,774	9/30/2025	T-12	8,718,740
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	L(25),D(88),O(7)	15,560,382	7,402,260	8,158,122	9/30/2025	T-12	16,394,681
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	L(27),YM1(86),O(7)	14,882,867	4,333,786	10,549,082	9/30/2025	T-12	14,384,297
7.01	Property		1	Stow Community Center		6,500,281	1,589,504	4,910,777	9/30/2025	T-12	6,423,277
7.02	Property		1	Southmont Plaza		5,955,959	1,950,688	4,005,271	9/30/2025	T-12	5,318,875
7.03	Property		1	East Hanover Plaza		2,426,627	793,594	1,633,033	9/30/2025	T-12	2,642,145
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	L(29),D(87),O(4)	12,021,407	2,280,759	9,740,648	6/30/2025	T-12	11,484,122
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	L(26),D(87),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX		NAV	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA		NAV	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA		NAV	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA		NAV	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	CVS Pharmacy - Charlotte, NC		NAV	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS		NAV	NAV	NAV	NAV	NAV	NAV
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA		NAV	NAV	NAV	NAV	NAV	NAV
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE		NAV	NAV	NAV	NAV	NAV	NAV
9.09	Property		1	Dollar General - Kent (Tallmadge), OH		NAV	NAV	NAV	NAV	NAV	NAV
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH		NAV	NAV	NAV	NAV	NAV	NAV
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI		NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	25, 26, 28	1	67th and Camelback	L(24),YM1(92),O(4)	2,521,169	598,389	1,922,780	6/30/2025	T-12	2,540,351
11	Loan	18	1	Hanes Point	L(25),D(88),O(7)	3,168,503	960,420	2,208,083	9/30/2025	T-12	2,696,881
12	Loan		1	Pavilion Center	L(27),YM1(86),O(7)	3,235,023	862,942	2,372,081	9/30/2025	T-12	2,914,111
13	Loan	33	1	Mariners Pointe Apartments	L(23),YM1(90),O(7)	2,238,705	458,638	1,780,067	8/31/2025	T-12	2,084,807
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	L(12),YM1(15),DorYM1(86),O(7)	2,675,421	788,744	1,886,677	9/30/2025	T-12	2,778,047
15	Loan	32, 33	1	Island Plaza Shopping Center	L(27),D(86),O(7)	2,072,440	515,633	1,556,807	12/31/2024	T-12	1,992,843
16	Loan	12, 19, 30	1	PwC Pennant Building	L(11),YM1(102),O(7)	5,078,714	2,164,324	2,914,390	12/31/2024	T-12	4,743,440
17	Loan		1	HIX Clearwater	L(26),D(87),O(7)	4,727,161	2,934,784	1,792,377	11/30/2025	T-12	4,402,676
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	L(33),D(80),O(7)	175,871,308	44,899,369	130,971,938	2/28/2025	T-12	176,733,917
18.01	Property		1	45 - 75 Sidney		41,553,368	12,255,620	29,297,748	2/28/2025	T-12	41,408,214
18.02	Property		1	40 Landsdowne		25,790,563	5,914,848	19,875,716	2/28/2025	T-12	25,600,810
18.03	Property		1	35 Landsdowne		24,533,713	5,763,317	18,770,396	2/28/2025	T-12	24,359,988
18.04	Property		1	65 Landsdowne		27,637,235	5,260,138	22,377,096	2/28/2025	T-12	27,913,006
18.05	Property		1	88 Sidney		17,611,487	4,015,330	13,596,157	2/28/2025	T-12	17,446,719
18.06	Property		1	64 Sidney		16,215,004	3,911,501	12,303,502	2/28/2025	T-12	16,109,379
18.07	Property		1	38 Sidney		9,348,721	3,722,623	5,626,098	2/28/2025	T-12	10,840,792
18.08	Property		1	26 Landsdowne		13,181,218	4,055,992	9,125,226	2/28/2025	T-12	13,055,008
19	Loan	12, 22, 26, 29, 32	1	Poe Building	L(24),D(91),O(5)	6,308,854	2,244,455	4,064,399	12/31/2025	T-12	5,909,184
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	L(12),YM1(15),DorYM1(86),O(7)	1,790,630	623,157	1,167,473	9/30/2025	T-12	1,777,635
21	Loan	33	1	Sunset Plaza	L(27),D(86),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	28, 33	1	The Commons	L(25),D(88),O(7)	1,531,116	434,842	1,096,274	12/31/2025	T-12	1,586,075
23	Loan		1	StorQuest Self Storage - Waipahu	L(24),YM1(89),O(7)	1,524,153	382,729	1,141,425	11/30/2025	T-12	1,485,571
24	Loan		1	Securlock Colony Self Storage	L(5),YM1(108),O(7)	1,380,302	551,515	828,788	10/31/2025	T-12	1,400,379
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	L(12),YM1(14),DorYM1(87),O(7)	1,381,849	436,812	945,037	9/30/2025	T-12	1,358,257
26	Loan		1	StorQuest Self Storage - Denver	L(24),YM1(89),O(7)	1,468,008	652,591	815,417	11/30/2025	T-12	1,468,795
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	L(11),YM1(14),DorYM1(89),O(6)	10,379,343	2,776,228	7,603,115	9/30/2025	T-12	10,199,569
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	L(12),YM1(15),DorYM1(86),O(7)	1,263,904	451,093	812,810	9/30/2025	T-12	1,285,349
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	L(12),YM1(14),DorYM1(87),O(7)	1,188,335	430,510	757,825	9/30/2025	T-12	1,206,273
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	L(37),D(16),O(7)	19,619,880	3,644,602	15,975,278	9/30/2025	T-12	18,188,556

A-1-15

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	L(12),YM1(14),DorYM1(87),O(7)	1,225,204	479,364	745,840	9/30/2025	T-12	1,266,118
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	L(12),YM1(14),DorYM1(87),O(7)	1,020,918	385,874	635,044	9/30/2025	T-12	1,057,896
33	Loan	16, 34	1	Imperial Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	L(24),YM1(91),O(5)	766,879	204,172	562,707	7/31/2025	T-12	660,374
34.01	Property		1	Mountain View		228,921	57,608	171,313	7/31/2025	T-12	199,179
34.02	Property		1	Bassett MHP		180,300	38,460	141,840	7/31/2025	T-12	154,055
34.03	Property		1	Peaceful Meadow		120,478	36,475	84,003	7/31/2025	T-12	113,290
34.04	Property		1	Clear Creek		94,549	33,095	61,454	7/31/2025	T-12	97,834
34.05	Property		1	Peaceful Hill		94,385	22,175	72,209	7/31/2025	T-12	63,956
34.06	Property		1	Peaceful Pines		48,247	16,359	31,888	7/31/2025	T-12	32,061
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	L(28),DorYM1(85),O(7)	15,589,568	4,493,240	11,096,328	7/31/2025	T-12	15,450,652
36.01	Property		1	U-Haul at I-20 & 360		1,916,236	481,995	1,434,241	7/31/2025	T-12	1,896,337
36.02	Property		1	U-Haul at North Sam Houston & Antoine		1,737,928	437,898	1,300,029	7/31/2025	T-12	1,729,543
36.03	Property		1	U-Haul at Fall River at I-195		1,217,850	290,313	927,537	7/31/2025	T-12	1,207,273
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington		1,147,269	350,350	796,919	7/31/2025	T-12	1,112,680
36.05	Property		1	U-Haul of West Hartford		1,124,373	357,253	767,120	7/31/2025	T-12	1,126,716
36.06	Property		1	U-Haul of Anchorage		1,065,047	318,681	746,366	7/31/2025	T-12	1,057,610
36.07	Property		1	U-Haul of Southern Plaza		1,022,577	295,550	727,027	7/31/2025	T-12	984,302
36.08	Property		1	U-Haul of Newark		837,805	216,829	620,976	7/31/2025	T-12	814,013
36.09	Property		1	U-Haul Storage of Clackamas Town Center		914,895	190,508	724,387	7/31/2025	T-12	915,921
36.10	Property		1	U-Haul of Levittown		695,861	246,320	449,541	7/31/2025	T-12	695,092
36.11	Property		1	U-Haul of Eastland		780,544	231,679	548,865	7/31/2025	T-12	781,223
36.12	Property		1	U-Haul of Lynwood		663,558	169,384	494,174	7/31/2025	T-12	664,161
36.13	Property		1	U-Haul of New River		516,644	147,687	368,958	7/31/2025	T-12	534,245
36.14	Property		1	U-Haul of Redwood City		497,014	150,159	346,855	7/31/2025	T-12	503,365
36.15	Property		1	U-Haul Storage Othello Station		498,162	201,552	296,610	7/31/2025	T-12	500,263
36.16	Property		1	U-Haul of Verde Valley		303,313	84,037	219,275	7/31/2025	T-12	286,970
36.17	Property		1	U-Haul of Springfield		279,664	113,846	165,818	7/31/2025	T-12	279,299
36.18	Property		1	U-Haul of Rainier Valley		370,826	209,198	161,628	7/31/2025	T-12	361,641
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	L(12),YM1(15),DorYM1(86),O(7)	1,044,549	410,889	633,660	9/30/2025	T-12	1,017,000
38	Loan	16, 34	1	150 West 87th Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan	12, 18, 27, 33	1	325 East 14th Street	L(24),D(89),O(7)	370,642	137,592	233,050	12/31/2025	T-5 Ann	NAV
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
42	Loan	16	1	Guardian Storage Bloomfield	L(23),YM1(90),O(7)	671,876	258,098	413,778	10/31/2025	T-12	637,563
43	Loan	16, 34	1	65 West 95th Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan	16, 34	1	Pelhamdale Manor Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
46	Loan	16, 34	1	Westbrook Tenants Corporation	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan	16, 34	1	Kew Gardens Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
49	Loan	16, 34	1	East 10th St. Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
50	Loan	16, 34	1	601 79 Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
51	Loan	16, 34	1	135 Willow Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
52	Loan	16, 34	1	451 West Owners Ltd.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
53	Loan	16, 34	1	Garden Hamilton, Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
54	Loan	16, 34	1	Willow House Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
55	Loan	16, 34	1	33 Greene Street Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
56	Loan	16, 34	1	Madison House Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
58	Loan	16, 34	1	Madison Square Apartments, Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
59	Loan	16, 34	1	115 Payson Owners Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
60	Loan	16, 34	1	West 12th Street Tenants Corp.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	YM1(113),1%(3),O(4)	NAV	NAV	NAV	NAV	NAV	NAV

A-1-16

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	8,159,819	14,734,907	12/31/2024	T-12	19,741,691	7,547,356	12,194,335	12/31/2023
2	Loan	26	1	Gilbert Gateway Towne Center	1,848,897	5,147,808	12/31/2024	T-12	6,864,800	1,858,196	5,006,604	12/31/2023
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	3,466,098	9,124,120	12/31/2024	T-12	12,526,762	3,405,116	9,121,646	12/31/2023
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	190,804	977,385	12/31/2024	T-12	1,128,345	188,144	940,201	12/31/2023
3.02	Property		1	U-Haul Moving & Storage of Pasadena	378,064	933,122	12/31/2024	T-12	1,261,704	381,137	880,567	12/31/2023
3.03	Property		1	U-Haul Moving & Storage of Hamden	299,993	764,148	12/31/2024	T-12	1,066,229	298,455	767,774	12/31/2023
3.04	Property		1	U-Haul Moving & Storage of Evansville	228,463	666,008	12/31/2024	T-12	831,904	238,420	593,484	12/31/2023
3.05	Property		1	U-Haul Moving & Storage at Janaf	193,409	574,823	12/31/2024	T-12	638,616	175,888	462,728	12/31/2023
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	162,370	558,860	12/31/2024	T-12	732,601	154,867	577,734	12/31/2023
3.07	Property		1	U-Haul Moving & Storage of Gardena	164,680	566,753	12/31/2024	T-12	796,988	157,219	639,769	12/31/2023
3.08	Property		1	U-Haul Moving & Storage of Garden City	180,171	492,459	12/31/2024	T-12	781,174	168,208	612,967	12/31/2023
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	154,252	430,280	12/31/2024	T-12	544,172	147,359	396,813	12/31/2023
3.10	Property		1	U-Haul Moving & Storage of Leominster	116,680	367,704	12/31/2024	T-12	485,167	121,828	363,340	12/31/2023
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	126,699	383,744	12/31/2024	T-12	507,290	120,576	386,714	12/31/2023
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	220,220	313,868	12/31/2024	T-12	599,431	220,717	378,714	12/31/2023
3.13	Property		1	U-Haul Moving & Storage of Norristown	141,738	364,152	12/31/2024	T-12	514,685	136,922	377,762	12/31/2023
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	161,359	287,677	12/31/2024	T-12	431,647	147,472	284,175	12/31/2023
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	129,182	303,687	12/31/2024	T-12	426,400	127,879	298,522	12/31/2023
3.16	Property		1	U-Haul Moving & Storage of Duluth	99,599	257,265	12/31/2024	T-12	353,430	108,488	244,942	12/31/2023
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	85,491	238,552	12/31/2024	T-12	330,413	82,424	247,989	12/31/2023
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	113,190	245,960	12/31/2024	T-12	360,635	110,638	249,996	12/31/2023
3.19	Property		1	U-Haul Moving & Storage at Burlingame	121,076	170,174	12/31/2024	T-12	290,678	125,055	165,623	12/31/2023
3.20	Property		1	U-Haul Moving & Storage at Southside	106,116	132,088	12/31/2024	T-12	243,111	96,958	146,153	12/31/2023
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	92,542	95,411	12/31/2024	T-12	202,141	96,462	105,679	12/31/2023
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	9,891,594	13,989,220	12/31/2024	T-12	23,985,172	10,568,176	13,416,996	12/31/2023
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	2,626,538	6,092,202	7/31/2025	T-12	7,696,020	2,390,191	5,305,829	7/31/2024
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	7,031,860	9,362,821	12/31/2024	T-12	20,099,488	7,784,607	12,314,881	12/31/2023
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	4,728,748	9,655,549	12/31/2024	T-12	14,797,629	5,052,871	9,744,758	12/31/2023
7.01	Property		1	Stow Community Center	1,721,943	4,701,333	12/31/2024	T-12	6,400,434	1,780,245	4,620,189	12/31/2023
7.02	Property		1	Southmont Plaza	2,144,532	3,174,344	12/31/2024	T-12	5,657,181	2,448,914	3,208,267	12/31/2023
7.03	Property		1	East Hanover Plaza	862,273	1,779,872	12/31/2024	T-12	2,740,014	823,713	1,916,301	12/31/2023
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	2,343,908	9,140,214	12/31/2024	T-12	9,470,590	2,262,518	7,208,072	12/31/2023
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	25, 26, 28	1	67th and Camelback	578,695	1,961,656	12/31/2024	T-12	2,339,565	599,140	1,740,425	12/31/2023
11	Loan	18	1	Hanes Point	967,022	1,729,859	12/31/2024	T-12	2,908,652	903,639	2,005,013	12/31/2023
12	Loan		1	Pavilion Center	773,331	2,140,780	12/31/2024	T-12	3,029,772	777,910	2,251,862	12/31/2023
13	Loan	33	1	Mariners Pointe Apartments	602,239	1,482,569	12/31/2024	T-12	2,090,425	583,529	1,506,896	12/31/2023
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	815,712	1,962,335	12/31/2024	T-12	2,796,044	770,537	2,025,507	12/31/2023
15	Loan	32, 33	1	Island Plaza Shopping Center	451,338	1,541,505	12/31/2023	T-12	1,929,120	460,883	1,468,237	12/31/2022
16	Loan	12, 19, 30	1	PwC Pennant Building	2,120,200	2,623,240	12/31/2023	T-12	4,351,016	1,880,817	2,470,199	12/31/2022
17	Loan		1	HIX Clearwater	2,693,942	1,708,734	12/31/2024	T-12	3,013,915	2,329,734	684,181	12/31/2023
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	46,671,196	130,062,720	12/31/2024	T-12	173,447,650	49,851,854	123,595,795	12/31/2023
18.01	Property		1	45 - 75 Sidney	12,536,787	28,871,427	12/31/2024	T-12	39,535,268	13,105,185	26,430,083	12/31/2023
18.02	Property		1	40 Landsdowne	6,077,135	19,523,675	12/31/2024	T-12	24,543,095	6,332,943	18,210,152	12/31/2023
18.03	Property		1	35 Landsdowne	5,915,644	18,444,344	12/31/2024	T-12	23,362,188	6,133,796	17,228,392	12/31/2023
18.04	Property		1	65 Landsdowne	5,702,624	22,210,383	12/31/2024	T-12	25,908,903	6,548,980	19,359,923	12/31/2023
18.05	Property		1	88 Sidney	4,113,632	13,333,087	12/31/2024	T-12	16,644,554	4,300,594	12,343,960	12/31/2023
18.06	Property		1	64 Sidney	4,100,376	12,009,003	12/31/2024	T-12	15,402,242	4,275,564	11,126,679	12/31/2023
18.07	Property		1	38 Sidney	4,128,744	6,712,048	12/31/2024	T-12	15,628,120	4,881,993	10,746,127	12/31/2023
18.08	Property		1	26 Landsdowne	4,096,254	8,958,755	12/31/2024	T-12	12,423,280	4,272,800	8,150,480	12/31/2023
19	Loan	12, 22, 26, 29, 32	1	Poe Building	2,367,652	3,541,532	12/31/2024	T-12	6,256,124	2,523,954	3,732,170	12/31/2023
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	636,553	1,141,082	12/31/2024	T-12	1,705,853	577,236	1,128,617	12/31/2023
21	Loan	33	1	Sunset Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	28, 33	1	The Commons	513,310	1,072,764	12/31/2024	T-12	1,551,284	469,244	1,082,040	12/31/2023
23	Loan		1	StorQuest Self Storage - Waipahu	330,664	1,154,907	12/31/2024	T-12	1,396,035	374,811	1,021,224	12/31/2023
24	Loan		1	Securlock Colony Self Storage	532,868	867,511	12/31/2024	T-12	1,464,272	522,559	941,713	12/31/2023
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	421,328	936,929	12/31/2024	T-12	1,394,387	421,486	972,901	12/31/2023
26	Loan		1	StorQuest Self Storage - Denver	628,850	839,945	12/31/2024	T-12	1,450,283	601,326	848,957	12/31/2023
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	2,557,335	7,642,234	12/31/2024	T-12	9,520,630	2,796,175	6,724,455	12/31/2023
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	449,864	835,485	12/31/2024	T-12	1,262,188	441,753	820,435	12/31/2023
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	450,083	756,190	12/31/2024	T-12	1,203,137	417,174	785,963	12/31/2023
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	4,271,862	13,916,694	12/31/2024	T-12	16,603,708	4,311,244	12,292,464	12/31/2023

A-1-17

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	486,949	779,169	12/31/2024	T-12	1,355,440	470,004	885,436	12/31/2023
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	398,212	659,684	12/31/2024	T-12	1,014,632	376,745	637,887	12/31/2023
33	Loan	16, 34	1	Imperial Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	213,599	446,775	12/31/2024	T-12	632,518	201,902	430,616	12/31/2023
34.01	Property		1	Mountain View	63,577	135,602	12/31/2024	T-12	199,877	63,973	135,904	12/31/2023
34.02	Property		1	Bassett MHP	47,734	106,321	12/31/2024	T-12	135,076	42,437	92,639	12/31/2023
34.03	Property		1	Peaceful Meadow	36,787	76,503	12/31/2024	T-12	98,285	36,993	61,291	12/31/2023
34.04	Property		1	Clear Creek	31,650	66,184	12/31/2024	T-12	109,136	29,820	79,316	12/31/2023
34.05	Property		1	Peaceful Hill	22,131	41,825	12/31/2024	T-12	59,337	17,262	42,075	12/31/2023
34.06	Property		1	Peaceful Pines	11,721	20,340	12/31/2024	T-12	30,807	11,417	19,390	12/31/2023
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	4,444,234	11,006,418	3/31/2025	T-12	15,414,565	4,410,011	11,004,553	3/31/2024
36.01	Property		1	U-Haul at I-20 & 360	467,558	1,428,779	3/31/2025	T-12	1,869,368	472,356	1,397,012	3/31/2024
36.02	Property		1	U-Haul at North Sam Houston & Antoine	435,885	1,293,658	3/31/2025	T-12	1,742,996	445,498	1,297,498	3/31/2024
36.03	Property		1	U-Haul at Fall River at I-195	284,200	923,073	3/31/2025	T-12	1,238,874	286,690	952,184	3/31/2024
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	332,947	779,733	3/31/2025	T-12	1,137,992	336,948	801,043	3/31/2024
36.05	Property		1	U-Haul of West Hartford	355,010	771,705	3/31/2025	T-12	1,076,984	343,638	733,346	3/31/2024
36.06	Property		1	U-Haul of Anchorage	313,336	744,275	3/31/2025	T-12	1,053,195	324,337	728,859	3/31/2024
36.07	Property		1	U-Haul of Southern Plaza	291,079	693,222	3/31/2025	T-12	958,405	290,895	667,511	3/31/2024
36.08	Property		1	U-Haul of Newark	215,129	598,883	3/31/2025	T-12	774,881	198,901	575,980	3/31/2024
36.09	Property		1	U-Haul Storage of Clackamas Town Center	191,060	724,861	3/31/2025	T-12	940,996	188,819	752,177	3/31/2024
36.10	Property		1	U-Haul of Levittown	244,503	450,589	3/31/2025	T-12	702,256	238,159	464,097	3/31/2024
36.11	Property		1	U-Haul of Eastland	234,263	546,960	3/31/2025	T-12	844,135	231,471	612,664	3/31/2024
36.12	Property		1	U-Haul of Lynwood	165,683	498,478	3/31/2025	T-12	646,129	170,613	475,516	3/31/2024
36.13	Property		1	U-Haul of New River	148,414	385,831	3/31/2025	T-12	512,185	144,681	367,504	3/31/2024
36.14	Property		1	U-Haul of Redwood City	155,859	347,506	3/31/2025	T-12	491,379	151,626	339,754	3/31/2024
36.15	Property		1	U-Haul Storage Othello Station	205,529	294,734	3/31/2025	T-12	492,997	189,502	303,496	3/31/2024
36.16	Property		1	U-Haul of Verde Valley	82,603	204,367	3/31/2025	T-12	276,460	81,359	195,102	3/31/2024
36.17	Property		1	U-Haul of Springfield	109,809	169,490	3/31/2025	T-12	260,186	107,863	152,323	3/31/2024
36.18	Property		1	U-Haul of Rainier Valley	211,366	150,275	3/31/2025	T-12	395,144	206,657	188,488	3/31/2024
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	423,563	593,437	12/31/2024	T-12	1,071,011	402,728	668,283	12/31/2023
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42	Loan	16	1	Guardian Storage Bloomfield	242,370	395,193	12/31/2024	T-12	659,801	251,517	408,284	12/31/2023
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
50	Loan	16, 34	1	601 79 Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
51	Loan	16, 34	1	135 Willow Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
52	Loan	16, 34	1	451 West Owners Ltd.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
54	Loan	16, 34	1	Willow House Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
55	Loan	16, 34	1	33 Greene Street Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
56	Loan	16, 34	1	Madison House Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
59	Loan	16, 34	1	115 Payson Owners Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-18

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
									18
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	T-12	91.5%	24,315,975	8,745,086	15,570,889	86,554	1,038,648	14,445,687
2	Loan	26	1	Gilbert Gateway Towne Center	T-12	95.0%	7,438,747	1,892,877	5,545,870	70,499	187,319	5,288,052
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	T-12	87.8%	12,779,671	4,070,946	8,708,724	97,025	0	8,611,699
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	T-12	92.2%	1,175,321	290,083	885,238	6,493	0	878,745
3.02	Property		1	U-Haul Moving & Storage of Pasadena	T-12	81.0%	1,331,511	443,369	888,142	14,627	0	873,515
3.03	Property		1	U-Haul Moving & Storage of Hamden	T-12	93.4%	1,101,021	331,552	769,468	7,546	0	761,923
3.04	Property		1	U-Haul Moving & Storage of Evansville	T-12	90.6%	943,163	257,271	685,892	9,231	0	676,661
3.05	Property		1	U-Haul Moving & Storage at Janaf	T-12	92.4%	889,379	238,312	651,066	5,007	0	646,059
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	T-12	89.6%	735,877	197,037	538,840	8,103	0	530,737
3.07	Property		1	U-Haul Moving & Storage of Gardena	T-12	95.7%	748,438	192,151	556,287	3,537	0	552,750
3.08	Property		1	U-Haul Moving & Storage of Garden City	T-12	92.2%	604,300	181,042	423,257	4,593	0	418,665
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	T-12	90.2%	540,495	177,737	362,757	3,869	0	358,888
3.10	Property		1	U-Haul Moving & Storage of Leominster	T-12	80.1%	490,105	136,183	353,922	3,440	0	350,483
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	T-12	91.2%	513,073	164,807	348,266	2,906	0	345,360
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	T-12	73.1%	573,544	242,376	331,168	7,771	0	323,397
3.13	Property		1	U-Haul Moving & Storage of Norristown	T-12	86.4%	478,006	165,161	312,844	2,478	0	310,367
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	T-12	87.6%	470,585	184,272	286,313	3,011	0	283,303
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	T-12	95.1%	435,217	144,803	290,413	2,458	0	287,956
3.16	Property		1	U-Haul Moving & Storage of Duluth	T-12	95.2%	382,544	115,849	266,695	1,487	0	265,208
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	T-12	94.8%	325,891	94,633	231,259	2,781	0	228,478
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	T-12	82.7%	335,720	123,613	212,107	2,490	0	209,617
3.19	Property		1	U-Haul Moving & Storage at Burlingame	T-12	82.0%	291,214	168,431	122,784	1,536	0	121,248
3.20	Property		1	U-Haul Moving & Storage at Southside	T-12	91.0%	238,562	122,023	116,539	2,591	0	113,947
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	T-12	85.2%	175,705	100,239	75,465	1,071	0	74,394
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	T-12	90.0%	25,559,273	10,203,790	15,355,483	101,775	636,094	14,617,614
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	T-12	92.5%	11,238,899	2,410,444	8,828,455	57,476	255,195	8,515,785
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	T-12	95.0%	20,244,271	7,561,624	12,682,647	66,349	747,390	11,868,908
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	T-12	95.0%	14,797,813	4,194,943	10,602,870	121,666	383,773	10,097,432
7.01	Property		1	Stow Community Center	T-12	95.0%	6,550,244	1,517,217	5,033,027	57,209	209,294	4,766,525
7.02	Property		1	Southmont Plaza	T-12	95.0%	5,710,016	1,931,356	3,778,660	53,356	125,470	3,599,835
7.03	Property		1	East Hanover Plaza	T-12	95.0%	2,537,553	746,370	1,791,183	11,101	49,010	1,731,072
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	T-12	68.8%	12,289,646	1,872,339	10,417,307	16,813	0	10,400,494
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAV	99.6%	3,758,505	163,186	3,595,319	39,541	10,601	3,555,778
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAV	100.0%	592,942	13,665	579,277	4,664	0	574,613
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAV	100.0%	536,306	12,787	523,519	4,791	0	518,728
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAV	100.0%	451,951	11,253	440,698	4,791	0	435,907
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAV	100.0%	329,689	7,928	321,761	2,900	0	318,861
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAV	95.0%	320,166	7,621	312,546	2,645	10,601	299,300
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAV	100.0%	281,248	7,243	274,005	3,991	0	270,014
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAV	100.0%	415,912	10,572	405,340	4,381	0	400,959
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAV	100.0%	167,353	4,862	162,491	3,814	0	158,677
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAV	100.0%	186,623	27,445	159,178	2,113	0	157,065
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAV	100.0%	252,866	6,337	246,529	3,335	0	243,194
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAV	100.0%	223,449	53,474	169,974	2,113	0	167,861
10	Loan	25, 26, 28	1	67th and Camelback	T-12	95.0%	2,485,667	524,053	1,961,614	21,380	85,518	1,854,716
11	Loan	18	1	Hanes Point	T-12	95.1%	3,578,307	921,392	2,656,915	15,134	131,461	2,510,320
12	Loan		1	Pavilion Center	T-12	90.0%	3,114,273	980,702	2,133,571	30,090	132,914	1,970,568
13	Loan	33	1	Mariners Pointe Apartments	T-12	95.0%	2,343,376	642,605	1,700,772	23,200	0	1,677,572
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	T-12	76.5%	2,675,421	809,202	1,866,219	12,406	0	1,853,813
15	Loan	32, 33	1	Island Plaza Shopping Center	T-12	95.0%	2,496,374	885,611	1,610,763	21,825	58,749	1,530,189
16	Loan	12, 19, 30	1	PwC Pennant Building	T-12	74.6%	4,097,980	1,883,472	2,214,507	28,523	152,160	2,033,824
17	Loan		1	HIX Clearwater	T-12	74.3%	4,727,161	2,906,333	1,820,828	189,086	0	1,631,741
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	T-12	96.6%	182,951,992	42,158,762	140,793,230	197,172	1,314,481	139,281,577
18.01	Property		1	45 - 75 Sidney	T-12	100.0%	42,926,154	11,652,405	31,273,749	41,576	277,174	30,954,999
18.02	Property		1	40 Landsdowne	T-12	100.0%	27,577,180	5,530,397	22,046,783	32,196	214,638	21,799,950
18.03	Property		1	35 Landsdowne	T-12	100.0%	26,214,627	5,404,895	20,809,732	30,363	202,423	20,576,945
18.04	Property		1	65 Landsdowne	T-12	100.0%	28,027,439	4,819,787	23,207,652	18,362	122,410	23,066,881
18.05	Property		1	88 Sidney	T-12	100.0%	18,448,942	3,663,173	14,785,769	21,905	146,034	14,617,830
18.06	Property		1	64 Sidney	T-12	99.9%	16,656,167	3,529,887	13,126,280	18,956	126,371	12,980,953
18.07	Property		1	38 Sidney	T-12	62.1%	9,630,596	3,661,066	5,969,530	18,383	122,554	5,828,593
18.08	Property		1	26 Landsdowne	T-12	100.0%	13,470,887	3,897,152	9,573,734	15,432	102,877	9,455,426
19	Loan	12, 22, 26, 29, 32	1	Poe Building	T-12	81.2%	5,815,625	2,559,182	3,256,443	181,034	181,034	2,894,375
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	T-12	78.8%	1,790,630	622,843	1,167,787	7,376	0	1,160,411
21	Loan	33	1	Sunset Plaza	NAV	95.0%	1,696,283	571,649	1,124,635	13,797	73,011	1,037,827
22	Loan	28, 33	1	The Commons	T-12	92.1%	1,572,552	464,147	1,108,405	7,872	37,234	1,063,299
23	Loan		1	StorQuest Self Storage - Waipahu	T-12	89.9%	1,538,747	390,030	1,148,717	3,756	0	1,144,961
24	Loan		1	Securlock Colony Self Storage	T-12	93.8%	1,389,597	533,281	856,317	11,061	0	845,256
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	T-12	82.5%	1,381,849	442,772	939,077	5,142	0	933,934
26	Loan		1	StorQuest Self Storage - Denver	T-12	92.5%	1,503,516	629,171	874,344	7,245	0	867,100
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	T-12	93.6%	10,461,465	2,791,144	7,670,321	81,452	407,261	7,181,608
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	T-12	79.4%	1,263,904	447,903	816,001	7,059	0	808,942
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	T-12	71.9%	1,188,335	431,546	756,789	7,253	0	749,536
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	T-12	77.5%	20,775,854	4,639,500	16,136,355	103,098	214,373	15,818,883

A-1-19

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	T-12	72.8%	1,252,050	479,790	772,259	9,394	0	762,865
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	T-12	71.6%	1,016,310	386,334	629,976	5,315	0	624,662
33	Loan	16, 34	1	Imperial Owners Corp.	NAV	95.0%	2,985,102	1,092,741	1,892,361	27,100	0	1,865,261
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	T-12	92.7%	798,383	251,473	546,910	7,800	0	539,110
34.01	Property		1	Mountain View	T-12	92.1%	241,295	72,498	168,797	2,500	0	166,297
34.02	Property		1	Bassett MHP	T-12	95.0%	187,711	50,835	136,876	1,650	0	135,226
34.03	Property		1	Peaceful Meadow	T-12	88.7%	126,328	44,816	81,512	1,300	0	80,212
34.04	Property		1	Clear Creek	T-12	95.0%	109,511	39,563	69,949	1,150	0	68,799
34.05	Property		1	Peaceful Hill	T-12	95.0%	81,644	26,089	55,555	700	0	54,855
34.06	Property		1	Peaceful Pines	T-12	89.9%	51,894	17,672	34,222	500	0	33,722
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAV	95.8%	3,956,257	1,447,911	2,508,346	27,775	0	2,480,571
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	T-12	92.9%	15,597,038	4,670,392	10,926,646	110,027	0	10,816,619
36.01	Property		1	U-Haul at I-20 & 360	T-12	93.8%	1,916,236	517,502	1,398,734	14,268	0	1,384,466
36.02	Property		1	U-Haul at North Sam Houston & Antoine	T-12	94.6%	1,737,928	438,534	1,299,394	12,734	0	1,286,660
36.03	Property		1	U-Haul at Fall River at I-195	T-12	94.4%	1,217,851	290,560	927,291	10,436	0	916,855
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	T-12	88.7%	1,150,952	345,355	805,598	9,230	0	796,367
36.05	Property		1	U-Haul of West Hartford	T-12	95.5%	1,124,373	363,672	760,701	9,020	0	751,681
36.06	Property		1	U-Haul of Anchorage	T-12	94.9%	1,065,047	314,394	750,653	5,472	0	745,182
36.07	Property		1	U-Haul of Southern Plaza	T-12	92.4%	1,022,577	293,216	729,361	9,037	0	720,324
36.08	Property		1	U-Haul of Newark	T-12	97.3%	837,805	216,884	620,922	6,924	0	613,997
36.09	Property		1	U-Haul Storage of Clackamas Town Center	T-12	89.5%	914,895	290,631	624,264	1,888	0	622,376
36.10	Property		1	U-Haul of Levittown	T-12	83.1%	695,861	248,944	446,917	6,137	0	440,780
36.11	Property		1	U-Haul of Eastland	T-12	90.4%	780,544	232,012	548,532	8,008	0	540,524
36.12	Property		1	U-Haul of Lynwood	T-12	91.6%	664,418	198,446	465,972	2,416	0	463,557
36.13	Property		1	U-Haul of New River	T-12	97.2%	519,577	147,522	372,055	3,536	0	368,519
36.14	Property		1	U-Haul of Redwood City	T-12	93.9%	497,014	162,166	334,848	1,557	0	333,290
36.15	Property		1	U-Haul Storage Othello Station	T-12	98.2%	498,156	202,548	295,608	1,735	0	293,873
36.16	Property		1	U-Haul of Verde Valley	T-12	100.0%	303,313	84,024	219,288	3,005	0	216,283
36.17	Property		1	U-Haul of Springfield	T-12	77.9%	279,664	113,946	165,718	3,112	0	162,606
36.18	Property		1	U-Haul of Rainier Valley	T-12	93.3%	370,826	210,037	160,789	1,512	0	159,278
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	T-12	79.1%	1,044,549	410,851	633,698	6,489	0	627,208
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAV	95.1%	3,525,139	1,646,909	1,878,230	14,400	0	1,863,830
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAV	96.2%	714,888	132,276	582,613	1,758	3,100	577,755
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAV	97.0%	11,922,236	3,896,362	8,025,874	72,200	0	7,953,674
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAV	94.5%	2,116,884	592,035	1,524,849	16,000	0	1,508,849
42	Loan	16	1	Guardian Storage Bloomfield	T-12	100.0%	716,352	262,483	453,869	4,783	0	449,085
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAV	95.0%	4,068,846	1,634,374	2,434,472	46,500	0	2,387,972
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAV	97.0%	4,520,061	1,686,171	2,833,890	49,200	0	2,784,690
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAV	95.0%	2,560,374	1,107,659	1,452,715	24,700	0	1,428,015
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAV	95.0%	2,755,161	1,064,073	1,691,088	25,700	0	1,665,388
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAV	96.0%	2,660,228	1,206,166	1,454,062	26,250	0	1,427,812
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAV	95.0%	3,057,062	1,296,336	1,760,726	46,500	0	1,714,226
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAV	96.9%	2,777,748	776,349	2,001,399	9,350	0	1,992,049
50	Loan	16, 34	1	601 79 Owners Corp.	NAV	95.0%	3,115,688	1,302,823	1,812,865	46,000	0	1,766,865
51	Loan	16, 34	1	135 Willow Owners Corp.	NAV	93.0%	6,094,309	2,038,018	4,056,291	29,700	0	4,026,591
52	Loan	16, 34	1	451 West Owners Ltd.	NAV	95.0%	604,086	221,432	382,654	1,900	0	380,754
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAV	96.0%	1,411,450	454,660	956,790	9,250	0	947,540
54	Loan	16, 34	1	Willow House Owners Corp.	NAV	95.1%	1,911,726	679,848	1,231,878	17,900	0	1,213,978
55	Loan	16, 34	1	33 Greene Street Corp.	NAV	96.0%	2,741,619	495,739	2,245,880	9,000	0	2,236,880
56	Loan	16, 34	1	Madison House Owners Corp.	NAV	96.0%	1,450,380	503,774	946,606	14,750	0	931,856
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAV	97.0%	1,231,066	579,523	651,543	11,550	0	639,993
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAV	94.2%	2,207,182	562,336	1,644,846	5,800	0	1,639,046
59	Loan	16, 34	1	115 Payson Owners Corp.	NAV	95.0%	970,188	394,763	575,425	12,800	0	562,625
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAV	95.0%	1,269,414	340,959	928,455	5,100	0	923,355
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAV	95.0%	2,785,115	1,206,747	1,578,368	12,600	0	1,565,768
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAV	97.0%	1,182,624	380,350	802,274	7,000	0	795,274

A-1-20

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
					4, 10, 15	4, 10, 15	10	10	20	20
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	2.35	2.18	14.4%	13.4%	216,000,000	As Is with Escrows
2	Loan	26	1	Gilbert Gateway Towne Center	1.36	1.30	9.2%	8.8%	85,350,000	As Is
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	1.49	1.47	11.1%	11.0%	152,700,000	As Portfolio
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley					15,080,000	As Is
3.02	Property		1	U-Haul Moving & Storage of Pasadena					13,400,000	As Is
3.03	Property		1	U-Haul Moving & Storage of Hamden					14,100,000	As Is
3.04	Property		1	U-Haul Moving & Storage of Evansville					10,350,000	As Is
3.05	Property		1	U-Haul Moving & Storage at Janaf					9,260,000	As Is
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie					8,150,000	As Is
3.07	Property		1	U-Haul Moving & Storage of Gardena					14,440,000	As Is
3.08	Property		1	U-Haul Moving & Storage of Garden City					8,000,000	As Is
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave					5,300,000	As Is
3.10	Property		1	U-Haul Moving & Storage of Leominster					6,120,000	As Is
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza					4,780,000	As Is
3.12	Property		1	U-Haul Moving & Storage of Spartanburg					8,100,000	As Is
3.13	Property		1	U-Haul Moving & Storage of Norristown					4,900,000	As Is
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard					4,600,000	As Is
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave					3,810,000	As Is
3.16	Property		1	U-Haul Moving & Storage of Duluth					3,360,000	As Is
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway					3,200,000	As Is
3.18	Property		1	U-Haul Moving & Storage of Albuquerque					3,540,000	As Is
3.19	Property		1	U-Haul Moving & Storage at Burlingame					1,870,000	As Is
3.20	Property		1	U-Haul Moving & Storage at Southside					2,280,000	As Is
3.21	Property		1	U-Haul Moving & Storage of Center Main Street					1,600,000	As Is
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	1.93	1.84	12.3%	11.7%	235,000,000	As Is
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	3.47	3.35	19.2%	18.5%	126,000,000	As Is
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	2.33	2.18	15.3%	14.3%	208,000,000	As Is
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	2.15	2.04	12.9%	12.3%	137,300,000	As Is
7.01	Property		1	Stow Community Center					62,850,000	As Is
7.02	Property		1	Southmont Plaza					47,750,000	As Is
7.03	Property		1	East Hanover Plaza					26,700,000	As Is
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	1.66	1.66	9.9%	9.9%	191,200,000	As Is
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	2.18	2.16	13.4%	13.3%	55,805,000	As Is
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX					9,010,000	As Is
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA					8,300,000	As Is
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA					7,000,000	As Is
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA					4,750,000	As Is
9.05	Property		1	CVS Pharmacy - Charlotte, NC					5,000,000	As Is
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS					4,275,000	As Is
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA					6,330,000	As Is
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE					2,550,000	As Is
9.09	Property		1	Dollar General - Kent (Tallmadge), OH					2,310,000	As Is
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH					3,850,000	As Is
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI					2,430,000	As Is
10	Loan	25, 26, 28	1	67th and Camelback	1.46	1.38	9.6%	9.0%	31,000,000	As Is
11	Loan	18	1	Hanes Point	1.83	1.73	13.3%	12.6%	35,200,000	As Is
12	Loan		1	Pavilion Center	1.74	1.61	10.9%	10.1%	30,500,000	As Is
13	Loan	33	1	Mariners Pointe Apartments	1.23	1.21	9.2%	9.1%	30,600,000	As Is
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	1.45	1.44	10.2%	10.1%	31,150,000	As Is
15	Loan	32, 33	1	Island Plaza Shopping Center	1.37	1.31	9.5%	9.0%	28,600,000	As Is
16	Loan	12, 19, 30	1	PwC Pennant Building	1.83	1.68	16.0%	14.7%	32,500,000	As Is
17	Loan		1	HIX Clearwater	1.70	1.53	13.5%	12.1%	20,000,000	As Is
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	2.78	2.75	16.6%	16.4%	2,400,000,000	As Portfolio
18.01	Property		1	45 - 75 Sidney					501,300,000	As Is
18.02	Property		1	40 Landsdowne					378,100,000	As Is
18.03	Property		1	35 Landsdowne					356,900,000	As Is
18.04	Property		1	65 Landsdowne					358,400,000	As Is
18.05	Property		1	88 Sidney					224,900,000	As Is
18.06	Property		1	64 Sidney					183,700,000	As Is
18.07	Property		1	38 Sidney					170,600,000	As Is
18.08	Property		1	26 Landsdowne					156,400,000	As Is
19	Loan	12, 22, 26, 29, 32	1	Poe Building	4.57	4.06	27.1%	24.1%	49,600,000	As Is
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	1.41	1.41	10.0%	9.9%	20,000,000	As Is
21	Loan	33	1	Sunset Plaza	1.93	1.78	11.8%	10.9%	15,500,000	As Is
22	Loan	28, 33	1	The Commons	1.84	1.76	11.7%	11.3%	13,700,000	As Is
23	Loan		1	StorQuest Self Storage - Waipahu	2.22	2.22	12.8%	12.7%	20,800,000	As Is
24	Loan		1	Securlock Colony Self Storage	1.52	1.50	9.6%	9.5%	15,000,000	As Is
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	1.51	1.50	10.8%	10.7%	16,800,000	As Is
26	Loan		1	StorQuest Self Storage - Denver	1.67	1.66	10.2%	10.1%	14,175,000	As Is
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	1.69	1.58	10.5%	9.8%	105,200,000	As Is
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	1.44	1.43	10.1%	10.0%	13,220,000	As Is
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	1.37	1.36	10.0%	9.9%	12,800,000	As Is
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	1.65	1.62	12.0%	11.7%	229,700,000	As Is

A-1-21

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	1.55	1.54	11.0%	10.9%	13,900,000	As Is
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	1.41	1.40	10.2%	10.1%	11,400,000	As Is
33	Loan	16, 34	1	Imperial Owners Corp.	4.47	4.41	30.5%	30.1%	24,000,000	As Is
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	1.40	1.38	9.1%	9.0%	9,600,000	As Portfolio
34.01	Property		1	Mountain View					3,020,000	As Is
34.02	Property		1	Bassett MHP					2,150,000	As Is
34.03	Property		1	Peaceful Meadow					1,320,000	As Is
34.04	Property		1	Clear Creek					1,190,000	As Is
34.05	Property		1	Peaceful Hill					890,000	As Is
34.06	Property		1	Peaceful Pines					610,000	As Is
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	6.64	6.57	41.9%	41.4%	42,600,000	As Is
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	1.41	1.40	10.6%	10.5%	199,300,000	As Portfolio
36.01	Property		1	U-Haul at I-20 & 360					25,420,000	As Is
36.02	Property		1	U-Haul at North Sam Houston & Antoine					21,000,000	As Is
36.03	Property		1	U-Haul at Fall River at I-195					14,900,000	As Is
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington					12,900,000	As Is
36.05	Property		1	U-Haul of West Hartford					12,500,000	As Is
36.06	Property		1	U-Haul of Anchorage					11,140,000	As Is
36.07	Property		1	U-Haul of Southern Plaza					11,200,000	As Is
36.08	Property		1	U-Haul of Newark					9,580,000	As Is
36.09	Property		1	U-Haul Storage of Clackamas Town Center					8,740,000	As Is
36.10	Property		1	U-Haul of Levittown					8,000,000	As Is
36.11	Property		1	U-Haul of Eastland					8,850,000	As Is
36.12	Property		1	U-Haul of Lynwood					7,250,000	As Is
36.13	Property		1	U-Haul of New River					5,450,000	As Is
36.14	Property		1	U-Haul of Redwood City					8,210,000	Concluded Market Value
36.15	Property		1	U-Haul Storage Othello Station					10,440,000	As Is
36.16	Property		1	U-Haul of Verde Valley					3,350,000	As Is
36.17	Property		1	U-Haul of Springfield					2,870,000	As Is
36.18	Property		1	U-Haul of Rainier Valley					8,730,000	As Is
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	1.56	1.54	10.9%	10.8%	10,180,000	As Is
38	Loan	16, 34	1	150 West 87th Owners Corp.	6.39	6.34	34.1%	33.9%	64,000,000	As Is
39	Loan	12, 18, 27, 33	1	325 East 14th Street	1.91	1.89	11.7%	11.6%	10,100,000	As Is
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	21.86	21.67	160.9%	159.4%	129,000,000	As Is
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	5.20	5.15	31.8%	31.4%	30,100,000	As Is
42	Loan	16	1	Guardian Storage Bloomfield	1.53	1.51	9.6%	9.5%	8,000,000	As Is
43	Loan	16, 34	1	65 West 95th Owners Corp.	7.81	7.66	54.9%	53.8%	60,400,000	As Is
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	9.68	9.51	71.1%	69.8%	34,200,000	As Is
45	Loan	16, 34	1	Pelhamdale Manor Corp.	5.41	5.32	38.8%	38.2%	32,200,000	As Is
46	Loan	16, 34	1	Westbrook Tenants Corporation	7.03	6.93	47.0%	46.3%	24,300,000	As Is
47	Loan	16, 34	1	Kew Gardens Owners Corp.	6.67	6.55	43.4%	42.6%	25,800,000	As Is
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	8.40	8.18	55.1%	53.7%	38,000,000	As Is
49	Loan	16, 34	1	East 10th St. Owners Corp.	11.54	11.49	72.8%	72.4%	49,200,000	As Is
50	Loan	16, 34	1	601 79 Owners Corp.	9.25	9.02	67.2%	65.5%	40,400,000	As Is
51	Loan	16, 34	1	135 Willow Owners Corp.	21.00	20.85	153.5%	152.4%	97,100,000	As Is
52	Loan	16, 34	1	451 West Owners Ltd.	2.38	2.37	15.3%	15.2%	8,900,000	As Is
53	Loan	16, 34	1	Garden Hamilton, Inc.	5.13	5.08	38.4%	38.0%	18,900,000	As Is
54	Loan	16, 34	1	Willow House Owners Corp.	8.01	7.89	57.4%	56.5%	25,600,000	As Is
55	Loan	16, 34	1	33 Greene Street Corp.	16.64	16.57	119.6%	119.1%	48,800,000	As Is
56	Loan	16, 34	1	Madison House Owners Corp.	7.02	6.91	52.7%	51.9%	20,300,000	As Is
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	6.09	5.98	38.3%	37.6%	13,500,000	As Is
58	Loan	16, 34	1	Madison Square Apartments, Inc.	14.97	14.91	109.8%	109.4%	32,100,000	As Is
59	Loan	16, 34	1	115 Payson Owners Corp.	5.38	5.26	38.4%	37.6%	15,200,000	As Is
60	Loan	16, 34	1	West 12th Street Tenants Corp.	12.55	12.48	77.4%	76.9%	20,900,000	As Is
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	21.99	21.81	158.2%	156.9%	50,600,000	As Is
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	11.25	11.15	80.4%	79.7%	14,760,000	As Is

A-1-22

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						10, 20	10, 20	5, 12			25, 26, 27
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	11/4/2025	50.0%	50.0%	89.9%	2/5/2026	No	Industrious NYC LLC
2	Loan	26	1	Gilbert Gateway Towne Center	12/9/2025	70.3%	70.3%	96.9%	1/31/2026	No	Ross
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	9/25/2025	51.4%	39.5%	87.9%
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	8/28/2025			92.2%	8/31/2025	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	8/28/2025			81.1%	8/31/2025	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	8/20/2025			93.5%	8/31/2025	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	8/26/2025			90.5%	8/31/2025	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	8/27/2025			92.1%	8/31/2025	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	8/25/2025			89.7%	8/31/2025	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	8/28/2025			95.9%	8/31/2025	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	8/22/2025			91.5%	8/31/2025	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	8/25/2025			90.1%	8/31/2025	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	8/27/2025			86.7%	8/31/2025	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	8/26/2025			91.3%	8/31/2025	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	8/25/2025			72.9%	8/31/2025	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	8/28/2025			86.4%	8/31/2025	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	8/25/2025			87.6%	8/31/2025	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	8/25/2025			94.7%	8/31/2025	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	9/2/2025			95.2%	8/31/2025	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	8/22/2025			94.6%	8/31/2025	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	8/26/2025			76.6%	8/31/2025	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	8/28/2025			82.1%	8/31/2025	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	8/22/2025			91.0%	8/31/2025	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	8/29/2025			85.2%	8/31/2025	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	9/3/2025	53.2%	53.2%	96.3%	10/1/2025	No	Reflex Performance Resources
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	10/14/2025	36.5%	36.5%	100.0%	2/6/2026	Yes	National Institute of Health
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	12/16/2025	39.9%	39.9%	97.3%	12/31/2025	No	NYC Department of Education
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Various	59.7%	59.7%	97.6%
7.01	Property		1	Stow Community Center	8/13/2025			96.2%	10/6/2025	No	Giant Eagle
7.02	Property		1	Southmont Plaza	8/12/2025			99.0%	10/6/2025	No	Dicks Sporting Goods
7.03	Property		1	East Hanover Plaza	8/15/2025			100.0%	10/6/2025	No	Homesense
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	6/13/2025	54.9%	54.9%	94.2%	8/31/2025	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	Various	47.9%	47.9%	100.0%
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	12/4/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	12/8/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	12/8/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	12/4/2025			100.0%	3/1/2026	Yes	CVS Pharmacy
9.05	Property		1	CVS Pharmacy - Charlotte, NC	10/22/2025			100.0%	3/1/2026	Yes	CVS Pharmacy
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	11/19/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	12/6/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	11/18/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	10/16/2025			100.0%	3/1/2026	Yes	Dollar General
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	11/28/2025			100.0%	3/1/2026	Yes	Tractor Supply Co
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	10/16/2025			100.0%	3/1/2026	Yes	Dollar General
10	Loan	25, 26, 28	1	67th and Camelback	8/15/2025	66.1%	66.1%	95.3%	10/1/2025	No	Los Altos Ranch Market
11	Loan	18	1	Hanes Point	12/18/2025	56.7%	48.3%	100.0%	1/26/2026	No	Kohl's
12	Loan		1	Pavilion Center	10/27/2025	64.0%	64.0%	95.3%	9/30/2025	No	Altitude - Relaxed Intensity
13	Loan	33	1	Mariners Pointe Apartments	8/29/2025	60.2%	51.8%	100.0%	9/25/2025	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	10/22/2025	58.7%	51.8%	87.6%	11/19/2025	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	10/28/2025	59.4%	59.4%	98.2%	10/31/2025	No	Bealls Outlet Stores
16	Loan	12, 19, 30	1	PwC Pennant Building	7/31/2025	42.7%	28.3%	68.0%	2/16/2026	No	PwC US Group
17	Loan		1	HIX Clearwater	12/1/2025	67.4%	58.7%	74.3%	11/30/2025	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	3/5/2025	35.3%	35.3%	95.9%
18.01	Property		1	45 - 75 Sidney	3/5/2025			100.0%	4/1/2025	No	Blueprint Medicines
18.02	Property		1	40 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes	Takeda
18.03	Property		1	35 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes	Takeda
18.04	Property		1	65 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes	Brigham & Women's Hospital
18.05	Property		1	88 Sidney	3/5/2025			100.0%	4/1/2025	Yes	Agios Pharmaceuticals
18.06	Property		1	64 Sidney	3/5/2025			99.6%	4/1/2025	No	Vericel Corporation
18.07	Property		1	38 Sidney	3/5/2025			56.4%	4/1/2025	No	Blueprint Medicines
18.08	Property		1	26 Landsdowne	3/5/2025			100.0%	4/1/2025	No	Beam Therapeutics
19	Loan	12, 22, 26, 29, 32	1	Poe Building	11/21/2025	24.2%	24.2%	84.8%	2/10/2026	No	UCP of NYC Aka
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	10/20/2025	58.5%	51.6%	85.8%	11/19/2025	NAP	NAP
21	Loan	33	1	Sunset Plaza	9/26/2025	61.3%	61.3%	100.0%	8/1/2025	No	Ross
22	Loan	28, 33	1	The Commons	12/29/2025	69.0%	69.0%	95.5%	2/1/2026	No	Michaels
23	Loan		1	StorQuest Self Storage - Waipahu	1/5/2026	43.3%	43.3%	88.7%	11/30/2025	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	11/4/2025	59.3%	59.3%	93.4%	10/31/2025	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	11/17/2025	51.8%	45.8%	93.0%	12/29/2025	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	1/2/2026	60.7%	60.7%	83.6%	1/4/2026	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	11/19/2025	69.8%	69.8%	94.6%	1/14/2026	No	Best Buy
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	10/22/2025	60.9%	53.7%	88.4%	11/19/2025	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	11/20/2025	59.4%	52.7%	85.5%	12/29/2025	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	4/16/2024	58.8%	58.8%	70.7%	9/30/2025	No	Gibson Brands, Inc.

A-1-23

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	11/20/2025	50.4%	44.5%	87.4%	12/29/2025	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	11/20/2025	54.4%	48.2%	94.0%	12/29/2025	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	12/30/2025	25.8%	24.1%	95.0%	12/30/2025	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	5/6/2025	62.5%	62.5%	94.9%
34.01	Property		1	Mountain View	5/6/2025			92.0%	9/1/2025	NAP	NAP
34.02	Property		1	Bassett MHP	5/6/2025			100.0%	9/1/2025	NAP	NAP
34.03	Property		1	Peaceful Meadow	5/6/2025			88.5%	9/1/2025	NAP	NAP
34.04	Property		1	Clear Creek	5/6/2025			100.0%	9/1/2025	NAP	NAP
34.05	Property		1	Peaceful Hill	5/6/2025			100.0%	9/1/2025	NAP	NAP
34.06	Property		1	Peaceful Pines	5/6/2025			90.0%	9/1/2025	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	10/24/2025	14.1%	13.0%	95.8%	10/24/2025	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	9/23/2025	51.9%	39.8%	93.1%
36.01	Property		1	U-Haul at I-20 & 360	9/3/2025			95.2%	7/1/2025	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	9/2/2025			95.3%	7/1/2025	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	9/9/2025			95.5%	7/1/2025	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	9/11/2025			88.9%	7/1/2025	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	9/9/2025			95.9%	7/1/2025	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	9/3/2025			94.8%	7/1/2025	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	9/11/2025			92.5%	7/1/2025	NAP	NAP
36.08	Property		1	U-Haul of Newark	9/8/2025			97.5%	7/1/2025	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	9/10/2025			89.1%	7/1/2025	NAP	NAP
36.10	Property		1	U-Haul of Levittown	9/3/2025			83.4%	7/1/2025	NAP	NAP
36.11	Property		1	U-Haul of Eastland	9/8/2025			90.3%	7/1/2025	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	8/28/2025			92.0%	7/1/2025	NAP	NAP
36.13	Property		1	U-Haul of New River	9/10/2025			97.5%	7/1/2025	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	9/11/2025			94.1%	7/1/2025	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	9/4/2025			98.5%	7/1/2025	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	8/29/2025			100.0%	7/1/2025	NAP	NAP
36.17	Property		1	U-Haul of Springfield	9/10/2025			75.9%	7/1/2025	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	9/4/2025			91.9%	7/1/2025	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	10/22/2025	57.0%	50.2%	83.4%	11/19/2025	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	10/9/2025	8.6%	8.6%	95.1%	10/9/2025	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	10/28/2025	49.5%	49.5%	100.0%	10/1/2025	No	Corner14 Table LLC
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	11/6/2025	3.9%	3.3%	97.0%	11/6/2025	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	9/16/2025	15.9%	15.9%	94.5%	9/16/2025	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	11/14/2025	59.3%	59.3%	80.4%	10/31/2025	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	10/15/2025	7.3%	6.2%	95.0%	10/15/2025	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	10/1/2025	11.7%	10.0%	97.0%	10/1/2025	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	11/11/2025	11.6%	9.9%	95.0%	11/11/2025	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	11/20/2025	14.8%	13.8%	95.0%	11/20/2025	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	11/7/2025	13.0%	13.0%	96.0%	11/7/2025	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	11/5/2025	8.4%	7.8%	95.0%	11/5/2025	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	11/18/2025	5.6%	5.6%	96.9%	11/18/2025	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	12/2/2025	6.7%	5.7%	95.0%	12/2/2025	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	10/17/2025	2.7%	2.3%	93.0%	10/17/2025	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	10/15/2025	28.1%	28.1%	95.0%	10/15/2025	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	10/30/2025	13.2%	11.3%	96.0%	10/30/2025	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	11/19/2025	8.4%	7.1%	95.1%	11/19/2025	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	12/4/2025	3.8%	3.3%	96.0%	12/4/2025	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	10/29/2025	8.8%	7.6%	96.0%	10/29/2025	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	11/5/2025	12.6%	12.6%	97.0%	11/5/2025	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	6/13/2025	4.7%	4.0%	94.2%	6/13/2025	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	11/10/2025	9.8%	8.3%	95.0%	11/10/2025	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	1/15/2026	5.7%	5.7%	95.0%	1/15/2026	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	10/27/2025	2.0%	1.7%	95.0%	10/27/2025	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	10/31/2025	6.8%	5.7%	97.0%	10/31/2025	NAP	NAP

A-1-24

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					25, 26, 27	25, 26, 27	6, 25, 26, 27	25, 26, 27	25, 26, 27	25, 26, 27	6, 25, 26, 27
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	51,765	15.0%	9/30/2035	Rakuten USA, Inc.	34,510	10.0%	12/31/2027
2	Loan	26	1	Gilbert Gateway Towne Center	29,788	10.9%	1/31/2031	Mega Furniture	28,428	10.4%	5/31/2032
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	34,901	6.9%	11/30/2034	Betsy & Adam Ltd.	27,008	5.3%	10/31/2035
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	229,905	100.0%	12/31/2033	NAP	NAP	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	64,000	19.3%	6/30/2030	Buzzfeed, Inc	42,210	12.7%	4/30/2036
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio
7.01	Property		1	Stow Community Center	90,722	21.7%	1/31/2027	Kohl's	86,584	20.7%	2/2/2029
7.02	Property		1	Southmont Plaza	50,000	19.9%	1/31/2030	Best Buy	33,862	13.5%	1/31/2031
7.03	Property		1	East Hanover Plaza	25,024	25.5%	9/30/2027	HomeGoods Inc.	23,500	24.0%	10/31/2028
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	23,322	100.0%	12/31/2045	NAP	NAP	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	23,957	100.0%	12/31/2040	NAP	NAP	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	23,957	100.0%	12/31/2040	NAP	NAP	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	14,500	100.0%	1/31/2040	NAP	NAP	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	13,225	100.0%	1/31/2036	NAP	NAP	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	19,957	100.0%	12/31/2045	NAP	NAP	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	21,907	100.0%	12/31/2040	NAP	NAP	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	19,071	100.0%	12/31/2045	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	10,566	100.0%	9/30/2040	NAP	NAP	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	16,676	100.0%	12/31/2045	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	10,566	100.0%	10/31/2040	NAP	NAP	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	46,305	43.3%	9/30/2032	Dollar Tree	10,000	9.4%	1/31/2028
11	Loan	18	1	Hanes Point	86,584	36.4%	2/3/2029	Bob's Discount Furniture	37,340	15.7%	7/31/2035
12	Loan		1	Pavilion Center	24,049	17.6%	1/31/2032	North Park Produce - Four J's Family Food	17,848	13.0%	8/31/2032
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	25,600	36.3%	4/30/2028	CVS	10,080	14.3%	11/17/2029
16	Loan	12, 19, 30	1	PwC Pennant Building	44,770	31.4%	10/31/2029	Spark St. Louis	31,454	22.1%	5/31/2041
17	Loan		1	HIX Clearwater	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio
18.01	Property		1	45 - 75 Sidney	139,216	50.2%	11/30/2029	Takeda	78,655	28.4%	1/31/2032
18.02	Property		1	40 Landsdowne	214,638	100.0%	6/30/2030	NAP	NAP	NAP	NAP
18.03	Property		1	35 Landsdowne	202,423	100.0%	6/30/2030	NAP	NAP	NAP	NAP
18.04	Property		1	65 Landsdowne	122,410	100.0%	8/31/2026	NAP	NAP	NAP	NAP
18.05	Property		1	88 Sidney	146,034	100.0%	2/29/2028	NAP	NAP	NAP	NAP
18.06	Property		1	64 Sidney	57,159	45.2%	2/29/2032	Agios Pharmaceuticals	42,564	33.7%	2/29/2028
18.07	Property		1	38 Sidney	39,114	31.9%	11/30/2029	Agios Pharmaceuticals	12,995	10.6%	2/29/2028
18.08	Property		1	26 Landsdowne	38,203	37.1%	9/30/2028	Repertoire Immune Medicine	35,943	34.9%	9/30/2028
19	Loan	12, 22, 26, 29, 32	1	Poe Building	32,000	17.7%	2/28/2033	Poe Garages	25,000	13.8%	12/31/2030
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	33	1	Sunset Plaza	30,187	32.8%	1/31/2031	HomeGoods	20,614	22.4%	3/31/2033
22	Loan	28, 33	1	The Commons	23,661	29.7%	2/29/2032	Best Buy	23,484	29.5%	2/29/2032
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	30,000	7.4%	3/31/2028	Ross Dress for Less	29,912	7.3%	1/31/2029
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	57,357	13.9%	12/31/2032	Axial Healthcare, Inc	45,911	11.1%	6/30/2028

A-1-25

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio
34.01	Property		1	Mountain View	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.04	Property		1	Clear Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	1,700	54.8%	12/31/2035	Wellness Inc.	1,400	45.2%	8/31/2033
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
					25, 26, 27	25, 26, 27	25, 26, 27	6, 25, 26, 27	25, 26, 27	25, 26, 27
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	The Stellar Health Group, Inc.	33,224	9.6%	12/31/2030	Nayya Health Inc.	29,915
2	Loan	26	1	Gilbert Gateway Towne Center	Michaels	23,690	8.6%	3/31/2035	Petsmart	19,107
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	Studio Nazar	24,474	4.8%	5/31/2033	Cameron Industries, Inc.	24,473
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	MSQ Partners NA LLC	38,273	11.5%	7/31/2036	MF Services Delaware Inc.	31,270
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio
7.01	Property		1	Stow Community Center	Hobby Lobby	55,342	13.2%	10/31/2028	TJ Maxx	24,002
7.02	Property		1	Southmont Plaza	Ross Dress for Less	28,150	11.2%	1/31/2035	Barnes & Noble	24,627
7.03	Property		1	East Hanover Plaza	Sierra Trading Post	17,701	18.1%	9/30/2027	The Paper Store	11,424
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	Somos Dental & Orthodontics	6,548	6.1%	8/31/2033	Promesas Child Care	5,253
11	Loan	18	1	Hanes Point	Michaels Arts & Crafts	28,333	11.9%	2/28/2031	Shoe Carnival	12,000
12	Loan		1	Pavilion Center	Biolife Plasma Services	14,730	10.8%	9/30/2031	Skechers	10,400
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	Carvelli Restaurant Group	5,461	7.7%	12/31/2038	Island Surf, Inc.	3,837
16	Loan	12, 19, 30	1	PwC Pennant Building	Katie's Pizza & Pasta	9,860	6.9%	2/28/2033	ButcherJoseph & Co.	8,217
17	Loan		1	HIX Clearwater	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio
18.01	Property		1	45 - 75 Sidney	BioNTech	59,303	21.4%	3/22/2026	NAP	NAP
18.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP
18.06	Property		1	64 Sidney	Voyager Therapeutics	26,148	20.7%	11/30/2026	NAP	NAP
18.07	Property		1	38 Sidney	General Hospital Corp	11,054	9.0%	8/31/2026	Siena Construction	5,990
18.08	Property		1	26 Landsdowne	Fulcrum Therapeutics	28,731	27.9%	6/30/2028	NAP	NAP
19	Loan	12, 22, 26, 29, 32	1	Poe Building	Fedcap Rehabilitation Services, Inc.	24,546	13.6%	9/30/2028	Montefiore Medical Ctr.	15,500
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	33	1	Sunset Plaza	Petco	15,000	16.3%	1/31/2036	Five Below	9,820
22	Loan	28, 33	1	The Commons	Ulta Beauty	10,855	13.6%	2/29/2028	Sleepy's	5,000
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	Burlington Coat Factory	27,971	6.9%	2/28/2033	HomeSense	24,185
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	Gish, Sherwood & Friends, Inc.	28,363	6.9%	5/31/2026	Outback Presents	17,113

A-1-27

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio
34.01	Property		1	Mountain View	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	NAP	NAP	NAP	NAP	NAP
34.04	Property		1	Clear Creek	NAP	NAP	NAP	NAP	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	NAP	NAP	NAP	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
					25, 26, 27	6, 25, 26, 27	25, 26, 27	25, 26, 27	25, 26, 27	6, 25, 26, 27
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	8.6%	12/31/2029	Global Strategy Group LLC	21,974	6.3%	8/31/2032	12/19/2025
2	Loan	26	1	Gilbert Gateway Towne Center	7.0%	1/31/2031	Cost Plus	18,300	6.7%	1/31/2036	12/19/2025
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2025
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2025
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	9/19/2025
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	4.8%	6/30/2026	Jamari International LTD	24,472	4.8%	4/30/2029	9/8/2025
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP	NAP	NAP	NAP	NAP	10/17/2025
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	9.4%	2/28/2027	Trustpilot, Inc	30,737	9.3%	3/31/2030	1/14/2026
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio
7.01	Property		1	Stow Community Center	5.7%	3/31/2032	HomeGoods Inc.	23,500	5.6%	8/31/2032	7/14/2025
7.02	Property		1	Southmont Plaza	9.8%	1/31/2035	Michaels	22,029	8.8%	9/30/2029	7/14/2025
7.03	Property		1	East Hanover Plaza	11.7%	1/31/2036	Capital Craft	7,678	7.8%	3/31/2029	8/29/2025
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	6/19/2025
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2025
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2025
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	NAP	NAP	NAP	NAP	NAP	9/19/2025
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	NAP	NAP	NAP	NAP	NAP	10/31/2025
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	NAP	NAP	NAP	NAP	NAP	11/24/2025
10	Loan	25, 26, 28	1	67th and Camelback	4.9%	10/31/2030	McDonald's	4,125	3.9%	2/4/2029	9/2/2025
11	Loan	18	1	Hanes Point	5.0%	1/31/2029	Ulta Salon	11,838	5.0%	9/30/2029	12/19/2025
12	Loan		1	Pavilion Center	7.6%	8/31/2034	California Dreams	9,166	6.7%	7/31/2028	9/25/2025
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2025
15	Loan	32, 33	1	Island Plaza Shopping Center	5.4%	5/31/2029	Julie Vu	2,450	3.5%	11/30/2029	10/28/2025
16	Loan	12, 19, 30	1	PwC Pennant Building	5.8%	10/31/2029	Baseballism	1,450	1.0%	5/31/2030	8/31/2025
17	Loan		1	HIX Clearwater	NAP	NAP	NAP	NAP	NAP	NAP	12/11/2025
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio
18.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
18.07	Property		1	38 Sidney	4.9%	2/28/2029	NAP	NAP	NAP	NAP	4/2/2025
18.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025
19	Loan	12, 22, 26, 29, 32	1	Poe Building	8.6%	9/30/2031	Health Acquisition Corp dba Elara Caring	14,820	8.2%	9/30/2029	12/5/2025
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2025
21	Loan	33	1	Sunset Plaza	10.7%	1/31/2030	Bath & Body Works	7,000	7.6%	1/31/2034	9/29/2025
22	Loan	28, 33	1	The Commons	6.3%	5/31/2030	Carter's	4,835	6.1%	1/31/2034	12/31/2025
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	NAP	NAP	NAP	NAP	1/22/2026
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2025
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	NAP	NAP	NAP	NAP	11/26/2025
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	NAP	NAP	NAP	NAP	1/16/2026
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	5.9%	10/31/2033	PetSmart	19,938	4.9%	2/29/2028	11/11/2025
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	NAP	NAP	NAP	NAP	11/5/2025
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	NAP	NAP	NAP	NAP	11/26/2025
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	4.1%	2/28/2029	Revive Public Relations, LLC	17,074	4.1%	10/31/2028	4/16/2024

A-1-29

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	NAP	NAP	NAP	NAP	11/26/2025
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	NAP	NAP	NAP	NAP	11/26/2025
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	1/7/2026
34	Loan	11, 20	6	Windsor Prime MHC Portfolio
34.01	Property		1	Mountain View	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025
34.02	Property		1	Bassett MHP	NAP	NAP	NAP	NAP	NAP	NAP	5/14/2025
34.03	Property		1	Peaceful Meadow	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025
34.04	Property		1	Clear Creek	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025
34.05	Property		1	Peaceful Hill	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025
34.06	Property		1	Peaceful Pines	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	10/31/2025
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP	9/9/2025
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025, 9/12/2025
36.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP	9/8/2025
36.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	9/15/2025
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025
36.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025
36.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025
36.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025
36.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP	9/9/2025
36.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025
36.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025
36.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	NAP	NAP	NAP	NAP	11/5/2025
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2025
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2025
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2025
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	9/26/2025
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	NAP	NAP	NAP	NAP	11/18/2025
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2025
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	10/10/2025
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/19/2025
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2025
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/5/2025
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	NAP	NAP	NAP	NAP	11/13/2025
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/25/2025
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	12/9/2025
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	10/24/2025
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	10/21/2025
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2025
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/14/2025
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	12/2/2025
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/18/2025
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/6/2025
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	6/26/2025
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	11/17/2025
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	1/26/2026
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2025
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	11/11/2025

A-1-30

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
										24	24	24
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	12/18/2025	NAP	NAP	No	Fee	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	12/19/2025	NAP	NAP	No	Fee	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	9/24/2025	9/24/2025	14%	No	Fee	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	9/16/2025	NAP	NAP	No	Fee	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	9/27/2025	NAP	NAP	No	Fee	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	9/18/2025	10/6/2025	17%	No	Fee	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	9/20/2025	NAP	NAP	No	Fee	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	9/22/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	9/22/2025	NAP	NAP	No	Fee	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	9/24/2025	NAP	NAP	No	Fee	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	9/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	9/19/2025	NAP	NAP	Yes - A, AE	Fee	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	9/17/2025	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	9/19/2025	NAP	NAP	No	Fee	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	9/19/2025	NAP	NAP	No	Fee	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	9/8/2025	NAP	NAP	No	Fee	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	10/17/2025	NAP	NAP	No	Fee	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	1/14/2026	NAP	NAP	No	Fee	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio
7.01	Property		1	Stow Community Center	NAP	11/14/2025	NAP	NAP	No	Fee	NAP	NAP
7.02	Property		1	Southmont Plaza	NAP	11/14/2025	NAP	NAP	No	Fee	NAP	NAP
7.03	Property		1	East Hanover Plaza	NAP	11/14/2025	NAP	NAP	No	Fee	NAP	NAP
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	6/19/2025	NAP	NAP	No	Fee	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	7/29/2025	NAP	NAP	No	Fee	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	7/29/2025	NAP	NAP	No	Fee	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	7/30/2025	NAP	NAP	No	Fee	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	11/11/2025	11/12/2025	7%	No	Fee	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	10/20/2025	NAP	NAP	No	Fee	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	7/31/2025	NAP	NAP	No	Fee	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	9/19/2025	NAP	NAP	No	Fee	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	7/31/2025	NAP	NAP	No	Fee	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	10/31/2025	NAP	NAP	No	Fee	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	7/29/2025	NAP	NAP	No	Fee	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	11/24/2025	NAP	NAP	No	Fee	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	NAP	9/5/2025	NAP	NAP	No	Fee	NAP	NAP
11	Loan	18	1	Hanes Point	NAP	12/18/2025	NAP	NAP	No	Fee	NAP	NAP
12	Loan		1	Pavilion Center	NAP	9/25/2025	9/25/2025	10%	No	Fee	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	11/3/2025	11/3/2025	16%	Yes - AH	Fee	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	10/28/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	8/25/2025	NAP	NAP	No	Fee	NAP	NAP
17	Loan		1	HIX Clearwater	NAP	12/11/2025	NAP	NAP	No	Fee	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio
18.01	Property		1	45 - 75 Sidney	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.02	Property		1	40 Landsdowne	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.03	Property		1	35 Landsdowne	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.04	Property		1	65 Landsdowne	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.05	Property		1	88 Sidney	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.06	Property		1	64 Sidney	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.07	Property		1	38 Sidney	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
18.08	Property		1	26 Landsdowne	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	12/5/2025	NAP	NAP	No	Fee	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	11/3/2025	11/6/2025	8%	No	Fee	NAP	NAP
21	Loan	33	1	Sunset Plaza	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
22	Loan	28, 33	1	The Commons	NAP	1/6/2026	NAP	NAP	No	Fee	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	1/22/2026	NAP	NAP	No	Fee	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	11/10/2025	NAP	NAP	No	Fee	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	11/26/2025	11/26/2025	11%	No	Fee	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	1/16/2026	NAP	NAP	No	Fee	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	11/5/2025	11/5/2025	6%	No	Fee	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	11/26/2025	11/26/2025	6%	No	Fee	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	4/17/2024	NAP	NAP	No	Fee	NAP	NAP

A-1-31

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	11/26/2025	11/27/2025	8%	No	Fee	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	11/26/2025	11/26/2025	6%	No	Fee	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	1/8/2026	NAP	NAP	No	Fee	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio
34.01	Property		1	Mountain View	NAP	5/14/2025	NAP	NAP	No	Fee	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	5/15/2025	NAP	NAP	No	Fee	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	5/15/2025	NAP	NAP	No	Fee	NAP	NAP
34.04	Property		1	Clear Creek	NAP	5/14/2025	NAP	NAP	No	Fee	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	5/15/2025	NAP	NAP	No	Fee	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	5/15/2025	NAP	NAP	No	Fee	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	11/10/2025	NAP	NAP	No	Fee	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio
36.01	Property		1	U-Haul at I-20 & 360	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	9/12/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	9/12/2025	10/6/2025	12%	No	Fee	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	9/11/2025	NAP	NAP	No	Fee	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	9/9/2025	10/6/2025	11%	No	Fee	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	9/12/2025	11/24/2025	28%	No	Fee	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	9/16/2025	10/24/2025	19%	No	Fee	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	9/16/2025	10/6/2025	16%	No	Fee	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	9/12/2025	9/12/2025	18%	No	Fee	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	11/5/2025	11/5/2025	8%	No	Fee	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	10/20/2025	NAP	NAP	No	Fee	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	12/24/2025	NAP	NAP	No	Fee	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	11/13/2025	NAP	NAP	No	Fee	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	10/6/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	NAP	11/18/2025	NAP	NAP	No	Fee	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	11/13/2025	NAP	NAP	No	Fee	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	10/15/2025	NAP	NAP	No	Fee	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	11/24/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	11/10/2025	NAP	NAP	No	Fee	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	11/6/2025	NAP	NAP	No	Fee	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	11/17/2025	NAP	NAP	No	Fee	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	12/1/2025	NAP	NAP	No	Fee	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	12/10/2025	NAP	NAP	No	Fee	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	10/31/2025	NAP	NAP	No	Fee	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	10/27/2025	NAP	NAP	No	Fee	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	11/17/2025	NAP	NAP	No	Fee	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	11/17/2025	NAP	NAP	No	Fee	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	12/4/2025	NAP	NAP	No	Fee	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	11/24/2025	NAP	NAP	No	Fee	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	11/17/2025	NAP	NAP	No	Fee	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	6/30/2025	NAP	NAP	No	Fee	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	11/18/2025	NAP	NAP	No	Fee	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	1/23/2026	NAP	NAP	No	Fee	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	11/10/2025	NAP	NAP	No	Fee	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	11/17/2025	NAP	NAP	No	Fee	NAP	NAP

A-1-32

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
					24	24
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	NAP	1,972,553	442,000	0	Springing	0
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	NAP	0	44,306	14,613	7,307	0
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio			650,670	Springing	0	Springing	0
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	NAP	2,567,313	513,463	0	Springing	0
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP	0	Springing	0	Springing	0
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	NAP	854,048	427,024	0	Springing	0
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio			722,894	180,723	0	Springing	0
7.01	Property		1	Stow Community Center	NAP	NAP
7.02	Property		1	Southmont Plaza	NAP	NAP
7.03	Property		1	East Hanover Plaza	NAP	NAP
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	85,637	14,273	0	Springing	0
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74			1,080	270	0	Springing	228,157
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	NAP	NAP	10,191	10,191	0	Springing	0
11	Loan	18	1	Hanes Point	NAP	NAP	67,424	22,475	0	Springing	0
12	Loan		1	Pavilion Center	NAP	NAP	79,150	26,383	0	Springing	0
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	213,338	18,311	0	Springing	0
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	0	Springing	0	Springing	0
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	NAP	51,372	17,124	49,522	24,761	0
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	NAP	594,468	54,043	0	Springing	0
17	Loan		1	HIX Clearwater	NAP	NAP	0	11,819	0	Springing	0
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio			0	Springing	0	Springing	0
18.01	Property		1	45 - 75 Sidney	0	No
18.02	Property		1	40 Landsdowne	0	No
18.03	Property		1	35 Landsdowne	0	No
18.04	Property		1	65 Landsdowne	0	No
18.05	Property		1	88 Sidney	0	No
18.06	Property		1	64 Sidney	0	No
18.07	Property		1	38 Sidney	0	No
18.08	Property		1	26 Landsdowne	0	No
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	NAP	255,633	85,211	81,239	40,665	0
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	0	Springing	0	Springing	0
21	Loan	33	1	Sunset Plaza	NAP	NAP	72,077	27,722	19,891	6,630	0
22	Loan	28, 33	1	The Commons	NAP	NAP	46,098	15,366	0	Springing	200,000
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	0	4,454	0	Springing	0
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	54,821	18,274	16,723	2,787	0
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	0	Springing	0	Springing	0
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	42,810	21,405	0	Springing	0
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	NAP	194,000	64,667	0	Springing	0
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	0	Springing	0	Springing	0
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	0	Springing	0	Springing	0
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	NAP	355,264	88,816	0	Springing	0

A-1-33

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	0	Springing	0	Springing	0
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	0	Springing	0	Springing	0
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
34	Loan	11, 20	6	Windsor Prime MHC Portfolio			64,715	5,883	0	0	0
34.01	Property		1	Mountain View	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	NAP
34.04	Property		1	Clear Creek	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	120,882	30,219	0	Springing	0
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio			0	Springing	0	Springing	0
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	0	Springing	0	Springing	0
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	23,439	7,813	7,892	658	0
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	134,188	67,094	0	Springing	0
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	17,592	0	0	Springing	0
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	56,750	56,750	0	Springing	0
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	77,561	30,790	0	Springing	0
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	118,768	23,865	0	Springing	0
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	87,185	26,953	0	Springing	0
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	59,408	29,704	41,456	7,860	0
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	130,637	38,500	0	Springing	0
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	116,250	38,750	0	Springing	0
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	56,903	56,903	0	Springing	0
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	0	Springing	0	Springing	0
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	0	Springing	0	Springing	0
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	0	Springing	0	Springing	0
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	77,117	25,706	0	Springing	0
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	0	Springing	0	Springing	0
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	41,250	13,750	0	Springing	0
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	0	Springing	0	Springing	0
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	33,000	16,500	0	Springing	0

A-1-34

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	7,213	0	3,000,000	86,554	0	0	0
2	Loan	26	1	Gilbert Gateway Towne Center	5,875	211,497	500,000	Springing	500,000	0	0
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	Springing	0	0	0	0	0	0
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	8,481	0	0	53,007	0	0	0
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	Springing	0	0	Springing	0	0	0
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	5,529	0	0	41,667	0	0	0
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	9,594	0	0	31,981	1,500,000	0	0
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	1,401	0	0	0	0	0	0
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	Springing	0	500,000	Springing	0	0	0
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	1,782	42,760	0	7,127	225,000	0	0
11	Loan	18	1	Hanes Point	3,965	0	0	29,740	0	0	0
12	Loan		1	Pavilion Center	2,508	90,283	0	8,550	512,970	0	0
13	Loan	33	1	Mariners Pointe Apartments	2,417	0	0	0	0	0	0
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	Springing	0	0	0	0	0	0
15	Loan	32, 33	1	Island Plaza Shopping Center	1,819	0	0	5,875	70,503	0	0
16	Loan	12, 19, 30	1	PwC Pennant Building	2,377	0	0	11,885	750,000	0	0
17	Loan		1	HIX Clearwater	15,757	0	0	0	0	0	0
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	0	0	0	Springing	1,314,481	0	0
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	15,086	0	0	15,086	0	0	0
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	Springing	0	0	0	0	0	0
21	Loan	33	1	Sunset Plaza	1,150	41,391	0	5,749	206,955	0	0
22	Loan	28, 33	1	The Commons	656	0	0	5,417	200,000	0	0
23	Loan		1	StorQuest Self Storage - Waipahu	313	0	0	0	0	0	0
24	Loan		1	Securlock Colony Self Storage	922	33,183	0	0	0	0	0
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	Springing	0	0	0	0	0	0
26	Loan		1	StorQuest Self Storage - Denver	604	0	0	0	0	0	0
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	3,394	0	1,400,000	Springing	1,400,000	0	0
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	Springing	0	0	0	0	0	0
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	Springing	0	0	0	0	0	0
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	8,557	205,370	10,000,000	83,333	0	0	0

A-1-35

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	Springing	0	0	0	0	0	0
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	Springing	0	0	0	0	0	0
33	Loan	16, 34	1	Imperial Owners Corp.	0	0	0	0	0	0	0
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	650	0	0	0	0	0	0
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	0	0	0	0	0	0	0
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	Springing	55,014	0	0	0	0	0
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	Springing	0	0	0	0	0	0
38	Loan	16, 34	1	150 West 87th Owners Corp.	0	0	0	0	0	0	0
39	Loan	12, 18, 27, 33	1	325 East 14th Street	101	0	0	0	0	0	0
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	0	0	0	0	0
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	0	0	0	0	0	0	0
42	Loan	16	1	Guardian Storage Bloomfield	399	0	0	0	0	0	0
43	Loan	16, 34	1	65 West 95th Owners Corp.	0	0	0	0	0	0	0
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	0	0	0	0	0	0	0
45	Loan	16, 34	1	Pelhamdale Manor Corp.	0	0	0	0	0	0	0
46	Loan	16, 34	1	Westbrook Tenants Corporation	0	0	0	0	0	0	0
47	Loan	16, 34	1	Kew Gardens Owners Corp.	0	0	0	0	0	0	0
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	0	0	0	0	0	0	0
49	Loan	16, 34	1	East 10th St. Owners Corp.	0	0	0	0	0	0	0
50	Loan	16, 34	1	601 79 Owners Corp.	0	0	0	0	0	0	0
51	Loan	16, 34	1	135 Willow Owners Corp.	0	0	0	0	0	0	0
52	Loan	16, 34	1	451 West Owners Ltd.	0	0	0	0	0	0	0
53	Loan	16, 34	1	Garden Hamilton, Inc.	0	0	0	0	0	0	0
54	Loan	16, 34	1	Willow House Owners Corp.	0	0	0	0	0	0	0
55	Loan	16, 34	1	33 Greene Street Corp.	0	0	0	0	0	0	0
56	Loan	16, 34	1	Madison House Owners Corp.	0	0	0	0	0	0	0
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	0	0	0	0	0	0	0
58	Loan	16, 34	1	Madison Square Apartments, Inc.	0	0	0	0	0	0	0
59	Loan	16, 34	1	115 Payson Owners Corp.	0	0	0	0	0	0	0
60	Loan	16, 34	1	West 12th Street Tenants Corp.	0	0	0	0	0	0	0
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	0	0	0	0	0	0	0
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	0	0	0	0	0	0	0

A-1-36

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	0	0	1,934,349	0	Specified Rollover Reserve ($1,019,108), Rent Replication Reserve ($915,241)
2	Loan	26	1	Gilbert Gateway Towne Center	0	261,386	0	Springing	Lease Termination Reserve, Ross Holdback Reserve
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	0	0	0	0	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	0	0	2,668,436	0	Free Rent Reserve ($2,026,411), Unfunded Obligations Reserve ($642,025)
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	0	0	2,861,832	0	NIH Reserve
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	0	0	2,863,694	0	Free Rent Reserve ($2,746,643.92), Unfunded Obligations Reserve ($117,050)
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	0	0	1,068,632	Springing	Unfunded Obligations Reserve (Upfront: $829,382), Stormwater Reserve (Upfront: $239,250), Condominium Assessments Reserve (Monthly: Springing)
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	0	0	0	0	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	0	2,156	0	0	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	0	12,938	0	0	NAP
11	Loan	18	1	Hanes Point	0	0	99,935	0	Kid to Kid Outstanding TIA ($59,250), Kid to Kid Outstanding Free Rent ($15,800), Kid to Kid Outstanding LC ($24,885)
12	Loan		1	Pavilion Center	0	4,375	0	0	NAP
13	Loan	33	1	Mariners Pointe Apartments	0	0	25,000	0	Static Insurance Reserve
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	0	0	0	0	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	0	0	0	Springing	ST Rollover Reserve
16	Loan	12, 19, 30	1	PwC Pennant Building	0	0	0	0	NAP
17	Loan		1	HIX Clearwater	0	4,250	187,515	0	EIDL Loan Reserve
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	0	0	1,869,382	Springing	Initial Unfunded Obligations Reserve (Upfront: $1,869,382), Ground Rent Reserve (Monthly: Springing), Takeda Reserve (Monthly: Springing)
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	0	286,063	43,907	0	Rent Replication Reserve
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	0	0	0	0	NAP
21	Loan	33	1	Sunset Plaza	0	210,930	150,000	0	Rollover Reserve (Petco)
22	Loan	28, 33	1	The Commons	0	0	239,023	0	Unfunded Obligations Reserve
23	Loan		1	StorQuest Self Storage - Waipahu	0	1,725	0	0	NAP
24	Loan		1	Securlock Colony Self Storage	0	0	0	0	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	0	0	0	0	NAP
26	Loan		1	StorQuest Self Storage - Denver	0	0	0	0	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	0	1,846,020	303,096	Springing	Outstanding TI/LC Reserve (Upfront: $303,096), Sketchers Rent Reserve (Monthly: Springing)
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	0	0	0	0	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	0	0	0	0	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	0	160,050	3,138,645	Springing	Existing TI/LC Reserve Funds (Upfront: $2,115,256.38); Rent Concession Reserve Funds (Upfront: $1,023,389.00); Low DSCR Trigger Event Reserve (Monthly: Springing)

A-1-37

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	0	0	0	0	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	0	0	0	0	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	0	0	0	0	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	0	59,550	0	0	NAP
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	0	0	0	0	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	0	0	0	0	NAP
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	0	0	0	0	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	0	0	0	0	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	0	0	35,000	0	Free Rent Reserve
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	1,230,000	0	Collateral Security Agreement For Capital Improvements ($1,000,000) and Collateral Security Agreement Re: Maintenance Arrears ($230,000)
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	0	0	0	0	NAP
42	Loan	16	1	Guardian Storage Bloomfield	0	0	0	0	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	0	0	0	0	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	0	0	410,000	0	Collateral Security Agreement For Capital Improvements ($250,000) and Collateral Security Agreement For Litigation ($160,000)
45	Loan	16, 34	1	Pelhamdale Manor Corp.	0	0	0	0	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	0	0	328,750	0	Collateral Security Agreement For Capital Improvements
47	Loan	16, 34	1	Kew Gardens Owners Corp.	0	0	97,500	0	Collateral Security Agreement Re: Maintenance Arrears ($85,000) and Collateral Security Agreement For Capital Improvements ($12,500)
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	0	0	0	0	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	0	0	0	0	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	0	0	108,000	0	Collateral Security Agreement Re: Maintenance Arrears
51	Loan	16, 34	1	135 Willow Owners Corp.	0	0	0	0	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	0	0	75,000	0	Collateral Security Agreement For Capital Improvements
53	Loan	16, 34	1	Garden Hamilton, Inc.	0	0	0	0	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	0	0	0	0	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	0	0	0	0	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	0	0	9,750	0	Collateral Security Agreement For Capital Improvements
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	0	0	260,000	0	Collateral Security Agreement For Capital Improvements ($200,000) and Negative Carry Collateral Security Agreement ($60,000)
58	Loan	16, 34	1	Madison Square Apartments, Inc.	0	0	0	0	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	0	0	0	0	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	0	0	0	0	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	0	0	0	0	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	0	0	0	0	NAP

A-1-38

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
								16	17
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	0	0	NAP	Hard	Springing	Yes	No
2	Loan	26	1	Gilbert Gateway Towne Center	0	0	NAP	Hard	Springing	Yes	Yes
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	0	0	NAP	Soft	Springing	Yes	No
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	0	0	NAP	Hard	Springing	Yes	No
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	0	0	NAP	Hard	Springing	Yes	Yes
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	0	0	NAP	Springing	Springing	Yes	Yes
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	0	0	NAP	Hard	Springing	Yes	Yes
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	0	0	NAP	Springing	Springing	Yes	No
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	0	0	NAP	Hard	Springing	Yes	No
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	0	0	NAP	Springing	Springing	Yes	Yes
11	Loan	18	1	Hanes Point	0	0	NAP	Springing	Springing	Yes	Yes
12	Loan		1	Pavilion Center	0	0	NAP	Hard	Springing	Yes	No
13	Loan	33	1	Mariners Pointe Apartments	0	0	NAP	Springing	Springing	Yes	No
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	0	0	NAP	None	None	No	No
15	Loan	32, 33	1	Island Plaza Shopping Center	0	0	NAP	Springing	Springing	Yes	Yes
16	Loan	12, 19, 30	1	PwC Pennant Building	0	0	NAP	Springing	Springing	Yes	Yes
17	Loan		1	HIX Clearwater	0	0	NAP	Springing	Springing	No	No
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	0	0	NAP	Hard	Springing	Yes	Yes
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	0	0	NAP	Hard	Springing	Yes	No
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	0	0	NAP	None	None	No	No
21	Loan	33	1	Sunset Plaza	0	0	NAP	Springing	Springing	Yes	Yes
22	Loan	28, 33	1	The Commons	0	0	NAP	Springing	Springing	Yes	No
23	Loan		1	StorQuest Self Storage - Waipahu	0	0	NAP	Springing	Springing	Yes	No
24	Loan		1	Securlock Colony Self Storage	0	0	NAP	Springing	Springing	Yes	No
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	0	0	NAP	None	None	No	No
26	Loan		1	StorQuest Self Storage - Denver	0	0	NAP	Springing	Springing	Yes	No
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	0	0	NAP	Hard	Springing	Yes	No
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	0	0	NAP	None	None	No	No
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	0	0	NAP	None	None	No	No
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	0	0	NAP	Hard	In Place	Yes	Yes

A-1-39

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	0	0	NAP	None	None	No	No
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	0	0	NAP	None	None	No	No
33	Loan	16, 34	1	Imperial Owners Corp.	0	0	NAP	None	None	No	No
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	0	0	NAP	Springing	Springing	Yes	No
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	0	0	NAP	None	None	No	No
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	0	0	NAP	Soft	Springing	Yes	No
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	0	0	NAP	None	None	No	No
38	Loan	16, 34	1	150 West 87th Owners Corp.	0	0	NAP	None	None	No	No
39	Loan	12, 18, 27, 33	1	325 East 14th Street	0	0	NAP	Springing	Springing	Yes	No
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	NAP	None	None	No	No
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	0	0	NAP	None	None	No	No
42	Loan	16	1	Guardian Storage Bloomfield	0	0	NAP	None	None	No	No
43	Loan	16, 34	1	65 West 95th Owners Corp.	0	0	NAP	None	None	No	No
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	0	0	NAP	None	None	No	No
45	Loan	16, 34	1	Pelhamdale Manor Corp.	0	0	NAP	None	None	No	No
46	Loan	16, 34	1	Westbrook Tenants Corporation	0	0	NAP	None	None	No	No
47	Loan	16, 34	1	Kew Gardens Owners Corp.	0	0	NAP	None	None	No	No
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	0	0	NAP	None	None	No	No
49	Loan	16, 34	1	East 10th St. Owners Corp.	0	0	NAP	None	None	No	No
50	Loan	16, 34	1	601 79 Owners Corp.	0	0	NAP	None	None	No	No
51	Loan	16, 34	1	135 Willow Owners Corp.	0	0	NAP	None	None	No	No
52	Loan	16, 34	1	451 West Owners Ltd.	0	0	NAP	None	None	No	No
53	Loan	16, 34	1	Garden Hamilton, Inc.	0	0	NAP	None	None	No	No
54	Loan	16, 34	1	Willow House Owners Corp.	0	0	NAP	None	None	No	No
55	Loan	16, 34	1	33 Greene Street Corp.	0	0	NAP	None	None	No	No
56	Loan	16, 34	1	Madison House Owners Corp.	0	0	NAP	None	None	No	No
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	0	0	NAP	None	None	No	No
58	Loan	16, 34	1	Madison Square Apartments, Inc.	0	0	NAP	None	None	No	No
59	Loan	16, 34	1	115 Payson Owners Corp.	0	0	NAP	None	None	No	No
60	Loan	16, 34	1	West 12th Street Tenants Corp.	0	0	NAP	None	None	No	No
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	0	0	NAP	None	None	No	No
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	0	0	NAP	None	None	No	No

A-1-40

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	Yes	Yes	70,000,000	38,000,000	194,404.75	552,518.75	NAP	NAP	108,000,000
2	Loan	26	1	Gilbert Gateway Towne Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	Yes	Yes	38,702,733	39,752,191	247,549.68	488,564.05	NAP	NAP	78,454,924
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	Yes	No	35,000,000	90,000,000	477,541.66	663,252.31	NAP	NAP	125,000,000
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	Yes	Yes	30,000,000	16,000,000	73,662.41	211,779.42	NAP	NAP	46,000,000
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	Yes	No	30,000,000	53,000,000	289,279.39	453,022.45	NAP	NAP	83,000,000
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Yes	No	30,000,000	51,900,000	260,911.63	411,727.60	NAP	NAP	81,900,000
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	Yes	No	28,000,000	77,000,000	383,581.21	523,065.28	NAP	NAP	105,000,000
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	18	1	Hanes Point	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Pavilion Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	HIX Clearwater	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	Yes	No	13,000,000	834,000,000	4,152,399.03	4,217,124.67	478,000,000	6.90861305439331%	1,325,000,000
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	33	1	Sunset Plaza	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	28, 33	1	The Commons	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	Yes	No	8,400,000	65,000,000	335,005.78	378,298.84	NAP	NAP	73,400,000
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	Yes	No	7,500,000	127,500,000	770,777.35	816,117.19	NAP	NAP	135,000,000

A-1-41

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	6,694,944
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	Yes	No	5,962,829	97,392,868	606,496.72	643,629.17	NAP	NAP	103,355,697
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	6,000,000
39	Loan	12, 18, 27, 33	1	325 East 14th Street	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	No	NAP	NAP	NAP	NAP	NAP	372,000	Greater of (A) 5.00% or (B) Prime Rate+0.25%	5,489,523
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	5,300,000
42	Loan	16	1	Guardian Storage Bloomfield	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	200,000	Greater of (A) 5.00% or (B) Prime Rate	4,936,007
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	4,488,368
45	Loan	16, 34	1	Pelhamdale Manor Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 4.95% or (B) Prime Rate+0.25%	4,241,841
46	Loan	16, 34	1	Westbrook Tenants Corporation	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	4,095,858
47	Loan	16, 34	1	Kew Gardens Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	285,000	Greater of (A) 5.00% or (B) Prime Rate	3,850,000
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	3,695,085
49	Loan	16, 34	1	East 10th St. Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	3,250,000
50	Loan	16, 34	1	601 79 Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	2,996,441
51	Loan	16, 34	1	135 Willow Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate+0.25%	3,142,234
52	Loan	16, 34	1	451 West Owners Ltd.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	2,750,000
53	Loan	16, 34	1	Garden Hamilton, Inc.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	2,992,991
54	Loan	16, 34	1	Willow House Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	2,397,128
55	Loan	16, 34	1	33 Greene Street Corp.	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate+0.25%	1,998,040
59	Loan	16, 34	1	115 Payson Owners Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	1,996,710
60	Loan	16, 34	1	West 12th Street Tenants Corp.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 4.95% or (B) Prime Rate+0.25%	1,350,000
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate+0.25%	1,197,831
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	No	NAP	NAP	NAP	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	1,497,810

A-1-42

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
							4
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	552,518.75	50.0%	2.18	14.4%	NAP	NAP	NAP	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	488,564.05	51.4%	1.47	11.1%	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	663,252.31	53.2%	1.84	12.3%	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	211,779.42	36.5%	3.35	19.2%	NAP	NAP	NAP	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	453,022.45	39.9%	2.18	15.3%	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	411,727.60	59.7%	2.04	12.9%	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	523,065.28	54.9%	1.66	9.9%	NAP	NAP	NAP	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	18	1	Hanes Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Pavilion Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	HIX Clearwater	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	7,007,276.80	55.2%	1.66	10.6%	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	33	1	Sunset Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	28, 33	1	The Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	378,298.84	69.8%	1.58	10.5%	NAP	NAP	NAP	NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	816,117.19	58.8%	1.62	12.0%	NAP	NAP	NAP	NAP	NAP

A-1-43

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	38,095.13	27.9%	4.08	28.3%	NAP	NAP	NAP	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	643,629.17	51.9%	1.40	10.6%	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	27,341.20	9.4%	5.68	31.3%	NAP	NAP	NAP	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	33,548.19	4.3%	19.76	146.2%	NAP	NAP	NAP	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	27,266.00	17.6%	4.61	28.8%	NAP	NAP	NAP	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	28,820.55	8.2%	6.90	49.3%	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	27,246.59	13.1%	8.52	63.1%	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	25,343.98	13.2%	4.70	34.2%	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	22,885.57	16.9%	6.06	41.3%	NAP	NAP	NAP	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	21,022.98	14.9%	5.66	37.8%	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	20,324.74	9.7%	7.03	47.7%	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	17,303.70	6.6%	9.59	61.6%	NAP	NAP	NAP	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	18,037.94	7.4%	8.16	60.5%	NAP	NAP	NAP	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	19,050.29	3.2%	17.61	129.1%	NAP	NAP	NAP	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	14,838.69	30.9%	2.14	13.9%	NAP	NAP	NAP	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	18,407.45	15.8%	4.29	32.0%	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	14,247.08	9.4%	7.10	51.4%	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	12,115.03	6.2%	11.27	82.3%	NAP	NAP	NAP	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	11,758.21	13.1%	3.99	28.8%	NAP	NAP	NAP	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	7,051.59	6.5%	10.91	68.8%	NAP	NAP	NAP	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	7,165.52	2.4%	18.21	131.8%	NAP	NAP	NAP	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	8,795.73	10.1%	7.53	53.6%	NAP	NAP	NAP	NAP	NAP

A-1-44

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
					4
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	NAP	No	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	NAP	No	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	NAP	NAP	No	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	NAP	No	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP	No	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	NAP	No	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	NAP	NAP	No	NAP
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	No	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAP	NAP	No	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	NAP	NAP	No	NAP
11	Loan	18	1	Hanes Point	NAP	NAP	No	NAP
12	Loan		1	Pavilion Center	NAP	NAP	No	NAP
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	No	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	No	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	NAP	No	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	NAP	No	NAP
17	Loan		1	HIX Clearwater	NAP	NAP	No	NAP
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	NAP	NAP	Yes	Mezzanine (Max Combined LTV of 65%; Min Combined DSCR of 1.63x; Intercreditor Agreement is required)
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	NAP	No	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	No	NAP
21	Loan	33	1	Sunset Plaza	NAP	NAP	No	NAP
22	Loan	28, 33	1	The Commons	NAP	NAP	No	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	No	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	No	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	No	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	No	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	NAP	No	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	No	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	No	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	NAP	Yes	Mezzanine debt is permitted provided, among other things: (i) aggregate LTV doesn't exceed 65.0%; (ii) aggregate debt yield is not less than 9.5%; and (iii) aggregate DSCR is not less than 1.35x

A-1-45

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	No	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	No	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$400,000
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	NAP	NAP	No	NAP
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	NAP	NAP	No	NAP
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	No	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	No	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	No	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$400,000
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$400,000
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$150,000
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$100,000
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$100,000
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$200,000
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000

A-1-46

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh
2	Loan	26	1	Gilbert Gateway Towne Center	Mark Irgang and Jason Sakow
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	U-Haul Holding Company
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	Samuel W. Rosenblatt and MSGT LLC
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	TechCore, LLC
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	Amish Patel, Jed Walentas and Walentas Trust 3
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	UOVO Holdings LLC
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	Michael A. Provenzano III and Jeffrey P. Branch
11	Loan	18	1	Hanes Point	Zanesville "Country Fair" Shopping Center, Inc. and Casto Family Funding LLC
12	Loan		1	Pavilion Center	Claus Dieckell
13	Loan	33	1	Mariners Pointe Apartments	Youssef Berrada
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	Michael B. Eisler
15	Loan	32, 33	1	Island Plaza Shopping Center	Adamo Serravalle, Francesco Serravalle and Luigi Carvelli
16	Loan	12, 19, 30	1	PwC Pennant Building	The Cordish Family I, LLC
17	Loan		1	HIX Clearwater	Subhash Patel and Vijay Patel
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	BioMed Realty, L.P.
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	William Schur
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	Michael B. Eisler
21	Loan	33	1	Sunset Plaza	Jose Chacalo Hilu and Elias Husni Hanono
22	Loan	28, 33	1	The Commons	Stanley Werb and Jonathan S. Gaines
23	Loan		1	StorQuest Self Storage - Waipahu	Clark W. Porter, William W. Hobin and Timothy B. Hobin
24	Loan		1	Securlock Colony Self Storage	Steven Houghton
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	Michael B. Eisler
26	Loan		1	StorQuest Self Storage - Denver	Clark W. Porter, William W. Hobin and Timothy B. Hobin
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	Yale I. Paprin
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	Michael B. Eisler
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	Michael B. Eisler
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	Zachary P. Liff

A-1-47

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	Michael B. Eisler
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	Michael B. Eisler
33	Loan	16, 34	1	Imperial Owners Corp.	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	Daniel Azadegan, Matthew Soufer, David Soufer and Bernard Khalili
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	U-Haul Holding Company
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	Michael B. Eisler
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	Alfred Sabetfard
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP
42	Loan	16	1	Guardian Storage Bloomfield	Steven H. Cohen
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP

A-1-48

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
							28
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	No	No
2	Loan	26	1	Gilbert Gateway Towne Center	Mark Irgang and Jason Sakow	No	No
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	U-Haul Holding Company	No	No
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley
3.02	Property		1	U-Haul Moving & Storage of Pasadena
3.03	Property		1	U-Haul Moving & Storage of Hamden
3.04	Property		1	U-Haul Moving & Storage of Evansville
3.05	Property		1	U-Haul Moving & Storage at Janaf
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie
3.07	Property		1	U-Haul Moving & Storage of Gardena
3.08	Property		1	U-Haul Moving & Storage of Garden City
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
3.10	Property		1	U-Haul Moving & Storage of Leominster
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
3.12	Property		1	U-Haul Moving & Storage of Spartanburg
3.13	Property		1	U-Haul Moving & Storage of Norristown
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave
3.16	Property		1	U-Haul Moving & Storage of Duluth
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
3.18	Property		1	U-Haul Moving & Storage of Albuquerque
3.19	Property		1	U-Haul Moving & Storage at Burlingame
3.20	Property		1	U-Haul Moving & Storage at Southside
3.21	Property		1	U-Haul Moving & Storage of Center Main Street
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	Samuel W. Rosenblatt and MSGT LLC	No	No
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	TechCore, LLC	No	No
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	Walentas Trust 3	No	No
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey	No	Yes
7.01	Property		1	Stow Community Center
7.02	Property		1	Southmont Plaza
7.03	Property		1	East Hanover Plaza
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	UOVO Holdings LLC	No	No
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA
9.05	Property		1	CVS Pharmacy - Charlotte, NC
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE
9.09	Property		1	Dollar General - Kent (Tallmadge), OH
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI
10	Loan	25, 26, 28	1	67th and Camelback	Michael A. Provenzano III and Jeffrey P. Branch	No	Yes
11	Loan	18	1	Hanes Point	Zanesville "Country Fair" Shopping Center, Inc. and Casto Family Funding LLC	No	No
12	Loan		1	Pavilion Center	Claus Dieckell and Claus Dieckell, as Trustee of The Milan Trust Dated December 14, 2004	No	No
13	Loan	33	1	Mariners Pointe Apartments	Youssef Berrada	No	No
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
15	Loan	32, 33	1	Island Plaza Shopping Center	Adamo Serravalle, Francesco Serravalle and Luigi Carvelli	No	No
16	Loan	12, 19, 30	1	PwC Pennant Building	The Cordish Family I, LLC	No	No
17	Loan		1	HIX Clearwater	Subhash Patel and Vijay Patel	No	No
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	BRE-BMR MA Holdco LLC	No	No
18.01	Property		1	45 - 75 Sidney
18.02	Property		1	40 Landsdowne
18.03	Property		1	35 Landsdowne
18.04	Property		1	65 Landsdowne
18.05	Property		1	88 Sidney
18.06	Property		1	64 Sidney
18.07	Property		1	38 Sidney
18.08	Property		1	26 Landsdowne
19	Loan	12, 22, 26, 29, 32	1	Poe Building	William Schur	No	No
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
21	Loan	33	1	Sunset Plaza	Jose Chacalo Hilu and Elias Husni Hanono	No	No
22	Loan	28, 33	1	The Commons	Ironshore Partners, LLC	No	Yes
23	Loan		1	StorQuest Self Storage - Waipahu	Clark W. Porter, William W. Hobin and Timothy B. Hobin	No	No
24	Loan		1	Securlock Colony Self Storage	Steven Houghton	No	No
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
26	Loan		1	StorQuest Self Storage - Denver	Clark W. Porter, William W. Hobin and Timothy B. Hobin	No	No
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	Yale I. Paprin	No	No
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	Zachary P. Liff	No	No

A-1-49

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	No	No
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	Daniel Azadegan, Matthew Soufer, David Soufer and Bernard Khalili	No	No
34.01	Property		1	Mountain View
34.02	Property		1	Bassett MHP
34.03	Property		1	Peaceful Meadow
34.04	Property		1	Clear Creek
34.05	Property		1	Peaceful Hill
34.06	Property		1	Peaceful Pines
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	No	No
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	U-Haul Holding Company	No	No
36.01	Property		1	U-Haul at I-20 & 360
36.02	Property		1	U-Haul at North Sam Houston & Antoine
36.03	Property		1	U-Haul at Fall River at I-195
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
36.05	Property		1	U-Haul of West Hartford
36.06	Property		1	U-Haul of Anchorage
36.07	Property		1	U-Haul of Southern Plaza
36.08	Property		1	U-Haul of Newark
36.09	Property		1	U-Haul Storage of Clackamas Town Center
36.10	Property		1	U-Haul of Levittown
36.11	Property		1	U-Haul of Eastland
36.12	Property		1	U-Haul of Lynwood
36.13	Property		1	U-Haul of New River
36.14	Property		1	U-Haul of Redwood City
36.15	Property		1	U-Haul Storage Othello Station
36.16	Property		1	U-Haul of Verde Valley
36.17	Property		1	U-Haul of Springfield
36.18	Property		1	U-Haul of Rainier Valley
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended
February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as Amended and Restated
					May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019	No	No
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	No	No
39	Loan	12, 18, 27, 33	1	325 East 14th Street	Alfred Sabetfard	No	No
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	No	No
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	No	No
42	Loan	16	1	Guardian Storage Bloomfield	Steven H. Cohen	No	No
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	No	No
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	No	No
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	No	No
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	No	No
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	No	No
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	No	No
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	No	No
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	No	No
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	No	No
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	No	No
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	No	No
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	No	No
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	No	No
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	No	No
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	No	No
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	No	No
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	No	No
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	No	No
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	No	No
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	No	No

A-1-50

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
						7		8
1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	Refinance	No	108,000,000	0	0	0	108,000,000	95,467,222
2	Loan	26	1	Gilbert Gateway Towne Center	Acquisition	No	60,000,000	26,359,700	0	0	86,359,700	0
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	Refinance		78,944,000	0	0	0	78,944,000	40,713,461
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley		No
3.02	Property		1	U-Haul Moving & Storage of Pasadena		No
3.03	Property		1	U-Haul Moving & Storage of Hamden		No
3.04	Property		1	U-Haul Moving & Storage of Evansville		No
3.05	Property		1	U-Haul Moving & Storage at Janaf		No
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie		No
3.07	Property		1	U-Haul Moving & Storage of Gardena		No
3.08	Property		1	U-Haul Moving & Storage of Garden City		No
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave		No
3.10	Property		1	U-Haul Moving & Storage of Leominster		No
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza		No
3.12	Property		1	U-Haul Moving & Storage of Spartanburg		No
3.13	Property		1	U-Haul Moving & Storage of Norristown		No
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard		No
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave		No
3.16	Property		1	U-Haul Moving & Storage of Duluth		No
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway		No
3.18	Property		1	U-Haul Moving & Storage of Albuquerque		No
3.19	Property		1	U-Haul Moving & Storage at Burlingame		No
3.20	Property		1	U-Haul Moving & Storage at Southside		No
3.21	Property		1	U-Haul Moving & Storage of Center Main Street		No
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	Refinance	No	125,000,000	40,299,328	0	0	165,299,328	158,877,539
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	Refinance	No	46,000,000	0	0	0	46,000,000	37,004,184
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	Refinance	No	83,000,000	3,588,414	0	0	86,588,414	81,932,218
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	Acquisition		81,900,000	48,273,742	0	0	130,173,742	0
7.01	Property		1	Stow Community Center		No
7.02	Property		1	Southmont Plaza		No
7.03	Property		1	East Hanover Plaza		No
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	Refinance	No	105,000,000	0	0	0	105,000,000	57,461,454
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	Acquisition		26,750,000	30,008,829	0	0	56,758,829	0
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX		No
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA		No
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA		No
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA		No
9.05	Property		1	CVS Pharmacy - Charlotte, NC		No
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS		No
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA		No
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE		No
9.09	Property		1	Dollar General - Kent (Tallmadge), OH		No
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH		No
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI		No
10	Loan	25, 26, 28	1	67th and Camelback	Refinance	No	20,500,000	0	0	0	20,500,000	13,732,981
11	Loan	18	1	Hanes Point	Refinance	No	20,000,000	0	0	0	20,000,000	17,179,804
12	Loan		1	Pavilion Center	Acquisition	No	19,525,000	9,947,628	0	0	29,472,628	0
13	Loan	33	1	Mariners Pointe Apartments	Refinance	No	18,500,000	0	0	0	18,500,000	14,279,017
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	Refinance	No	18,300,000	0	0	0	18,300,000	8,067,343
15	Loan	32, 33	1	Island Plaza Shopping Center	Acquisition	No	17,000,000	10,107,117	0	0	27,107,117	0
16	Loan	12, 19, 30	1	PwC Pennant Building	Refinance	No
17	Loan		1	HIX Clearwater	Refinance	No
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	Refinance
18.01	Property		1	45 - 75 Sidney		No
18.02	Property		1	40 Landsdowne		No
18.03	Property		1	35 Landsdowne		No
18.04	Property		1	65 Landsdowne		No
18.05	Property		1	88 Sidney		No
18.06	Property		1	64 Sidney		No
18.07	Property		1	38 Sidney		No
18.08	Property		1	26 Landsdowne		No
19	Loan	12, 22, 26, 29, 32	1	Poe Building	Refinance	No
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	Refinance	No
21	Loan	33	1	Sunset Plaza	Acquisition	No
22	Loan	28, 33	1	The Commons	Acquisition	No
23	Loan		1	StorQuest Self Storage - Waipahu	Refinance	No
24	Loan		1	Securlock Colony Self Storage	Refinance	No
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	Refinance	No
26	Loan		1	StorQuest Self Storage - Denver	Refinance	No
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	Acquisition	No
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	Refinance	No
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	Refinance	No
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	Refinance	No

A-1-51

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)

31	Loan	12, 16, 19	1	Security Public Storage – Sparks	Refinance	No
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	Refinance	No
33	Loan	16, 34	1	Imperial Owners Corp.	Refinance	No
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	Refinance
34.01	Property		1	Mountain View		No
34.02	Property		1	Bassett MHP		No
34.03	Property		1	Peaceful Meadow		No
34.04	Property		1	Clear Creek		No
34.05	Property		1	Peaceful Hill		No
34.06	Property		1	Peaceful Pines		No
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	Refinance	No
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	Refinance
36.01	Property		1	U-Haul at I-20 & 360		No
36.02	Property		1	U-Haul at North Sam Houston & Antoine		No
36.03	Property		1	U-Haul at Fall River at I-195		No
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington		No
36.05	Property		1	U-Haul of West Hartford		No
36.06	Property		1	U-Haul of Anchorage		No
36.07	Property		1	U-Haul of Southern Plaza		No
36.08	Property		1	U-Haul of Newark		No
36.09	Property		1	U-Haul Storage of Clackamas Town Center		No
36.10	Property		1	U-Haul of Levittown		No
36.11	Property		1	U-Haul of Eastland		No
36.12	Property		1	U-Haul of Lynwood		No
36.13	Property		1	U-Haul of New River		No
36.14	Property		1	U-Haul of Redwood City		No
36.15	Property		1	U-Haul Storage Othello Station		No
36.16	Property		1	U-Haul of Verde Valley		No
36.17	Property		1	U-Haul of Springfield		No
36.18	Property		1	U-Haul of Rainier Valley		No
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	Refinance	No
38	Loan	16, 34	1	150 West 87th Owners Corp.	Refinance	No
39	Loan	12, 18, 27, 33	1	325 East 14th Street	Refinance	No
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	Refinance	No
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	Refinance	No
42	Loan	16	1	Guardian Storage Bloomfield	Refinance	No
43	Loan	16, 34	1	65 West 95th Owners Corp.	Refinance	No
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	Refinance	No
45	Loan	16, 34	1	Pelhamdale Manor Corp.	Refinance	No
46	Loan	16, 34	1	Westbrook Tenants Corporation	Refinance	No
47	Loan	16, 34	1	Kew Gardens Owners Corp.	Refinance	No
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	Refinance	No
49	Loan	16, 34	1	East 10th St. Owners Corp.	Refinance	No
50	Loan	16, 34	1	601 79 Owners Corp.	Refinance	No
51	Loan	16, 34	1	135 Willow Owners Corp.	Refinance	No
52	Loan	16, 34	1	451 West Owners Ltd.	Refinance	No
53	Loan	16, 34	1	Garden Hamilton, Inc.	Refinance	No
54	Loan	16, 34	1	Willow House Owners Corp.	Refinance	No
55	Loan	16, 34	1	33 Greene Street Corp.	Refinance	No
56	Loan	16, 34	1	Madison House Owners Corp.	Refinance	No
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	Refinance	No
58	Loan	16, 34	1	Madison Square Apartments, Inc.	Refinance	No
59	Loan	16, 34	1	115 Payson Owners Corp.	Refinance	No
60	Loan	16, 34	1	West 12th Street Tenants Corp.	Refinance	No
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	Refinance	No
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	Refinance	No

A-1-52

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	0	1,613,570	6,906,902	4,012,306	0	108,000,000	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	85,000,000	583,701	775,999	0	0	86,359,700	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	0	1,694,376	650,670	35,885,493	0	78,944,000	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley							NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena							NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden							NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville							NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf							NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie							NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena							NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City							NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave							NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster							NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza							NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg							NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown							NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard							NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave							NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth							NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway							NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque							NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame							NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside							NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street							NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	0	1,186,041	5,235,749	0	0	165,299,328	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	0	976,816	2,861,832	5,157,168	0	46,000,000	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	0	938,454	3,717,742	0	0	86,588,414	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	126,000,000	2,382,216	1,791,526	0	0	130,173,742	NAP	NAP
7.01	Property		1	Stow Community Center							NAP	NAP
7.02	Property		1	Southmont Plaza							NAP	NAP
7.03	Property		1	East Hanover Plaza							NAP	NAP
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	0	2,054,200	85,637	45,398,709	0	105,000,000	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	55,274,444	752,992	731,393	0	0	56,758,829	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX							NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA							NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA							NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA							NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC							NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS							NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA							NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE							NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH							NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH							NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI							NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	0	541,859	23,129	6,202,032	0	20,500,000	NAP	NAP
11	Loan	18	1	Hanes Point	0	370,061	167,359	2,282,776	0	20,000,000	NAP	NAP
12	Loan		1	Pavilion Center	28,300,000	1,089,103	83,525	0	0	29,472,628	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	0	235,684	238,338	3,746,961	0	18,500,000	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	0	89,496	0	10,143,161	0	18,300,000	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	26,600,000	406,223	100,894	0	0	27,107,117	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building							NAP	NAP
17	Loan		1	HIX Clearwater							6/21/2038	135.26
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio							NAP	NAP
18.01	Property		1	45 - 75 Sidney							NAP	NAP
18.02	Property		1	40 Landsdowne							NAP	NAP
18.03	Property		1	35 Landsdowne							NAP	NAP
18.04	Property		1	65 Landsdowne							NAP	NAP
18.05	Property		1	88 Sidney							NAP	NAP
18.06	Property		1	64 Sidney							NAP	NAP
18.07	Property		1	38 Sidney							NAP	NAP
18.08	Property		1	26 Landsdowne							NAP	NAP
19	Loan	12, 22, 26, 29, 32	1	Poe Building							NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg							NAP	NAP
21	Loan	33	1	Sunset Plaza							NAP	NAP
22	Loan	28, 33	1	The Commons							NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu							NAP	NAP
24	Loan		1	Securlock Colony Self Storage							NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora							NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver							NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons							NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca							NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw							NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station							NAP	NAP

A-1-53

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks							NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone							NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.							NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio							NAP	NAP
34.01	Property		1	Mountain View							NAP	NAP
34.02	Property		1	Bassett MHP							NAP	NAP
34.03	Property		1	Peaceful Meadow							NAP	NAP
34.04	Property		1	Clear Creek							NAP	NAP
34.05	Property		1	Peaceful Hill							NAP	NAP
34.06	Property		1	Peaceful Pines							NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.							NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio							NAP	NAP
36.01	Property		1	U-Haul at I-20 & 360							NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine							NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195							NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington							NAP	NAP
36.05	Property		1	U-Haul of West Hartford							NAP	NAP
36.06	Property		1	U-Haul of Anchorage							NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza							NAP	NAP
36.08	Property		1	U-Haul of Newark							NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center							NAP	NAP
36.10	Property		1	U-Haul of Levittown							NAP	NAP
36.11	Property		1	U-Haul of Eastland							NAP	NAP
36.12	Property		1	U-Haul of Lynwood							NAP	NAP
36.13	Property		1	U-Haul of New River							NAP	NAP
36.14	Property		1	U-Haul of Redwood City							NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station							NAP	NAP
36.16	Property		1	U-Haul of Verde Valley							NAP	NAP
36.17	Property		1	U-Haul of Springfield							NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley							NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III							NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.							NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street							NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.							NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.							NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield							NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.							NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.							NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.							NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation							NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.							NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.							NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.							NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.							NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.							NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.							NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.							NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.							NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.							NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.							NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.							NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.							NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.							NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.							NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.							NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.							NAP	NAP

A-1-54

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Stow Community Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Southmont Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	East Hanover Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	18	1	Hanes Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Pavilion Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	HIX Clearwater	100.49	74.3%	135.26	100.49	74.3%	130.77	93.16	71.2%	122.43
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	33	1	Sunset Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	28, 33	1	The Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-55

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Mountain View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.04	Property		1	Clear Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-56

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry

1	Loan	10, 20, 23, 27, 34	1	215 Park Avenue South	NAP	NAP
2	Loan	26	1	Gilbert Gateway Towne Center	NAP	NAP
3	Loan	10, 11, 13, 20, 22, 30	21	U-Haul Portfolio	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP
3.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP
3.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP
3.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP
3.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP
4	Loan	10, 12, 25, 27, 30	1	525 7th Avenue	NAP	NAP
5	Loan	10, 12, 18, 19, 26, 29, 33, 34	1	Fishers Twinbrook	NAP	NAP
6	Loan	10, 12, 18, 23, 26, 27	1	50 West 23rd Street	NAP	NAP
7	Loan	10, 11, 22, 26, 27, 28	3	Haverford Retail Partners Portfolio	NAP	NAP
7.01	Property		1	Stow Community Center	NAP	NAP
7.02	Property		1	Southmont Plaza	NAP	NAP
7.03	Property		1	East Hanover Plaza	NAP	NAP
8	Loan	9, 10, 12, 20, 33	1	UOVO Evergreen	NAP	NAP
9	Loan	11, 22, 29, 33, 34	11	ExchangeRight Net Leased Portfolio #74	NAP	NAP
9.01	Property		1	Tractor Supply Co - Brenham (Market St), TX	NAP	NAP
9.02	Property		1	Tractor Supply Co - Hanover (Gateway), PA	NAP	NAP
9.03	Property		1	Tractor Supply Co - Hazle Township (Airport), PA	NAP	NAP
9.04	Property		1	CVS Pharmacy - Hanford (Lacey), CA	NAP	NAP
9.05	Property		1	CVS Pharmacy - Charlotte, NC	NAP	NAP
9.06	Property		1	Tractor Supply Co - Greenwood (Hwy 82), MS	NAP	NAP
9.07	Property		1	Tractor Supply Co - Mason City (4th), IA	NAP	NAP
9.08	Property		1	Tractor Supply Co - Norfolk (Krenzien), NE	NAP	NAP
9.09	Property		1	Dollar General - Kent (Tallmadge), OH	NAP	NAP
9.10	Property		1	Tractor Supply Co - Celina (Rte 127), OH	NAP	NAP
9.11	Property		1	Dollar General Market - Monroe (Dixie), MI	NAP	NAP
10	Loan	25, 26, 28	1	67th and Camelback	NAP	NAP
11	Loan	18	1	Hanes Point	NAP	NAP
12	Loan		1	Pavilion Center	NAP	NAP
13	Loan	33	1	Mariners Pointe Apartments	NAP	NAP
14	Loan	12, 16, 19	1	Security Public Storage - Salinas	NAP	NAP
15	Loan	32, 33	1	Island Plaza Shopping Center	NAP	NAP
16	Loan	12, 19, 30	1	PwC Pennant Building	NAP	NAP
17	Loan		1	HIX Clearwater	64.01	52.3%
18	Loan	9, 10, 11, 12, 15, 20, 22, 24, 25, 29, 30, 31, 34	8	BioMed MIT Portfolio	NAP	NAP
18.01	Property		1	45 - 75 Sidney	NAP	NAP
18.02	Property		1	40 Landsdowne	NAP	NAP
18.03	Property		1	35 Landsdowne	NAP	NAP
18.04	Property		1	65 Landsdowne	NAP	NAP
18.05	Property		1	88 Sidney	NAP	NAP
18.06	Property		1	64 Sidney	NAP	NAP
18.07	Property		1	38 Sidney	NAP	NAP
18.08	Property		1	26 Landsdowne	NAP	NAP
19	Loan	12, 22, 26, 29, 32	1	Poe Building	NAP	NAP
20	Loan	12, 16, 19	1	Security Public Storage - Pittsburg	NAP	NAP
21	Loan	33	1	Sunset Plaza	NAP	NAP
22	Loan	28, 33	1	The Commons	NAP	NAP
23	Loan		1	StorQuest Self Storage - Waipahu	NAP	NAP
24	Loan		1	Securlock Colony Self Storage	NAP	NAP
25	Loan	12, 16, 19	1	Security Public Storage – Glendora	NAP	NAP
26	Loan		1	StorQuest Self Storage - Denver	NAP	NAP
27	Loan	10, 12, 20, 23, 26, 29	1	Landstown Commons	NAP	NAP
28	Loan	12, 16, 19	1	Security Public Storage - Manteca	NAP	NAP
29	Loan	12, 16, 19	1	Security Public Storage – Shaw	NAP	NAP
30	Loan	9, 10, 25, 26, 31, 34	1	Cummins Station	NAP	NAP

A-1-57

Benchmark 2026-B42 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
31	Loan	12, 16, 19	1	Security Public Storage – Sparks	NAP	NAP
32	Loan	12, 16, 19	1	Security Public Storage - Blackstone	NAP	NAP
33	Loan	16, 34	1	Imperial Owners Corp.	NAP	NAP	500,000	29,800,000	20.8%	1.1%	1	0	0	602
34	Loan	11, 20	6	Windsor Prime MHC Portfolio	NAP	NAP
34.01	Property		1	Mountain View	NAP	NAP
34.02	Property		1	Bassett MHP	NAP	NAP
34.03	Property		1	Peaceful Meadow	NAP	NAP
34.04	Property		1	Clear Creek	NAP	NAP
34.05	Property		1	Peaceful Hill	NAP	NAP
34.06	Property		1	Peaceful Pines	NAP	NAP
35	Loan	16, 34	1	Orienta Gardens Owners, Inc.	NAP	NAP	NAP	36,700,000	16.3%	13.0%	13	0	0	36,952
36	Loan	10, 11, 12, 13, 20, 22, 23, 29, 30	18	U-Haul AREC RW Portfolio	NAP	NAP
36.01	Property		1	U-Haul at I-20 & 360	NAP	NAP
36.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP
36.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP
36.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP
36.05	Property		1	U-Haul of West Hartford	NAP	NAP
36.06	Property		1	U-Haul of Anchorage	NAP	NAP
36.07	Property		1	U-Haul of Southern Plaza	NAP	NAP
36.08	Property		1	U-Haul of Newark	NAP	NAP
36.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP
36.10	Property		1	U-Haul of Levittown	NAP	NAP
36.11	Property		1	U-Haul of Eastland	NAP	NAP
36.12	Property		1	U-Haul of Lynwood	NAP	NAP
36.13	Property		1	U-Haul of New River	NAP	NAP
36.14	Property		1	U-Haul of Redwood City	NAP	NAP
36.15	Property		1	U-Haul Storage Othello Station	NAP	NAP
36.16	Property		1	U-Haul of Verde Valley	NAP	NAP
36.17	Property		1	U-Haul of Springfield	NAP	NAP
36.18	Property		1	U-Haul of Rainier Valley	NAP	NAP
37	Loan	12, 16, 19	1	Security Public Storage - Sacramento III	NAP	NAP
38	Loan	16, 34	1	150 West 87th Owners Corp.	NAP	NAP	500,000	32,400,000	17.0%	15.4%	6	0	0	-197,330
39	Loan	12, 18, 27, 33	1	325 East 14th Street	NAP	NAP
40	Loan	16, 34	1	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NAP	NAP	500,000	122,000,000	4.1%	0.0%	0	0	0	NAP
41	Loan	16, 34	1	855 E. Broadway Owners Corp.	NAP	NAP	500,000	25,000,000	19.2%	1.6%	1	0	0	-4,365
42	Loan	16	1	Guardian Storage Bloomfield	NAP	NAP
43	Loan	16, 34	1	65 West 95th Owners Corp.	NAP	NAP	500,000	43,400,000	10.2%	9.7%	6	0	0	-77,301
44	Loan	16, 34	1	333 Bronx River Tenants Corp.	NAP	NAP	500,000	41,300,000	9.7%	3.7%	6	0	0	-392
45	Loan	16, 34	1	Pelhamdale Manor Corp.	NAP	NAP	500,000	22,800,000	16.4%	2.3%	2	0	0	-4,373
46	Loan	16, 34	1	Westbrook Tenants Corporation	NAP	NAP	500,000	26,400,000	13.6%	12.6%	9	0	2	105,717
47	Loan	16, 34	1	Kew Gardens Owners Corp.	NAP	NAP	500,000	26,000,000	12.9%	25.0%	26	0	0	9,902
48	Loan	16, 34	1	103 Gedney Street Owners', Inc.	NAP	NAP	500,000	31,000,000	10.3%	0.0%	0	0	0	NAP
49	Loan	16, 34	1	East 10th St. Owners Corp.	NAP	NAP	500,000	38,000,000	7.2%	0.0%	0	0	0	NAP
50	Loan	16, 34	1	601 79 Owners Corp.	NAP	NAP	300,000	32,000,000	8.4%	31.9%	36	0	0	382,165
51	Loan	16, 34	1	135 Willow Owners Corp.	NAP	NAP	500,000	64,400,000	4.1%	0.0%	0	0	0	NAP
52	Loan	16, 34	1	451 West Owners Ltd.	NAP	NAP	250,000	6,600,000	37.9%	0.0%	0	0	0	NAP
53	Loan	16, 34	1	Garden Hamilton, Inc.	NAP	NAP	500,000	15,800,000	15.8%	0.0%	0	0	0	NAP
54	Loan	16, 34	1	Willow House Owners Corp.	NAP	NAP	250,000	19,400,000	11.1%	4.2%	3	0	0	2,400
55	Loan	16, 34	1	33 Greene Street Corp.	NAP	NAP	NAP	45,000,000	4.2%	0.0%	0	0	0	NAP
56	Loan	16, 34	1	Madison House Owners Corp.	NAP	NAP	NAP	15,500,000	11.6%	5.2%	0	0	3	NAP
57	Loan	16, 34	1	66 West 84th Street Owners Corp.	NAP	NAP	NAP	13,500,000	12.6%	31.0%	9	0	0	-59,756
58	Loan	16, 34	1	Madison Square Apartments, Inc.	NAP	NAP	500,000	28,500,000	5.3%	0.0%	0	0	0	NAP
59	Loan	16, 34	1	115 Payson Owners Corp.	NAP	NAP	500,000	10,200,000	14.7%	0.0%	0	0	0	NAP
60	Loan	16, 34	1	West 12th Street Tenants Corp.	NAP	NAP	150,000	16,800,000	7.1%	0.0%	0	0	0	NAP
61	Loan	16, 34	1	Gramercy 29 Apts. Inc.	NAP	NAP	200,000	27,200,000	3.7%	0.0%	0	0	0	NAP
62	Loan	16, 34	1	West 71 St. Tenants, Inc.	NAP	NAP	500,000	13,800,000	7.2%	6.9%	0	2	0	NAV

A-1-58

Footnotes to Annex A-1

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
(2)	The Monthly Debt Service (P&I) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.
(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.
(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).
(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.
(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.
(7)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.
(8)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.
(9)

GACC—German American Capital Corporation or one of its affiliates; BMO—Bank of Montreal or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates; GSMC—Goldman Sachs Mortgage Company or one of its affiliates; Barclays—Barclays Capital Real Estate Inc. or one of its affiliates; UBS AG – UBS AG New York Branch or one of its affiliates; NCB – National Cooperative Bank or one of its affiliates.

With respect to Loan No. 8, UOVO Evergreen, the mortgage loan is part of a whole loan that was co-originated by GACC and Goldman Sachs Bank USA.

With respect to Loan No. 18, BioMed MIT Portfolio, the mortgage loan is part of a whole loan that was co-originated by JP Morgan Chase Bank, National Association, CREFI, Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, and Société Generale Financial Corporation.

With respect to Loan No. 30, Cummins Station, the mortgage loan is part of a whole loan that was originated by Wells Fargo Bank, National Association. Notes A-2-2-1-1, A-2-2-1-2 and A-2-2-2 of such mortgage loan were subsequently purchased by UBS AG. Note A-2-2-1-1 is being contributed to the Benchmark 2026-B42 transaction.

(10)

With respect to the pari passu loans referenced below, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%), and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude any mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see the table titled “Whole Loan Control Notes and Non–Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in this prospectus.

● Loan No.1 – 215 Park Avenue South
● Loan No. 3 – U-Haul Portfolio

A-1-59

● Loan No. 4 – 525 7th Avenue
● Loan No. 5 – Fishers Twinbrook
● Loan No. 6 – 50 West 23rd Street
● Loan No. 7 – Haverford Retail Partners Portfolio
● Loan No. 8 – UOVO Evergreen
● Loan No. 18 – BioMed MIT Portfolio
● Loan No. 27 – Landstown Commons
● Loan No. 30 – Cummins Station
● Loan No. 36 – U-Haul AREC RW Portfolio

With respect to Loan No. 18, BioMed MIT Portfolio, the BioMed MIT Portfolio whole loan is comprised of 26 pari passu senior A notes, with an aggregate original balance of $847.0 million, five pari passu B notes with an aggregate balance of $191.4 million, five pari passu C notes with an aggregate balance of $192.3 million, and five pari passu D notes, with an aggregate balance of $94.3 million.

(11)

With respect to any mortgaged property securing a multi–property mortgage loan, the amounts listed under the headings “Original Balance ($)” and “Cut–off Date Balance ($)” reflect the Allocated Loan Amount related to such mortgaged property.

● Loan No. 3 – U-Haul Portfolio
● Loan No. 7 – Haverford Retail Partners Portfolio
● Loan No. 9 – ExchangeRight Net Leased Portfolio #74
● Loan No. 18 – BioMed MIT Portfolio
● Loan No. 34 – Windsor Prime MHC Portfolio
● Loan No. 36 – U-Haul AREC RW Portfolio

(12)

With respect to Loan No. 4, 525 7th Avenue, the mortgaged property is comprised of 494,497 square feet of office space accounting for 97.2% of NRA and 90.6% of underwritten rent as well as 14,378 square feet of retail space accounting for 2.8% of NRA and 9.4% of underwritten rent.

With respect to Loan No. 5, Fishers Twinbrook, the mortgaged property is comprised of two buildings, 5625 Fishers Lane and 12735 Twinbrook Parkway, both 100% leased to the National Institute of Health. 5625 Fishers Lane is comprised of 58% Laboratory, 38% Office, and 4% Vivarium totaling 153,385 square feet. 12735 Twinbrook Parkway is comprised of approximately 84% Laboratory and 16% Vivarium totaling 76,250 square feet.

With respect to Loan No. 6, 50 West 23rd Street, the mortgaged property is comprised of 296,886 square feet of office space accounting for 89.5% of NRA and 92.4% of underwritten rent, 22,883 square feet of retail space accounting for 6.9% of NRA and 5.9% of underwritten rent, and 11,975 square feet of storage space accounting for 3.6% of NRA and 1.7% of underwritten rent.

With respect to Loan No. 8, UOVO Evergreen, the mortgaged property is comprised of private storage and managed/concierge storage. Private storage units reflect a traditional self-storage business model, whereby tenants manage their own units. Managed storage facilities are for customers who do not need full units but want certain items to be stored and managed by the facility. The managed storage units are located on the first and second floors of the mortgaged property and consist of open storage areas that are optimized for large and small pieces of artwork. These items are typically catalogued and individually bar-coded, then stored in the managed storage area, which is fitted out with racks. Total SF/Units reflects the gross building area of 112,086 square feet between 48,145 square feet of private storage and 456,750 cubic feet of managed/concierge storage, which, according to the appraisal, is converted to square feet at a ratio of approximately 7 to 1.

With respect to Loan No. 8, UOVO Evergreen, the occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025.

With respect to Loan No. 14, Security Public Storage – Salinas, the Current Occupancy of 87.6% as of November 19, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 194 vacant units as of November 19, 2025, resulting in an 84.0% occupancy.

With respect to Loan No. 16, PwC Pennant Building, the mortgaged property is comprised of 122,546 square feet of office space and 20,068 square feet of retail space. The office space is 68.9% occupied and the retail space is 62.4% occupied.

A-1-60

With respect to Loan No. 18, BioMed MIT Portfolio, the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio,1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space.

With respect to Loan No. 19, Poe Building, the mortgaged property consists of (i) 28,210 square feet of retail space (accounting for 15.5% of net rentable area and 23.0% of underwritten base rent), (ii) 127,624 square feet of office space (accounting for 70.5% of net rentable area and 74.8% of underwritten base rent), (iii) 25,000 square feet of parking garage space (accounting for 13.8% of net rentable area and 1.5% of underwritten base rent), and (iv) 200 square feet of roof/antenna space (accounting for 0.1% of net rentable area and 0.8% of underwritten base rent).

With respect to Loan No. 20, Security Public Storage – Pittsburg, the Current Occupancy of 85.8% as of November 19, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 89 vacant units as of November 19, 2025, resulting in an 86.9% occupancy.

With respect to Loan No. 25, Security Public Storage – Glendora, the Current Occupancy of 93.0% as of December 29, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 46 vacant units as of December 29, 2025, resulting in a 93.2% occupancy.

With respect to Loan No. 27, Landstown Commons, the property is comprised of 407,261 square feet of collateral square feet and is part of a larger retail property that also includes 87,607 non-collateral square feet, for a total of 494,868 square feet.

With respect to Loan No. 28, Security Public Storage – Manteca, the Current Occupancy of 88.4% as of November 19, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 81 vacant units as of November 19, 2025, resulting in an 84.7% occupancy.

With respect to Loan No. 29, Security Public Storage – Shaw, the Current Occupancy of 85.5% as of December 29, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 101 vacant units as of December 29, 2025, resulting in an 86.3% occupancy.

With respect to Loan No. 31, Security Public Storage – Sparks, the Current Occupancy of 87.4% as of December 29, 2025, was calculated on a square foot basis (exclusive of square footage attributed to RV stalls). When calculating Current Occupancy on a per unit basis (which is inclusive of 33 RV parking stalls), the mortgaged property has 95 vacant units as of December 29, 2025, resulting in an 87.2% occupancy.

With respect to Loan No. 32, Security Public Storage – Blackstone, the Current Occupancy of 94.0% as of December 29, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 40 vacant units as of December 29, 2025, resulting in a 91.3% occupancy.

With respect to Loan No. 32, Security Public Storage – Blackstone, the mortgaged property consists of 458 traditional self-storage units, as well as a 6,387 square foot, stand-alone commercial building leased to Sherwin Williams through June 2026.

With respect to Loan No. 36, U-Haul AREC RW Portfolio, the mortgaged properties are comprised of 8,584 available self-storage units. The available square feet excludes 123,878 square feet of commercial space. Occupancy is based on available units.

With respect to Loan No. 37, Security Public Storage – Sacramento III, the Current Occupancy of 83.4.% as of November 19, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 130 vacant units as of November 19, 2025, resulting in an 81.2% occupancy.

With respect to Loan No. 39, 325 East 14th Street, the mortgaged property is comprised of 3,000 square feet of residential space across 3 units accounting for 49.2% of NRA and 59.0% of underwritten rent as well as 3,100 square feet of ground floor retail space accounting for 50.8% of NRA and 41.0% of underwritten rent.

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(13)

With respect to Loan No. 3, U-Haul Portfolio, the U-Haul Portfolio whole loan is structured with an anticipated repayment date (an “ARD”) of November 6, 2035, and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul Portfolio whole loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (i) the initial interest rate of 5.58000% and (ii) the 10-year treasury swap rate as of the ARD plus 1.31%. On the ARD and on each payment date thereafter up to and including the related maturity date, the borrower is required to deposit with the lender all excess cash flow for the preceding month and the lender is required to apply such amounts as follows: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the whole loan (without adjustment for Accrued Interest, as defined below) at the initial interest rate, (ii) second, to the reduction of the principal balance of the related whole loan until the entire outstanding principal balance of such mortgage loan is paid in full, and (iii) third, to the payment of Accrued Interest on the related whole loan until all Accrued Interest on such whole loan is paid in full. Interest accrued at the revised rate and not paid pursuant to the preceding sentence is required to be added to the outstanding principal balance of the whole loan on the first day following such payment date and will accrue interest at the revised rate to the extent permitted by law (with respect to any ARD loan, such accrued interest is referred to as, “Accrued Interest”).

With respect to Loan No. 36, U-Haul AREC RW Portfolio, the U-Haul AREC RW Portfolio whole loan is structured with an ARD of November 6, 2035 and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio whole loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%. Following the ARD, on each payment date thereafter up to and including the related maturity date, the borrower is required to pay to the lender all excess cash flow for the preceding month and the lender is required to apply such amounts as follows: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of such whole loan (without adjustment for Accrued Interest) at the initial interest rate, (ii) second, to the reduction of the principal balance of the related whole loan until the entire outstanding principal balance of such whole loan is paid in full, and (iii) third, to the payment of Accrued Interest on the related whole loan until all Accrued Interest on such whole loan is paid in full. Interest accrued at the revised rate and not paid pursuant to the preceding sentence is required to be added to the outstanding principal balance of the whole loan on the first day following such payment date and will accrue interest at the revised rate to the extent permitted by law.

(14)	The Administrative Cost Rate (%) includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each mortgage loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced mortgage loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced mortgage loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in this prospectus.
(15)

Annual Debt Service (IO) ($), Annual Debt Service (P&I) ($), Monthly Debt Service (IO) ($), Monthly Debt Service (P&I) ($), Underwritten NOI DSCR (x) and Underwritten NCF DSCR (x) for mortgage loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service (IO) ($), the average of such interest only payments) without regard to leap year adjustments.

With respect to Loan No. 18, BioMed MIT Portfolio, Interest Rate represents the weighted average interest rate of the BioMed MIT Portfolio mortgage loan and the senior pari passu companion notes. The interest rate of the BioMed MIT Portfolio whole loan is 6.25927852830189%.

(16)

“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related mortgage loan documents), the borrower is required to establish a lockbox account that will be under lender control

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and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account.

With respect to each of Loan No. 14, Security Public Storage – Salinas, Loan No. 20, Security Public Storage – Pittsburg, Loan No. 25, Security Public Storage – Glendora, Loan No. 28, Security Public Storage – Manteca, Loan No. 29, Security Public Storage – Shaw, Loan No. 31, Security Public Storage – Sparks, Loan No. 32, Security Public Storage – Blackstone, and Loan No. 37, Security Public Storage – Sacramento III, the mortgage loans are structured without a lockbox.

With respect to Loan No. 42, Guardian Storage Bloomfield, the mortgage loan is structured without a lockbox.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the mortgage loans are structured without a lockbox.

(17)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the mortgage loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related mortgage loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related mortgage loan documents).
(18)

With respect to Loan No. 5, Fishers Twinbrook, the increase from Most Recent NOI to Underwritten NOI, is primarily attributable to the inclusion of credit tenant rent steps through the term of the loan.

With respect to Loan No. 6, 50 West 23rd Street, the increase from Most Recent NOI to Underwritten NOI, is primarily attributable to recent leasing activity and re-tenanting at the mortgaged property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.

With respect to Loan No. 11, Hanes Point, the increase from Most Recent NOI to Underwritten NOI, is primarily due to the commencement of the Bob’s Discount Furniture lease in June 2025.

With respect to Loan No. 39, 325 East 14th Street, the increase from Most Recent NOI to Underwritten NOI, is primarily attributable to the gut renovation and subsequent lease up at the property in 2025.

(19)

The grace periods noted under “Grace Period – Late Fee (Days)” and Grace Period – Default (Days) reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the mortgage loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this prospectus.

With respect to each of Loan No. 14, Security Public Storage – Salinas, Loan No. 20, Security Public Storage – Pittsburg, Loan No. 25, Security Public Storage – Glendora, Loan No. 28, Security Public Storage – Manteca, Loan No. 29, Security Public Storage – Shaw, Loan No. 31, Security Public Storage – Sparks, Loan No. 32, Security Public Storage – Blackstone, and Loan No. 37, Security Public Storage – Sacramento III, a Grace Period – Late Fee (Days) of five days is permitted twice during the term of the loan.

With respect to Loan No. 5, Fishers Twinbrook, a Grace Period – Late Fee (Days) of five days is permitted once during any 12-month period.

With respect to Loan No. 5, Fishers Twinbrook, a Grace Period – Default (Days) of three days is permitted once during any 12-month period.

With respect to Loan No. 16, PwC Pennant Building, a Grace Period – Late Fee (Days) of five days is permitted once during any 12-month period.

With respect to Loan No. 16, PwC Pennant Building, a Grace Period – Default (Days) of five days is permitted once during any 12-month period.

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(20)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related mortgaged property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such mortgaged property. The Appraised Value ($) set forth on Annex A–1 is the “as–is” value unless otherwise specified in this prospectus. With respect to the Mortgaged Properties that secure the mortgage loans listed in the following table, the Cut-off Date LTV Ratio (%) was calculated using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:
Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
215 Park Avenue South(1)	9.6%	50.0%	50.0%	$216,000,000	50.9%	50.9%	$212,000,000
U-Haul Portfolio(2)	5.3%	51.4%	39.5%	$152,700,000	53.6%	41.2%	$146,240,000
BioMed MIT Portfolio(3)	1.8%	35.3%	35.3%	$2,400,000,000	36.3%	36.3%	$2,330,300,000
Windsor Prime MHC Portfolio(4)	0.8%	62.5%	62.5%	$9,600,000	65.4%	65.4%	$9,180,000
U-Haul AREC RW Portfolio(5)	0.8%	51.9%	39.8%	$199,300,000	54.2%	41.7%	$190,530,000

(1)	The related Appraised Value of $216,000,000 represents the “Market Value with Escrow Reserves” appraised value which assumes that $4,149,340 of reserves are held with the lender and would transfer with the real estate in the event of a sale, At origination $3,000,000 of reserves was deposited with the lender for future tenant improvements and leasing commissions, $ 1,019,108 was deposited into a specified rollover reserve and $915,241 was deposited into a rent replication reserve.
(2)	The related Appraised Value of $152,700,000 as of September 25, 2025, is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties as a whole if sold in their entirety to a single buyer.
(3)	The related Appraised Value of $2,400,000,000 represents the “as portfolio” appraised value, which is inclusive of an approximately 3.0% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.
(4)

The related Appraised Value of $9,600,000 represents the “as portfolio” appraised value, which is inclusive of an approximately 4.58% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.

(5)	The Appraised Value of $199,300,000, prepared as of September 23, 2025, is inclusive of an approximately 4.6% portfolio premium and reflects the “as-is” values of the U-Haul AREC RW Properties as a whole if sold in their entirety to a single buyer.

With respect to Loan No. 8, UOVO Evergreen, the as-is appraised value of $191,200,000 is inclusive of the present value of the IDA tax benefits, which equates to approximately $14,200,000. The IDA tax benefits would not transfer to the issuing entity upon a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Mortgage Pool Characteristics--Real Estate and Other Tax Considerations” in this prospectus.

With respect to Loan No. 27, Landstown Commons, the Appraised Value of $105,200,000 is based on the extraordinary assumptions that none of the co-tenancy requirements have been violated and that the shadow anchor, Kohls will not vacate the greater shopping center.

(21)

Prepayment Provisions are shown from the respective mortgage loan First Payment Date.

“L(x)” means lock–out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

Certain of the mortgage loans permit the borrower to prepay a portion of the mortgage loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger or other trigger.

(22)

Partial release in connection with a partial prepayment or partial defeasance or substitution or addition or a free release is permitted for the following loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases,” “—Substitution” and “—Addition” in this prospectus for the terms of the releases, substitutions or additions.

Loan No. 3, U-Haul Portfolio
Loan No. 7, Haverford Retail Partners Portfolio
Loan No. 9, ExchangeRight Net Leased Portfolio # 74
Loan No. 18, BioMed MIT Portfolio
Loan No. 19, Poe Building
Loan No. 36, U-Haul AREC RW Portfolio

(23)

With respect to Loan No. 1, 215 Park Avenue South, the borrower is permitted to voluntary prepay the 215 Park Avenue South whole loan, in whole, but not in part, on any business day, after April 5, 2027, together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in November 2035,

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a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the 215 Park Avenue South whole loan being prepaid and (y) a yield maintenance premium. In addition, defeasance of the 215 Park Avenue South whole loan is permitted, in full, but not in part, at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note compromising a part of the 215 Park Avenue South whole loan to be securitized and (ii) February 11, 2029. The assumed defeasance lockout period of 24 payments is based on the expected Benchmark 2026-B42 securitization closing date in March 2026. The actual defeasance lockout period may be longer.

With respect to Loan No. 6, 50 West 23rd Street, defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 50 West 23rd Street whole loan to be securitized and (b) January 29, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-B42 securitization in March 2026. The actual lockout period may be longer.

With respect to Loan No. 27, Landstown Commons, the defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on March 6, 2026. Defeasance or prepayment (with a simultaneous payment of yield maintenance, if applicable) of the Landstown Commons whole loan is permitted, with defeasance being permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the Landstown Commons whole loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected Benchmark 2026-B42 securitization closing date in March 2026. The actual lockout period may be longer.

With respect to Loan No. 36, U-Haul AREC RW Portfolio, the lockout period will be at least 28 payment dates beginning with and including the first payment date on December 6, 2025. Defeasance or prepayment (with a simultaneous payment of yield maintenance, if applicable) of the U-Haul AREC RW Portfolio whole loan is permitted, with defeasance being permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul AREC RW Portfolio whole loan to be securitized. In the case of a prepayment of the U-Haul AREC RW Portfolio whole loan with yield maintenance, prepayment is permitted after the earlier of (a) the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul AREC RW Portfolio whole loan to be securitized and (b) December 6, 2029. The assumed lockout period of 28 payments is based on the expected Benchmark 2026-B42 securitization closing date in March 2026. The actual lockout period may be longer.
(24)

The following Mortgaged Properties consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

With respect to Loan No. 18, BioMed MIT Portfolio, each individual mortgaged property is subject to a prime ground lease (collectively, the “Prime Leases”) with Massachusetts Institute of Technology (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (and in the case of 65 Landsdowne Street, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”), with the Prime Lessee as ground lessor, and the applicable borrower, as ground lessee. The mortgages are secured by the borrowers’ sub-leasehold interest in the Ground Leases and do not encumber the Prime Leases or the fee estate of the Prime Lessor.

With respect to Loan No. 18, BioMed MIT Portfolio, the borrower sponsor prepaid the base rent and percentage rent portion of the annual ground lease payment for the 8-year period between July 1, 2024 and June 30, 2032, as well as for an extension term beginning on the date set forth in the applicable ground lease and expiring on April 30, 2099, and therefore, neither base rent nor percentage rent are required to be paid during those periods. Annual Ground Lease Payment as of the Cut-off Date ($) reflects the prepaid ground rent.

(25)

With respect to Loan No. 4, 525 7th Avenue, the Largest Tenant, Reflex Performance Resources, leases 15,561 square feet at the mortgaged property which is set to expire November 30, 2032, and 19,340 square feet of space which is set to expire November 30, 2034. This includes 2,102 square feet of space as to which the lease is scheduled to begin in February 2026.

With respect to Loan No. 10, 67th and Camelback, the Third Largest Tenant, Somos Dental & Orthodontics leases 4,576 square feet expiring in August 2033, and 1,972 square feet expiring in April 2033.

With respect to Loan No. 18, BioMed MIT Portfolio, Takeda, the Largest Tenant, occupies (i) 214,638 square feet of space at the 40 Landsdowne mortgaged property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne mortgaged property with

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a lease expiration date in June 2030 and two 10-year renewal options, and (iii) 78,655 square feet of space at the 45 - 75 Sidney mortgaged property with a lease expiration date in January 2032 and two five-year renewal options.

With respect to Loan No. 18, BioMed MIT Portfolio, Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney mortgaged property, (ii) 42,564 square feet of space at the 64 Sidney mortgaged property and (iii) 12,995 square feet of space at the 38 Sidney mortgaged property. Each respective lease expires in February 2028.

With respect to Loan No. 30, Cummins Station, the Fourth Largest Tenant, Outback Presents, leases 2,320 square feet expiring on May 31, 2027 and 14,793 square feet expiring on February 28, 2029.

(26)

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may have unilateral termination options. With respect to the largest 15 mortgage loans and certain tenants representing more than 25% of the net rentable area of a mortgaged property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this prospectus.

With respect to Loan No. 2, Gilbert Gateway Towne Center, the Second Largest Tenant at the property, Mega Furniture (which is an affiliate of the prior owner of the mortgaged property), and the borrower each have the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.

With respect to Loan No. 5, Fishers Twinbrook, the sole tenant, National Institute of Health, leases space under four separate leases, each of which expires December 31, 2033 and have no termination options.

With respect to Loan No. 6, 50 West 23rd Street, the Largest Tenant, NYC Department of Education, has the option to terminate its lease at any time, provided it gives 180 days’ written notice.

With respect to Loan No, 6, 50 West 23rd Street, the Second Largest Tenant, Buzzfeed, Inc, has the one-time option to terminate its lease effective as of December 31, 2031, provided it gives 12 months prior written notice and pays an early termination fee.

With respect to Loan No, 6, 50 West 23rd Street, the Third Largest Tenant, MSQ Partners NA LLC, has the option to terminate its lease effective as of July 1, 2033, provided it gives 12 months prior written notice and pays an early termination fee.

With respect to Loan No, 6, 50 West 23rd Street, the Fifth Largest Tenant, Trustpilot, Inc, has the option to terminate its lease effective as of February 29, 2028, provided it gives 9 months prior written notice and pays an early termination fee.

With respect to Loan No. 7, Haverford Retail Partners Portfolio, the Fourth Largest Tenant at the East Hanover Plaza mortgaged property, The Paper Store, has the right to terminate its lease if the leased premises are not delivered to the tenant on or before the date which is 90 days after the construction permit contingency is either satisfied (or deemed satisfied) or waived (subject to extension for events of force majeure and/or delays caused by the tenant).

With respect to Loan No. 10, 67th and Camelback, the Fifth Largest Tenant, McDonald’s, has the option to terminate its lease at any time, upon providing the landlord with written notice and the payment of a termination fee equal to $200,000.

With respect to Loan No. 19, Poe Building, the Third Largest Tenant, Fedcap Rehabiliation Services Inc., has an ongoing option to terminate its lease effective March 31, 2025, upon 30 days’ prior written notice and the payment of a termination fee. The tenant may only terminate the lease in the event that the tenant’s governmental funding has been terminated for the programs operating on or about the demised premises.

With respect to Loan No. 19, Poe Building, the Fourth Largest Tenant, Montefiore Medical Center, has an ongoing option to terminate its lease effective October 1, 2028, upon 4 months’ prior written notice and the payment of a termination fee.

With respect to Loan No. 27, Landstown Commons, Virginia Defenders may elect to terminate its lease at the end of the initial term upon providing a minimum of six months' written notice prior to the expiration of the initial term or extension option term, as may be applicable, or at any time during any renewal term upon providing a minimum of six months' prior written notice.

With respect to Loan No. 27, Landstown Commons, Walgreens has the right to terminate its lease effective February 28, 2034, and as of the last day of any month thereafter, upon providing at least 12 months’ notice. If the Walgreens lease would expire during the month of October, November or December of any year,

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Walgreens may elect to extend the lease term until the immediately following January 31 upon providing at least 9 months’ notice; and if the effective date of termination by Walgreens occurs during the months of October, November or December of any year, then Walgreens may elect to extend the effective date of termination until the immediately following January 31 upon providing notice three months prior to the effective date of termination.

With respect to Loan No. 30, Cummins Station, the Largest Tenant, Gibson Brands, Inc., has a one-time right to terminate 1,965 square feet of its space effective December 31, 2030, by giving notice no earlier than April 1, 2030, and no later than July 31, 2030 and by paying a termination fee equal to the sum of (i) the unamortized leasing commission based on 2.0% of the applicable base rent and (ii) the unamortized tenant improvement allowance, calculated on an 8.0% per annum interest rate from the date of first full payment of base rent through the termination date.

(27)

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 mortgage loans and certain tenants representing more than 25% of the net rentable area of a mortgaged property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this prospectus.

The tenants–shown in Annex A–1–have signed leases but may or may not be open for business as of the Cut–off Date.

With respect to Loan No. 1, 215 Park Avenue, the Largest Tenant, Industrious NYC LLC, is entitled to an aggregate of $499,500 in free rent between February 2026 and April 2028, which was reserved for at origination. In addition, the Third Largest Tenant, Stellar Health Group, Inc., is subleasing its 16th floor space, approximately 16,612 square feet, to Cognitiv Corp. for $49.13 per square foot through January 31, 2027. The Fourth Largest Tenant, Nayya Health Inc., is subleasing its 18th floor space, approximately 12,660 square feet, to BaseTen Labs, Inc. for $72.00 per square foot (with 1.75% annual rent steps) through December 30, 2029.

With respect to Loan No. 4, 525 7th Avenue, the Largest Tenant, Reflex Performance Resources (“Reflex”), which leases approximately 6.9% of the net rentable area of the related Mortgaged Property, is not yet in occupancy of its expansion space (6.0% of Reflex’s leased space), as to which its lease is set to commence in the first quarter of 2026. In addition, Reflex has partial rent abatements of $34,476 monthly through May 31, 2026; the Second Largest Tenant, Betsy & Adam Ltd., has partial rent abatements of approximately $12,958 monthly through October 31, 2027; the Third Largest Tenant, Studio Nazar, has partial rent abatements of approximately $9,921 monthly through May 31, 2028, and the Fourth Largest Tenant, Cameron Industries, Inc. has partial rent abatements of $7,648 monthly from January through June 2026. At origination, $2,026,411 was deposited into a free rent reserve, to cover free or gap rent for multiple tenants, including the foregoing.

With respect to Loan No. 6, 50 West 23rd Street, the Fifth Largest Tenant, Trustpilot, Inc., subleases 8,595 square feet of its space to Juniper Solutions, Inc. at an annual rent of $54.59 per square foot.

With respect to Loan No. 6, 50 West 23rd Street, each of the following tenants has abated rent as follows: the Second Largest Tenant Buzzfeed, Inc (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), the Third Largest Tenant, MSQ Partners NA LLC (monthly abatement of $191,365 from March 2026 through July 2026), and the Fifth Largest Tenant, TrustPilot, Inc. (monthly abatement of $193,234.50 for the months of March 2028 and April 2028). At closing of the 50 West 23rd Street whole loan, approximately $2,746,644 was deposited into a free rent reserve.

With respect to Loan No. 7, Haverford Retail Partners Portfolio, the Fourth Largest Tenant at the East Hanover Plaza mortgaged property, The Paper Store, is in occupancy but not yet open to the public and has gap rent for approximately 12 months. Such rent was not reserved with the lender; however, approximately $304,336 was deposited into escrow by the mortgaged property seller for such free rent, pursuant to an escrow agreement between the mortgaged property seller, the borrower and an escrow agent.

With respect to Loan No. 39, 325 East 14th Street, the Largest Tenant, Corner14 Table LLC, representing approximately 54.8% of the commercial net rentable square footage at the mortgaged property, is in the process of building out its space and is not expected to be open to the public until June 2026. In addition, Corner14 Table LLC has a free rent period from February 1, 2026 through April 30, 2026 and a rent commencement date in May 2026.

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(28)

The following mortgage loans have one or more borrowers that own all or a portion of the related mortgaged property as tenants–in–common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies–in–Common or Diversified Ownership” in this prospectus for further information.

● Loan No. 7 – Haverford Retail Partners Portfolio
● Loan No. 10 – 67th and Camelback
● Loan No. 22 – The Commons

(29)

With respect to Loan No. 5, Fishers Twinbrook, during the continuance of a cash sweep period, the borrower is required to deposit into an eligible account held by the lender or servicer on each monthly payment date, an amount equal to $4,789.69.

With respect to Loan No. 5, Fishers Twinbrook, the borrower is required to deposit with or on behalf of the lender, on each monthly payment date during the continuance of a cash sweep period, the sum of $19,158.75 into a rollover reserve account.

With respect to Loan No. 9, ExchangeRight Net Leased Portfolio #74, on each payment date during an event of default, the borrower is required to deposit into the replacement reserve an amount equal to one twelfth of the product obtained by multiplying $0.243970 by the aggregate number of rentable square feet of space of the related mortgaged properties. The monthly deposit into the replacement reserve is $3,295 initially.

With respect to Loan No. 9, ExchangeRight Net Leased Portfolio #74, on each payment date during an event of default, the borrower is required to deposit into the rollover reserve an amount equal to one twelfth of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space of the related mortgaged properties. The monthly deposit into the rollover reserve is $11,523.73 initially.

With respect to Loan No. 18, BioMed MIT Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to pay 1/12th of the annual rents (including both base rent, percentage rent and additional rents (excluding any taxes otherwise reserved for under the whole loan documents)) due from the borrowers under the related ground leases.

With respect to Loan No. 18, BioMed MIT Portfolio, during the continuance of a cash sweep period, the borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the mortgaged properties multiplied by $1.00, capped at 12 times such.

With respect to Loan No. 19, Poe Building, the rent replication reserve of approximately $43,907 is for one month of free rent associated with the July monthly rent payment date for the Fifth Largest tenant, Health Acquisition Corp dba Elara Caring.

With respect to Loan No. 27, Landstown Commons, the rollover reserve is capped at $1,400,000 ($3.44 PSF). Once the reserve is initially depleted to $600,000 or less, the borrower is required to make monthly deposits into a rollover reserve in an amount equal to $33,938.42 until such time as the balance in the rollover reserve is greater than the cap.

With respect to Loan No. 36, U-Haul AREC RW Portfolio, on each monthly payment date during the continuance of a cash sweep period, the borrowers are required to deposit $9,168.95 into a replacement reserve fund, capped at $55,013.68.

(30)

With respect to the mortgage loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this prospectus.

● Loan No. 3 – U-Haul Portfolio
● Loan No. 4 – 525 7th Avenue
● Loan No. 16 – PwC Pennant Building
● Loan No. 18 – BioMed MIT Portfolio
● Loan No. 36 – U-Haul AREC RW Portfolio

A-1-68

(31)	With respect to the following loans, a direct or indirect parent entity of the borrower may incur mezzanine debt secured by its equity interest in the borrower on the terms set forth below.
Mortagage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-Off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Biomed MIT Portfolio(1)	$13,000,000	$834,000,000	$478,000,000	65.0%	1.63x	NAP	Yes
Cummins Station(2)	$7,500,000	$127,500,000	NAP	65.0%	1.35x	9.5%	Yes
(1)	With respect to Loan No. 18, BioMed MIT Portfolio, the borrowers have one-time right to incur a mezzanine loan secured by the direct or indirect equity ownership in the borrowers after the earlier of (i) 120 days from the loan origination date and (ii) the securitization of the whole loan (other than any vertical risk retention), subject to, among other conditions, the principal amount not exceeding the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than 65.0% and (y) debt service coverage ratio not less than 1.63x.
(2)	With respect to Loan No. 30, Cummins Station, the borrower is permitted to obtain mezzanine financing during the Cummins Station whole loan term from a mezzanine lender acceptable to the lender, provided certain conditions are met including; (a) the aggregate LTV (based on the Cummins Station whole loan and the mezzanine financing) does not exceed 65.0%, (b) the actual combined DSCR must be not less than 1.35x, (c) the actual combined debt yield must be not less than 9.5%, (d) the Cummins Station whole loan and the mezzanine financing must be coterminous, (e) the mezzanine lender must execute an intercreditor agreement acceptable to the lender, (f) hard cash management must be in place and (g) the terms and documentation of the mezzanine financing must be acceptable to the lender and any applicable rating agency.

(32)

With respect to Loan No. 15, Island Plaza Shopping Center, the Third Largest Tenant at the mortgaged property, Carvelli Restaurant Group is an affiliate of the borrower sponsors and payment of rent under the lease is guaranteed by the borrower sponsors and non-recourse carveout guarantors.

With respect to Loan No. 19, Poe Building, the Second Largest Tenant at the mortgaged property, Poe Garages, is an affiliate of the borrower sponsors.

(33)

With respect to Loan No. 5, Fishers Twinbrook, the fourth most recent historical financial information was not provided by the borrower sponsor.

With respect to Loan No. 8, UOVO Evergreen, the fourth most recent historical financial information was not disclosed as the mortgaged property was still leasing up. The UOVO Evergreen mortgaged property was under renovation until 2019, and subsequent lease up was disrupted due to the COVID 19 pandemic.

With respect to Loan No. 9, ExchangeRight Net Leased Portfolio #74, there are no historical financials as the mortgaged properties were acquired by the borrower between June 2025 and November 2025.

With respect to Loan No. 13, Mariners Pointe Apartments, the fourth most recent historical financial information was not provided by the borrower sponsor.

With respect to Loan No. 15, Island Plaza Shopping Center, 2025 financial information is not available because of an accelerated acquisition timeline for the Mortgaged Property.

With respect to Loan No. 21, Sunset Plaza, historical financial information is not shown as the mortgaged property was acquired in December 2025.

With respect to Loan No. 22, The Commons, the fourth most recent historical financial information was not provided by the borrower sponsor.

With respect to Loan No. 39, 325 East 14th Street, there are no historical financials prior to the December T-5 Annualized as the property was recently gut renovated in 2025.

(34)

With respect to Loan No. 1, 215 Park Avenue South, the mortgaged property is subject to a master lease (the “Master Lease”) between the borrower and 215 Park Avenue South Associates, L.P. (the “Master Tenant”). The Master Tenant’s leasehold interest is encumbered by a leasehold mortgage (the “Leasehold Mortgage”) held by an affiliate of the borrower, Valencia Investments Overseas Ltd.. The Master Lease expires on October 15, 2033 and the Master Tenant has no remaining renewal options thereunder. Simultaneous with expiration of the Master Lease, the Leasehold Mortgage will mature and any outstanding interest and principal will become due thereunder. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types —Office Properties” in this prospectus for the terms and conditions of the Master Lease.

With respect to Loan No. 5, Fishers Twinbrook, due to the government shutdown in 2025, NIH became past-due on rent payments in the amount of $2,861,832. The past-due balance was reserved at origination of the Fishers Twinbrook whole loan and has been fully repaid. The NIH lease does not contain appropriations clauses.

A-1-69

With respect to Loan No. 9, ExchangeRight Net Leased Portfolio #74, a straight-line TI/LC credit of $10,601 is reflected in the Underwritten Net Cash Flow ($) as the borrower deposited $500,000 into the rollover reserve as of origination. The lender gave credit in the amount of $10,601 to Underwritten TI / LC ($) of the CVS Pharmacy - Charlotte, NC mortgaged property based on such deposit. No other Mortgaged Properties in the ExchangeRight Net Leased Portfolio #74 mortgage loan have Underwritten TI / LC ($).

With respect to Loan No. 18, BioMed MIT Portfolio, in the event Takeda, the Largest Tenant, has not provided a written notice of renewal or extension of its leases at the 35 Landsdowne mortgaged property and the 40 Landsdowne mortgaged property on the date that is 18 months prior to the expiration of the foregoing respective leases, the borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the whole loan documents. In addition, the borrower has the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the borrower delivers a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the whole loan documents in an amount equal to the Takeda Disbursement Amount.

With respect to Loan No. 18, BioMed MIT Portfolio, Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties representing 15.3% of net rentable area and 15.7% of underwritten base rent, is currently dark on 12,995 square feet of space at the 38 Sidney mortgaged property and 35,157 square feet of space at the 64 Sidney mortgaged property.

With respect to Loan No. 18, BioMed MIT Portfolio, the guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio whole loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender. The borrowers have obtained an environmental insurance coverage with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims.

With respect to Loan No. 30, Cummins Station, credit for the approximately $3.7 million in tenant improvement and leasing commissions escrow balance as of January 6, 2026 was underwritten.

With respect to Loan No. 30, Cummins Station, which was originated in 2024, as of January 6, 2026, the leasing reserve funds account had a balance of approximately $3,658,135, the existing TI/LC reserve funds account had a balance of approximately $1,351,458, the rent concession reserve funds account had a balance of approximately $1,116,207, the tax reserve account had a balance of approximately $1,026,608 and the replacement reserve funds account had a balance of approximately $8,557. Please note that all reserve accounts earn interest.

With respect to Loan No. 30, Cummins Station, the Second Largest Tenant, Axial Healthcare, Inc, subleases 21,611 square feet. Axial Healthcare, Inc subleases 11,814 square feet to Oncology Health Partners, LLC at an annual rent of $29.50 per square foot for 9,214 square feet and $0.00 per square foot for 2,600 square feet, which expires on June 30, 2028. Axial Healthcare, Inc subleases 5,072 square feet to SCP Longevity Services, LLC at an annual rent of $32.00 per square foot with 3.0% annual increases, which expires on June 30, 2028. Axial Healthcare, Inc subleases 4,725 square feet to AECOM at an annual rent of $42.23 per square foot with 3.0% annual increases, which expires on June 30, 2028.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Interest Rate” under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus.

With respect to all residential cooperative mortgage loans, the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative mortgage loans sold to the trust, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized

A-1-70

nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other mortgage loans is not presented with respect to the residential cooperative mortgage loans sold to the trust and is, instead, reflected as not applicable (NAP) or not available (NAV). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative mortgage loans sold to the trust. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Underwritten Economic Occupancy (%) and Leased Occupancy (%) reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related mortgaged property as a multifamily rental property (i.e., the Coop - Rental Value).

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Occupancy Date reported reflects the valuation date of the related appraisal for purposes of determining the Appraised Value of the related mortgaged property as a multifamily rental property (i.e., the Coop - Rental Value).

With respect to all residential cooperative mortgage loans, the appraised value of the residential cooperative property is determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

A-1-71

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Range of Cut-off Date Balances - All Mortgage Loans(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
$997,810	-	$9,999,999	42	$202,979,872	27.8%	6.0504%	115	4.34x	40.4%	38.4%
$10,000,000	-	$19,999,999	10	$157,269,108	21.6%	6.1879%	117	1.79x	54.1%	48.7%
$20,000,000	-	$29,999,999	3	$75,250,000	10.3%	6.1145%	116	1.76x	55.5%	55.5%
$30,000,000	-	$39,999,999	5	$163,702,733	22.4%	5.9347%	117	2.13x	48.5%	45.7%
$40,000,000	-	$70,000,000	2	$130,000,000	17.8%	6.3527%	120	1.77x	59.4%	59.4%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Range of Mortgage Rates as of the Cut-off Date - All Mortgage Loans(1)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
5.2700%	-	5.9999%	25	$265,197,864	36.4%	5.7561%	117	2.72x	45.4%	41.8%
6.0000%	-	6.4999%	33	$366,028,977	50.2%	6.1956%	118	2.78x	48.9%	47.2%
6.5000%	-	6.9999%	3	$90,474,871	12.4%	6.7514%	118	1.34x	67.8%	66.5%
7.0000%	-	7.1550%	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Type of Mortgaged Properties - All Mortgage Loans(1)

						Weighted Averages
Property Type	Number of Mortgaged Properties(3)	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of NRA/Units/Rooms/Pads	Cut-off Date Balance per # of NRA/Units/Rooms/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
Multifamily	26	$94,994,032	13.0%	1,947	$48,790	6.0877%	117	96.3%	7.37x	20.9%	18.6%
Cooperative	25	$76,577,043	10.5%	1,831	$41,823	6.0162%	118	95.5%	8.85x	11.5%	10.6%
Garden	1	$18,416,989	2.5%	116	$158,767	6.3850%	115	100.0%	1.21x	60.2%	51.8%
Hospitality	1	$13,474,871	1.8%	127	$106,101	6.9190%	118	74.3%	1.53x	67.4%	58.7%
Limited Service	1	$13,474,871	1.8%	127	$106,101	6.9190%	118	74.3%	1.53x	67.4%	58.7%
Office	5	$154,500,000	21.2%	1,780,262	$87	6.2224%	115	91.5%	2.22x	47.2%	47.2%
CBD	5	$154,500,000	21.2%	1,780,262	$87	6.2224%	115	91.5%	2.22x	47.2%	47.2%
Retail	22	$221,098,597	30.3%	2,370,196	$93	6.3382%	118	97.5%	1.63x	62.7%	61.9%
Anchored	11	$194,348,597	26.7%	2,172,492	$89	6.3737%	118	97.2%	1.56x	64.7%	63.8%
Single Tenant	11	$26,750,000	3.7%	197,704	$135	6.0800%	118	100.0%	2.16x	47.9%	47.9%
Mixed Use	11	$61,878,650	8.5%	1,687,003	$37	5.7232%	116	92.1%	2.73x	38.7%	35.5%
Lab/Office	9	$43,000,000	5.9%	1,544,386	$28	5.5832%	115	99.0%	3.17x	36.1%	36.1%
Office/Retail	1	$13,878,650	1.9%	142,614	$97	6.0500%	116	68.0%	1.68x	42.7%	28.3%
Multifamily/Retail	1	$5,000,000	0.7%	3	$1,666,667	6.0200%	120	100.0%	1.89x	49.5%	49.5%
Self Storage	52	$177,255,562	24.3%	2,351,882	$75	5.8206%	117	89.3%	1.54x	54.9%	49.1%
Self Storage	52	$177,255,562	24.3%	2,351,882	$75	5.8206%	117	89.3%	1.54x	54.9%	49.1%
Manufactured Housing	6	$6,000,000	0.8%	156	$38,462	6.4420%	116	94.8%	1.38x	62.5%	62.5%
Manufactured Housing	6	$6,000,000	0.8%	156	$38,462	6.4420%	116	94.8%	1.38x	62.5%	62.5%
Total/Weighted Average	123	$729,201,713	100.0%			6.1146%	117	93.2%	2.57x	50.1%	47.7%

Mortgaged Properties by State and/or Location - All Mortgage Loans(1)(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties(3)	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
New York	31	$256,577,043	35.2%	6.0940%	118	4.15x	37.1%	36.8%
California	13	$95,401,017	13.1%	5.9146%	117	1.49x	58.2%	52.6%
Northern	7	$57,814,328	7.9%	5.8518%	117	1.43x	58.4%	51.6%
Southern	6	$37,586,689	5.2%	6.0111%	117	1.60x	57.8%	54.3%
Arizona	3	$80,620,627	11.1%	6.6368%	118	1.32x	69.2%	69.2%
Maryland	2	$39,450,000	5.4%	5.6531%	117	2.97x	44.3%	44.3%
Other	74	$257,153,026	35.3%	6.1164%	115	1.72x	55.0%	50.6%
Total/Weighted Average	123	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

A-2-1

Annex A-2

Range of LTV Ratios as of the Cut-off Date - All Mortgage Loans(1)(2)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
2.0%	-	39.9%	29	$161,577,043	22.2%	5.9713%	118	5.74x	24.3%	23.9%
40.0%	-	49.9%	4	$54,628,650	7.5%	5.9979%	118	2.02x	46.0%	42.3%
50.0%	-	59.9%	18	$331,079,159	45.4%	6.0259%	116	1.73x	54.6%	51.1%
60.0%	-	70.3%	11	$181,916,860	24.9%	6.4384%	118	1.44x	66.2%	64.4%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Range of LTV Ratios as of Maturity Dates - All Mortgage Loans(1)(2)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
1.7%	-	39.9%	32	$220,121,256	30.2%	5.8969%	117	4.62x	30.9%	27.3%
40.0%	-	49.9%	7	$82,623,597	11.3%	5.9875%	118	1.87x	50.7%	47.1%
50.0%	-	59.9%	15	$284,481,860	39.0%	6.1597%	115	1.74x	56.2%	54.0%
60.0%	-	70.3%	8	$141,975,000	19.5%	6.4357%	118	1.46x	67.2%	67.2%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Range of Debt Service Coverage Ratios as of the Cut-off Date - All Mortgage Loans(1)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
1.21x	-	1.49x	12	$218,432,551	30.0%	6.2239%	117	1.36x	61.4%	56.6%
1.50x	-	1.99x	17	$213,442,119	29.3%	6.1774%	114	1.67x	57.4%	54.5%
2.00x	-	2.49x	6	$168,250,000	23.1%	6.0958%	119	2.16x	48.9%	48.9%
2.50x	-	21.81x	27	$129,077,043	17.7%	5.8504%	117	6.64x	20.5%	20.1%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Range of Original Terms to Maturity in Months - All Mortgage Loans(1)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
60	-	60	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
120	-	120	61	$721,701,713	99.0%	6.1038%	118	2.58x	50.0%	47.6%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Range of Remaining Terms to Maturity in Months - All Mortgage Loans(1)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
39	-	59	1	$7,500,000	1.0%	7.1550%	39	1.62x	58.8%	58.8%
111	-	114	1	$13,000,000	1.8%	5.8928%	111	2.75x	35.3%	35.3%
115	-	120	60	$708,701,713	97.2%	6.1077%	118	2.58x	50.3%	47.9%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

A-2-2

Annex A-2

Range of U/W NOI Debt Yields as of the Cut-off Date - All Mortgage Loans(1)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
9.1%	-	9.9%	8	$163,556,989	22.4%	6.4577%	117	1.38x	63.7%	62.7%
10.0%	-	11.9%	16	$178,490,562	24.5%	5.8828%	117	1.53x	57.8%	52.0%
12.0%	-	13.9%	7	$141,698,468	19.4%	6.2098%	113	1.91x	55.1%	53.1%
14.0%	-	15.9%	3	$102,500,000	14.1%	6.1807%	120	2.18x	46.5%	46.5%
16.0%	-	17.9%	2	$26,878,650	3.7%	5.9740%	114	2.20x	39.1%	31.7%
18.0%	-	19.9%	1	$30,000,000	4.1%	5.4490%	117	3.35x	36.5%	36.5%
20.0%	-	160.9%	25	$86,077,043	11.8%	5.9839%	118	8.37x	12.7%	12.0%
Total/Weighted Average			62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Amortization Type - All Mortgage Loans(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
Interest Only	30	$490,665,000	67.3%	6.1817%	117	2.18x	52.4%	52.4%
Amortizing Balloon	22	$120,521,151	16.5%	6.1932%	117	5.26x	36.0%	30.2%
Interest Only, Amortizing Balloon	8	$73,350,000	10.1%	5.8625%	117	1.45x	56.9%	50.2%
Amortizing Balloon - ARD	2	$44,665,562	6.1%	5.5800%	116	1.46x	51.5%	39.5%
Total/Weighted Average	62	$729,201,713	100.0%	6.1146%	117	2.57x	50.1%	47.7%

Footnotes

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to five mortgage loans comprising 54 mortgaged properties (18.3%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(4)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-3

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ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

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Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

A-3-1

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

A-3-2

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%
Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s)(1):	Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh	Collateral:	Fee
Borrower(s):	Dever Properties LLC	Location:	New York, NY
Original Balance(2):	$70,000,000	Year Built / Renovated:	1910 / 1982
Cut-off Date Balance(2):	$70,000,000	Property Management:	SL Green Leasing, Inc.
% by Initial UPB:	9.6%	Size:	346,216 SF
Interest Rate:	6.05500%	Appraised Value / Per SF(6):	$216,000,000 / $624
Note Date:	February 11, 2026	Appraisal Date:	November 4, 2025
Original Term:	120 months	Occupancy:	89.9% (as of February 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	91.5%
Original Amortization:	NAP	Underwritten NOI:	$15,570,889
Interest Only Period:	120 months	Underwritten NCF:	$14,445,687
First Payment Date:	April 6, 2026
Maturity Date:	March 6, 2036	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$14,286,170 (TTM November 30, 2025)
Additional Debt Balance(2):	$38,000,000	2024 NOI:	$14,734,907
Call Protection(3):	L(12),YM1(12),DorYM1(91),O(5)	2023 NOI:	$12,194,335
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$10,448,637
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$312
Taxes:	$1,972,553	$442,000	NAP	Maturity Date Loan / SF:	$312
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$7,213	NAP	Maturity Date LTV:	50.0%
TI / LC:	$3,000,000	$86,554	NAP	UW NOI DY:	14.4%
Other(5):	$1,934,349	$0	NAP	UW NCF DSCR:	2.18x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$108,000,000	100.0%	Loan Payoff	$95,467,222	88.4%
			Upfront Reserves	6,906,902	6.4
			Borrower Sponsor Equity	4,012,306	3 7
			Closing Costs	1,613,570	1.5
Total Sources	$108,000,000	100.0%	Total Uses	$108,000,000	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan (as defined below).
(2)	The 215 Park Avenue South Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $108.0 million (the “215 Park Avenue South Whole Loan”). The Financial Information in the chart above reflects the 215 Park Avenue South Whole Loan.
(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on April 6, 2026. Defeasance of the 215 Park Avenue South Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 215 Park Avenue South Whole Loan to be securitized and (ii) February 11, 2029. The assumed defeasance lockout period of 24 payments is based on the expected Benchmark 2026-B42 securitization closing date in March 2026. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	Other Reserves consist of a Specified Rollover Reserve ($1,019,108) and Rent Replication Reserve ($915,241). The Specified Rollover Reserve is kept in the same account as the TI / LC reserve. See “Initial and Ongoing Reserves” below.
(6)	The Appraised Value represents the “Market Value Adding Escrow Reserves” appraised value which assumes that $4,149,340 of reserves are held with the lender and would transfer with the real estate in the event of a sale. At origination of the 215 Park Avenue South Whole Loan reserves were deposited as set forth in the table above. Based on the “As Is” appraised value of $212,000,000, the Cut-off Date LTV and Maturity Date LTV would be 50.9%.

The Loan. The largest mortgage loan (the “215 Park Avenue South Mortgage Loan”) is part of the 215 Park Avenue South Whole Loan secured by the borrower’s fee interest in a 20-story, 346,216 SF, Class B office building located on the corner of East 18th Street and Park Avenue South in the Union Square neighborhood of Manhattan, New York (the “215 Park Avenue South Property”). The 215 Park Avenue South Whole Loan consists of five pari passu promissory notes and accrues interest at a rate of 6.05500% per annum on an Actual/360 basis. The 215 Park Avenue South Whole Loan has a 10-year term and is interest only for the entire duration of the term. The 215 Park Avenue South Whole Loan was originated on February 11, 2026 by German American Capital Corporation (“GACC”). The 215 Park Avenue South Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 contributed by GACC, with an aggregate original principal balance of $70,000,000. The 215 Park Avenue South Property was previously securitized in 2016 within JPMBB 2016-C1. The prior mortgage loan matured on February 6, 2026. The 215 Park Avenue South Whole Loan is expected to be serviced pursuant to the

A-3-3

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

pooling and servicing agreement for the Benchmark 2026-B42 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the 215 Park Avenue South Whole Loan.

215 Park Avenue South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2026-B42	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2026-B42	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4(1)	$13,000,000	$13,000,000	GACC	No
A-5(1)	$10,000,000	$10,000,000	GACC	No
Total	$108,000,000	$108,000,000

(1)     Expected to be contributed to a future securitization.

The Property. The 215 Park Avenue South Property is a 20-story, 346,216 SF, Class B office building located in the Union Square neighborhood of Manhattan, New York. The 215 Park Avenue South Property was built in 1910 and comprises 323,777 SF of office space, 11,557 SF of storage space and 10,882 SF of ground-level retail space situated on a 14,273 square foot parcel of land. Since 2021, the 215 Park Avenue South Property has received approximately $3.5 million in capital investments including approximately $2.1 million for corridor/bathroom upgrades. The borrower has signed approximately 65,950 SF (19.0% of NRA) of new leases or renewals since December 2024 representing $4.4 million in additional base rent. The 215 Park Avenue South Property benefits from its close proximity to the Union Square subway station, approximately one block south, which is serviced by the 4, 5, 6, L, N, Q and R subway lines.

As of February 5, 2026, the 215 Park Avenue South Property was 89.9% occupied by 25 individual tenants and features a diverse mix of office tenants in the medical, tech, legal, and fashion/art industries as well as CVS in the ground floor and basement retail space. The tenancy has a weighted average tenure of approximately 11.3 years and a remaining weighted average lease term of 4.6 years. The anchor tenants include Industrious (as defined below) (51,765 SF / 16.7% of base rent / lease expiration date: September 30, 2035), Rakuten USA (as defined below) (34,510 SF / 11.8% of base rent / lease expiration date: December 31, 2027), and Stellar Health (as defined below) (33,224 SF / 9.7% of base rent / lease expiration date: December 31, 2030). The 215 Park Avenue South Property has maintained a 91.6% average occupancy from 2010 through 2025.

Master Lease. The borrower has master leased the 215 Park Avenue South Property (the “215 PAS Master Lease”) to 215 Park Avenue South Associates, L.P. (the “215 PAS Master Tenant”) through October 15, 2033. Pursuant to the 215 PAS Master Lease, the 215 PAS Master Tenant entered into a management agreement with an affiliate, SL Green Leasing, Inc., under which SL Green Leasing Inc. is the property manager of the 215 Park Avenue South Property. The 215 PAS Master Tenant borrowed a leasehold loan (the “215 PAS Leasehold Loan”) and mortgaged its leasehold interest under the 215 PAS Master Lease (the “215 PAS Leasehold Mortgage”) to secure the 215 PAS Leasehold Loan, which loan and mortgage were later acquired by Valencia Investments Overseas Ltd., an affiliate of the borrower (the “Affiliated Leasehold Mortgagee”). The 215 PAS Leasehold Loan is due on the same date as the expiration of the 215 PAS Master Lease. As of the 215 Park Avenue South Whole Loan origination date, the 215 PAS Master Lease was amended to (i) provide for monthly payments of net annual rent payments of $575,000 (structured to be equal to debt service payments under the 215 Park Avenue South Whole Loan), and (ii) state that the 215 PAS Master Tenant’s failure to separately pay any amounts required by the lender for monthly reserves under the 215 Park Avenue South Whole Loan would constitute an Event of Default (as defined in the 215 PAS Master Lease) under the 215 PAS Master Lease.

Prior to the origination of the 215 Park Avenue South Whole Loan, the 215 PAS Master Lease was generally structured so as to require payments thereon only to the extent of net cash flow from the 215 Park Avenue South Property. As of the 215 Park Avenue South Whole Loan origination date, approximately $119,677,108.77 of accrued and unpaid rent, together with accrued and unpaid interest thereon, was due and payable from the 215 PAS Master Tenant to the related borrower under the 215 PAS Master Lease. In addition, approximately $16,951,283.14 of outstanding principal and $3,275,449.13 of accrued and unpaid interest is due and payable from the 215 PAS Master Tenant to the Affiliated Leasehold Mortgagee under the 215 PAS Leasehold Loan.

At origination of the 215 Park Avenue South Whole Loan, the borrower, the lender and the 215 PAS Master Tenant entered into a Subordination, Non-Disturbance and Attornment Agreement pursuant to which the 215 PAS Master Tenant subordinated its interest in the 215 PAS Master Lease to the 215 Park Avenue South Whole Loan and agreed to attorn to the lender if it took title to the 215 Park Avenue South Property, and the lender agreed that it would not disturb the 215 PAS Master Tenant’s possession of the 215 Park Avenue South Property so long as the 215 PAS Master Tenant is not in default under the 215 PAS Master Lease. In addition, the 215 PAS Master Tenant has agreed that all rents from the 215 Park Avenue South Property, including rents paid by the subtenants of the 215 PAS Master Tenant, will be deposited into the lockbox account for the benefit of the lender under the 215 Park Avenue South Whole Loan. In addition, the Affiliated Leasehold Mortgagee has agreed that no payments will be made on the 215 PAS Leasehold Loan if a Trigger Period (as defined below) is in effect. Further, the Affiliated Leasehold Mortgagee has provided a guaranty of the borrower’s obligations under the 215 Park Avenue South Whole Loan, which guaranty is limited to its interest in the 215 PAS Leasehold Mortgage, and has pledged its interest in the

A-3-4

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

215 PAS Leasehold Loan and the 215 PAS Leasehold Mortgage to the lender to secure such guaranty. Due to the 215 PAS Master Lease, all leases of the 215 Park Avenue South Property constitute subleases under the 215 PAS Master Lease.

Major Tenants.

Industrious NYC LLC (51,765 SF; 15.0% of net rentable area; 16.7% of underwritten base rent): Headquartered in New York City, Industrious NYC LLC (“Industrious”) is a provider of flexible and co-working workplace solutions. Industrious has an asset-light business model that emphasizes partnership agreements with property owners rather than traditional leases. Industrious’ global network spans more than 200 locations in over 65 cities. Industrious has three leases at the 215 Park Avenue South Property each 17,255 SF expiring on September 30, 2035 with no extension options or termination options. Industrious has a monthly rent abatement of approximately $18,500 from February through April 2028, which was reserved for at origination.

Rakuten USA, Inc. (34,510 SF; 10.0% of net rentable area; 11.8% of underwritten base rent): Rakuten Group (“Rakuten”), the parent of Rakuten USA, Inc. (“Rakuten USA”) is a Japanese technology conglomerate providing a diverse portfolio of over 70 businesses to users worldwide. Headquartered in Tokyo and founded in 1997, Rakuten is a global provider of internet services, mobile services, and financial products. Rakuten operates a wide ecosystem of businesses spanning e-commerce, fintech, digital content, and communications, centered around its flagship online marketplace Rakuten Ichiba. Its services also include credit cards, banking, securities, insurance, mobile carrier services, messaging (Viber), and e-books (Kobo), serving users in over 30 countries. Rakuten USA, the tenant, was an e-commerce marketplace based in San Mateo, California that was previously known as Buy.com, founded by Scott Blum. In 2010, it was purchased by Rakuten, and rebranded as Rakuten.com. Rakuten USA’s lease expires on December 31, 2027, and has one five-year extension option and no termination options. The borrower is negotiating a lease renewal with Rakuten USA. There can be no assurance that a lease renewal will be entered into.

The Stellar Health Group, Inc. (33,224 SF; 9.6% of net rentable area; 9.7% of underwritten base rent): Founded in 2018 and headquartered at the 215 Park Avenue South Property, The Stellar Health Group, Inc. (“Stellar Health”) is a healthcare technology company focused on value-based care delivery for healthcare providers. Through its micro-incentive platform, providers and their care teams receive in-workflow prompts to efficiently close care and quality gaps. Every value-based care activity is rewarded monthly, prioritizing overall patient care. Stellar Health has a network of 20,000+ providers, 2,200 medical practices, and over 1.2 million patients. Stellar Health recently announced a partnership with CenterLight Healthcare, the largest not-for-profit Program of All-Inclusive Care for the Elderly (PACE) in the country helping expand its business model to CenterLight Healthcare’s 11 PACE centers, one owned alternative care setting, and a network of contracted healthcare providers in the New York area. Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF (prime lease rent is $64.59 PSF) through January 31, 2027. Stellar Health’s lease expires on December 31, 2030, and has one five-year extension option and no termination options.

A-3-5

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the largest tenants by underwritten base rent at the 215 Park Avenue South Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
Major Tenants
Industrious	NR/NR/NR	51,765	15.0%	$3,695,330	$71.39	16.7%	9/30/2035	None	N
Rakuten USA	NR/NR/NR	34,510	10.0%	$2,607,585	$75.56	11.8%	12/31/2027	1 x 5	N
Stellar Health(2)	NR/NR/NR	33,224	9.6%	$2,145,938	$64.59	9.7%	12/31/2030	1 x 5	N
CVS Albany LLC	NR/NR/NR	21,717	6.3%	$2,081,140	$95.83	9.4%	6/30/2029	None	N
Nayya Health Inc.(3)	NR/NR/NR	29,915	8.6%	$1,892,710	$63.27	8.6%	12/31/2029	None	N
Global Strategy Group LLC	NR/NR/NR	21,974	6.3%	$1,568,944	$71.40	7.1%	8/31/2032	1 x 5	N
Stone Source LLC(4)	NR/NR/NR	19,092	5.5%	$1,360,207	$71.24	6.2%	11/30/2030	1 x 5	N
Matador Content LLC(5)	NR/NR/NR	17,255	5.0%	$1,283,682	$74.39	5.8%	8/31/2028	1 x 5	N
Charlie Health, Inc.	NR/NR/NR	17,255	5.0%	$1,084,304	$62.84	4.9%	1/31/2029	1 x 5	N
Kimball International Brands, Inc.	NR/NR/NR	9,885	2.9%	$745,768	$75.44	3.4%	4/30/2027	None	N
Top 10 Tenants		256,592	74.1%	$18,465,608	$71.96	83.6%
Other Tenants		54,734	15.8%	$3,632,442	$66.37	16.4%
Total Occupied		311,326	89.9%	$22,098,050	$70.98	100.0%
Vacant		34,890	10.1%
Total		346,216	100.0%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See “Master Lease” above.
(2)	Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF through January 31, 2027.
(3)	Nayya Health Inc. is subleasing 12,660 SF to BaseTen Labs, Inc. for $72.00 PSF through December 30, 2029.
(4)	Stone Source LLC is subleasing Suite 2008 (1,837 SF) to Arch Equities LLC through December 31, 2026 for annual rent of $59,885.63.
(5)	Matador Content LLC is subleasing a portion of its 8th floor space to OBB Media, LLC through December 31, 2026 for rent of $20,000 a month (with one month of free rent) and is also subleasing a portion of its 8th floor space to Initial Group Global LLC through December 31, 2026 for rent of $42,500 a month.

The following table presents certain information relating to the lease rollover schedule at the 215 Park Avenue South Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	2,721	0.8%	0.8%	$198,165	0.9%	$72.83	1
2027	50,655	14.6%	15.4%	$3,779,838	17.1%	$74.62	5
2028	32,892	9.5%	24.9%	$2,316,357	10.5%	$70.42	4
2029	73,744	21.3%	46.2%	$5,386,452	24.4%	$73.04	6
2030	55,677	16.1%	62.3%	$3,740,430	16.9%	$67.18	3
2031	13,834	4.0%	66.3%	$1,066,278	4.8%	$77.08	3
2032	21,974	6.3%	72.6%	$1,568,944	7.1%	$71.40	1
2033	5,092	1.5%	74.1%	$346,256	1.6%	$68.00	1
2034	0	0.0%	74.1%	$0	0.0%	$0.00	0
2035	51,765	15.0%	89.1%	$3,695,330	16.7%	$71.39	1
2036 & Thereafter(3)	2,972	0.9%	89.9%	$0	0.0%	$0.00	0
Vacant	34,890	10.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	346,216	100.0%		$22,098,050	100.0%	$70.98	25
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See "Master Lease" above.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Represents the management office, which has no expiration date.

A-3-6

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the historical and underwritten net cash flows of the 215 Park Avenue South Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	Underwritten	Per SF	%(2)
Base Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$22,097,879	$63.83	83.1%
Contractual Rent Steps(3)	0	0	0	0	266,823	0.77	1.0%
Gross-Up Vacant Rent	0	0	0	0	2,271,604	6.56	8.5%
Gross Potential Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$24,636,305	$71.16	92.7%
Total Recoveries	1,012,517	1,306,327	1,749,259	2,064,676	1,943,520	5.61	7.3%
Other Income	75,810	274,488	30,783	24,584	7,753	0.02	0.0%
Total Gross Income	$20,124,889	$22,290,650	$23,414,158	$24,364,970	$26,587,579	$76.79	100.0%
Vacancy & Bad Debt	(756,360)	(29,415)	77,695	124,375	(2,271,604)	(6.56)	(8.5%)
Abatements	(1,169,640)	(2,519,544)	(597,127)	(1,620,389)	0	0.00	0.0%
Effective Gross Income	$18,198,888	$19,741,691	$22,894,726	$22,868,956	$24,315,975	$70.23	91.5%
Real Estate Taxes	3,840,893	3,885,190	4,121,548	4,373,291	4,478,742	12.94	18.4%
Insurance	192,990	217,651	213,493	219,260	214,861	0.62	0.9%
Management Fee	608,272	636,695	653,186	668,232	729,479	2.11	3.0%
Other Expenses	3,108,096	2,807,820	3,171,593	3,322,004	3,322,004	9.60	13.7%
Total Expenses	$7,750,252	$7,547,356	$8,159,819	$8,582,786	$8,745,086	$25.26	36.0%
Net Operating Income	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$15,570,889	$44.97	64.0%
Capital Expenditures	0	0	0	0	86,554	0.25	0.4%
TI/LC	0	0	0	0	1,038,648	3.00	4.3%
Net Cash Flow	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$14,445,687	$41.72	59.4%

Occupancy (%)	80.3%	87.4%	89.9%	89.9%(1)	91.5%(4)
NCF DSCR(5)	1.58x	1.84x	2.22x	2.15x	2.18x
NOI Debt Yield(5)	9.7%	11.3%	13.6%	13.2%	14.4%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. Effective Gross Income and the subcategories thereof relate solely to the subtenants. See “Master Lease” above.
(2)	% column represents percentage of Total Gross Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through February 5, 2027.
(4)	Represents underwritten economic occupancy.
(5)	Metrics are based on the 215 Park Avenue South Whole Loan.

Appraisal. The appraisal concluded to a “Market Value Adding Escrow Reserves” value for the 215 Park Avenue South Property of $216,000,000 as of November 4, 2025. The appraisal also concluded to an “as is” value for the 215 Park Avenue South Property of $212,000,000 as of November 4, 2025.

215 Park Avenue South Property Appraised Value(1)
Property	Value	Capitalization Rate
215 Park Avenue South	$216,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 19, 2025, there were no recognized environmental conditions at the 215 Park Avenue South Property.

The Market. The 215 Park Avenue South Property is located at the southeast corner of East 18th Street and Park Avenue South in the Flatiron/Union Square neighborhood of Midtown South, Manhattan. According to the appraisal, the immediate area surrounding the 215 Park Avenue South Property is a highly developed mixed-use district characterized by a concentration of commercial office towers, multifamily residential buildings, destination retail, and a significant presence of technology, advertising, media, and information tenants. The broader Midtown South area has undergone substantial reinvestment in recent years, with major capital projects at buildings such as 1 Madison Avenue, 63 Madison Avenue, 11 Madison Square Park North, and others, contributing to its positioning as one of Manhattan’s most dynamic work-live-play environments.

The 215 Park Avenue South Property benefits from proximity to major activity drivers including Union Square, Madison Square Park, 14th Street, and 23rd Street—corridors that host extensive retail, dining, and entertainment destinations. Accessibility is a strength of the location, with multiple subway lines (4, 5, 6, L, N, Q, R, W) and bus routes situated within walking distance, providing efficient transit connectivity throughout Manhattan and the greater New York City region.

According to the appraisal, the Flatiron/Union Square submarket contains approximately 23,640,000 SF of commercial real estate. As of the third quarter of 2025, the submarket recorded approximately 895,490 SF of quarterly leasing activity—nearly double the prior quarter—bringing year-to-date leasing to approximately 1,900,000 SF. Availability increased slightly to 18.47%, primarily due to large blocks at 225 and 233 Park Avenue South being brought to market, while overall asking rents rose to $84.00 PSF, an increase of $4.83 PSF quarter-over-quarter. The broader Midtown South market posted an average asking rent of $85.64 PSF and an availability rate of 19.15% during the same period.

A-3-7

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

The 2024 average household income within a quarter, half and one-mile radius of the 215 Park Avenue South Property was $231,594, $204,307, and $199,116, illustrating the area’s dense and affluent consumer base. The New York City region remains home to numerous major employers across the financial, healthcare, education, and technology sectors.

The 215 Park Avenue South Property is situated among a competitive set of office buildings within the Flatiron/Union Square submarket, many of similar age and scale. Directly comparable buildings surveyed in the appraisal include 200 Park Avenue South, 230 Park Avenue South, 250 Park Avenue South, 257 Park Avenue South, and others, with average occupancy rates generally exceeding 90% and asking rents generally ranging from the mid-$50s to $85 PSF.

The following table presents certain information relating to comparable office leases for the 215 Park Avenue South Property:

Competitive Rent Summary(1)
Property Name	Year Built / Renovated	Tenant	Tenant SF	Rent PSF	Lease Date
215 Park Avenue South New York, NY	1910 / 1982	Nayya Health Inc.(2)	29,915(2)	$63.27(2)	Dec-2024(2)
432 Park Avenue South New York, NY	1914 / NAP	Baton Market Inc	9,800	$64.00	Oct-2025
250 Park Avenue South New York, NY	1912 / 1995	Criterion Collection Inc.	35,905	$63.33	Sept-2025
257 Park Avenue South New York, NY	1913 / 1988	Options Group	12,617	$63.00	Sept-2025
245 Fifth Avenue New York, NY	1927 / 2002	Quaker Equities Ltd.	13,627	$67.00	Aug-2025
257 Park Avenue South New York, NY	1913 / 1988	AI Advisors Management Inc.	12,905	$78.00	Aug-2025
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated February 5, 2026.

The Borrower and the Borrower Sponsors. The borrower for the 215 Park Avenue South Whole Loan is Dever Properties LLC, a Delaware LLC and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 215 Park Avenue South Whole Loan. The borrower sponsors are Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh. The individual borrower sponsors (or their family members) have owned the 215 Park Avenue South Property for over 40 years. The individual borrower sponsors own the 215 Park Avenue South Property as beneficiaries of two Liechtenstein foundations. The borrower is managed by a board of directors ultimately appointed by the Liechtenstein foundations.

There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan.

Property Management. The 215 Park Avenue South Property is managed by SL Green Leasing Inc., a third party property management company, pursuant to a management agreement between the 215 PAS Master Tenant (an affiliate of SL Green Leasing Inc.) and SL Green Leasing Inc.

Initial and Ongoing Reserves. At origination of the 215 Park Avenue South Whole Loan, the borrower was required to deposit into escrow (i) $3,000,000 for general tenant improvements, allowances and leasing commissions (ii) $1,972,553 for real estate taxes, (iii) $1,019,108 for a specified rollover reserve relating to leasing expenses for four tenants and (iv) $915,241 for a rent replication reserve for five tenants.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $442,000).

Insurance Escrows – The borrower is required, except if the 215 Park Avenue South Property is insured under an acceptable blanket policy, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. Additionally, the borrower will not be required to make deposits into the insurance reserve if the 215 PAS Master Lease is in effect and requires the 215 PAS Master Tenant to maintain the insurance required by the 215 Park Avenue South Whole Loan documents, the 215 PAS Master Tenant does so under policies approved by the lender and meeting the requirements of the 215 Park Avenue South Whole Loan documents, and the 215 PAS Master Tenant is paying all insurance premiums to the carrier as the same become due and evidence of such payment is provided to the lender. As of the 215 Park Avenue South Whole Loan origination date, such conditions were satisfied by the 215 PAS Master Lease.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $7,213 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $86,554 for rollover reserves.

A-3-8

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 1 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.0% 2.18x 14.4%

Lockbox and Cash Management. The 215 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower, the 215 PAS Master Tenant and the property manager are required to direct the subtenants to pay gross revenues directly into the lockbox account, and to deposit any gross revenues otherwise received into such account within three business days after receipt. In addition, during a Trigger Period, no repayment of principal of or interest on the 215 PAS Leasehold Loan or other payments with respect to such loan may be made, and any payment so made notwithstanding the terms of the loan documents must be turned over to the lender or deposited into the lockbox account within five business days of receipt. Prior to a Trigger Period all sums deposited into the lockbox account will be transferred into an operating account, on a daily basis. Following a Trigger Period, any transfers to such operating account will cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the 215 Park Avenue South Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the 215 Park Avenue South Whole Loan until the Trigger Period is cured.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the 215 Park Avenue South Whole Loan documents, (ii) the debt service coverage ratio being less than 1.40x as of the end of any calendar quarter, (iii) if the property manager is an affiliate of the borrower sponsors and is subject to certain bankruptcy or insolvency events or (iv) if the borrower or any borrower sponsor is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.40x as of the end of two consecutive calendar quarters or, alternatively, if the borrower deposits cash into a reserve held by the lender in an amount that, if applied to reduce the then outstanding principal balance of the 215 Park Avenue South Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.40x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, and (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of borrower, any borrower sponsor or any of their affiliates solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-9

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

A-3-10

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

A-3-11

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

A-3-12

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Mark Irgang and Jason Sakow	Collateral:	Fee
Borrower(s):	GGTCN LLC	Location:	Gilbert, AZ
Original Balance:	$60,000,000	Year Built / Renovated:	2005 / 2023
Cut-off Date Balance:	$60,000,000	Property Management:	Skyline Seven Real Estate, LLC
% by Initial UPB:	8.2%	Size:	273,973 SF
Interest Rate:	6.70000%	Appraised Value / Per SF:	$85,350,000 / $312
Note Date:	January 30, 2026	Appraisal Date:	December 9, 2025
Original Term:	120 months	Occupancy:	96.9% (as of January 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$5,545,870
Interest Only Period:	120 months	Underwritten NCF:	$5,288,052
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,270,763 (TTM November 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$5,147,808
Call Protection:	L(25),D(88),O(7)	2023 NOI:	$5,006,604
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$4,496,623
Reserves(1)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$219
Taxes:	$0	$44,306	NAP	Maturity Date Loan / SF:	$219
Insurance:	$14,613	$7,307	NAP	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$5,875	$211,497	Maturity Date LTV:	70.3%
TI/LC:	$500,000	Springing	$500,000	UW NOI DY:	9.2%
Deferred Maintenance:	$261,386	$0	NAP	UW NCF DSCR:	1.30x
Other Reserves(2):	$0	Springing	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	69.5%	Purchase Price	$85,000,000	98.4%
Equity Contribution	26,359,700	30.5	Upfront Reserves	775,999	0.9
			Closing Costs	583,701	0.7
Total Sources	$86,359,700	100.0%	Total Uses	$86,359,700	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of a (i) springing monthly leasing reserve to account for any termination fee paid by Denny’s and (ii) a springing monthly holdback reserve to account for any HVAC replacement costs due to Ross. See “Initial and Ongoing Reserves” below for further information. Paris Baguette has signed a letter of intent (“LOI”) to take over the Denny’s ground leased space. There can be no assurance that a lease will be signed.

The Loan. The second largest mortgage loan (the “Gilbert Gateway Towne Center Mortgage Loan”) is secured by the borrower’s fee interest in a 273,973 square foot anchored retail property located in Gilbert, Arizona (the “Gilbert Gateway Towne Center Property”). The Gilbert Gateway Towne Center Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis.

The Property. The Gilbert Gateway Towne Center Property is a 273,973 square foot anchored retail center located at what is commonly known as 4684-5114 South Power Road in Gilbert, Arizona. The Gilbert Gateway Towne Center Property was built in 2005, renovated in 2023, and consists of 13 buildings situated on an approximately 35.5-acre site. The Gilbert Gateway Towne Center Property includes 119,313 square feet of anchor space, 48,103 square feet of large shop space, 29,509 square feet of ground lease pad space, 29,359 square feet of inline shopping space, 20,693 square feet of high visibility shopping space, 13,996 square feet of pad shop space, 8,000 square feet of pad restaurant space, and 5,000 square feet of bank branch space. The Gilbert Gateway Towne Center Property also includes 1,306 parking spaces, resulting in a parking ratio of approximately 4.77 spaces per 1,000 square feet.

As of January 31, 2026, the Gilbert Gateway Towne Center Property was 96.9% leased by 43 tenants. The Gilbert Gateway Towne Center Property is anchored by Michaels, Ross, Mega Furniture, Petsmart, and Cost Plus, with Walmart and Super Target located adjacent to the Gilbert Gateway Towne Center Property serving as shadow anchors. Ground lease tenants include Applebee’s, Chick-Fil-A, Chili’s, Texas Roadhouse, and Wendy’s. As of the Cut-off Date, the tenants at the Gilbert Gateway Towne Center Property had been in occupancy for a

A-3-13

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

weighted average of 9.7 years and had a weighted average lease term remaining of 5.6 years. No tenant at the Gilbert Gateway Towne Center Property represents more than 10.9% of net rentable area or 8.1% of underwritten rent.

Major Tenants. The three largest tenants based on underwritten base rent are Michaels, Ross, and Mega Furniture.

Michaels (23,690 square feet; 8.6% of net rentable area; 8.1% of underwritten base rent). Founded in 1973, Michaels is an arts and crafts retailer providing arts, crafts, floral and wall décor, framing, and merchandise for makers and do-it-yourself home decorators. Michaels operates over 1,300 stores in 49 states and Canada. Michaels has been a tenant at the Gilbert Gateway Towne Center Property since February 2005 and has a current lease term through March 2035 with two, five-year renewal options and no termination options.

Ross (29,788 square feet; 10.9% of net rentable area; 6.6% of underwritten base rent). Founded in 1982, Ross is an off-price apparel and fashion chain in the United States. Ross has 1,909 locations across 44 states, the District of Columbia, Guam and Puerto Rico. Ross also operates 364 dd’s DISCOUNTS stores in 22 states. Ross has been a tenant at the Gilbert Gateway Towne Center Property since February 2021 and has a current lease term through January 2031 with no renewal option or termination options.

Mega Furniture (28,428 square feet; 10.4% of net rentable area; 6.3% of underwritten base rent). Mega Furniture is a furniture retailer offering a variety of products including sofas, dining sets, bedroom furniture, outdoor furniture, and home décor items. Mega Furniture has been a tenant at the Gilbert Gateway Towne Center Property since May 2022 and has a current lease term through May 2032 with two, five-year renewal options. Mega Furniture is an affiliate of the prior owner of the Gilbert Gateway Towne Center Property. Each of Mega Furniture and the borrower have the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.

The following table presents certain information relating to the major tenants at the Gilbert Gateway Towne Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Michaels	NR/Caa2/B-	23,690	8.6%	$438,265	$18.50	8.1%	NAV	NAV	3/31/2035	N	2 x 5yr
Ross	NR/A2/BBB+	29,788	10.9%	$357,456	$12.00	6.6%	$261.94	6.0%	1/31/2031	N	N
Mega Furniture	NR/NR/NR	28,428	10.4%	$341,136	$12.00	6.3%	$90.27	17.7%	5/31/2032	Y(4)	2 x 5yr
Petsmart	NR/Caa1/B+	19,107	7.0%	$332,462	$17.40	6.1%	NAV	NAV	1/31/2031	N	2 x 5yr
Cost Plus	NR/NR/NR	18,300	6.7%	$329,400	$18.00	6.1%	$236.46	9.4%	1/31/2036	N	2 x 5yr
Walk-On Sports Bistreaux	NR/NR/NR	8,000	2.9%	200,000	$25.00	3.7%	$282.64	12.4%	3/31/2037	N	3 x 5yr
First Fidelity Bank	NR/NR/NR	5,000	1.8%	200,000	$40.00	3.7%	NAV	NAV	9/30/2035	N	N
Texas Roadhouse	NR/NR/NR	8,000	2.9%	179,685	$22.46	3.3%	$1,540.06	2.2%	7/31/2028	N	3 x 5yr
Ivy & Sage Home and Lifestyle(5)	NR/NR/NR	10,746	3.9%	162,845	$15.15	3.0%	NAV	NAV	2/28/2026	N	N
Chick-Fil-A	NR/NR/NR	4,250	1.6%	142,750	$33.59	2.6%	$2,183.15	1.9%	9/30/2030	N	3 x 5yr
Largest Tenants		155,309	56.7%	$2,683,999	$17.28	49.3%
Remaining Occupied		110,204	40.2%	2,756,905	$25.02	50.7%
Total Occupied		265,513	96.9%	$5,440,904	$20.49	100.0%
Vacant		8,460	3.1%
Total		273,973	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2026 inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represents the latest sales information as provided by the borrower.
(4)	Each of Mega Furniture and the borrower has the right to terminate Mega Furniture’s lease at any time by delivering written notice to the other party, such termination to be effective 12 months after delivery of such notice.
(5)	Sketchers has signed a LOI for the Ivy & Sage Home and Lifestyle space at the Gilbert Gateway Towne Center Property. Per the LOI, Skechers will have the one-time right to terminate its lease early if the tenant’s gross sales fail to exceed $1,800,000 during months 48 through 60 of the lease. Skechers’ early termination option would become effective at the end of the 62nd month of the signed lease. There can be no assurance that Sketchers will sign a lease or take occupancy as expected, or at all.

A-3-14

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents certain information relating to the historical sales of the top tenants that report sales at the Gilbert Gateway Towne Center Property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2022	2023	2024	TTM
Ross	29,788	$237.51	$257.05	$265.72	$261.94
Mega Furniture	28,428	$80.79	$87.93	$90.27	NAV
Cost Plus	18,300	$221.52	$236.76	$236.58	$236.46
Tillys	8,857	$227.25	$199.51	$179.21	$153.91
Walk-On Sports Bistreaux	8,000	$348.32	$340.33	$301.55	$282.64
Texas Roadhouse	8,000	$1,222.44	$1,330.97	$1,462.26	$1,540.06
Once Upon A Child	6,435	$242.81	$223.41	$252.57	$255.56
Applebees	5,059	$736.31	$675.51	$559.98	$537.19
Chick-Fil-A	4,250	$2,190.38	$2,657.97	$2,422.30	$2,183.15
Wendys	4,000	$567.90	$442.73	$481.85	$474.32
(1)	Historical sales represent Sales PSF / Year.
(2)	TTM represents the most recent TTM sales as of various dates between January 2025 and October 2025.

The following table presents certain information relating to the lease rollover schedule at the Gilbert Gateway Towne Center Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	25,646	9.4%	9.4%	$339,142	6.2%	$13.22	2
2027	4,491	1.6%	11.0%	$152,791	2.8%	$34.02	3
2028	12,750	4.7%	15.7%	$347,998	6.4%	$27.29	4
2029	12,800	4.7%	20.3%	$257,785	4.7%	$20.14	3
2030	35,378	12.9%	33.2%	$974,646	17.9%	$27.55	11
2031	59,098	21.6%	54.8%	$913,110	16.8%	$15.45	5
2032	38,381	14.0%	68.8%	$586,889	10.8%	$15.29	3
2033	5,300	1.9%	70.8%	$190,750	3.5%	$35.99	2
2034	6,400	2.3%	73.1%	$203,200	3.7%	$31.75	2
2035	38,969	14.2%	87.3%	$945,194	17.4%	$24.26	5
2036 & Beyond	26,300	9.6%	96.9%	$529,400	9.7%	$20.13	2
Vacant	8,460	3.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	273,973	100.0%		$5,440,904	100.0%	$20.49	42
(1)	Based on the underwritten rent roll dated January 31, 2026 inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes one month-to-month lease to which 2,400 square feet and $83,468 in UW Base Rent is attributable and one 10,000 square foot pad site leased to BBQ Island on a month to month basis to which no UW Base Rent is attributable.

A-3-15

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Gilbert Gateway Towne Center Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 11/30/2025	U/W(1)	U/W Per SF
Base Rent	$3,847,250	$4,794,400	$4,880,301	$5,077,795	$5,235,042	$19.11
Contractual Rent Steps	0	0	0	0	205,861	$0.75
Potential Income from Vacant Space	0	0	0	0	375,522	$1.37
Gross Potential Rent	$3,847,250	$4,794,400	$4,880,301	$5,077,795	$5,816,426	$21.23
Reimbursements	2,014,207	1,812,062	1,968,658	1,854,796	1,861,466	$6.79
Total Gross Income	$5,861,457	$6,606,462	$6,848,959	$6,932,591	$7,677,892	$28.02
Other Income(2)	57,270	48,930	89,888	87,389	87,389	$0.32
Percentage Rent	72,507	209,409	$57,859	79,664	57,529	$0.21
(Vacancy / Credit Loss)	$0	$0	$0	$0	($384,064)	($1.40)
Effective Gross Income	$5,991,234	$6,864,800	$6,996,705	$7,099,644	$7,438,747	$27.15

Management Fee	168,488	211,065	199,045	204,516	223,162	$0.81
Real Estate Taxes	338,187	560,821	527,496	507,299	495,470	$1.81
Insurance	20,156	75,179	58,796	72,756	83,503	$0.30
CAM Expenses	767,501	811,845	811,762	742,157	788,588	$2.88
Other Expenses(3)	200,278	199,286	251,798	302,153	302,153	$1.10
Total Expenses	$1,494,610	$1,858,196	$1,848,897	$1,828,881	$1,892,877	$6.91

Net Operating Income	$4,496,623	$5,006,604	$5,147,808	$5,270,763	$5,545,870	$20.24
Replacement Reserves	0	0	0	0	70,499	$0.26
Normalized TI/LC	0	0	0	0	187,319	$0.68
Net Cash Flow	$4,496,623	$5,006,604	$5,147,808	$5,270,763	$5,288,052	$19.30

Occupancy (%)	NAV	96.7%	97.5%	96.9%(4)	95.0%(5)
NCF DSCR	1.10x	1.23x	1.26x	1.29x	1.30x
NOI Debt Yield	7.5%	8.3%	8.6%	8.8%	9.2%
(1)	Based on the underwritten rent roll dated January 31, 2026 and inclusive of $205,861 of contractual rent steps through September 1, 2026.
(2)	Other Income includes advertising, lease required advertising and late charges.
(3)	Other Expenses includes contract services, utilities and grease trap maintenance expenses.
(4)	Represents occupancy as of the underwritten rent roll dated January 31, 2026.
(5)	Represents Economic Occupancy.

Appraisal. The Gilbert Gateway Towne Center Property had an “as-is” appraised value of $85,350,000 as of December 9, 2025. Based on the “as-is” value of $85,350,000, the Cut-off Date LTV and Maturity Date LTV for the Gilbert Gateway Towne Center Mortgage Loan are each 70.3%.

Gilbert Gateway Towne Center Appraised Value(1)
Property	Value	Capitalization Rate
Gilbert Gateway Towne Center	$85,350,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the Gilbert Gateway Towne Center Property, dated December 19, 2025, revealed no evidence of any recognized environmental conditions at the Gilbert Gateway Towne Center Property.

A-3-16

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The Market. The Gilbert Gateway Towne Center Property is located in Gilbert, Arizona and is within the Phoenix metropolitan statistical area (“Phoenix MSA”). The Gilbert Gateway Towne Center Property has dual frontage along Power Road and Ray Road as well as highway frontage along the San Tran Freeway, also known as Loop 202. According to the appraisal, the town of Gilbert is the ninth fastest growing community in the United States and is generally regarded as the fastest growing town in its size range. Major non-governmental employers in Gilbert include Banner Healthcare, Walmart, Target, Go Daddy Software and Smith Food and Drug Stores.

According to a third-party market research report, the Gilbert Gateway Towne Center Property is located in the Gilbert retail submarket of the Phoenix MSA. As of January 25, 2026, the Gilbert retail submarket had a total inventory of 17,660,303 square feet, an overall vacancy rate of 2.6%, and market asking rent of $28.05 per square foot.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gilbert Gateway Towne Center Property was 9,327, 87,983 and 266,838, respectively. The 2024 average household income within the same radii was $122,708, $160,931 and $155,212, respectively.

The following table presents information relating to comparable retail leases for the Gilbert Gateway Towne Center Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Gilbert Gateway Towne Center Gilbert, AZ	-	2005 / 2023	Bath & Body Works (inline)	4,000(2)	Apr-23(2)	10.8(2)	$28.00(2)
			Davis Chiropractic (pad)	1,500(2)	Jan-18(2)	10.1(2)	$29.52(2)
Santan Village Marketplace Gilbert, AZ	3.5 mi	2005 / NAP	DaBoba (pad)	1,260	Feb-24	10	$35.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Yoga 6 (pad)	2,276	May-24	10	$45.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Platinum Sol Tanning (inline)	2,000	Sep-23	10	$40.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Milan Laser Hair Removal (inline)	1,865	Jan-23	10	$38.00
SanTan Pavilions Gilbert, AZ	3.6 mi	2018 / NAP	Stride (inline)	2,135	Apr-22	10	$40.00
Spectrum at Val Vista Gilbert, AZ	4.1 mi	2006 / NAP	Tiger Rock	2,440	Apr-21	10	$27.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Bronco Dental	2,551	Oct-25	10.3	$32.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Paula’s Beauty	1,600	Aug-23	4.3	$32.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	Soy Barbero	1,300	Sep-22	5.5	$26.00
Val Vista Towne Center Gilbert, AZ	4.0 mi	2000 / NAP	theCoderSchool	1,262	Jun-22	5.4	$24.00
Gilbert Gateway Towne Center South Gilbert, AZ	0.4 m	2006 / NAP	Fab Nails	1,407	Sep-23	5.3	$34.45
Gilbert Gateway Towne Center South Gilbert, AZ	0.4 mi	2006 / NAP	Dental Views	2,580	Nov-21	10.5	$28.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated January 31, 2026. Base Rent (PSF) excludes rent steps.

A-3-17

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

The following table presents information relating to comparable sales for the Gilbert Gateway Towne Center Property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date(1)	Sale Price(1)	SF	Price per SF
Gilbert Gateway Towne Center 4684-5114 South Power Road Gilbert, AZ	-	2005 / 2023	Dec-25	$85,000,000	273,973 SF(2)	$310.25
Las Tiendas Village 2815-2975 South Alma School Road Chandler, AZ	14.0 mi	2005 / NAP	Sep-25	$54,500,000	188,571 SF	$289.02
Deer Valley Towne Center 2805-3053 W. Agua Fria Freeway Phoenix, AZ	52.5 mi	1998 / NAP	Aug-25	$33,700,000	158,628 SF	$212.45
Sundance Towne Center 500-1100 S. Watson Road Buckeye, AZ	63.6 mi	2007 / NAP	Jun-25	$56,000,000	205,032 SF	$273.13
Superstition Gateway SWC & SEC U.S. 60 and Signal Butte Road Mesa, AZ	9.2 mi	2006 / 2012	Apr-25	$121,000,000	495,204 SF	$244.34
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 31, 2026.

The Borrower and the Borrower Sponsors. The borrower is GGTCN LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gilbert Gateway Towne Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Mark Irgang and Jason Sakow. Mark Irgang is the chief executive officer of Irgang Group, a commercial real estate investment company with over 40 years of experience in the acquisition, management and redevelopment of multifamily, commercial and mixed-use properties. Jason Sakow is a long-term partner of Mark Irgang, jointly investing across real estate asset types, primary focused in New York City and select southwest and southeast markets.

Property Management. The Gilbert Gateway Towne Center Property is managed by Skyline Seven Real Estate, LLC, a third-party property management company.

Initial and Ongoing Reserves. At origination of the Gilbert Gateway Towne Center Mortgage Loan, the borrower deposited: (i) approximately $14,613 into an insurance reserve, (ii) approximately $261,386 into a reserve for immediate repairs and (iii) $500,000 into a reserve for unfunded obligations related to tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $5,875 for replacements to the Gilbert Gateway Towne Center Property, subject to a cap of $211,497.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $22,831 into a reserve for future tenant improvements and leasing commissions, subject to a cap of $500,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $44,306).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $7,307).

Lease Termination Reserve – The borrower is required to deposit into a lease termination reserve, within two business days of receipt, any termination fee paid by Denny’s pursuant to its lease on account of future tenant improvements and leasing commissions in connection with any replacement lease for Denny’s leased premises. Denny’s is currently dark and paying rent with approximately 16 years remaining on its ground lease term. According to the borrower, the borrower sponsors have negotiated a lease buyout whereby Denny’s will pay $150,000 to cancel its lease.

Ross Holdback Reserve – At origination of the Gilbert Gateway Towne Center Mortgage Loan, Ross alleged that its leased premises requires a new HVAC system. If such HVAC system is necessary and Ross makes a written demand for the replacement costs, the borrower is required to deposit the required sum for such work into a holdback reserve.

A-3-18

Retail – Anchored 4684-5114 South Power Road Gilbert, AZ 85296	Collateral Asset Summary – Loan No. 2 Gilbert Gateway Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 70.3% 1.30x 9.2%

Lockbox / Cash Management. The Gilbert Gateway Towne Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date of the Gilbert Gateway Towne Center Mortgage Loan, and was required to deliver direction letters to each tenant at the Gilbert Gateway Towne Center Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the Gilbert Gateway Towne Center Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gilbert Gateway Towne Center Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gilbert Gateway Towne Center Mortgage Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the Gilbert Gateway Towne Center Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Gilbert Gateway Towne Center Mortgage Loan documents, the lender may apply funds to the Gilbert Gateway Towne Center Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Mega Furniture, together with its successors and/or assigns, (ii) any other lessee of the Specified Tenant space or (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant leases, including, without limitation, Saleem Kanjiyani, Karim Kanjiyani and Yasmin Daredia.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant or the borrower giving notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the date occurring 180 days prior to expiration of the then applicable term of the Specified Tenant lease for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Gilbert Gateway Towne Center Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established without possibility of delay.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period is due to the failure of the Specified Tenant to renew or extend its lease on or prior to 180 days prior to expiration of the then applicable term of the Specified Tenant lease, the applicable Specified Tenant has renewed or extended its lease for at least five years, (v) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-19

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

A-3-20

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

A-3-21

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%
Mortgage Loan Information		Properties Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	U-Haul Holding Company	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$38,944,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$38,702,733	Property Management(6):	Various
% by Initial UPB:	5.3%	Size:	649,445 SF
Interest Rate(3):	5.58000%	Appraised Value / Per SF(7):	$152,700,000 / $235
Note Date:	November 6, 2025	Appraisal Date(7):	September 25, 2025
Original Term(3):	120 months	Occupancy:	87.9% (as of August 31, 2025)
Amortization:	Amortizing Balloon - ARD	UW Economic Occupancy:	87.8%
Original Amortization(3):	300 months	Underwritten NOI:	$8,708,724
Interest Only Period:	None	Underwritten NCF:	$8,611,699
First Payment Date:	December 6, 2025
Anticipated Repayment Date(3):	November 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$9,228,360 (TTM August 31, 2025)
Additional Debt Balance(2):	$39,752,191	2024 NOI:	$9,124,120
Call Protection:	L(28),D(85),O(7)	2023 NOI:	$9,121,646
Lockbox / Cash Management:	Soft / Springing	2022 NOI:	$8,725,246
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$121
Taxes:	$650,670	Springing	NAP	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	NAP	Cut-off Date LTV(7):	51.4%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV(7):	39.5%
				UW NOI DY:	11.1%
				UW NCF DSCR:	1.47x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$78,944,000	100.0%	Loan Payoff	$40,713,461	51.6%
			Return of Equity	35,885,493	45.5
			Closing Costs	1,694,376	2.1
			Upfront Reserves	650,670	0.8
Total Sources	$78,944,000	100.0%	Total Uses	$78,944,000	100.0%
(1)	See “The Borrowers and the Borrower Sponsor” below.
(2)	The U-Haul Portfolio Mortgage Loan (as defined below) is part of the U-Haul Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance of $78,944,000. The U-Haul Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the U-Haul Portfolio Whole Loan.
(3)	The U-Haul Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035, (the “ARD”) and a final maturity of November 6, 2050. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate as of the ARD plus 1.31%. The financial information above is calculated based on the ARD.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	See “Property Management” below.
(7)	Based on the portfolio appraised value of $152,700,000 as of September 25, 2025, which is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties (as defined below) as a whole if sold in its entirety to a single buyer. The aggregate as-is appraised value of the U-Haul Portfolio Properties is $146,240,000. The Cut-off Date LTV and Maturity Date LTV of the U-Haul Portfolio Whole Loan based upon the aggregate individual “as-is” appraised value are 53.6% and 41.2%, respectively.

The Loan. The third largest mortgage loan (the “U-Haul Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul Portfolio Whole Loan”) secured by the borrowers’ fee interests in 21 self-storage properties, totaling 7,609 units and 649,445 square feet, located across California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois (each, a “U-Haul Portfolio Property” and collectively, the “U-Haul Portfolio Properties”). The U-Haul Portfolio Whole Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $78,454,924. The U-Haul Portfolio Whole Loan was originated on November 6, 2025 by GSBI and accrues interest at a fixed rate of 5.58000% per annum on an Actual/360 basis. The U-Haul Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year

A-3-22

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

treasury swap rate plus 1.31%, until the final maturity date of November 6, 2050. The U-Haul Portfolio Mortgage Loan is evidenced by the controlling note A-1 and non-controlling note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $38,702,733.

The U-Haul Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B42 securitization. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—” in the prospectus.

The table below identifies the promissory notes that comprise the U-Haul Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,814,143	Benchmark 2026-B42	Yes
A-2	$30,000,000	$29,814,143	BBCMS 2025-C39	No
A-3	$10,000,000	$9,938,048	BMO 2026-C14	No
A-4	$8,944,000	$8,888,590	Benchmark 2026-B42	No
Whole Loan	$78,944,000	$78,454,924

The Properties. The U-Haul Portfolio Properties are comprised of 21 self-storage properties totaling 649,445 square feet of net rentable area containing an aggregate of 7,609 units. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois. The U-Haul Portfolio Properties were built between 1911 and 2024. The U-Haul Portfolio Properties range in size from 7,143 to 97,515 square feet and contain between 128 and 1,092 units. The U-Haul Portfolio Properties have a granular rent roll with no individual property accounting for more than 10.2% of underwritten net cash flow.

The following table presents certain information relating to the historical and current occupancy of the U-Haul Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.9%	93.6%	92.1%	87.9%
(1)	Historical Occupancies are the annual average occupancy of each respective year and based on total units.
(2)	Current Occupancy is based on units and the underwritten rent rolls dated as of August 31, 2025.

A-3-23

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents certain information relating to the U-Haul Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built / Renovated	Net Rentable Area (SF)(1)	Units(1)	As-Is Appraised Value	% of UW NCF
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	$8,304,000	10.5%	92.2%	1958, 1962, 1983 / NAP	43,289	721	$15,080,000	10.2%
U-Haul Moving & Storage of Pasadena	Pasadena, TX	$8,252,000	10.5%	81.1%	1979 / 2016	97,515	1,092	$13,400,000	10.1%
U-Haul Moving & Storage of Hamden	Hamden, CT	$7,226,000	9.2%	93.5%	1940 / 1958	50,305	665	$14,100,000	8.8%
U-Haul Moving & Storage of Evansville	Evansville, IN	$6,224,000	7.9%	90.5%	1980, 2015 / NAP	61,540	640	$10,350,000	7.9%
U-Haul Moving & Storage at Janaf	Norfolk, VA	$5,959,000	7.5%	92.1%	1966, 2015, 2024 / NAP	33,543	225	$9,260,000	7.5%
U-Haul Moving & Storage of Eastside Erie	Erie, PA	$4,937,000	6.3%	89.7%	1978, 1998-2012 / NAP	54,022	511	$8,150,000	6.2%
U-Haul Moving & Storage of Gardena	Gardena, CA	$4,889,000	6.2%	95.9%	1958 / NAP	23,581	281	$14,440,000	6.4%
U-Haul Moving & Storage of Garden City	Garden City, ID	$3,804,000	4.8%	91.5%	1984 / NAP	30,617	270	$8,000,000	4.9%
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	$3,258,000	4.1%	90.1%	1994 / NAP	25,794	317	$5,300,000	4.2%
U-Haul Moving & Storage of Leominster	Leominster, MA	$3,233,000	4.1%	86.7%	1950, 2001 / NAP	22,152	331	$6,120,000	4.1%
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	$2,985,000	3.8%	91.3%	1977 / 2005	19,375	261	$4,780,000	4.0%
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	$2,970,000	3.8%	72.9%	1966, 2019 / NAP	51,804	505	$8,100,000	3.8%
U-Haul Moving & Storage of Norristown	Norristown, PA	$2,846,000	3.6%	86.4%	1950, 1983 / NAP	16,517	272	$4,900,000	3.6%
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	$2,604,000	3.3%	87.6%	1973, 1993 / NAP	20,070	266	$4,600,000	3.3%
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	$2,427,000	3.1%	94.7%	1963 / NAP	16,585	164	$3,810,000	3.3%
U-Haul Moving & Storage of Duluth	Hermantown, MN	$2,178,000	2.8%	95.2%	1980 / 1984	9,915	146	$3,360,000	3.1%
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	$2,074,000	2.6%	94.6%	1911 / 2005	18,667	248	$3,200,000	2.7%
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	$1,943,000	2.5%	76.6%	1994, 1998 / NAP	19,496	231	$3,540,000	2.4%
U-Haul Moving & Storage at Burlingame	Wyoming, MI	$1,101,000	1.4%	82.1%	1976, 1980 / NAP	10,240	128	$1,870,000	1.4%
U-Haul Moving & Storage at Southside	Oklahoma City, OK	$1,055,000	1.3%	91.0%	1978 / NAP	17,276	200	$2,280,000	1.3%
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	$675,000	0.9%	85.2%	1945 / NAP	7,143	135	$1,600,000	0.9%
Total		$78,944,000	100.0%	87.9%		649,445	7,609	$146,240,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of August 31, 2025.

A-3-24

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents detailed information with respect to the unit mix of the U-Haul Portfolio Properties:

U-Haul Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF	% of Available SF	Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage Units	Current Occupancy
U-Haul Moving & Storage of Moreno Valley	721	9.5%	43,289	6.7%	72	10.0%	92.2%
U-Haul Moving & Storage of Pasadena	1,092	14.4%	97,515	15.0%	732	67.0%	81.1%
U-Haul Moving & Storage of Hamden	665	8.7%	50,305	7.7%	336	50.5%	93.5%
U-Haul Moving & Storage of Evansville	640	8.4%	61,540	9.5%	533	83.3%	90.5%
U-Haul Moving & Storage at Janaf	225	3.0%	33,543	5.2%	0	0.0%	92.1%
U-Haul Moving & Storage of Eastside Erie	511	6.7%	54,022	8.3%	284	55.6%	89.7%
U-Haul Moving & Storage of Gardena	281	3.7%	23,581	3.6%	79	28.1%	95.9%
U-Haul Moving & Storage of Garden City	270	3.5%	30,617	4.7%	0	0.0%	91.5%
U-Haul Moving & Storage at Edgewood Ave	317	4.2%	25,794	4.0%	153	48.3%	90.1%
U-Haul Moving & Storage of Leominster	331	4.4%	22,152	3.4%	265	80.1%	86.7%
U-Haul Moving & Storage of Hillwood Plaza	261	3.4%	19,375	3.0%	17	6.5%	91.3%
U-Haul Moving & Storage of Spartanburg	505	6.6%	51,804	8.0%	125	24.8%	72.9%
U-Haul Moving & Storage of Norristown	272	3.6%	16,517	2.5%	141	51.8%	86.4%
U-Haul Moving & Storage at Capital Boulevard	266	3.5%	20,070	3.1%	30	11.3%	87.6%
U-Haul Moving & Storage at Appleton Ave	164	2.2%	16,585	2.6%	44	26.8%	94.7%
U-Haul Moving & Storage of Duluth	146	1.9%	9,915	1.5%	67	45.9%	95.2%
U-Haul Moving & Storage at Montgomery Highway	248	3.3%	18,667	2.9%	0	0.0%	94.6%
U-Haul Moving & Storage of Albuquerque	231	3.0%	19,496	3.0%	108	46.8%	76.6%
U-Haul Moving & Storage at Burlingame	128	1.7%	10,240	1.6%	128	100.0%	82.1%
U-Haul Moving & Storage at Southside	200	2.6%	17,276	2.7%	114	57.0%	91.0%
U-Haul Moving & Storage of Center Main Street	135	1.8%	7,143	1.1%	135	100.0%	85.2%
Total	7,609	100.0%	649,445	100.0%	3,363	44.2%	87.9%
(1)	Based on the underwritten rent rolls dated as of August 31, 2025.

A-3-25

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	TTM August 2025	UW	Per Unit	Per Square Foot	%(2)
Net Storage Income	$6,961,638	$7,821,649	$9,170,916	$9,753,234	$9,859,368	$10,015,756	$10,015,756	$1,316	$15.42	100.0%
Net Sales	772,204	740,339	718,718	688,395	610,321	545,108	545,108	72	0.84	5.4
Other Income(3)	1,345,966	1,633,823	1,817,147	1,705,922	1,739,258	1,842,091	1,842,091	242	2.84	18.4
Commercial Income(4)	336,676	336,570	340,705	347,876	341,331	344,664	344,664	45	0.53	3.4
Miscellaneous Income	27,030	39,644	38,511	31,336	39,940	32,052	32,052	4	0.05	0.3
Total Other Income	$2,481,876	$2,750,376	$2,915,080	$2,773,528	$2,730,850	$2,763,914	$2,763,914	$363	$4.26	27.6%
Effective Gross Income	$9,443,514	$10,572,025	$12,085,996	$12,526,762	$12,590,218	$12,779,671	$12,779,671	$1,680	$19.68	127.6%
Real Estate Taxes	953,178	1,001,995	1,126,675	1,164,234	1,208,221	1,232,883	1,347,835	177	2.08	10.5
Insurance	116,721	111,419	137,636	123,460	157,042	204,987	98,483	13	0.15	0.8
Management Fee	0	0	0	0	0	0	511,187	67	0.79	4.0
Other Expenses(5)	1,948,233	2,050,506	2,096,439	2,117,422	2,100,834	2,113,442	2,113,442	278	3.25	16.5
Total Expenses	$3,018,132	$3,163,920	$3,360,750	$3,405,116	$3,466,098	$3,551,311	$4,070,946	$535	$6.27	31.9%

Net Operating Income	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,708,724	$1,145	$13.41	68.1%
Replacement Reserves	0	0	0	0	0	0	97,025	13	0.15	0.8
Net Cash Flow	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,611,699	$1,132	$13.26	67.4%

Occupancy (%)	83.0%	88.3%	91.9%	93.6%	92.1%	87.9%	87.8%(6)
NCF DSCR(7)	1.10x	1.26x	1.49x	1.56x	1.56x	1.57x	1.47x
NOI Debt Yield(7)	8.2%	9.4%	11.1%	11.6%	11.6%	11.8%	11.1%
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	% column reflects percent of Net Storage Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of U-Box storage income, U-Box other income, U-Box delivery income and U-Move net commission.
(4)	Commercial Income includes intercompany and third-party leases.
(5)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies and telephone costs.
(6)	Represents economic occupancy.
(7)	Metrics represent the U-Haul Portfolio Whole Loan.

Appraisals. According to the appraisals as of various dates between August 20, 2025 and September 2, 2025 and the aggregate portfolio appraisal dated September 25, 2025, the U-Haul Portfolio Properties had a Portfolio Appraised Value of $152,700,000, which is inclusive of an approximately 4.4% aggregate portfolio premium and reflects the value of the U-Haul Portfolio Properties as a whole if sold in its entirety to a single buyer. Additionally, the U-Haul Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $146,240,000.

Environmental Matters. According to the Phase I environmental assessments dated between September 12, 2025 and September 23, 2025, there was (i) a controlled recognized environmental condition at the U-Haul Moving & Storage at Burlingame property related to impacts from former underground storage tanks at this U-Haul Portfolio Property, (ii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner at this U-Haul Portfolio Property, (iii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to chlorinated solvent contamination that appears to be migrating onto this U-Haul Portfolio Property from off-site sources, (iv) a recognized environmental condition at the U-Haul Moving & Storage of Spartanburg property related to continued remediation and monitoring activity at this U-Haul Portfolio Property, in connection with leaking underground storage tank listings, (v) a recognized environmental condition at the U-Haul Moving & Storage of Eastside Erie property related to the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at this U-Haul Portfolio Property, (vi) a recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to the unknown disposition of an underground storage tank at this U-Haul Portfolio Property, (vii) a controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to activity and use limitations and continuing obligations related to residual contamination at this U-Haul Portfolio Property as well as a closed leaking underground storage tank case file related to this U-Haul Portfolio Property, (viii) another controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to continuing obligations related to a closed environmental repair program case file, (ix) a recognized environmental condition at the U-Haul Moving & Storage at the Montgomery Highway property related to a waste oil underground storage tank listing and in-ground hydraulic lifts, and (x) a controlled recognized environmental condition at the U-Haul Moving & Storage at Janaf property related to the closure of a release case pertaining to the release of hydraulic oil. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

A-3-26

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

The Markets. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois.

The following table presents certain 2024 demographic information for the U-Haul Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	25,468	144,773	237,062	$67,335	$83,744	$92,947
U-Haul Moving & Storage of Pasadena	Pasadena, TX	15,149	115,957	218,855	$66,639	$68,029	$70,700
U-Haul Moving & Storage of Hamden	Hamden, CT	15,345	95,136	222,989	$75,736	$73,031	$67,453
U-Haul Moving & Storage of Evansville	Evansville, IN	12,480	58,773	110,418	$49,955	$50,997	$54,381
U-Haul Moving & Storage at Janaf	Norfolk, VA	8,635	103,486	313,388	$68,442	$68,117	$72,435
U-Haul Moving & Storage of Eastside Erie	Erie, PA	3,410	30,684	75,098	$83,682	$64,797	$52,590
U-Haul Moving & Storage of Gardena	Gardena, CA	40,289	300,136	742,641	$75,650	$79,496	$83,549
U-Haul Moving & Storage of Garden City	Garden City, ID	9,421	97,440	215,670	$83,565	$79,643	$84,935
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	7,594	77,258	163,599	$42,095	$39,042	$46,086
U-Haul Moving & Storage of Leominster	Leominster, MA	15,307	42,187	78,675	$70,288	$84,614	$84,649
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	9,067	45,671	131,123	$70,560	$106,821	$94,403
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	6,561	46,542	107,037	$39,412	$47,473	$55,710
U-Haul Moving & Storage of Norristown	Norristown, PA	21,835	101,717	188,614	$65,897	$88,054	$104,187
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	9,229	91,603	238,668	$82,765	$82,263	$86,393
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	23,039	160,873	340,247	$57,633	$58,510	$58,592
U-Haul Moving & Storage of Duluth	Hermantown, MN	1,914	17,810	67,104	$68,833	$75,865	$61,376
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	5,005	37,035	68,716	$41,077	$46,844	$59,627
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	18,139	109,218	253,148	$43,594	$56,189	$60,140
U-Haul Moving & Storage at Burlingame	Wyoming, MI	16,250	98,358	260,845	$66,463	$68,557	$72,121
U-Haul Moving & Storage at Southside	Oklahoma City, OK	13,191	74,685	214,787	$42,416	$44,899	$52,619
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	15,886	86,581	130,258	$46,110	$58,852	$75,541
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsor. The borrowers are U-Haul Co. of Florida 11, LLC, AREC 11, LLC and UHIL 11, LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company. U-Haul Holding Company was founded in 1945 by Leonard Samuel Shoen and Anna Mary Carty Shoen and is headquartered in Reno, NV. U-Haul Holding Company maintains a fleet of moving equipment including approximately 193,900 trucks, 138,200 trailers, and 40,300 towing devices, facilitating its core self-moving operations across over 24,000 rental locations in the United States and Canada. As one of the largest self-storage operators in North America, U-Haul Holding Company’s self storage portfolio comprises over 1 million units and 90.0 million SF, and generated $916 million in revenue for the trailing twelve months ending June 2025.

The borrower sponsor and non-recourse carveout guarantor is also the borrower sponsor and non-recourse carveout guarantor of the U-Haul AREC RW Portfolio mortgage loan being contributed to the Benchmark 2026-B42 securitization.

Property Management. The U-Haul Portfolio Properties are managed by affiliates of U-Haul Co.: U-Haul Co. of California, U-Haul Co. of Texas, U-Haul Co. of Connecticut, U-Haul Co. of Indiana, Inc., U-Haul Co. of Virginia, U-Haul Co. of Pennsylvania, U-Haul Co. of Idaho, Inc., U-Haul Co. of Florida, U-Haul Co. of Massachusetts and Ohio, Inc., U-Haul Co. of Tennessee, U-Haul Co. of South Carolina, Inc., U-Haul Co. of North Carolina, U-Haul Co. of Wisconsin, Inc., U-Haul Co. of Minnesota, U-Haul Co. of Alabama, Inc., U-Haul Co. of New Mexico, Inc., U-Haul Co. of Michigan, U-Haul Co. of Oklahoma, Inc. and U-Haul Co. of Illinois, Inc.

A-3-27

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

Initial and Ongoing Reserves. The U-Haul Portfolio Whole Loan documents do not require any upfront reserves.

Tax Escrows – On each payment date during a Cash Sweep Period (as defined below), if the borrowers fail to maintain a deposit of six months worth of taxes and if the borrowers fail to provide evidence that all taxes have been paid when due, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On each payment date, except if the U-Haul Portfolio Properties are insured under an acceptable blanket policy or the borrowers deposit an amount sufficient to pay for six months of insurance premiums, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period. An acceptable blanket policy was in place at origination of the U-Haul Portfolio Whole Loan.

Capital Expenditure Reserves – On each payment date during a Cash Sweep Period, the borrowers are required to deposit $8,085.45 into the capital expenditures reserve account; provided that the lender may reassess its estimate of the amount necessary from time to time and may increase the monthly amount upon 30 days’ notice to the borrowers.

Lockbox / Cash Management. The U-Haul Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the U-Haul Portfolio Properties (individually or collectively as the context may require, the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the self-storage and/or any other non-commercial and/or retail components at the U-Haul Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers. Upon the occurrence and continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied (i) to make required deposits into the tax reserve subaccount, (ii) to make required deposits into the insurance reserve subaccount, (iii) to make payment of any fees expenses and indemnities pursuant to the fee agreement (iv) to make required deposits sufficient to pay the monthly debt service of the U-Haul Portfolio Whole Loan, (v) to make required deposits into the capital expenditure subaccount, (vi) during a Cash Sweep Period triggered by a DSCR Trigger Event (as defined below), payments for monthly operating expenses for the applicable period in accordance with the related approved annual budget are required to be deposited into the operating expense subaccount, (vii) during a Cash Sweep Period triggered by a DSCR Trigger Event, payments for extraordinary expenses for the applicable period approved by the lender, if any, are required to be deposited into the extraordinary expense subaccount and (viii), prior to the ARD, to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional security for the U-Haul Portfolio Whole Loan. To the extent that no Cash Sweep Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers. On the ARD and on each payment date thereafter, all excess cash flow funds are required to be applied (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the U-Haul Portfolio Whole Loan (without adjustment for post-ARD additional interest) at 5.58000%, (ii) second, to the reduction of the principal balance of the U-Haul Portfolio Whole Loan until fully repaid, and (iii) third, to the payment of post-ARD additional interest on the U-Haul Portfolio Whole Loan until fully repaid.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the U-Haul Portfolio Whole Loan documents, (ii) the date that the debt service coverage ratio falls below 1.10x (a “DSCR Trigger Event”), (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul Portfolio Properties are insured pursuant to the U-Haul Portfolio Whole Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, (c) with regard to clause (A)(iii), the borrowers have provided evidence of payment of real estate taxes to the lender or have provided evidence that the U-Haul Portfolio Properties are insured pursuant to the U-Haul Portfolio Whole Loan documents, as applicable and (d) with regard to clause (A)(iv), the borrowers enter into a replacement management agreement; provided that (x) no (other) event of default has occurred and is continuing under the U-Haul Portfolio Whole Loan documents, (ii) a Cash Sweep Period cure may occur no more than a total of five times in the aggregate during the term of the U-Haul Portfolio Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul Portfolio Whole Loan has not been repaid in full.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. According to the U-Haul Portfolio Whole Loan documents, following two years from the closing date and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain the release of a portion of the U-Haul Portfolio Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the U-Haul Portfolio Whole Loan, in an amount equal to (a) 125% of the allocated loan amount applicable to the related

A-3-28

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 3 U-Haul Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,702,733 51.4% 1.47x 11.1%

individual U-Haul Portfolio Property plus (b) the pro rata amount of any accrued and unpaid interest on the U-Haul Portfolio Whole Loan and/or any other sums payable to the lender under the U-Haul Portfolio Whole Loan agreement, and in all events subject to compliance with REMIC trust requirements, (iii) after giving effect to the release of the applicable U-Haul Portfolio Property (x) that the debt service coverage ratio for the U-Haul Portfolio Properties is equal to or greater than the greater of (a) 1.47x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Portfolio Properties that were subject to the liens of the mortgage as of that date, (y) the debt yield for the remaining U-Haul Portfolio Properties is equal to or greater than the greater of (a) 10.7% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Portfolio Properties that were subject to the liens of the mortgage as of that date, and (iv) satisfaction of any REMIC requirements.

Addition of Collateral. The borrowers have the right, but not the obligation, to acquire the fee simple estate in land that is adjacent and contiguous to an existing U-Haul Portfolio Property (an “After Acquired Adjacent Property”), provided the conditions set forth in the U-Haul Portfolio Whole Loan agreement are satisfied. From and after the date of acquisition of an After Acquired Adjacent Property, the applicable adjacent U-Haul Portfolio Property will, for all purposes in the U-Haul Portfolio Whole Loan documents, be deemed to include such After Acquired Adjacent Property. In addition, the borrowers have the right to acquire a leasehold estate in property that is operated as a storage facility, but is not contiguous to an existing U-Haul Portfolio Property (an “After Acquired Leasehold Property”), provided the conditions set forth set forth in the U-Haul Portfolio Whole Loan agreement are satisfied. The borrowers have agreed that, following the acquisition of an After Acquired Leasehold Property, such property will only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses. From and after the date of acquisition of an After Acquired Leasehold Property, all rents derived from the borrowers’ ownership of such leasehold estate will be deemed to be rents for purposes of the U-Haul Portfolio Whole Loan documents. An After Acquired Leasehold Property will not become collateral for the U-Haul Portfolio Whole Loan.

Ground Lease. None.

A-3-29

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

A-3-30

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

A-3-31

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

A-3-32

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Samuel W. Rosenblatt and MSGT LLC	Collateral:	Fee
Borrower(s):	525 Delaware LLC	Location:	New York, NY
Original Balance(1):	$35,000,000	Year Built / Renovated:	1925 / 2024
Cut-off Date Balance(1):	$35,000,000	Property Management:	Olmstead Properties, Inc.
% by Initial UPB:	4.8%	Size:	508,875 SF
Interest Rate:	6.28000%	Appraised Value / Per SF:	$235,000,000 / $462
Note Date:	November 4, 2025	Appraisal Date:	September 3, 2025
Original Term:	120 months	Occupancy:	96.3% (as of October 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$15,355,483
Interest Only Period:	120 months	Underwritten NCF:	$14,617,614
First Payment Date:	December 6, 2025
Maturity Date:	November 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$15,022,759 (TTM September 30, 2025)
Additional Debt Balance(1):	$90,000,000	2024 NOI:	$13,989,220
Call Protection:	L(28),D(85),O(7)	2023 NOI:	$13,416,996
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$12,745,413
Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$246
Taxes:	$2,567,313	$513,463	NAP	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.2%
Replacement Reserves:	$0	$8,481	NAP	Maturity Date LTV:	53.2%
TI/LC:	$0	$53,007	NAP	UW NOI DY:	12.3%
Other Reserves(3):	$2,668,436	$0	NAP	UW NCF DSCR:	1.84x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	75.6%	Loan Payoff	$158,877,539	96.1%
Equity Contribution	40,299,328	24.4	Upfront Reserves	5,235,749	3.2
			Closing Costs	1,186,041	0.7
Total Sources	$165,299,328	100.0%	Total Uses	$165,299,328	100.0%
(1)	The 525 7th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $125.0 million (the “525 7th Avenue Whole Loan”). The Financial Information in the chart above reflects the 525 7th Avenue Whole Loan.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	Other Reserves are comprised of (i) an upfront free rent reserve of $2,026,411 and (ii) an upfront unfunded obligations reserve of $642,025. See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The fourth largest mortgage loan (the “525 7th Avenue Mortgage Loan”) is part of the 525 7th Avenue Whole Loan, which is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000 and is secured by the borrower’s fee interest in a 508,875 square foot office property located in the Penn Plaza/Garment submarket of New York, New York (the “525 7th Avenue Property”). The 525 7th Avenue Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis. The 525 7th Avenue Mortgage Loan is evidenced by the non-controlling A-2-2 and A-3 notes with an aggregate outstanding principal balance of $35,000,000.

A-3-33

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The table below identifies the promissory notes that comprise the 525 7th Avenue Whole Loan. The relationship between the holders of the 525 7th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 525 7th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BBCMS 2025-C39	Yes
A-2-1	$15,000,000	$15,000,000	BMO 2026-C14	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2026-B42	No
A-3	$20,000,000	$20,000,000	Benchmark 2026-B42	No
Whole Loan	$125,000,000	$125,000,000

The Property. The 525 7th Avenue Property is comprised of a 24-story, 508,875 square foot office property with ground floor retail located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is commonly referred to as “The Fashion Center” and features 494,497 square feet of office space accounting for 90.6% of total underwritten base rent, and 14,378 square feet of ground floor retail space accounting for 9.4% of total underwritten base rent. The 525 7th Avenue Property was originally constructed in 1925 and was most recently renovated in 2024. From 2015 to 2025, the borrower sponsors invested approximately $37.7 million into tenant improvements and capital expenditures at the 525 7th Avenue Property. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

The tenant mix at the 525 7th Avenue Property includes 87 office tenants and four retail tenants, with a large concentration of fashion-related tenants. As of October 1, 2025, the 525 7th Avenue Property was 96.3% leased. As of the Cut-off Date, the tenants at the 525 7th Avenue Property had been in occupancy for a weighted average of 10.1 years and had a weighted average lease term remaining of 4.4 years.

Major Tenants. The three largest tenants based on underwritten base rent are Betsy & Adam Ltd. (“Betsy & Adam”), Reflex Performance Resources, and Jamari International LTD.

Betsy & Adam (27,008 square feet; 5.3% of net rentable area; 6.8% of underwritten base rent). Founded in 1982, Betsy & Adam is a family owned and operated boutique retailer of women’s formalwear that provides a wide range of women’s dressing including wedding dresses, cocktail dresses, gala dresses, and summer dresses. Betsy & Adam has been a tenant at the 525 7th Avenue Property since November 2017 and has a current lease term through October 2035 with no renewal option or termination options. Betsy & Adam has partial monthly rent abatements of approximately $12,958 through November 2026 and $18,466 through October 2027.

Reflex Performance Resources (34,901 square feet; 6.9% of net rentable area; 6.4% of underwritten base rent). Reflex Performance Resources is a global manufacturer with 25 years of experience in garment production. Reflex Performance Resources operates multiple activewear brands including 90 Degree by Reflex, Yogalicious, Bootyful and Velocity. Reflex Performance Resources operates its main showroom out of the 525 7th Avenue Property and has been a tenant at the 525 7th Avenue Property since January 2008, expanding multiple times, most recently in December 2024. Reflex Performance Resources has executed a lease for an additional 2,102 square feet of space that is scheduled to begin in February 2026 (which is included in the total square feet above). Reflex Performance Resources has a current lease term through November 2032 for 15,561 square feet of its space and through November 2034 for 19,340 square feet of its space with no renewal or termination options remaining. Reflex Performance Resources has partial monthly rent abatements of $34,476 through May 2026.

Jamari International LTD (24,472 square feet; 4.8% of net rentable area; 6.1% of underwritten base rent). Jamari International LTD is an importer and distributor of European childrenswear collections including Michael Kors, Timberland, Boss, Chloe, Diesel, and Billie Blush amongst others. Jamari International LTD has been a tenant at the 525 7th Avenue Property since April 2019 and has a current lease term through April 2029 with no renewal or termination options remaining.

A-3-34

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The following table presents certain information relating to the major tenants at the 525 7th Avenue Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF	% of U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Betsy & Adam Ltd.	NR/NR/NR	27,008	5.3%	$1,738,689	$64.38	6.8%	10/31/2035	N	N
Reflex Performance Resources(4)	NR/NR/NR	34,901	6.9%	1,644,126	$47.11	6.4%	Various	N	N
Jamari International LTD	NR/NR/NR	24,472	4.8%	1,560,698	$63.77	6.1%	4/30/2029	N	N
Duane Reade	NR/NR/NR	5,630	1.1%	1,252,351	$222.44	4.9%	5/31/2031	N	N
B & J Fabrics, Inc.	NR/NR/NR	18,334	3.6%	1,125,936	$61.41	4.4%	6/30/2030	N	N
Cameron Industries, Inc.	NR/NR/NR	24,473	4.8%	1,101,285	$45.00	4.3%	6/30/2026	N	N
Beyond Inc.	NR/NR/NR	20,661	4.1%	1,026,264	$49.67	4.0%	6/30/2032	Y(5)	1 x 4.5 yr
Simpson, Gumpertz & Heger, Inc	NR/NR/NR	16,967	3.3%	973,876	$57.40	3.8%	11/30/2033	N	1 x 5 yr
ADPL, LLC	NR/NR/NR	19,158	3.8%	869,731	$45.40	3.4%	2/29/2028	Y(6)	N
Studio Nazar	NR/NR/NR	24,474	4.8%	790,642	$32.31	3.1%	5/31/2033	N	N
Largest Tenants		216,078	42.5%	$12,083,599	$55.92	47.0%
Remaining Occupied		273,842	53.8%	13,599,062	$49.66	53.0%
Total Occupied		489,920	96.3%	$25,682,661	$52.42	100.0%
Vacant		18,955	3.7%
Total		508,875	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Reflex Performance Resources (monthly abatement of $34,476 through May 2026), Betsy & Adam (monthly abatement of $12,958.46 through November 30, 2026 and $18,465.77 per month through October 31, 2027.), Studio Nazar (monthly abatement of $9,921.48 through May 31, 2028, and $7,330.12 from June 1, 2028 through and including May 31, 2033), Cameron Industries, Inc.(monthly abatement of $7,648 from January through June 2026) ADPL, LLC (abatement of $74,290 in November 2026 and $37,145 in November 2027) , B&J Fabrics, Inc. (monthly abatement of $1,869 through March 2028), and I Apparel Brands LLC (monthly abatement of $4,649 through May 2026 and of $20,862 from October 1, 2027 through January 31, 2028, $21,918.05 for the months October 1, 2029 through December 31, 2029, and $10,899 for the month of August 1, 2030).
(4)	Reflex Performance Resources occupies 15,561 square feet set to expire November 30, 2032 and 19,340 square feet set to expire November 30, 2034. Includes 2,102 square feet of space as to which the lease is scheduled to begin in February 2026.
(5)	Beyond Inc. has the option to terminate its lease effective as of July 1, 2027, or effective as of July 1, 2029, provided it gives 9 months prior written notice and pays an early termination fee.
(6)	ADPL, LLC has the option to terminate its lease effective as of November 1, 2026, provided it gives 90 days prior written notice and pays an early termination fee.

The following table presents certain information relating to the lease rollover schedule at the 525 7th Avenue Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(3)	79,443	15.6%	15.6%	$4,049,465	15.8%	$50.97	23
2027	57,658	11.3%	26.9%	$2,556,744	10.0%	$44.34	17
2028	87,994	17.3%	44.2%	$3,958,590	15.4%	$44.99	22
2029	67,168	13.2%	57.4%	$3,842,911	15.0%	$57.21	14
2030	40,503	8.0%	65.4%	$2,201,901	8.6%	$54.36	5
2031	5,630	1.1%	66.5%	$1,252,351	4.9%	$222.44	1
2032	36,222	7.1%	73.6%	$1,702,534	6.6%	$47.00	2
2033	64,384	12.7%	86.3%	$2,766,619	10.8%	$42.97	5
2034	20,788	4.1%	90.4%	$1,312,857	5.1%	$63.15	2
2035	28,608	5.6%	96.0%	$2,038,689	7.9%	$71.26	2
2036 & Beyond	0	0.0%	96.0%	$0	0.0%	$0.00	0
Other(4)	1,522	0.3%	96.3%	$0	0.0%	$0.00	1
Vacant	18,955	3.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	508,875	100.0%		$25,682,661	100.0%	$52.42	94
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes nine leases to which 24,313 SF of NRA and $1,131,118 in UW Base Rent are attributable that is on a month-to-month basis.
(4)	Other includes a lease to the management office, which accounts for 1,522 SF of NRA and $0 of underwritten base rent.

A-3-35

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at 525 7th Avenue Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$24,802,830	$48.74
Contractual Rent Steps	0	0	0	0	879,831	$1.73
Potential Income from Vacant Space	0	0	0	0	983,840	$1.93
Gross Potential Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$26,666,501	$52.40
Reimbursements	1,973,191	2,090,826	1,748,697	1,640,669	1,627,908	$3.20
Total Gross Income	$23,221,200	$23,924,015	$23,809,203	$24,186,587	$28,294,409	$55.60
Other Income(2)	4,748	61,157	71,611	94,305	94,305	$0.19
(Vacancy / Credit Loss)	0	0	0	0	(2,829,441)	($5.56)
Effective Gross Income	$23,225,948	$23,985,172	$23,880,814	$24,280,892	$25,559,273	$50.23

Management Fee	698,922	731,108	725,807	736,988	766,778	$1.51
Real Estate Taxes	6,970,523	6,809,364	5,982,581	4,973,195	5,867,283	$11.53
Insurance	217,473	278,031	325,814	399,027	369,277	$0.73
Utilities	1,253,073	1,123,183	1,192,672	1,346,953	1,321,968	$2.60
Other Expenses(3)	1,340,544	1,626,490	1,664,720	1,801,970	1,878,484	$3.69
Total Expenses	$10,480,535	$10,568,176	$9,891,594	$9,258,133	$10,203,790	$20.05

Net Operating Income	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$15,355,483	$30.18
Replacement Reserves	0	0	0	0	101,775	$0.20
Normalized TI/LC	0	0	0	0	636,094	$1.25
Net Cash Flow	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$14,617,614	$28.73

Occupancy (%)	87.2%	95.4%	96.9%	96.3%	90.0%(4)
NCF DSCR(5)	1.60x	1.69x	1.76x	1.89x	1.84x
NOI Debt Yield(5)	10.2%	10.7%	11.2%	12.0%	12.3%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Other Income includes tenant billbacks and various other sources of miscellaneous income.
(3)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.
(4)	Represents Economic Occupancy.
(5)	Metrics represent the 525 7th Avenue Whole Loan.

A-3-36

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

Appraisal. The 525 7th Avenue Property had an “as-is” appraised value of $235,000,000 as of September 3, 2025. Based on the “as-is” value of $235,000,000, the Cut-off Date LTV and Maturity Date LTV for the 525 7th Avenue Whole Loan are each 53.2%.

525 7th Avenue Appraised Value(1)
Property	Value	Capitalization Rate
525 7th Avenue	$235,000,000	5.15%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the 525 7th Avenue Property dated September 8, 2025 identified a recognized environmental condition related to the onsite operation of a dry cleaning facility through 2016. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

The Market. The 525 7th Avenue Property is located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is close to Times Square, Bryant Park, Madison Square Garden, Herald Square, and the Empire State Building. According to the appraisal, the immediate area surrounding the 525 7th Avenue Property is comprised of high rise and residential buildings and is directly adjacent to the Garment District which is known for its history as a fashion center. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

According to a third-party market research report, the 525 7th Avenue Property is located in the Penn Plaza/Garment office and retail submarket of New York City. As of October 25, 2025, the Penn Plaza/Garment office submarket had a total inventory of 88,771,211 square feet, an overall vacancy rate of 13.3%, market asking rent of $76.25 per square foot and positive net absorption of 609,425 square feet. As of October 25, 2025, the Penn Plaza/Garment retail submarket had a total inventory of 5,802,911, a vacancy rate of 10.2% and market asking rent of $129.13 per square foot.

The following table presents information relating to comparable office leases for the 525 7th Avenue Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
525 7th Avenue	-	1925 / 2024	Cameron Industries, Inc.(2)	24,473(2)	Oct-18(2)	7.7(2)	$37.35(2)
New York, NY
1385 Broadway New York, NY	0.1 mi	1926 / NAP	New York Health Foundation (NYHealth)	17,000	May-25	16.3	$42.00
469 Seventh Avenue New York, NY	0.1 mi	1920 / 2012	Situation Interactive	17,058	May-25	9.0	$51.00
499 Seventh Avenue New York, NY	0.1 mi	1925 / 2004	Greystone	8,000	Feb-25	8.6	$45.00
501 Seventh Avenue New York, NY	0.1 mi	1924 / NAP	Carolina Herrera	33,873	Apr-25	9.8	$50.00
530 Seventh Avenue New York, NY	0.4 mi	1974 / NAP	Tailored Brands	18,500	Mar-25	10.7	$53.00
1441 Broadway New York, NY	0.5 mi	1930 / NAP	Style Theory	14,634	Apr-25	10.5	$55.00
1430 Broadway New York, NY	0.5 mi	1956 / NAP	Vanguard Construction	13,296	Apr-25	8.4	$38.50
1040 Avenue of the Americas New York, NY	0.6 mi	1925 / NAP	Meirowitz & Wasserberg LLP	24,014	Apr-25	10.8	$55.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 1, 2025. Base Rent (PSF) excludes rent steps.

A-3-37

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

The Borrower and the Borrower Sponsors. The borrower is 525 Delaware LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 525 7th Avenue Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Samuel W. Rosenblatt and MSGT LLC. Samuel W. Rosenblatt is the president of Olmstead Properties, Inc. (“Olmstead Properties”), a full-service real estate company founded in 1930 that focuses on the management, leasing, and development of office properties in New York City. Olmstead Properties currently owns and/or manages a portfolio of over thirty income-producing properties, totaling approximately 4,500,000 square feet. MGST LLC is an affiliate of the borrower through its manager, Enterprise Asset Management, Inc. (“Enterprise Manager”) and as of December 31, 2024 had interests in five commercial buildings, but does not own an interest in the borrower.

Enterprise Manager is owned 20% each by the Estate of Robert G. James, Lois Zaro, Carol S. Weisman, Bonnie Englebart and Susan Zizes (and trusts for the latter four of these owners own MSGT LLC). Richard Marotto is the President of, and has operational management control of Enterprise Manager. Enterprise Manager is also the manager of Enterprise NYC Holdings, LLC, which has an approximately 27% interest in the borrower and is a 50% owner and joint manager of the indirect manager of the borrower. Enterprise NYC Holdings, LLC is owned 72.89% by Steinberg Investment, LP (which is owned approximately 11.26% by Danielle Englebardt and 10.0% by Brett Heyman) and 11.845% by The University of Nebraska Foundation.

Property Management. The 525 7th Avenue Property is managed by Olmstead Properties, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 525 7th Avenue Whole Loan, the borrower deposited approximately: (i) $2,567,313 into a real estate tax reserve, (ii) $2,026,411 into a free rent reserve and (iii) $642,025 into a reserve for unfunded obligations for tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,481 for replacements to the 525 7th Avenue Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $53,007 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $513,463).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the 525 7th Avenue Whole Loan, an approved blanket policy was in place.

Lockbox / Cash Management. The 525 7th Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date of the 525 7th Avenue Whole Loan, and was required to deliver direction letters to each tenant at the 525 7th Avenue Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 525 7th Avenue Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 525 7th Avenue Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 525 7th Avenue Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 525 7th Avenue Whole Loan (provided that if there are insufficient funds in the TI/LC reserve to pay for future tenant improvements and leasing commissions for any lease approved in accordance with the 525 7th Avenue Whole Loan documents, the lender is required, upon the borrower’s request, to disburse funds to the borrower from the excess cash flow reserve account for such purpose) or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 525 7th Avenue Whole Loan documents, the lender may apply funds to the 525 7th Avenue Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio falling below 1.20x; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, and (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

A-3-38

Office – CBD 525 7th Avenue New York, NY 10018	Collateral Asset Summary – Loan No. 4 525 7th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 53.2% 1.84x 12.3%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-39

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

A-3-40

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

A-3-41

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Lab/Office
Borrower Sponsor(s):	TechCore, LLC	Collateral:	Fee
Borrower(s):	GI TC Montgomery LLC	Location:	Rockville, MD
Original Balance(1):	$30,000,000	Year Built / Renovated:	2003 / 2025
Cut-off Date Balance(1):	$30,000,000	Property Management:	GI Property Manager LP
% by Initial UPB:	4.1%	Size:	229,905 SF
Interest Rate:	5.44900%	Appraised Value / Per SF:	$126,000,000 / $548
Note Date:	November 25, 2025	Appraisal Date:	October 14, 2025
Original Term:	120 months	Occupancy:	100.0% (as of February 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	92.5%
Original Amortization:	NAP	Underwritten NOI:	$8,828,455
Interest Only Period:	120 months	Underwritten NCF:	$8,515,785
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$7,485,774 (TTM September 30, 2025)
Additional Debt Balance(1):	$16,000,000	2025 NOI(3):	$6,092,202
Call Protection:	L(12),YM1(101),O(7)	2024 NOI(3):	$5,305,829
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	NAV

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$200
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	36.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	36.5%
TI / LC:	$0	Springing	NAP	UW NOI DY:	19.2%
NIH Reserve:	$2,861,832	$0	NAP	UW NCF DSCR:	3.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$46,000,000	100.0%	Loan Payoff	$37,004,184	80.4%
			Return of Equity	5,157,168	11.2
			Upfront Reserves	2,861,832	6.2
			Closing Costs	976,816	2.1
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	The Fishers Twinbrook Mortgage Loan (as defined below) is part of the Fishers Twinbrook Whole Loan (as defined below) which is comprised of 2 pari passu promissory notes with an aggregate original principal balance of $46,000,000. The Fishers Twinbrook Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the Fishers Twinbrook Whole Loan.
(2)	Please see “—Initial and Ongoing Reserves” and “—Lockbox / Cash Management” below for further discussion of reserve information.
(3)	2025 NOI and 2024 NOI are based on the trailing twelve-month period ending July 31 for each respective year.

The Loan.  The fifth largest mortgage loan (the “Fishers Twinbrook Mortgage Loan”) is part of a whole loan (the “Fishers Twinbrook Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000. The Fishers Twinbrook Whole Loan is secured by the borrower’s fee simple interest in a 229,905 SF mixed use lab/office property located in Rockville, Maryland (the “Fishers Twinbrook Property”). The Fishers Twinbrook Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The Fishers Twinbrook Whole Loan has a 10-year term, is interest only for the entire duration of the term and accrues interest at a rate of 5.44900% on an actual/360 basis.

A-3-42

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

The table below identifies the promissory notes that comprise the Fishers Twinbrook Whole Loan. The relationship between the holders of the Fishers Twinbrook Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The Fishers Twinbrook Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B42 securitization trust. See “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2026-B42	Yes
A-2(1)	$16,000,000	$16,000,000	GSBI	No
Whole Loan	$46,000,000	$46,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Fishers Twinbrook Property is a 229,905 SF, two-building lab/office campus located in Rockville, Maryland. The Fishers Twinbrook Property is 100.0% occupied by the National Institute of Health and its constituent agencies (“NIH”) and has been occupied by NIH since it was delivered as a build-to-suit building for NIH in 2004. The NIH has executed two five-year renewals, most recently commencing January 2024 with 3.0% annual rent steps through lease expiration in December 2033. Additionally, the NIH has invested over $15.0 million attributed to building systems and infrastructure, with additional investment in site-located scientific equipment and data infrastructure.

A portion of the Fishers Twinbrook Property (the suites located in the building located at 5625 Fisher Lane, Rockville, Maryland) is subject to a condominium structure. This borrower owns unit B in the condominium (25% of the voting interest) and as such does not control the condominium board and certain decisions can be made with majority vote; however, no material decisions involving the structural components of unit B can be made without the consent of the borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium” in the prospectus.

Sole Tenant. The sole tenant at the Fishers Twinbrook Property is NIH, the medical research agency of the U.S. federal government and a part of the Department of Health and Human Services. NIH comprises 27 institutes and centers, each focused on specific areas of health research and supports both internal (intramural) research programs and external grants to universities, hospitals, and research institutions around the world. Due to the government shutdown in 2025, NIH became past-due on rent payments in the amount of $2,861,832. The past-due balance was reserved at origination of the Fishers Twinbrook Whole Loan and has been fully repaid. The NIH lease does not contain appropriations clauses. NIH is on a lease expiring December 31, 2033 with one, 10-year renewal option and no termination options.

The following table presents certain information relating to the sole tenant at the Fishers Twinbrook Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)(3)	Renewal Option

National Institute of Health(3)	Aa1/AA+/AA+	229,905	100.0%	$8,585,496	$37.34	100.0%	12/31/2033	N	1 x 10 yr
Total Occupied		229,905	100.0%	$8,585,496	$37.34	100.0%
Vacant		0	0.0%
Collateral Total		229,905	100.0%

(1)	Based on the underwritten rent roll dated as of February 6, 2026.
(2)	Certain ratings are those of the parent company (or the United States government) whether or not the parent (or government) guarantees the lease.
(3)	NIH leases space under four separate leases, each of which expires December 31, 2033 and has no termination options.

A-3-43

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

The following table presents certain information relating to the lease rollover schedule at the Fishers Twinbrook Property, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	229,905	100.0%	100.0%	$8,585,496	100.0%	$37.34	1
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035	0	0.0%	100.0%	$0	0.0%	$0.00	0
2036	0	0.0%	100.0%	$0	0.0%	$0.00	0
2037 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	229,905	100.0%		$8,585,496	100.0%	$37.34	1
(1)	Based on the underwritten rent roll dated as of February 6, 2026.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fishers Twinbrook Property:

Cash Flow Analysis
	2024(1)	2025(1)	TTM 9/30/2025	U/W	U/W PSF
Base Rent	$8,092,501	$8,234,277	$8,274,741	$8,585,496	$37.34
Credit Tenant Rent Steps(2)	0	0	0	1,135,831	4.94
Total Commercial Reimbursement Revenue	1,671,776	1,707,899	1,709,564	1,747,707	7.60
Other Revenue	629,295	677,111	686,022	681,127	2.96
Potential Gross Revenue	$10,393,572	$10,619,288	$10,670,327	$12,150,162	$52.85
Concessions	(2,697,552)	(1,900,548)	(551,772)	0	0.00
(Vacancy)	0	0	0	(911,262)	(3.96)
Effective Gross Revenue	$7,696,020	$8,718,740	$10,118,555	$11,238,899	$48.88

Total Expenses	2,390,191	2,626,538	2,632,781	2,410,444	10.48

Net Operating Income	$5,305,829	$6,092,202	$7,485,774(3)	$8,828,455(3)	$38.40
Replacement Reserves	0	0	0	57,476	$0.25
TI/LC	0	0	0	255,195	$1.11
Net Cash Flow	$5,305,829	$6,092,202	$7,485,774	$8,515,785	$37.04

Occupancy %(4)	100.0%	100.0%	100.0%	92.5%
NCF DSCR(5)	2.09x	2.40x	2.95x	3.35x
NOI Debt Yield(5)	11.5%	13.2%	16.3%	19.2%
(1)	2024 and 2025 cash flows re present fiscal year ending in July.
(2)	Represents straight line average of credit tenant rent steps over the term of the Fisher Twinbrook Whole Loan.
(3)	The increase from TTM 9/30/2025 Net Operating Income to U/W Net Operating Income is primarily attributable to the inclusion of credit tenant rent steps through the term of the Fishers Twinbrook Whole Loan.
(4)	Historical occupancies represent year-end annual physical occupancies. The UW Occupancy % represents the economic occupancy.
(5)	Metrics are based on the Fishers Twinbrook Whole Loan.

A-3-44

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Appraisal. According to the appraisal, the Fishers Twinbrook Property had an “as-is” appraised value of $126,000,000 as of October 14, 2025. The table below shows the appraisal’s “as-is” conclusions.

Fishers Twinbrook Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Fishers Twinbrook	$126,000,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated October 17, 2025, there was no evidence of any recognized environmental conditions at the Fishers Twinbrook Property.

The Market. The Fishers Twinbrook Property is located in the Rockville office submarket, which is a part of the Washington, D.C. metropolitan area and benefits from its proximity to major federal agencies and an educated workforce, and in the Suburban Maryland (I-270 corridor) life science submarket. As of the first quarter of 2026, the Rockville submarket had a vacancy rate of 19.4%, above its five- and ten-year averages of 16.0% and 14.0%, respectively. Over the prior year, the submarket experienced approximately 230,000 SF of net absorption and 300,000 SF of delivered space, resulting in 2.1 million SF of available space and an availability rate of 22.3%. The Suburban Maryland (I-270 Corridor) life-science submarket had a vacancy rate of 14.0% and average asking rents of $43.45 PSF compared to $31.62 PSF for the broader office sub-market. This sector has 44,500 total life sciences employees and limited new development activity.

The Borrower and the Borrower Sponsor. The borrower is GI TC Montgomery LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fishers Twinbrook Whole Loan. The borrower sponsor and non-recourse carveout guarantor is TechCore, LLC (“TechCore”). TechCore is a core investment vehicle established by GI Partners in partnership with the California Public Employees' Retirement System (“CalPERS”), focused on acquiring and managing technology-advantaged real estate across the United States. Its portfolio includes data centers, carrier hotels, specialized technology campuses, 'Always On' facilities, and life sciences properties. Since its inception in 2012, TechCore has acquired 19 properties and invested in over 3.6 million SF of stabilized core technology-advantaged real estate. CalPERS is the 99.5% owner of TechCore.

Property Management. The Fishers Twinbrook Property is currently managed by GI Property Manager LP, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves.

NIH Reserve Funds. At origination, of the Fishers Twinbrook Whole Loan, the borrower deposited $2,861,832 into the NIH reserve account related to past due rents owed by the tenant. The lender will return amounts in this account, upon request by the borrower, provided no event of default exists and the lender has received evidence that all past due rents owed by the tenant have been paid. The past due balance has been fully repaid as of the Cut-off Date and NIH is current on rent.

Tax Escrows – On each payment date during a Cash Sweep Period (as defined below), the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On each payment date during a Cash Sweep Period, except if the Fisher Twinbrook Property is insured under an acceptable blanket policy, the borrower is required to fund 1/12 of the insurance premiums due for renewal of coverage. An acceptable blanket policy was in place at origination of the Fishers Twinbrook Whole Loan.

TI/LC Reserve - On each payment date during a Cash Sweep Period, the borrower is required to deposit approximately $19,159 into a the tenant improvement and leasing commission reserve.

Capital Expenditures Reserve - On each payment date during a Cash Sweep Period, the borrower is required to deposit approximately $4,790 in the capital expenditures reserve.

A “Cash Sweep Period” means a period (i) commencing upon any of (A) the occurrence and continuance of a material event of default, (B) the occurrence and continuance of a Specified Tenant Sweep Period (as defined below) and the borrower fails to timely make any cash deposit or provide a letter of credit as described in and to the extent permitted pursuant to the Fishers Twinbrook Whole Loan documents or (C) commencing when the debt yield is less than 15%, and (ii) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A) above, the cure or waiver (if applicable) of such material event of default, (y) with regard to any Cash Sweep Period commenced in connection with clause (B) above, the expiration of all Specified Tenant Sweep Periods or the borrower makes the cash deposit or provides one or more letters of credit as described in and to the extent permitted pursuant to the Fishers Twinbrook Whole Loan documents or the amount of funds deposited into the lease sweep reserve account as a result of the related Specified Tenant Sweep Period is equal to the applicable Lease Sweep Reserve Deposit Amount (as defined below), or (z) with regard to any Cash Sweep Period commenced in connection with clause (C) above, the date when the debt yield is equal to or greater than 15% for two fiscal quarters.

A-3-45

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

"Lease Sweep Reserve Deposit Amount" means an amount which is equivalent to 12 times the monthly amount of excess cash flow that would have been deposited in the lease sweep reserve account as of the commencement of a Specified Tenant Sweep Period, as reasonably determined by the lender.

A “Specified Tenant Sweep Period” will (x) commence if:

(i) such Specified Tenant (as defined below) vacates, abandons, goes dark or ceases operations in 50% or more of the related leased space, excluding the temporary discontinuance (A) for not longer than 90 days or (B) in connection with (1) a casualty or condemnation, or (2) renovations or alterations undertaken pursuant to the terms of the applicable lease or (C) caused by force majeure (including as a result of governmental restrictions during an ongoing pandemic); (ii) such Specified Tenant, its lease guarantor or its parent company (to the extent there is no separate lease guarantor) files for bankruptcy, is adjudged bankrupt, is deemed insolvent, or otherwise makes a general assignment for the benefit of creditors; (iii) such Specified Tenant fails to extend or renew its lease in accordance with its terms by the date that is 12 months prior to the scheduled expiration date, unless, within five business days, the conditions set forth in clauses (y)(c) or (y)(f) below, as applicable, have occurred; (iv) such Specified Tenant gives notice of its election to (A) terminate its lease or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or (B) vacate and discontinue its operations in 50% or more of its leased premises, and, in the case of clauses (A) or (B), there is less than 12 months remaining in the lease term, unless such Specified Tenant or a replacement tenant enters into an extension or replacement lease for all or substantially all of the space governed by such lease (x) with the exercise of an option in its lease, (y) that satisfies the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents, or (z) is otherwise on terms reasonably acceptable to the lender; (v) such Specified Tenant is in monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under its lease which default is not being contested by the tenant in good faith or other material default beyond any applicable notice and cure or grace periods, which is reasonably likely to have a material adverse effect, or with respect to which the borrower has delivered a notice of termination of the related lease to the subject Specified Tenant; or (vi) such Specified Tenant no longer satisfies the Specified Tenant Rating Requirements (as defined below) by two or more rating agencies; and

(y) terminate upon:

(a) in the case of any Specified Tenant Sweep Period commenced under clause (x) (i) above, (A) the borrower provides the lender with evidence that the applicable Specified Tenant has resumed occupancy of and operations in more than 50% of the leased space or (B) 12 months have passed since the happening of the event which triggered the commencement of the Specified Tenant Sweep Period under clause (x) (i) above provided no other Specified Tenant Sweep Period is then occurring; (b) in the case of any Specified Tenant Sweep Period commenced under clause (x)(ii) above, the applicable Specified Tenant or its lease guarantor is no longer deemed insolvent or subject to any bankruptcy or insolvency proceedings or the applicable lease with the Specified Tenant has been affirmed in a bankruptcy proceeding; (c) in the case of any Specified Tenant Sweep Period commenced under clause (x)(iii) above, the lender receives (1) reasonably satisfactory evidence that such Specified Tenant has extended or renewed its lease for all or substantially all of the space leased to such Specified Tenant pursuant to the terms that satisfy the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents or otherwise acceptable to the lender, with no then outstanding conditions to the effectiveness of such renewal and any fixed costs for the payment of tenant improvements to be completed by the borrower or paid for by the borrower after the effectiveness of the renewal have been escrowed with the lender in the Lease Sweep Reserve Account, and such Specified Tenant is in occupancy of and operating in at least 50% of its respective space, and paying full, unabated rent under such lease and (2)(x) evidence reasonably satisfactory to lender that such renewal or extension was exercised by such Specified Tenant; or (y) a tenant estoppel certificate from such Specified Tenant, in form and substance reasonably acceptable to the lender (provided, however, that the lender will not object to the substance of such estoppel so long as it contains the information necessary for the lender to determine that the applicable Specified Tenant Sweep Period has been cured); (d) in the case of any Specified Tenant Sweep Period commenced under clause (x)(iv) above, any such notice is rescinded and the applicable Specified Tenant reaffirms its lease in writing; (e) in the case of any Specified Tenant Sweep Period commenced under clause (x)(v) above, such default has been cured, the applicable lease is in full force and effect and there is no monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under the lease which default is not being contested by the tenant in good faith or other material default beyond any applicable notice and cure or grace periods, which is reasonably likely to have a Material Adverse Effect, or with respect to which the borrower has delivered a notice of termination of the related lease to the subject Specified Tenant; (f) in the case of any Specified Tenant Sweep Period commenced under clause (x)(vi) above, such Specified Tenant or its lease guarantor (if applicable) satisfies the Specified Tenant Rating Requirements; or (g) in the case of any Specified Tenant Sweep Period that is not cured pursuant to any other clause of this definition, the lender receives evidence, in form and substance reasonably satisfactory to lender, that at least 70% of the space leased to the applicable Specified Tenant has been leased to the applicable Specified Tenant or one or more replacement tenants that would satisfy the Specified Tenant Rating Requirements pursuant to one or more leases with terms that satisfy the minimum leasing parameters set forth in the Fishers Twinbrook Whole Loan documents or otherwise acceptable to the lender.

"Specified Tenant" means, individually and collectively, any tenant or its affiliates under a lease (or combination of leases) covering more than 76,250 rentable square feet of the Fishers Twinbrook Property.

A-3-46

Mixed Use – Lab/Office 5625 Fishers Lane and 12735 Twinbrook Parkway Rockville, MD 20852	Collateral Asset Summary – Loan No. 5 Fishers Twinbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 36.5% 3.35x 19.2%

"Specified Tenant Rating Requirements" means that a tenant (or its parent company) maintains a long term unsecured debt rating of at least "BBB-" by S&P, "Baa3" by Moody's and the equivalent rating by the other rating agencies which rate such entity.

Lockbox / Cash Management. The Fishers Twinbrook Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. Prior to a Cash Sweep Period, all sums deposited into the lockbox will be transferred into the borrower’s operating account, on each business day. During a Cash Sweep Period, any transfers to the borrower's operating account will cease and such sums on deposit in the lockbox are required to be transferred on each business day to the cash management account, to be applied to the payment of all monthly amounts due under the Fishers Twinbrook Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Fishers Twinbrook Whole Loan until the Cash Sweep Period is cured, at which time all funds in such account will be disbursed to the borrower; provided that during a Specified Tenant Sweep Period, all excess cash flow is required to be deposited into a lease sweep reserve account until such time that the Specified Tenant Sweep Period is cured.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-47

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

A-3-48

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

A-3-49

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

50 West 23rd Street
50 West 23rd Street
New York, NY 10010
FASHION DISTRICT
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MAP © 2026 CARTIFACT

A-3-50

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Amish Patel, Jed Walentas and Walentas Trust 3	Collateral:	Fee
Borrower(s):	50 West 23rd Street LLC	Location:	New York, NY
Original Balance(1):	$30,000,000	Year Built / Renovated:	1906 / 2015
Cut-off Date Balance(1):	$30,000,000	Property Management:	Two Trees Management Co. LLC
% by Initial UPB:	4.1%	Size:	331,744 SF
Interest Rate:	6.46000%	Appraised Value / Per SF:	$208,000,000 / $627
Note Date:	January 29, 2026	Appraisal Date:	December 16, 2025
Original Term:	120 months	Occupancy:	97.3% (as of December 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(5):	$12,682,647
Interest Only Period:	120 months	Underwritten NCF:	$11,868,908
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$8,158,122 (TTM September 30, 2025)
Additional Debt Balance(1):	$53,000,000	2024 NOI:	$9,362,821
Call Protection(2):	L(25),D(88),O(7)	2023 NOI:	$12,314,881
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$11,171,174

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$250
Taxes:	$854,048	$427,024	NAP	Maturity Date Loan / SF:	$250
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	39.9%
Replacement Reserves:	$0	$5,529	NAP	Maturity Date LTV:	39.9%
TI/LC:	$0	$41,667	NAP	UW NOI DY:	15.3%
Other Reserves(4):	$2,863,694	$0	NAP	UW NCF DSCR:	2.18x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$83,000,000	95.9%	Loan Payoff	$81,932,218	94.6%
Equity Contribution	3,588,414	4.1	Upfront Reserves	3,717,742	4.3%
			Closing Costs	938,454	1.1%
Total Sources	$86,588,414	100.0%	Total Uses	$86,588,414	100.0%
(1)	The 50 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $83,000,000 (the “50 West 23rd Street Whole Loan”). The Financial Information in the chart above reflects the 50 West 23rd Street Whole Loan.
(2)	Defeasance of the 50 West 23rd Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 50 West 23rd Street Whole Loan to be securitized and (b) January 29, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2026-B42 securitization in March 2026. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves are comprised of (i) an initial free rent reserve of approximately $2,746,644 related to six tenants at the 50 West 23rd Street Property (as defined below) and (ii) an initial unfunded obligations reserve of $117,050.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.

The Loan. The sixth largest mortgage loan (the “50 West 23rd Street Mortgage Loan”) is part of the 50 West 23rd Street Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $83,000,000 and is secured by the borrower’s fee interest in a 331,744 square foot office property located in the Flatiron/Union Square neighborhood of New York, New York (the “50 West 23rd Street Property”). The 50 West 23rd Street Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.46000% per annum on an Actual/360 basis. The 50 West 23rd Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

A-3-51

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The table below identifies the promissory notes that comprise the 50 West 23rd Street Whole Loan. The relationship between the holders of the 50 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 50 West 23rd Street Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-B42 securitization trust until the controlling Note A-1 is securitized, at which point it will be serviced under the pooling and servicing agreement for the securitization trust to which such Note A-1 is contributed. See “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$53,000,000	$53,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$83,000,000	$83,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The 50 West 23rd Street Property is comprised of two interconnected 11- and 14-story office buildings with ground floor retail, totaling 331,744 square feet. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd Street and 23rd Street and is located in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property was originally constructed in 1906 and was most recently renovated in 2015. The 50 West 23rd Street Property features 296,886 square feet of office space accounting for 92.4% of underwritten base rent, 22,883 square feet of ground floor retail space accounting for 5.9% of underwritten base rent, and 11,975 square feet of basement storage space accounting for 1.7% of underwritten base rent. The office space includes 64,000 square feet of space leased to the NYC Department of Education which uses its space as a public school known as Manhattan Village Academy with its own separate dedicated entrance. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

As of December 31, 2025, the 50 West 23rd Street Property was 97.3% leased to 14 office tenants and four retail tenants. Recent leasing activity at the 50 West 23rd Street Property includes 12 new tenants since 2023 representing 53.4% of net rentable area and 53.2% of underwritten base rent. As of the Cut-off Date, the tenants at the 50 West 23rd Street Property had been in occupancy for a weighted average of 8.3 years and had a weighted average lease term remaining of 5.2 years.

Major Tenants. The three largest tenants based on underwritten base rent are the NYC Department of Education, Buzzfeed, Inc. (“Buzzfeed”), and MSQ Partners NA LLC (“MSQ Partners”).

NYC Department of Education (64,000 square feet; 19.3% of net rentable area; 20.7% of underwritten base rent). The New York City Department of Education is the largest public school system in the United States, serving roughly one million students in more than 1,800 schools (including charter schools) and childcare centers, and employing 130,000 full-time staff. The NYC Department of Education has been a tenant at the 50 West 23rd Street Property since September 1994 and uses its space at the 50 West 23rd Street Property as a public high school commonly known as the Manhattan Village Academy. The NYC Department of Education has a current lease term through June 30, 2030 with one, five-year renewal option. The NYC Department of Education has the option to terminate its lease at any time by delivering at least six months’ prior written notice.

Buzzfeed (42,210 square feet; 12.7% of net rentable area; 12.0% of underwritten base rent). Founded in 2006, Buzzfeed is a digital media and entertainment company with content spanning entertainment, lifestyle, and news. Buzzfeed targets a digital audience, with revenue derived from advertising, branded content, e-commerce, and licensing. Buzzfeed recently moved to the 50 West 23rd Street Property in June 2025 and uses its space at the 50 West 23rd Street Property as its corporate headquarters. Buzzfeed has a current lease term through April 30, 2036 with one, five-year renewal option. Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months prior written notice and pays an early termination fee. Buzzfeed has a monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029.

MSQ Partners (38,273 square feet; 11.5% of net rentable area; 11.3% of underwritten base rent). MSQ Partners is a global creative and technology company that helps brands grow by providing a wide range of marketing, data, and digital services including advertising, public relations, brand strategy, and digital marketing. MSQ Partners has been a tenant at the 50 West 23rd Street Property since November 2025 and has a current lease term through July 2036 with one, five year renewal option. MSQ Partners has the option to terminate its lease effective as of July 1, 2033 provided it gives 12 months’ prior written notice and pays an early termination fee. MSQ partners has a monthly abatement of $191,365 from March 2026 through July 2026.

A-3-52

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The following table presents certain information relating to the major tenants at the 50 West 23rd Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
NYC Department of Education	NR/NR/NR	64,000	19.3%	$4,224,000	$66.00	20.7%	6/30/2030	Y(4)	1 x 5 yr
Buzzfeed	NR/NR/NR	42,210	12.7%	$2,448,180	$58.00	12.0%	4/30/2036	Y(5)	1 x 5 yr
MSQ Partners	NR/NR/NR	38,273	11.5%	$2,296,380	$60.00	11.3%	7/31/2036	Y(6)	1 x 5 yr
Trustpilot, Inc(7)	NR/NR/NR	30,737	9.3%	$2,152,811	$70.04	10.6%	3/31/2030	Y(8)	1 x 3 yr
Bizzabo Inc.(9)	NR/NR/NR	30,471	9.2%	$2,055,878	$67.47	10.1%	6/30/2027	N	1 x 5 yr
MF Services Delaware Inc.	NR/NR/NR	31,270	9.4%	$1,513,781	$48.41	7.4%	2/28/2027	N	N
Siro Technologies, Inc.	NR/NR/NR	20,489	6.2%	$1,208,851	$59.00	5.9%	2/28/2031	N	1 x 3 yr
Convive Brands LLC	NR/NR/NR	9,265	2.8%	$630,020	$68.00	3.1%	8/31/2031	N	N
Roboflow, Inc.	NR/NR/NR	7,785	2.3%	$615,015	$79.00	3.0%	3/31/2031	N	N
Clinch US Inc.	NR/NR/NR	8,705	2.6%	$611,185	$70.21	3.0%	2/28/2030	N	1 x 5 yr
Largest Tenants		283,205	85.4%	$17,756,102	$62.70	87.1%
Remaining Occupied		39,612	11.9%	$2,625,493	$66.28	12.9%
Total Occupied		322,817	97.3%	$20,381,595	$63.14	100.0%
Vacant		8,927	2.7%
Total		331,744	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Buzzfeed (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), MSQ Partners (monthly abatement of $191,365 from March 2026 through July 2026), TrustPilot, Inc (monthly abatement of $193,234.50 for the months of March 2028 and April 2028), Convive Brands LLC (monthly abatement of $35,001.11 from April 2026 through June 2026, and monthly abatement of $55,715 from July 2029 through August 2029), Bizzabo Inc. (monthly abatement of $171,323.20 from April 2027 through June 2027). At closing of the 50 West 23rd Street Whole Loan, approximately $2,746,644 was deposited into a free rent reserve.
(4)	NYC Department of Education has the option to terminate its lease at any time provided it gives 180 days’ prior written notice.
(5)	Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months prior written notice and pays an early termination fee.
(6)	MSQ Partners has the option to terminate its lease effective as of July 1, 2033, provided it gives 12 months prior written notice and pays an early termination fee.
(7)	Trustpilot, Inc subleases 8,595 square feet of its space to Juniper Solutions, Inc. at an annual rent of $54.59 per square foot. The sublease is set to expire January 31, 2027 with no additional renewal options.
(8)	Trustpilot, Inc has the option to terminate its lease effective as of February 28, 2028, provided it gives nine months prior written notice and pays an early termination fee.
(9)	Bizzabo Inc. subleases 21,345 square feet of its space to Maplebear, Inc. at an annual rent of $68.03 PSF. The sublease is set to expire April 29, 2027.

The following table presents certain information relating to the lease rollover schedule at the 50 West 23rd Street Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	7,500	2.3%	2.3%	$579,684	2.8%	$77.29	2
2027	61,741	18.6%	20.9%	$3,569,659	17.5%	$57.82	2
2028	8,400	2.5%	23.4%	$605,215	3.0%	$72.05	2
2029	13,250	4.0%	27.4%	$540,000	2.6%	$40.75	1
2030	106,942	32.2%	59.6%	$7,254,997	35.6%	$67.84	4
2031	37,539	11.3%	70.9%	$2,453,886	12.0%	$65.37	3
2032	0	0.0%	70.9%	$0	0.0%	$0.00	0
2033	4,621	1.4%	72.3%	$392,471	1.9%	$84.93	1
2034	0	0.0%	72.3%	$0	0.0%	$0.00	0
2035	2,341	0.7%	73.0%	$241,123	1.2%	$103.00	1
2036 & Beyond	80,483	24.3%	97.3%	$4,744,560	23.3%	$58.95	2
Vacant	8,927	2.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	331,744	100.0%		$20,381,595	100.0%	$63.14	18
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

A-3-53

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 50 West 23rd Street Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025(2)	U/W(2)	U/W Per SF
Base Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,140,391	$60.71
Contractual Rent Steps	0	0	0	0	241,204	$0.73
Potential Income from Vacant Space	0	0	0	0	448,175	$1.35
Gross Potential Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,829,770	$62.79
Reimbursements	672,443	170,408	324,352	479,866	351,336	$1.06
Total Gross Income	$18,576,168	$20,001,095	$16,298,477	$15,432,978	$21,181,106	$63.85
Other Income(3)	0	98,393	96,204	127,404	127,404	$0.38
(Vacancy / Credit Loss)	0	0	0	0	(1,064,239)	($3.21)
Effective Gross Income	$18,576,168	$20,099,488	$16,394,681	$15,560,382	$20,244,271	$61.02

Management Fee	580,439	748,385	499,318	489,678	607,328	$1.83
Real Estate Taxes	4,485,528	4,736,483	4,830,892	4,851,853	4,781,052	$14.41
Insurance	124,392	141,507	183,936	238,528	294,939	$0.89
Utilities	271,943	288,662	281,673	383,711	$383,711	$1.16
Other Expenses(4)	1,942,692	1,869,570	1,236,041	1,438,490	1,494,593	$4.51
Total Expenses	$7,404,994	$7,784,607	$7,031,860	$7,402,260	$7,561,624	$22.79

Net Operating Income	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$12,682,647	$38.23
Replacement Reserves	0	0	0	0	66,349	$0.20
Normalized TI/LC	0	0	0	0	747,390	$2.25
Net Cash Flow	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$11,868,908	$35.78

Occupancy (%)	93.4%	96.1%	68.1%	97.3%(5)	95.0%(6)
NCF DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.18x
NOI Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	15.3%
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	The increase from TTM 9/30/2025 to U/W Base Rent and Net Operating Income is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.
(3)	Other Income consists of submetered electric income and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, utilities, advertising and marketing, general and administrative, legal and professional expenses and business improvement district charges.
(5)	Represents occupancy as of the rent roll dated December 31, 2025.
(6)	Represents Economic Occupancy.
(7)	Metrics represent the 50 West 23rd Street Whole Loan.

Appraisal. The 50 West 23rd Street Property had an “as-is” appraised value of $208,000,000 as of December 16, 2025. Based on the “as-is” value of $208,000,000, the Cut-off Date LTV and Maturity Date LTV for the 50 West 23rd Street Whole Loan are each 39.9%.

50 West 23rd Street Appraised Value(1)
Property	Value	Capitalization Rate
50 West 23rd Street	$208,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the 50 West 23rd Street Property, dated January 14, 2026, revealed no identified recognized environmental conditions at the 50 West 23rd Street Property.

A-3-54

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

The Market. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd and 23rd Street in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property is located within one block of Madison Square Park, Eataly, and the Flatiron Building. According to the appraisal, the Flatiron/Union Square submarket has historically attracted a variety of technology, advertising, media, and information service companies with recent leases including Impact Digital at 470 Park Avenue South and Tempus Labs at 11 Madison Avenue. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

According to a third-party market research report, the 50 West 23rd Street Property is located in the Chelsea office and retail submarkets of New York City. As of January 5, 2026, the Chelsea office submarket had a total inventory of 45,571,716 square feet, an overall vacancy rate of 16.3%, and market asking rent of $65.40 per square foot. As of February 10, 2026, the Chelsea retail submarket had a total inventory of 4,104,832, a vacancy rate of 8.1% and market asking rent of $121.51 per square foot.

The following table presents information relating to comparable office leases for the 50 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos.)	Base Rent (PSF)
50 West 23rd Street New York, NY	-	Siro Technologies, Inc.(2)	20,489(2)	Sep-25(2)	65.8(2)	$59.00(2)
220 Fifth Avenue New York, NY	0.3 mi	Sotheby's International	9,990	Mar-25	130	$68.13
900 Broadway New York, NY	0.3 mi	Pomegranate Technologies	2,493	Jul-25	37	$63.00
26 West 17th Street New York, NY	0.4 mi	Faire Wholesale	19,958	Jan-25	90	$70.00
250 Park Avenue South New York, NY	0.4 mi	Wilson Daniels LLC	12,000	Jun-25	133	$68.00
250 Park Avenue South New York, NY	0.5 mi	Criterion Collection Inc.	35,905	Sep-25	181	$63.33
257 Park Avenue South New York, NY	0.5 mi	Options Group	12,617	Sep-25	160	$63.00
245 Fifth Avenue New York, NY	0.7 mi	Quaker Equities Ltd.	13,627	Aug-25	66	$67.00
3 East 28th Street New York, NY	0.7 mi	Tang Advisors, LLC	5,575	Aug-25	90	$61.00
27 West 24th Street New York, NY	0.7 mi	Breezi Inc.	2,587	Sep-25	25	$65.00
853 Broadway New York, NY	0.8 mi	Perplexity AI	8,013	May-25	39	$62.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated December 31, 2025. Base Rent (PSF) excludes rent steps.

The Borrower and the Borrower Sponsors. The borrower is 50 West 23rd Street LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 West 23rd Street Whole Loan.

The non-recourse carveout guarantor is Walentas Trust 3, a family trust of which Jed Walentas and his children are beneficiaries. The borrower sponsors are Amish Patel, Jed Walentas and Walentas Trust 3. Jed Walentas is the chief executive officer of Two Trees, a Brooklyn-based, family-owned real estate development firm that was founded in 1968. Two Trees currently owns and manages more than 4,000 apartments and three million square feet of commercial and industrial real estate throughout New York City.

A-3-55

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

Property Management. The 50 West 23rd Street Property is managed by Two Trees Management Co. LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 50 West 23rd Street Whole Loan, the borrower deposited: (i) approximately $854,048 into a real estate tax reserve, (ii) approximately $2,746,644 into a free rent reserve, and (iii) $117,050 into a reserve for unfunded obligations for tenant improvement costs related to Chelsea Saunas LLC’s leased premises.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $427,024).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the 50 West 23rd Street Whole Loan, an approved blanket policy was in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $5,529 for replacements to the 50 West 23rd Street Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,667 into a reserve for future tenant improvements and leasing commissions.

Free Rent Reserve – For purposes of calculating operating expenses and operating income at the 50 West 23rd Street Property, the 50 West 23rd Street Whole Loan documents require that gross rents be calculated at certain calculation dates. The borrower may deposit cash into the free rent reserve in an amount equal to the free or abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date of gross rents, and if the borrower makes such voluntary deposit, the lender is then required to give credit for free rent which is the result of a free rent period or similar rent concession during the applicable calculation period.

Lockbox / Cash Management. The 50 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 50 West 23rd Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 50 West 23rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 West 23rd Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any excess cash flow funds required to satisfy the ST Cap Condition (as defined below) are required to be retained in the excess cash flow reserve account until certain stabilization conditions have been satisfied with respect to the applicable tenant space. Upon an event of default under the 50 West 23rd Street Whole Loan documents, the lender may apply funds in the accounts to the 50 West 23rd Street Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

The “Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in the amount of the ST Cap Amount (as defined below) and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(iii) of the definition of such term above) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount necessary to equal the ST Cap Amount. The lender is required to promptly return such collateral to the borrower, provided no event of default is continuing under the 50 West 23rd Street Whole Loan documents, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured without taking into account such collateral.

A-3-56

Office – CBD 50 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 6 50 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 39.9% 2.18x 15.3%

“Specified Tenant” means, as applicable, (i) any person that (together with its affiliates) leases, in the aggregate, 20% or more of (x) the total rental income at the 50 West 23rd Street Property or (y) the square footage of the 50 West 23rd Street Property and (ii) any guarantors, if any, of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in (x) material non-monetary default or (y) either (I) monetary default of the payment of base rent and/or (II) material monetary default in the payment of any additional rent (items (I) and (II), collectively, a “Monetary Default”), and such Monetary Default continues for 40 consecutive days (provided, however, that a Monetary Default will not include or be deemed to exist solely by reason of any dispute or reconciliation of additional rent payments that are subject to year-end or periodic reconciliation under the applicable Specified Tenant lease, provided that the Specified Tenant is current in the payment of base rent) under the applicable Specified Tenant lease, (ii) other than in connection with a permitted go-dark event, the Specified Tenant (x) failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), if such Specified Tenant is an office tenant or (y) failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, if such Specified Tenant is a retail tenant, (iii) Specified Tenant or the borrower giving written notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing either (i) the entire Specified Tenant space (or applicable portion thereof) or (ii) a portion of the Specified Tenant space that would result in the debt service coverage ratio being equal to or exceeding 1.25x, in each case, pursuant to one or more leases in accordance with the applicable terms and conditions of the 50 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical possession of the space demised, and each lease having commenced and a rent commencement date having been established (without possibility of delay); or (3) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space; provided, however, that (a) to the extent that a Specified Tenant Trigger Period exists solely due to clause (A)(iii) of this definition (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced until the date that is three months prior to the termination of the Specified Tenant lease (or any portion thereof) and (b) to the extent a Specified Tenant Trigger Period is solely due to a Monetary Default (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced if such Monetary Default has been cured.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), unless a permitted go-dark event is ongoing, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease or the borrower has deposited cash into a reserve account with the lender in the amount of the abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date.

“ST Cap Condition” means (a) no event of default has occurred and is continuing, (b) the debt yield is equal to or greater than 8.50% as of the date of determination, and (c) that the amount in the excess cash flow account is equal to or greater than (x) $65.00 multiplied by (y) the number of leasable square feet demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period will have occurred (the “ST Cap Amount”).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-57

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

A-3-58

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

A-3-59

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

LOWE'S
EVERY SEASON STARTS AT DICK'S SPORTING GOODS
BEST BUY
STAPLES
JACUZZI HOTTUBS OF SOUTHERN PA
LA SALON & DAY SPA
FRANK'S PIZZA AND ITALIAN RESTAURANT
KUNG FU II
T-Mobile
ROSS DRESS FOR LESS
Michaels
WAYBACK BURGERS
MATTRESSFIRM
DUCK DONUTS
HOLIDAY HAIR
BARNES & NOBLE
PET SUPPLIES PLUS
TEXAS ROADHOUSE
FRIDAYS
DOLLAR TREE
PNC
Panera BREAD
HOPE ROAD
FREEMANSBURG AVENUE
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral
N

A-3-60

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

RAMADA DRIVE
SR 10
CAPITAL CRAFT
HOME SENSE
Be HomeGoods Happy
COSTCO WHOLESALE
afc
PEARLE VISION
the paper store
SIERRA
N
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral

A-3-61

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

A-3-62

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$30,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$30,000,000	Property Management:	Haverford Retail LLC
% by Initial UPB:	4.1%	Size:	767,546 SF
Interest Rate:	5.95000%	Appraised Value / Per SF(6):	$137,300,000 / $179
Note Date:	November 21, 2025	Appraisal Date(6):	Various
Original Term:	120 months	Occupancy:	97.6% (as of October 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$10,602,870
Interest Only Period:	120 months	Underwritten NCF:	$10,097,432
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$10,549,082 (TTM September 30, 2025)
Additional Debt Balance(2):	$51,900,000	2024 NOI:	$9,655,549
Call Protection:	L(27),YM1(86),O(7)	2023 NOI:	$9,744,758
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$9,317,964

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$107
Taxes:	$722,894	$180,723	NAP	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$9,594	NAP	Maturity Date LTV:	59.7%
TI/LC:	$0	$31,981	$1,500,000	UW NOI DY:	12.9%
Other Reserves(4):	$1,068,632	Springing	NAP	UW NCF DSCR:	2.04x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$81,900,000	62.9%	Purchase Price	$126,000,000	96.8%
Equity Contribution	48,273,742	37.1	Closing Costs	2,382,216	1.8
			Upfront Reserves	1,791,526	1.4
Total Sources	$130,173,742	100.0%	Total Uses	$130,173,742	100.0%
(1)	The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property (as defined below), (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property (as defined below) and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property (as defined below).
(2)	The Haverford Retail Partners Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $81,900,000 (the “Haverford Retail Partners Portfolio Whole Loan”). The Financial Information in the chart above reflects the Haverford Retail Partners Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserves consist of (i) an initial unfunded obligations reserve of $829,382, (ii) an initial stormwater reserve of $239,250, and (iii) a springing monthly condominium assessments reserve. See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The Appraised Value is as of the Appraisals dated from August 12, 2025 through August 15, 2025.

The Loan. The seventh largest mortgage loan (the “Haverford Retail Partners Portfolio Mortgage Loan”) is part of the Haverford Retail Partners Portfolio Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81,900,000 and is secured by the borrowers’ fee interests in three anchored retail properties totaling 767,546 square feet located in Ohio, Pennsylvania, and New Jersey (the “Haverford Retail Partners Portfolio Properties”). The Haverford Retail Partners Portfolio Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The Haverford Retail Partners Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

The table below identifies the promissory notes that comprise the Haverford Retail Partners Portfolio Whole Loan. The relationship between the holders of the Haverford Retail Partners Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Haverford Retail Partners Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-63

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,900,000	$51,900,000	BBCMS 2025-C39	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$81,900,000	$81,900,000

The Properties. The Haverford Retail Partners Portfolio Properties are comprised of a 418,587 square foot anchored retail property located in Stow, Ohio (the “Stow Community Center Property”), a 250,939 square foot anchored retail property located in Easton, Pennsylvania (the “Southmont Plaza Property”) and a 98,020 square foot anchored retail property located in East Hanover, New Jersey (the “East Hanover Plaza Property”). As of October 6, 2025, the Haverford Retail Partners Portfolio was 97.6% occupied by 56 tenants with a weighted average tenant tenure of 17.3 years. The Haverford Retail Partners Portfolio Properties feature a diverse tenant roster with no individual tenant accounting for more than 11.8% of net rentable area or 8.1% of underwritten base rent.

The following table presents certain information relating to the Haverford Retail Partners Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI(2)	% of U/W NOI(2)
Stow Community Center	Stow, OH	1968, 1996-1998, 2008, 2013 / NAP	418,587	$13,003,663	43.3%	$62,850,000	45.8%	$5,033,027	47.5%
Southmont Plaza	Easton, PA	2004 / 2021-2024	250,939	$11,062,271	36.9%	$47,750,000	34.8%	$3,778,660	35.6%
East Hanover Plaza	East Hanover, NJ	1994 / NAP	98,020	$5,934,066	19.8%	$26,700,000	19.4%	$1,791,183	16.9%
Total			767,546	$30,000,000	100.0%	137,300,000	100.0%	10,602,870	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

Stow Community Center Property: The Stow Community Center Property is an eight building, 418,587 square foot, anchored retail property located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio. The Stow Community Center Property was constructed in phases over several decades in 1968, 1996-1998, 2008, and 2013 and is situated on a 50.02-acre site. As of October 6, 2025, the Stow Community Center Property was 96.2% occupied by 32 tenants with a weighted average tenant tenure of 19.4 years as of the Cut-off Date. The Stow Community Center Property is anchored by Giant Eagle, Kohls and Hobby Lobby and is also shadow anchored by Target.

Southmont Plaza Property: The Southmont Plaza Property is an eight building, 250,939 square foot, anchored retail center along Route 33 in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania. The Southmont Plaza Property was constructed in 2004, most recently renovated from 2021 to 2024, and is situated on a 45.98-acre site. As of October 6, 2025, the Southmont Plaza Property was 99.0% occupied by 21 tenants with a weighted average tenant tenure of 16.9 years as of the Cut-off Date. The Southmont Plaza Property is anchored by Dick’s Sporting Goods and Best Buy and is also shadow anchored by Lowe’s. The Southmont Plaza Property is subject to a horizontal condominium regime in which the related borrowers are the 62.5% controlling member.

East Hanover Plaza Property: The East Hanover Plaza Property is a three building, 98,020 square foot, anchored retail property located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City. The East Hanover Plaza Property was constructed in 1994 and is situated on an 8.43-acre site. As of October 6, 2025, the East Hanover Plaza Property was 100.0% occupied by eight tenants with a weighted average tenant tenure of 9.7 years as of the Cut-off Date. The East Hanover Plaza Property is anchored by HomeGoods, Inc. (“HomeGoods”) and Homesense and is also shadow anchored by Costco and T.J. Maxx.

Major Tenants. The three largest tenants based on underwritten base rent are Giant Eagle, Dick’s Sporting Goods and Home Goods.

Giant Eagle (90,722 square feet; 11.8% of total net rentable area; 8.1% of total underwritten base rent). Founded in 1918, Giant Eagle is a food, fuel and pharmacy retailer with more than 470 locations across western Pennsylvania, northern central Ohio, northern West Virginia, Maryland, and Indiana. Giant Eagle has been a tenant at the Stow Community Center Property since October 1996 and has a current lease term through January 2027 with four, five-year renewal options and no termination options.

Dick’s Sporting Goods (50,000 square feet; 6.5% of total net rentable area; 6.5% of underwritten base rent). Founded in 1948, Dick’s Sporting Goods is an omnichannel retailer that offers a broad selection of brand name sporting goods equipment, apparel, and footwear. Dick’s

A-3-64

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Sporting Goods has been a tenant at the Southmont Plaza Property since December 2004 and has a current lease term through January 2030 with one, four-year and 11-month renewal option and no termination options.

HomeGoods (47,000 square feet; 6.1% of total net rentable area; 6.4% of total underwritten base rent). Introduced in 1992, HomeGoods is a subsidiary of TJX Companies, Inc. (NYSE: TJX) and offers a mix of merchandise, including furniture, rugs, lighting, soft home, decorative accessories, tabletop, cookware, and more. HomeGoods has been a tenant at the Stow Community Center Property since August 2022 and has a lease through August 2032 with four, five-year renewal options and no termination options remaining. HomeGoods has also been a tenant at the East Hanover Plaza Property since October 2013 and has a lease term through October 2028 with three, five-year renewal options and no termination options.

The following table presents certain information relating to the major tenants at the Haverford Retail Partners Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Giant Eagle	Stow Community Center	NR/NR/NR	90,722	11.8%	$934,437	$10.30	8.1%	1/31/2027	N	4 x 5 yr
Dick's Sporting Goods	Southmont Plaza	Baa2/BBB/NR	50,000	6.5%	750,000	$15.00	6.5%	1/31/2030	N	1 x 4 yr 11 mos.
Home Goods(3)	Stow Community Center and East Hanover Plaza	A2/A/NR	47,000	6.1%	733,787	$15.61	6.4%	Various	N	Various(3)
Kohl's	Stow Community Center	B3/B+/BB-	86,584	11.3%	692,672	$8.00	6.0%	2/2/2029	N	4 x 5 yr
Homesense	East Hanover Plaza	A2/A/NR	25,024	3.3%	500,480	$20.00	4.3%	9/30/2027	N	4 x 5 yr
Barnes & Noble	Southmont Plaza	NR/NR/NR	24,627	3.2%	492,540	$20.00	4.3%	1/31/2035	N	N
Hobby Lobby	Stow Community Center	NR/NR/NR	55,342	7.2%	442,736	$8.00	3.8%	10/31/2028	N	2 x 5 yr
Ross Dress for Less	Southmont Plaza	NR/NR/NR	28,150	3.7%	394,100	$14.00	3.4%	1/31/2035	N	3 x 5 yr, 1 x 4 yr 11 mos.
Best Buy	Southmont Plaza	A3/BBB+/NR	33,862	4.4%	393,041	$11.61	3.4%	1/31/2031	N	1 x 5 yr
Sierra Trading Post	East Hanover Plaza	NR/NR/NR	17,701	2.3%	354,020	$20.00	3.1%	9/30/2027	N	4 x 5 yr
Largest Tenants			459,012	59.8%	$5,687,813	$12.39	49.3%
Remaining Occupied			290,197	37.8%	5,844,483	$20.14	50.7%
Total Occupied			749,209	97.6%	$11,532,297	$15.39	100.0%
Vacant			18,337	2.4%
Total			767,546	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	HomeGoods leases 23,500 square feet of space at the Stow Community Center Property expiring August 31, 2032 with four, five-year renewal options and 23,500 square feet of space at the East Hanover Plaza Property expiring October 31, 2028 with three, five-year renewal options.

A-3-65

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents certain information relating to the historical sales of the top five tenants that report sales at the Haverford Retail Partners Portfolio Properties:

Tenant Sales History(1)
Tenant	Property	Net Rentable Area (SF)	Annual UW Rent	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	U/W Occ. Costs
Giant Eagle	Stow Community Center	90,722	$934,436.64	$422.11	$422.13	$402.28	2.6%
HomeGoods	East Hanover Plaza	23,500	$423,000.00	$332.37	$347.10	$389.39	4.6%
Homesense	East Hanover Plaza	25,024	$500,480.04	$396.32	$383.56	$370.16	5.4%
Hobby Lobby	Stow Community Center	55,342	$442,736.04	$140.98	$127.43	$120.68	6.6%
Ross Dress for Less	Southmont Plaza	28,150	$394,100.04	$0.00	$0.00	$73.22	NAV(2)
(1)	Historical sales represent Sales PSF / Year.
(2)	Ross Dress for Less lease commenced in October 2024 as such U/W Occ. Costs are not available.

The following table presents certain information relating to the lease rollover schedule at the Haverford Retail Partners Portfolio Properties:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM(2)	15,599	2.0%	2.0%	$210,749	1.8%	$13.51	4
2027	164,248	21.4%	23.4%	$2,529,919	21.9%	$15.40	10
2028	103,132	13.4%	36.9%	$1,503,560	13.0%	$14.58	10
2029	169,162	22.0%	58.9%	$2,193,769	19.0%	$12.97	11
2030	104,561	13.6%	72.5%	$1,970,295	17.1%	$18.84	9
2031	35,642	4.6%	77.2%	$446,210	3.9%	$12.52	2
2032	68,782	9.0%	86.1%	$957,261	8.3%	$13.92	6
2033	14,190	1.8%	88.0%	$320,000	2.8%	$22.55	3
2034	3,721	0.5%	88.5%	$121,855	1.1%	$32.75	2
2035	58,748	7.7%	96.1%	$1,050,199	9.1%	$17.88	4
2036 & Beyond	11,424	1.5%	97.6%	$228,480	2.0%	$20.00	1
Vacant	18,337	2.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	767,546	100.0%		$11,532,297	100.0%	$15.39	62
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	2026 & MTM includes a temporary license agreement to Bath & Body Works which occupies 5,694 SF at the Stow Community Center Property on a month-to-month basis and to which no rent is attributable.

A-3-66

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Haverford Retail Partners Portfolio Properties:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$11,431,483	$14.89
Contractual Rent Steps	0	0	0	0	100,813	$0.13
Potential Income from Vacant Space	0	0	0	0	545,864	$0.71
Gross Potential Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$12,078,160	$15.74
Reimbursements	3,705,095	3,986,469	3,654,783	3,637,284	3,324,180	$4.33
Total Gross Income	$14,082,366	$14,648,284	$14,154,820	$14,701,945	$15,402,340	$20.07
Other Income(2)	147,754	198,469	158,206	165,590	165,590	$0.22
Percentage Rent	46,938	63,216	82,363	5,140	0	$0.00
(Vacancy / Credit Loss)	17,074	(112,340)	(11,091)	10,192	(770,117)	($1.00)
Effective Gross Income	$14,294,131	$14,797,629	$14,384,297	$14,882,867	$14,797,813	$19.28

Management Fee	428,824	443,929	431,529	446,486	443,934	$0.58
Real Estate Taxes	2,179,012	2,261,253	1,998,320	1,915,972	1,944,120	$2.53
Insurance	275,830	317,529	303,952	329,016	177,442	$0.23
Utilities	1,584,128	1,623,495	1,646,024	1,604,384	1,604,384	$2.09
Other Expenses(3)	508,373	406,666	348,923	37,928	25,062	$0.03
Total Expenses	$4,976,167	$5,052,871	$4,728,748	$4,333,786	$4,194,943	$5.47

Net Operating Income	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,602,870	$13.81
Replacement Reserves	0	0	0	0	121,666	$0.16
Normalized TI/LC	0	0	0	0	383,773	$0.50
Net Cash Flow	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,097,432	$13.16

Occupancy (%)	96.6%	93.6%	96.0%	97.5%	95.0%(4)
NCF DSCR(5)	1.89x	1.97x	1.95x	2.14x	2.04x
NOI Debt Yield(5)	11.4%	11.9%	11.8%	12.9%	12.9%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Other Income includes ancillary income such as parking, signage, and storage as well as late fee income.
(3)	Other Expenses includes non-recoverable operating expenses which includes expenses that are not eligible for tenant reimbursement such as permits, fee and miscellaneous expenditures.
(4)	Represents Economic Occupancy.
(5)	Metrics represent the Haverford Retail Partners Portfolio Whole Loan.

A-3-67

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

Appraisals. The Haverford Retail Partners Portfolio Properties had an aggregate “as-is” appraised value of $137,300,000 as of the appraisals dated from August 12, 2025 through August 15, 2025, resulting in a Cut-off Date LTV and Maturity Date LTV of 59.7%.

Haverford Retail Partners Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Stow Community Center	$62,850,000	8.00%
Southmont Plaza	$47,750,000	7.75%
East Hanover Plaza	$26,700,000	6.50%
Total/Wtd. Average	$137,300,000	7.62%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental assessments of the Haverford Retail Partners Portfolio Properties dated July 14, 2025 and August 29, 2025 identified recognized environmental conditions at the Stow Community Center Property and the East Hanover Plaza Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

The Markets. The Haverford Retail Partners Portfolio Properties are located across the Akron, Lehigh Valley - PA, and Eastern Morris retail markets of Stow, Ohio, Easton, Pennsylvania, and East Hanover, New Jersey, respectively.

The Stow Community Center Property is located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio, and is a part of the Akron retail market. Primary access to the Stow Community Center Property is provided by Interstate 76 and State Route 8. According to the appraisal, as of the second quarter of 2025, the Akron retail submarket had inventory of 32,546,971 square feet, a vacancy rate of 3.2%, and average asking rent of $12.57 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Stow Community Center Property is 6,291, 49,668 and 139,251 and the 2024 average estimated household income within the same radii is $120,843, $118,551 and $103,072.

The Southmont Plaza Property is located at 4423 Birkland Place in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania, and is a part of the Lehigh Valley - PA retail market. Primary access to the Southmont Plaza Property is provided by Pennsylvania Route 33 and Pennsylvania Route 22 with access to the Pennsylvania Turnpike. According to the appraisal, as of the second quarter of 2025, the Lehigh Valley – PA retail market had inventory of 50,610,587 square feet, a vacancy rate of 4.5%, and average asking rent of $17.18 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Southmont Plaza Property is 7,377, 47,831 and 137,390 and the 2024 average estimated household income within the same radii is $157,554, $134,201 and $120,885.

The East Hanover Plaza Property is located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City and is part of the Eastern Morris retail market. Primary access to the East Hanover Plaza Property is provided by Interstate 287, Route 10, and Route 53. According to the appraisal, as of the second quarter of 2025, the Eastern Morris retail market had inventory of 3,454,422 square feet, a vacancy rate of 3.6%, and average asking rent of $24.29 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the East Hanover Plaza Property is 3,121, 37,534 and 158,933 and the 2024 average estimated household income within the same radii is $218,083, $233,838 and $227,618.

A-3-68

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents information relating to comparable retail leases for the Haverford Retail Partners Portfolio Properties:

Comparable Retail Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Stow Community Center(2) 4224 Kent Road Stow, OH 44224	-	1968, 1996-1998, 2008, 2013 / NAP	TJ Maxx	24,002	Mar-22	10.0	$11.45
Belden Park Crossing 5496 Dressler Road Canton, OH 44720	20 mi	1995 / NAP	PetSmart	26,326	Feb-23	10.0	$12.90
Massillon Marketplace 1-1001 Massillon Marketplace Drive Massillon, OH 44646	28 mi	2000 / NAP	Ross Dress for Less	25,000	Nov-22	10.0	$20.00
Southmont Plaza(2) 4423 Birkland Place Easton, PA 18045	-	2004 / 2021-2024	Dicks Sporting Goods	50,000	Dec-04	25.0	$15.00
Upland Square 321 Upland Square Drive Pottstown, PA	42 mi	2009 / NAP	Dicks Sporting Goods	46,321	2024	10.0	$16.44
Richoboro Shopping Center 1025 2nd Street Pike Richboro, PA	44 mi	1940 / 2022	Giant	50,000	2022	15.0	$14.00
East Hanover Plaza(2) 154 State Route 10 East Hanover, NJ 07936	-	1994 / NAP	Homesense	25,024	Sep-17	10.0	$20.00
300 NJ-18 N East Brunswick, NJ	42 mi	NAV	Ross Dress for Less	24,000	Oct-23	10.0	$15.00
Route 46 & Waterview Boulevard Parsippany Troy Hills, NJ	43 mi	NAV	HomeGoods	28,100	Aug-19	11.0	$20.00
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025. Base Rent (PSF) excludes rent steps.

A-3-69

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

The following table presents information relating to comparable sales for the Haverford Retail Partners Portfolio Properties:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	NRA	Price per SF
Stow Community Center	-	Nov-25	$55,000,000	418,587(2)	$131.39
4224 Kent Road
Stow, OH 44224
Westgate Shopping Center	31 mi	Jun-25	$51,500,000	216,940	$237.39
3181 Westgate Mall Drive
Fairview Park, OH 44126
Creekside Commons	37 mi	Oct-23	$24,125,000	208,433	$115.74
9599 Mentor Avenue
Mentor, OH 44060
Taylor Square	111 mi	Dec-24	$49,250,000	378,102	$130.26
2793 Taylor Road Extension
Reynoldsburg, OH 43068
Southmont Plaza	-	Nov-25	$47,000,000	250,939(2)	$187.30
4423 Birkland Place
Easton, PA 18045
Richland Marketplace	19 mi	Sep-22	$28,750,000	162,128	$177.33
3 W. Pumping Station Road
Quakertown, PA 18951
Forks Town Center	20 mi	Aug-25	$25,500,000	100,250	$254.36
301 Town Center Boulevard
Easton, PA 18040
Chambersburg Crossing	34 mi	Dec-24	$41,300,000	265,306	$155.67
925-971 Norland Ave, 901 Norland Ave
Chambersburg, PA 17201
East Hanover Plaza	-	Nov-25	$24,000,000	98,020(2)	$244.85
154 State Route 10
East Hanover, NJ 07936
Legacy Square	27 mi	Jun-23	$54,520,000	185,682	$293.62
1050 W. Edgar Road
Linden, NJ 7036
Hazlet Town Center	46 mi	Apr-25	$44,000,000	196,581	$223.83
3010-3054 State Route 35
Hazlet, NJ 7730
Cedar Hill Shopping Center	99 mi	Nov-23	$13,000,000	62,358	$208.47
142-178 Route 73
Voorhees, NJ 8043
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property, (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property, and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property. Each of the borrowers is a Delaware limited liability company and a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Haverford Retail Partners Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey, co-founders of Haverford Retail Partners. Haverford Retail Partners is a vertically integrated real estate firm that invests exclusively in retail assets. Haverford Retail Partners has completed over 100 retail transactions valued at over $2.5 billion.

Property Management. The Haverford Retail Partners Portfolio Properties are managed by Haverford Retail LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the Haverford Retail Partners Portfolio Whole Loan, the borrowers deposited approximately: (i) $722,894 into a tax reserve, (ii) $239,250 into a reserve for stormwater maintenance work and (iii) $829,382 into a leasing reserve for outstanding tenant improvement and leasing commission obligations.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $9,594 for replacements to the Haverford Retail Partners Portfolio Properties.

A-3-70

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $31,981 into a reserve for future tenant improvements and leasing commissions; provided that the borrowers are not required to make such deposit at any time that the funds in such reserve equal or exceed $1,500,000.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $180,723).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of the Haverford Retail Partners Portfolio Whole Loan, an approved blanket policy was in place.

Condominium Assessments Reserve – After the occurrence and continuance of a Trigger Period (as defined below) the borrowers are required to deposit into a condominium assessment reserve, on a monthly basis, 1/12th of the amount that the lender estimates will be sufficient to pay the condominium assessments over the next-ensuing 12-month period.

Lockbox / Cash Management. The Haverford Retail Partners Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lender-controlled lockbox account and to deposit, or cause the property manager to deposit, all revenue generated by the Haverford Retail Partners Portfolio Properties into such lender-controlled lockbox account within two business days of receipt thereof. The borrowers were required to deliver a notice to all tenants at the Haverford Retail Partners Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Haverford Retail Partners Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haverford Retail Partners Portfolio Whole Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Haverford Retail Partners Portfolio Whole Loan and (ii) if no Trigger Period exists, be disbursed to the borrowers. Notwithstanding the foregoing, if a Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below), and provided no other Trigger Period is ongoing and the debt yield is equal to or greater than 9.50% (excluding any income or gross rents attributable to the applicable Specified Tenant (as defined below)), deposits into the excess cash flow reserve account will not be required to the extent the amount on deposit in such account exceeds the Specified Tenant Excess Cash Flow Cap (as defined below). In addition, the borrowers may deposit cash or a letter of credit in lieu of required monthly deposits to the excess cash flow reserve account. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the Haverford Retail Partners Portfolio Whole Loan documents, the lender may apply funds to the Haverford Retail Partners Portfolio Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% for one quarter and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Homesense, together with its successors and/or assigns, (ii) HomeGoods, together with its successors and/or assigns, (iii) Giant Eagle, together with its successors and/or assigns, (iv) Kohl’s, together with its successors and/or assigns (v) any other person that leases either (A) 20% or more of the total rental income for the Haverford Retail Partners Portfolio Properties or (B) 20% or more of the leasable square feet of any individual Haverford Retail Partners Portfolio Property and (vi) any parents or affiliates of such tenants providing credit support for, or guarantor of such Specified Tenant leases.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default of base rent beyond a 30-day cure period or any other material monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with certain permitted going dark events relating to a pandemic or related governmental orders or certain specified events in the nature of a force majeure event (“Permitted Dark Event”), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) other than in connection with a Permitted Dark Event, a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the Haverford Retail Partners Portfolio Whole Loan

A-3-71

Retail – Anchored Various, Various Various, Various	Collateral Asset Summary – Loan No. 7 Haverford Retail Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.7% 2.04x 12.9%

documents for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Excess Cash Flow Cap” means an amount (as calculated by the lender) equal to (i) $35.00 per square foot for a Specified Tenant whose lease accounts for 20,000 square feet or less at the applicable property, (ii) $25.00 per square foot for a Specified Tenant whose lease accounts for at least 20,000 square feet up to 50,000 square feet at the applicable property, and (iii) $20.00 per square foot for a Specified Tenant whose lease accounts for greater than 50,000 square feet at any applicable Haverford Retail Partners Portfolio property.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the one-time right at any time after the end of the two-year period commencing on the closing date of the Benchmark 2026-B42 securitization to obtain the release of any one of the individual Haverford Retail Partners Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated Haverford Retail Partners Portfolio Whole Loan amount with respect to such individual Haverford Retail Partners Portfolio Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Haverford Retail Partners Portfolio Properties must be not lesser than the greater of (1) the debt yield of all Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Haverford Retail Partners Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

Ground Lease. None.

A-3-72

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

A-3-73

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

A-3-74

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	UOVO Holdings LLC	Collateral:	Fee
Borrower(s):	Evergreen 105 LLC	Location:	Brooklyn, NY
Original Balance(1):	$28,000,000	Year Built / Renovated:	1955 / 2019
Cut-off Date Balance(1):	$28,000,000	Property Management:	UOVO Management LLC and UOVO Art LLC
% by Initial UPB:	3.8%	Size:	112,086 SF
Interest Rate:	5.89600%	Appraised Value / Per SF:	$191,200,000 / $1,706
Note Date:	September 11, 2025	Appraisal Date:	June 13, 2025
Original Term:	120 months	Occupancy(3):	94.2% (as of August 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	68.8%
Original Amortization:	NAP	Underwritten NOI:	$10,417,307
Interest Only Period:	120 months	Underwritten NCF:	$10,400,494
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$9,740,648 (TTM June 30, 2025)
Additional Debt Balance(1):	$77,000,000	2024 NOI:	$9,140,214
Call Protection:	L(29),D(87),O(4)	2023 NOI:	$7,208,072
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$937
Taxes:	$85,637	$14,273	NAP	Maturity Date Loan / SF:	$937
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$1,401	NAP	Maturity Date LTV:	54.9%
				UW NOI DY:	9.9%
				UW NCF DSCR:	1.66x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$105,000,000	100.0%	Loan Payoff	$57,461,454	54.7%
			Borrower Sponsor Equity	45,398,709	43.2
			Closing Costs	2,054,200	2.0
			Upfront Reserves	85,637	0.1
Total Sources	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%
(1)	The UOVO Evergreen Mortgage Loan (as defined below) is part of a whole loan which is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $105,000,000 (the “UOVO Evergreen Whole Loan”). The financial information presented above is based on the UOVO Evergreen Whole Loan
(2)	See “Initial and Ongoing Reserves” below.
(3)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025. See “The Property” below for further discussion of the property type.

The Loan. The eighth largest mortgage loan (the “UOVO Evergreen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 112,086 SF self-storage complex located in Brooklyn, New York (the “UOVO Evergreen Property”). The UOVO Evergreen Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 5.89600% per annum on an Actual/360 basis. The UOVO Evergreen Whole Loan has a 10-year term and is interest only for the entire duration of the term. The UOVO Evergreen Whole Loan was co-originated on September 11, 2025 by German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA. The UOVO Evergreen Mortgage Loan is evidenced by the non-controlling Note A-1-2, contributed by GACC with an original principal balance of $28,000,000. The UOVO Evergreen Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C13 trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-75

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The table below identifies the promissory notes that comprise the UOVO Evergreen Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$56,000,000	$56,000,000	BMO 2025-C13	Yes
A-1-2	$28,000,000	$28,000,000	Benchmark 2026-B42	No
A-2	$21,000,000	$21,000,000	BMO 2025-C13	No
Whole Loan	$105,000,000	$105,000,000

The Property. The UOVO Evergreen Property is a Class A flagship art storage complex located in the neighborhood of Bushwick, Brooklyn, New York and is part of the UOVO portfolio, the art storage management provider of the borrower sponsor. UOVO was designed for the sole purpose of safe-guarding collections. These privately-owned, state-of-the-art facilities are designed for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, contemporary collectibles and rare objects. The UOVO Evergreen Property is leased to approximately 393 individual tenants, of which 97 tenants lease private storage units and 296 lease rent managed storage space. Additionally, the UOVO Evergreen Property houses a fashion storage component where tenants can store clothing on racks in the UOVO Evergreen Property’s lower level.

UOVO’s full range of services includes climate-controlled storage, digital inventory management, secure transportation, packing and crating, archiving solutions, private viewing galleries, art installation, photography, and more. UOVO clients gain access to UOVO’s custom-built digital platforms to streamline collection management and service requests.

The UOVO Evergreen Property is subject to an Industrial Development Agency (IDA) tax abatement structure, under which the borrower leased the land and the improvements to the IDA, which in turn are subleased back to the borrower, together with a lease of the personal property associated with the land and improvements. The leases, which commenced on December 19, 2018 and expire on June 30, 2044 (unless earlier terminated in accordance with the provisions thereof), are subordinate to any mortgage on the UOVO Evergreen Property and are co-terminus with each other. The sublease to the borrower is an absolute net lease. In the event of foreclosure, the lender would have to re-apply for the IDA abatement, which would be subject to satisfaction of all applicable IDA guidelines.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is designed for clients who prefer direct and frequent access to their works. Private Storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private Storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, Private Storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed Storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The UOVO Evergreen Property includes four fully enclosed loading docks accessible with tractor trailers, four state-of-the-art viewing rooms to facilitate private showings and photography, multiple emergency backup generators, 20-25’ ceiling heights, two freight elevators each capable of carrying 9 tons, on-site client and visitor parking, and pest screenings, regular exterminator visits, and pheromone traps throughout the facility. Additionally, the UOVO Evergreen Property has private meeting rooms, workspaces, and a client café. Additionally, the UOVO Evergreen Property is also home to the UOVO Prize, an ongoing public art installation commissioned in partnership with the Brooklyn Museum.

The following table presents certain information relating to the Private Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (SF)(2)	Market Rent Per SF(3)
Private Storage	46,560	37.1%	43,845	94.2%	126	100.0%	118	$102.64	$33.84 - $118.68
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Rent Per Annum (SF) is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

A-3-76

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The following table presents certain information relating to the Managed Storage at the UOVO Evergreen Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Rent Per Annum (CF)(2)	Market Rent Per CF(3)
Managed Storage	330,000	29.7%	169,822	51.5%	NAP	NAP	NAP	$21.20	$13.44 - $40.80
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Rent Per Annum (CF) is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten net cash flow of the UOVO Evergreen Property:

Cash Flow Analysis(1)
	2023	2024	6/30/2025 TTM	Underwritten	Per SF	%(2)
Gross Potential Rent(1)	$5,954,992	$7,527,127	$7,916,693	$11,774,471	$105.05	73.8%
Other Income(3)	3,554,651	3,989,510	4,128,097	4,189,421	37.38	26.2%
Gross Income	$9,509,643	$11,516,636	$12,044,790	$15,963,893	$142.43	100.0%
Vacancy / Credit Loss / Bad Debt	(39,053)	(32,514)	(23,382)	(3,674,246)	($32.78)	(23.0%)
Effective Gross Income	$9,470,590	$11,484,122	$12,021,407	$12,289,646	$109.64	77.0%

Real Estate Taxes(4)	171,273	171,562	172,163	171,273	$1.53	1.4%
Insurance	154,121	165,048	174,124	102,716	$0.92	0.8%
Management Fee	570,540	690,195	704,812	368,689	$3.29	3.0%
General and Administrative	59,470	58,083	70,521	70,521	$0.63	0.6%
Utilities	287,765	258,347	275,606	275,606	$2.46	2.2%
Payroll and Benefits	305,214	326,716	337,496	337,496	$3.01	2.7%
Professional Fees	129,029	77,977	90,814	90,814	$0.81	0.7%
Repairs and Maintenance	487,714	504,674	365,702	365,702	$3.26	3.0%
Marketing	97,391	91,304	89,522	89,522	$0.80	0.7%
Total Operating Expenses	$2,262,518	$2,343,908	$2,280,759	$1,872,339	$16.70	15.2%

Net Operating Income	$7,208,072	$9,140,214	$9,740,648	$10,417,307	$92.94	84.8%
Replacement Reserves	0	0	0	16,813	$0.15	0.1%
Net Cash Flow	$7,208,072	$9,140,214	$9,740,648	$10,400,494	$92.79	84.6%

Occupancy (%)	76.4%	83.4%	94.2%(5)	68.8%(6)
NCF DSCR(7)	1.15x	1.46x	1.55x	1.66x
NOI Debt Yield(7)	6.9%	8.7%	9.3%	9.9%
(1)	Based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(2)	% column represents percentage of Gross Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income includes wardrobe rent as well as miscellaneous income.
(4)	Underwritten based on abated taxes, after giving effect to the IDA tax abatement.
(5)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 51.5% leased as of July 31, 2025
(6)	Based on Underwritten Economic Occupancy.
(7)	Based on the UOVO Evergreen Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO Evergreen Property of $191,200,000 as of June 13, 2025.

UOVO Evergreen Property Appraised Value(1)
UOVO Evergreen	As-Is Value	Capitalization Rate
As-Is Value	$191,200,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated June 19, 2025, there was no evidence of any recognized environmental conditions at the UOVO Evergreen Property.

A-3-77

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

The Market. The UOVO Evergreen Property is located in Brooklyn, New York within the Bushwick neighborhood. Bushwick is a mostly residential neighborhood, with a mixture of single-family and multifamily housing. This area consists of not only mixed use properties but primarily semi-detached homes, two-to-four family homes, and multi-unit apartment buildings which include condominiums and co-ops. Just over 53% of the land use in the district is comprised of 1-2 family residential and multifamily residential. Open space makes up another 16.0% of total land use and mixed use comprises another 9.0% of total land use. The neighborhood is served by ample public transportation consisting of regional and local bus services and the J-Z-L and M trains. The J-Z Train follows the southern border of the neighborhood along Broadway and runs west into the Lower East Side and Downtown Manhattan, as well as east into the Richmond Hill neighborhood. The L Train borders the north boundary of the neighborhood and runs west into Union Square in Manhattan.

According to the appraisal, the national art industry revenue is expected to have grown at a compound annual growth rate of 0.9% to $13.1 billion over the last 5 years up through 2024. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO Evergreen Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)(3)
105 Evergreen Avenue(2) Brooklyn, NY	1955 / 2019	94.2%	46,560	51.5%	330,000	Private Storage Managed Storage	$8.55	$1.77	$102.64 $21.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	82.0%	9,765	21.0%	177,000	Private Storage Managed Storage	$6.65	$2.16	$79.80 $25.92
346 NW 29th Street Miami, FL	2008 / NAP	90.0%	55,063	77.0%	42,670	Private Storage Managed Storage	$6.02	$2.93	$72.24 $35.16
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	69.0%	177,222	Private Storage Managed Storage	N/A	$1.92	N/A $23.04
101 Lake Drive Newark, DE	1986 / NAP	67.0%	7,675	30.0%	238,000	Private Storage Managed Storage	$5.11	$1.12	$61.32 $13.44
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	100.0%	3,675	18.0%	118,000	Private Storage Managed Storage	$9.89	$1.34	$118.68 $16.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated August 31, 2025 for private storage and July 31, 2025 for managed storage.
(3)	Rent Per Annum (SF/CF) is calculated using actual rent per occupied square/cubic feet.

The Borrower and the Borrower Sponsor. The borrower is Evergreen 105 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the UOVO Evergreen Whole Loan. The borrower sponsor and the non-recourse carveout guarantor is UOVO Holdings LLC (“UOVO”). UOVO’s privately-owned, state-of-the-art facilities are designed for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO Evergreen Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO Evergreen Property is managed by UOVO Management LLC and UOVO Art LLC., both affiliates of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $85,637 for real estate taxes.

A-3-78

Self Storage – Self Storage 105 Evergreen Avenue Brooklyn, NY 11206	Collateral Asset Summary – Loan No. 8 UOVO Evergreen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.9% 1.66x 9.9%

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (initially, approximately $14,273).

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO Evergreen Property is currently insured under a blanket insurance policy.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $1,401 for replacement reserves.

Lockbox and Cash Management. The UOVO Evergreen Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO Evergreen Property are required to be deposited by the borrower. During a Trigger Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on a daily basis and disbursed in accordance with the UOVO Evergreen Whole Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the UOVO Evergreen Whole Loan.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the UOVO Evergreen Whole Loan documents or (ii) the debt service coverage ratio being less than 1.30x, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-79

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

A-3-80

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

A-3-81

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail – Single Tenant
Borrower Sponsor(s):	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Collateral:	Fee
Borrower(s):	ExchangeRight Net-Leased Portfolio 74 DST	Location:	Various, Various
Original Balance:	$26,750,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance:	$26,750,000	Property Management:	NLP Management, LLC
% by Initial UPB:	3.7%	Size:	197,704 SF
Interest Rate:	6.08000%	Appraised Value / Per SF:	$55,805,000 / $282
Note Date:	December 23, 2025	Appraisal Date(2):	Various
Original Term:	120 months	Occupancy:	100.0% (as of March 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	99.6%
Original Amortization:	NAP	Underwritten NOI:	$3,595,319
Interest Only Period:	120 months	Underwritten NCF:	$3,555,778
First Payment Date:	February 1, 2026
Maturity Date:	January 1, 2036	Historical NOI(3)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2024 NOI:	NAV
Call Protection:	L(26),D(87),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$135
Taxes:	$1,080	$270	NAP	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	47.9%
Replacement Reserves:	$228,157	Springing	NAP	Maturity Date LTV:	47.9%
Deferred Maintenance:	$2,156	$0	NAP	UW NOI DY:	13.4%
TI/LC:	$500,000	Springing	NAP	UW NCF DSCR:	2.16x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,750,000	47.1%	Purchase Price	$55,274,444	97.4%
Borrower Sponsor Equity	30,008,829	52.9	Closing Costs(4)	752,992	1.3
			Upfront Reserves	731,393	1.3
Total Sources	$56,758,829	100.0%	Total Uses	$56,758,829	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The individual appraisal valuation dates are between October 16, 2025 and December 8, 2025.
(3)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #74 Properties (as defined below) were acquired by the borrower between June 2025 and November 2025.
(4)	Closing costs include an interest rate buydown of $93,625.

The Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #74 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,750,000 and secured by the borrower’s fee interests in eleven single-tenant retail properties across Pennsylvania, Texas, California, North Carolina, Ohio, Mississippi, Iowa, Nebraska and Michigan (each, an “ExchangeRight Net Leased Portfolio #74 Property” and collectively, the “ExchangeRight Net Leased Portfolio #74 Properties”). The ExchangeRight Net Leased Portfolio #74 Mortgage Loan has an initial term of 10 years, is interest-only for the full term and accrues interest at a fixed rate of 6.08000% per annum on an Actual/360 basis. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan was originated by Barclays Capital Real Estate Inc. (“Barclays”).

The Properties. The ExchangeRight Net Leased Portfolio #74 Properties are comprised of 11 single-tenant retail properties totaling 197,704 SF and located across nine states. Built between 1972 and 2025, the ExchangeRight Net Leased Portfolio #74 Properties range in size from 10,566 SF to 23,957 SF.

A-3-82

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The ExchangeRight Net Leased Portfolio #74 Properties are leased to the following three tenants: Tractor Supply Co (“Tractor Supply”), CVS Pharmacy and Dollar General (one of which is a Dollar General Market). Leases representing 100.0% of the square footage and the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

Portfolio Summary
Property Name	City, State	Property Type/Sub-Type	NRA	% of Portfolio NRA	Allocated Loan Amount (“ALA”)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI	% of Portfolio UW NOI	Year Built(2)
Tractor Supply Co - Brenham (Market St), TX	Brenham, TX	Retail - Single Tenant	23,322	11.8%	$4,500,000	20.0	$579,277	16.1%	1972
Tractor Supply Co - Hanover (Gateway), PA	Hanover, PA	Retail - Single Tenant	23,957	12.1%	$4,250,000	15.0	$523,519	14.6%	2024
Tractor Supply Co - Hazle Township (Airport), PA	Hazle Township, PA	Retail - Single Tenant	23,957	12.1%	$3,600,000	15.0	$440,698	12.3%	2024
CVS Pharmacy - Hanford (Lacey), CA	Hanford, CA	Retail - Single Tenant	14,500	7.3%	$2,650,000	14.1	$321,761	8.9%	2014
CVS Pharmacy - Charlotte, NC	Charlotte, NC	Retail - Single Tenant	13,225	6.7%	$2,520,000	10.1	$312,546	8.7%	2009
Tractor Supply Co - Greenwood (Hwy 82), MS	Greenwood, MS	Retail - Single Tenant	19,957	10.1%	$2,200,000	20.0	$274,005	7.6%	2013
Tractor Supply Co - Mason City (4th), IA	Mason City, IA	Retail - Single Tenant	21,907	11.1%	$2,150,000	15.0	$405,340	11.3%	2025
Tractor Supply Co - Norfolk (Krenzien), NE	Norfolk, NE	Retail - Single Tenant	19,071	9.6%	$1,260,000	20.0	$162,491	4.5%	1989
Dollar General - Kent (Tallmadge), OH	Kent, OH	Retail - Single Tenant	10,566	5.3%	$1,240,000	14.8	$159,178	4.4%	2025
Tractor Supply Co - Celina (Rte 127), OH	Celina, OH	Retail - Single Tenant	16,676	8.4%	$1,220,000	20.0	$246,529	6.9%	1974
Dollar General Market - Monroe (Dixie), MI	Monroe, MI	Retail - Single Tenant	10,566	5.3%	$1,160,000	14.8	$169,974	4.7%	2025
Total / Wtd. Avg.			197,704	100.0%	$26,750,000	16.2	$3,595,319	100.0%	2008
(1)	Weighted based on UW Base Rent as of the December 23, 2025 loan origination date.
(2)	Weighted based on ALA.

Major Tenants.

Tractor Supply (148,847 SF; 75.3% of net rentable area; 72.8% of underwritten base rent). Tractor Supply (NASDAQ: TSCO) is a rural lifestyle retailer with over 52,000 team members. As of September 27, 2025, Tractor Supply operated 2,364 Tractor Supply stores in 49 states and 206 Petsense by Tractor Supply stores in 23 states. Tractor Supply leases seven properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options.

CVS Pharmacy (27,725 SF; 14.0% of net rentable area; 18.0% of underwritten base rent). CVS Pharmacy is a pharmaceutical company with over 9,000 locations that offers prescription drugs, vitamins, beauty aids, diapers, health supplements and other medical products. CVS Pharmacy leases two properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options.

Dollar General (21,132 SF; 10.7% of net rentable area; 9.1% of underwritten base rent). Dollar General is a discount store that offers food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, paper products and more. Dollar General has more than 20,000 stores in 48 states. Dollar General leases two properties of the ExchangeRight Net Leased Portfolio #74 and has no termination options. One of these two properties is a Dollar General Market, which stocks produce, meats, and other foods that are not typically found in other dollar stores.

A-3-83

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The following table presents certain information relating to the tenants at the ExchangeRight Net Leased Portfolio #74 Properties:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Tractor Supply Co	NR/Baa1/BBB	148,847	75.3%	$2,685,832	$18.04	72.8%	Various(3)	N	Various(4)
CVS Pharmacy	BBB/Baa3/BBB	27,725	14.0%	$664,155	$23.96	18.0%	Various(5)	N	Various(6)
Dollar General	NR/Baa3/BBB	21,132	10.7%	$337,354	$15.96	9.1%	Various(7)	N	5 x 5 yr
Total Major Tenants		197,704	100.0%	$3,687,340	$18.65	100.0%
Vacant		0	0.0%
Total		197,704	100.0%
(1)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.
(2)	Certain ratings are those of the parent company whether or not such parent company guarantees the lease.
(3)	Tractor Supply Co – Hanover (Gateway), PA, Tractor Supply Co – Hazle Township (Airport), PA and Tractor Supply Co – Mason City (4th), IA have lease expiration dates of December 31, 2040. Tractor Supply Co – Brenham (Market St), TX, Tractor Supply Co – Greenwood (Hwy 82), MS, Tractor Supply Co – Norfolk (Krenzien), NE and Tractor Supply Co – Celina (Rte 127), OH each have lease expiration dates of December 31, 2045.
(4)	Tractor Supply Co – Brenham (Market St), TX, Tractor Supply Co – Greenwood (Hwy 82), MS, Tractor Supply Co – Norfolk (Krenzien), NE and Tractor Supply Co – Celina (Rte 127), OH each have three, five-year extension options. Tractor Supply Co – Hanover (Gateway), PA, Tractor Supply Co – Hazle Township (Airport), PA and Tractor Supply Co – Mason City (4th), IA each have four, five-year extension options.
(5)	CVS Pharmacy – Charlotte, NC has a lease expiration date of January 31, 2036. CVS Pharmacy – Hanford (Lacey), CA has a lease expiration date of January 31, 2040.
(6)	CVS Pharmacy – Charlotte, NC has three, five-year extension options. CVS Pharmacy – Hanford (Lacey), CA has ten, five-year extension options.
(7)	Dollar General – Kent (Tallmadge), OH has a lease expiration date of September 30, 2040. Dollar General Market – Monroe (Dixie), MI has a lease expiration date of October 31, 2040.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #74 Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	$0	0.0%	$0.00	0
2036 & Thereafter	197,704	100.0%	$3,687,340	100.0%	$18.65	11
Vacant	0	0.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	197,704	100.0%	$3,687,340	100.0%	$18.65	11
(1)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.

A-3-84

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #74 Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$3,687,340	$18.65
Potential Income from Vacant Space	$0	$0.00
Reimbursements	$88,016	$0.45
Gross Potential Income	$3,775,356	$19.10
Economic Vacancy & Credit Loss	($16,851)	($0.09)
Percentage Rent	$0	$0.00
Other Income	$0	$0.00
Effective Gross Income	$3,758,505	$19.01

Real Estate Taxes(3)	$70,842	$0.36
Management Fee	$75,170	$0.38
Insurance	$17,174	$0.09
Ground Rent	$0	$0.00
CAM Expenses(4)	$0	$0.00
Other Expenses	$0	$0.00
Total Operating Expenses	$163,186	$0.83

Net Operating Income	$3,595,319	$18.19
Replacement Reserves	$39,541	$0.20
TI/LC	$0	$0.00
Net Cash Flow	$3,555,778	$17.99

Occupancy (%)	99.6%(5)
NCF DSCR	2.16x
NOI Debt Yield	13.4%
(1)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #74 Properties were recently acquired between June 2025 and November 2025.
(2)	Based on the underwritten rent roll as of March 1, 2026 inclusive of straight-line rent over a 10-year term or in-place rent for tenants that do not have rent steps in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan term.
(3)	Real Estate Taxes are underwritten for tenants that reimburse taxes.
(4)	All tenants pay CAM Expenses directly.
(5)	Represents economic occupancy.

A-3-85

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

Appraisals. The appraisals for the ExchangeRight Net Leased Portfolio #74 Properties concluded to an aggregate “as-is” appraised value of $55,805,000 as of dates between October 16, 2025 to December 8, 2025. Based on the “as-is” value of $55,805,000, the Cut-off Date LTV and Maturity Date LTV for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan are each 47.9%.

ExchangeRight Net Leased Portfolio #74 Appraised Value(1)
Property	Value	Capitalization Rate
Tractor Supply Co - Brenham (Market St), TX	$9,010,000	6.40%
Tractor Supply Co - Hanover (Gateway), PA	8,300,000	6.25%
Tractor Supply Co - Hazle Township (Airport), PA	7,000,000	6.25%
CVS Pharmacy - Hanford (Lacey), CA	4,750,000	7.00%
CVS Pharmacy - Charlotte, NC	5,000,000	6.75%
Tractor Supply Co - Greenwood (Hwy 82), MS	4,275,000	6.25-6.50%
Tractor Supply Co - Mason City (4th), IA	6,330,000	6.25-6.50%
Tractor Supply Co - Norfolk (Krenzien), NE	2,550,000	6.25-6.50%
Dollar General - Kent (Tallmadge), OH	2,310,000	6.85%
Tractor Supply Co - Celina (Rte 127), OH	3,850,000	6.25-6.50%
Dollar General Market - Monroe (Dixie), MI	2,430,000	7.00%
Total / Wtd. Avg.(2)	$55,805,000	6.44%-6.52%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each ExchangeRight Net Leased Portfolio #74 Property.

Environmental Matters. According to Phase I environmental reports dated July 29, 2025 through November 24, 2025, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #74 Properties.

The Markets. The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio #74 Properties:

Market Rent Summary
Property	Market	Appraisal’s Concluded Market Rent(1)	Market Occupancy(1)	UW Base Rent PSF
Tractor Supply Co - Brenham (Market St), TX	Washington County	$24.00	93.9%	$25.35
Tractor Supply Co - Hanover (Gateway), PA	York County	$22.50	93.3%	$22.30
Tractor Supply Co - Hazle Township (Airport), PA	Scranton	$19.00	96.5%	$18.77
CVS Pharmacy - Hanford (Lacey), CA	Fresno	$22.00	94.5%	$22.65
CVS Pharmacy - Charlotte, NC	Charlotte	$23.00	96.8%	$25.39
Tractor Supply Co - Greenwood (Hwy 82), MS	Greenwood Metro	$13.72	99.6%	$14.01
Tractor Supply Co - Mason City (4th), IA	Mason City	$18.42	96.3%	$18.88
Tractor Supply Co - Norfolk (Krenzien), NE	Norfolk Metro	$8.63	91.2%	$8.70
Dollar General - Kent (Tallmadge), OH	Cleveland	$15.00	95.9%	$15.42
Tractor Supply Co - Celina (Rte 127), OH	NAV	$14.92	NAV(2)	$15.09
Dollar General Market – Monroe (Dixie), MI	Detroit	$16.00	94.6%	$16.51
Total / Wtd. Avg.		$19.60	95.2%	$18.65
(1)	Source: Appraisals. Total / Wtd. Avg. is weighted by ALA and excludes properties where the values were unavailable.
(2)	Market Occupancy is not available for Tractor Supply Co – Celina (Rte 127), OH since the property does not belong to a designated retail market.

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is ExchangeRight Net-Leased Portfolio 74 DST, a Delaware statutory trust with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

The non-recourse guarantors and borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht (together with David Fisher and Warren Thomas, the “Individual Guarantors”). As of November 30, 2025, ExchangeRight Real Estate, LLC and its affiliates’ vertically integrated platform features over 1,400 properties and approximately 27 million SF throughout 48 states. ExchangeRight Real Estate, LLC and its three owners, the Individual Guarantors, are the guarantors of certain nonrecourse carveout liabilities under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan.

The borrower has master leased the ExchangeRight Net Leased Portfolio #74 Properties to ExchangeRight NLP 74 Master Lessee, LLC (the “ExchangeRight Net Leased Portfolio #74 Master Tenant”), which is owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #74 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #74 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #74

A-3-86

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #74 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #74 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #74 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #74 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a Delaware limited liability company upon (i) an event of default occurring or the lender’s good faith determination that an event of default is imminent, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #74 Properties, or (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is not delivered to the lender.

Property Management. The ExchangeRight Net Leased Portfolio #74 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, the borrower deposited approximately: (i) $1,080 into a real estate tax reserve, (ii) $2,156 for deferred maintenance, (iii) $228,157 for upfront capital expenditures and (iv) $500,000 into a reserve for tenant improvement costs and leasing commissions (“TI/LC”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $270), except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below) for so long as the Direct Pay Conditions (as defined below) are satisfied.

“Direct Pay Conditions” mean (i) no event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.

A “Direct Pay Tenant” means any tenant that (i) has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Net Leased Portfolio #74 Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable and (ii) has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Net Leased Portfolio #74 Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents provide that the initial such Direct Pay Tenants are all of the tenants at the ExchangeRight Net Leased Portfolio #74 Properties, other than the Dollar General Market – Monroe (Dixie), MI and Dollar General – Kent (Tallmadge), OH properties.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants for so long as the Direct Pay Conditions are satisfied. In addition, such insurance reserve will be conditionally waived so long as no event of default is continuing under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents and the borrower maintains a blanket policy meeting the requirements of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. At origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan, a blanket policy was in place.

Replacement Reserve – During an event of default, the borrower is required to deposit into a replacement reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.24397 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #74 Properties (initially estimated to be approximately $3,295), excluding those tenants obligated under their leases to pay replacement reserves.

TI/LC Reserve – During an event of default, the borrower is required to deposit into the TI/LC reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.70 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #74 Properties (initially estimated to be approximately $11,533).

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #74 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and ExchangeRight Net Leased Portfolio #74 Master Tenant are required to cause all

A-3-87

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

rents to be deposited directly by the tenants into a lender approved lockbox account. Any funds received by the borrower, property manager, or ExchangeRight Net Leased Portfolio #74 Master Tenant are required to be deposited in the lockbox account within two business days following receipt. If no Cash Management Period (as defined below) exists, funds in the lockbox account will be disbursed to the ExchangeRight Net Leased Portfolio #74 Master Tenant on each business day. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents are required to be held by the lender in a cash collateral account as additional collateral for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan. Upon the cure of a Cash Management Period, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower or ExchangeRight Net Leased Portfolio #74 Master Tenant. Upon an event of default under the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents, the lender may apply funds in the cash collateral account to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan in such priority as it may determine.

A “Cash Management Period” means a period (A) commencing upon the lender giving notice to the lockbox bank of the occurrence of any of (i) the stated maturity date as defined in the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents, (ii) a default or an event of default, (iii) the debt service coverage ratio being less than 1.40x, or (iv) the monthly payment date that occurs in January 2035, to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon the lender giving notice to the lockbox bank that the sweeping of the funds into the lockbox account may cease and (a) with respect to clause (ii) above, such default has been cured (or in the case of an event of default, waived in writing by lender) and no other default or event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters, or (c) with respect to clause (iv) above, a Qualified Transfer has occurred.

A “Qualified Transfer” means any time following December 23, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant to an Approved Transferee (as defined below) and to replace the guarantors with such Approved Transferee (or other acceptable replacement guarantor satisfactory to the lender in its sole discretion); provided that certain conditions are satisfied, including that, among others: (i) no event of default has occurred and is continuing and no default or event of default will otherwise occur as a result of such transfer, (ii) the ExchangeRight Net Leased Portfolio #74 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a guarantee of recourse obligations in substantially the same form as the guaranty delivered to the lender at origination of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan pursuant to which it agrees to be liable under such guaranty of recourse obligation (from and after the transfer), (iv) the Approved Transferee owns, directly or indirectly, 100% of the legal and beneficial ownership interests in, and controls, the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability, and non-consolidation and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (i) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a Qualified Transferee (as defined below), (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio #74 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (d) immediately upon consummation of the applicable permitted transfer, has, and at all time maintains, either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #74 Properties) or (ii) an investment-grade rating of not less than BBB- by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to convert into a Delaware limited liability company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management or control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that prior to the transfer (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not a sanctioned person and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following December 23, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower, the ExchangeRight Net Leased Portfolio #74 Master Tenant and any SPE Party (as defined below) to an Approved REIT (as defined below) or a subsidiary thereof (including ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“ExchangeRight Operating Partnership”) that is under Management Control (as defined below) by such Approved REIT and that meets the requirements of a Qualified Transferee) and to replace the guarantors with such Approved REIT subject to satisfaction of the requirements of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents.

A-3-88

Retail – Single Tenant Various Various, Various	Collateral Asset Summary – Loan No. 9 ExchangeRight Net Leased Portfolio #74	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 47.9% 2.16x 13.4%

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 0.50% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the Management Control of an Approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Operating Partnership, and (z) any real estate investment trust or the operating partnership that is under the Management Control of such real estate investment trust will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #74 Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

"Management Control" means, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, through the ownership of voting securities, by contract or otherwise.

"SPE Party" means, in the event of a transfer and assumption pursuant to the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents whereby the transferee borrower is not a Delaware statutory trust or a single member bankruptcy remote LLC (and, if and to the extent applicable, a master lease structure remains in place following such transfer and assumption and the replacement master lessee thereunder is not a single member bankruptcy remote LLC), any special purpose bankruptcy remote entity that, with respect to the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant, is the managing member of a limited liability company or the general partner of a limited partnership, as applicable, and, in each case, if and only to the extent required by the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents. For the avoidance of doubt, the borrower and the ExchangeRight Net Leased Portfolio #74 Master Tenant were not required to have an SPE Party in their respective organizational structures as configured at origination.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrower is permitted to obtain the release of one or more of the ExchangeRight Net Leased Portfolio #74 Properties from the lien of the ExchangeRight Net Leased Portfolio #74 Mortgage Loan documents at any time after the date that is two years from the closing date of the Benchmark 2026-B42 securitization, subject to satisfaction of the following conditions, among others: (i) no event of default has occurred or is continuing, (ii) REMIC related conditions are satisfied, (iii) the ExchangeRight Net Leased Portfolio #74 Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the ExchangeRight Net Leased Portfolio #74 Property or ExchangeRight Net Leased Portfolio #74 Properties being released and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #74 Property or ExchangeRight Net Leased Portfolio #74 Properties, (iv) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan after any such release is no less than the greater of (x) 2.15x and (y) the debt service coverage ratio immediately prior to such release, and (v) the debt yield for the ExchangeRight Net Leased Portfolio #74 Mortgage Loan after giving effect to any such release is no less than the greater of (x) 13.25% and (y) the debt yield immediately prior to such release.

Ground Lease. None.

A-3-89

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

A-3-90

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

A-3-91

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Michael A. Provenzano III and Jeffrey P. Branch	Collateral:	Fee
Borrower(s):	Camelback and 67th Avenue Holding Company, LLC, Los Altos-DE, LLC and 1640 DE, LLC	Location:	Glendale, AZ
Original Balance:	$20,500,000	Year Built / Renovated:	1990 / NAP
Cut-off Date Balance:	$20,500,000	Property Management:	Capital Asset Management, LLC
% by Initial UPB:	2.8%	Size:	106,898 SF
Interest Rate:	6.45800%	Appraised Value / Per SF:	$31,000,000 / $290
Note Date:	October 2, 2025	Appraisal Date:	August 15, 2025
Original Term:	120 months	Occupancy:	95.3% (as of October 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$1,961,614
Interest Only Period:	120 months	Underwritten NCF:	$1,854,716
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,922,780 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,961,656
Call Protection:	L(24),YM1(92),O(4)	2023 NOI:	$1,740,425
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$1,588,641

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$192
Taxes:	$10,191	$10,191	NAP	Maturity Date Loan / SF:	$192
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	66.1%
Replacement Reserves:	$0	$1,782	$42,760	Maturity Date LTV:	66.1%
TI / LC:	$0	$7,127	$225,000	UW NOI DY:	9.6%
Deferred Maintenance:	$12,938	$0	NAP	UW NCF DSCR:	1.38x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000	100.0%	Loan Payoff	$13,732,981	67.0%
			Borrower Sponsor Equity	6,202,032	30.3
			Closing Costs	541,859	2.6
			Upfront Reserves	23,129	0.1
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The tenth largest mortgage loan (the “67th and Camelback Mortgage Loan”) is secured by the borrowers’ fee interest in an approximately 106,898 SF anchored retail shopping center located in Glendale, Arizona (the “67th and Camelback Property”). The 67th and Camelback Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $20,500,000. The 67th and Camelback Mortgage Loan was originated on October 2, 2025 by German American Capital Corporation and accrues interest at a fixed rate of 6.45800% per annum. The 67th and Camelback Mortgage Loan has an initial term of 10-years and is interest-only for the full term. The scheduled maturity date of the 67th and Camelback Mortgage Loan is October 6, 2035.

The Property. The 67th and Camelback Property is an approximately 106,898 SF grocery anchored retail property located in Glendale, Arizona. The 67th and Camelback Property was originally constructed in 1990 and consists of five one-story buildings situated on a 408,512 SF site. The 67th and Camelback Property has 368 parking spaces, resulting in a parking ratio of approximately 3.44 spaces per 1,000 square feet. The 67th and Camelback Property sits along West Camelback Road and North 67th Avenue with combined average daily traffic volumes exceeding 50,000 vehicles (over 25,000 trips along each fronting street). As of October 1, 2025, the 67th and Camelback Property was 95.3% leased to 18 individual tenants and is anchored by Los Altos Ranch Market. Other national tenants include Dollar Tree and McDonald’s.

A-3-92

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Major Tenants. The three largest tenants based on underwritten base rent are Los Altos Ranch Market, Somos Dental & Orthodontics and Dollar Tree.

Los Altos Ranch Market (46,305 SF; 43.3% of net rentable area; 37.7% of underwritten base rent). Los Altos Ranch Market is a chain of supermarkets in Arizona, offering a one-stop-shop for grocery items, butchery products, bakery products, and fresh produce. Los Altos Ranch Market operates under the banner of Cardenas Markets, a Hispanic-focused grocery group. The first Los Altos Ranch Market location opened in 2002, and has since grown to seven stores. The Los Altos Ranch Market has been a tenant at the 67th and Camelback Property since 2005. Based on the tenant’s trailing-12 month sales through May 2025, Los Altos Ranch Market reported sales of $38.1 million ($822 PSF), which equates to an occupancy cost of 1.9% based on current gross rent. The Los Altos Ranch Market lease expires in September 2032, and provides for no termination options and four five-year extension options.

Somos Dental & Orthodontics (6,548 SF; 6.1% of net rentable area; 8.9% of underwritten base rent). Somos Dental & Orthodontics is a network of nine dental clinics with locations in Phoenix, Arizona and Dallas, Texas. Somos Dental & Orthodontics provides services such as teeth cleanings, braces, fillings, extractions, cosmetic crowns, and root canals. Somos Dental & Orthodontics has two leases with 4,576 SF expiring in August 2033 and 1,972 SF expiring in April 2033, and has no termination options and one five-year extension option.

Dollar Tree (10,000 SF; 9.4% of net rentable area; 5.7% of underwritten base rent) (NASDAQ: DLTR). Dollar Tree is a large North American discount retailer headquartered in Chesapeake, Virginia. Dollar Tree operates over 9,000 stores across the United States and Canada and employs over 140,000 associates. The Dollar Tree lease at the 67th and Camelback Property expires in January 2028, and has no termination options and one five-year extension option.

The following table presents certain information relating to the largest tenants by underwritten base rent at the 67th and Camelback Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	% Annual U/W Base Rent	U/W Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Option
Los Altos Ranch Market	NR / NR / NR	46,305	43.3%	$741,085	37.7%	$16.00	9/30/2032	N	4 x 5-year
Somos Dental & Orthodontics	NR / NR / NR	6,548	6.1%	$174,719	8.9%	$26.68	8/31/2033(3)	N	1 x 5-year
Dollar Tree	NR / Baa2 / BBB	10,000	9.4%	$112,500	5.7%	$11.25	1/31/2028	N	1 x 5-year
Happy Kids Pediatrics	NR / NR / NR	2,500	2.3%	$86,091	4.4%	$34.44	8/31/2028	N	1 x 7-year
La Michocana Ice Cream	NR / NR / NR	3,068	2.9%	$80,995	4.1%	$26.40	9/30/2029	N	3 x 5-year
Promesas Child Care	NR / NR / NR	5,253	4.9%	$77,965	4.0%	$14.84	10/31/2030	N	1 x 6-year
Ranchie Wash Laundry	NR / NR / NR	3,802	3.6%	$75,678	3.8%	$19.90	9/30/2033	N	1 x 5-year
Feliz Care Centers	NR / NR / NR	2,551	2.4%	$73,571	3.7%	$28.84	12/31/2033	N	1 x 5-year
Wingstop	NR / NR / NR	2,700	2.5%	$71,550	3.6%	$26.50	2/28/2030	N	1 x 5-year
Law Offices of J.G. Winter	NR / NR / NR	2,485	2.3%	$62,125	3.2%	$25.00	12/31/2030	N	None
Total Major Tenants		85,212	79.7%	$1,556,279	79.1%	$18.26
Other Tenants		16,694	15.6%	$411,813	20.9%	$24.67
Total Occupied		101,906	95.3%	$1,968,092	100.0%	$19.31
Vacant		4,992	4.7%
Total		106,898	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Credit ratings may be that of the parent company of the listed tenant, regardless of whether the parent company guarantees the lease.
(3)	Somos Dental & Orthodontics has two leases at the 67th and Camelback Property with 4,576 SF expiring in August 2033 and 1,972 SF expiring in April 2033, and has no termination options and one 5-year extension option.

The following table presents certain information relating to the tenants that report sales at the 67th and Camelback Property:

Tenant Sales History(1)
Tenant	2022	2023	2024	May 2025 T-12(2)
Los Altos Ranch Market	$33,268,240	$35,857,011	$36,793,423	$38,064,717
(1)	Based on a report provided by the borrower sponsor.
(2)	Represents a trailing 12-month amount. The total sales inclusive of January through May 2025 are approximately $15,456,759.

A-3-93

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

The following table presents certain information relating to the lease rollover schedule at the 67th and Camelback Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	6,095	5.7%	5.7%	$177,271	9.0%	$29.08	3
2027	2,700	2.5%	8.2%	84,209	4.3%	$31.19	2
2028	13,870	13.0%	21.2%	234,927	11.9%	$16.94	3
2029	7,193	6.7%	27.9%	138,883	7.1%	$19.31	2
2030	12,842	12.0%	39.9%	267,749	13.6%	$20.85	4
2031	0	0.0%	39.9%	0	0.0%	$0.00	0
2032	46,305	43.3%	83.3%	741,085	37.7%	$16.00	1
2033	12,901	12.1%	95.3%	323,968	16.5%	$25.11	4
2034	0	0.0%	95.3%	0	0.0%	$0.00	0
2035	0	0.0%	95.3%	0	0.0%	$0.00	0
2036 & Thereafter	0	0.0%	95.3%	0	0.0%	$0.00	0
Vacant	4,992	4.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	106,898	100.0%	100.0%	$1,968,092	100.0%	$19.31	19
(1)	Based on the underwritten rent roll dated October 1, 2025. Certain tenants may have lease termination options that are not considered for the purposes of the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 67th and Camelback Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 6/30/2025	UW(1)	UW PSF
Base Rent	$1,633,718	$1,679,790	$1,817,110	$1,970,045	$1,965,822	$1,968,092	$18.41
Contractual Rent Steps	0	0	0	0	0	26,080	$0.24
Potential Income from Vacant Space	0	0	0	0	0	99,840	$0.93
Gross Potential Income	$1,633,718	$1,679,790	$1,817,110	$1,970,045	$1,965,822	$2,094,012	$19.59
Recoveries	454,622	486,769	515,889	558,925	545,155	514,500	$4.81
Other Income	12,401	2,053	6,566	11,381	10,192	7,980	$0.07
Vacancy	0	0	0	0	0	(130,825)	($1.22)
Effective Gross Income	$2,100,741	$2,168,612	$2,339,565	$2,540,351	$2,521,169	$2,485,667	$23.25

Real Estate Taxes	199,624	193,239	182,348	193,138	179,494	122,293	$1.14
Insurance	23,291	31,434	38,016	43,466	42,681	42,590	$0.40
Other Expenses(2)	274,995	355,298	378,776	342,091	376,214	359,170	$3.36
Total Operating Expenses	$497,910	$579,971	$599,140	$578,695	$598,389	$524,053	$4.90

Net Operating Income	$1,602,831	$1,588,641	$1,740,425	$1,961,656	$1,922,780	$1,961,614	$18.35
Replacement Reserves	0	0	0	0	0	21,380	$0.20
TI/LC	0	0	0	0	0	85,518	$0.80
Net Cash Flow	$1,602,831	$1,588,641	$1,740,425	$1,961,656	$1,922,780	$1,854,716	$17.35

Occupancy (%)	NAV	NAV	100.0%	94.0%	95.3%(3)	95.0%(4)
NCF DSCR	1.19x	1.18x	1.30x	1.46x	1.43x	1.38x
NOI Debt Yield	7.8%	7.7%	8.5%	9.6%	9.4%	9.6%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated October 1, 2025.
(2)	Other Expenses include management fees, general and administrative, utilities, common area maintenance and miscellaneous expenses.
(3)	Represents physical occupancy as of October 1, 2025.
(4)	Represents economic occupancy.

A-3-94

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Appraisal. According to the appraisal, the 67th and Camelback Property had an “as-is” appraised value of $31,000,000 as of August 15, 2025, as shown in the table below.

67th and Camelback Appraised Value(1)
Property	Value	Capitalization Rate
67th and Camelback	$31,000,000	6.00%
(1)	Source: Appraisal..

Environmental Matters. According to a Phase I environmental report dated September 2, 2025, there was no evidence of any recognized environmental conditions at the 67th and Camelback Property.

The Market. The 67th & Camelback Property is located at 6730–6750 West Camelback Road in the southeast portion of Glendale, Arizona. According to the appraisal, the immediate area surrounding the 67th and Camelback Property is an established residential neighborhood supported by regional transportation infrastructure, including proximity to Highway 60, Interstate 17, Loop 101 and Interstate 10. The area continues to experience incremental growth due to its accessibility, concentration of single-family and multifamily housing, and proximity to major employment centers such as the Luke Air Force Base. Nearby land uses include multifamily residential to the north and west, retail to the east and south, and various free-standing commercial pads along Camelback Road.

According to the appraisal, the Northwest Phoenix/Glendale retail submarket contains approximately 16.9 million SF of retail inventory. As of the first quarter of 2025, the Northwest Phoenix/Glendale retail submarket reported a vacancy rate of 10.2% and an average asking rent of $19.83 PSF, with community centers achieving asking rents of approximately $23.40 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 67th & Camelback Property was 29,514, 217,064, and 481,607, respectively. The 2024 average household income within the same radii was $80,855, $75,203, and $76,059, respectively.

The following table presents information relating to comparable retail leases for the 67th and Camelback Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
67th and Camelback(2)	1990 / NAP	Los Altos Ranch Market	46,305	Feb-05	27.7	$16.00
6730-6750 West Camelback Road Glendale, AZ
Goodyear Centerpointe	2008 / NAP	Slick City / Gravity Solutions	44,506	Jul-25	10.0	$15.00
15277-15475 West McDowell Road Goodyear, AZ
Safeway – The Trailhead	2024 / NAP	Safeway	63,500	Jul-24	20.0	$21.18
8010 West Happy Valley Road Peoria, AZ
Crossroads Towne Center	1986 / NAP	Dollar Tree	30,637	Jul-24	3.0	$12.00
12801 West Bell Road Surprise, AZ
The Pavilions At Talking Stick	1989 / NAP	The Picklr	36,200	Mar-24	10.0	$16.00
9001-9175 East Indian Bend Road Scottsdale, AZ
Chandler Pavillions II	2001 / NAP	Slick City Action Parks	33,496	Jan-24	10.0	$16.00
845-865 N 54th Street Chandler, AZ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are Camelback and 67th Avenue Holding Company, LLC, Los Altos-DE, LLC and 1640 DE, LLC, as tenants in common. Each borrower is a Delaware limited liability company and special purpose entity, with no independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 67th & Camelback Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Michael A. Provenzano III and Jeffrey P. Branch. The borrower sponsors are experienced real estate investors. Mr. Branch is the founder and chief executive officer of Columbus Capital, a southwest commercial real estate owner/operator of retail, office, industrial, and residential properties. The Provenzano family owns and operates five other anchored retail centers in Texas, New Mexico, and Arizona.

Property Management. The 67th and Camelback Property is managed by Capital Asset Management, LLC, a borrower-affiliated property management company.

A-3-95

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

Initial and Ongoing Reserves. At origination of the 67th and Camelback Mortgage Loan, the borrowers deposited approximately (i) $12,938 into a deferred maintenance reserve and (ii) $10,191 into a reserve account for taxes.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $10,191).

Insurance Reserve – If the liability or casualty policy maintained by the borrowers covering the 67th and Camelback Property does not constitute an approved blanket or umbrella policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which the lender estimates will be payable for the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the 67th and Camelback Mortgage Loan a lender approved blanket policy was in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $1,782, provided that such deposits are not required at any time the funds in such account are at least $42,760.

Leasing Reserve – The borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $7,127 for future tenant improvements and leasing commissions, provided that such deposits are not required at any time the funds in such account are at least $225,000.

Lockbox / Cash Management. The 67th and Camelback Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrowers are required to establish a lender-controlled lockbox account and are thereafter required to cause all gross revenue to be transmitted directly by the tenants into the lockbox account. Without limiting the foregoing, if the borrowers or property manager receive any gross revenue from the 67th and Camelback Property, they are required to deposit such revenue into the lockbox account within one business day of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the 67th and Camelback Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required (i) during a Trigger Period due to a Lease Sweep Period (as defined below), regardless of whether any other Trigger Period is continuing, to be deposited into a lease sweep reserve, to be applied to leasing expenses and (ii) if no Lease Sweep Period exists, to be deposited into an excess cash flow reserve, to be held as additional collateral during the continuance of such Trigger Period.

A “Lockbox Trigger Event” has the same definition as “Trigger Period,” except that (i) for purposes of clause (A)(ii) of such definition, a Lockbox Trigger Event will occur upon the debt service coverage ratio (“DSCR”) falling below 1.20x as of the end of any calendar quarter, and (ii) a Lockbox Trigger Event does not terminate.

A “Trigger Period” commences upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.15x as of the end of any calendar quarter (a “Low DSCR Period”), (iii) if the manager is an affiliate of the borrowers or non-recourse carveout guarantor and is subject to certain bankruptcy or insolvency events, (iv) the occurrence of a Lease Sweep Period (as defined below), and (v) if any of the borrowers or guarantor is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to: (a) clause (i) above, if the cure of such event of default is accepted by the lender, (b) a Low DSCR Period, the date that the DSCR is equal to or greater than 1.20x as of the end of two consecutive calendar quarters or alternatively if the borrowers deposit cash or a letter of credit into a reserve held by the lender in the amount of $230,087, which amount must be deposited for each succeeding calendar year that the DSCR is less than 1.15x, (c) clause (iii) above, such manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv) above, the Lease Sweep Period has ended pursuant to the terms thereof, and (e) clause (v) above, if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrowers with respect to which none of the borrowers, guarantors or any of their affiliates solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing.

A ”Lease Sweep Period” commences on the first monthly payment date following (or in the case of (a) (i) below, preceding): (a) the first to occur of (i) nine months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), and (ii) the date in a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised), (b) the date that a Lease Sweep Lease is surrendered, cancelled or terminated or the receipt by the borrowers or the manager of notice from any Lease Sweep Lease tenant of its intent to do so, (c) the date that any Lease Sweep Lease tenant discontinues its business at its Lease Sweep Lease space (or any material portion thereof) or provides notice of its intent to do so, (d) default under a Lease Sweep Lease by the Lease Sweep Lease tenant that continued beyond any applicable notice and cure period, and (e) the occurrence of certain bankruptcy or insolvency events with respect to a Lease Sweep Lease tenant or its parent company or lease guarantor. A Lease Sweep Period will end upon the first to occur of the following, with respect to the applicable event: (i) in the case of clauses (a), (b) and (c) above, the entirety of the Lease Sweep Lease space (or applicable portion) has been leased pursuant to one or more qualified leases (which must be on market terms, and have an initial term of at least five years and which extends at least three years past the maturity date of the 67th and Camelback Mortgage Loan) and, in the lender’s reasonable judgement, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free and/or abated rent (collectively, “Anticipated Leasing Expenses”) and any shortfalls in required payments under the 67th and Camelback Mortgage Loan or operating expenses as a result of anticipated down time prior to the commencement of payments under such qualified leases, (ii) in the case of clause (a) above, the date on which the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option under the Lease Sweep Lease and, in the lender’s reasonable judgement,

A-3-96

Retail – Anchored 6730-6750 West Camelback Road Glendale, AZ 85303	Collateral Asset Summary – Loan No. 10 67th and Camelback	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 66.1% 1.38x 9.6%

sufficient funds have been accumulated in the lease sweep account to cover Anticipated Leasing Expenses, (iii) in the case of clause (d) above, the cure of the subject default under the Lease Sweep Lease and no further default occurring for a period of six consecutive months following such cure, and (iv) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Lease Sweep Lease, and any guaranty thereof, has been affirmed or assumed without modification pursuant to a final non-appealable order of the bankruptcy court, all defaults under the Lease Sweep Lease are cured and the related tenant is paying full, unabated rent, and adequate assurance of future performance under the Lease Sweep Lease and any guaranty has been provided.

A “Lease Sweep Lease” means, as applicable the lease for (i) Los Altos Ranch Market, and (ii) any other lease(s) of the Los Altos Ranch Market space (or any portion thereof) that covers the majority of the space demised under the Los Altos Ranch Market lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-97

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Zanesville "Country Fair" Shopping Center, Inc. and Casto Family Funding LLC	Collateral:	Fee
Borrower(s):	Hanes Point, LLC	Location:	Winston-Salem, NC
Original Balance:	$20,000,000	Year Built / Renovated:	1997 / 2014
Cut-off Date Balance:	$19,973,597	Property Management:	United Management, Inc., Casto Southeast Realty Services LLC and DMC NC Realty, LLC
% by Initial UPB:	2.7%	Size:	237,921 SF
Interest Rate:	6.06500%	Appraised Value / Per SF:	$35,200,000 / $148
Note Date:	February 3, 2026	Appraisal Date:	December 18, 2025
Original Term:	120 months	Occupancy:	100.0% (as of January 26, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.1%
Original Amortization:	360 months	Underwritten NOI:	$2,656,915
Interest Only Period:	None	Underwritten NCF:	$2,510,320
First Payment Date:	March 6, 2026
Maturity Date:	February 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,208,083 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,729,859
Call Protection:	L(25),D(88),O(7)	2023 NOI:	$2,005,013
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$1,969,969

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$84.
Taxes:	$67,424	$22,475	NAP	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	$3,965	NAP	Maturity Date LTV:	48.3%
TI / LC Reserve:	$0	$29,740	NAP	UW NOI DY:	13.3%
Other Reserves(1):	$99,935	$0	NAP	UW NCF DSCR:	1.73x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$17,179,804	85.9%
			Principal Equity Distribution	2,282,776	11.4
			Closing Costs	370,061	1.9
			Upfront Reserves	167,359	0.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	Other Reserves comprise Kid to Kid Outstanding Tenant Improvement Allowance ($59,250), Kid to Kid Outstanding Free Rent ($15,800) and Kid to Kid Outstanding Leasing Commissions ($24,885).

A-3-98

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents certain information relating to the largest tenants at the Hanes Point property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)
Major Tenants
Kohl's (Ground Lease)	B2/BB-/NR	86,584	36.4%	$482,922	$5.58	16.9%	2/3/2029	N
Bob's Discount Furniture	NR/NR/NR	37,340	15.7%	$485,424	$13.00	17.0%	7/31/2035	N
Michaels Arts & Crafts	NR/NR/NR	28,333	11.9%	$293,530	$10.36	10.3%	2/28/2031	N
Shoe Carnival	NR/NR/NR	12,000	5.0%	$177,000	$14.75	6.2%	1/31/2029	N
Ulta Salon	NR/NR/NR	11,838	5.0%	$250,729	$21.18	8.8%	9/30/2029	N
Five Below	NR/NR/NR	11,787	5.0%	$180,000	$15.27	6.3%	1/31/2028	N
Dollar Tree	Baa2/BBB/NR	9,200	3.9%	$156,400	$17.00	5.5%	7/31/2029	N
Kirkland's	NR/NR/NR	9,177	3.9%	$128,472	$14.00	4.5%	8/31/2032	N
Pet Supplies Plus	NR/NR/NR	6,000	2.5%	$114,000	$19.00	4.0%	4/30/2034	N
Kid to Kid	NR/NR/NR	5,925	2.5%	$94,800	$16.00	3.3%	4/30/2036	N
Major Tenants Subtotal / Wtd. Avg.		218,184	91.7%	$2,363,277	$10.83	82.6%
Non Major Tenants Collateral Total / Wtd. Avg.		19,737	8.3%	$498,438	$25.25	17.4%
Occupied Collateral Total / Wtd. Avg.		237,921	100.0%	$2,861,715	$12.03	100.0%
Vacant Space		0	0.0%
Collateral Total		237,921	100.0%
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Hanes Point property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	1,920	0.8%	0.8%	$72,000	2.5%	$37.50	1
2028	13,187	5.5%	6.3%	$227,740	8.0%	$17.27	2
2029	127,389	53.5%	59.9%	$1,251,942	43.7%	$9.83	7
2030	1,400	0.6%	60.5%	$36,400	1.3%	$26.00	1
2031	29,383	12.3%	72.8%	$328,537	11.5%	$11.18	2
2032	9,177	3.9%	76.7%	$128,472	4.5%	$14.00	1
2033	6,200	2.6%	79.3%	$122,400	4.3%	$19.74	2
2034	6,000	2.5%	81.8%	$114,000	4.0%	$19.00	1
2035	37,340	15.7%	97.5%	$485,424	17.0%	$13.00	1
2036	5,925	2.5%	100.0%	$94,800	3.3%	$16.00	1
2037 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	237,921	100.0%		$2,861,715	100.0%	$12.03	19
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-99

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hanes Point property:

Cash Flow Analysis(1)
	2022	2023	2024(2)	TTM September 30, 2025(2)	Underwritten(2)	Per SF
Base Rental Revenue	$2,308,543	$2,248,509	$2,155,475	$2,405,477	$2,861,715	$12.03
Reimbursement Revenue	484,406	658,325	518,649	783,916	868,656	3.65
Trash Income	17,948	23,052	22,695	23,845	34,281	0.14
Other Revenue	4,951	1,806	62	2,764	0	0.00
Potential Gross Revenue	$2,815,848	$2,931,692	$2,696,881	$3,216,003	$3,764,651	$15.82
Vacancy Loss	0	0	0	0	(186,345)	(0.78)
Commercial Rent Abatements / Concessions	(22,194)	(23,040)	0	(47,500)	0	0.00
Effective Gross Revenue	$2,793,654	$2,908,652	$2,696,881	$3,168,503	$3,578,307	$15.04
Real Estate Taxes	355,504	367,440	397,464	392,556	368,544	1.55
Insurance	36,687	39,752	39,335	48,079	47,578	0.20
Other Expenses	431,494	496,447	530,223	519,785	505,270	$2.12
Total Expenses	$823,685	$903,639	$967,022	$960,420	$921,392	$3.87
Net Operating Income	$1,969,969	$2,005,013	$1,729,859	$2,208,083	$2,656,915	$11.17
Replacement Reserves	0	0	0	0	15,134	0.06
TI/LC	0	0	0	0	131,461	$0.55
Net Cash Flow	$1,969,969	$2,005,013	$1,729,859	$2,208,083	$2,510,320	$10.55

Occupancy	100.0%	100.0%	100.0%	100.0%(3)	95.1%(4)
NOI Debt Yield	9.9%	10.0%	8.7%	11.1%	13.3%
NCF DSCR	1.36x	1.38x	1.19x	1.52x	1.73x
(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	The increase from 2024 Net Operating Income to TTM September 30, 2025 Net Operating Income, as well as from TTM September 30, 2025 Net Operating Income to Underwritten Net Operating Income, is primarily due to the commencement of the Bob’s Discount Furniture lease in June 2025.
(3)	Represents physical occupancy as of January 26, 2026.
(4)	Represents economic occupancy.

A-3-100

Retail – Anchored 1010, 1020 and 1050 Hanes Mall Boulevard Winston-Salem, NC 27103	Collateral Asset Summary – Loan No. 11 Hanes Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,973,597 56.7% 1.73x 13.3%

The following table presents information relating to comparable retail leases for the Hanes Point property:

Comparable Retail Rental Summary(1)
Property Name / Address	Occupancy	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Years)	Base Rent (PSF)
Hanes Point(2) Winston-Salem, NC	100.0%	1997 / 2014	Bob’s Discount Furniture	37,340	Jun-25	10.1	$13.00
Oglethorpe Plaza Savannah, GA	95.0%	1989 / NAP	Best Buy	45,000	Apr-25	10.0	$13.50
Twelve Oaks Tampa, FL	90.0%	1979 / 1991	MG Furniture	12,000	Mar-25	3.0	$13.00
Eastfield Crossing Selma, NC	NAV	2024 / NAP	Ross Dress for Less	22,000	Mar-25	10.9	$11.50
100-919 Glynn Isle Brunswick, GA	100.0%	2007 / NAP	pOpshelf	11,981	Oct-24	10.0	$13.70
Eastgate Plaza Tampa, FL	NAV	1960 / NAP	Five Below	21,000	Sep-24	10.0	$11.00
Anderson Station Anderson, SC	92.0%	2001 / 2004	Sierra Trading Post	22,285	Aug-24	10.0	$14.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 26, 2026.

A-3-101

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Claus Dieckell	Collateral:	Fee
Borrower(s):	Milan Vista, LLC	Location:	Vista, CA
Original Balance:	$19,525,000	Year Built / Renovated:	1989 / 2024
Cut-off Date Balance:	$19,525,000	Property Management:	Milan Capital Management, Inc.
% by Initial UPB:	2.7%	Size:	136,771 SF
Interest Rate:	6.19000%	Appraised Value / Per SF:	$30,500,000 / $223
Note Date:	November 19, 2025	Appraisal Date:	October 27, 2025
Original Term:	120 months	Occupancy:	95.3% (as of September 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$2,133,571
Interest Only Period:	120 months	Underwritten NCF:	$1,970,568
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,372,081 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,140,780
Call Protection:	L(27),YM1(86),O(7)	2023 NOI:	$2,251,862
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$2,064,412

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$143
Taxes:	$79,150	$26,383	NAP	Maturity Date Loan / SF:	$143
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$2,508	$90,283	Maturity Date LTV:	64.0%
TI/LC:	$0	$8,550	$512,970	UW NOI DY:	10.9%
Deferred Maintenance:	$4,375	$0	NAP	UW NCF DSCR:	1.61x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$19,525,000	66.2%	Purchase Price	$28,300,000	96.0%
Equity Contribution	9,947,628	33.8	Closing Costs	1,089,103	3.7
			Upfront Reserves	83,525	0.3
Total Sources	$29,472,628	100.0%	Total Uses	$29,472,628	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Pavilion Center property does not constitute an approved blanket or umbrella policy pursuant to the Pavilion Center mortgage loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination of the Pavilion Center mortgage loan, a blanket policy was in place.

A-3-102

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the major tenants at the Pavilion Center property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(2)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Altitude - Relaxed Intensity	NR/NR/NR	24,049	17.6%	$317,222	$13.19	13.6%	$110.11	19.8%	1/31/2032	N	2 x 5yr
North Park Produce - Four J's Family Food	NR/NR/NR	17,848	13.0%	$252,574	$14.15	10.8%	$132.55	16.8%	8/31/2032	N	2 x 5yr
Skechers	NR/NR/NR	10,400	7.6%	$249,600	$24.00	10.7%	NAV	NAV	8/31/2034	N	3 x 5yr
Biolife Plasma Serv	NR/NR/NR	14,730	10.8%	$237,536	$16.13	10.2%	NAV	NAV	9/30/2031	N	2 x 5yr
Dunn-Edwards Corp	NR/NR/NR	7,011	5.1%	$192,527	$27.46	8.3%	$484.65	7.2%	6/30/2028	N	N
California Dreams	NR/NR/NR	9,166	6.7%	$160,036	$17.46	6.9%	$115.11	21.8%	7/31/2028	N	N
North County Fitness	NR/NR/NR	7,932	5.8%	$133,913	$16.88	5.7%	$90.11	28.2%	6/30/2027	N	N
Daiso USA LLC	NR/NR/NR	8,832	6.5%	$128,064	$14.50	5.5%	NAV	NAV	12/31/2034	N	2 x 5yr
All Star Physical Therapy	NR/NR/NR	4,909	3.6%	$117,531	$23.94	5.0%	NAV	NAV	11/30/2027	N	N
Cosmoprof - Beauty Systems Group	NR/NR/NR	3,414	2.5%	$72,271	$21.17	3.1%	NAV	NAV	1/31/2027	N	N
Total Major Tenants		108,291	79.2%	$1,861,275	$17.19	79.8%
Non- Major Tenants		22,039	16.1%	$469,997	$21.33	20.2%
Total Occupied		130,330	95.3%	$2,331,272	$17.89	100.0%
Vacant		6,441	4.7%
Total		136,771	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2025 inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Sales PSF / Year represents the September 2025 T-12 sales information as provided by the borrower.

The following table presents certain information relating to the historical sales of the top tenants that report sales at the Pavilion Center property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2022	2023	2024	TTM 9/30/2025
Altitude - Relaxed Intensity	24,049	$92.83	$101.47	$112.90	$110.11
North Park Produce - Four J's Family Food	17,848	$212.53	$210.29	$210.09	$132.55
California Dreams	9,166	$178.34	$201.94	$189.58	$115.11
North County Fitness	7,932	$98.82	$88.33	$90.64	$90.11
Dunn-Edwards Corp	7,011	$562.98	$447.30	$486.53	$484.65
Friar Tux Shops, Inc.	2,981	NAP	NAP	$61.75	$255.14
Behring Jiu-Jitsu	2,587	$56.36	$69.20	$67.94	$55.56
Oriental Natural Treatment	2,576	$40.67	$11.74	$0.00	$17.92
Bridal Showcase - Maria Soto	1,962	$225.02	$62.99	$0.01	$84.10
CPR Phone Repair	1,353	$289.16	$436.26	$409.21	NAP
Jampinoy, LLC	1,325	NAP	NAP	$126.91	$363.90
Self Made Barber Shop	1,286	$44.12	$43.22	$44.76	$29.43
Pixie Nails	1,206	$181.68	$173.08	$134.56	$92.17
Sun on the Run	1,206	$241.28	$242.18	$225.21	$257.53
(1)	Historical sales represent Sales PSF / Year.

A-3-103

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the lease rollover schedule at the Pavilion Center property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	17,541	12.8%	12.8%	$351,769	15.1%	$20.05	4
2028	21,340	15.6%	28.4%	$451,777	19.4%	$21.17	4
2029	4,493	3.3%	31.7%	$100,570	4.3%	$22.38	3
2030	8,116	5.9%	37.6%	$191,496	8.2%	$23.59	5
2031	17,711	12.9%	50.6%	$288,198	12.4%	$16.27	2
2032	41,897	30.6%	81.2%	$569,797	24.4%	$13.60	2
2033	0	0.0%	81.2%	$0	0.0%	$0.00	0
2034	19,232	14.1%	95.3%	$377,664	16.2%	$19.64	2
2035	0	0.0%	95.3%	$0	0.0%	$0.00	0
2036 & Beyond	0	0.0%	95.3%	$0	0.0%	$0.00	0
Vacant	6,441	4.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	136,771	100.0%		$2,331,272	100.0%	$17.89	22
(1)	Based on the underwritten rent roll dated September 30, 2025 inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

A-3-104

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pavilion Center property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 9/30/2025	U/W	U/W Per SF
Base Rent	$2,066,673	$2,157,145	$2,086,638	$2,302,939	$2,265,990	$16.57
Contractual Rent Steps	0	0	0	0	11,244	$0.08
Potential Income from Vacant Space	0	0	0	0	173,520	$1.27
Gross Potential Rent	$2,066,673	$2,157,145	$2,086,638	$2,302,939	$2,450,754	$17.92
Reimbursements	724,460	846,326	819,773	927,884	1,004,883	$7.35
Total Gross Income	$2,791,133	$3,003,471	$2,906,411	$3,230,823	$3,455,637	$25.27
Other Income(2)	3,539	26,301	7,700	4,200	4,200	$0.03
Percentage Rent	0	0	0	0	0	$0.00
(Vacancy / Credit Loss)	0	0	0	0	(345,564)	($2.53)
Effective Gross Income	$2,794,671	$3,029,772	$2,914,111	$3,235,023	$3,114,273	$22.77

Management Fee	83,840	90,893	87,423	97,051	124,571	$0.91
Real Estate Taxes	276,390	285,897	292,339	296,824	367,137	$2.68
Insurance	57,963	69,282	61,750	69,812	82,113	$0.60
CAM Expenses	203,104	204,767	202,460	273,239	273,239	$2.00
Other Expenses(3)	108,962	127,071	129,359	126,016	133,642	$0.98
Total Expenses	$730,259	$777,910	$773,331	$862,942	$980,702	$7.17

Net Operating Income	$2,064,412	$2,251,862	$2,140,780	$2,372,081	$2,133,571	$15.60
Replacement Reserves	0	0	0	0	30,090	$0.22
Normalized TI/LC	0	0	0	0	132,914	$0.97
Net Cash Flow	$2,064,412	$2,251,862	$2,140,780	$2,372,081	$1,970,568	$14.41

Occupancy (%)	88.5%	92.3%	92.3%	95.3%(4)	90.0%(5)
NCF DSCR	1.68x	1.84x	1.75x	1.94x	1.61x
NOI Debt Yield	10.6%	11.5%	11.0%	12.1%	10.9%
(1)	Based on the underwritten rent roll dated September 30, 2025 and inclusive of $65,282 of contractual rent steps through November 1, 2026.
(2)	Other Income includes storage and signage revenue.
(3)	Other Expenses includes trash removal, utilities and non-recoverable expenses such as direct vacant utilities and bank fees.
(4)	Represents most recent occupancy as of September 30, 2025.
(5)	Represents Economic Occupancy.

A-3-105

Retail – Anchored 1900-1998 Hacienda Drive Vista, CA 92081	Collateral Asset Summary – Loan No. 12 Pavilion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,525,000 64.0% 1.61x 10.9%

The following table presents information relating to comparable retail leases for the Pavilion Center property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Months)	Base Rent (PSF)
Pavilion Center(2) Vista, CA	-	1989/ 2024	Skechers	10,400	Aug-24	120	$24.00
Vista Place Shopping Center Vista, CA	0.2 mi	1984 / NAP	Aly Skin Services Spa	675	May-24	36	$21.00
Rancho Buena Vista Plaza Vista, CA	3.0 mi	1981 / NAP	Youqun Lu	1,000	Oct-25	60	$23.40
Melrose Square Vista, CA	3.2 mi	1989 / NAP	Melrose Cleaners	1,325	May-25	60	$22.80
La Mirada Center San Marcos, CA	7.1 mi	1986 / NAP	Black Rose Tattoo	800	Oct-24	12	$20.40
Foothill Center Vista, CA	7.9 mi	1986 / NAP	Reported Lease Terms	3,971	Oct-24	N/A	$21.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2025. Base Rent (PSF) excludes rent steps.

The following table presents information relating to comparable sales for the Pavilion Center property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date	Sale Price	SF	Price per SF
Pavilion Center(2) 1900-1998 Hacienda Drive Vista, CA	-	1989/ 2024	Sep-25	$30,500,000	136,771	$223.00
Melrose Village Pizza 1601-1649 South Melrose Drive Vista, CA	2.9 mi	1965 / NAP	Sep-23	$28,525,000	136,475	$209.01
Marketplace del Rio 3762-3774 Mission Avenue Oceanside, CA	6.5 mi	1990 / 2004	Jul-24	$56,600,000	183,292	$308.80
Citrus Shopping Center 2315-2341 East Valley Parkway Escondido, CA	16.7 mi	1981 / NAP	May-24	$6,200,000	27,075	$228.99
Butterfield Station Shopping Center 32909-32937 Temecula Parkway Temecula, CA	42.6 mi	2007 / NAP	Sep-25	$9,800,000	30,041	$326.22
Aliso Vejo Town Center 26711 Aliso Creek Road Aliso Viejo, CA	43.3 mi	2004 / NAP	Sep-24	$9,400,000	24,986	$376.21
Anaheim Hills Shopping Village 6300-6396 Santa Ana Canyon Road Anaheim, CA	67.2 mi	1974 / NAP	Mar-24	$16,700,000	67,528	$247.30
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2025.

A-3-106

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Youssef Berrada	Collateral:	Fee
Borrower(s):	Mariner's Pointe Apartments, LLC	Location:	Milwaukee, WI
Original Balance:	$18,500,000	Year Built / Renovated:	1992 / 2020
Cut-off Date Balance:	$18,416,989	Property Management:	Berrada Properties Management, Inc.
% by Initial UPB:	2.5%	Size:	116 Units
Interest Rate:	6.38500%	Appraised Value / Per Unit:	$30,600,000 / $263,793
Note Date:	September 26, 2025	Appraisal Date:	August 29, 2025
Original Term:	120 months	Occupancy:	100.0% (as of September 25, 2025)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI:	$1,700,772
Interest Only Period:	None	Underwritten NCF:	$1,677,572
First Payment Date:	November 6, 2025
Maturity Date:	October 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,780,067 (TTM August 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,482,569
Call Protection:	L(23),YM1(90),O(7)	2023 NOI:	$1,506,896
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$158,767
Taxes:	$213,338	$18,311	NAP	Maturity Date Loan / Unit:	$136,750
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	60.2%
Replacement Reserves:	$0	$2,417	NAP	Maturity Date LTV:	51.8%
Other Reserves(1):	$25,000	$0	NAP	UW NOI DY:	9.2%
				UW NCF DSCR:	1.21x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Loan Payoff	$14,279,017	77.2%
			Principal Equity Distribution	3,746,961	20.3
			Upfront Reserves	238,338	1.3
			Closing Costs	235,684	1.3
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%
(1)	Other Reserves consist of an upfront deposit into the Static Insurance Reserve in the amount of $25,000.

A-3-107

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%

The following table presents certain information relating to the unit mix at the Mariners Pointe Apartments property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Average Unit Size (SF)	Average Rent/Unit
2BR / 1.5BA	17	14.7%	975	$1,670
3BR / 1.5BA	99	85.3%	1,200	$1,770
Total/Wtd. Avg.	116	100.0%	1,167	$1,755
(1)	Based on the underwritten rent roll dated September 25, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mariners Pointe Apartments property:

Cash Flow Analysis(1)
	2023	2024	TTM August 31, 2025	Underwritten	Per Unit
Potential Rent	$2,067,288	$2,059,719	$2,216,597	$2,443,440	$21,064
Vacancy Loss	0	0	0	(122,172)	(1,053)
Net Rental income	$2,067,288	$2,059,719	$2,216,597	$2,321,268	$20,011
Other Revenue	23,137	25,088	22,108	22,108	191
Effective Gross Revenue	$2,090,425	$2,084,807	$2,238,705	$2,343,376	$20,202
Real Estate Taxes	217,746	227,426	183,869	213,338	1,839
Insurance	34,176	48,652	49,915	76,104	656
Management Fee	0	0	0	70,301	606
Other Expenses	331,608	326,160	224,854	282,861	2,438
Total Expenses	$583,529	$602,239	$458,638	$642,605	$5,540
Net Operating Income	$1,506,896	$1,482,569	$1,780,067	$1,700,772	$14,662
Replacement Reserves	0	0	0	23,200	200
Net Cash Flow	$1,506,896	$1,482,569	$1,780,067	$1,677,572	$14,462

Occupancy	99.0%	99.0%	100.0%(2)	95.0%(3)
NOI Debt Yield	8.2%	8.1%	9.7%	9.2%
NCF DSCR	1.09x	1.07x	1.28x	1.21x
(1)	Based on the underwritten rent roll dated September 25, 2025.
(2)	Represents physical occupancy as of September 25, 2025.
(3)	Represents economic occupancy.

A-3-108

Multifamily – Garden 7795 North Pointe Street Milwaukee, WI 53224	Collateral Asset Summary – Loan No. 13 Mariners Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,416,989 60.2% 1.21x 9.2%

The following table presents certain information relating to comparable multifamily properties to the Mariners Pointe Apartments property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Mariners Pointe Apartments(2) Milwaukee, WI	2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	975 1,200	$1.71 $1.48	$1,670 $1,770
Madison Woods	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	770 990 1,343	$1.21 $1.15 $0.98	$933 $1,135 $1,315
Brown Deer Road Apartments	2 Bed / 1 Bath 3 Bed / 1 Bath	800 900	$1.84 $1.75	$1,475 $1,575
Tennessen Flats	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	611 808 1,236 1,979	$2.36 $1.97 $1.77 $1.52	$1,440 $1,595 $2,190 $3,009
8750 West Mill Road	1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	700 850 1,100	$1.17 $1.13 $1.06	$818 $964 $1,163
Villas at Granville	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath	924 1,398 1,606	$1.44 $1.38 $1.42	$1,327 $1,936 $2,280
Harbor Pointe Apartments	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	502 710 1,035 1,389	$1.59 $1.45 $1.36 $1.21	$800 $1,030 $1,405 $1,675
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 25, 2025.

A-3-109

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Michael B. Eisler	Collateral:	Fee
Borrower(s):	Security Public Storage - Salinas, A California Limited Partnership	Location:	Salinas, CA
Original Balance:	$18,300,000	Year Built / Renovated:	1977 / NAP
Cut-off Date Balance:	$18,300,000	Property Management:	Baco Realty Corporation
% by Initial UPB:	2.5%	Size:	124,057 SF
Interest Rate:	5.78200%	Appraised Value / Per SF:	$31,150,000 / $251
Note Date:	December 1, 2025	Appraisal Date:	October 22, 2025
Original Term:	120 months	Occupancy(3):	87.6% (as of November 19, 2025)
Amortization:	Interest Only, Amortizing Balloon	UW Economic Occupancy:	76.5%
Original Amortization:	360 months	Underwritten NOI:	$1,866,219
Interest Only Period:	24 months	Underwritten NCF:	$1,853,813
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,886,677 (TTM September 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,962,335
Call Protection:	L(12),YM1(15),DorYM1(86),O(7)	2023 NOI:	$2,025,507
Lockbox / Cash Management:	None / None	2022 NOI:	$2,045,793
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$148
Taxes:	$0	Springing(1)	NAP	Maturity Date Loan / SF:	$130
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	Springing(2)	NAP	Maturity Date LTV:	51.8%
				UW NOI DY:	10.2%
				UW NCF DSCR:	1.44x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,300,000	100.0%	Borrower Sponsor Equity	$10,143,161	55.4%
			Loan Payoff	8,067,343	44.1
			Closing Costs	89,496	0.5
Total Sources	$18,300,000	100.0%	Total Uses	$18,300,000	100.0%
(1)	Monthly deposits in the tax and insurance reserves are waived under the conditions that (i) Security Public Storage - Salinas, A California Limited Partnership (“Original Borrower”) is the sole fee simple owner of the Security Public Storage – Salinas property and (ii) the Original Borrower has paid all required monthly real estate taxes and insurances within 30 days prior to the due date. Monthly deposits in the insurance reserve account will also be suspended in the event that an acceptable blanket policy is in effect.
(2)	Monthly deposits in the replacement reserves are waived under the conditions that (i) the Original Borrower is the sole fee simple owner of the Security Public Storage – Salinas property and (ii) the Security Public Storage – Salinas property is, in the lender's judgment, being properly maintained by the Original Borrower as required by the Security Public Storage – Salinas mortgage loan documents.
(3)	Occupancy is calculated on a square foot basis. When calculating occupancy on a per unit basis, the Security Public Storage – Salinas property has 194 vacant units as of November 19, 2025, resulting in an 84.0% occupancy.

A-3-110

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%

The following table presents certain information relating to the unit mix at the Security Public Storage – Salinas property:

Security Public Storage – Salinas Unit Mix(1)
Range of Square Feet	Available Units	% of Available Units	Available SF(2)	% of Available SF	Current Occupancy(2)	Monthly In-Place Rent PSF	Monthly In-Place Rent Per Unit	Annual In-Place Rent
1 – 25 SF	152	12.5%	3,549	2.9%	82.2%	$4.74	$110.50	$165,756
26 – 50 SF	434	35.7%	18,934	15.3%	80.4%	$3.43	$149.18	$624,756
51 – 75 SF	167	13.7%	11,503	9.3%	86.2%	$2.83	$194.75	$336,528
76 – 100 SF	169	13.9%	16,681	13.4%	83.4%	$2.74	$269.87	$456,624
101 – 150 SF	20	1.6%	2,600	2.1%	80.0%	$2.62	$340.88	$65,448
151 – 200 SF	140	11.5%	24,720	19.9%	89.3%	$1.90	$335.96	$503,940
201 – 250 SF	50	4.1%	11,800	9.5%	78.0%	$1.60	$376.87	$176,376
251 – 300 SF	39	3.2%	11,700	9.4%	100.0%	$1.65	$495.05	$231,684
301 – 350 SF	9	0.7%	3,150	2.5%	100.0%	$1.52	$533.11	$57,576
351 – 400 SF	17	1.4%	6,800	5.5%	100.0%	$1.35	$538.24	$109,800
400+ SF	19	1.6%	12,620	10.2%	94.7%	$1.17	$769.17	$166,140
Total / Wtd. Avg.	1,216	100.0%	124,057	100.0%	84.0%	$2.22	$236.03	$2,894,628
(1)	Based on the underwritten rent roll dated November 19, 2025.
(2)	Occupancy is calculated based on the number of occupied units. Based on the square footage, the current occupancy is 87.6% as of November 19, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Security Public Storage – Salinas property:

Cash Flow Analysis(1)
	12/31/2022	12/31/2023	12/31/2024	TTM September 30, 2025	UW	UW Per SF
Gross Potential Rent	$2,686,551	$2,681,527	$2,668,322	$2,575,912	$3,366,807	$27.14
Vacancy	0	0	0	0	(790,895)	(6.38)
Net Rental Income	$2,686,551	$2,681,527	$2,668,322	$2,575,912	$2,575,912	$20.76
General Other Income	112,927	114,517	109,725	99,509	99,509	0.80
Effective Gross Income	$2,799,478	$2,796,044	$2,778,047	$2,675,421	$2,675,421	$21.57

Real Estate Taxes	94,689	98,329	101,745	101,745	103,780	0.84
Insurance	34,661	31,722	30,854	22,727	41,158	0.33
Utilities	45,237	42,442	48,262	56,452	56,452	0.46
Repairs and Maintenance	12,496	15,506	18,873	18,485	18,485	0.15
Management Fee	140,168	139,524	139,925	134,083	134,075	1.08
Payroll and Benefits	291,237	306,274	326,243	308,039	308,039	2.48
Marketing	39,140	37,838	44,228	50,946	50,946	0.41
General and Administrative	96,057	98,902	105,582	96,267	96,267	0.78
Total Expenses	$753,685	$770,537	$815,712	$788,744	$809,202	$6.52

Net Operating Income	$2,045,793	$2,025,507	$1,962,335	$1,886,677	$1,866,219	$15.04
Replacement Reserves	0	0	0	0	12,406	0.10
Net Cash Flow	$2,045,793	$2,025,507	$1,962,335	$1,886,677	$1,853,813	$14.94

Occupancy	94.0%	96.0%	87.0%	87.6%(2)	76.5%(3)
NOI Debt Yield	11.2%	11.1%	10.7%	10.3%	10.2%
NCF DSCR	1.59x	1.58x	1.53x	1.47x	1.44x
(1)	Based on the underwritten rent roll dated November 19, 2025.
(2)	Occupancy was calculated on a square foot basis. When calculating occupancy on a per unit basis, the Security Public Storage – Salinas property has 194 vacant units as of November 19, 2025, resulting in an 84.0% occupancy.
(3)	Represents economic occupancy.

A-3-111

Self Storage – Self Storage 271 Sun Way Salinas, CA 93901	Collateral Asset Summary – Loan No. 14 Security Public Storage - Salinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,300,000 58.7% 1.44x 10.2%

The following table presents certain 2024 demographic information for the Security Public Storage - Salinas property:

Demographics(1)
Demographic	City, State	1-mile Radius	3-mile Radius	5-mile Radius
Population	Salinas, CA	22,452	156,384	171,232
Number of Households	Salinas, CA	6,326	41,788	46,013
Average Household Income	Salinas, CA	$82,620	$107,280	$108,306
(1)	Source: Appraisal

A-3-112

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Adamo Serravalle, Francesco Serravalle and Luigi Carvelli	Collateral:	Fee
Borrower(s):	Island Plaza 2025, LLC	Location:	Marco Island, FL
Original Balance:	$17,000,000	Year Built / Renovated:	1980 / 1991, 2005
Cut-off Date Balance:	$17,000,000	Property Management:	KOVA Property Management, LLC
% by Initial UPB:	2.3%	Size:	70,503 SF
Interest Rate:	6.80000%	Appraised Value / Per SF:	$28,600,000 / $406
Note Date:	December 5, 2025	Appraisal Date:	October 28, 2025
Original Term:	120 months	Occupancy:	98.2% (as of October 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$1,610,763
Interest Only Period:	120 months	Underwritten NCF:	$1,530,189
First Payment Date:	January 6, 2026
Maturity Date:	December 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,556,807 (TTM December 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$1,541,505
Call Protection:	L(27),D(86),O(7)	2022 NOI:	$1,468,237
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$241
Taxes:	$51,372	$17,124	NAP	Maturity Date Loan / SF:	$241
Insurance:	$49,522	$24,761	NAP	Cut-off Date LTV:	59.4%
Replacement Reserves:	$0	$1,819	NAP	Maturity Date LTV:	59.4%
TI/LC:	$0	$5,875	$70,503	UW NOI DY:	9.5%
Other Reserves(1):	$0	Springing	NAP	UW NCF DSCR:	1.31x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$17,000,000	62.7%	Purchase Price	$26,600,000	98.1%
Equity Contribution	10,107,117	37.3	Closing Costs	406,223	1.5
			Upfront Reserves	100,894	0.4
Total Sources	$27,107,117	100.0%	Total Uses	$27,107,117	100.0%
(1)	Other Reserves are comprised of a springing monthly specified tenant rollover reserve whereby the borrower, upon certain termination events with respect to a specified tenant or a specified tenant’s lease, is required to deposit $500,000 cash or a letter of credit for each specified tenant or specified tenant’s lease subject to such termination events.
(2)	2025 financial information is not available because of an accelerated acquisition timeline for the Island Plaza Shopping Center property. The borrower sponsor reviewed in-place leases provided.

A-3-113

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents certain information relating to the major tenants at the Island Plaza Shopping Center property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
CVS	NR/NR/NR	10,080	14.3%	$312,480	$31.00	18.0%	11/17/2029	N	2 x 5yr
Bealls Outlet Stores	NR/NR/NR	25,600	36.3%	$278,848	$10.89	16.1%	4/30/2028	N	2 x 5yr
Carvelli Restaurant Group(2)	NR/NR/NR	5,461	7.7%	$202,057	$37.00	11.6%	12/31/2038	N	3 x 5yr
Island Surf, Inc.	NR/NR/NR	3,837	5.4%	$122,913	$32.03	7.1%	5/31/2029	N	1 x 5yr
Centennial Bank	NR/NR/NR	2,066	2.9%	$88,960	$43.06	5.1%	12/31/2030	N	2 x 5yr
Julie Vu	NR/NR/NR	2,450	3.5%	$83,276	$33.99	4.8%	11/30/2029	N	N
Sweet Annie's, LLC	NR/NR/NR	2,000	2.8%	$78,786	$39.39	4.5%	5/31/2032	N	N
Platinum Real Estate Experts, LLC	NR/NR/NR	1,982	2.8%	$76,074	$38.38	4.4%	2/29/2028	N	1 x 5yr
Watermark Realty, Inc.	NR/NR/NR	1,954	2.8%	$58,620	$30.00	3.4%	3/31/2031	N	N
Quest Diagnostics Clinical Laboratories, Inc.	NR/NR/NR	2,100	3.0%	$56,688	$26.99	3.3%	4/30/2026	N	2 x 3yr
Total Major Tenants		57,530	81.6%	$1,358,701	$23.62	78.3%
Non- Major Tenants		11,669	16.6%	$375,754	$32.20	21.7%
Total Occupied		69,199	98.2%	$1,734,455	$25.06	100.0%
Vacant		1,304	1.8%
Total		70,503	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025 and inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	Carvelli Restaurant Group is an affiliate of the borrower sponsors and payment of rent under the lease is guaranteed by the borrower sponsors and non-recourse carveout guarantors.

The following table presents certain information relating to the lease rollover schedule at the Island Plaza Shopping Center property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	5,421	7.7%	7.7%	$147,954	8.5%	$27.29	4
2027	2,001	2.8%	10.5%	$68,692	4.0%	$34.33	2
2028	29,172	41.4%	51.9%	$405,541	23.4%	$13.90	3
2029	16,367	23.2%	75.1%	$518,669	29.9%	$31.69	3
2030	3,066	4.3%	79.5%	$128,364	7.4%	$41.87	2
2031	4,711	6.7%	86.1%	$134,748	7.8%	$28.60	3
2032	2,000	2.8%	89.0%	$78,786	4.5%	$39.39	1
2033	0	0.0%	89.0%	$0	0.0%	$0.00	0
2034	1,000	1.4%	90.4%	$49,645	2.9%	$49.64	1
2035	0	0.0%	90.4%	$0	0.0%	$0.00	0
2036 & Beyond	5,461	7.7%	98.2%	$202,057	11.6%	$37.00	1
Vacant	1,304	1.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	70,503	100.0%		$1,734,455	100.0%	$25.06	20
(1)	Based on the underwritten rent roll dated October 31, 2025 inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

A-3-114

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Island Plaza Shopping Center property:

Cash Flow Analysis(1)
	2022	2023	2024(2)	U/W	U/W Per SF
Base Rent	$1,492,315	$1,519,745	$1,472,589	$1,716,587	$24.35
Contractual Rent Steps	0	0	0	17,868	$0.25
Potential Income from Vacant Space	0	0	0	78,320	$1.11
Gross Potential Rent	$1,492,315	$1,519,745	$1,472,589	$1,812,775	$25.71
Reimbursements	323,444	356,220	508,282	725,712	$10.29
Total Gross Income	$1,815,759	$1,875,964	$1,980,872	$2,538,487	$36.01
Other Income(3)	16,416	21,627	7,732	7,732	$0.11
Percentage Rent	96,945	95,251	83,837	77,079	$1.09
(Vacancy / Credit Loss)	0	0	0	(126,924)	($1.80)
Effective Gross Income	$1,929,120	$1,992,843	$2,072,440	$2,496,374	$35.41

Management Fee	57,874	59,785	62,173	74,891	$1.06
Real Estate Taxes	116,803	105,667	113,259	205,489	$2.91
Insurance	84,307	33,800	33,297	282,981	$4.01
CAM Expenses	80,388	132,250	160,820	168,861	$2.40
Other Expenses(4)	121,511	119,836	146,085	153,389	$2.18
Total Expenses	$460,883	$451,338	$515,633	$885,611	$12.56

Net Operating Income	$1,468,237	$1,541,505	$1,556,807	$1,610,763	$22.85
Replacement Reserves	0	0	0	21,825	$0.31
Normalized TI/LC	0	0	0	58,749	$0.83
Net Cash Flow	$1,468,237	$1,541,505	$1,556,807	$1,530,189	$21.70

Occupancy (%)	98.6%	94.2%	86.4%	95.0%(5)
NCF DSCR	1.25x	1.32x	1.33x	1.31x
NOI Debt Yield	8.6%	9.1%	9.2%	9.50%
(1)	Based on the underwritten rent roll dated October 31, 2025 inclusive of $17,868 of contractual rent steps through October 1, 2026.
(2)	2025 financial information is not available because of an accelerated acquisition timeline for the Island Plaza Shopping Center property. The borrower sponsor reviewed in-place leases provided.
(3)	Other Income includes late fees and other miscellaneous income.
(4)	Other Expenses includes utilities and general and administrative expenses.
(5)	Represents Economic Occupancy.

A-3-115

Retail – Anchored 664 Bald Eagle Drive Marco Island, FL 34145	Collateral Asset Summary – Loan No. 15 Island Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 59.4% 1.31x 9.5%

The following table presents information relating to comparable retail leases for the Island Plaza Shopping Center property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs.)	Base Rent (PSF)
Island Plaza Shopping Center(2)	-	Carvelli Restaurant Group(2)(3)	5,461(2)	Jan-26(2)	13.0(2)	$37.00(2)
Marco Island, FL
Shops of Marco Marco Island, FL	2.6 mi	Listing	1,300	Oct-25	5.0	$35.00
Marco Walk Marco Island, FL	2.7 mi	DaVinci’s Restaurant	7,324	Apr-24	20.2	$56.00
57 Boulevard of Presidents Sarasota, FL	129 mi	Sunny E-Bike Rentals	1,079	Jul-24	3.0	$55.00
Longboat Key Strip Center Longboat Key, FL	138 mi	Couch	4,712	Oct-25	5.0	$40.00
Dolphin Village Shopping Center St. Pete Beach, FL	164 mi	Freaky Boutiki	4,800	Apr-25	5.0	$36.36
19709 Gulf Blvd Indian Shores, FL	176 mi	N/A	4,100	Sep-24	10.0	$39.55
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 31, 2025.
(3)	Carvelli Restaurant Group is an affiliate of the borrower.

The following table presents information relating to comparable sales for the Island Plaza Shopping Center property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Sale Date	Sale Price	SF	Price per SF
Island Plaza Shopping Center(2) 664 Bald Eagle Drive Marco Island, FL	-	1980 / 1991, 2005	Oct-25	$26,600,000	70,503 SF	$377.29
Paraiso Plaza II 3300 West 84th Street Hialeah, FL	115 mi	1998 / 2024	Jun-25	$16,000,000	34,013 SF	$470.00
The Village At Causeway 10250 Causeway Boulevard Brandon, FL	171 mi	2019 / NAP	Apr-25	$12,900,000	27,860 SF	$463.00
Belleair Bazaar 2979 West Bay Drive Largo, FL	184 mi	1969 / 2020	Sep-25	$13,000,000	29,603 SF	$439.00
Baron Shoppes 2620 Southeast Federal Highway Stuart, FL	189 mi	2018 / NAP	Sep-25	$7,850,000	16,316 SF	$481.00
Westchase Town Center 9540 West Linebaugh Avenue Westchase, FL	191 mi	2006 / NAP	Aug-25	$27,015,000	58,383 SF	$463.00
Maguire Groves 250 Moore Road Ocoee, FL	211 mi	2007 / NAP	May-24	$16,100,000	29,488 SF	$546.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2025.

A-3-116

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-1

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Contacts
Role	Party and Contact Information
Depositor	Deutsche Mortgage & Asset Receiving Corporation Attention: Lainie Kaye 1 Columbus Circle | New York, NY 10019 | United States	cmbs.requests@db.com
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association Attention: Executive Vice President – Division Head 10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States	NoticeAdmin@midlandls.com; AskMidland@midlandls.com
Special Servicer	K-Star Asset Management LLC Attention: Lindsey Wright 5949 Sherry Lane, Suite 950 | Dallas, TX 75225 | United States	Lindsey.Wright@KKR.com
Certificate Administrator	Computershare Trust Company, N.A. Corporate Trust Services (CMBS) 9062 Old Annapolis Road | Columbia, MD 21045 | United States	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
Trustee	Computershare Trust Company, N.A. Corporate Trust Services (CMBS) 9062 Old Annapolis Road | Columbia, MD 21045 | United States	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
Operating Advisor	Park Bridge Lender Services LLC Attention: BMARK 2026-B42 – Surveillance Manager 600 Third Avenue, 40th Floor | New York, NY 10016 | United States	cmbs.notices@parkbridgefinancial.com
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR- Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total			0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR	0.00000000		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR- Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Deficiency Amounts	0.00

Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Payments to Guarantor	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	04/17/26	Benchmark 2026-B42 Mortgage Trust
Determination Date:	04/13/26
Record Date:	03/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-B42

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of March 1, 2026 (the “Pooling and Servicing Agreement”).
Transaction: Benchmark 2026-B42 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-B42
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: [K-Star Asset Management LLC] [National Cooperative Bank, N.A.]
Directing Holder: KREF Securities Holdings, LLC (or its affiliate)

I.                                       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.

2.       The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.                                  Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

•      [LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                               List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the Pooling and Servicing Agreement and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.                                    [LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.                              Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder discussion(s) regarding any Specially Serviced Loan. The Operating Advisor
C-2

does not have authority to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BARCLAYS
CAPITAL REAL ESTATE INC, UBS AG NEW YORK BRANCH AND BANK OF MONTREAL.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC, CREFI, BCREI, UBS AG and BMO (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt, solely for purposes of this Annex D-1 and the related exceptions set forth in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or

D-1-1

prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii), collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after February 11, 2026.

5.     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or

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actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

8.     Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the

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Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9.     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

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14.  Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

15.  No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm

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and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

17.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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18.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

20.  REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21.  Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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22.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

23.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

24.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use or the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.  Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
26.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

27.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i)

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110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

28.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

29.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for

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Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth in Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.  Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents

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further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the

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related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.  Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

40.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

41.  Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

42.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

43.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except as set forth on Schedule D-3 to Annex D-2, Annex D-3, Annex D-4, Annex D-5, Annex D-6, as applicable.

44.  Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Trustee) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its

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designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

45.  Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	215 Park Avenue South	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance; (11) Taxes and Assessments	There is a tax lien in the amount of $1,937.09 involving the Mortgaged Property with the borrower’s sole member (Dever Properties N.V.) as debtor and the NYC Department of Finance, as creditor, for which the title company did not take an escrow at origination of the Mortgage Loan. However, the borrower agreed to indemnify the title company related to this tax lien at origination of the Mortgage Loan and the title company agreed not to include this tax lien as an exception to their policy.
18	BioMed MIT Portfolio	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

1	215 Park Avenue South	(8) Assignment of Leases, Rents and Profits	The Mortgaged Property is master leased to 215 Park Avenue South Associates, L.P. (the “215 PAS Master Tenant”) through October 15, 2033 (the “215 PAS Master Lease”). The Assignment of Leases and Rents for the Mortgage Loan assigns the borrower’s interest in the 215 PAS Master Lease and any subleases to the lender. However, the leases with the tenants which occupy the
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgaged Property are subleases between the 215 PAS Master Tenant and such tenants, and the borrower is not a party thereto. The 215 PAS Master Tenant has not assigned its interest in such subleases to the lender.
8	UOVO Evergreen	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
18	BioMed MIT Portfolio	(16) Insurance	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
34	Windsor Prime MHC Portfolio	(16) Insurance	There is one structure at the Clear Creek property in the Windsor Prime MHC Portfolio that is covered by a property insurance policy that includes co-insurance provisions. The structure is a mobile home being used as an office and is not income-generating.
25	Security Public Storage – Glendora	(24) Local Law Compliance; (25) Licenses and Permits	The Mortgaged Property is legal-nonconforming as to use. The parking at the Mortgaged Property is (non-legal) non-conforming as it is deficient 4 spaces.
28	Security Public Storage – Manteca	(24) Local Law Compliance; (25) Licenses and Permits	The Mortgaged Property is legal-nonconforming as to use.
29	Security Public Storage – Shaw	(24) Local Law Compliance; (25) Licenses and Permits	The Mortgaged Property is legal-nonconforming as to use.
31	Security Public Storage – Sparks	(24) Local Law Compliance; (25) Licenses and Permits	The Mortgaged Property is legal-nonconforming as to use.
32	Security Public Storage – Blackstone	(24) Local Law Compliance; (25) Licenses and Permits	The Mortgaged Property is legal-nonconforming as to use.
34	Windsor Prime MHC Portfolio	(24) Local Law Compliance; (25) Licenses and Permits	The Peaceful Hill Mortgaged Property is legal-nonconforming as to use.
1	215 Park Avenue South	(26) Recourse Obligations	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
18	BioMed MIT Portfolio	(26) Recourse Obligations	The non-recourse carveout guarantor’s liability with respect to the items in clause (b) is limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

Clause (a)(ii) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (a)(iv), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to clause (a)(iv), there is no separate environmental indemnitor with respect to the Whole Loan.

–	All GACC Mortgage Loans	(26) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
18	BioMed MIT Portfolio	(27) Mortgage Releases

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan

D-2-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non- income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

–	All GACC Mortgage Loans	(27) Mortgage Releases	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
D-2-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
18	BioMed MIT Portfolio	(28) Financial Reporting and Rent Rolls	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the lender and prepared in accordance with approved accounting principles.
18	BioMed MIT Portfolio	(29) Acts of Terrorism Exclusion	The Whole Loan documents permit terrorism insurance to be written by a non- rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
–	All GACC Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
18	BioMed MIT Portfolio	(30) Due on Sale or Encumbrance

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the

D-2-5

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.
18	BioMed MIT Portfolio	(32) Defeasance	All exceptions to Representation 27 are also exceptions to this Representation 32.
18	BioMed MIT Portfolio	(34) Ground Leases

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the Sub-Landlord, nor may a surrender of the premises be accepted by the Sub-Landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related Whole Loan documents and the Mortgagor warrants and represents same to the Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the lender must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a

D-2-6

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any lender must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the lender. The lender has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a lender, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any

D-2-7

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.
14, 20, 25, 28, 29, 31, 32, 37

Security Public Storage – Salinas

Security Public Storage – Pittsburg

Security Public Storage – Glendora

Security Public Storage – Manteca

Security Public Storage – Shaw

Security Public Storage – Sparks

Security Public Storage – Blackstone

Security Public Storage – Sacramento III

		(39) Organization of Borrower	The borrowers under the related Mortgage Loans are affiliated.

D-2-8

SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-2-9

SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

Loan No.	Mortgage Loan
18	BioMed MIT Portfolio

D-2-10

SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

D-2-11

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-3

EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
7	Haverford Retail Partners Portfolio	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance	With respect to the Southmont Plaza Mortgaged Property, the tenant T.G.I. Friday’s has a right of first offer to purchase its leased premises if the landlord decides to sell the leased premises. With respect to the East Hanover Plaza Mortgaged Property, the tenant Chili’s has a right of first offer if the landlord receives a bona fide third party offer to purchase the tenant’s leased premises as a separate parcel, or the landlord makes an offer to sell or lease the tenant’s leased premises as a separate parcel.
2, 4, 6, 7, 12, 15, 24, 39	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
2	Gilbert Gateway Towne Center	(24) Local Law Compliance; (25) Licenses and Permits	According to the zoning report obtained at origination of the Mortgage Loan, massage use is a permitted use at the Mortgaged Property only if the massage therapists are licensed and the massage business meets specific requirements set forth in the local zoning regulations. We cannot assure you that the massage tenant(s) at the Mortgaged Property satisfies such zoning requirements.
39	325 East 14th Street	(24) Local Law Compliance; (25) Licenses and Permits	According to the zoning report obtained at origination of the Mortgage Loan, a tenant at the Mortgaged Property, Thum Wellness & Spa’s spa and wellness use may not fully comply with the certificate of occupancy that only permits the first and basement floor spaces for eating and drinking establishments.
2, 4, 6, 7, 12, 15, 24, 39	All CREFI Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
2, 4, 6, 7, 12, 15, 24, 39	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
7	Haverford Retail Partners Portfolio	(30) Due on Sale or Encumbrance	In connection with an anticipated reverse 1031 exchange, a 1031 exchange accommodation party (the “Accommodation Owner”) owns certain of the Mortgagors. SP RE-INV LLC, an indirect owner of the Mortgagors prior to the transfer to the Accommodation Owner, which is also expected to own the same interests in the Mortgagors following the consummation or unwinding of the reverse 1031 exchange, lent two loans aggregating approximately $22,314,558 to the Accommodation Owner to enable the acquisition of the Mortgaged Properties, each of which loans is secured by a pledge of certain of the Accommodation Owner’s interests in the Mortgagors.

D-3-1

SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-3-2

SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

None.

D-3-3

SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

D-3-4

ANNEX D-4

EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	ExchangeRight Net Leased Portfolio #74	(6) Permitted Liens; Title Insurance

The lease at each of the following Mortgaged Properties grants the respective tenant a right of first refusal to purchase the related Mortgaged Property: (i) Tractor Supply Co - Mason City (4th), IA; (ii) Tractor Supply Co - Greenwood (Hwy 82), MS; (iii) Tractor Supply Co - Norfolk (Krenzien), NE; (iv) Tractor Supply Co - Celina (Rte 127), OH; (v) Tractor Supply Co - Hanover (Gateway), PA; (vi) Tractor Supply Co - Hazle Township (Airport), PA; and (vii) Tractor Supply Co - Brenham (Market Street), TX. With respect to each such Mortgaged Property, the tenant, Tractor Supply Co., has a right of first refusal to purchase the building in which it leases space and the related land upon notice of an intent to acquire the Borrower’s interest therein at any time after the date of the related lease so long as such lease is in effect, subject to the terms and conditions of the related lease. The tenant will have 30 days after receipt of such notice to exercise its right of first refusal. Pursuant to subordination, non-disturbance and attornment agreements, each such right would apply to a foreclosure.

Additionally, the lease at the CVS Pharmacy - Hanford (Lacey), CA Mortgaged Property contains a right of first refusal pursuant to which the tenant, CVS Pharmacy, has a right of first refusal to purchase the related Mortgaged Property upon notice of an intent to acquire the Borrower’s interest therein at any time during an extension period of the related lease after January 31, 2040, subject to the terms and conditions of the related lease. The tenant will have 20 days after receipt of such notice to exercise its right of first refusal. Such right would not apply in foreclosure or to any conveyance in lieu of foreclosure.

9, 23, 26	ExchangeRight NLP #74 StorQuest Self Storage – Waipahu StorQuest Self Storage – Denver	(16) Insurance	The Loan Documents provide that the lender may consent (subject to rating agency confirmation) to the Borrower maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Loan Documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Loan Documents.
23	StorQuest Self Storage - Waipahu	(39) Organization of Borrower	The Borrower is an affiliate of the Borrower for the StorQuest Self Storage – Denver Mortgage Loan.
26	StorQuest Self Storage – Denver	(39) Organization of Borrower	The Borrower is an affiliate of the Borrower for the StorQuest Self Storage - Waipahu Mortgage Loan.

D-4-1

SCHEDULE D-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-4-2

SCHEDULE D-2

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

None.

D-4-3

SCHEDULE D-3

BARCLAYS CAPITAL REAL ESTATE INC.

CROSSED MORTGAGE LOANS

None.

D-4-4

ANNEX D-5

EXCEPTIONS TO UBS AG NEW YORK BRANCH MORTGAGE LOAN REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
30	Cummins Station	(10) Condition of Property	The property condition report is dated as of April 17, 2024, which is more than 12 months before the Cut-off Date.
30	Cummins Station	(31) Single-Purpose Entity	The Mortgaged Property is security for 6 pari passu notes aggregating $135,000,000. The Mortgagor previously owned surface parking lot properties surrounding the Mortgaged Property that were out-conveyed prior to loan origination. All such prior owned properties were included in the Phase I environmental site assessment required in connection with loan origination, and no recognized environmental conditions were identified. The Mortgage Loan documents provide for personal liability to the Mortgagor and guarantor for losses related to the prior owned properties.
30	Cummins Station	(32) Defeasance	A REMIC declaration was made with respect to the Mortgage Loan on July 22, 2025. The Mortgage Loan may be defeased beginning on the day after July 11, 2027, which is less than two years after the Closing Date and less than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
30	Cummins Station	(41) Appraisal	The appraisal of the Mortgaged Property is dated as of May 8, 2024 and the effective date of the valuation is April 16, 2024, which is more than 12 months before the Cut-off Date.

D-5-1

SCHEDULE D-1

UBS AG

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-5-2

SCHEDULE D-2

UBS AG

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

Loan No.	Mortgage Loan
30	Cummins Station

D-5-3

SCHEDULE D-3

UBS AG

CROSSED MORTGAGE LOANS

None.

D-5-4

ANNEX D-6

EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
36	U-Haul AREC RW Portfolio	(12) Condemnation	The Indianapolis Public Transportation Corporation received a court order allowing it to take a small strip of land along the northern border of the U-Haul of Eastgate & U-Haul of Irvington Mortgaged Property for purposes of adding a sidewalk and/or bus stop along E. Washington Street. The related Mortgage Loan documents provide for a loss carve-out in the event such strip of land is taken.
27, 36	All of the BMO Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Borrower to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
27	Landstown Commons	(16) Insurance	The Mortgage Loan documents may permit the related Borrower to maintain policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Borrower has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
36	U-Haul AREC RW Portfolio	(16) Insurance	The Mortgage Loan documents provide for the following tiered deductible structure applicable to property insurance and liability insurance coverage: (1) if the related guarantor’s equity exceeds $250,000,000, then a deductible of up to $5,000,000; (2) if the related guarantor’s equity is greater than $1,000,000,000, then a deductible of up to $10,000,000; (3) if the related guarantor’s equity is greater than $2,000,000,00), then a deductible of up to $15,000,000; and (4) applicable to property insurance coverage only, if the related guarantor’s equity is greater than $3,000,000,000, then a deductible of up to $20,000,000. Such deductibles are above “customary” deductibles and effectively create a first-loss layer of self-insurance by an unrated entity prior to agency rated carrier coverage.
36	U-Haul AREC RW Portfolio	(24) Local Law Compliance

The U-Haul Storage of Clackamas Town Center Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that such restoration or replacement commences within one year of the occurrence of the damage or destruction.

The U-Haul of Lynwood Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If use of the non-conforming structure is discontinued for 180 days or more, the property will lose its non-conforming status.

The U-Haul of Redwood City Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that (a) such damage or destruction is

D-6-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

50% of the current replacement cost or less and (b) the restoration or construction commences within one year of the date the damage or destruction occurred. If such damage or destruction is greater than 50% of the current replacement cost, the structure must be rebuilt in compliance with the current zoning code.

The U-Haul Storage Othello Station Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed through fire, act of nature or other causes beyond the control of the property owner, such property may be rebuilt to the same or smaller configuration within 12 months after such destruction.

The U-Haul of Springfield Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code without a conditional use permit. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that (a) such damage or destruction is less than 60% of the reproduction, (b) the property owner files a notice of intention to continue the non-conformity within six months of such destruction or damage, and (c) the restoration or construction is completed within one year of the date the notice is given.

The U-Haul of Rainier Valley Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed through fire, act of nature or other causes beyond the control of the property owner, such property may be rebuilt to the same or smaller configuration within 12 months after such destruction.

Certain fire code violations are open at the U-Haul of Eastgate & U-Haul of Irvington, U-Haul of Redwood City and U-Haul of Levittown Mortgaged Properties.

Certain zoning code violations are open at the New River Mortgaged Property.

The Borrower is required to obtain a variance related to side yard setbacks, rear yard setbacks, maximum building area, distance between buildings, building floor area, fencing and off-street loading at the U-Haul of Levittown Mortgaged Property. The Mortgage Loan documents provide loss carveouts in the event of the Borrower’s failure to acquire the such variances.

27, 36	All of the BMO Mortgage Loans	(27) Mortgage Releases	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Borrower cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Borrower provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
27, 36	All of the BMO Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to representation and warranty no. 16 are also exceptions to this representation and warranty no. 29.
36	U-Haul AREC RW Portfolio	(31) Single-Purpose Entity	The Borrower is a recycled single purpose entity that previously owned other property. Such property was either deeded to an affiliated entity prior to origination of the
D-6-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgage Loan or, with respect to the U-Haul Storage of Clackamas Town Center Mortgaged Property and U-Haul of Eastland Mortgaged Property, taken in a condemnation.
36	U-Haul AREC RW Portfolio	(39) Organization of Borrower	The Borrowers of the U-Haul AREC RW Portfolio Mortgage Loan and the U-Haul Portfolio Mortgage Loan are affiliates.

D-6-3

SCHEDULE D-1

BANK OF MONTREAL

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-6-4

SCHEDULE D-2

BANK OF MONTREAL

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

None.

D-6-5

SCHEDULE D-3

BANK OF MONTREAL

CROSSED MORTGAGE LOANS

None.

D-6-6

ANNEX E-1

GOLDMAN SACHS MORTGAGE COMPANY
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to an Intercreditor Agreement.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees,

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charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by GSMC on or after February 11, 2026.

5.     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

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6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clauses (f) and (g) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.     Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to Annex E-2, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

8.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a

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valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

13.  Actions Concerning Mortgage Loan. To GSMC’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

14.  Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC

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or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

15.  No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the

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original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

17.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

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18.  No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19.  No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

20.  REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21.  Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

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23.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

24.  Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.  Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

27.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii)

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the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

28.  Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.  Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the

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Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

30.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-1 to Annex E-2, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-3 to Annex E-2 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.  Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed

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or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.  Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.  Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34.  Ground Leases. For purposes of this Annex E-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the

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interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)    GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

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(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.  Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.  Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

37.  No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

38.  Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.  Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

40.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior

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to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

41.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

42.  Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

43.  Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

44.  Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or

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contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

45.  Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex E-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex E-1.

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ANNEX E-2

EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
13	Mariners Pointe Apartments	(13) Actions Concerning Mortgage Loan	The guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the state of Wisconsin (the “State”) in November 2021, alleging that the Defendants regularly violated certain State trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Property) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the defendants took over new buildings that the defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a consent judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four-year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus costs reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Pursuant the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit as security for all monetary obligations under the Consent Judgment.
3	U-Haul Portfolio	(16) Insurance	The Loan Documents provide for a $20,000,000 self-insured retention/deductible under the all risk insurance policy and a $10,000,000 deductible under the general liability policy, each provided by an unrated entity/guarantor , which may not be considered customary.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3, 5, 11, 13, 16, 22	U-Haul Portfolio Fishers Twinbrook Hanes Point Mariners Pointe Apartments PwC Pennant Building The Commons	(16) Insurance	The related Borrower is required to maintain (or cause to be maintained) policies which (i) have coverages, deductibles and/or other related provisions other than those specified herein and/or (ii) are provided by insurance companies not meeting the credit ratings requirements (any such policy, a "Non-Conforming Policy"), provided, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Borrower has (1) received the lender’s prior written consent and (2) confirmed that the Rating Condition (as defined in the Mortgage Loan documents) has been satisfied with respect to any such Non-Conforming Policy.
3	U-Haul Portfolio	(17) Access; Utilities; Separate Tax Lots	The individual Mortgaged Property located at 4723 Miller Trunk Highway, Hermantown, Minnesota has access to a public road over an adjacent property pursuant to an unrecorded purchase agreement entered into in connection with the Borrower’s acquisition of such property. The Mortgage Loan documents contain loss carve-out related to the same and the title policy includes indirect access endorsement
3	U-Haul Portfolio	(24) Local Law Compliance

There are mobile storage units at that certain individual Mortgaged Property located at 3101 SW 29th Street, Oklahoma City, Oklahoma (the “OKC Property”) that encroach upon separation/set back requirements. Covenants include that the Borrower will not permit the structure(s) located thereon to be expanded in such a manner as to increase or otherwise expand any zoning related non-conformity. Moreover, if the applicable governmental authority issues any notice to the Borrower (or any affiliate of the Borrower) instructing the Borrower to relocate or otherwise modify the improvements located at the OKC Property in such a manner as to comply with applicable legal requirements, then within the earlier of (i) thirty (30) days after receipt of such written notice thereof from the applicable governmental authority and (ii) such date as may be required pursuant to such written notice, the Borrower is required to comply with all requirements set forth in such written notice necessary to cause the OKC Property to comply with applicable legal requirements. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the OKC Property.

The individual Mortgaged Property located at 345 Whitney Road, Spartanburg, SC (the “Spartanburg Property”) is non-conforming as to separation required between improvements. Covenants include that the Borrower will (at its sole cost and expense) promptly commence all permitting, variance or similar approval process with the applicable governmental authority required to cause the Spartanburg Property to comply with all applicable legal requirements and will thereafter diligently and expeditiously pursue the same to satisfactory completion such that the Spartanburg Property complies with all applicable legal requirements, but in any event such approvals will be received no later than the earlier of (x) the date that is six (6) months following the loan origination date (which period may be extended by the lender in its reasonable discretion provided the Borrower is using good faith commercially reasonable efforts to obtain such approvals) and (y) such date as may be required by applicable legal requirements. Subject to the Borrower rights to contest pursuant to the Mortgage Loan documents, in the event that the Borrower is unable to obtain all necessary approvals from the applicable

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

governmental authority such that the Spartanburg Property complies with all applicable legal requirements within the timeframe set forth in the immediately preceding sentence, the Borrower is required to cause the Spartanburg Property to be released pursuant to and in accordance with the Mortgage Loan documents on the first date that such release is permitted pursuant to the terms and conditions of the Mortgage Loan documents. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the Spartanburg Property or any breach of the above covenant.

There are various fire code violations at 2 of the individual Mortgaged Properties which are to be remedied post origination. Such fire code violations have not been deemed material.

42	Guardian Storage Bloomfield	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as warehouse and residential storage uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged or destroyed, such legal non-conforming use may only be restored (i) with the approval of the Board of Adjustment as a special exception and (ii) if such restoration does not expand the legal non-conforming use beyond what was previously there.
5	Fishers Twinbrook	(25) Licenses and Permits	Certificates of occupancy were not available for all of the tenant spaces but the failure to have available copies is not considered a violation with the related governmental authority.
13	Mariners Pointe Apartments	(25) Licenses and Permits	Certificates of occupancy were not available for all of the tenant spaces but the failure to have available copies is not considered a violation with the related governmental authority.
22	The Commons	(25) Licenses and Permits	Certificates of occupancy were not available for all of the tenant spaces but the failure to have available copies is not considered a violation with the related governmental authority.
3	U-Haul Portfolio	(31) Single-Purpose Entity	The Borrower previously owned (i) that certain property known as U-Haul 24th & McDowel (Site# 822042 (formerly 723042)) located in Phoenix, Arizona, (ii) that certain property known as U-Haul Broadway Ave (Site# 766062) located in Bedford, Ohio, (iii) that certain property known as U-Haul at South Amarillo (Site# 740066) located in Amarillo, Texas, (iv) that certain property known as U-Haul Storage of Gulfport (Site# 748066) located in Gulfport, Mississippi, (v) that certain property known as U-Haul Moving & Storage of Midtown Syracuse (Site# 873067) located in Syracuse, New York and (vi) that certain property known as U-Haul Moving & Storage of West Babylon (Site# 806057) located in West Babylon, New York. The Mortgage Loan documents contain representations and loss carve-out related to such prior ownership.
11	Hanes Point	(31) Single-Purpose Entity	The Borrower was not required to deliver a non-consolidation opinion in connection with the closing of the Mortgage Loan.
13	Mariners Pointe Apartments	(31) Single-Purpose Entity	The Borrower’s organizational documents and the Mortgage Loan documents do not require compliance, and the Borrower’s operations do not comply, with all of the separateness covenants required for it to be a single-
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
purpose entity. However, the Borrower has agreed to certain covenants, such as owning no other properties (other than the Mortgaged Property that is collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). The guarantor has agreed to provide recourse for (i) any losses suffered by the lender resulting from the Borrower not being fully compliant with the separateness covenants, and (ii) the full amount of the debt in the event (x) the Borrower is substantively consolidated in a bankruptcy proceeding with any other person or entity, and (y) the Borrower not being fully compliant with the separateness covenants is cited as a material factor in any involuntary bankruptcy proceeding.
22	The Commons	(31) Single-Purpose Entity	So long as no event of default has occurred, the Borrower may commingle its funds in the account maintained by the affiliated property manager as opposed to maintaining a separate operating account, provided that (i) such property manager account is structured such that the applicable Borrower’s funds are readily identifiable and (ii) upon the occurrence of an event of default, the Borrower will promptly (A) establish a separate operating account to hold the Borrower’s funds and (B) transfer all of the Borrower’s funds to such separate operating account.
3	U-Haul Portfolio	(39) Organization of Borrower	The Borrowers of the U-Haul Portfolio Mortgage Loan and the U-Haul AREC RW Portfolio Mortgage Loan are affiliates.

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SCHEDULE E-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE E-2

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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SCHEDULE E-3

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX F-1

NATIONAL COOPERATIVE BANK, N.A.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

NCB will in its MLPA, with respect to each NCB Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex F-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between NCB, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Intentionally Omitted.

2.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity

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(regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.     Intentionally Omitted.

6.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the

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contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule F-1 to Annex F-2.

10.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in

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paragraph 26, the ESA (as defined in paragraph 43), written litigation diligence responses provided by the related Mortgagor to the related originator, the related loan documents, and public record litigation and judgment lien searches obtained by the related originator, as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or

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cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G 2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G 2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under

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Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G 1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

23.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related

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Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G 2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of

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such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single tenant properties) and annual operating statements, (b) quarterly (other than for single tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in place base rent, and (c) annual financial statements.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special form all risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex F-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the

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origination of the related Mortgage Loan as set forth on Schedule F-1 to Annex F-2, or future permitted mezzanine debt as set forth on Schedule F-2 to Annex F-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan as set forth on Schedule F-3 to Annex F-2 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.  Single Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non consolidation of the Mortgagor. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G 2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

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36.  Ground Leases. For purposes of this Annex F-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground
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Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

39.  Intentionally Omitted.

40.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in

F-1-13

making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan, and other than as set forth on Schedule F-4 to Annex F-2, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527 13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A ” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set

F-1-14

forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527 13 or its successor) at the related Mortgaged Property.

44.  Intentionally Omitted.

45.  Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.  Cross Collateralization. No Mortgage Loan is cross collateralized or cross defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.  Compliance with Anti Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any NCB Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of these representations and warranties, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to

F-1-15

be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

F-1-16

ANNEX F-2

EXCEPTIONS TO NCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
38, 50, 56	150 West 87th Owners Corp. 601 79 Owners Corp. Madison House Owners Corp.	(6) Mortgage Status; Waivers and Modifications	With respect to the referenced Mortgaged Properties, the lender revocably waived a requirement in the related loan documents requiring the borrower to maintain insurance with carriers having (i) a financial strength or claims-paying rating no lower than “A” from Standard & Poor’s Ratings Services, or any successor thereto, and “A2” from Moody’s Investors Service, Inc., or any successor thereto, and (ii) a rating in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A” and Financial Rating “VIII”. The revocable waiver issued by the lender, which is contained in a written instrument set forth in the related mortgage file, permits the borrower to maintain insurance coverage with a carrier that is rated in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VIII”.
60	West 12th Street Tenants Corp.	(9) Junior Liens	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages
61	Gramercy 29 Apts. Inc.	(9) Junior Liens	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
52, 54	451 West Owners Ltd. Willow House Owners Corp.	(9) Junior Liens	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
50	601 79 Owners Corp.	(9) Junior Liens	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
33, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 51, 53, 58, 59, 62	Imperial Owners Corp. 150 West 87th Owners Corp. Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. 855 E. Broadway Owners Corp.	(9) Junior Liens

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, except with respect to (i) the Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. Mortgage Loan, (ii) the 65 West 95th Owners Corp. Mortgage Loan, and (iii) the Kew Gardens Owners Corp., no advances have been made under such subordinate credit line mortgages.

With respect to the Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. Mortgage Loan, $372,000 has been advanced and is outstanding under the subordinate credit-line mortgage.

With respect to the 65 West 95th Owners Corp. Mortgage Loan, $200,000 has been advanced and is outstanding under the subordinate credit-line mortgage..

F-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

65 West 95th Owners Corp.

333 Bronx River Tenants Corp.

Pelhamdale Manor Corp.

Westbrook Tenants Corporation

Kew Gardens Owners Corp.

103 Gedney Street Owners', Inc.

East 10th St. Owners Corp.

135 Willow Owners Corp.

Garden Hamilton, Inc.

Madison Square Apartments, Inc.

115 Payson Owners Corp.

West 71 St. Tenants, Inc.

With respect to the Kew Gardens Owners Corp., $285,000 has been advanced and is outstanding under the subordinate credit-line mortgage.
58	Madison Square Apartments, Inc.	(12) Condition of Property	The property inspection for the referenced Mortgaged Property was not conducted within six months of origination of the loan.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(18) Insurance	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program
41	855 E. Broadway Owners Corp.	(18) Insurance	The rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.
F-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
49, 50, 58	East 10th St. Owners Corp. 601 79 Owners Corp. Madison Square Apartments, Inc.	(18) Insurance	With respect to the referenced Mortgaged Property, the current insurance carrier, Obsidian, does not satisfy the financial strength and/or ratings criteria set forth in the related loan documents, which requires that “[a]ll insurers shall be authorized to issue insurance in the State of New York and all insurers and reinsurers shall have a rating in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VIII”. Obsidian currently has a rating in Best’s Key Rating Guide (Property-Casualty) of Policyholder Rating “A-” and Financial Rating “VII”.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(28) Recourse Obligations	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(30) Financial Reporting and Rent Rolls	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(31) Acts of Terrorism Exclusion	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
40	Southridge Cooperative, Section 3, Inc. a/k/a Southridge	(31) Acts of Terrorism Exclusion	With respect to the referenced mortgaged property, the borrower’s property and liability insurance policies exclude certified acts of terrorism, providing only a limited exception for direct fire-following damage.
F-2-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Cooperative Section 3, Inc.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(32) Due on Sale or Encumbrance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33, 35, 38, 40, 41, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62	All NCB Mortgage Loans	(33) Single Purpose Entity	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
58	Madison Square Apartments, Inc.	(45) Appraisal	The appraisal for the referenced Mortgage Loan is not dated within 6 months of the Mortgage Loan origination date.
60	West 12th Street Tenants Corp.	(47) Cross Collateralization	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
61	Gramercy 29 Apts. Inc.	(47) Cross Collateralization	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
52, 54	451 West Owners Ltd. Willow House Owners Corp.	(47) Cross Collateralization	The referenced Mortgaged Properties are each is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
50	601 79 Owners Corp.	(47) Cross Collateralization	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
33, 38, 40, 41,	Imperial Owners Corp.	(47) Cross Collateralization	The referenced Mortgaged Properties are each is encumbered by a subordinate credit line mortgage in the
F-2-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
43, 44, 45, 46, 47, 48, 49, 51, 53, 58, 59, 62

150 West 87th Owners Corp.

Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.

855 E. Broadway Owners Corp.

65 West 95th Owners Corp.

333 Bronx River Tenants Corp.

Pelhamdale Manor Corp.

Westbrook Tenants Corporation

Kew Gardens Owners Corp.

103 Gedney Street Owners', Inc.

East 10th St. Owners Corp.

135 Willow Owners Corp.

Garden Hamilton, Inc.

Madison Square Apartments, Inc.

115 Payson Owners Corp.

West 71 St. Tenants, Inc.

original principal amount of $500,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; except with respect to (i) the Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. Mortgage Loan, (ii) the 65 West 95th Owners Corp. Mortgage Loan, and (iii) the Kew Gardens Owners Corp., no advances have been made under such subordinate credit line mortgages.

With respect to the Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. Mortgage Loan, $372,000 has been advanced and is outstanding under the subordinate credit-line mortgage.

With respect to the 65 West 95th Owners Corp. Mortgage Loan, $200,000 has been advanced and is outstanding under the subordinate credit-line mortgage.

With respect to the Kew Gardens Owners Corp., $285,000 has been advanced and is outstanding under the subordinate credit-line mortgage.

F-2-5

SCHEDULE F-1

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

F-2-6

SCHEDULE F-2

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

F-2-7

SCHEDULE F-3

NATIONAL COOPERATIVE BANK, N.A.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

F-2-8

SCHEDULE F-4

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH AFFILIATED BORROWERS
(OTHER THAN CROSS-COLLATERALIZED MORTGAGE LOANS)

None.

F-2-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	26,371,000.00	58	20,618,432.76
2	26,371,000.00	59	20,319,329.77
3	26,371,000.00	60	19,910,575.66
4	26,371,000.00	61	19,607,851.56
5	26,371,000.00	62	19,267,657.64
6	26,371,000.00	63	18,961,648.08
7	26,371,000.00	64	18,618,258.39
8	26,371,000.00	65	18,308,930.15
9	26,371,000.00	66	17,998,022.06
10	26,371,000.00	67	17,649,867.56
11	26,371,000.00	68	17,335,591.28
12	26,371,000.00	69	16,984,160.52
13	26,371,000.00	70	16,666,481.98
14	26,371,000.00	71	16,347,180.78
15	26,371,000.00	72	15,955,475.96
16	26,371,000.00	73	15,632,538.91
17	26,371,000.00	74	15,272,683.80
18	26,371,000.00	75	14,946,256.90
19	26,371,000.00	76	14,583,007.21
20	26,371,000.00	77	14,253,055.16
21	26,371,000.00	78	13,921,417.54
22	26,371,000.00	79	13,553,099.37
23	26,371,000.00	80	13,217,883.93
24	26,371,000.00	81	12,846,085.59
25	26,371,000.00	82	12,507,256.12
26	26,371,000.00	83	12,166,695.57
27	26,371,000.00	84	11,720,303.97
28	26,371,000.00	85	11,375,716.83
29	26,371,000.00	86	10,994,802.61
30	26,371,000.00	87	10,646,506.63
31	26,371,000.00	88	10,261,984.81
32	26,371,000.00	89	9,909,942.48
33	26,371,000.00	90	9,556,101.32
34	26,371,000.00	91	9,166,185.66
35	26,371,000.00	92	8,808,542.06
36	26,371,000.00	93	8,414,927.75
37	26,371,000.00	94	8,053,443.25
38	26,371,000.00	95	7,690,111.50
39	26,370,000.51	96	7,223,046.88
40	26,063,246.07	97	6,855,465.74
41	25,791,962.02	98	6,452,185.14
42	25,519,293.11	99	6,080,662.55
43	25,208,333.93	100	5,673,548.07
44	24,932,683.45	101	5,298,044.13
45	24,618,824.10	102	4,920,621.04
46	24,340,161.92	103	4,507,767.11
47	24,060,077.08	104	4,126,302.98
48	23,668,588.69	105	3,709,518.33
49	23,385,068.70	106	3,323,972.29
50	23,063,554.67	107	2,936,455.59
51	22,776,943.39	108	2,447,434.45
52	22,452,422.46	109	2,055,431.71
53	22,162,688.65	110	1,628,396.06
54	21,871,475.43	111	1,232,204.74
55	21,542,478.18	112	801,094.84
56	21,248,095.91	113	400,672.55
57	20,916,016.12	114 and thereafter	0.00

G-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	14
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	15
SUMMARY OF TERMS	25
SUMMARY OF RISK FACTORS	63
RISK FACTORS	65
DESCRIPTION OF THE MORTGAGE POOL	164
TRANSACTION PARTIES	256
CREDIT RISK RETENTION	331
DESCRIPTION OF THE CERTIFICATES	347
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	384
POOLING AND SERVICING AGREEMENT	394
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	510
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	527
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	529
USE OF PROCEEDS	529
YIELD AND MATURITY CONSIDERATIONS	530
MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS	540
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	552
METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)	554
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	556
WHERE YOU CAN FIND MORE INFORMATION	556
FINANCIAL INFORMATION	557
CERTAIN ERISA CONSIDERATIONS	557
LEGAL INVESTMENT	561
LEGAL MATTERS	562
RATINGS	562
INDEX OF DEFINED TERMS	564
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BANK OF MONTREAL, UBS AG NEW YORK BRANCH AND BARCLAYS CAPITAL REAL ESTATE INC. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX D-4	EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-4-1
ANNEX D-5	EXCEPTIONS TO UBS AG NEW YORK BRANCH MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-5-1
ANNEX D-6	EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-6-1
ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX F-1	NATIONAL COOPERATIVE BANK, N.A. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	F-1-1
ANNEX F-2	EXCEPTIONS TO NCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	F-2-1
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	G-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$583,124,000
(Approximate)

Deutsche Mortgage & Asset Receiving
Corporation

Depositor

Benchmark 2026-B42 Mortgage Trust

Issuing Entity

Benchmark 2026-B42
Mortgage Trust Commercial Mortgage
Pass-Through Certificates,
Series 2026-B42

Class A-1	$8,602,000
Class A-2	$7,560,000
Class A-4	$0 – $189,709,000
Class A-5	$264,034,000 – $453,743,000
Class A-SB	$26,371,000
Class X-A	$496,276,000
Class X-B	$86,848,000
Class A-S	$86,848,000

PROSPECTUS

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

Barclays

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

BMO Capital Markets

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton

Co-Manager

Mischler Financial

Co-Manager

February     , 2026